FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-226123-09

THIS SUPPLEMENT TO PRELIMINARY PROSPECTUS, DATED JUNE 23, 2020,
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

SUPPLEMENT
(To Prospectus Dated June 16, 2020)

$628,296,000 (Approximate)

JPMDB Commercial Mortgage Securities Trust 2020-COR7

(Central Index Key Number 0001814389)

as Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Corp.

(Central Index Key Number 0001013611)

as Depositor

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)

LoanCore Capital Markets LLC

(Central Index Key Number 0001555524)

German American Capital Corporation
(Central Index Key Number 0001541294)

Goldman Sachs Mortgage Company

(Central Index Key Number 0001541502)

as Sponsors and Mortgage Loan Sellers

JPMDB Commercial Mortgage Securities Trust 2020-COR7, Commercial Mortgage Pass-Through Certificates, Series 2020-COR7

This Supplement to Preliminary Prospectus, dated June 23, 2020 (this “Supplement”), supplements and modifies the preliminary prospectus, dated June 16, 2020 (the “Preliminary Prospectus”). The following is updated factual information and modifies the information contained in the Preliminary Prospectus. This Supplement supersedes and updates the information in the Preliminary Prospectus in all respects.

****************

The purpose of this Supplement is to inform you of the following collateral and structural updates:

Each of the 530 Broadway Mortgage Loan, the 12555 & 12655 Jefferson Mortgage Loan and the Belvedere Place Mortgage Loan have been removed from the transaction and will no longer be included as assets of the issuing entity. The Principal Balance of the Chase Center Tower I Mortgage Loan has been revised from $36,427,500 to $18,213,750 and the Principal Balance of the Chase Center Tower II Mortgage Loan has been revised from $31,072,500 to $15,536,250.  The preliminary prospectus attached as Annex A and included as part of this Supplement reflects the updated mortgage pool composition and certificate structure resulting from these changes.

J.P. Morgan	Goldman Sachs & Co. LLC	Deutsche Bank Securities
Co-Lead Managers and Joint Bookrunners
Jefferies		Drexel Hamilton
Co-Manager		Co-Manage

THE INFORMATION IN THIS SUPPLEMENT AND THE RELATED PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE.  THIS SUPPLEMENT AND THE RELATED PRELIMINARY PROSPECTUS ARE NOT AN OFFER TO SELL THESE CERTIFICATES AND ARE NOT A SOLICITATION OF AN OFFER TO BUY THESE CERTIFICATES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[THIS PAGE LEFT INTENTIONALLY BLANK]

ANNEX A

PRELIMINARY PROSPECTUS

[THIS PAGE LEFT INTENTIONALLY BLANK]

The information in this preliminary prospectus is not complete and may be changed.  This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus may be amended or completed prior to time of sale.

PROSPECTUS

$628,296,000 (Approximate)

JPMDB Commercial Mortgage Securities Trust 2020-COR7

(Central Index Key Number 0001814389)

as Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Corp.

(Central Index Key Number 0001013611)

as Depositor

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)

LoanCore Capital Markets LLC

(Central Index Key Number 0001555524)

German American Capital Corporation
(Central Index Key Number 0001541294)

Goldman Sachs Mortgage Company

(Central Index Key Number 0001541502)

as Sponsors and Mortgage Loan Sellers

JPMDB Commercial Mortgage Securities Trust 2020-COR7, Commercial Mortgage Pass-Through Certificates, Series 2020-COR7

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the JPMDB Commercial Mortgage Securities Trust 2020-COR7, Commercial Mortgage Pass-Through Certificates, Series 2020-COR7 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class NR-RR and Class R certificates) represent the ownership interests in the issuing entity, which will be a New York common law trust named JPMDB Commercial Mortgage Securities Trust 2020-COR7. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal to the extent described in this prospectus on the 4th business day following the 9th day of each month (or if the 9th day is not a business day, the next business day), commencing in July 2020. The rated final distribution date for the offered certificates is the distribution date in May 2053.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)
Class A-1	$13,360,000%		(5)	February 2025
Class A-2	$49,250,000%		(5)	March 2025
Class A-3	$80,800,000%		(5)	March 2027
Class A-4	(6)%		(5)	(6)
Class A-5	(6)%		(5)	(6)
Class A-SB	$26,960,000%		(5)	August 2029
Class X-A	$ 565,557,000(7)%		Variable(8)	March 2030
Class X-B	$ 25,460,000(7)%		Variable(8)	March 2030
Class A-S	$56,374,000%		(5)	March 2030
Class B	$25,460,000%		(5)	March 2030
Class C	$37,279,000%		(5)	March 2030

(Footnotes to table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 53 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company“ under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Jefferies LLC and Drexel Hamilton, LLC will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC are acting as co-lead managers and joint bookrunners in the following manner:  J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to 61.5% of each class of offered certificates, Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to 20.5% of each class of offered certificates and Goldman Sachs & Co. LLC is acting as sole bookrunning manager with respect to 17.9% of each class of offered certificates. Jefferies LLC and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about June 30, 2020. J.P. Morgan Chase Commercial Mortgage Securities Corp. expects to receive from this offering approximately % of the aggregate certificate balances of the offered certificates plus accrued interest from June 1, 2020, before deducting expenses payable by the depositor.

J.P. Morgan	Goldman Sachs & Co. LLC	Deutsche Bank Securities
Co-Lead Managers and Joint Bookrunners
Jefferies		Drexel Hamilton
Co-Manager		Co-Manager

June         , 2020

JPMDB Commercial Mortgage Securities Trust 2020-COR7

Commercial Mortgage Pass-Through Certificates, Series 2020-COR7

Utah
1 property
$34,500,000
4.7% of total
Kansas
1 property
$554,161
0.1% of total
Minnesota
7 properties
$2,963,388
0.4% of total
Illinois
19 properties
$36,122,088
5.0% of total
Indiana
1 property
$812,549
0.1% of total
Pennsylvania
6 properties
$45,935,477
6.3% of total
New York
4 properties
$111,350,000
15.3% of total
Washington
1 property
$5,700,000
0.8% of total
Ohio
7 properties
$2,536,753
0.3% of total
Massachusetts
1 property
$10,000,000
1.4% of total
Nevada
1 property
$13,850,000
1.9% of total
New Jersey
3 properties
$3,120,597
0.4% of total
Maryland
1 property
$754,603
0.1% of total
District of Columbia
1 property
$1,912,500
0.3% of total
California
27 properties
$272,054,288
37.4% of total
Virginia
41 properties
$51,722,175
7.1% of total
North Carolina
2 properties
$37,824,012
5.2% of total
South Carolina
2 properties
$22,300,000
3.1% of total
Arizona
1 property
$15,000,000
2.1% of total
Georgia
1 property
$1,975,000
0.3% of total
Percentage of Initial Pool Balance
0.1% – 3.0%
3.1% – 10.0%
10.1% – 37.4%
Texas
6 properties
$14,416,646
2.0% of total
Mississippi
2 properties
$4,049,221
0.6% of total
Alabama
2 properties
$7,732,073
1.1% of total
Kentucky
9 properties
$5,595,084
0.8% of total
Florida
2 properties
$24,625,000
3.4% of total

Summary of Certificates

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approx. Initial Credit Support(2)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$ 13,360,000	30.000%	%	(5)	February 2025	2.76	7/2020 – 2/2025
A-2	$ 49,250,000	30.000%	%	(5)	March 2025	4.68	2/2025 – 3/2025
A-3	$ 80,800,000	30.000%	%	(5)	March 2027	6.51	10/2026 – 3/2027
A-4	(6)	30.000%	%	(5)	(6)	(6)	(6)
A-5	(6)	30.000%	%	(5)	(6)	(6)	(6)
A-SB	$ 26,960,000	30.000%	%	(5)	August 2029	7.00	3/2025 – 8/2029
X-A	$ 565,557,000(7)	NAP	%	Variable(8)	March 2030	NAP	NAP
X-B	$ 25,460,000(7)	NAP	%	Variable(8)	March 2030	NAP	NAP
A-S	$ 56,374,000	22.250%	%	(5)	March 2030	9.70	3/2030 – 3/2030
B	$ 25,460,000	18.750%	%	(5)	March 2030	9.70	3/2030 – 3/2030
C	$ 37,279,000	13.625%	%	(5)	March 2030	9.70	3/2030 – 3/2030
Non-Offered Certificates

X-D	$ 30,733,000(7)(9)	NAP	%	Variable(8)	March 2030	NAP	NAP
D	$ 22,732,000	10.500%	%	(5)	March 2030	9.70	3/2030 – 3/2030
E	$ 8,001,000(9)	9.400%	%	(5)	March 2030	9.70	3/2030 – 3/2030
F-RR(10)	$ 14,730,000(9)	7.375%	%	(5)	March 2030	9.70	3/2030 – 3/2030
G-RR(10)	$ 15,457,000	5.250%	%	(5)	March 2030	9.70	3/2030 – 3/2030
H-RR(10)	$ 7,274,000	4.250%	%	(5)	April 2030	9.73	3/2030 – 4/2030
NR-RR(10)	$ 30,915,614	0.000%	%	(5)	April 2030	9.79	4/2030 – 4/2030
R(11)	NAP	NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B or Class X-D certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates, in each case and on each distribution date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a variable rate equal to the lesser of a specified fixed rate and the rate described in clause (ii) above, or (iv) the rate described in clause (ii) less a specified percentage.

(6)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $338,813,000, subject to a variance of plus or minus 5%. In the event that the Class A-5 certificates are issued with an initial certificate balance of $338,813,000, the Class A-4 certificates will not be issued and the Class A-5 certificates will be renamed Class A-4.

Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Windows
Class A-4	$0 - $145,000,000	NAP – December 2029	NAP – 9.14	NAP / 4/2029 – 12/2029

Class A-5	$193,813,000 - $338,813,000	March 2030 – March 2030	9.56 – 9.38	12/2029 – 3/2030 / 4/2029 – 3/2030

(7)	The Class X-A, Class X-B and Class X-D certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates outstanding from time to time. The notional amount of the Class X-B certificates will be equal to the certificate balance of the Class B certificates outstanding from time to time. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The Class X-A, Class X-B and Class X-D certificates will not be entitled to distributions of principal.

(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class B certificates for the related distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of calculating the weighted average of the net mortgage rates on the mortgage loans in order to determine the pass-through rates of Class X-A, Class X-B and Class X-D certificates for any distribution date, each of the mortgage interest rates will be adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months. See “Description of the Certificates—Distributions”.

(9)	The approximate initial certificate balances of the Class E and Class F-RR certificates are estimated based in part on the estimated ranges of initial certificate balance and estimated fair values described in “Credit Risk Retention”. The initial certificate balance of the Class E certificates is expected to fall within a range of $4,546,000 and $13,093,000 and the initial certificate balance of the Class F-RR certificates is expected to fall within a range of $9,638,000 and $18,185,000, with the ultimate certificate balance determined such that the aggregate fair value of the Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates will equal at least 5% of the estimated fair value of all of the classes of certificates (other than the Class R certificates) issued by the issuing entity. Accordingly, the initial notional amount of the Class X-D certificates is expected to fall within a range of $27,278,000 and $35,825,000.

(10)	In satisfaction of the credit risk retention rules applicable to this securitization transaction by LoanCore Capital Markets LLC, as retaining sponsor, the Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates, which will constitute an “eligible horizontal residual interest” (as defined in Regulation RR), are expected to be purchased and retained by LoanCore Capital Markets LLC or its “majority-owned affiliate” (as defined in Regulation RR) in accordance with the credit risk retention rules. See “Credit Risk Retention”.

(11)	The Class R certificates have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal or interest. The Class R certificates will represent beneficial ownership of the residual interest in each Trust REMIC, as further described in this prospectus.

The Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class NR-RR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

SUMMARY OF CERTIFICATES	3
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	13
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS	14
SUMMARY OF TERMS	21
RISK FACTORS	53
The Certificates May Not Be a Suitable Investment for You	53
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	53
Risks Related to Market Conditions and Other External Factors	53
Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	53
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	56
Other Events May Affect the Value and Liquidity of Your Investment	57
Risks Relating to the Mortgage Loans	57
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	57
Risks of Commercial and Multifamily Lending Generally	58
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	59
Office Properties Have Special Risks	63
Multifamily Properties Have Special Risks	64
Retail Properties Have Special Risks	66
Hotel Properties Have Special Risks	68
Risks Relating to Affiliation with a Franchise or Hotel Management Company	70
Mixed Use Properties Have Special Risks	70
Industrial Properties Have Special Risks	71
Manufactured Housing Properties Have Special Risks	72
Leased Fee Properties Have Special Risks	73
Mortgaged Properties Leased to Startup Companies Have Special Risks	73
Sale-Leaseback Transactions Have Special Risks	74
Condominium Ownership May Limit Use and Improvements	75
Shared Interest Structures	77
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	78
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	78
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	80
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	81
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	81
Risks Related to Zoning Non-Compliance and Use Restrictions	83
Risks Relating to Inspections of Properties	85
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	85
Insurance May Not Be Available or Adequate	85
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	86
Terrorism Insurance May Not Be Available for All Mortgaged Properties	86

Risks Associated with Blanket Insurance Policies or Self-Insurance	88
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	88
Limited Information Causes Uncertainty	88
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	89
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	90
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	90
Static Pool Data Would Not Be Indicative of the Performance of this Pool	91
Appraisals May Not Reflect Current or Future Market Value of Each Property	92
Seasoned Mortgage Loans Present Additional Risk of Repayment	93
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	93
The Borrower’s Form of Entity May Cause Special Risks	94
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	96
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	96
Other Financings or Ability to Incur Other Indebtedness Entails Risk	97
Tenancies-in-Common May Hinder Recovery	98
Risks Relating to Enforceability of Cross-Collateralization	99
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	99
Risks Associated with One Action Rules	100
State Law Limitations on Assignments of Leases and Rents May Entail Risks	100
Various Other Laws Could Affect the Exercise of Lender’s Rights	100
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	101
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	101
Risks Related to Ground Leases and Other Leasehold Interests	102
Increases in Real Estate Taxes May Reduce Available Funds	104
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	104
Risks Relating to the BX Industrial Portfolio Mortgage Loan	104
Risks Relating to Delaware Statutory Trusts	106
Risks Related to Conflicts of Interest	106
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	106
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	108
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	109
Potential Conflicts of Interest of the Operating Advisor	111
Potential Conflicts of Interest of the Asset Representations Reviewer	112
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	112

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	114
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	115
Other Potential Conflicts of Interest May Affect Your Investment	116
Other Risks Relating to the Certificates	116
The Certificates Are Limited Obligations	116
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	116
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	117
EU Risk Retention and Due Diligence Requirements	119
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	120
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	122
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	125
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	126
Risks Relating to Modifications of the Mortgage Loans	130
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	131
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	132
Risks Relating to Interest on Advances and Special Servicing Compensation	132
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	132
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	133
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	134
The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	134
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	134
DESCRIPTION OF THE MORTGAGE POOL	136
General	136
Co-Originated or Third-Party Originated Mortgage Loans	137
Certain Calculations and Definitions	138
Definitions	138
Mortgage Pool Characteristics	145
Overview	145
Property Types	146
Mortgage Loan Concentrations	150
Cross-Collateralized Mortgage Loans/Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	151
Geographic Concentrations	153
Mortgaged Properties With Limited Prior Operating History	153
Tenancies-in-Common	154
Condominium and Other Shared Interests	154

Fee & Leasehold Estates; Ground Leases	155
COVID-19 Considerations	156
Environmental Considerations	159
Redevelopment, Renovation and Expansion	161
Assessments of Property Value and Condition	162
Appraisals	162
Engineering Reports	162
Zoning and Building Code Compliance and Condemnation	162
Litigation and Other Considerations	163
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	164
Tenant Issues	165
Tenant Concentrations	165
Lease Expirations and Terminations	165
Purchase Options and Rights of First Refusal	170
Affiliated Leases	172
Insurance Considerations	172
Use Restrictions	174
Appraised Value	175
Non-Recourse Carveout Limitations	175
Delinquency Information	176
Certain Terms of the Mortgage Loans	177
Amortization of Principal	177
Due Dates; Mortgage Rates; Calculations of Interest	177
Prepayment Protections and Certain Involuntary Prepayments	178
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	180
Defeasance; Collateral Substitution	181
Partial Releases	182
Escrows	185
Mortgaged Property Accounts	186
Delaware Statutory Trusts	186
Exceptions to Underwriting Guidelines	187
Additional Indebtedness	187
General	187
Whole Loans	188
Mezzanine Indebtedness	188
Preferred Equity	190
The Whole Loans	190
General	190
The Serviced Pari Passu Whole Loans	197
The Non-Serviced Pari Passu Whole Loans	199
The Non-Serviced AB Whole Loans	202
Additional Information	239
TRANSACTION PARTIES	239
The Sponsors and Mortgage Loan Sellers	239
JPMorgan Chase Bank, National Association	239
General	239
JPMCB Securitization Program	240
Review of JPMCB Mortgage Loans	240
JPMCB’s Underwriting Guidelines and Processes	242
Exceptions to JPMCB’s Disclosed Underwriting Guidelines	246
Compliance with Rule 15Ga-1 under the Exchange Act	247
Retained Interests in This Securitization	247
LoanCore Capital Markets LLC	247
General	247
LCM’s Commercial Mortgage Securitization Program	248
Review of LCM Mortgage Loans	248
LoanCore Capital Markets’ Underwriting Standards	250
Assessments of Property Condition	251
Exceptions	255
Compliance with Rule 15Ga-1 under the Exchange Act	255
Retained Interests in This Securitization	255
German American Capital Corporation	255
General	255
GACC’s Securitization Program	256
Review of GACC Mortgage Loans	257
DB Originator’s Underwriting Guidelines and Processes	258
Exceptions	263
Compliance with Rule 15Ga-1 under the Exchange Act	263
Retained Interests in This Securitization	263
Goldman Sachs Mortgage Company	263
General	263
GSMC’s Commercial Mortgage Securitization Program	264
Review of GSMC Mortgage Loans	264
The Goldman Originator	266

Goldman Originator’s Underwriting Guidelines and Processes	267
Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines	271
Compliance with Rule 15Ga-1 under the Exchange Act	272
The Depositor	272
The Issuing Entity	273
The Trustee and Certificate Administrator	274
The Master Servicer and Special Servicer	276
The Operating Advisor and Asset Representations Reviewer	279
CREDIT RISK RETENTION	280
General	280
Qualifying CRE Loans; Required Credit Risk Retention Percentage	281
Eligible Horizontal Residual Interest	281
Material Terms of the Eligible Horizontal Residual Interest	281
Determination of Amount of Required Horizontal Credit Risk Retention	282
General	282
Swap-Priced Principal Balance Certificates	282
Interest-Only Certificates	286
Yield-Priced Principal Balance Certificates	288
Hedging, Transfer and Financing Restrictions	289
DESCRIPTION OF THE CERTIFICATES	291
General	291
Distributions	293
Method, Timing and Amount	293
Available Funds	294
Priority of Distributions	295
Pass-Through Rates	299
Interest Distribution Amount	300
Principal Distribution Amount	301
Certain Calculations with Respect to Individual Mortgage Loans	302
Application Priority of Mortgage Loan Collections or Whole Loan Collections	304
Allocation of Yield Maintenance Charges and Prepayment Premiums	306
Assumed Final Distribution Date; Rated Final Distribution Date	308
Prepayment Interest Shortfalls	309
Subordination; Allocation of Realized Losses	310
Reports to Certificateholders; Certain Available Information	312

Certificate Administrator Reports	312
Information Available Electronically	317
Voting Rights	322
Delivery, Form, Transfer and Denomination	322
Book-Entry Registration	322
Definitive Certificates	325
Certificateholder Communication	325
Access to Certificateholders’ Names and Addresses	325
Requests to Communicate	325
List of Certificateholders	326
DESCRIPTION OF THE MORTGAGE LOAN PURCHASE AGREEMENTS	326
General	326
Dispute Resolution Provisions	336
Asset Review Obligations	337
POOLING AND SERVICING AGREEMENT	337
General	337
Assignment of the Mortgage Loans	337
Servicing Standard	338
Subservicing	339
Advances	340
P&I Advances	340
Servicing Advances	341
Nonrecoverable Advances	342
Recovery of Advances	343
Accounts	344
Withdrawals from the Collection Account	346
Servicing and Other Compensation and Payment of Expenses	348
General	348
Master Servicing Compensation	352
Special Servicing Compensation	355
Disclosable Special Servicer Fees	358
Certificate Administrator and Trustee Compensation	359
Operating Advisor Compensation	359
Asset Representations Reviewer Compensation	360
CREFC® Intellectual Property Royalty License Fee	360
Appraisal Reduction Amounts	361
Maintenance of Insurance	367
Modifications, Waivers and Amendments	370
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	374
Inspections	376
Collection of Operating Information	376
Special Servicing Transfer Event	377
Asset Status Report	379
Realization Upon Mortgage Loans	382

Sale of Defaulted Loans and REO Properties	384
The Directing Certificateholder	387
General	387
Major Decisions	388
Asset Status Report	391
Replacement of Special Servicer	391
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	391
Servicing Override	393
Rights of Holders of Companion Loans	394
Limitation on Liability of Directing Certificateholder	394
The Operating Advisor	395
General	395
Duties of Operating Advisor at All Times	395
Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	398
Recommendation of the Replacement of the Special Servicer	398
Eligibility of Operating Advisor	398
Other Obligations of Operating Advisor	399
Delegation of Operating Advisor’s Duties	400
Termination of the Operating Advisor With Cause	400
Rights Upon Operating Advisor Termination Event	401
Waiver of Operating Advisor Termination Event	401
Termination of the Operating Advisor Without Cause	401
Resignation of the Operating Advisor	402
Operating Advisor Compensation	402
The Asset Representations Reviewer	402
Asset Review	402
Eligibility of Asset Representations Reviewer	406
Other Obligations of Asset Representations Reviewer	407
Delegation of Asset Representations Reviewer’s Duties	407
Assignment of Asset Representations Reviewer’s Rights and Obligations	408
Asset Representations Reviewer Termination Events	408
Rights Upon Asset Representations Reviewer Termination Event	409
Termination of the Asset Representations Reviewer Without Cause	409
Resignation of Asset Representations Reviewer	409
Asset Representations Reviewer Compensation	410
Replacement of the Special Servicer Without Cause	410
Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	412
Termination of the Master Servicer and the Special Servicer for Cause	413
Servicer Termination Events	413
Rights Upon Servicer Termination Event	414
Waiver of Servicer Termination Event	415
Resignation of the Master Servicer and the Special Servicer	415
Limitation on Liability; Indemnification	416
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	418
Dispute Resolution Provisions	419
Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder	419
Repurchase Request Delivered by a Party to the PSA	419
Resolution of a Repurchase Request	420
Mediation and Arbitration Provisions	422
Servicing of the Non-Serviced Mortgage Loans	423
General	424
Servicing of the 1633 Broadway Mortgage Loan	426
Servicing of the City National Plaza Whole Loan	427
Servicing of the Moffett Towers Buildings A, B & C Mortgage Loan	427
Rating Agency Confirmations	428
Evidence as to Compliance	430
Limitation on Rights of Certificateholders to Institute a Proceeding	431
Termination; Retirement of Certificates	431

Amendment	432
Resignation and Removal of the Trustee and the Certificate Administrator	434
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	435
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	435
General	436
Types of Mortgage Instruments	437
Leases and Rents	437
Personalty	437
Foreclosure	438
General	438
Foreclosure Procedures Vary from State to State	438
Judicial Foreclosure	438
Equitable and Other Limitations on Enforceability of Certain Provisions	438
Nonjudicial Foreclosure/Power of Sale	439
Public Sale	439
Rights of Redemption	440
Anti-Deficiency Legislation	440
Leasehold Considerations	441
Cooperative Shares	441
Bankruptcy Laws	441
Environmental Considerations	447
General	447
Superlien Laws	447
CERCLA	447
Certain Other Federal and State Laws	447
Additional Considerations	448
Due-on-Sale and Due-on-Encumbrance Provisions	448
Subordinate Financing	448
Default Interest and Limitations on Prepayments	449
Applicability of Usury Laws	449
Americans with Disabilities Act	449
Servicemembers Civil Relief Act	450
Anti-Money Laundering, Economic Sanctions and Bribery	450
Potential Forfeiture of Assets	450
CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING TRANSACTION PARTIES	451
PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES	453
USE OF PROCEEDS	453
YIELD AND MATURITY CONSIDERATIONS	453
Yield Considerations	453
General	453
Rate and Timing of Principal Payments	453
Losses and Shortfalls	454
Certain Relevant Factors Affecting Loan Payments and Defaults	455
Delay in Payment of Distributions	456
Yield on the Certificates with Notional Amounts	456
Weighted Average Life	456
Pre-Tax Yield to Maturity Tables	463
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	466
General	466
Qualification as a REMIC	467
Status of Offered Certificates	468
Taxation of Regular Interests	469
General	469
Original Issue Discount	469
Acquisition Premium	471
Market Discount	471
Premium	472
Election To Treat All Interest Under the Constant Yield Method	472
Treatment of Losses	473
Yield Maintenance Charges and Prepayment Premiums	473
Sale or Exchange of Regular Interests	474
Taxes That May Be Imposed on a REMIC	474
Prohibited Transactions	474
Contributions to a REMIC After the Startup Day	474
Net Income from Foreclosure Property	475
Bipartisan Budget Act of 2015	475
Taxation of Certain Foreign Investors	475
FATCA	476
Backup Withholding	477
Information Reporting	477
3.8% Medicare Tax on “Net Investment Income”	477
Reporting Requirements	477
CERTAIN STATE AND LOCAL TAX CONSIDERATIONS	478
METHOD OF DISTRIBUTION (CONFLICTS OF INTEREST)	478
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	480
WHERE YOU CAN FIND MORE INFORMATION	481
FINANCIAL INFORMATION	481
CERTAIN ERISA CONSIDERATIONS	481
General	481

Plan Asset Regulations	482
Administrative Exemptions	483
Insurance Company General Accounts	484
LEGAL INVESTMENT	485
LEGAL MATTERS	486
RATINGS	486
INDEX OF DEFINED TERMS	489

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP FOURTEEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT
ANNEX D-1	JPMCB MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR JPMCB
ANNEX E-1	LCM MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX E-2	EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR LCM
ANNEX F-1	GACC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX F-2	EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR GACC
ANNEX G-1	GSMC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX G-2	EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR GSMC
ANNEX H	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE
ANNEX I	HAMPTON ROADS OFFICE PORTFOLIO WHOLE LOAN PRINCIPAL AND INTEREST PAYMENT SCHEDULE

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS.  HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT.  FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT.  OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE.

IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us“ and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

●

references to “lender“ or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

●

unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified in Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified in Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA AND THE UNITED KINGDOM

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS REGULATION (AS DEFINED BELOW).

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”) OR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN REGULATION (EU) 2017/1129 (AS AMENDED, THE “PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA OR IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA OR IN THE UK MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

FURTHERMORE, THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OR THE UK WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS REGULATION (“QUALIFIED INVESTOR”). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OR THE UK OF OFFERED CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OR THE UK OTHER THAN TO QUALIFIED INVESTORS.

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA AND UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA OR IN THE UNITED KINGDOM. FOR THE PURPOSES OF THIS PROVISION:

(i) THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) not a qualified investor as defined in REGULATION (EU) 2017/1129 (as amended); and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Offered Certificates.

APPLICABILITY OF EU LAW IN THE UK

THE UK WITHDREW FROM AND CEASED TO BE A MEMBER STATE OF THE EU AT 11:00 P.M. GMT ON JANUARY 31, 2020. THE WITHDRAWAL AGREEMENT ENTERED INTO BETWEEN THE UK AND THE EU PROVIDES FOR A TRANSITION PERIOD, COMMENCING ON JANUARY 31, 2020 AND ENDING AT 11:00 P.M. GMT ON DECEMBER 31, 2020, UNLESS EXTENDED BY A SINGLE DECISION FOR UP TO ONE OR TWO YEARS (SUCH PERIOD, THE “TRANSITION PERIOD”) OR OTHERWISE PROVIDED IN THE WITHDRAWAL AGREEMENT, EU LAW WILL BE APPLICABLE TO AND IN THE UK DURING THE TRANSITION PERIOD.

EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS

NONE OF THE SPONSORS, NOR ANY OTHER PARTY TO THE TRANSACTION, INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES IN A MANNER PRESCRIBED BY ARTICLE 6 OF EUROPEAN UNION REGULATION (EU) 2017/2402 (“EU SECURITIZATION REGULATION”).  IN ADDITION, NO SUCH PERSON UNDERTAKES TO TAKE ANY OTHER ACTION WHICH MAY BE REQUIRED BY ANY INVESTOR FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY APPLICABLE REQUIREMENT UNDER SUCH REGULATION.  FURTHERMORE, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENTS OF SUCH REGULATION. THE REQUIREMENTS OF THE EU SECURITIZATION REGULATION ARE ALSO APPLICABLE IN THE UK UNTIL THE END OF THE TRANSITION PERIOD.  CONSEQUENTLY, THE CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR EEA OR UK INVESTORS WHICH ARE SUBJECT TO ANY SUCH REQUIREMENTS.  SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU RISK RETENTION AND DUE DILIGENCE REQUIREMENTS”.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED.  AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED

KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA), RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE

OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS“ AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP.  289) OF SINGAPORE (THE “SFA”).  ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS.  THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY.  ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.  THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO

SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA.  THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT,

DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE RELEVANT ORIGINATOR COMMITS TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor

J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, a wholly-owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America, which is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 383 Madison Avenue, 8th Floor, New York, New York 10179, and its telephone number is (212) 834-5467. See “Transaction Parties—The Depositor”.

Issuing Entity

JPMDB Commercial Mortgage Securities Trust 2020-COR7, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

●	JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America;

●	LoanCore Capital Markets LLC, a Delaware limited liability company;

●	German American Capital Corporation, a Maryland corporation; and

●	Goldman Sachs Mortgage Company, a New York limited partnership.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

JPMorgan Chase Bank, National Association is also an affiliate of each of the depositor and J.P. Morgan Securities LLC, one of the underwriters and an initial purchaser of the non-offered certificates. German American Capital Corporation is an affiliate of Deutsche Bank Securities Inc., one of the underwriters and an initial purchaser of the non-offered certificates, DBR Investments Co. Limited, an originator and Deutsche Bank AG, New York Branch, an originator. Goldman Sachs Mortgage Company is an affiliate of Goldman Sachs & Co. LLC, one of the underwriters and an initial purchaser of the non-offered certificates and Goldman Sachs Bank USA, an originator. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Sponsor(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
LoanCore Capital Markets LLC	13	$293,942,626	40.4%
JPMorgan Chase Bank, National Association	7	126,150,000	17.3
German American Capital Corporation	6	129,387,500	17.8
Goldman Sachs Mortgage Company	7	120,425,488	16.6
JPMorgan Chase Bank, National Association / German American Capital Corporation / Goldman Sachs Mortgage Company(2)	1	57,500,000	7.9
Total	34	$727,405,614	100.0%

(1)

All of the mortgage loans were originated by their respective sellers or affiliates thereof, except those certain mortgage loans that are part of larger whole loan structures that were co-originated by the applicable seller with one or more other lenders or that were acquired from unaffiliated third-party originators. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.

(2)

The 1633 Broadway mortgage loan (7.9%) is part of a whole loan as to which separate notes are being sold by JPMorgan Chase Bank, National Association, German American Capital Corporation and Goldman Sachs Mortgage Company. The 1633 Broadway mortgage loan is evidenced by three (3) promissory notes: (i) note A-3-C-7, with an outstanding principal balance of $27,500,000 as of the cut-off date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller; (ii) note A-2-C-2-B, with an outstanding principal balance of $20,000,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller; and (iii) note A-1-C-4-B, with an outstanding principal balance of $10,000,000 as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Credit Risk Retention

This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. LoanCore Capital Markets LLC is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirements through the purchase by LoanCore Capital Markets LLC or a “majority-owned affiliate” (as such term is defined in the credit risk retention rules) of LoanCore Capital Markets LLC, from the depositor, on the closing date, of an “eligible horizontal residual interest”, which will be comprised of the Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates. LoanCore Capital Markets LLC, as the “retaining sponsor” for the transaction, will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the credit risk retention rules. For additional information, see “Credit Risk Retention”.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Due Diligence Requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—EU Risk Retention and Due Diligence Requirements”.

Master Servicer and Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to be the master servicer and will be responsible for the master servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan and companion loan that is part of a whole loan and serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, indicated in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans“below). Midland Loan Services, a Division of PNC Bank, National Association is also expected to act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loan) and any related companion loan other than with respect to the non-serviced mortgage loans or related companion loan(s) set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool —Whole Loans” below. Midland Loan Services, a Division of PNC Bank, National Association, in its capacity as special servicer, will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to all major decisions and other transactions and performing certain enforcement actions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of Midland Loan Services, a Division of PNC Bank, National Association are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer and Special Servicer” and “Pooling and Servicing Agreement”.

The master servicer of each non-serviced mortgage loan is set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Midland Loan Services, a Division of PNC Bank, National Association, assisted LoanCore Capital Markets LLC (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

If the special servicer obtains knowledge that it is a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the controlling class certificateholders or the directing certificateholder on their behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer and the Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

The master servicer and special servicer of each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee

Wells Fargo Bank, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than any non-serviced mortgage loan) and the related companion loans. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool —Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator

Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The office of the certificate administrator is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and for certificate transfer services, at 600 South 4th Street, 7th Floor, MAC: N9300-070, Minneapolis, Minnesota

55479. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder

The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loan and (ii) any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate principal balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—The Directing Certificateholder”. However, in certain circumstances, there may be no directing certificateholder even if there is a controlling class, and in other circumstances there will be no controlling class.

The controlling class will be the most subordinate class of the Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date LoanCore Capital Markets LLC, or its affiliate, will purchase the Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates (and may purchase certain other classes of certificates). On the closing date, it is expected that LoanCore Capital Markets LLC, or its affiliate, will be the initial directing certificateholder with respect to each mortgage loan (other than (i) any non-serviced mortgage and (ii) any excluded loan).

The entity identified in the table titled “Non-Serviced Whole Loans“under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or equivalent party) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations

The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest”.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the related due date in June 2020.

Closing Date	On or about June 30, 2020.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in July 2020.

Determination Date	The 9th day of each month or, if the 9th day is not a business day, then the business day immediately following such 9th day, commencing in July 2020.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day

Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in New York, North Carolina, Kansas, Pennsylvania, California or any of the jurisdictions in which the respective primary servicing offices of either the master servicer or the special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period

The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period

For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution Date;

Rated Final Distribution Date

The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	February 2025
Class A-2	March 2025
Class A-3	March 2027
Class A-4	(1)
Class A-5	(1)
Class A-SB	August 2029
Class X-A	March 2030
Class X-B	March 2030
Class A-S	March 2030
Class B	March 2030
Class C	March 2030

(1)

The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the initial certificate balance of the Class A-4 certificates is expected to be within the range of $0 to $145,000,000, and the initial certificate balance of the Class A-5 certificates is expected to be within the range of $193,813,000 to $338,813,000. In the event that the Class A-5 certificates are issued with an initial certificate balance of $338,813,000, the Class A-4 certificates will not be issued and the Class A-5 certificates will be renamed Class A-4. With respect to the Class A-4 Certificates, the assumed final distribution date ranges from NAP to December 2029. With respect to the Class A-5 Certificates, the assumed final distribution date is expected to be in March 2030.

The rated final distribution date will be the distribution date in May 2053.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2020-COR7:

●	Class A-1

●	Class A-2

●	Class A-3

●	Class A-4

●	Class A-5

●	Class A-SB

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class NR-RR and Class R.

The certificates will collectively represent beneficial ownership in the issuing entity, a New York common law trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be thirty-four (34) fixed rate commercial mortgage loans secured by first mortgage liens on one hundred forty-nine (149) mortgaged properties. The mortgage loans are comprised of (i) nineteen (19) mortgage loans (which have no related pari passu or subordinate notes secured by the related mortgaged property or properties), (ii) fifteen (15) mortgage loans, each represented by one or more pari passu portions of a whole loan (each of which has one or more related pari passu notes that are not assets of the issuing entity (but no subordinate notes) secured by the related mortgaged property or properties) and (iii) five (5) mortgage loans, each represented by one or more senior pari passu portions of a whole loan (included in issuing entity) (each of which has one or more senior pari passu notes that are not assets of the issuing entity and one or more subordinate notes that are not assets of the issuing entity secured by the related mortgaged property or properties).

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approximate Initial Certificate Balance or Notional Amount	Approx. % of Cut-off Date Balance	Approx. Initial Credit Support(1)
Class A-1	$13,360,000	1.84%	30.000%
Class A-2	$49,250,000	6.77%	30.000%
Class A-3	$80,800,000	11.11%	30.000%
Class A-4	(4)	(4)	30.000%
Class A-5	(4)	(4)	30.000%
Class A-SB(2)	$26,960,000	3.71%	30.000%
Class X-A(3)	$565,557,000	NAP	NAP
Class X-B(3)	$25,460,000	NAP	NAP
Class A-S	$56,374,000	7.75%	22.250%
Class B	$25,460,000	3.50%	18.750%
Class C	$37,279,000	5.12%	13.625%

(1)

The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates in the aggregate.

(2)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus.
(3)

The notional amount of the Class X-A and Class X-B certificates is subject to change depending upon the final pricing of the principal balance certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is equal to the weighted average net mortgage rate of the mortgage loans, the certificate balance of such class of principal balance certificates may not be part of, and reduce accordingly, such notional amount of the class of certificates (or, if as a result of such pricing the pass-through rate of such class of certificates is equal to zero, such class of certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of principal balance certificates that does not comprise such notional amount of such class of certificates is less than the weighted average net mortgage rate of the mortgage loans, such class of principal balance certificates may become a part of, and increase accordingly, such notional amount of such class of certificates.

(4)

The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $338,813,000, subject to a variance of plus or minus 5%. In the event that the Class A-5 certificates are issued with an initial certificate balance of $338,813,000, the Class A-4 certificates will not be issued and the Class A-5 certificates will be renamed Class A-4.

Class of Certificates	Expected Range of Initial Certificate Balances	Expected % of Cut-off Date Balance
Class A-4	$0 - $145,000,000	NAP – 19.93%
Class A-5	$193,813,000 - $338,813,000	26.64% – 46.58%

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approximate Initial Pass-Through Rate(1)
Class A-1%
Class A-2%
Class A-3%
Class A-4%
Class A-5%
Class A-SB	%
Class X-A	%(2)
Class X-B	%(2)
Class A-S	%
Class B	%
Class C	%

(1)

The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates, in each case and on each distribution date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a variable rate equal to the lesser of a specified fixed rate and the rate described in clause (ii) above, or (iv) the rate described in clause (ii) less a specified percentage.

(2)

The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class B certificates for the related distribution date. For purposes of calculating the weighted average of the net mortgage rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate Calculation
Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and
Administration Fees

The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), the serviced companion loans and any related REO loans and, (a) with respect to the servicing fee, if unpaid after final recovery on the related mortgage loan, out of general collections with respect to the other mortgage loans and (b) with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and the related serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.04250%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and the related serviced companion loans as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to 0.25000% per annum. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and the related serviced companion loans will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.01025%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan and any companion loan) at a per annum rate equal to 0.00360%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including each non-serviced mortgage loan and excluding each companion loan) at a per annum rate equal to 0.0004%. Upon the completion of any asset review, the asset representations reviewer will be entitled to a reasonable hourly fee (to be paid by the applicable mortgage loan seller except as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) upon the completion of the review it conducts with respect to certain delinquent mortgage loans, which will be subject to a maximum amount as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the related non-serviced master servicer and/or sub-servicer under the applicable non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that loan will be entitled to a primary servicing fee (and, where applicable, sub-servicing fee) at a rate equal to a per annum rate set forth in the table below, and the related non-serviced special servicer under the applicable non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below.

In addition, each party to the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the related non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loans

Non-Serviced Mortgage Loan	Primary Servicing Fee and Sub-Servicing Fee Rate(1)	Special Servicer Fee Rate
1633 Broadway	0.00125%	0.12500%
Hampton Roads Office Portfolio	0.00125%	0.25000%
711 Fifth Avenue	0.00125%	0.25000%
BX Industrial Portfolio	0.00125%	0.25000%
Chase Center Tower I	0.00125%	0.25000%
Chase Center Tower II	0.00125%	0.25000%
Los Angeles Leased Fee Portfolio	0.00125%	0.25000%
City National Plaza	0.00125%	0.25000%
Moffett Towers Buildings A, B & C	0.00125%	0.12500%
PCI Pharma Portfolio	0.00125%	0.25000%(2)
Apollo Education Group HQ Campus	0.00125%	0.25000%
Staples Headquarters	0.00625%	0.25000%(3)
NOV Headquarters	0.00125%	0.25000%
Midland Atlantic Portfolio	0.00125%	0.25000%(3)

(1)

The related non-serviced master servicer and/or sub-servicer under the applicable non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a primary servicing fee (and in certain cases, a sub-servicing fee) at a rate equal to a per annum rate set forth in the chart, which is included as part of the servicing fee rate.

(2)	Subject to a monthly minimum of $5,000.
(3)	Subject to a monthly minimum of $3,500.

Distributions

A. Amount and Order of
Distributions

On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and (ii) any yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex H, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero, (f) sixth, to principal on the Class A-5 certificates, until the certificate balance of the Class A-5 certificates has been reduced to zero, and (g) seventh, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, first (i) for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such classes until the date such realized loss is reimbursed;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until their certificate balance has been reduced to zero; and (c) first, (i) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class until the date such realized loss is reimbursed;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until their certificate balance has been reduced to zero; and (c) first, (i) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class until the date such realized loss is reimbursed;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of their interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until their certificate balance has been reduced to zero; and (c) first, (i) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class until the date such realized loss is reimbursed;

Seventh, to the non-offered certificates (other than the Class X-D and Class R certificates) in the amounts and order of priority described in “Description of the Certificates— Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions —Priority of Distributions”.

B. Interest and Principal

Entitlements

A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of

Losses and Certain Expenses

The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D and Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B or Class X-D certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B or Class X-D certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates.
(2)	The Class X-D certificates are not offered by this prospectus.
(3)	Other than the Class X-D and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-D or Class R certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class B certificates. The notional amount of the

Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities:

●	shortfalls from delinquencies and defaults by borrowers;

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●

shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances

The master servicer is required to advance a delinquent periodic payment on each mortgage loan, including any non-serviced mortgage loan or REO loan (other than any portion of an REO loan related to a companion loan), unless the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity. None of the master servicer, special servicer or trustee will make or be permitted to make any advance in connection with the exercise of any cure rights or purchase rights granted to the holder of any companion loan under the related co-lender agreement.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection Advances

The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable in which case it will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to, and the applicable special servicer may, make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the greater of (a) the “prime rate” as published in The Wall Street Journal, compounded annually and (b) 2.0% per annum, compounded annually, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date and any applicable grace period has passed. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to a non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool

The issuing entity’s primary assets will be thirty-four (34) fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in one hundred forty-nine (149) commercial, multifamily and/or manufactured housing properties. See “Description of the Mortgage Pool—Additional Indebtedness”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $727,405,614.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the thirty-four (34) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the mortgage loans in the table below is part of a larger whole loan, each comprised of the related mortgage loan and (i) in the case of fifteen (15) mortgage loans (51.9%), one or more loans that are pari passu in right of payment to the related mortgage loan and evidenced by separate promissory notes (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”), and (ii) in the case of five (5) mortgage loans (20.4%), one or more loans that are subordinate in right of payment to the mortgage loan and the related pari passu companion loans (if any) and evidenced by separate promissory notes (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). The companion loans, together with their related mortgage loans, are each referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Companion Loan(s) Cut-off Date Balance	Whole Loan LTV Ratio(1)(2)(3)	Whole Loan Underwritten NCF DSCR(1)(2)(4)
1633 Broadway	$57,500,000	7.9%	$943,500,000	$249,000,000	52.1%	3.08x
675 Creekside Way	$43,400,000	6.0%	$40,000,000	NAP	58.3%	2.52x
Hampton Roads Office Portfolio	$42,387,896	5.8%	$88,718,851	NAP	70.8%	1.40x
711 Fifth Avenue	$40,000,000	5.5%	$505,000,000	NAP	54.5%	2.90x
BX Industrial Portfolio(5)	$37,400,000	5.1%	$343,282,660	$268,744,955	67.6%	2.09x
Los Angeles Leased Fee Portfolio	$24,000,000	3.3%	$61,000,000	NAP	63.0%	1.75x
City National Plaza	$20,000,000	2.7%	$530,000,000	NAP	41.4%	4.59x
Moffett Towers Buildings A, B & C	$20,000,000	2.7%	$423,000,000	$327,000,000	67.2%	2.09x
Chase Center Tower I	$18,213,750	2.5%	$127,496,250	$178,090,000	69.5%	1.36x
PCI Pharma Portfolio	$16,750,000	2.3%	$91,750,000	NAP	65.4%	2.61x
Chase Center Tower II	$15,536,250	2.1%	$108,753,750	$151,910,000	69.5%	1.36x
Apollo Education Group HQ Campus	$15,000,000	2.1%	$76,500,000	NAP	47.2%	4.15x
Staples Headquarters	$10,000,000	1.4%	$80,000,000	NAP	45.5%	3.98x
NOV Headquarters	$10,000,000	1.4%	$29,200,000	NAP	68.8%	1.71x
Midland Atlantic Portfolio	$7,500,000	1.0%	$37,500,000	NAP	70.1%	1.42x

(1)	Calculated including any related pari passu companion loan(s) and any related subordinate companion loan(s) but excluding any mezzanine loan or any other subordinate indebtedness not secured directly by the related mortgaged property. The Whole Loan LTV Ratio for certain whole loans may be based on a hypothetical valuation other than an “as-is” value. See “Description of the Mortgage Pool—Appraised Value” for additional information.

(2)	The Chase Center Tower I mortgage loan and the Chase Center Tower II mortgage loan are cross-collateralized and cross-defaulted with each other. Accordingly, these calculations are based on the Chase Center Tower I mortgage loan and the Chase Center Tower II mortgage loan in the aggregate.

(3)	Calculated based on the value other than the “as-is” appraised value with respect to each of the 675 Creekside Way whole loan, the Chase Center Tower I whole loan, the Chase Center Tower II whole loan and the Moffett Towers Buildings A, B & C whole loan. See “Description of the Mortgage Pool—Appraised Value” for more information.

(4)	In the case of the Hampton Roads Office Portfolio mortgage loan (5.8%), the Whole Loan Underwritten NCF DSCR is calculated using the sum of the first 12 whole loan principal and interest payments allocable to the mortgage loan following the cut-off date based on the assumed principal and interest payment schedule set forth in Annex I.

(5)	The BX Industrial Portfolio mortgage loan (5.1%) is part of a whole loan with an aggregate principal balance as of the cut-off date of approximately $649,427,615 that is split between (i) a 17-month floating rate loan with five, one-year extension options (the “BX Industrial Portfolio floating rate loan”) with an aggregate principal balance as of the cut-off date of approximately $99,427,615, and (ii) a 77-month fixed rate loan (the “BX Industrial Portfolio fixed rate loan”) comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio senior fixed rate loan”), with an aggregate principal balance as of the cut-off date of $322,400,000, and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio subordinate fixed rate loan”), with an aggregate principal balance as of the cut-off date of $227,600,000. The BX Industrial Portfolio senior fixed rate loan is senior to the BX Industrial Portfolio subordinate fixed rate loan and the BX Industrial Portfolio mortgage loan is comprised of a portion of the BX Industrial Portfolio senior fixed rate loan. The interest rate on the BX Industrial Portfolio floating rate loan is LIBOR (subject to a floor of 0.000%) plus a spread of 1.450%. The BX Industrial Portfolio fixed rate loan and BX Industrial Portfolio floating rate loan are pari passu, provided that voluntary prepayments are applied first to the BX Industrial Portfolio floating rate loan. For purposes of the Whole Loan Underwritten NCF DSCR for the BX lndustrial Portfolio whole loan, LIBOR was assumed to be 0.500%. The BX Industrial Portfolio Whole Loan Underwritten NCF DSCR, based on a LIBOR cap of 4.000% for the BX Industrial Portfolio floating rate loan, is 1.80x.

The whole loans identified in the table below will not be serviced under the pooling and servicing agreement and instead will each be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified below relating to the related control note and are each referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loans are each referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans

Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
1633 Broadway	BWAY 2019-1633	7.9%	KeyBank National Association	Situs Holdings, LLC	Wells Fargo Bank, National Association
Hampton Roads Office Portfolio	JPMCC 2019-COR5	5.8%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association
711 Fifth Avenue	GSMS 2020-GC47	5.5%	Wells Fargo Bank, National Association	KeyBank National Association	Wilmington Trust, National Association
BX Industrial Portfolio	Benchmark 2020-IG3	5.1%	Midland Loan Services, a Division of PNC Bank, National Association	Situs Holdings, LLC	Wells Fargo Bank, National Association
Los Angeles Leased Fee Portfolio	JPMDB 2019-COR6	3.3%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association
City National Plaza	MSC 2020-CNP	2.7%	KeyBank National Association	KeyBank National Association	Wells Fargo Bank, National Association
Moffett Towers Buildings A, B & C	MOFT 2020-ABC	2.7%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association
Chase Center Tower I	Benchmark 2020-IG2	2.5%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association
PCI Pharma Portfolio	COMM 2019-GC44	2.3%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association
Chase Center Tower II	Benchmark 2020-IG2	2.1%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association
Apollo Education Group HQ Campus	Benchmark 2020-B17	2.1%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association
Staples Headquarters	CGCMT 2020-GC46	1.4%	Midland Loan Services, a Division of PNC Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association
NOV Headquarters	JPMCC 2019-COR5	1.4%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association
Midland Atlantic Portfolio	CGCMT 2020-GC46	1.0%	Midland Loan Services, a Division of PNC Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association

Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Initial Directing Party(1)
1633 Broadway	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	NAP	NAP	Prima Capital Advisors LLC(2)
Hampton Roads Office Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	LoanCore Capital Markets LLC
711 Fifth Avenue	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	LD II Holdco X, LLC
BX Industrial Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	NAP	NAP	PCSD BX Industrial Mezz Private Limited(3)
Los Angeles Leased Fee Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	LoanCore Capital Markets LLC
City National Plaza	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	NAP	NAP	(4)
Moffett Towers Buildings A, B & C	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	NAP	NAP	Angelo, Gordon & Co., L.P.(5)
Chase Center Tower I	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	NAP	NAP	Security Benefit Life Insurance Company(6)
PCI Pharma Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	RREF III-D AIV RR, LLC
Chase Center Tower II	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	NAP	NAP	Security Benefit Life Insurance Company(6)
Apollo Education Group HQ Campus	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	KKR CMBS II Aggregator Type 1 L.P.
NOV Headquarters	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	LoanCore Capital Markets LLC
Staples Headquarters	Citibank, N.A.	Citibank, N.A.	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Eightfold Real Estate Capital, L.P.
Midland Atlantic Portfolio	Citibank, N.A.	Citibank, N.A.	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	Eightfold Real Estate Capital, L.P.

(1)	The entity with the heading “Initial Directing Party” above reflects the initial party entitled to exercise control and consultation rights with respect to the related mortgage loan until such party’s rights are terminated pursuant to the related pooling and servicing agreement, trust and servicing agreement or intercreditor agreement, as applicable.

(2)	With respect to the 1633 Broadway whole loan, the initial controlling notes are Note B-1, Note B-2, Note B-3 and Note B-4, which were contributed to the BWAY 2019-1633 securitization transaction. During the continuance of a control shift event relating to the BWAY 2019-1633 securitization transaction, Note A-1-C-1 will be the controlling note and the directing certificateholder (or equivalent party) under the CGCMT 2020-GC46 securitization transaction will be the directing party.

(3)	The initial directing party for the BX Industrial Portfolio whole loan is PCSD BX Industrial Mezz Private Limited, as the holder of Note A-1-D, so long as no control appraisal period with respect to the BX Industrial Portfolio Note A-1-D is continuing. If and for so long as a control appraisal period with respect to the BX Industrial Portfolio Note A-1-D has occurred and is continuing, then the controlling notes will be the BX Industrial Portfolio Note A-1-C-1 and the BX Industrial Portfolio Note A-1-C-2, so long as no control appraisal period with respect to the BX Industrial Portfolio Note A-1-C-1 and the BX Industrial Portfolio Note A-1-C-2 is continuing. If and for so long as a control appraisal period with respect to the BX Industrial Portfolio Note A-1-C-1 and the BX Industrial Portfolio Note A-1-C-2 has occurred and is continuing, then the controlling note will be the BX Industrial Portfolio Note A-1-B, so long as no control appraisal period with respect to the BX Industrial Portfolio Note A-1-B is continuing. If a control appraisal period with respect to the BX Industrial Portfolio Note A-1-B has occurred and is continuing, then the controlling note will be Note A-1-A-1. Note A-1-B and Note A-1-A-1 have been included in the Benchmark 2020-IG3 securitization and, therefore, during the continuance of a BX Industrial Portfolio Note C control appraisal period, the related trust directing holder under the Benchmark 2020-IG3 pooling and servicing agreement is expected to exercise the rights of the controlling holder with respect to the BX Industrial Portfolio whole loan.

(4)	The controlling class representative under the MSC 2020-CNP securitization transaction. As of the closing of such securitization transaction, no controlling class representative had been identified.

(5)	With respect to the Moffett Towers Buildings A, B & C whole loan, the initial controlling notes are Note B-1, B-2 and B-3, so long as no control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the control note will be the Note A-1-C-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Moffett Towers Buildings A, B & C Whole Loan”.

(6)	The initial directing party for each of the Chase Center Tower I whole loan and the Chase Center Tower II whole loan is Security Benefit Life Insurance Company, as the holder of note C-1 (with respect to the Chase Center Tower I whole loan) and note C-2 (with respect to the Chase Center Tower II whole loan). Pursuant to the related intercreditor agreement, during the continuance of a control appraisal period with respect to the Chase Center Tower I whole loan note C or the Chase Center Tower II whole loan note C, the holder of note B will be the controlling holder for the Chase Center Tower whole loans. The Chase Center Tower I whole loan and the Chase Center Tower II whole loan will each be serviced by the master servicer and, if necessary, the special servicer under the Benchmark 2020-IG2 pooling and servicing agreement at all times. Note B-1 and note B-2 were included in the Benchmark 2020-IG2 securitization, and, therefore, during the continuance of a control appraisal period with respect to the Chase Center Tower I whole loan note C or the Chase Center Tower II whole loan note C, the related trust directing holder under the Benchmark 2020-IG2 pooling and servicing agreement will exercise the rights of the controlling holder with respect to the Chase Center Tower I whole loan and the Chase Center Tower II whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Chase Center Tower Whole Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan(s) or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt. Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth in Annex A-1 and Annex A-2).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or part of a cross-collateralized group of mortgage loans) is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$727,405,614
Number of mortgage loans	34
Number of mortgaged properties	149
Number of cross-collateralized mortgage loans	2
Cross-collateralized mortgage loans as a percentage	4.6%
Range of cut-off date balances	$4,954,198 to $69,000,000
Average cut-off date balance	$21,394,283
Range of mortgage rates	2.44000% to 5.30000%
Weighted average mortgage rate	3.74402%
Range of original terms to maturity	59 months to 122 months
Weighted average original term to maturity	112 months
Range of remaining terms to maturity	56 months to 118 months
Weighted average remaining term to maturity	107 months
Range of original amortization term(2)	360 months to 360 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	346 months to 360 months
Weighted average remaining amortization term(2)	357 months
Range of LTV Ratios as of the cut-off date(3)(4)	31.3% to 75.0%
Weighted average LTV Ratio as of the cut-off date(3)(4)	56.8%
Range of LTV Ratios as of the maturity date(3)(4)	31.3% to 68.8%
Weighted average LTV Ratio as of the maturity date(3)(4)	52.7%
Range of UW NCF DSCR(3)(4)(5)	1.19x to 4.59x
Weighted average UW NCF DSCR(3)(4)(5)	2.47x
Range of UW NOI Debt Yield(3)(4)	6.2% to 14.9%
Weighted average UW NOI Debt Yield(3)(4)	10.7%
Percentage of Initial Pool Balance consisting of:
Interest Only	58.2%
Interest Only-Balloon	29.2%
Balloon	12.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Excludes eighteen (18) mortgage loans (58.2%) that are interest-only for the entire term. Includes the Hampton Roads Office Portfolio mortgage loan (5.8%), which will amortize based on the assumed principal and interest payment schedule set forth in Annex I.

(3)	In the case of one (1) group of mortgage loans: the Chase Center Tower I mortgage loan (2.5%) and the Chase Center Tower II mortgage loan (2.1%), such group of mortgage loans consists of cross-collateralized and cross-defaulted loans, and the debt service coverage ratios, loan-to-value ratios and debt yields with respect to the related mortgage loans are presented in each case on an aggregate basis. With respect to the 675 Creekside Way mortgage loan (6.0%), the Moffett Towers Buildings A, B & C mortgage loan (2.7%), the Chase Center Tower I mortgage loan (2.5%) and the Chase Center Tower II mortgage loan (2.1%), the loan-to-value ratios were calculated based upon a valuation other than an “as-is” value of each related mortgaged property, as described in “Description of the Mortgage Pool—Appraised Value”. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

(4)	With respect to twelve (15) mortgage loans (51.9%) identified in the chart entitled “Whole Loan Summary” in the “Summary of Terms—The Mortgage Pool” with one or more pari passu companion loans and/or subordinate companion loans, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including any related pari passu companion loans, but excluding any related subordinate companion loans. The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date and underwritten net operating income debt yield including the related subordinate companion loans are (a) with respect to the 1633 Broadway mortgage loan (7.9%), 3.08x, 52.1% and 9.5%, respectively, (b) with respect to the BX Industrial Portfolio mortgage loan (5.1%), 2.09x, 67.6% and 7.5%, respectively, (c) with respect to the Moffett Towers Buildings A, B & C mortgage loan (2.7%), 2.09x, 67.2% and 7.5%, respectively, (d) with respect to the Chase Center Tower I mortgage loan (2.5%), 1.36x, 69.5% and 6.2%, respectively and (e) with respect to the Chase Center Tower II mortgage loan (2.1%), 1.36x, 69.5% and 6.2%, respectively. With respect to the BX Industrial Portfolio mortgage loan (5.1%), the debt service coverage ratios, loan-to-value ratios and debt yields were calculated including approximately $58,283,000 of the cut-off date balance of the floating rate portion of the related whole loan. For purposes of calculating the debt service coverage ratio for the BX lndustrial Portfolio whole loan, LIBOR was assumed to be 0.500%.

(5)	Underwritten debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date; provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period. In the case of the Hampton Roads Office Portfolio mortgage loan (5.8%), the principal and interest payments used for calculating the underwritten net cash flow debt service coverage ratio were based on the assumed principal and interest payment schedule set forth on Annex I. Certain assumptions and/or adjustments were made to the underwritten net cash flow. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.

All of the mortgage loans accrue interest on an actual/360 basis. For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

In addition, none of the mortgage loans were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs or used to finance the purchase of an REO property at a loss in connection with the origination of the mortgage loan.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on
Limited Operating Histories	Nine (9) of the mortgage loans (22.9%) are secured by mortgaged properties that (i) were constructed, were the subject of a major renovation that was completed, or were in a leaseup period, within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower or were vacant within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from
Underwriting Standards	One (1) of the mortgage loans was originated with variances from the underwriting guidelines described under “Transaction

Parties—The Sponsors and Mortgage Loan Sellers”.

The BX Industrial Portfolio mortgage loan (5.1%) was originated with a variance from German American Capital Corporation’s underwriting guidelines related to its loan-to-value ratio. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and
Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealINSIGHT, KBRA Analytics, Inc.,

DealView Technologies Ltd. and Thomson Reuters Corporation;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or Substitutions of Mortgage
Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with respect to the 1633 Broadway mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note sold by it to the depositor as if the note contributed by each mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell the related non-serviced mortgage loan together with any related pari passu companion loan and, in the case of the 1633 Broadway whole loan, the BX Industrial Portfolio whole loan, the Chase Center Tower I whole loan, the Chase Center Tower II whole loan and the Moffett Towers Buildings A, B & C whole loan, the related subordinate companion loans, in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs – (the “Lower-Tier REMIC” and the “Upper-Tier REMIC“ and each, a “Trust REMIC“) for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class certificates will be issued with original issue discount, that the Class certificates will be issued with de minimis original issue discount and that the Class certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

There has been a global outbreak of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) that has spread throughout the world, including the United States, causing a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the president of the United States has made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of United States state governments have also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. There can be no assurance as to when states will permit full resumption of economic activity, whether or when people will feel comfortable in resuming economic activity, that containment or other measures will be successful in limiting the spread of the virus or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

The COVID-19 pandemic and the responses thereto have led, and will likely continue to lead, to disruptions in global financial markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. The long-term effects of the social, economic and financial disruptions caused by the COVID-19 pandemic are unknown. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act), the effectiveness of such measures cannot be predicted. The United States economy has begun to contract, and it is unclear how large the contraction will be, how long it will last, and when economic expansion will resume. For example, unemployment rates, which were generally estimated to be approximately 4% in the first three months of 2020, have jumped to approximately 13% in May 2020 based on reports from the U.S. Department of Labor.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the COVID-19 pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the Mortgage Loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the Certificates, and ultimately losses on the Certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures. Some borrowers may seek forbearance arrangements at some point in the near future (if they have not already made such request). You should be prepared for the possibility that a significant number of borrowers will not make timely payments on their Mortgage Loans at some point during the continuance of the COVID-19 pandemic. In response, the Master Servicer and the Special Servicer may implement a range of actions with respect to affected borrowers and the related Mortgage Loans to forbear or extend or otherwise modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the Certificates.

Certain geographic regions of the United States, such as New York City, have experienced a larger concentration of COVID-19 infections and deaths than other regions, which is expected to result in lengthier stay at home orders than in other less-impacted regions. Two (2) mortgaged properties (13.4%) are located in New York City. However, as the COVID-19 emergency has continued, various regions of the United States have seen fluctuations in rates of COVID-19 cases. Therefore, we cannot assure you that any region will not experience an increase in such rates, and corresponding governmental countermeasures and economic distress.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types. For example:

●	hospitality properties, due to travel limitations implemented by governments and businesses as well as reduced interest in travel generally;

●

retail properties, due to store closures, either government-mandated or voluntary, tenants refusing to pay rent and restrictions on and reduced interest in social gatherings, on which retail properties rely;

●

self-storage properties, which have rental payment streams that are sensitive to increased unemployment and reductions in disposable income available for non-essential expenses, and which payment streams are more commonly subject to interruption because of the short-term nature of self-storage tenant leases;

●

multifamily and manufactured housing properties, which also have rental payment streams that are sensitive to unemployment and reductions in disposable income, as well as federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs;

●	industrial properties, due to restrictions or shutdowns of tenant operations at such properties or as a result of general financial distress of such tenants;

●

office properties, particularly those with significant tenants that operate co-working or office-sharing spaces, due to restrictions on and reduced interest in such spaces, which risk is enhanced by the fact that subtenants of such spaces typically operate under short term leases; and

●

properties with significant tenants with executed leases that are not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

Investors should understand that the underwriting of the Mortgage Loans and the appraisals and property condition reports of each Mortgaged Property were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the Mortgaged Properties or the borrowers. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred before, historical delinquency and loss experience is unlikely to accurately predict the performance of the Mortgage Loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the Mortgage Loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the Master Servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the Certificates.

In addition, businesses are adjusting their business plans in response to government actions and new industry practices in order to change how, how many and from where staff members work. Such changes may lead to reduced or modified levels of service, including in the services provided by the master servicer, the special servicer, the certificate administrator and the other parties to this transaction. Such parties’ ability to perform their respective obligations under the transaction documents may be adversely affected by such changes. Furthermore, because the Master Servicer and Special Servicer operate according to a servicing standard that is in part based on accepted industry practices, the servicing actions taken by such parties may vary from historical norms to the extent that such accepted industry practices change.

There can be no assurances that the NRSROs engaged by the depositor will issue the expected ratings on the closing date (or at all) or that such ratings will not be withdrawn or placed on watch immediately or shortly after the closing date. We cannot assure you that declining economic conditions precipitated by COVID-19 and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

The mortgage loan sellers will agree to make certain limited representations and warranties with respect to the Mortgage Loans as set forth on Annex E, Annex F and Annex G hereto; however, absent a breach of such a representation or warranty, no mortgage loan seller will have any obligation to repurchase a Mortgage Loan with respect to which the related borrower was adversely affected by the COVID-19 pandemic. See also “—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan.”

Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

When evaluating the financial information and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information is presented and appraisals and property condition reports were conducted and that the underwritten information does not reflect the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope the COVID-19 pandemic has not occurred before, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates.

Some borrowers may seek forbearance arrangements at some point in the near future, if they have not already made such request. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, you should expect that a number of borrowers may not make timely payment on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the master servicer and the special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the certificates.

In addition, servicers have reported an increase in borrower requests as a result of the COVID-19 pandemic. It is likely that the volume of requests will continue to increase as the COVID-19 pandemic progresses. The increased volume of borrower requests and communication may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties. See “Description of the Mortgage Pool—COVID-19 Considerations”. See also Annex A-3 for additional information. We cannot assure you that the information in that section is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Although the borrowers and certain tenants may have made their April, May and/or June 2020 debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, we cannot assure you that future failure to make rent or debt service payments will not trigger cash sweeps or defaults under the mortgage loan documents.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have experienced significant dislocations, illiquidity and volatility in the past. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●

Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●

Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●

The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●

the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●

the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General.

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property. Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●

space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●

leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses.

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a

Rejection of the Related Lease“ below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks.

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks.

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease.

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure.

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See representation and warranty number 8 in Annex D-1, representation and warranty number 7 in Annex E-1, representation and warranty number 7 in Annex G-1 and representation and warranty number 6 in Annex G-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex E-2, F-2 and G-2, respectively.

Early Lease Termination Options May Reduce Cash Flow.

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●

if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●

upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks.

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally“ and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●

the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●

in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property. Furthermore, the healthcare industry is highly regulated by federal, state and/or local authorities. Any change in applicable laws and regulations, as well as the costs and administrative burdens associated with complying with applicable laws and regulations, may adversely affect the operating income of medical office properties and the property values of such properties and the related borrower’s ability to make debt service payments on the related mortgage loan.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally“ and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●

the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●

in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, closures of the related college or university due to the COVID-19 pandemic, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, student tenants having a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the COVID-19 pandemic;

●

certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●

adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

In addition, some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy in New York State. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

We cannot assure you that the rent stabilization laws or regulations in locations where mortgaged properties are located will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally“ and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers,” “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. We cannot assure you that the net operating income contributed by the mortgaged retail properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of properties improved with hotels, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●

changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, replacement franchises and/or hotel property managers may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor and/or hotel property managers. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and the property management agreements is restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use properties. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally“ and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Manufactured Housing Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally“ and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing properties, including:

●	the number of competing residential developments in the local market, such as: other manufactured housing properties apartment buildings and site built single family homes;

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●

the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);

●	the type of services or amenities it provides;

●	any age restrictions;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing properties have few improvements (which are highly specialized) and are “single purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Some manufactured housing properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease to own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty number 33 in Annex D-1, representation and warranty no. 32 in Annex E-1, representation and warranty no. 32 in Annex F-1 and representation and warranty no. 31 in Annex G-1. Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing mortgaged property

Certain of the manufactured housing mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

In addition, certain of the manufactured housing properties may be subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Properties”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain tenants or subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type of the ground lessee’s use of the premises because that use is a source of revenue for the payment of ground rent.

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Startup companies generally have a low success rate. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease and may default on its lease.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were each the subject of a sale-leaseback transaction in connection with the acquisition of such property (or a portion of such property) by the related borrower or following such acquisition, including the Staples Headquarters mortgaged property (1.4%). Mortgaged properties that were the subject of a sale-leaseback transaction are leased to a tenant, who is the former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

Each of the Chase Center Tower I mortgaged property and the Chase Center Tower II mortgaged property is subject to the master association declaration, which governs the joint operation and use of the mixed used complex, which the Chase Center Tower I mortgaged property and the Chase Center Tower II mortgaged property are part of. Each of the Chase Center Tower I mortgaged property and the Chase Center Tower II mortgaged property is currently insured through a master blanket policy which covers the mixed use complex maintained by the master association governing the mixed use complex.

The master association will undertake all of the repairs of improvements within the mixed use complex (including each of the Chase Center Tower I mortgaged property and the Chase Center Tower II mortgaged property), unless the master association delegates the repair to the applicable condominium association or except to the extent a casualty or condemnation solely affects the Office Building C parcel (Chase Center Tower I) or Office Building D parcel (Chase Center Tower II), and does not involve the structural elements, the repair of each of the Chase Center Tower I mortgaged property and the Chase Center Tower II mortgaged property will be determined by, will be the responsibility of, and will be undertaken by the master association in accordance with the master declaration. Although the lender will have the right to appoint a construction consultant to participate in such restoration process, we cannot assure you that the master association will timely complete the restoration of each of the Chase Center Tower I mortgaged property and the Chase Center Tower II mortgaged property in accordance with the requirements set forth in the related mortgage loan documents. In the event the master association is performing the repair of either of the Chase Center Tower I mortgaged property or the Chase Center Tower II mortgaged property, all proceeds will be held by the master association or if the proceeds are in excess of $1,000,000, an eligible institution experienced in the disbursement of construction loan funds as selected by the board of the master association. Each of the borrowers as managing owner of the condominium association will appoint 2 of the 11 directors of such master board.

In certain circumstances if the insurance proceeds are insufficient to complete the repairs of any portion of the mixed use complex after a casualty, the owner of the Golden State Warriors event center unit has the right to fund the cost of such repairs which will be secured by the right of the master association to collect and enforce master assessments. The terms of the master declaration provide that the obligation to repay such center repairs loan will be superior to any mortgage on any portion of the mixed use complex, provided that at origination of the Chase Center Tower whole loans, the lender received (i) an opinion from the Chase Center Tower borrowers’ counsel that provided that the lender’s mortgage so long as it was recorded prior to any lien securing a center repairs loan would retain its priority over such center repairs loan and (ii) an endorsement to the title policy that insures the lender from any loss or damage arising from any enforcement of a center repairs loan that results in a lack of priority of the lender’s mortgage.

In the event that the master association elects not to repair certain portions of the mixed use complex because repair is infeasible or the master association is unable to obtain adequate funding for such repair, the entire mixed use complex, including each of the Chase Center Tower I mortgaged property and the Chase Center Tower II mortgaged property will be sold and after application of amounts necessary for demolition and removal of safety hazards, all available insurance proceeds and sales proceeds will be disbursed by the master association to all owners based upon a calculation of the relative replacement cost of improvements with respect to each component of the mixed use complex. The master association documents require that the sales price for the mixed use complex, when combined with the amount of available insurance proceeds that have been or that are to be distributed, unless otherwise approved by each lender holding a mortgage on a portion of the mixed use complex in writing, be less than the aggregate amount of the outstanding balance of all institutional mortgages on each building parcel. We cannot assure you that the master association will be able to sell the mixed use complex at such purchase price or the period of time it will take for the master association to find a buyer or the requirement for approval by all lenders will not materially impair the timing or amount of recovering in connection with a casualty at either the Chase Center Tower I mortgaged property or the Chase Center Tower II mortgaged property.

In addition, in the event that either the Chase Center Tower I mortgaged property or the Chase Center Tower II mortgaged property is damaged by a casualty and the related borrower elects not to repair, any other owner of building parcels or condominium units who have elected to repair, or whose interests in the mixed use complex have not been damaged or destroyed will have the right to purchase and acquire the Chase Center Tower I mortgaged property or the Chase Center Tower II mortgaged property, as applicable. The acquisition price under such right of purchase are required to be no less than the aggregate amount of the outstanding principal balance of all institutional mortgages on the Chase Center Tower I mortgaged property or the Chase Center Tower II mortgaged property, as applicable, after application of any insurance proceeds that are allocated to the Chase Center Tower I mortgaged property or the Chase Center Tower II mortgaged property, as applicable and that have been paid or are to be paid to such institutional mortgagees.

Under certain circumstances, a failure to reconstruct the Chase Center Tower I mortgaged property or the Chase Center Tower II mortgaged property under the condominium documents may trigger the requirement to sell such mortgaged property and the retail unit in the building that is not collateral for the Chase Center Tower I mortgage loan and the Chase Center Tower II mortgage loan. The sales price for the Chase Center Tower I mortgaged property or the Chase Center Tower II mortgaged property, as applicable, is required to be in an amount sufficient to repay or defease the outstanding principal balance of the related whole loan. We cannot assure you that the condominium association will be able to sell the Chase Center Tower I mortgaged property and the Chase Center Tower II mortgaged property at such purchase price or the period of time it will take for the condominium association to find a buyer will not materially affect the timing or amount of recoveries in connection with a casualty of the Chase Center Tower I mortgaged property and the Chase Center Tower II mortgaged property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Shared Interest Structures

Vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support, access or shared amenities. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing greater than or equal to 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, mixed use and industrial. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”. We cannot assure you that any hurricane damage would be covered by insurance. In addition, see “—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, New York, Virginia and Pennsylvania. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●

if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●

a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●

mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●

the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 43 in Annex D-1, representation and warranty number 41 in Annex E-1, representation and warranty number 41 in Annex F-1 and representation and warranty number 40 in Annex G-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex E-2, Annex F-2 and Annex G-2, respectively, for additional information.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—LoanCore Capital Markets LLC—LoanCore Capital Market’s Underwriting Guidelines”, “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes”, “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, gas and/or service stations, car washes, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofitting the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 40 in Annex D-1, representation and warranty number 43 in Annex E-1, representation and warranty number 43 in Annex F-1 and representation and warranty number 40 in Annex G-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex E-2, Annex F-2 and Annex G-2, respectively.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program’s (“NFIP”) is scheduled to expire on September 30, 2020. We cannot assure you if or when NFIP will be reauthorized by Congress. If NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty number 18 in Annex D-1, representation and warranty number 17 in Annex E-1, representation and warranty number 17 in Annex F-1 and representation and warranty number 16 in Annex G-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex E-2, Annex F-2 and Annex G-2, respectively.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer will be equal to 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain a “sunset clause” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3— Description of Top Fourteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans and representation and warranty number 31 in Annex D-1, representation and warranty number 30 in Annex E-1, representation and warranty number 30 in Annex F-1 and representation and warranty number 29 in Annex G-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex E-2, Annex F-2 and Annex G-2, respectively.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations”.

Limited Information Causes Uncertainty

Historical Information.

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three (3) calendar years, to the extent available.

Ongoing Information.

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Risks Related to Market Conditions and Other External Factors–Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten information for the mortgage pool do not reflect any potential impacts of the COVID-19 pandemic.

The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “—Risks Related to Market Conditions and Other External Factors–Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsor and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements“ and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—LoanCore Capital Markets LLC—Exceptions”, “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes” and “—Goldman Sachs Mortgage Company—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”, “—JPMorgan Chase Bank, National Association—Review of JPMCB Mortgage Loans”, “—LoanCore Capital Markets LLC —Review of LCM Mortgage Loans”, “—German American Capital Corporation—Review of GACC Mortgage Loans” and “—Goldman Sachs Mortgage Company—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified in Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain other than “as-is” values) as a result of the satisfaction of the related conditions or assumptions unless otherwise specified, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is”, we cannot assure you that those assumptions are or will be accurate or that any values other than “as-is” will be the value of the related mortgaged property at any indicated stabilization date or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”, “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—LoanCore Capital Markets LLC—Exceptions”, “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes“ and “—Goldman Sachs Mortgage Company—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

Seasoned Mortgage Loans Present Additional Risk of Repayment

The Hampton Roads Office Portfolio mortgage loan (5.8%) is a seasoned mortgage loan that was originated approximately 15 months prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

●	property values and surrounding areas have likely changed since origination;

●	origination standards at the time the mortgage loans were originated may have been different than current origination standards;

●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

●	the physical condition of the mortgaged properties or improvements may have changed since origination; and

●	the circumstances of the mortgaged properties, the borrower and the tenants may have changed in other respects since.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage

Pool—Additional Indebtedness“ and “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware or Maryland statutory trust or as tenants-in-common. Delaware or Maryland statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware or Maryland statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware or Maryland statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk“ below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In certain cases, a mortgaged property securing one of the mortgage loans may have previously secured another loan that had been in default.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations“ and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●

the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●

the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●

if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●

the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●

the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied. In certain instances, the right to replace the manager of a borrower may currently be exercisable by the holder of the preferred equity or the preferred equity holder may have the right to purchase the defaulted mortgage loan.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the borrower sponsor. See “Description of the Mortgage Pool—Additional Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

For example, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents. See “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks“ and “—Retail Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See representation and warranty number 36 in Annex D-1, representation and warranty number 35 in Annex E-1, representation and warranty number 35 in Annex F-1 and representation and warranty number 34 in Annex G-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex E-2, Annex F-2 and Annex G-2, respectively.

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (or at least 10 years beyond the maturity date of a mortgage loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to the BX Industrial Portfolio Mortgage Loan

The BX Industrial Portfolio mortgage loan, which has a principal balance as of the cut-off date of $37,400,000, is part of a whole loan with a principal balance as of the cut-off date of approximately $649,427,615. A portion of the BX Industrial Portfolio whole loan consists of the BX Industrial Portfolio floating rate loan, which currently bears interest at a floating rate based on LIBOR (determined as set forth in the mortgage loan documents), subject to possible conversion in the future to an index based on an alternate rate (determined as set forth in the mortgage loan documents) as an alternative to LIBOR. Accordingly, debt service for the BX Industrial Portfolio whole loan will generally increase as interest rates rise. In contrast, leasing income from the related Mortgaged Properties is not expected to rise significantly as interest rates rise. Accordingly, the debt service coverage ratio of the BX Industrial Portfolio whole loan will generally be adversely affected by rising interest rates, and the related borrowers’ ability to make all payments due on the BX Industrial Portfolio whole loan may be adversely affected.

There are no periodic or lifetime caps on the BX Industrial Portfolio floating rate loan rate under the related mortgage loan documents. With respect to the BX Industrial Portfolio floating rate loan, the related borrowers have purchased an interest rate cap agreement to protect themselves against significant movements in LIBOR during the term of the BX Industrial Portfolio floating rate loan, which has been collaterally pledged as additional security for the BX Industrial Portfolio whole loan. Pursuant to such interest rate cap agreement, to the extent LIBOR increases above the strike price of 4.0% (or the extension strike price from and after the initial maturity date of the BX Industrial Portfolio floating rate loan), the borrowers will be entitled to receive payments calculated by applying an interest rate equal to the difference between LIBOR and such level to a notional amount at least equal to the principal balance of the BX Industrial Portfolio floating rate loan. If the BX Industrial Portfolio floating rate loan is converted to an alternate rate loan, the borrowers will generally be required to enter into a substitute interest rate cap agreement that protects the lender and the borrowers (as determined by the lender in its sole but good faith discretion) against rising interest rates that is no less beneficial to the lender and the borrowers than the original interest rate cap agreement being replaced. At high interest rates, the borrowers may be dependent on the interest rate cap agreement for income needed to pay a portion of the interest due on the BX Industrial Portfolio floating rate loan.

The BX Industrial Portfolio floating rate loan has a maturity date of October 9, 2021, with five, one-year extension options, while the remainder of the BX Industrial Portfolio whole loan has a maturity date of October 9, 2026. In connection with the extension of the BX Industrial Portfolio floating rate loan, the borrowers must also cause the interest rate cap agreement to be extended to, or enter into a new agreement that, expires on the extended maturity date. If the borrowers are unable to extend or replace the interest rate cap agreement at a price that is acceptable to them, they will not be permitted to extend the BX Industrial Portfolio floating rate loan and will be required to repay the BX Industrial Portfolio floating rate loan on the BX Industrial Portfolio floating rate loan maturity date. If the borrowers are unable to extend or repay the BX Industrial Portfolio floating rate loan, it will be an event of default with respect to the entire BX Industrial Portfolio whole loan, including the BX Industrial Portfolio mortgage loan. If LIBOR (or any applicable alternate rate index) or mortgage rates are then relatively high, it may be difficult for the borrowers to refinance any of the related mortgaged properties in an amount sufficient to repay the BX Industrial Portfolio floating rate loan. In addition, such an event of default may result in an acceleration of the maturity of the BX Industrial Portfolio whole loan, and a repayment of the BX Industrial Portfolio whole loan, as of a date significantly earlier than the maturity date of the BX Industrial Portfolio mortgage loan. Conversely, in some circumstances an event of default may result in a delay in repayment of the BX Industrial Portfolio mortgage loan.

Although the provider of the interest rate cap agreement is generally required to have and maintain certain ratings, we cannot assure you that such provider will have sufficient assets or otherwise be able to fulfill its obligations under the interest rate cap agreement. In addition, if the BX Industrial Portfolio floating rate loan is effectively extended in connection with a default, there is no practical way to require that any interest rate cap agreement extend beyond such interest rate cap agreement’s stated term. Such circumstances could result in interest shortfalls on the BX Industrial Portfolio whole loan. The failure of the interest rate cap agreement provider to fulfill its obligations under any interest rate cap agreement during periods of higher levels of LIBOR (or any applicable alternate rate index) could result in the inability of the borrowers to pay required debt service on the BX Industrial Portfolio floating rate loan, and result in an event of default under the BX Industrial Portfolio whole loan.

The method of determining LIBOR under the interest rate cap agreement differs in certain circumstances from the method used to determine LIBOR under the BX Industrial Portfolio floating rate loan. In such circumstances the protection provided to the borrowers by the interest rate cap agreement may be less than provided as of the loan origination date. In addition, for extension terms, the cap is permitted to have a strike rate that would result in a minimum debt service coverage ratio of 1.25x on the BX Industrial Portfolio whole loan; provided in no event will the strike rate exceed 5.5%.

If the borrowers are unable to, or determine not to, extend the maturity of the BX Industrial Portfolio floating rate loan, their ability to repay the BX Industrial Portfolio floating rate loan will largely depend upon their ability either to refinance a portion of the related mortgaged properties or sell such portion of the related mortgaged properties, to the extent permitted under the mortgage loan documents, at a price sufficient to permit such repayment. In order to successfully refinance or repay the BX Industrial Portfolio floating rate loan, it is possible that the borrowers may choose to refinance or sell and release from the lien of the mortgage the best-performing and/or most valuable BX Industrial Portfolio mortgaged properties, because those mortgaged properties would be more likely to result in proceeds sufficient to refinance or repay the BX Industrial Portfolio floating rate loan. The remaining BX Industrial Portfolio mortgaged properties would continue to be the sole collateral for the remaining portion of the BX Industrial Portfolio whole loan and would be the sole source of payments on the maturity date of the remaining portion of the BX Industrial Portfolio whole loan. Additionally, prior to an event of default, voluntary prepayments, including voluntary prepayments in connection with a release of an individual BX Industrial Portfolio mortgaged property, are required to be applied to the BX Industrial Portfolio floating rate loan before being applied to the remainder of the BX Industrial Portfolio whole loan. As a result, releases of better performing and/or more valuable BX Industrial Portfolio mortgaged properties will result in the paydown of the BX Industrial Portfolio floating rate loan, leaving the remaining BX Industrial Portfolio mortgaged properties to secure the fixed rate portion of the BX Industrial Portfolio whole loan. Moreover, such application of prepayments to the BX Industrial Portfolio floating rate loan will result in payments being made to portions of the BX Industrial Portfolio floating rate loan that, following an event of default, would be subordinate to the BX Industrial Portfolio mortgage loan, rather than being made to the BX Industrial Portfolio mortgage loan.

The fixed rate portion of the BX Industrial Portfolio whole loan, is divided into a senior loan (the “BX Industrial Portfolio senior fixed rate loan”) and subordinate loan (the “BX Industrial Portfolio subordinate fixed rate loan”). The BX Industrial Portfolio senior fixed rate loan is evidenced by eight A-Notes (the “BX Industrial Portfolio A-Notes”), including the BX Industrial Portfolio mortgage loan, and the BX Industrial Portfolio subordinate fixed rate loan is comprised of (i) Note A-1-B (the “BX Industrial Portfolio Note B”),

which was included in the Benchmark 2020-IG3 securitization and supports a series of loan specific certificates, (ii) Note A-1-C-1 and Note A-1-C-2 (the “BX Industrial Portfolio C-Notes”) and (iii) Note A-1-D (the “BX Industrial Portfolio Note D”), each of which is subordinate to all notes with a prior alphabetical designation. Prior to an event of default under the BX Industrial Portfolio whole loan, all voluntary prepayments of principal are required to be applied to the BX Industrial Portfolio floating rate loan until paid in full, and then to the BX Industrial Portfolio fixed rate loan. Any voluntary prepayment on the BX Industrial Portfolio fixed rate loan will be allocated (1) pro rata between (x) the BX Industrial Portfolio mortgage loan, the other BX Industrial Portfolio A-Notes, and the BX Industrial Portfolio Note B, on the one hand, and (y) the BX Industrial Portfolio C-Notes and BX Industrial Portfolio Note D on the other hand, and (2) as between the BX Industrial Portfolio A-Notes (on a pro rata and pari passu basis) and the BX Industrial Portfolio Note B, first to the BX Industrial Portfolio A-Notes until paid in full and then to the BX Industrial Portfolio Note B. Such allocations will reduce the level of subordination available to the BX Industrial Portfolio mortgage loan from the level that would be available if such prepayments were applied in sequential order.

With respect to the BX Industrial Portfolio whole loan, the mortgage loan documents permit the borrower to prepay the BX Industrial Portfolio floating rate loan and, subject to the satisfaction of certain conditions set forth in the mortgage loan agreement, subsequently re-borrow such amounts pursuant to a request for an additional advance (a “Revolving Advance”) from the holder of the BX Industrial Portfolio floating rate loan up to the initial principal balance of the BX Industrial Portfolio floating rate loan; provided that prepayments in connection with the following are considered permanent and may not be re-borrowed: (a) individual BX Industrial Portfolio property releases, including both regular releases and releases upon an event of default, (b) mandatory prepayments and/or releases made in connection with casualty or condemnation, (c) prepayments to avoid a cash management period caused by failure to satisfy a debt yield test, (d) a voluntary prepayment for which the borrower has elected that such prepayment will permanently reduce the available amount of the BX Industrial Portfolio floating rate loan and (e) any prepayment made during the continuance of an event of default.

If the holder of the BX Industrial Portfolio floating rate loan fails to fund a Revolving Advance when it is due under the related mortgage loan documents, there is a risk that the related borrower may default or claim a right of offset against its obligations under the related mortgage loan, which could result in losses. Therefore, we cannot assure you that a failure to fund any Revolving Advance will not cause payments on the related mortgage loan to be interrupted. In addition, a failure to fund a Revolving Advance may adversely affect the ability of the borrower to pay expenses related to the mortgaged properties. Conversely the making of a Revolving Advance will increase the debt service requirements on the BX Industrial Portfolio whole loan (although not in excess of the debt service requirements that would have applied if the corresponding principal amount had not been previously prepaid).

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of JPMorgan Chase Bank, National Association, one of the sponsors and originators, and of J.P. Morgan Securities LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization, and they may have other financing arrangements with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, including, without limitation, making loans or having other financing arrangements secured by indirect ownership interests in the mortgage loan borrowers not otherwise prohibited by the terms of the mortgage loan documents. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans“ and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of the depositor and JPMorgan Chase Bank, National Association, a sponsor and an originator. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of German American Capital Corporation, a sponsor, DBR Investments Co. Limited, an originator and Deutsche Bank AG, New York Branch, an originator. Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of Goldman Sachs Mortgage Company, a sponsor and Goldman Sachs Bank USA an originator. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. The foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans also provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard, which is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the controlling class certificateholders or the directing certificateholder on their behalf will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the JPMDB 2020-COR7 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its respective business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among their things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. These relationships may continue in the future. In the normal course of its business, Pentalpha Surveillance LLC and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future, and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that LoanCore Capital Markets LLC, or its affiliate, will be the initial directing certificateholder. The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and other than with respect to any excluded mortgage loan), take actions with respect to the specially serviced loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any excluded loan or any non-serviced mortgage loan) or the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans may direct the special servicer or the special servicer under such trust and servicing agreement or pooling and servicing agreement, as applicable, relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent controlling entity) for each non-serviced whole loan, the securitization trust holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is serviced.

Whole Loan	Pooling/Trust and Servicing Agreement	Controlling Noteholder	Initial Directing Party(1)
1633 Broadway	BWAY 2019-1633	BWAY 2019-1633	Prima Capital Advisors LLC(2)
Hampton Roads Office Portfolio	JPMCC 2019-COR5	JPMCC 2019-COR5	LoanCore Capital Markets LLC
711 Fifth Avenue	GSMS 2020-GC47	GSMS 2020-GC47	LD II Holdco X, LLC
BX Industrial Portfolio	Benchmark 2020-IG3	Benchmark 2020-IG3	PCSD BX Industrial Mezz Private Limited(3)
Los Angeles Leased Fee Portfolio	JPMDB 2019-COR6	JPMDB 2019-COR6	LoanCore Capital Markets LLC
City National Plaza	MSC 2020-CNP	MSC 2020-CNP	(4)
Moffett Towers Buildings A, B & C	MOFT 2020-ABC	MOFT 2020-ABC	Angelo, Gordon & Co., L.P.(5)
Chase Center Tower I	Benchmark 2020-IG2	Benchmark 2020-IG2	Security Benefit Life Insurance Company(6)
PCI Pharma Portfolio	COMM 2019-GC44	COMM 2019-GC44	RREF III-D AIV RR, LLC
Chase Center Tower II	Benchmark 2020-IG2	Benchmark 2020-IG2	Security Benefit Life Insurance Company(6)
Apollo Education Group HQ Campus	Benchmark 2020-B17	Benchmark 2020-B17	KKR CMBS II Aggregator Type 1 L.P.
NOV Headquarters	JPMCC 2019-COR5	JPMCC 2019-COR5	LoanCore Capital Markets LLC
Staples Headquarters	CGCMT 2020-GC46	CGCMT 2020-GC46	Eightfold Real Estate Capital, L.P.
Midland Atlantic Portfolio	CGCMT 2020-GC46	CGCMT 2020-GC46	Eightfold Real Estate Capital, L.P.

(1)

The entity with the heading “Initial Directing Party” above reflects the initial party entitled to exercise control and consultation rights with respect to the related mortgage loan as of the closing date for the related securitization until such party’s rights are terminated pursuant to the related pooling and servicing agreement, trust and servicing agreement or intercreditor agreement, as applicable.

(2)

With respect to the 1633 Broadway whole loan, the initial controlling notes are Note B-1, Note B-2, Note B-3 and Note B-4, which were contributed to the BWAY 2019-1633 securitization transaction. During the continuance of a control shift event relating to the BWAY 2019-1633 securitization transaction, Note A-1-C-1 will be the controlling note and the holder thereof (or the directing certificateholder (or equivalent) of a securitization of Note A-1-C-1) will be the directing party.

(3)

The initial directing party for the BX Industrial Portfolio whole loan is PCSD BX Industrial Mezz Private Limited, as the holder of Note A-1-D, so long as no control appraisal period with respect to the BX Industrial Portfolio Note A-1-D is continuing. If and for so long as a control appraisal period with respect to the BX Industrial Portfolio Note A-1-D has occurred and is continuing, then the controlling notes will be the BX Industrial Portfolio Note A-1-C-1 and the BX Industrial Portfolio Note A-1-C-2, so long as no control appraisal period with respect to the BX Industrial Portfolio Note A-1-C-1 and the BX Industrial Portfolio Note A-1-C-2 is continuing. If and for so long as a control appraisal period with respect to the BX Industrial Portfolio Note A-1-C-1 and the BX Industrial Portfolio Note A-1-C-2 has occurred and is continuing, then the controlling note will be the BX Industrial Portfolio Note A-1-B, so long as no control appraisal period with respect to the BX Industrial Portfolio Note A-1-B is continuing. If a control appraisal period with respect to the BX Industrial Portfolio Note A-1-B has occurred and is continuing, then the controlling note will be Note A-1-A-1. Note A-1-B and Note A-1-A-1 have been included in the Benchmark 2020-IG3 securitization and, therefore, during the continuance of a BX Industrial Portfolio Note C control appraisal period, the related trust directing holder under the Benchmark 2020-IG3 pooling and servicing agreement is expected to exercise the rights of the controlling holder with respect to the BX Industrial Portfolio whole loan.

(4)	The controlling class representative under the MSC 2020-CNP securitization transaction. As of the closing of such securitization transaction, no controlling class representative had been identified.

(5)

With respect to the Moffett Towers Buildings A, B & C whole loan, the initial controlling notes are Note B-1, B-2 and B-3, so long as no control appraisal period has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the control note will be the Note A-1-C-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Moffett Towers Buildings A, B & C Whole Loan”.

(6)

The initial directing party for each of the Chase Center Tower I whole loan and the Chase Center Tower II whole loan is Security Benefit Life Insurance Company, as the holder of note C-1 (with respect to the Chase Center Tower I whole loan) and note C-2 (with respect to the Chase Center Tower II whole loan). Pursuant to the related intercreditor agreement, during the continuance of a control appraisal period with respect to the Chase Center Tower I whole loan note C or the Chase Center Tower II whole loan note C, the holder of note B will be the controlling holder for the Chase Center Tower whole loans. The Chase Center Tower I whole loan and the Chase Center Tower II whole loan will each be serviced by the master servicer and, if necessary, the special servicer under the Benchmark 2020-IG2 pooling and servicing agreement at all times. Note B-1 and note B-2 were included in the Benchmark 2020-IG2 securitization, and, therefore, during the continuance of a control appraisal period with respect to the Chase Center Tower I whole loan note C or the Chase Center Tower II whole loan note C, the related trust directing holder under the Benchmark 2020-IG2 pooling and servicing agreement will exercise the rights of the controlling holder with respect to the Chase Center Tower I whole loan and the Chase Center Tower II whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Chase Center Tower Whole Loans”.

The special servicer, upon consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer and the Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer and the Special Servicer for Cause—Servicer Termination Events”.

Similarly, with respect to each non-serviced mortgage loan, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder has certain consent and/or consultation rights with respect to a non-serviced mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The controlling noteholder, the directing certificateholder and its affiliates (and the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable controlling noteholder, directing certificateholder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates, which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans.

The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, while the B-piece buyer under this transaction is prohibited under the risk retention rules to enter into certain hedging arrangements and certain other transactions, it may nonetheless otherwise have business objectives that could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the other sponsor as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The B-piece buyer, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and the related intercreditor agreements. See “Pooling and Servicing Agreement—The Directing Certificateholder“ and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and”—The Non-Serviced AB Whole Loans”.

Midland Loan Services, a Division of PNC Bank, National Association, which is expected to act as the special servicer, assisted the B-piece buyer with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder under the pooling and servicing agreement for this securitization or under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●

legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●

increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●

investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●

investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any certificates, the ability to sell your certificates will depend on, among other things, whether and to what extent a secondary market then exists for these certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans. We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●

Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset backed securities markets.  In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time.  These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset backed securities such as CMBS.  Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States.  When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset backed securities, including CMBS.  As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●

Section 619 of the Dodd-Frank Act (such statutory provision together with the implementing regulations, the “Volcker Rule”) generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds.  Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

●

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●

The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●

In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the mortgage loan.

●

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the retaining party will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the retaining party to be in compliance with the Credit Risk

Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

EU Risk Retention and Due Diligence Requirements

Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of institutional investors established in the EEA and the UK (and, in certain cases, their consolidated subsidiaries) as defined in the EU Securitization Regulation (“Institutional Investors”), as set out in EU Securitization Regulation as supplemented by certain related regulatory technical standards, implementing technical standards and official guidance. The EU Securitization Regulation has direct effect in member states of the EU and the UK and is expected to be implemented by national legislation in other countries in the EEA. Institutional Investors include: institutions for occupational retirement provision; credit institutions (and certain consolidated subsidiaries thereof); alternative investment fund managers who manage or market alternative investment funds in the EEA and UK; investment firms (as defined in Regulation (EU) No 575/2013 and certain consolidated subsidiaries thereof); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS), The EU Risk Retention and Due Diligence Requirements restrict Institutional Investors from investing in securitizations unless, amongst other things, such Institutional Investors have verified that: (i) if established in a non EEA or UK country, the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than five percent. in the securitization determined in accordance with Article 6 of the EU Securitization Regulation and the risk retention is disclosed to Institutional Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non EEA or UK country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness.

Failure to comply with one or more of the EU Risk Retention and Due Diligence Requirements may result in various penalties including, in the case of those Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitisation position acquired by the relevant Institutional Investor. Aspects of the EU Risk Retention and Due Diligence Requirements and what is or will be required to demonstrate compliance to EEA or UK national regulators remain unclear.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Risk Retention and Due Diligence Requirements. In particular, no such person undertakes to take any action which may be required by any Institutional Investor for the purposes of their compliance with any applicable EU Risk Retention and Due Diligence Requirement or any similar requirements. None of the sponsors, the depositor or the underwriters or any of their respective affiliates or any other person provides any assurances regarding, or assumes any responsibility for, compliance by any investor or any other person with any EU Risk Retention and Due Diligence Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any Institutional Investor with any EU Risk Retention and Due Diligence Requirements.

Consequently, the certificates may not be a suitable investment for any Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the EU Risk Retention and Due Diligence Requirements and their compliance with any applicable EU Risk Retention and Due Diligence Requirements.

Following the end of the Transition Period put in place in connection with the departure of the UK from the EU (currently scheduled to end on December 31, 2020), it is anticipated that UK investors will be required to be aware of due diligence requirements under the separate UK securitization regulatory regime which will apply from that time. It is anticipated that these requirements will be the same, or substantially the same, as the EU Risk Retention and Due Diligence Requirements. It is not anticipated that any of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person intends to take any action which would satisfy the risk retention requirements under the separate UK securitization regulatory regime, or take any other action that may be required by UK institutional investors for the purposes of their compliance with the UK due diligence requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●

may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those other classes of rated certificates not rated by them, their ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations“ and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General.

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●

the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your principal balance certificates may adversely affect your yield. In general, if you buy a certificate at a premium or any of the Class X-A, Class X-B or Class X-D certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium or any of the Class X-A, Class X-B or Class X-D certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount (other than any of the Class X-A, Class X-B or Class X-D certificates) and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your principal balance certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the principal balance certificates will depend on the terms of the principal balance certificates, more particularly:

●

a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●

a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●

the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted loans will affect the weighted average lives of your principal balance certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted loans, your principal balance certificates may have a shorter weighted average life.

Delays in liquidations of defaulted loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts, namely, Class X-A and Class X-B certificates, will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Class(es)
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates
Class X-B	Class B certificates

In particular, the Class X-A certificates (and to a lesser extent, the Class X-B certificates) will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates, then the Class X-B certificates. Investors in the Class X-A and then the Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved, and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves.

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield.

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of principal balance certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class NR-RR certificates, then the Class H-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then pro rata, the Class A-SB, Class A-5, Class A-4, Class A-3, Class A-2 and Class A-1 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB or Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B or Class C certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination.

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric Class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates and, if your certificates are Class B or

Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”.

As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights.

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than a mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect to a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loans.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment.

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan and any excluded loan) and the right to replace the special servicer with or without cause (other than with respect to any excluded loan), except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reductions and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder of the related securitization trust holding the controlling note for the non-serviced whole loans, as applicable, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect a non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of each non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to each non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the Special Servicer if a consultation termination event has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing certificateholder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder and the directing certificateholder (if any) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)            may act solely in its interests or the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan);

(iii)           does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan);

(iv)            may take actions that favor its interests or the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates; and

(v)            will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (if any) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate, (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of a special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan for the benefit of the holders of the related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in any one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause at any time so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 50% of a quorum of the certificateholders, which is the holders of certificates evidencing at least 50% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or equivalent entity) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement, as applicable, will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Control Rights”, “—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan—Special Servicer Appointment Rights”, “—The BX Industrial Whole Loan—Special Servicer

Appointment Rights” “—The Chase Center Tower Whole Loans—Special Servicer Appointment Rights”, and “—Moffett Towers Buildings A, B & C Whole Loan—Special Servicer Appointment Rights”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to each non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment.

The holders of a pari passu companion loan relating to a serviced mortgage loan will have certain consultation rights (on a non-binding basis). Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Any such consultation by the holder of a pari passu companion loan is non-binding and the special servicer is not obligated to consult with the companion loan holder if required under the servicing standard. We cannot assure you that the exercise of consultation or consent rights of a companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and, under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted loan for a purchase price generally equal to the outstanding principal balance of the related defaulted loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of a non-serviced mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or equivalent entity) of such securitization trust (or the holder of the related controlling companion loan) may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The

Whole Loans—The Non-Serviced Pari Passu Whole Loans“,”—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●

will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer (and any sub-servicer, if applicable) will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted loan current or in maximizing proceeds to the issuing entity, the special servicer (and any sub-servicer, if applicable) will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer (or any sub-servicer) in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except JPMorgan Chase Bank, National Association, in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, the related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Even if a legal action were brought successfully against the defaulting sponsor, we cannot assure you that the sponsor would, at that time, own or possess sufficient assets to make the required repurchase or to substitute any mortgage loan or make any payment to fully compensate the issuing entity for such material defect or material breach in all respects. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. In particular, in the case of a non-serviced mortgage loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan(s), the asset representations reviewer under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan(s) concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

In addition, with respect to the 1633 Broadway mortgage loan (7.9%), each related mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of the related mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans”.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to the 1633 Broadway mortgage loan (7.9%) and the BX Industrial Portfolio mortgage loan (5.1%), prior to the occurrence and continuance of certain mortgage loan events of default specified in the related co-lender agreement, any collections of scheduled principal payments and other unscheduled principal payments (other than in connection with payments made following a casualty or condemnation) with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan and the related pari passu companion loans on a pro rata and pari passu basis and to the related subordinate companion loans on a pro rata and pari passu basis. Such pro rata distributions of principal will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such subordinate companion loans.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the greater of (a) the “prime rate” as published in The Wall Street Journal, compounded annually and (b) 2.0% per annum, compounded annually. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), the parent of Goldman Sachs Mortgage Company, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

Goldman Sachs Mortgage Company, a sponsor, is an indirect, wholly-owned subsidiary of GS Bank, a New York State chartered bank, the deposits of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”). If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the FDIA; likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship. The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the FDIC Safe Harbor. However, the transfers are not transfers by banks, and in any event, even if the FDIC Safe Harbor were applicable to this transfer, the FDIC Safe Harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the Pooling and Servicing Agreement or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure.

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other limitations, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant buildouts, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the special servicer will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

REMIC Status.

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as corporations under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount.

One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, the investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the Code.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The IRS has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2020-26 easing the tax requirements for a servicer to modify certain mortgage loans held in a REMIC by permitting certain forbearances (and related modifications) for up to 6 months that are agreed to by a borrower, and that are made under certain forbearance programs for borrowers experiencing a financial hardship due, directly or indirectly, to the COVID-19 emergency. Under the revenue procedure, these forbearances (a) are not treated as resulting in a newly issued mortgage loan for purposes of Treasury Regulations section 1.860G-2(b)(1), (b) are not prohibited transactions under Code Section 860F(a)(2), and (c) do not result in a deemed reissuance of related REMIC regular interests. Accordingly, the master servicer or the special servicer may grant certain forbearances (and engage in related modifications) with respect to a Mortgage Loan in connection with the COVID-19 emergency, which may impact the timing of payments and ultimate recovery on the Mortgage Loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Code. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of thirty-four (34) fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $727,405,614 (the “Initial Pool Balance”). The “Cut-off Date” means with respect to each Mortgage Loan, the related Due Date in June 2020.

Fifteen (15) Mortgage Loans (51.9%), are each part of a larger whole loan comprised of (i) the related Mortgage Loan, (ii) in the case of ten (10) Mortgage Loans (31.5%), one or more loans that are secured by the related Mortgaged Property and are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans” or each, a “Pari Passu Companion Loan”) and (iii) in the case of five (5) Mortgage Loans (20.4%), one or more Pari Passu Companion Loans and one or more loans that are secured by the related Mortgaged Property and are subordinate in right of payment to the Mortgage Loan and the related Pari Passu Companion Loans (such subordinate loans are referred to in this prospectus as “Subordinate Companion Loans” or each, a “Subordinate Companion Loan”). The Pari Passu Companion Loans and Subordinate Companion Loans are collectively referred to in this prospectus as “Companion Loans” or each, a “Companion Loan”. Each Mortgage Loan and any related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage(s) and the same assignment(s) of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

With respect to the BX Industrial Portfolio Whole Loan, in respect of presentation of financial information, references to Pari Passu Companion Loans should generally be deemed to also include a portion of the BX Industrial Portfolio floating rate loan that has a principal balance as of the Cut-off Date of approximately $58,283,000 which is deemed to be pari passu with the BX Industrial Portfolio Mortgage Loan and references to Subordinate Companion Loans should generally be deemed to also include the remaining portion of the BX Industrial Portfolio floating rate loan that has a principal balance as of the Cut-off Date of approximately $41,145,000 that is deemed to be subordinate to the BX Industrial Portfolio Mortgage Loan.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans and Whole Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
LoanCore Capital Markets LLC (“LCM”)	13	$293,942,626	40.4%
JPMorgan Chase Bank, National Association (“JPMCB”)	7	126,150,000	17.3
German American Capital Corporation (“GACC”)	6	129,387,500	17.8
Goldman Sachs Mortgage Company (“GSMC”)	7	120,425,488	16.6
JPMCB / GACC / GSMC(2)	1	57,500,000	7.9
Total	34	$727,405,614	100.0%

(1)

All of the Mortgage Loans were originated by their respective sellers or affiliates thereof, except those certain Mortgage Loans that are part of larger whole loan structures that were co-originated by the applicable seller with one or more other lenders or that were acquired from unaffiliated third-party originators. See “Description of the Mortgage Pool—General—Co-Originated or Third-Party Originated Mortgage Loans”.

(2)

The 1633 Broadway Mortgage Loan (7.9%) is part of a Whole Loan as to which separate notes are being sold by JPMCB, GACC and GSMC. The 1633 Broadway Mortgage Loan is evidenced by three (3) promissory notes: (i) Note A-3-C-7, with an outstanding principal balance of $27,500,000 as of the Cut-off Date, as to which JPMCB is acting as mortgage loan seller; (ii) Note A-2-C-2-B, with an outstanding principal balance of $20,000,000 as of the Cut-off Date, as to which GACC is acting as mortgage loan seller; and (iii) Note A-1-C-4-B, with an outstanding principal balance of $10,000,000 as of the Cut-off Date, as to which GSMC is acting as mortgage loan seller.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first priority lien on a fee simple and/or leasehold interest in a commercial, multifamily or manufactured housing real property (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans are component promissory notes of whole loans co-originated by the related mortgage loan seller (or an affiliate) and another entity or were originated by an unaffiliated third party and acquired by the mortgage loan seller:

●

The 1633 Broadway Mortgage Loan (7.9%), for which JPMCB, GSMC and GACC are each a mortgage loan seller, is part of a Whole Loan that was co-originated by DBR Investments Co. Limited (“DBRI”), Wells Fargo Bank, National Association, JPMCB and Goldman Sachs Bank USA (“GS Bank”).

●	The 711 Fifth Avenue Mortgage Loan (5.5%), for which GSMC is the mortgage loan seller, is part of a whole loan that was co-originated by GS Bank and Bank of America, N.A.

●	The City National Plaza Mortgage Loan (2.7%), for which GSMC is the mortgage loan seller, is part of a Whole Loan that was co-originated by GS Bank and Morgan Stanley Bank, N.A.

●	The Moffett Towers Buildings A, B & C Mortgage Loan (2.7%), for which GSMC is the mortgage loan seller, is part of a Whole Loan that was co-originated by DBRI, JPMCB and GS Bank.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on June 30, 2020 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loans, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings below. In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and have not been updated. In particular, such appraisals do not reflect the effects of the COVID-19 pandemic on the Mortgaged Properties. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

With respect to the BX Industrial Portfolio Mortgage Loan, the calculation of the debt service coverage ratios, loan-to-value ratios and debt yields includes approximately $58,283,000 of the Cut-off Date balance of the BX Industrial Portfolio Floating Rate Loan.

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●

in the case of a Mortgage Loan that provides for interest only payments through maturity, Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

●

in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period, Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

●

With respect to the Hampton Roads Office Portfolio Mortgage Loan (5.8%), the Annual Debt Service is calculated based on the sum of the first 12 Whole Loan principal and interest payments following the Cut-off Date based on the assumed principal and interest payment schedule set forth in Annex I.

●

Monthly debt service and the underwritten debt service coverage ratios are also calculated using the average of the principal and interest payments scheduled to be due on the first Due Date following the Cut-off Date and the 11 Due Dates thereafter for each Mortgage Loan, subject to the proviso to the prior sentence.

●

In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan without regard to any related Subordinate Companion Loan; provided, however, that solely with respect to Annex A-1, Annual Debt Service is calculated with respect to the Mortgage Loan excluding the related Pari Passu Companion Loan and any related Subordinate Companion Loan.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller as set forth under “Appraised Value” in Annex A-1. In certain cases, the appraisals state values other than “as-is” for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the applicable mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties the Appraised Value represents the “as-is” value or values other than “as-is” for such portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” appraised values or appraised values other than “as-is” of the individual Mortgaged Properties. In the case of certain of the Mortgage Loans, the LTV Ratio for such Mortgage Loans has been calculated based on values other than “as-is” Appraised Values of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property. However, the Appraised Value set forth in Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, in Annex A-1 and/or the related footnotes. With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

The tables presented in Annex A-2 that are entitled “Cut-off Date LTV Ratios” and “LTV Ratio at Maturity” set forth the range of LTV Ratios of the Mortgage Loans as of the Cut-off Date and the stated maturity dates, respectively, of the related Mortgage Loans, respectively. An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” appraised value of the related Mortgaged Property or Mortgaged Properties, as applicable (or, with respect to the Mortgaged Properties identified under “—Appraised Value”, as described under such section) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan. For each Mortgage Loan with a related Companion Loan, the calculation of the Mortgage Loan’s LTV Ratio includes the principal balance of any related Pari Passu Companion Loan(s) but excludes any related Subordinate Companion Loans. In the event that a Mortgage Loan is part of a cross-collateralized group of

Mortgage Loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date assuming all principal payments required to be made on or prior to the related maturity date (not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the table titled “Appraised Value” under “—Appraised Value“ below, the respective LTV Ratio at maturity was calculated using values other than “as-is” Appraised Values, as opposed to the “as-is” Appraised Values, each as set forth in “—Appraised Value” below as well as Annex A-1 and Annex A-3.

“GLA” means gross leasable area.

“Hard Lockbox” means that the related Mortgage Loan documents currently require tenants to pay rent or other income directly to the lockbox account. For hotel properties, the Mortgage Loan will be considered to have a Hard Lockbox if credit card companies or credit card clearing banks are required to deposit credit card receivables directly to the lockbox account, even if cash, checks or certain other payments are paid to the borrower or property manager prior to being deposited into the lockbox account.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means, with respect to each Mortgage Loan, the principal balance of the Mortgage Loan per Unit as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loans and the related Mortgage Loan included in the issuing entity, but not any Subordinate Companion Loans, unless otherwise indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy” means the percentage of square feet, units or pads, as the case may be, of a Mortgaged Property that were occupied or leased as of or, in the case of certain properties, average units or rooms so occupied over a specified period ending on, a specified date (identified in Annex A-1 as the “Occupancy Date”). The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.

“RevPAR” means, with respect to any hotel property, revenues per available room.

“Soft Lockbox” means that the related Mortgage Loan documents currently require the related borrower or the property manager at the related Mortgaged Property to collect rents from tenants and pay all such rent directly to the lockbox account. In the case of certain flagged hotel properties, the manager may instead be required to deposit only the portion of such rent which is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses.

“Soft Springing Lockbox” means that the related Mortgage Loan documents currently require the related borrower or the property manager at the related Mortgaged Property to collect rents from tenants and pay all such rent directly to the lockbox account; provided, however, that upon the occurrence of certain triggering events provided in the related Mortgage Loan documents, the related borrower is required to implement a Hard Lockbox. In the case of certain flagged hotel properties, the manager may instead be required to deposit only the portion of such rent which is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses.

“Springing Cash Management” means that, for funds directed into a Hard Lockbox or Soft Lockbox, such funds are generally paid directly to the related borrower who pays debt service and funds all required escrow and reserve accounts (including debt service) from amounts received; provided, however, in some cases, that upon the occurrence of certain triggering events enumerated in the related Mortgage Loan documents, the cash management account converts to In-Place Cash Management. Notwithstanding the foregoing, in the event that such triggering events are cured as provided in the Mortgage Loan documents, in some cases, the cash management account will revert to Springing Cash Management.

“Springing Lockbox” means that no lockbox account is currently in place and that the related borrower (or its property manager) is responsible for paying debt service and funding all escrow and reserve accounts (including debt service); provided, however, that upon the occurrence of certain triggering events enumerated in the related Mortgage Loan documents, the related borrower is required to implement either a Hard Lockbox or Soft Lockbox.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any other single purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Expenses” or “UW Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten NOI”.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “UW NCF DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented in Annex A-1 and Annex A-2 attached, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to Annual Debt Service, except that the Underwritten Net Cash Flow Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, except with respect to the Hampton Roads Office Portfolio Mortgage Loan (5.8%), in which case the Underwritten Net Cash Flow Debt Service Coverage Ratio was calculated based upon the sum of the first 12 Whole Loan principal and interest payments following the Cut-off Date based on the assumed principal and interest payment schedule set forth on Annex I. With respect to any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, the Underwritten Net Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Net Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the Mortgage Loans in the cross-collateralized group.

For each Mortgage Loan with a related Companion Loan, the calculation of the Mortgage Loan UW NCF DSCR includes the principal balance and debt service payment of any related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loans.

The “Underwritten Net Cash Flow” or “UW NCF” for any Mortgaged Property means the Underwritten NOI for such Mortgaged Property decreased by an amount that the related mortgage loan seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, UW NCF is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. See Annex A-1 and the footnotes related thereto and “Description of Top Fourteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” in Annex A-3.

The “Underwritten Net Operating Income Debt Service Coverage Ratio” or “UW NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented in Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of Annual Debt Service on such Mortgage Loan. With respect to the Hampton Roads Office Portfolio Mortgage Loan (5.8%), the Underwritten Net Operating Income Debt Service Coverage Ratio was calculated based upon the sum of the first 12 Whole Loan principal and interest payments following the Cut-off Date based on the assumed principal and interest payment schedule set forth on Annex I.

For each Mortgage Loan with a related Companion Loan, the calculation of the Mortgage Loan UW NOI DSCR includes the principal balance and debt service payment of any related Pari Passu Companion Loan(s) but excludes any related Subordinate Companion Loan (if any).

“Underwritten NCF Debt Yield” or “UW NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten NCF Debt Yields were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan(s). With respect to any cross-collateralized Mortgage Loan, such terms mean the ratio of the aggregate Underwritten Net Cash Flow produced by the related Mortgaged Properties divided by the aggregate Annual Debt Service of the related Mortgage Loans.

“Underwritten NOI” or “UW NOI” for any Mortgaged Property means the net operating income for such Mortgaged Property as determined by the related mortgage loan seller in accordance with its underwriting guidelines for similar properties. Operating revenues from a Mortgaged Property (“Effective Gross Income”) are generally calculated as follows: rental revenue is calculated using actual rental rates or, in some cases, estimates in the appraisal, which are usually derived from historical results, but which may include anticipated revenues from newly executed contracts, in some cases adjusted downward to market rates or upward to account for contractual rent increases that are specified in a tenant’s lease or contract (as deemed appropriate by the applicable mortgage loan seller in light of the circumstances), with vacancy rates equal to the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate (or that are effective in a lease renewal option period that a tenant has orally indicated its intent to exercise as deemed appropriate by the applicable mortgage loan seller in light of the circumstances); other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. In some cases, the related mortgage loan seller included in the operating revenues rents otherwise payable by a tenant in occupancy of its space but for the existence of an initial or periodic “free rent” period, reduced rent period or a permitted rent abatement, or rents payable by a tenant that is not in occupancy but has executed a lease, for which (in any of the foregoing cases) the related mortgage loan seller may have reserved funds as deemed appropriate by the applicable mortgage loan seller in light of the circumstances. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted in some cases to account for inflation, significant occupancy increases and a market rate management fee. However, some operating expenses are based on the budget of the borrower or the appraiser’s estimate.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loan(s). Further, in the case of certain Mortgaged Properties identified in Annex A-1, certain tenants among the 5 largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the UW NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, UW NOI is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. See Annex A-1 and the footnotes related thereto and “Description of Top Fourteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” in Annex A-3.

The amounts representing net operating income, Underwritten NOI and UW NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and UW NCF set forth in this prospectus intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW NCF DSCRs presented in this prospectus, including the tables presented in Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the UW NCFs used as a basis for calculating UW NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, UW NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Revenues” with respect to any Mortgage Loan, means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten NOI”.

The “UW NOI Debt Yield” or “UW NOI DY” for any Mortgage Loan is calculated by dividing (x) the UW NOI for such Mortgage Loan by (y) the Cut-off Date Balance for such Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, UW NOI Debt Yields were calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s), but excluding any related Subordinate Companion Loans. With respect to any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, the UW NOI Debt Yield is calculated by dividing (x) the aggregate UW NOI of each Mortgage Loan comprising the cross-collateralized group of Mortgage Loans by (y) the aggregate Cut-off Date Balance of such Mortgage Loans.

The “UW NOI Debt Yield” with respect to any class of certificates is calculated by dividing (x) the aggregate UW NOI for the pool of Mortgage Loans by (y) the aggregate Certificate Balance of such class of certificates and all classes of certificates senior to such class of certificates (or, in the case of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the aggregate Certificate Balances of such certificates). Although the UW NOI for the pool of Mortgage Loans is based on an aggregate of the Mortgage Loans, excess cash flow available from any particular Mortgage Loan will not be available to support any other Mortgage Loan.

“Units” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment or (b) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$727,405,614
Number of Mortgage Loans	34
Number of Mortgaged Properties	149
Number of Cross-Collateralized Mortgage Loans	2
Cross-Collateralized Mortgage Loans as a percentage	4.6%
Range of Cut-off Date Balances	$4,954,198 to $69,000,000
Average Cut-off Date Balance	$21,394,283
Range of Mortgage Rates	2.44000% to 5.30000%
Weighted average Mortgage Rate	3.74402%
Range of original terms to maturity	59 months to 122 months
Weighted average original term to maturity	112 months
Range of remaining terms to maturity	56 months to 118 months
Weighted average remaining term to maturity	107 months
Range of original amortization term(2)	360 months to 360 months
Weighted average original amortization term(2)	360 months
Range of remaining amortization terms(2)	346 months to 360 months
Weighted average remaining amortization term(2)	357 months
Range of LTV Ratios as of the Cut-off Date(3)(4)	31.3% to 75.0%
Weighted average LTV Ratio as of the Cut-off Date(3)(4)	56.8%
Range of LTV Ratios as of the maturity date(3)(4)	31.3% to 68.8%
Weighted average LTV Ratio as of the maturity date(3)(4)	52.7%
Range of UW NCF DSCR(3)(4)(5)	1.19x to 4.59x
Weighted average UW NCF DSCR(3)(4)(5)	2.47x
Range of UW NOI Debt Yield(3)(4)	6.2% to 14.9%
Weighted average UW NOI Debt Yield(3)(4)	10.7%
Percentage of Initial Pool Balance consisting of:
Interest Only	58.2%
Interest Only-Balloon	29.2%
Balloon	12.6%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)

Excludes eighteen (18) Mortgage Loans (58.2%) that are interest-only for the entire term. Includes the Hampton Roads Office Portfolio Mortgage Loan (5.8%), which will amortize based on the assumed principal and interest payment schedule set forth in Annex I.

(3)

In the case of one (1) group of Mortgage Loans: the Chase Center Tower I Mortgage Loan (2.5%) and the Chase Center Tower II Mortgage Loan (2.1%), such group of Mortgage Loans consists of cross-collateralized and cross-defaulted loans, and the debt service coverage ratios, loan-to-value ratios and debt yields with respect to the related Mortgage Loans are presented in each case on an aggregate basis. With respect to the 675 Creekside Way Mortgage Loan (6.0%), the Moffett Towers Buildings A, B & C Mortgage Loan (2.7%), the Chase Center Tower I Mortgage Loan (2.5%) and the Chase Center Tower II Mortgage Loan (2.1%), the loan-to-value ratios were calculated based upon a valuation other than an “as-is” value of each related mortgaged property, as described in “Description of the Mortgage Pool—Appraised Value”. The remaining Mortgage Loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

(4)

With respect to fifteen (15) Mortgage Loans (51.9%) with one or more Pari Passu Companion Loans and/or Subordinate Companion Loans, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including any related Pari Passu Companion Loans, but excluding any related Subordinate Companion Loans. The underwritten net cash flow debt service coverage ratio, related loan-to-value ratio as of the cut-off date and underwritten net operating income debt yield including the related Subordinate Companion Loans are (a) with respect to the 1633 Broadway Mortgage Loan (7.9%), 3.08x, 52.1% and 9.5%, respectively, (b) with respect to the BX Industrial Portfolio Mortgage Loan (5.1%), 2.09x, 67.6% and 7.5%, respectively, (c) with respect to the Moffett Towers Buildings A, B & C Mortgage Loan (2.7%), 2.09x, 67.2% and 7.5%, respectively, (d) with respect to the Chase Center Tower I Mortgage Loan (2.5%), 1.36x, 69.5% and 6.2%, respectively and (e) with respect to the Chase Center Tower II Mortgage Loan (2.1%), 1.36x, 69.5% and 6.2%, respectively. With respect to the BX Industrial Portfolio Mortgage Loan (5.1%), the debt service coverage ratios, loan-to-value ratios and debt yields were calculated including approximately $58,283,000 of the Cut-off Date balance of the floating rate portion of the BX Industrial Portfolio Whole Loan. For purposes of calculating the debt service coverage ratio for the BX lndustrial Portfolio Whole Loan, LIBOR was assumed to be 0.500%.

(5)

Underwritten debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period. In the case of the Hampton Roads Office Portfolio Mortgage Loan (5.8%), the principal payments used for calculating the underwritten net cash flow debt service coverage ratio were based on the assumed principal payment schedule set forth on Annex I. Certain assumptions and/or adjustments were made to the underwritten net cash flow. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

The issuing entity will include nine (9) Mortgage Loans (36.5%), that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan, subject to the nonrecourse carve-out provisions in the Mortgage Loan documents and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

See also “—Certain Calculations and Definitions“ above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and LTV Ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	53	$ 517,813,681	71.2%
Suburban	42	359,977,845	49.5
CBD	5	146,500,000	20.1
Medical	4	8,025,000	1.1
Suburban Flex	2	3,310,835	0.5
Mixed Use	4	$ 80,650,000	11.1%
Office/Retail	2	60,500,000	8.3
Multifamily/Retail	2	20,150,000	2.8
Industrial	67	$ 61,511,680	8.5%
Warehouse/Distribution	41	29,725,958	4.1
Flex	13	10,436,859	1.4
Manufacturing	5	8,573,623	1.2
R&D/Flex	2	7,773,182	1.1
Warehouse/Storage	3	3,203,132	0.4
Warehouse	3	1,798,925	0.2
Retail	10	$ 28,212,988	3.9%
Anchored	7	23,304,288	3.2
Single Tenant	2	4,537,500	0.6
Shadow Anchored	1	371,200	0.1
Other	13	$ 24,717,266	3.4%
Leased Fee	13	24,717,266	3.4
Multifamily	1	$ 8,800,000	1.2%
Garden	1	8,800,000	1.2
Manufactured Housing	1	$ 5,700,000	0.8%
Manufactured Housing	1	5,700,000	0.8
Total	149	$727,405,614	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Office Properties.

With respect to the office properties set forth in the above chart and retail and mixed-use properties that include office tenants:

●	With respect to the 1633 Broadway Mortgage Loan (7.9%), the Mortgaged Property includes approximately 145,192 square feet of theater space, constituting approximately 5.7% of the net rentable area at the Mortgaged Property, and approximately 80,000 square feet of retail space, constituting approximately 3.1% of the net rentable area at the Mortgaged Property, of which approximately 40,000 square feet is vacant.

●

With respect to the 675 Creekside Way Mortgage Loan (6.0%), the sole tenant, 8x8, a provider of cloud based voice, video, chat and contact center services, experienced a net loss of approximately $172.4 million for its fiscal year ended March 31, 2020.

●	With respect to the Frick Building Mortgage Loan (4.8%), approximately 27.5% of the Mortgaged Property is vacant.

●

With respect to the Roscoe Office Mortgage Loan (2.5%), the second largest tenant, the GSA Social Security Admin, indicated in its estoppel that the tenant had notified the borrower of a deficiency in compliance with the Americans with Disabilities Act on March 12, 2019. The notice stated that “Agency clients, who use wheelchairs, are finding it difficult to gain entrance to the building. They cannot use the front entrance, that is now permanently closed, and are now having to use the two driveways on the east and north sides of the building. Agency clients are finding it difficult to maneuver up the sloped driveway and also find themselves dodging traffic that is entering and exiting the site via these two driveways. A walkway, that is ADA compliant, needs to be provided for our agency lease location clients.” In the event that the borrower fails to cure such deficiency, the tenant has the right to terminate its lease, and/or to abate rent. Repairs to address such deficiency were required to be completed under the Mortgage Loan documents within 90 days of origination, and according to the related interim servicer, have been completed. The related interim servicer is requesting an estoppel from the tenant to confirm that there is no longer a deficiency.

The borrowers with respect to other Mortgage Loans secured by office properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by office properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic May Adversely Affect the Global Economy and the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks“ and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties.

With respect to the mixed use properties set forth in the above chart:

●

Each of the mixed use Mortgaged Properties has one or more office, retail and/or multifamily components. See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable.

The borrowers with respect to Mortgage Loans secured by mixed-use properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by retail properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current

Coronavirus Pandemic May Adversely Affect the Global Economy and the Performance of the Mortgage Loans”.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties.

With respect to the industrial properties set forth in the above chart:

●

With respect to the Willow Lake Tech Center Mortgaged Property (0.7%), the Mortgaged Property derives a portion of the Underwritten Revenues from rent payments related to the leasing of office space at the Mortgaged Property.

●

With respect to the BX Industrial Portfolio — 7453 Empire – Bldg C Mortgaged Property (0.03%), the borrower has informed the lender that it intends to commence eviction proceedings against the sole tenant, New Era Industrial, LLC, once courts reopen following the coronavirus pandemic, and with respect to the BX Industrial Portfolio — Enterprise Distribution Center 1 Mortgaged Property (0.1%), the borrower has informed the lender that with respect to the second largest of the two tenants at the Mortgaged Property, Commonwealth Warehouse, Inc., which leases 48.0% of the net rentable area at such Mortgaged Property, several months’ rent is outstanding.

The borrowers with respect to Mortgage Loans secured by industrial properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by industrial properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic May Adversely Affect the Global Economy and the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Retail Properties.

With respect to the retail properties set forth in the above chart:

●

With respect to the Midland Atlantic Portfolio – Maysville Marketsquare Mortgaged Property (0.2%), JC Penney, representing approximately 15.6% of the net rentable area at the Mortgaged Property, is one of the anchor tenants at the Mortgaged Property. JCPenney declared bankruptcy on May 15, 2020 and announced plans to close a number of stores in connection with the restructuring. The JCPenney at the Mortgaged Property is among the announced store closures. Certain of the tenant leases at the related Mortgaged Property permit tenants to terminate their leases and/or abate or reduce rent if JCPenney terminates its lease or goes dark. The JCPenney lease is not included in Underwritten Net Cash Flow or Underwritten Net Operating Income, and the related space is treated as vacant for purposes of Occupancy. We cannot assure you that the closing of any other JCPenney stores will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

The borrowers with respect to Mortgage Loans secured by retail properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by retail properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic May Adversely Affect the Global Economy and the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks“ and “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties.

With respect to the multifamily properties set forth in the above chart and mixed use properties that include multifamily components, see “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

The borrowers with respect to Mortgage Loans secured by multifamily properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by retail properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic May Adversely Affect the Global Economy and the Performance of the Mortgage Loans”.

 Hotel Properties.

With respect to the Los Angeles Leased Fee Portfolio Mortgage Loan (3.3%), four (4) of the Mortgaged Properties are leased fee properties improved by a hotel.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company“ and “—Specialty Use Concentrations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

The borrowers with respect to Mortgage Loans secured or supported by hospitality properties may face increased fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses because of travel limitations implemented by governments and businesses as well as declining interest in travel generally due to the COVID-19 pandemic. We cannot assure you that other borrowers of Mortgage Loans secured or supported by hotel properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic May Adversely Affect the Global Economy and the Performance of the Mortgage Loans”.

Manufactured Housing Properties.

With respect to the manufactured housing properties set forth in the above chart:

One (1) Mortgaged Property (0.8%) is a recreational vehicle resort or has a significant portion of the property that is intended for short-term recreational vehicle hook-ups.

The borrowers with respect to Mortgage Loans secured by manufactured housing properties may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by retail properties will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic May Adversely Affect the Global Economy and the Performance of the Mortgage Loans”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Properties Have Special Risks”.

Specialty Use Concentrations.

Certain Mortgaged Properties have one of the 5 largest tenants that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Bank branch	4	9.6%
Restaurant	10	7.4%
Medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	5	5.0%
Hair Studio/Salon	5	3.6%
Grocery Store	6	3.1%
Gym, fitness center or a health club	2	1.3%
Gas/Servicing Station	1	0.3%

In addition, with respect to the GIP REIT Portfolio — 15091 Alabama Highway 20 Mortgaged Property (0.9%), the sole tenant, Pratt & Whitney, has installed specialized manufacturing and automation equipment at the Mortgaged Property which may be difficult to refit.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top Ten Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	UW NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(3)	Property Type
LA County Office Portfolio	$69,000,000	9.5%	199	1.38x	67.9%	Office
1633 Broadway	$57,500,000	7.9%	391	3.84x	41.7%	Office
675 Creekside Way	$43,400,000	6.0%	469	2.52x	58.3%	Office
Hampton Roads Office Portfolio	$42,387,896	5.8%	99	1.40x	70.8%	Office
711 Fifth Avenue	$40,000,000	5.5%	1,603	2.90x	54.5%	Mixed Use
BX Industrial Portfolio	$37,400,000	5.1%	34	3.57x	39.6%	Various
Whitehall III & V	$36,175,532	5.0%	122	1.69x	63.6%	Office
Frick Building	$35,250,000	4.8%	100	1.65x	70.5%	Office
Peace Coliseum	$34,500,000	4.7%	146	2.93x	43.1%	Office
Chase Center Tower I(4)	$18,213,750	2.5%	461	3.87x	31.3%	Office
Chase Center Tower II(4)	$15,536,250	2.1%	461	3.87x	31.3%	Office
Top 3 Total/Weighted Average	$169,900,000	23.4%		2.50x	56.6%
Top 5 Total/Weighted Average	$252,287,896	34.7%		2.38x	58.6%
Top 10 Total/Weighted Average	$429,363,428	59.0%		2.53x	55.0%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, each of which has one or more related Companion Loan(s) that is not part of the issuing entity, the Loan per Unit, UW NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan are calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan in the aggregate but excludes any related Subordinate Companion Loans and/or related mezzanine loan (if any). The UW NCF DSCR and the Cut-off Date LTV Ratio including the related Subordinate Companion Loan(s) are (a) with respect to the 1633 Broadway Mortgage Loan, 3.08x and 52.1%, respectively, (b) with respect to the BX Industrial Portfolio Mortgage Loan, 2.09x and 67.6%, respectively, (c) with respect to the Chase Center Tower I Mortgage Loan, 1.36x and 69.5%, respectively and (d) with respect to the Chase Center Tower II Mortgage Loan, 1.36x and 69.5%, respectively . See “—Assessments of Property Value and Condition” for additional information. With respect to the BX Industrial Portfolio Mortgage Loan, the UW NCF DSCR and Cut-off Date LTV Ratio include approximately $58,283,000 of the Cut-off Date balance of the BX Industrial Portfolio Floating Rate Loan. The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR (subject to a floor of 0.000%) plus a spread of 1.450%. For purposes of all calculations above, LIBOR is assumed to be 0.500%.

(2)	In the case of the Hampton Roads Office Portfolio Mortgage Loan (5.8%), the UW NCF DSCR was calculated based on the sum of the first 12 Whole Loan principal and interest payments after the Cut-off Date based on the assumed principal and interest payment schedule set forth in Annex I.

(3)	In the case of the 675 Creekside Way Mortgaged Property (6.0%), the Chase Center Tower I Mortgage Loan (2.5%) and the Chase Center Tower II Mortgage Loan (2.1%), the Cut-off Date LTV Ratio was calculated based upon a hypothetical valuation other than an “as-is” value. See “—Assessments of Property Value and Condition” and “—Appraised Value” for additional information.

(4)	The Chase Center Tower I Mortgage Loan and the Chase Center Tower II Mortgage Loan (collectively, 4.6%) are cross-collateralized and cross-defaulted with each other. As such, the Loan Per Unit, UW NCF DSCR and Cut-off Date LTV Ratio are calculated based on the aggregate of the Chase Center Tower I Mortgage Loan and the Chase Center Tower II Mortgage Loan.

For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of Top Fourteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” in Annex A-3. Other than with respect to the top ten Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 3.3% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Cross-Collateralized Mortgage Loans/Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include two (2) Mortgage Loans (4.6%), set forth in the table below entitled “Cross-Collateralized/Multi-Property Mortgage Loans”, which are each secured by two or more Mortgaged Properties. In some cases, however, the amount of the mortgage lien encumbering a particular Mortgaged Property may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 200%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan. The pool of Mortgage Loans also includes one group of mortgage loans, that are in each case, cross-collateralized and cross-defaulted with the other mortgage loan in the group.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties and each group of cross-collateralized Mortgage Loans.

Cross-Collateralized/Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Cross Collateralized / Multi-Property	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
LA County Office Portfolio	Multi-Property	$69,000,000	9.5%
Hampton Roads Office Portfolio	Multi-Property	42,387,896	5.8
BX Industrial Portfolio	Multi-Property	37,400,000	5.1
Chase Center Tower I(1)	Cross-Collateralized	18,213,750	2.5
Chase Center Tower II(1)	Cross-Collateralized	15,536,250	2.1
Los Angeles Leased Fee Portfolio	Multi-Property	24,000,000	3.3
Moffett Towers Buildings A, B & C	Multi-Property	20,000,000	2.7
PCI Pharma Portfolio	Multi-Property	16,750,000	2.3
GIP REIT Portfolio	Multi-Property	11,287,500	1.6
KB Fresenius & DaVita Southeast Portfolio	Multi-Property	8,025,000	1.1
Midland Atlantic Portfolio	Multi-Property	7,500,000	1.0
Total		$270,100,396	37.1%

(1)	The Chase Center I Mortgage Loan (2.5%) and the Chase Center II Mortgage Loan (2.1%) are cross-collateralized and cross-defaulted with each other.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Two (2) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans” are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrowers that are related to each other represents more than approximately 3.7% of the Initial Pool Balance. The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Lava Ridge Business Center	$18,250,000	2.5%
KB Fresenius & DaVita Southeast Portfolio	8,025,000	1.1
Total for Group 1:	$26,275,000	3.6%

Group 2:
Stuart’s Crossing	$8,400,000	1.2%
Caton Crossings	7,775,488	1.1
Total for Group 2:	$16,175,488	2.2%

Mortgage Loans with related borrowers are identified under “Related Borrower” in Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	27	$272,054,288	37.4%
New York	4	$111,350,000	15.3%
Virginia	41	$51,722,175	7.1%
Pennsylvania	6	$45,935,477	6.3%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty (20) other states and the District of Columbia, with no more than 5.2% of the Initial Pool Balance secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

Five (5) Mortgaged Properties (5.2%) are located in coastal areas in states or territories generally more susceptible to floods or hurricanes than properties in other parts of the country.

Twenty-eight (28) Mortgaged Properties (42.9%) are located in an area that is considered a high earthquake risk (seismic zone 3 or 4). Seismic reports were prepared with respect to each such Mortgaged Property, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 22.0%.

Thirty-six (36) Mortgaged Properties (43.6%) are located in California, Washington, Texas and Florida and are more susceptible to wildfires.

Mortgaged Properties With Limited Prior Operating History

Three (3) Mortgaged Properties securing the 675 Creekside Way Mortgage Loan (6.0%), the Chase Center Tower I Mortgage Loan (2.5%) and the Chase Center Tower II Mortgage Loan (2.1%) were each constructed, were substantially renovated or were in a lease-up period, within the 12-month period preceding the Cut-off Date and have no or limited prior operating history and/or lack historical financial figures and information.

One (1) Mortgaged Property securing The Oliver Mortgage Loan (2.1%) was acquired within the 12-month period preceding the origination of the related Mortgage Loan and underwriting was based on a limited prior operating history and limited historical financial figures and information.

Five (5) Mortgaged Properties securing the Peace Coliseum Mortgage Loan (4.7%), the Apollo Education Group HQ Mortgage Loan (2.1%), the Staples Headquarters Mortgage Loan (1.4%), the KB Fresenius & DaVita Southeast Portfolio Mortgage Loan (1.1%) and the Guidepost Montessori Mortgage Loan (0.9%) are leased to a single tenant under a triple net lease, and the Mortgage Loan Seller was not provided with historical financial information for such Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common

Three (3) Mortgaged Properties securing the 1633 Broadway Mortgage Loan (7.9%), the 1340 Concord Mortgage Loan (3.0%) and the NOV Headquarters Mortgage Loan (1.4%) have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

Five (5) of the Mortgage Loans secured in whole or in part by the Moffett Towers Buildings A, B & C Mortgaged Property (2.7%), the Chase Center Tower I Mortgaged Property (2.5%), the Chase Center Tower II Mortgaged Property (2.1%), the GIP REIT Portfolio – 3707 14th Street Northwest Mortgaged Property (0.3%) and the BX Industrial Portfolio – 2270 Woodale Mortgaged Property (0.1%) are secured, in certain cases, in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

●

With respect to the Moffett Towers Buildings A, B & C Mortgage Loan (2.7%), the Mortgaged Property consists of three, eight-story office buildings totaling 951,498 square feet, which are part of a larger seven-building campus known as Moffett Towers (the “Campus”) which includes approximately 2 million square feet of office space, an amenities facility, swimming pool, café, outdoor common area space, and two parking structures. The Campus is located on portions of each of lot 1 (“Lot 1”) and lot 3 (“Lot 3”), respectively, as shown on the final recorded Lot 1 and Lot 3 subdivision maps related to the Campus. The Mortgaged Property is located on Lot 1. Use of and access to the common area spaces is governed by certain declarations of covenants, conditions, restrictions and easement and charges agreements (collectively, the “CCR&E”) made by the borrower, as the sole member of the Moffett Towers Lot I Association LLC (the “Lot 1 Association”), and the borrower and owners of the non-collateral buildings at the Campus, as the members of the Moffett Towers Building H & Amenities Parcel Association LLC (the “Amenities Parcel Association”, and collectively with the Lot 1 Association, the “Associations”). Under the CCR&E, each completed building in the Campus is entitled to a proportionate share of the voting interest. The Mortgaged Property is entitled to a 47.595% share of the voting interest in the Amenities Parcel Association and 100% voting rights in the Lot 1 Association as of the origination date. The CCR&E grants the borrower (a) non-exclusive easement rights over the common area spaces and (b) the right to subdivide and release a portion of the “Lot 1 Common Area” (comprised of all of the property that makes up Lot 1 of the Campus, other than the Mortgaged Property) in connection with the construction of another office building in the Campus. The Mortgage Loan documents permit the borrower to effectuate a common area subdivision and release subject to the satisfaction of certain terms and conditions, including, among others: (a) such subdivision and release (i) will not materially adversely interfere with any tenant’s use of its leased premises upon the Mortgaged Property pursuant to the terms of its lease, (ii) will not materially adversely affect the Mortgaged Property or its use or operation, (iii) is in compliance with the terms of the CCR&E, or (iv) will not cause any portion of the Mortgaged Property and/or the reduced common area to be in violation of any legal requirements (including with respect to zoning and parking) and (b) not less than 20 days prior to the date of the commencement of such common area subdivision and release, the borrower submits to the lender copies of all plans, specifications, permits and approvals (as well as drafts of any shared facilities, access, infrastructure or parking easements to be entered into in connection with such common area subdivision and release), each as reasonably requested by the lender. Notwithstanding the foregoing, no such common area subdivision and release will be permitted if at the time of the effectuation of such common area subdivision and release, and after giving effect thereto, in the

With respect to the Moffett Towers Buildings A, B & C Mortgage Loan (2.7%), the Mortgaged Property consists of three, eight-story office buildings totaling 951,498 square feet, which are part of a larger seven-building campus known as Moffett Towers (the “Campus”) which includes approximately 2 million square feet of office space, an amenities facility, swimming pool, café, outdoor common area space, and two parking structures. The Campus is located on portions of each of lot 1 (“Lot 1”) and lot 3 (“Lot 3”), respectively, as shown on the final recorded Lot 1 and Lot 3 subdivision maps related to the Campus. The Mortgaged Property is located on Lot 1. Use of and access to the common area spaces is governed by certain declarations of covenants, conditions, restrictions and easement and charges agreements (collectively, the “CCR&E”) made by the borrower, as the sole member of the Moffett Towers Lot I Association LLC (the “Lot 1 Association”), and the borrower and owners of the non-collateral buildings at the Campus, as the members of the Moffett Towers Building H & Amenities Parcel Association LLC (the “Amenities Parcel Association”, and collectively with the Lot 1 Association, the “Associations”). Under the CCR&E, each completed building in the Campus is entitled to a proportionate share of the voting interest. The Mortgaged Property is entitled to a 47.595% share of the voting interest in the Amenities Parcel Association and 100% voting rights in the Lot 1 Association as of the origination date. The CCR&E grants the borrower (a) non-exclusive easement rights over the common area spaces and (b) the right to subdivide and release a portion of the “Lot 1 Common Area” (comprised of all of the property that makes up Lot 1 of the Campus, other than the Mortgaged Property) in connection with the construction of another office building in the Campus. The Mortgage Loan documents permit the borrower to effectuate a common area subdivision and release subject to the satisfaction of certain terms and conditions, including, among others: (a) such subdivision and release (i) will not materially adversely interfere with any tenant’s use of its leased premises upon the Mortgaged Property pursuant to the terms of its lease, (ii) will not materially adversely affect the Mortgaged Property or its use or operation, (iii) is in compliance with the terms of the CCR&E, or (iv) will not cause any portion of the Mortgaged Property and/or the reduced common area to be in violation of any legal requirements (including with respect to zoning and parking) and (b) not less than 20 days prior to the date of the commencement of such common area subdivision and release, the borrower submits to the lender copies of all plans, specifications, permits and approvals (as well as drafts of any shared facilities, access, infrastructure or parking easements to be entered into in connection with such common area subdivision and release), each as reasonably requested by the lender. Notwithstanding the foregoing, no such common area subdivision and release will be permitted if at the time of the effectuation of such common area subdivision and release, and after giving effect thereto, in the lender’s good faith discretion, the ratio of the unpaid principal balance of the Moffett Towers Buildings A, B & C Whole Loan to the value of the remaining Mortgaged Property is greater than 125%. In addition, the borrower has recently requested that the lender consent to an amendment to the operating agreement of Moffett Towers Building H & Amenities Parcel Association LLC (the “Amenities Parcel Association”), which is the owner of the area that comprises all of the property that makes up Lot 3 of the Moffett Towers Campus, other than the four office buildings that are located on such Lot 3 and are collateral for other loans (the “Lot 3 Common Area”), to allow the Amenities Parcel Association to subdivide and release a portion of the Lot 3 Common Area in connection with the construction of another office building on such parcel that may be no more than nine stories tall and contain no more than 326,666 rentable square feet, subject to certain conditions set forth in such operating agreement. The lender is still reviewing this request.

●

With respect to the Chase Center Tower I and Chase Center Tower II Mortgage Loans (collectively, 4.6%), each of the Chase Center Tower I Mortgaged Property and Chase Center Tower II Mortgaged Property is subject to a condominium declaration and is comprised of a condominium unit located in an office tower, which also includes a retail condominium unit that is not part of the collateral for the related Mortgage Loans. The borrowers act as managing owner of each condominium association. The borrowers have approximately 89% of the votes in the condominium association and approximately 11% of the votes are held by the owner of the retail unit, which is an affiliate of one of the borrower sponsors. Each office tower is also governed by a master association and is part of a mixed use complex that is comprised of (i) an event center parcel, (ii) a parking garage, (iii) the Office Building C parcel (Chase Center Tower I), (iv) the Office Building D parcel (Chase Center Tower II) and (v) a retail/commercial parcel. Each borrower, as managing owner of the applicable condominium association for the Office Building C parcel (Chase Center Tower II) and the Office Building D parcel (Chase Center Tower II), has the right to appoint 2 of the 11 directors of the master board and has 2 of the 11 votes in the master association. See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements.”

●

With respect to the GIP REIT Portfolio Mortgage Loan (1.6%), the 3707 14th Street Northwest Mortgaged Property (0.3%) represents the commercial unit in a condominium that also includes 20 residential units. The borrower has only a 14% voting interest, and does not control the condominium board, does not have a sufficient vote to block an amendment to the condominium documents and does not have the ability to require a restoration upon a casualty.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	146	$ 725,747,060	99.8%
Leasehold	3	1,658,554	0.2
Total	149	$ 727,405,614	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage (and subject to any exceptions to the representations and warranties identified below), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (or at least 10 years beyond the maturity date of a Mortgage Loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “—Bankruptcy Laws”.

With respect to the BX Industrial Portfolio Mortgage Loan (5.1%), three of the 68 related individual Mortgaged Properties (DFW Logistics Center (Bldg 3), DFW Logistics Center (Bldg 4) and DFW Logistics Center (Bldg 5)) (collectively 0.2%, and representing approximately 4.4% of the Cut-off Date Balance of the BX Industrial Portfolio Whole Loan by allocated loan amount), are ground leased to the related borrower by The Dallas Fort Worth International Airport Board; pursuant to the related ground leases, the assignment, sublease or other transfer of such property or properties following a foreclosure is contingent on the consent of the related ground lessor. Such landlord’s consent will not be required for a foreclosure of the leasehold mortgage or a voluntary assignment to acquire the leasehold estate. However, such consent right will be required for the mortgagee to sublease the Mortgaged Property and will apply to subsequent transfers. In addition, the three ground leases do not contain no merger clauses, which restrict the merging of the fee and leasehold estates without the consent of the leasehold mortgagee. However, the loan documents prohibit the borrower from effecting such a merger.

In regards to ground leases, see representation and warranty number 36 in Annex D-1, representation and warranty number 35 in Annex E-1 and representation and warranty number 35 in Annex F-1 and the identified exceptions to that representation and warranty in “Annex F-2—Exceptions to Mortgage Loan Representations and Warranties For GACC”.

COVID-19 Considerations

The following table contains information regarding the status of the Mortgage Loans and Mortgaged Properties provided by the respective borrowers as of the date set forth in the “Information As Of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates. The information in this chart is as of the date indicated and is based on information provided by the related borrowers. The information was based on reports and data aggregated from the related borrower’s existing financial and operational reporting systems and in certain circumstances was produced on an interim or ad hoc basis or was provided by the related borrower verbally. While we have no reason to believe the information presented is not accurate, we cannot assure you that it will not change or be updated in the future.

No.	Property Name	Mortgage Loan Seller	Information as of Date	Property Type	May Debt Service Payment Received (Yes/No)	June Debt Service Payment Received (Yes/No)	Forbearance or Other Debt Service Relief Requested (Yes/No)	Other Loan Modification Requested (Yes/No)	Lease Modification or Rent Relief Requested (Yes/No)	Occupied SF or Unit Count Making Full April Rent Payment (%)	UW Base Rent Paid (%)	Occupied SF or Unit Count Making Full May Rent Payment (%)	UW Base Rent Paid (%)
1	LA County Office Portfolio(1)	LCM	5/29/2020	Office	Yes	Yes	No	No	Yes	87.1%	85.5%	83.9%	83.8%
2	1633 Broadway	JPMCB / GACC / GSMC	6/3/2020	Office	Yes	Yes	No	No	Yes(2)	86.5%	89.9%	86.5%	89.9%
3	675 Creekside Way	GACC	6/6/2020	Office	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
4	Hampton Roads Office Portfolio(3)	LCM	5/29/2020	Office	Yes	Yes	No	Yes	No	97.6%	96.4%	90.1%	87.6%
5	711 Fifth Avenue	GSMC	6/11/2020	Mixed Use	Yes	Yes	No	No	Yes(4)	100.0%(5)	81.3%(5)	100.0%(5)	72.4%(5)
6	BX Industrial Portfolio	GACC	6/9/2020	Various	NAP(6)	Yes	No	No	No	96.5%	97.9%	93.8%(7)	90.3%(7)
7	Whitehall III & V	LCM	5/29/2020	Office	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
8	Frick Building(8)	JPMCB	6/1/2020	Office	Yes	Yes	No	No	Yes	96.9%	96.6%	96.8%	96.5%
9	Peace Coliseum	LCM	5/29/2020	Office	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
10	Chase Center Tower I	JPMCB	6/10/2020	Office	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
11	Chase Center Tower II	JPMCB	6/10/2020	Office	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
12	Los Angeles Leased Fee Portfolio(9)	LCM	5/29/2020	Other	Yes	Yes	No	No	Yes	100.0%	100.0%	100.0%	100.0%
13	1340 Concord(10)	JPMCB	6/1/2020	Office	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
14	1333 Main Street(11)	LCM	5/29/2020	Mixed Use	Yes	Yes	No	No	No	99.2%	99.0%	95.1%	95.2%
15	City National Plaza	GSMC	5/12/2020	Office	Yes	Yes	No	No	Yes(12)	92.1%	92.3%	91.0%	90.8%
16	Moffett Towers Buildings A, B & C	GSMC	5/5/2020	Office	Yes	Yes	No	No	Yes(13)	98.8%	96.3%	98.8%	96.3%
17	Roscoe Office	GACC	6/6/2020	Office	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
18	Lava Ridge Business Center(14)	LCM	5/29/2020	Office	Yes	Yes	No	No	No	98.4%	98.1%	98.4%	98.1%
19	PCI Pharma Portfolio	GSMC	6/8/2020	Various	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
20	The Oliver(15)	JPMCB	6/1/2020	Mixed Use	Yes	Yes	No	No	Yes	83.4%	81.8%	81.7%	80.9%
21	Apollo Education Group HQ Campus	JPMCB	6/5/2020	Office	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
22	SHP Building IV(16)	LCM	5/29/2020	Office	Yes	Yes	No	No	Yes	100.0%	100.0%	100.0%	100.0%
23	GIP REIT Portfolio	GACC	6/6/2020	Various	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
24	Staples Headquarters	GACC	6/6/2020	Office	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
25	NOV Headquarters	LCM	5/29/2020	Office	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
26	Briarcliff Apartments	GACC	6/6/2020	Multifamily	Yes	Yes	No	No	No	98.7%	98.8%	97.5%(17)	97.5%(18)
27	Stuart’s Crossing	GSMC	6/9/2020	Retail	Yes	Yes	No	No	Yes(19)	90.1%	89.7%	88.3%	85.3%
28	KB Fresenius & DaVita Southeast Portfolio	LCM	5/29/2020	Office	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
29	Caton Crossings	GSMC	6/9/2020	Retail	Yes	Yes	No	No	Yes(20)	98.1%	96.6%	88.5%	86.1%
30	Midland Atlantic Portfolio	GSMC	6/3/2020	Retail	Yes	Yes	No	No	Yes(21)	71.4%	82.6%(22)	78.6%	89.5%(23)
31	Guidepost Montessori	LCM	5/29/2020	Office	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
32	Maple Grove RV Resort	LCM	5/29/2020	Manufactured Housing	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
33	278 Court Street(24)	JPMCB	6/1/2020	Mixed Use	Yes	Yes	No	No	No	100.0%	100.0%	100.0%	100.0%
34	Willow Lake Tech Center(25)	LCM	5/29/2020	Industrial	Yes	Yes	No	Yes	No	94.2%	92.3%	94.2%	92.3%

(1)	Five tenants representing approximately 39.1% of the underwritten base rent and 38.2% of net rentable area have requested rent relief. Two tenants have been granted a rent deferral and three tenants are currently undergoing conversations with the borrower. One tenant, representing approximately 11.8% of underwritten base rent and 12.2% of net rentable area, was granted a rent deferral of 100.0% of base rent for June and July 2020 and 50.0% of base rent for August through October 2020, which is required to be repaid by March 2021 and extends the tenant’s lease expiration date from June 2028 to August 2030. One tenant, representing approximately 2.7% of underwritten base rent and 2.5% of net rentable area, was granted a rent deferral of 50.0% of base rent for April and May 2020, with the balance due in even, fixed monthly installments over the six month period beginning June 2020.
(2)	One tenant, representing approximately 8% of underwritten base rent, paid reduced May rent and has signed an amendment for reduced rent through year end 2020. The difference between the underwritten contractual rent per the original lease and the reduced rent pursuant to signed amendment, is required to be repaid over a 36-month period beginning January 1, 2021 at an imputed interest rate of 3.75% (from April 1, 2020) on the amount of rent deferred. One tenant, representing approximately 4.7% of the underwritten base rent, has agreed to a three month rent deferral for the months of April, May and June 2020.
(3)	The borrower requested an amendment to the Mortgage Loan documents and the borrower, guarantor and Midland Loan Services, a Division of PNC Bank, National Association, as master servicer for the JPMCC 2019-COR5 securitization transaction have agreed to an amendment to temporarily defer the required monthly payments into the rollover and replacement reserve accounts, which deferred amounts will be required to be repaid.
(4)	One retail tenant, representing approximately 4.2% of net rentable area and 37.3% of underwritten base rent, agreed with the borrower sponsor to pay 50% abated rent for April, May and June 2020 with 50% recaptured by year end 2020 and the remaining 50% recaptured by the end of the first quarter 2021. The borrower sponsor is in the process of finalizing an agreement for rent relief with respect to the Polo Bar space (7,436 square feet of the 38,638 total square feet attributable to Ralph Lauren and 1.4% of underwritten base rent attributable to Ralph Lauren) which is temporarily closed. The agreement includes a $250,000 rent abatement and $250,000 rent deferral for May 2020 and a $250,000 rent deferral for June 2020 (totaling $750,000).
(5)	Includes (i) one tenant, representing 4.2% of net rentable area and 37.3% of underwritten base rent, that paid their rent in accordance with an agreement to pay 50% abated rent for the month of May and (ii) one tenant, representing 11.4% of net rentable area and 41.1% of the underwritten base rent, that is in the process of executing an agreement with the borrower sponsor and is anticipated to pay May and June rent upon execution of the amendment.
(6)	The BX Industrial Portfolio mortgage loan was originated in May 2020 and the first due date was June 9, 2020.
(7)	As of the May collections period, 11 tenants, representing approximately 6.2% of net rentable area and 9.7% of the underwritten base rent, either did not pay rent or paid a portion of their scheduled rent amount.
(8)	Two tenants representing 6.1% of underwritten base rent have delayed rent commencement dates due to delays in tenant build-outs as result of COVID related closures. Additionally, one retail tenant, representing 0.5% of underwritten base rent has been granted temporary rent relief due to ongoing COVID related disruption.
(9)	One tenant, representing approximately 33.7% of the underwritten base rent and 34.4% of net rentable area, has been granted a rent deferral of approximately 68.0% of base rent for April and 50.0% of base rent in May and June 2020 to be repaid in three equal monthly installments in October, November and December 2020.
(10)	The sole tenant at the property, Ultimate Software, has taken possession of its space and commenced paying rent. However, due to COVID related closures, the build-out of its space has been delayed. Ultimate Software is expected to take occupancy upon completion of its build-out.
(11)	Two tenants representing approximately 1.7% of the underwritten base rent and 2.0% of net rentable area have requested rent relief. Tenants are currently undergoing conversations with the borrower.
(12)	Eight tenants, representing 13.1% of the underwritten base rent, are in discussions with the borrower sponsor with regards to lease amendments and restructures.
(13)	The Occupied SF or Unit Count Making Full May Rent Payment (%) and UW Base Rent Paid (%) are based on the percentage of underwritten tenant leases with rent due in May. Based on the underwritten rent roll, there are a total of six tenant leases at the Moffett Towers Buildings A, B & C Mortgaged Property and four of those tenant leases owed rent for May. Of those four tenant leases, one tenant lease, representing approximately 4% of the expected May rent collection, did not pay. Two tenants, Google and Comcast, have executed leases; however, rent was not due under those leases for May. Google is currently building-out additional leased premises and Comcast is scheduled to relocate at the Moffett Towers Buildings A, B & C Mortgaged Property. Google has executed leases for Buildings B and C, representing approximately 56% of underwritten base rent. Google is expected to take possession of Building B in January 2021. Google is expected to take possession of its premises in Building C in two phases: 96,282 square feet was taken possession of in March 2020 and 84,914 square feet is expected to be taken possession of in July 2020. Google is expected to begin paying rent for Building B and Building C in June 2021 and September 2020, respectively. Comcast has executed a lease extension and relocation for Building C and is expected to take possession of the relocation space in November 2020 and begin paying rent on both the existing space and relocation space in March 2021, representing approximately 13% of underwritten base rent.

(14)	One tenant, representing approximately 1.9% of the underwritten base rent and 1.6% of net rentable area, has requested rent relief. Tenant is currently undergoing conversations with the borrower.
(15)	The loan sponsor is currently evaluating rent relief requests with respect to a large portion of the retail component of the property, accounting for 22.3% of underwritten base rent.
(16)	Two tenants, representing in the aggregate approximately 28.6% of underwritten base rent and 26.7% of net rentable area, have been granted rent deferrals. One tenant, representing approximately 14.6% of the underwritten base rent and 13.6% of net rentable area, was granted a rent deferral of 100.0% of base rent for March, April and May 2020, with the balance due in even, fixed monthly installments beginning June 2020 until the deferred rent is repaid in full. One tenant, representing approximately 14.0% of underwritten base rent and 13.1% of net rentable area, was granted a rent deferral of 100.0% of base rent for April, May and June 2020, with the balance due in even, fixed monthly installments beginning July 2020 until the deferred rent is repaid in full.
(17)	Calculated based on the number of units for which rent was fully paid divided by the total number of occupied units.
(18)	Calculated based on a 95.2% occupancy percentage reflected in the January 27, 2020 underwritten rent roll. As of borrower provided rent roll dated May 27, 2020, the occupancy was 96.8% occupied with a May rent collections rate of 97.5% by unit count.
(19)	Two tenants, representing 8.4% of the underwritten base rent, agreed with the borrower sponsor to defer rent for the months of April ($7,500), May ($11,441) and June ($7,500) to be repaid within 12 months.
(20)	Four tenants, representing 21.8% of the underwritten base rent, agreed with the borrower sponsor to defer rent for the months of April ($10,102), May ($18,004), June ($11,929) and July ($4,027) to be repaid within four months ($8,054), 12 months ($15,804) and 24 months ($20,204).
(21)	23 tenants, representing approximately 27.3% of underwritten base rent, have requested rent relief.
(22)	Inclusive of additional April rent collections received in May and June.
(23)	Seven tenants, representing 9.4% of net rentable area, are permanently closed, have filed bankruptcy or are having their space marketed for lease by the landlord due to lease default and have been removed from the underwriting and UW May Base Rent Paid %.
(24)	The sole retail tenant at the property, Bobby Buka Dermatology, has taken possession of its space and commenced paying rent. Due to the COVID related stay-at-home order, build-out of the tenant space has been delayed by several weeks, though the tenant plans to take occupancy in the second half of 2020.
(25)	The borrower requested an amendment to the Mortgage Loan documents and lender agreed to (i) defer monthly payments to the rollover and replacement reserve accounts for a period of three months (commencing May 6, 2020) and (ii) permit funds held in the rollover reserve account to be used to pay debt service and other amounts due under the Mortgage Loan in the event there is a shortfall on the payment dates occurring in May 2020, June 2020 and/or July 2020; provided that if on any such payment date, the Mortgage Loan (x) is in a cash management period, lender is permitted to disburse funds to itself from the rollover reserve account and (y) is not in a cash management period, such amounts from the rollover reserve will be disbursed to the borrower (up to a maximum of $8,750.67). Pursuant to the amendment, on the first to occur of an Event of Default (as defined in the Mortgage Loan documents) or the payment date in July 2021, the borrower is required to deliver to lender the deferred reserve deposit amounts together with any amounts disbursed to the borrower pursuant to clause (y) above.

See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than seventeen (17) months prior to the Cut-off Date.  See Annex A-1 for the date of the environmental report for each Mortgaged Property.  The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (“ESA”).  In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age.  Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” ESAs have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”).  A Phase II ESA generally consists of sampling and/or testing.  See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment”, “—LoanCore Capital Markets LLC—LoanCore Capital Markets’ Underwriting Standards”, “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes” and “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”.

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●

With respect to the Chase Center Tower I and Chase Center Tower II Mortgage Loans (collectively, 4.6%), the ESA report dated October 11, 2019 recommended no further action at the Mortgaged Properties. The Mortgaged Properties are within an area added to the San Francisco Bay in the early 20th Century, where warehousing, railroad, oil storage and many other commercial operations were conducted for over 100 years. The part of the area in which the Mortgaged Properties are located is subject to a covenant and environmental restriction established in 2000 when redevelopment activities commenced with restrictions, including without limitation, restricting the use of ground water for domestic, industrial or irrigation purposes, unless expressly approved by California Regional Water Quality Control Board for the San Francisco Bay Region. All required remedial work in the vicinity of the Mortgaged Properties had been completed prior to construction of the Mortgaged Properties. In lieu of an environmental indemnity, the borrower sponsors provided a secured lender environmental policy from Steadfast Insurance Company, with the lender as the named insured, with per incident and aggregate limits of $20,000,000 and a $25,000 per incident self-insured retention, and with a term that extends approximately eight years beyond the Mortgage Loan term with the insurance premium paid at origination.

●

With respect to the Los Angeles Leased Fee Portfolio Mortgage Loan (3.3%), each of the related Phase I ESAs identified a REC for the related mortgaged properties in connection with an area of regional groundwater contamination from a former aerospace manufacturing facility operated by Honeywell International Inc. (“Honeywell”) located to the west of the properties. Although the related mortgaged properties are designated as being within this area, no reported impacts or concerns have been identified on the properties from the Honeywell facility, which has been under environmental investigation since 1989. According to a Work Plan for Interim Groundwater Containment System, dated June 19, 2019, hydraulic containment of groundwater flow at the eastern site boundary was selected as a remedial strategy to mitigate off-site migration of impacted groundwater.  The groundwater contamination is considered a REC at the mortgaged properties, but no further investigation was recommended, as (i) no vapor intrusion concern is suspected at any of the related mortgaged properties, and groundwater is not utilized for drinking water; (ii) even if vapor intrusion were identified in the future, it could be addressed through the installation of a vapor mitigation system, the cost of which is generally below $100,000; and (iii) the source of the contamination is off-site and Honeywell, as the responsible party, is actively remediating the site under regulatory oversight.

●

With respect to the 1333 Main Street Mortgage Loan (2.8%), the ESA identified a controlled REC as a result of potential residual contamination from off-site dry cleaner operations that formerly existed on a property in the up-gradient direction and 100 feet away from the Mortgaged Property (the “Upgradient Property”).  The Upgradient Property is listed in South Carolina’s regulatory database as a Voluntary Cleanup Site and Brownfields Site, due to the release of the dry cleaner solvent, PCE, at the Upgradient Property, which was investigated between 1999 and 2002.  In 2002, following its review of the most recent groundwater test results at the Upgradient Property, the South Carolina Department of Health and Environmental Control (“SCDHEC”) issued a Certificate of Completion indicating that no further environmental actions were required related to the voluntary cleanup at the Upgradient Property, however a restrictive covenant was required that prohibits residential use and restricts the use of groundwater for drinking water at the Upgradient Property.  The release was enrolled into the SC Dry-Cleaning Trust Fund, Drake/Columbia LLC and The Beach Company were identified as responsible parties, and the Upgradient Property has been redeveloped into an office complex.  Because the Mortgaged Property is down-gradient to the Upgradient Property, there can be no assurance that the contaminated groundwater has not impacted the Mortgaged Property.  However, the ESA recommended no further investigation based on several mitigating factors including that responsible parties have been identified, remediation has been performed at the source, regulatory closure has been granted, the Mortgaged Property is connected to municipal water service, and the groundwater beneath the Mortgaged Property is greater than 50 feet below the ground surface and is not used as potable drinking water.  In addition, the ESA identified a historical recognized environmental condition (“HREC”) on the Mortgaged Property with respect to a 1,100-gallon diesel UST that was removed on May 22, 1996.  A release was reported to SCDHEC on June 7, 1996, and the incident was subsequently closed on June 14, 1996.

●

With respect to the Apollo Education Group HQ Campus Mortgaged Property (2.1%), the related ESA indicates that the norther portion of the Mortgaged Property was previously developed with several industrial properties, including auto salvage yards, metal fabricators, and contractor storage yards, and, prior to the development of the current improvements, underwent numerous extensive subsurface investigations and removal of contaminated soil and other waste materials. In addition, lime ponds, septic tank and seepage pits were identified on the northern portion of the Mortgaged Property, and the areas were excavated and recompacted with clean fill. The Arizona Department of Environmental Quality (“ADEQ”) issued a No Further Action (“NFA”) letter dated December 23, 2009, according to which the ADEQ-Voluntary Remediation Program (“VRP”) granted an NFA determination for the soil at the Lot 2 of the Mortgaged Property. It was noted in the letter that the confirmation soil sample analyzed contained lead and cadmium exceeding residential Soil Remediation Levels (“SRLs”), but below non-residential SRLs. An institutional control Declaration of Environmental Use Restriction (“DEUR”) was recorded on December 12, 2009 at the Maricopa County Recorder’s Office. The institutional control limits the use of Lot 2 to non-residential use, and the entire Lot 2 is currently a paved parking lot. The ESA identified the foregoing as a controlled REC and made no further recommendation other than to continue to comply with the stipulations set forth in the DEUR. In addition, the ESA further indicates that storm water is removed from the Mortgaged Property primarily by sheet flow action across the paved surfaces towards landscaped storm water basins located throughout the Mortgaged Property. Drywells are located within these basins, and direct storm water to the subsurface. The use of drywells for this purpose in Arizona is common, and is not considered an REC. However, the drywells are required to be registered with the ADEQ, and the ESA indicated that the onsite drywells do not appear to be registered based on its regulatory review. Therefore, the ESA recommended the drywells to be registered with the ADEQ as required.

●

With respect to the Stuart’s Crossing Mortgage Loan (1.2%), the ESA identified a potential environmental concern relating to a former dry cleaner tenant.  A limited subsurface soil gas investigation was conducted in connection with a Phase II ESA, and found toxic organic compounds in the soil gas samples submitted for analysis to be below the most stringent industrial/commercial soil gas remediation objectives.  The environmental consultant determined that no additional investigations were warranted.

●

With respect to the BX Industrial Portfolio – Whippany Business Center 1 Mortgaged Property (0.1%), the related ESA identified radiological groundwater contamination on certain portions of the related Mortgaged Property and attributed to previous industrial operations on adjacent property. Such contamination was identified in a 2008 assessment. A radiological evaluation conducted in 1985 and subsequent report in 2014 documented that some, but not all, of the source of such radiological contamination was remediated via excavation of the impacted soil in 1989. Due to a case with the New Jersey Department of Environmental Protection (“NDJEP”) remaining active, and the lack of conclusive evidence that such contamination has been completely remediated, as well as the fact that the related State Hazardous Waste Site listing describes the Mortgaged Property as active for known contamination of multi-media from multiple sources, the ESA concluded that a REC exists at the Mortgaged Property.

●

With respect to the BX Industrial Portfolio — Whippany Business Center 1 Mortgaged Property (0.1%), the ESA also identified a controlled REC relating to known groundwater contamination at the related Mortgaged Property, the remediation of which is being overseen by a Licensed Site Remediation Professional (“LSRP”). Soil and groundwater contaminants have been investigated and are being monitored, with natural attenuation planned to address the residual impacts, pursuant to contentions by the LSRP that such attenuation is ongoing and expected to continue. In addition, contaminated historic fill areas have been delineated and are managed under a soil cap engineering control. A Remedial Action Report and Remedial Action Workplan (“RAW”) issued by the preparer of the related ESA in a prior review in 2017 concluded that the extents of soil and groundwater contamination were fully delineated to the requisite NJDEP standards, and agreed with the remedial actions included in the RAW, including institutional controls for groundwater, and both engineering and institutional controls for soils. A deed notice documenting the soil impacts and engineering controls was recorded on November 11, 2017. A soil Remedial Action Permit was issued by NJDEP on April 11, 2018. A Restricted Use Response Action Outcome was issued by the LSRP on July 10, 2018.

●

With respect to the BX Industrial Portfolio - Production Distribution Center 1 Mortgaged Property (0.1%) and the BX Industrial Portfolio - Production Distribution Center 1B Mortgaged Property (0.0%), the related ESAs noted historic operations at such properties including the production of janitorial and maintenance supplies, the manufacturing of hydraulic pumping equipment, the use of hazardous materials and petroleum products, and the generation of hazardous and regulated waste. These operations generated various hazardous waste and spent halogenated solvents designated as Resource Conservation and Recovery Act (“RCRA”) contaminants since at least 1981. Similar operations at such property were noted since 1965, and occurred prior to the implementation of applicable regulations relating to handling and disposal practices. The ESA concluded that use of hazardous chemicals with unknown handling and disposal practices that predated applicable regulations constituted a REC.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion.  Below are descriptions of certain of such Mortgaged Properties with respect to the largest 15 Mortgage Loans:

●

With respect to the 1340 Concord Mortgage Loan (3.0%), the sole tenant at the Mortgaged Property, Ultimate Software, has had its lease commence on November 1, 2019, and is current on its rent, but had its buildout halted because of the COVID-19 pandemic, and is in the process of finalizing a new buildout plan while taking into consideration certain guidelines related to the COVID-19 pandemic. The tenant has not requested any rent relief, and the borrower was required at loan origination to deposit $4,028,400 for outstanding tenant improvements.

We cannot assure you that that this will not adversely affect the performance at the property, that such renovation will be completed on time, or that there will be sufficient reserves available to cover the planned renovations. Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessments of Property Value and Condition

Appraisals

For each Mortgaged Property, the related mortgage loan seller obtained an appraisal, which was generally obtained within eighteen (18) months of the origination of the Mortgage Loan, conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”).

See “Risk Factors—Risks Relating to the Mortgage Loans—Seasoned Mortgage Loans Present Additional Risk of Repayment”, “Transaction Parties—The Sponsors and Mortgage Loan Sellers —JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Appraisal and LTV Ratio”, “—LoanCore Capital Markets LLC—LCM’s Underwriting Guidelines and Processes”, “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes—Appraisal and Loan-To-Value Ratio” and “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

Engineering Reports

In connection with the origination of each Mortgage Loan included in the trust, other than as identified below, the related mortgage loan seller or other originator obtained an engineering report with respect to the related Mortgaged Property with an engineering report dated within eighteen (18) months of the Cut-off Date.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Physical Assessment Report”, “—LoanCore Capital Markets LLC—LCM’s Underwriting Guidelines and Processes”, “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes—Physical Assessment Report” and “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Zoning and Building Code Compliance and Condemnation

In connection with the origination of each Mortgage Loan included in the issuing entity, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Zoning and Building Code Compliance and Condemnation”, “—LoanCore Capital Markets LLC—LCM’s Underwriting Guidelines and Processes”, “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes—Zoning and Building Code Compliance” and “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”.

In addition to the foregoing, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, (ii) the use of certain of the Mortgaged Properties may be legal non-conforming uses that may be prohibited or restricted after certain events, such as casualties and (iii) certain of the Mortgaged

Properties may be subject to restrictions that restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

In the case of Mortgage Loans for which the related borrower is required to maintain law or ordinance insurance coverage, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 26 in Annex D-1, representation and warranty number 25 in Annex E-1, representation and warranty number 25 in Annex F-1 and representation and warranty number 24 in Annex G-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex E-2, Annex F-2 and Annex G-2, respectively.

Litigation and Other Considerations

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates or such persons may be or may have been subject to other material proceedings (including criminal proceedings).

With respect to the LA County Office Portfolio Mortgage Loan (9.5%), Norman Kravetz (“Kravetz”), the guarantor of the Mortgage Loan, is a co-defendant in a lawsuit brought by Citibank, N.A. (“Citi”) in January 2019. The litigation relates to a $50,000,000 business loan (the “Citibank Loan”) that Citi made to JHCG Holdings LLC (“Holdings”) and to JH Capital Group Holdings, LLC (“JH Capital”), the parent company of Holdings, in June 2017 pursuant to a certain credit agreement related to the purchase of defaulting or defaulted loans (the “JH Collateral”) held and serviced by JH Portfolio Debt Equities, LLC (“JH Servicer”), an entity of which Douglas Jacobson (“Jacobsen”) is the founder and CEO. RBE Capital (an entity owned 50% by Kravetz) provided preferred equity financing to JH Servicer. In December 2017, the Citibank Loan was amended to, among other things, require that Jacobsen and Kravetz each sign a joint and several  limited recourse guaranty (together, the “Citi Guaranty”), in favor of Citi. In the spring of 2018, JH Servicer defaulted on several loans, including a June 2017 loan from CIBC (the “CIBC Loan”). CIBC sued JH Servicer, seeking repayment of the CIBC Loan, which suit remains pending.  In the Citi litigation, Citi claims that because JH Servicer is an affiliate of Holdings and JH Capital, the breach by JH Servicer under the CIBC Loan caused a triggering event under the Citi Guaranty. Citi seeks payment of the Citi Loan balance ($50,000,000) plus accrued interest and charges due and owing as of Jan. 29, 2019 ($8,811,490.70).  Citi does not allege any misconduct on the part of Holdings or JH Capital under the Citi Loan or either guarantor under the Citi Guaranty. In March 2020, a motion to dismiss filed by Kravetz and Jacobsen was granted in part and denied in part.  In May 2020, Kravetz and Jacobsen filed their answer to Citi’s amended complaint.  Citi has requested a pre-motion conference for a prospective motion for summary judgment, which conference has been scheduled for June 25, 2020.

With respect to the Apollo Education Group HQ Campus Mortgage Loan (2.1%), in December 2019, the University of Phoenix, an affiliate of the sole tenant with common ownership under the Apollo Global Management, entered into a $191 million settlement to resolve charges stemming from an investigation by the Federal Trade Commission (“FTC”) for alleged use of deceptive advertisements between 2012 and 2016. The FTC alleged that the University of Phoenix used deceptive ads to attract students with the promise of future job opportunities. The $191 million settlement included $141 million in debt forgiveness to students enrolled between October 2012 and December 2016 and $50 million in cash.

With respect to the SHP Building IV Mortgage Loan (1.9%), Lance Bradford, one of the guarantors, is a criminal defendant in federal court in Nevada for allegedly aiding and assisting in the preparation of false tax returns from 2012-2014. The case has a scheduled trial date of November 16, 2020. The Mortgage Loan is structured with three joint and several non-recourse carveout guarantors.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrower sponsors and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past. In some cases, Mortgaged Properties securing certain of the Mortgage Loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

With respect to the 675 Creekside Way Mortgage Loan (6.0%), the Whitehall III & V Mortgage Loan (5.0%), the Frick Building Mortgage Loan (4.8%), the Los Angeles Leased Fee Portfolio Mortgage Loan (3.3%), the NOV Headquarters Mortgage Loan (1.4%), the Briarcliff Apartments Mortgage Loan (1.2%) and the KB Fresenius & DaVita Southeast Portfolio Mortgage Loan (1.1%), (a) within the last 10 years, borrower sponsors or key principals (or affiliates of borrower sponsors or key principals) have previously sponsored real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties in this trust (which Mortgaged Properties, in certain cases, involved prior owners in connection with financings unrelated to the Mortgage Loans)) that became or are currently the subject of foreclosure proceedings, deed-in-lieu of foreclosure, short sale, discounted pay offs, loan restructuring, forbearance agreement, bankruptcy or insolvency proceedings or similar proceedings or (b) the related Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership or the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

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With respect to the 675 Creekside Way Mortgage Loan (6.0%), the related borrower sponsor and non-recourse carveout guarantor was the borrower sponsor on a securitized commercial real estate loan which went into default in 2007, resulting in a loss to the related securitization trust.  The borrower sponsor has also been subject to deeds-in-lieu of foreclosure and loan modifications.

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With respect to the Whitehall III & V Mortgage Loan (5.0%), an affiliate of the borrower sponsor and property manager (and others) filed for Chapter 11 bankruptcy in 2012, in order to avoid foreclosure of a portfolio of loans from Bank of America (“BofA”) that matured in 2011 (the “BofA Loans”).  Collateral for the BofA Loans included the Whitehall V building (“Whitehall V”), that is part of the collateral for the Mortgage Loan.  A consensual settlement was reached in April 2013, and in May 2013, BofA issued new court-approved, non-recourse, five-year single asset loans (the “New BofA Loans”) for all loans involved in the dispute.  The debtors exited bankruptcy in May 2013 with the New BofA Loans in place.  The New BofA Loan secured by Whitehall V was paid off at par with proceeds from an interim loan provided by LoanCore in April 2018.

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With respect to the Frick Building Mortgage Loan (4.8%), a loan related to an entity of which the borrower sponsors are principals went into foreclosure in March 2018 after the tenant occupying 95% of the leased space of the related property did not renew its lease.

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With respect to the Los Angeles Leased Fee Portfolio Mortgage Loan (3.3%), in 2008, one of the borrower sponsors owned a 20% interest in a single tenant property that was leased to Pathmark and unrelated to the Mortgaged Property. Pathmark stopped paying rent in August 2010 and subsequently filed for bankruptcy in December 2010. The borrower sponsor notified its lender that Pathmark stopped paying rent and began legal action against Pathmark. In June 2011, a discounted payoff of approximately $2,900,000 was negotiated with the lender and the property was sold.

Eighteen (18) Mortgage Loans (62.3%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.

Fifteen (15) Mortgage Loans (33.0%) were originated in connection with the borrower’s acquisition of the related Mortgaged Properties.

One (1) Mortgage Loan (4.7%) was originated in connection with the borrower’s recapitalization.

For additional information regarding the status of the Mortgage Loans since the date of origination, see “—COVID-19 Considerations”.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans“ and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

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Fifty-seven (57) Mortgaged Properties (34.8%) are each leased to a single tenant. With respect to certain of these Mortgage Loans, the single tenant’s lease may expire prior to or shortly after the related maturity date. See Annex A-1 for tenant lease expiration dates for the single tenants at these respective Mortgaged Properties.

●	Twenty-two (22) of the Mortgaged Properties (8.0%) are each leased to a tenant that makes up 50% or more (but less than 100%) of the rentable square footage.

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With respect to the Moffett Towers Buildings A, B & C Mortgage Loan (2.7%), two of the three individual Mortgaged Properties that secure the Mortgage Loan are each occupied by a single tenant and one individual Mortgaged Property is leased to a tenant that makes up 50% or more (but less than 100%) of the rentable square footage.

See “—Lease Expirations and Terminations“ below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations.

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, hotel, mixed-use, industrial, multifamily and manufactured housing Mortgaged Property. Even if none of the top five tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year or a rolling 12-month period. Furthermore, some of the Mortgaged

Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan.

●	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.

●

With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Property identified in the table below, such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same year of, the maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
LA County Office Portfolio – 29901 Agoura Road	1.0%	8/31/2030	2/6/2030
Hampton Roads Office Portfolio	0.9%(1)	Various(1)	4/6/2029
Moffett Towers Buildings A, B & C - Moffett Towers Building B	0.9%	12/31/2030	2/6/2030
Moffett Towers Buildings A, B & C - Moffett Towers Building A	0.9%	6/30/2026	2/6/2030
GIP REIT Portfolio – 15091 Alabama Highway 20	0.9%	1/31/2029(2)	3/6/2030
GIP REIT Portfolio – 1300 South Dale Mabry Highway	0.4%	2/29/2028	3/6/2030
GIP REIT Portfolio – 3707 14th Street Northwest	0.3%	3/31/2026	3/6/2030

(1)

Four (4) of the Hampton Roads Office Portfolio Mortgaged Properties are occupied by a single tenant under a lease that expires prior to, or in the same year of, the related maturity date. The % of the Initial Pool Balance by Allocated Loan Amount reflects only those four Mortgaged Properties.  See Annex A-1 for the related lease expiration dates.

(2)	The sole tenant, Pratt & Whitney, has the right to terminate its lease on January 31, 2024 upon at least 6 months’ notice.

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There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.

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With respect to the Mortgaged Properties shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance	% of Net Rentable Area of Leases Expiring	Calendar Year of Lease Expiration	Mortgage Loan Maturity Date
LA County Office Portfolio - 29899 Agoura Road	2.4%	54.7%	2025	2/6/2030
Hampton Roads Office Portfolio	2.2%	Various(1)	Various(1)	2/6/2030
LA County Office Portfolio – 5230 Las Virgenes Road	1.9%	55.6%	2025	3/6/2030
SHP Building IV	1.9%	62.0%	2028	2/6/2030
Stuart’s Crossing	1.2%	84.3%	2029	4/6/2030
Caton Crossings	1.1%	68.7%	2022	4/6/2030
Moffett Towers Buildings A, B & C - Moffett Towers Building C	0.9%	92.4%	2027	2/6/2030
Midland Atlantic Portfolio – Valleydale Marketplace	0.1%	70.2%	2030	1/6/2030

(1)

Seven (7) of the Hampton Roads Office Portfolio Mortgaged Properties (excluding Mortgaged Properties leased to a single tenant) have one or more leases in excess of 50% of the net rentable area at the related Mortgaged Property expiring prior to (or in the same year as) the maturity date of the Mortgage Loan.  See Annex A-1 for the related Lease Expiration Dates.

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In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

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With respect to the BX Industrial Portfolio Mortgage Loan (5.1%), (A) 27 Mortgaged Properties representing 2.0% of the Initial Pool Balance by allocated loan amount are occupied by a single tenant under a lease which expires prior to, or in the same year of, the maturity date of the BX Industrial Portfolio Mortgage Loan and (B) 13 Mortgaged Properties representing 1.1% of the Initial Pool Balance by Allocated Loan Amount have one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant counted in clause (A)) expire in a single calendar year prior to, or within twelve months after, the maturity date of the BX Industrial Portfolio Mortgage Loan. See Annex A-1 for additional information.

Furthermore, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which could have a negative effect on the operations of certain tenants at the Mortgaged Properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed-use and industrial Mortgaged Property.

Terminations.

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease at any time. For example (with respect to the largest 15 Mortgage Loans and the largest 5 tenants at each related Mortgaged Property):

The 1633 Broadway Mortgaged Property (7.9%), the 675 Creekside Way Mortgaged Property (6.0%), the Hampton Roads Office Portfolio Mortgaged Properties (5.8%), the Frick Building Mortgaged Property (4.8%), the 1340 Concord Mortgaged Property (3.0%), the 1333 Main Street Mortgaged Property (2.8%), the City National Plaza Mortgaged Property (2.7%), the LA County Office Portfolio – 29899 Agoura Road Mortgaged Property (2.4%), the NOV Headquarters Mortgaged Property (1.4%), the LA County Office Portfolio – 29901 Agoura Road Mortgaged Property (1.0%) and the GIP REIT Portfolio — 15091 Alabama Highway 20 Mortgaged Property (0.9%) are each subject to leases where one or more of the top 5 tenants at such Mortgaged Property either has the right to terminate its lease during the term of the loan, prior to the stated expiration of the full lease term and during the term of the related Mortgage Loan (either at such tenant’s option or for reasons other than a landlord default under the applicable lease, including as a result of the trigger of co-tenancy provisions) and/or the right to reduce such tenant’s total leased space or reduce the related rent at the related Mortgaged Property pursuant to the related lease. See Annex A-1 and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties. Also, see Annex A-3 for more information on material termination options relating to the largest 15 Mortgage Loans or Groups. See also “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Government-sponsored tenants may have the right to rent reductions or may be able to cancel their leases at any time for lack of appropriations or as a result of a government shutdown or for damage to the leased premises caused by casualty or condemnation. In some of these cases, the government-sponsored tenant may have the right to terminate its lease at any time for any reason. Set forth below are certain government leases that individually represent more than 5% of the underwritten base rent at the related Mortgaged Property that may have these types of risks. See also “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgaged Property Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of Underwritten Base Rent
Whitehall III & V	5.0%	GSA – ATF	10.3%	12.1%
Whitehall III & V	5.0%	GSA – MEPCOM	8.3%	9.5%
Frick Building	4.8%	Allegheny Court of Common Pleas	9.7%	12.5%
1333 Main Street	2.8%	SC Education Lottery	15.2%	16.0%
1333 Main Street	2.8%	SC Workers’ Compensation	10.7%	10.7%
Roscoe Office	2.5%	County of Los Angeles	33.8%	32.5%
Roscoe Office	2.5%	GSA Social Security Admin	23.1%	20.6%

See Annex A-3 for more information on material termination options relating to the largest 15 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans.

Other.

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation.  For example, with respect to single tenant properties or tenants that are one of the top five tenants by net rentable square footage at a Mortgaged Property or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or are in rent abatement periods or sublease a material portion of their property, as set forth below with respect to the 15 largest Mortgage Loans and the five largest tenants listed in Annex A-1:

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With respect to the 1633 Broadway Mortgage Loan (7.9%), (i) the largest tenant at the related Mortgaged Property, Allianz Asset Management of America L.P., representing approximately 12.5% of the net rentable area, subleases approximately 6.4% of its space to Triumph Hospitality through December 30, 2030 and Triumph Hospitality further subleases 3,000 square feet of the space to Stein Adler Dabah & Zelkowitz through July 31, 2022; (ii) the second largest tenant at the related Mortgaged Property, WMG Acquisition Corp, representing approximately 11.5% of the net rentable area, subleases approximately 1.1% of its space to Cooper Investment Partners LLC on a month-to-month basis; and (iii) the fifth largest tenant at the related Mortgaged Property, Kasowitz Benson Torres, representing approximately 7.9% of the net rentable area, subleases approximately (x) 3.4% of its space to Delcath Systems, Inc. through February 28, 2021, (y) 6.0% of its space to Avalonbay Communities through October 31, 2026 and (z) 6.5% of its space to Cresa New York through April 30, 2021. Additionally, approximately $7,558,579 of contractual rent steps was underwritten for investment grade tenants.

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With respect to the 675 Creekside Way Mortgage Loan (6.0%), the sole tenant, 8x8 has a free rent period from January 1, 2020 through December 31, 2020.  At origination, approximately $8,527,538 was reserved with the lender in respect of remaining free rent and for tenant reimbursements that would typically be made absent such free rent period. According to information provided by the borrower, the sole tenant has substantially completed its buildout, subject to any change orders required by an inspection by the fire department, which has not yet taken place.

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With respect to the 711 Fifth Avenue Mortgage Loan (5.5%), the third largest tenant, Ralph Lauren, representing approximately 11.4% of the net rentable area at the Mortgaged Property, has the right to go dark at any time. If the borrower believes the tenant has ceased retail operations in all of the premises under the related lease, the borrower may give notice thereof to the tenant. Within 30 days after the borrower gives such notice, the tenant must notify the borrower whether the tenant intends to cease retail operations at the premises. If the tenant notifies the borrower of its intent to cease such retail operations, the borrower has the right to terminate the lease. The tenant’s space (excluding the Polo Bar), is currently dark.

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With respect to the BX Industrial Portfolio Mortgage Loan (5.1%), the sole tenant at the 1910 International Mortgaged Property (0.1%) and the Culpeper Mortgaged Property (0.1%), and the largest tenant at the 7453 Empire — Bldg B Mortgaged Property (0.02%), each has subleased its space.

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With respect to the City National Plaza Mortgage Loan (2.7%), the second largest tenant at the related Mortgaged Property, Jones Day, is entitled to a rent abatement of $11,367 per month through December 2020 and an aggregate rent abatement of $125,033 during 2021. The third largest tenant, Paul Hastings, LLP is entitled to a rent abatement of $344,948 per month during each of September 2020 and October 2020, $172,474 during November 2020 and an aggregate amount of $892,603 during 2021. All outstanding free rent was reserved at the time of loan origination. Additionally, Jones Day subleases 16.7% of its space to Haight, Brown & Bonesteel LLP.

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With respect to the Moffett Towers Buildings A, B & C Mortgage Loan (2.7%), Google, the largest tenant at the Mortgaged Properties, representing approximately 85.7%, in the aggregate, of the net rentable area, is not required to occupy or to continuously operate the premises and Google has the right to cease operations (whether or not Google vacates the premises) without the same constituting a default under the Google lease, provided Google continues to pay rent and perform its obligations under the Google lease and also has the right to remain open for business only on the days and during the hours Google determines is commercially practical.

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With respect to the Moffett Towers Buildings A, B & C Mortgage Loan (2.7%), the largest tenant at the Mortgaged Properties, Google, occupies the Moffett Towers Building A Mortgaged Property as a sole tenant pursuant to a lease that commenced on April 1, 2016. The tenant has executed (a) a separate lease for the Building B Mortgaged Property as a sole tenant, which has a January 1, 2021 commencement date and (b) two separate leases for approximately 57% (in the aggregate) of the net rentable area of the Building C Mortgaged Property, which have March 1, 2020 and July 1, 2020 commencement dates, respectively. The tenant has not taken occupancy nor commenced paying rent for either the Building B space or the Building C space.  The second largest tenant at the Mortgaged Properties, Comcast, occupies a portion of the first floor and the entire fifth floor Building C Mortgaged Property (approximately 22.5%, in the aggregate, of the Building C net rentable area) pursuant to a lease that commenced on December 3, 2010. Comcast has executed a lease amendment for additional space consisting of the entire sixth floor of Building C Mortgaged Property (approximately 12.7% of the Building C net rentable area), which has a commencement date of 21 days after the leased space on the sixth floor is substantially completed by the landlord (which is currently expected to be November 1, 2020, but could be subject to delay).  Comcast has not taken occupancy nor commenced paying rent for the Building C sixth floor space. At loan origination, the borrower deposited (i) $53,688,909 into a tenant improvement allowances and leasing commissions reserve and (ii) $34,016,766 into a rent concessions reserve. However, Google has reached out to the borrower sponsor claiming that the ongoing COVID-19 pandemic and subsequent state of emergency declaration from the City of Sunnyvale has prohibited the tenant’s ability to access Building C, construct tenant improvements or conduct business. Thus, Google is requesting that their rent commencement date be pushed out on a day-by-day basis until the impacts of COVID-19 on its ability to access the property and complete tenant improvements have passed. The borrower sponsor responded that they satisfied their obligation to deliver the space on time and therefore rent commencement should begin as originally anticipated.  Additionally, due to the ongoing COVID-19 pandemic, it may delay the delivery of the remaining space that Google is expected to take in Building B and Building C which would impact and/ or delay the rent commencement date for their remaining spaces. We cannot assure you that the dispute will be resolved in a timely manner. We also cannot assure you if or when Google will begin paying rent on their delivered space.  In addition, approximately $5,182,847 of straight-lined rent was underwritten for Google and Comcast.

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With respect to the Staples Headquarters Mortgage Loan (1.4%), the sole tenant, Staples, has the right to sublease up to 150,000 square feet of its 666,088 total square feet to an affiliate, Office Superstore East, LLC (the “USR Sublease”), so long as the sublease contains the same provisions as the Staples lease, provided that the term of the USR Sublease must be for five years with three five-year options to extend, and the rent payable under the USR Sublease must be equal to the then applicable base rent payable on a square foot basis under the Staples lease.  In addition, Staples has the right to sublease up to 10% of the square feet of the portion of the building being used for office purposes and known as Staples Corporate Center, in the aggregate, without landlord consent.  The Mortgage Loan documents provide that with respect to a sublease within the leased premises of more than 50,000 square feet, to an unaffiliated subtenant, such sublease will not terminate upon a termination of the Staples lease but will instead become a direct lease. In addition, Staples is permitted to go dark in up to 80% of the rentable area at the Mortgaged Property, provided that, it is an event of default under the lease if the tenant goes dark in over 10% of the rentable area and does not deliver certain letters of credit to landlord (listing the related lender as the beneficiary thereunder), the face amount of which increases as the percentage of “dark space” increases.

In addition, certain other Mortgaged Properties may have tenants among the 5 largest tenants that have not taken possession or commenced paying rent or have sub-leased their respective spaces. See Annex A-1 and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties.

Certain of the Mortgage Loans may also have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

Certain of the Mortgaged Properties not included in the 15 largest Mortgage Loans are subject to purchase options and rights of first refusal to purchase all or a portion of the related Mortgaged Property. Each of the PCI Pharma Portfolio (2.3%), Staples Headquarters (1.4%), GIP REIT Portfolio – 1300 South Dale Mabry Highway (0.4%), KB Fresenius & DaVita Southeast Portfolio – 4751 West Fuqua Street (0.3%), KB Fresenius & DaVita Southeast Portfolio – 5552 Platt Springs Road (0.2%) and Midland Atlantic Portfolio – Valleydale Marketplace (0.1%) Mortgaged Properties are subject to a purchase option, a right of first refusal and/or a right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property in the event the related borrower decides to sell the related Mortgaged Property or its leased premises. Such rights are held by certain tenants, subtenants, sellers, franchisors, property managers, ground lessors, developers or owners’ associations at such Mortgaged Properties or other parties. The related right generally does not apply in the context of a foreclosure, deed-in-lieu or other exercise of remedies under the Mortgage Loan documents, though such rights may apply to subsequent purchasers following a foreclosure, deed-in-lieu or other exercise of remedies under the mortgage loan documents.

In particular, with respect to the 5 largest tenants (based on net rentable area) at the 15 largest Mortgage Loans:

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With respect to the Hampton Roads Office Portfolio Mortgage Loan (5.8%), CPD Associates (“CPD”), the developer of the 5 Manhattan Square Mortgaged Property, has a right of first offer and right of first refusal (pursuant to a recorded declaration of protective covenants) with respect to such Mortgaged Property in the event the borrower elects to sell all or a portion of the Mortgaged Property. According to the declaration, the borrower is required to give CPD written notice of its intention to sell, together with the price at, and the terms under which the borrower intends to offer such Mortgaged Property for sale. If CPD fails to exercise its option within 30 days after receipt of notice, the borrower may market the Mortgaged Property to third parties. If the borrower receives a third party offer at a net price of more than 10% less than the price offered to CPD, the borrower is required to make the offer available to CPD on the same terms for a period of 14 days, after which period the borrower may accept the third party offer. If CPD fails to exercise its option, CPD is required to execute and deliver to the borrower a certificate to such effect in recordable form. Any sale in violation of the aforementioned terms will be void. Pursuant to the terms of the declaration, neither the right of first offer nor right of first refusal will apply in connection with (i) a transfer for purposes of securing a loan following, or in connection with, a foreclosure or sale in lieu-of-foreclosure, (ii) resale by any lender which so acquires title or (iii) transfer at a duly advertised public sale, such as a judicial sale or tax sale.

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With respect to the Chase Center Tower I and Chase Center Tower II Mortgage Loans (collectively, 4.6%), in the event of a casualty that affects the garage structure or other common areas of the master mixed-use complex, which includes the Mortgaged Properties, if the master association elects not to repair such damage because such repair is physically infeasible, the required governmental permits cannot be legally obtained or the master association is not able to provide or obtain adequate funding for such repair, the entire complex, including the Mortgaged Properties, will be sold in its entirety. The terms and conditions of such sale will be subject to the approval of both borrowers as managing owners of the applicable condominium associations, provided that the minimum sales price allocable to the Mortgaged Properties in such sale (together with any insurance proceeds or awards allocable to the Mortgaged Properties) is required to be sufficient to repay the outstanding principal balance of the Mortgage Loans. Further, in the event of a casualty that affects the Mortgaged Properties, if the borrowers elect not to repair the damaged improvements within the Mortgaged Properties, the other owners of the master complex who have elected to repair, or whose interests in the master complex have not been damaged or destroyed, will have the right to purchase and acquire the Mortgaged Properties pursuant to the master association and condominium documents. The purchase price and terms of the sale will be determined by the agreement of the seller and purchaser, unless the parties cannot agree within 120 days on the purchase price, in which case the purchase price will be determined by appraisal based upon the value of the improvements in the condition of such improvements at the time of the election to purchase, provided that the minimum sales price for the Mortgaged Properties (together with any insurance proceeds or awards paid with respect to the Mortgaged Properties) is required to be sufficient to repay the outstanding principal balance of the Mortgage Loans. In addition, under certain circumstances if the borrower fails to reconstruct either condominium complex which includes the individual Mortgaged Property and the applicable retail unit, such condominium complex will be sold in its entirety, provided that the minimum sales price allocable to such Mortgaged Property together with any net proceeds paid from such casualty is required to be in an amount no less than the amount required to pay the outstanding principal balance of the Mortgage Loans.

●

With respect to the Apollo Education Group HQ Campus Mortgage Loan (2.1%), the lease for the sole tenant, Apollo Education Group, contains a right of first offer to purchase the Mortgaged Property, which the tenant has acknowledged and agreed that such right of first offer is not exercisable in connection with any exercise of remedies pursuant to any mortgage, deed of trust or other security instrument encumbering the premises or any mezzanine loan secured by the membership interests in the fee owner of the premises, including: (a) a purchase of the premises (or any portion thereof) at a foreclosure sale, (b) a transfer of the premises (or any portion thereof) to any lender or its designee pursuant to a deed-in-lieu of foreclosure, (c) a transfer of the membership interests in the fee owner of the premises pursuant to a foreclosure of any such mezzanine loan, or (d) any subsequent sale of the premises (or any portion thereof) by any lender or its designee after a foreclosure or deed-in-lieu of foreclosure or by any mezzanine lender or its designee after a foreclosure of any mezzanine loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates including, in certain circumstances under an operating lease between a borrower and an affiliate of the related borrower. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower, excluding Mortgaged Properties that are leased to an affiliate of the borrower that functions as an operating lease or have vacant space that is subject to a master lease with an affiliate of the borrower:

●	With respect to the Peace Coliseum Mortgage Loan (4.7%), the sole tenant, Overstock.com, is the controlling entity of the borrower and is the borrower sponsor, the guarantor and the property manager.

●

With respect to the Chase Center Tower I Mortgage Loan and the Chase Center Tower II Mortgage Loan (collectively, 4.6%), the borrowers are owned by a joint venture in which Uber Technologies, Inc. (“Uber”) owns a 45% equity interest. The Mortgaged Properties are 100% leased to Uber, as the sole tenant at each of the Mortgaged Properties. It may be more likely a borrower will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower sponsor is affiliated with a tenant at the Mortgaged Property will not adversely impact the value of the Mortgage Loans.

●

With respect to the Roscoe Office Mortgage Loan (2.5%), the third largest tenant, Excel Executive Suites, representing approximately 20.7% of the underwritten rent at the related Mortgaged Property, is an affiliate of the borrower, and the lease is guaranteed by the non-recourse carveout guarantor.  The tenant’s space is operated by a third party manager, which subleases out the space for flexible term shared office space, conference rooms, and day offices.

●

With respect to the Staples Headquarters Mortgage Loan (1.4%), the sole tenant, Staples, is majority owned and controlled by Sycamore Partners.  An affiliate of Sycamore Partners also owns a 33 and 1/3% non-controlling interest in the related borrower.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. In particular, twenty-eight (28) Mortgaged Properties (42.9%) related to the LA County Office Portfolio Mortgage Loan (9.5%), the 675 Creekside Way Mortgage Loan (6.0%), the Peace Coliseum Mortgage Loan (4.7%), the Los Angeles Leased Fee Portfolio Mortgage Loan (3.3%), the City National Plaza Mortgage Loan (2.7%), the Moffett Towers Buildings A, B & C Mortgage Loan (2.7%), the Chase Center Tower I Mortgage Loan (2.5%), the Roscoe Office Mortgage Loan (2.5%), the Lava Ridge Business Center Mortgage Loan (2.5%), the PCI Pharma Portfolio Mortgage Loan (2.3%), the Chase Center Tower II Mortgage Loan (2.1%), The Oliver Mortgage Loan (2.1%), the Guidepost Montessori Mortgage Loan (0.9%) and the Maple Grove RV Resort Mortgage Loan (0.8%) are located in an area that is considered a high earthquake risk (seismic zone 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 22.0%.

In the case of seventeen Mortgage Loans (59.1%), the related borrowers maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

●

With respect to the Chase Center Tower I and Chase Center Tower II Mortgaged Properties (collectively, 4.6%), the master association maintains a master property insurance policy that covers the entire complex, including the Mortgaged Properties, which coverage for the Mortgaged Properties complies with the requirements set forth in the Mortgage Loan documents.

●

With respect to the Los Angeles Leased Fee Portfolio Mortgage Loan (3.3%), the borrower may rely on each tenant’s insurance at the respective properties with respect to its leased premises, provided that such tenant provides third party insurance in accordance with the terms of its lease.

●

With respect to the NOV Headquarters Mortgage Loan (1.4%), the Mortgage Loan documents permit the related borrower to rely on the insurance provided by the sole tenant at the Mortgaged Property, provided that such sole tenant is required to maintain insurance policies that meet the requirements of the Mortgage Loan documents, the borrower provides evidence that the tenant does maintain such policies and paid all insurance premiums and the tenant’s lease is in full force and effect.

●

With respect to the Staples Headquarters Mortgage Loan (1.4%), to the extent that the sole tenant, Staples, maintains, either through a program of self-insurance (but only to the extent Staples maintains a rating of “A-” or better by S&P) or third-party insurance, all or a portion of the coverages required under the related loan agreement, and the Staples lease remains in full force and effect following a casualty and requires Staples to restore the Mortgaged Property at its sole cost and expense without rent abatement, the borrower will not be required to maintain the insurance maintained by Staples, but will be required to maintain any insurance required by the related loan agreement and not maintained by Staples (which may be maintained as “excess and contingent” coverage to the extent Staples maintains a portion of such coverage).

●

With respect to the GIP REIT Portfolio Mortgage Loan — 3707 14th Street Northwest Mortgaged Property (0.3%),  the borrower may rely on the insurance maintained by the related  condominium association; provided that if such insurance does not meet the requirements in the loan documents the borrower is required to procure either primary or contingent insurance that meets such requirements.

See representation and warranty number 18 in Annex D-1, representation and warranty number 17 in Annex E-1, representation and warranty number 17 in Annex F-1 and representation and warranty number 16 in Annex G-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex E-2, Annex F-2 and Annex G-2, respectively.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”, and see representation and warranty number 31 in Annex D-1, representation and warranty number 30 in Annex E-1, representation and warranty number 30 in Annex F-1 and representation and warranty number 16 in Annex G-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex E-2, Annex F-2 and Annex G-2, respectively. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

●

With respect to the 278 Court Street Mortgage Loan (0.7%), the Mortgaged Property is located in the Cobble Hills Historic District and is subject to landmark preservation commission rules that prohibits the reconstruction, demolition, or construction of an improvement located within the historic district, unless, the commission has previously issued a certificate of no effect on protected architectural features, a certificate of appropriateness or a notice to proceed authorizing such work.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 26 in Annex D-1, representation and warranty number 25 in Annex E-1, representation and warranty number 25 in Annex F-1 and representation and warranty number 24 in Annex G-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex E-2, Annex F-2 and Annex G-2, respectively.

In addition to the foregoing, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, (ii) the use of certain of the Mortgaged Properties may be legal non-conforming uses that may be prohibited or restricted after certain events, such as casualties and (iii) certain of the Mortgaged Properties may be subject to restrictions that restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than “as-is”. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value unless otherwise specified in this prospectus, Annex A-1 and/or the related footnotes.  The values other than “as-is” may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.  The table below shows the LTV Ratio and appraised value for Mortgaged Properties using values other than “as-is”, as well as the corresponding LTV Ratio and appraised value using “as is” values.

Appraised Value

Mortgaged Property Name	% of Initial Pool Balance	Related Mortgage Loan Cut-off Date LTV Ratio (Other Than “As-Is”)	Related Mortgage Loan Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Related Mortgage Loan Cut-off Date LTV Ratio (“As-Is”)	Related Mortgage Loan Maturity Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
675 Creekside Way(1)	6.0%	58.3%	58.3%	$143,000,000	63.7%	63.7%	$131,000,000
Moffett Towers Buildings A, B & C(2)	2.7%	38.7%	38.7%	$1,145,000,000	44.5%	44.5%	$995,000,000
Chase Center Tower I(3)	2.5%	31.3%	31.3%	$466,000,000	34.2%	34.2%	$426,100,000
Chase Center Tower II(3)	2.1%	31.3%	31.3%	$397,500,000	34.2%	34.2%	$363,000,000

(1)

The Appraised Value (Other Than “As-Is”) of $143,000,000 represents the “As Stabilized” appraised value as of January 1, 2021, which assumes all free rent has burned off and rent commencement has begun.  At origination, approximately $8.5 million was reserved in a free rent reserve.

(2)

The Appraised Value (Other Than “As-Is”) represents the “as-stabilized” value, which assumes that both Google and Comcast accept delivery at the Moffett Towers Buildings A, B & C Mortgaged Property and are paying unabated rent as of October 1, 2021. At origination, $34,016,766 was deposited into a rent concessions reserve.

(3)

Appraised Value is reflective of the “hypothetical as-if funded” value, which assumes all remaining construction and tenant improvements as of December 19, 2019 have been paid for or funded. At origination, the borrowers reserved $62,678,348 for all outstanding tenant improvements and outstanding repairs. Such construction and tenant improvements have since been funded.

With respect to the 1633 Broadway Mortgage Loan (7.9%), the “as-is” appraised value of $2,400,000,000 as of October 24, 2019 includes the extraordinary assumption that the owner has provided a $55,980,670 capital expenditure budget, which was utilized to estimate the value set forth in the appraisal.  Such capital expenditures are not required and have not been reserved for under the Mortgage Loan documents, and there can be no assurance that they will be made.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty number 28 in Annex D-1, representation and warranty number 27 in Annex E-1, representation and warranty number 27 in Annex F-1 and representation and warranty number 26 in Annex G-1 and the identified exceptions to those representations and warranties in Annex D-2, Annex E-2, Annex F-2 and Annex G-2, respectively, for additional information.

●	With respect to the 1633 Broadway Mortgage Loan (7.9%), the 711 Fifth Avenue Mortgage Loan (5.5%), the City National Plaza Mortgage Loan (2.7%), the Chase Center Tower I Mortgage Loan

(2.5%) and the Chase Center Tower II Mortgage Loan (2.1%), there is no non-recourse carveout guarantor, and the related borrower is the only indemnitor under the related environmental indemnity agreement.

●

With respect to the BX Industrial Portfolio Mortgage Loan (5.1%), the related mortgage loan documents provide that in the event of a voluntary or collusive bankruptcy action by or against the related borrower, liability of the related non-recourse carveout guarantor is limited to 10% of the then-outstanding principal balance of the Whole Loan, plus the enforcement cost relating to such bankruptcy action. In addition, the mortgage loan documents provide that for so long as the related borrower maintains the environmental insurance policy required under the loan agreement (the “PLL Policy”), the related guarantor will have no liability under the related environmental indemnity agreement, and that such guarantor’s liability relating to the borrower’s failure to maintain the PLL Policy pursuant to the Mortgage Loan documents is capped at the amount of coverage required for the PLL Policy. The PLL Policy is required to be for a term of at least two (2) years past the related maturity date (the “Required PLL Period”); provided, however, the borrower may obtain such PLL Policy for an initial policy term of five (5) years so long as at least ten (10) Business Days prior to the expiration thereof, the borrower renews or extends such PLL Policy for a term not less than the Required PLL Period. The PLL Policy must include limits of liability of no less than $5,000,000 per incident, and, with respect to Allied World Assurance Company (U.S.), Inc., $10,000,000 in the aggregate, and with respect to Steadfast Insurance Company, $25,000,000 in the aggregate, in each case with a self-insured retention amount of no more than $50,000 per pollution condition (except for clean-up claims for mold conditions, which may be $100,000). At closing, the borrower obtained policies from Steadfast Insurance Company and Allied World Assurance Company (U.S.), Inc. in the above amounts, with each policy subject to a five-year term.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property only to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

The environmental indemnities for certain of the Mortgage Loans contain a sunset on the borrower’s and/or the non-recourse carveout guarantor’s obligations and liability for claims asserted after a specified period of time (generally between one and three years) upon certain conditions set forth in the related Mortgage Loan documents including, without limitation, delivery of an acceptable updated Phase I or Phase II environmental assessment in certain cases.  See representation and warranty number 43 in Annex D-1, representation and warranty number 41 in Annex E-1, representation and warranty number 41 in Annex F-1 and representation and warranty number 40 in Annex G-1, for additional information.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Delinquency Information

None of the Mortgage Loans were 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).  A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

For additional information, see “—COVID-19 Considerations”.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Eighteen (18) Mortgage Loans (58.2%), are interest-only for the entire term of the Mortgage Loans until the maturity date.

Twelve (12) Mortgage Loans (29.2%) provide for payments of interest only for the first 12 to 60 months following the origination date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

Four (4) Mortgage Loans (12.6%) provide for payments of interest and principal and then have an expected Balloon Balance at the maturity date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
6	25	$ 543,855,614	74.8%
1	5	97,400,000	13.4
9	1	37,400,000	5.1
10	2	33,750,000	4.6
5	1	15,000,000	2.1
Total:	34	$ 727,405,614	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Default) Days	Number of Mortgage Loans	% of Initial Pool Balance
0	34	100.0%
Total	34	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information in Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Future Advances

With respect to the BX Industrial Portfolio Whole Loan (5.1%), the mortgage loan documents permit the borrower to repay the BX Industrial Portfolio Floating Rate Loan and, subject to the satisfaction of certain conditions set forth in the mortgage loan agreement, subsequently re-borrow such amounts pursuant to a request for an additional advance (a “Revolving Advance”) from the holder of the BX Industrial Portfolio Floating Rate Loan up to the initial principal balance of the BX Industrial Portfolio Floating Rate Loan; provided that prepayments in connection with the following are considered permanent and may not be reborrowed: (a) individual BX Industrial Portfolio property releases, including both regular releases and releases upon an event of default, (b) mandatory prepayments and/or releases made in connection with casualty or condemnation, (c) prepayments to avoid a cash management period caused by failure to satisfy a debt yield test, (d) a voluntary prepayment for which the borrower has elected that such prepayment will permanently reduce the available amount of the BX Industrial Portfolio Floating Rate Loan and (e) any prepayment made during the continuance of an event of default. In the event that the holder of the BX Industrial Portfolio Floating Rate Loan does not so fund a Revolving Advance, the mortgage loan documents provide that the borrower may not reduce, discharge or release any obligations due on the BX Industrial Portfolio fixed rate loan (which includes the BX Industrial Portfolio Mortgage Loan) via offset of the disputed amount associated with the Revolving Advance. The BX Industrial Portfolio Floating Rate Loan was fully funded as of the origination date, and the debt service coverage ratio and debt yield metrics related to the BX Industrial Portfolio Whole Loan are required to be calculated under the loan documents assuming that the BX Industrial Portfolio Floating Rate Loan has been fully advanced.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of prepayment lockout, defeasance and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately three to seven payments up to and including the stated maturity date.  See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

With respect to the BX Industrial Portfolio Mortgage Loan (5.1%), the related borrower is permitted to prepay a portion of the BX Industrial Portfolio Floating Rate Loan included in the related Whole Loan in an amount not to exceed $57,800,000 at any time without incurring any prepayment charges or penalties provided that no event of default is ongoing, notice is provided, and the borrower pays all interest that would have accrued on the amount prepaid through the next monthly payment date. The BX Industrial Portfolio Whole Loan, inclusive of the fixed and floating rate portions thereof, has an original principal balance of $649,427,615, and the BX Industrial Portfolio Floating Rate Loan has an initial original principal balance of $99,427,615. The borrower is permitted to reborrow amounts prepaid under the BX Industrial Portfolio Floating Rate Loan as described under “—Future Advances”.

Additionally, certain Mortgage Loans may provide that, in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision.  See “—Purchase Options and Rights of First Refusal” and “—Partial Releases”.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.  See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.  In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration. Additionally, certain Mortgage Loans may provide that, with respect to a Mortgaged Property that did not comply with the then-current applicable zoning rules and regulations as of the date of the origination of such Mortgage Loan, in the event the related borrower is unable to obtain a variance that permits the continuation of the nonconformance(s) and/or the restoration thereof, as applicable, due to casualty, governmental action and/or any other reason, the related borrower will be required to partially prepay the Mortgage Loan in order to meet certain loan-to-value ratio and/or debt service coverage ratio requirements, if applicable, which partial prepayment may occur during a lockout period and without payment of any yield maintenance charge or prepayment premium. See “—Assessments of Property Value and Condition—Zoning and Building Code Compliance and Condemnation”.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●

will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●

if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans.

Voluntary Prepayments.

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

With respect to one (1) Mortgage Loan (5.8%), the related borrower may prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge or a prepayment premium of 1.0% of the prepaid amount after a period of 38 payments following the first monthly payment date.

With respect to one (1) Mortgage Loan (5.1%), the related borrower is permitted to prepay the Mortgage Loan at any time after the origination date with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period

With respect to two (2) Mortgage Loans (5.1%), the related borrower may (i) prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge or a prepayment premium of 1.0% of the prepaid amount after a period of 23 to 24 payments following the first monthly payment date or (ii) after the related defeasance lockout period, defease the Mortgage Loan.

With respect to one (1) Mortgage Loan (2.7%), the related borrower is permitted to (i) prepay the Mortgage Loan at any time after the origination date with the payment of the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount if such prepayment occurs prior to the related open prepayment period, or (ii) after the related defeasance lockout period, defease the Mortgage Loan.

With respect to one (1) Mortgage Loans (1.2%), the related borrower may (i) defease the Mortgage Loan, after a period of 27 payments following the first monthly payment date or (ii) prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge or a prepayment premium of 1.0% of the prepaid amount after a period of 36 payments following the first monthly payment date.

With respect to the BX Industrial Portfolio Mortgage Loan (5.1%), as to the related Whole Loan, the borrower may prepay the BX Industrial Portfolio Floating Rate Loan at any time with the payment of a spread maintenance premium (other than with respect to an amount not to exceed $57,800,000) if such prepayment occurs prior to the spread maintenance end date and the BX Industrial Portfolio Fixed Rate Loan at any time following the origination date with the payment of a yield maintenance premium if such prepayment occurs prior to the yield maintenance end date. Prior to an event of default under the BX

Industrial Portfolio Whole Loan, all voluntary prepayments are required to be applied to repay the BX Industrial Portfolio Floating Rate Loan, prior to any application to pay the BX Industrial Portfolio Fixed Rate Loan. In addition, if certain conditions to an extension of the BX Industrial Portfolio Floating Rate Loan are not satisfied, and the related borrower fails to pay the related balloon payment on the BX Industrial Portfolio Floating Rate Loan, there will be an event of default on the BX Industrial Portfolio Whole Loan, which may result in acceleration and repayment of the BX Industrial Portfolio Whole Loan at a time that is significantly earlier than the maturity date of the BX Industrial Portfolio Fixed Rate Loan. Conversely, in some circumstances an event of default may result in a delay in repayment.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
4	16	$ 353,767,230	48.6%
7	6	184,900,000	25.4
3	7	137,762,896	18.9
5	5	50,975,488	7.0
Total	34	$ 727,405,614	100.0%

(1) See Annex A-1 for specific criteria applicable to the Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of twenty-eight (28) Mortgage Loans (the “Defeasance Loans”) (80.0%), permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a

Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the LA County Office Portfolio Mortgage Loan (9.5%), following the date that is two years after the Closing Date, any borrower is permitted to obtain the release of an individual Mortgaged Property, provided that, among other conditions, (i) the release is in connection with a bona fide arm’s length sale of such Mortgaged Property to an unaffiliated third party, (ii) the borrower defeases an amount equal to the greater of (x) 100% of the net proceeds from such sale and (y) 115% of the allocated loan amount of the applicable Mortgaged Property, (iii) the release is in compliance with the REMIC requirements and (iv) after giving effect to such release and partial defeasance, with respect to the remaining LA County Office Portfolio Mortgaged Properties, the debt yield is not less than the greater of (a) the debt yield immediately prior to such release and (b) 7.70%.

●	With respect to the Hampton Roads Office Portfolio Mortgage Loan (5.8%), on or after the expiration of the lockout period, any borrower is permitted to obtain the release of the individual mortgaged property owned by such borrower, provided that, among other conditions, (i) the release is in connection with an arm’s length sale of such mortgaged property to an unaffiliated third party, (ii) such borrower makes a prepayment of principal in an amount equal to the greater of (x) 115% of the allocated loan amount for such mortgaged property or (y) 100% of the net sales proceeds for such mortgaged property multiplied by the fraction obtained by dividing the then outstanding principal balance of the related whole loan by the sum of the then outstanding principal balances of the related whole loan and mezzanine loan, together with the applicable yield maintenance charge (if the release is prior to February 6, 2029), (iii) the release is in compliance with the REMIC requirements and (iv) following the release, with respect to the remaining Hampton Roads Office Portfolio Mortgaged Properties, the debt yield is not less than the greater of (a) the debt yield immediately preceding the release and (b) 8.3%.

●	With respect to the 711 Fifth Avenue Mortgage Loan (5.5%), provided no event of default is continuing, the borrower has the right at any time from and after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) March 6, 2023, and solely in connection with, at the borrower’s option, the achievement of a DY Cure Event, to defease a portion of the Mortgage Loan in the amount necessary to cause the achievement of a DY Cure Event as determined by the lender in its reasonable discretion without a corresponding release of any collateral from the liens of the Mortgage Loan documents subject to the satisfaction of certain conditions, including, among others, delivery of defeasance collateral in an amount sufficient to make all payments of interest and principal due under the defeased note until the first payment date in the prepayment period, including a REMIC opinion and a rating agency confirmation. A “DY Cure Event” means (a) no event of default is continuing and (b) the achievement of a debt yield, determined as of the first day of each of two consecutive fiscal quarters thereafter, equal to or greater than 7.0% (which (i) after the lockout period, debt yield test may be achieved, at the borrower’s sole discretion, by either (x) making voluntary prepayments or (y) effectuating a partial defeasance, in amounts necessary to achieve the debt yield or (ii) the debt yield test may be achieved, at the borrower’s sole discretion, by depositing in a reserve account, as additional collateral, cash or a letter of credit in an amount that when subtracted from the principal indebtedness for purposes of calculating debt yield would result in a debt yield that equals or exceeds 7.0% (provided that the aggregate notional amount of all outstanding letters of credit delivered at no time exceed 10% of the principal indebtedness).

●	With respect to the BX Industrial Portfolio Mortgage Loan (5.1%), provided that no event of default is continuing, the related borrower may obtain the release of any of the individual Mortgaged Properties in connection with a partial prepayment of the related Whole Loan in an amount (the “Adjusted Release Amount”) equal to the sum of (i) the allocated loan amount for such property or properties, as reduced pursuant to certain prepayments permitted under the loan documents (the “Amortized Release Amount”) and (ii) a release price premium equal to 5% of the Amortized Release Amount for each applicable individual Mortgaged Property to be released (with such premium increasing to 10% upon 30% or more of the original principal balance of the related Whole Loan having been prepaid). The Mortgage Loan documents require that (1) after giving effect to such partial release, the debt yield must equal or exceed the greater of (a) 7.5% or (b) the lesser of 8.5% and the debt yield immediately prior to such release (the “Release Debt Yield”) and (2) that certain REMIC related conditions be satisfied. The Mortgage Loan documents also provide that if a partial release is in connection with the sale of an individual Mortgaged Property to an unrelated third-party purchaser in an arm’s length transaction, and the debt yield after giving effect to such release would be less than the Release Debt Yield, the borrower may obtain such release by paying in lieu of the Adjusted Release Amount an amount equal to the greater of (x) the Adjusted Release Amount and (y) the lesser of (I) 100% of the net sales proceeds from the sale of the applicable Mortgaged Property and (II) the prepayment amount that would be necessary to, after giving effect to the requested release of the individual Mortgaged Property, satisfy the Release Debt Yield. Such prepayments in connection with a partial release will be applied first to the BX Industrial Portfolio Floating Rate Loan, and then to the BX Industrial Portfolio Fixed Rate Loan. In the event that there is an undrawn Revolving Advance on the BX Industrial Portfolio Floating Rate Loan that is available for borrowing at the time of the partial release, the borrower may, in lieu of paying the Adjusted Release Amount, cause the amount of such undrawn Revolving Advance to be reduced by an amount equal to the Adjusted Release Amount; provided that the borrower has paid any spread maintenance premium then due. If such prepayments are applied to the BX Industrial Portfolio Fixed Rate Loan prior to April 9, 2026, an amount equal to the greater of (a) 1.00% of the amount prepaid and (b) a yield maintenance premium is required to be paid.

In addition, the borrower may obtain the release of an individual Mortgaged Property securing the BX Industrial Portfolio Whole Loan in order to (a) cure an event of default relating to such Mortgaged Property (provided that such borrower first uses commercially reasonable efforts to cure such event of default) or (b) if the release relates to an individual Mortgaged Property that is subject to a ground lease, cure an event of default relating to a default under such a ground lease (in each case, provided that such event of default may not have been caused by the related borrower or an affiliate thereof in bad faith). In each such instance, satisfaction of the Release Debt Yield is not required to obtain such a release, and such a release will not require any prepayment premium.

In connection with any such release of an individual Mortgaged Property under the BX Industrial Portfolio loan documents, the lender will return to the related borrower a portion (in an amount determined in such lender’s sole discretion) of certain reserve funds allocable to the Mortgaged Property being released, but only to the extent the lender determines in its reasonable discretion that the remaining amounts in such reserve funds are sufficient to satisfy the obligations for which such reserve funds were established on the remaining Mortgaged Properties.

●	With respect to the Chase Center Tower I and Chase Center Tower II Mortgage Loans (collectively, 4.6%), the borrowers have the right to the release of an individual Mortgaged Property, provided that the borrowers satisfy certain terms and conditions set forth in the cross agreement, including among other things (i) no event of default under the Mortgage Loan documents has occurred and is continuing, (ii) the individual borrower making a request for such release will (1) make a prepayment of the released loan in full in accordance with its respective loan agreement or defease the released loan in full, and (2) cause the borrower under the remaining loan to either (x) pay to the remaining lender, an amount equal to 15% of the outstanding principal balance of the released

Mortgage Loan including, interest for the full accrual period during which the prepayment occurs (or if such payment is made on a payment date, the full accrual period applicable to such payment date) and if such prepayment is made on or before the permitted prepayment date, the yield maintenance premium, which amount will be applied as a prepayment of the principal balance of the remaining Mortgage Loan or (y) defease the remaining loan in part by an amount equal to 15% of the outstanding principal balance of the released Mortgage Loan including interest that has or would have accrued on the portion of the remaining Mortgage Loan defeased for the full accrual period during which the partial defeasance occurs (or if such partial defeasance is made on a payment date, the full accrual period applicable to such payment date), (iii) delivery of evidence reasonably acceptable to the remaining lender that (A) the released property and the remaining property have been separately assessed for taxes and the release property constitutes or will constitute a separate tax lot, and (B) the lender receives evidence reasonably satisfactory to the lender that after giving effect to such release, the remaining property will continue to comply with all applicable laws (including all zoning, building, land use or parking or other similar legal requirements with respect to such property), (iv) subsequent to such release, the borrower that owns the remaining property will continue to be a special purpose entity, (v) the debt service coverage ratio of the remaining loan, after giving effect to the release and to the partial prepayment of the remaining loan above, will be equal to or greater than the greater of (x) 1.45x for the release of the Chase Center Tower II Mortgaged Property and 1.43x for the release of the Chase Center Tower I Mortgaged Property and (y) the aggregate debt service coverage ratio immediately prior to such release, and (vi) all REMIC requirements have been satisfied.

●	With respect to the Moffett Towers Buildings A, B & C Mortgage Loan (2.7%), at any time after March 6, 2022, provided that no event of default is continuing, the borrowers may obtain the release of up to two of the three individual Mortgaged Properties from the lien of the mortgage upon a bona fide third-party sale or a conveyance to any affiliate in connection with a permitted refinance of such Mortgaged Property(ies), upon the prepayment of the related Whole Loan in the amount of (a) with respect to the release of Moffett Towers Building A and/or Moffett Towers Building C, the greater of 100% of net sales proceeds and 115% of the applicable allocated loan amount or (b) with respect to a release of Building B, the greater of 100% of net sales proceeds and 125% of the applicable allocated loan amount, and the related prepayment fee or yield maintenance premium, provided that borrowers satisfy the following conditions, among others: (i) the debt service coverage ratio as of the release date for the remaining Mortgaged Property is not less than the greater of (x) 1.44x and (y) the debt service coverage ratio immediately prior to such release, (ii) the debt yield as of the release date for remaining Mortgaged Property is not less than the greater of (x) 7.75% and (y) the debt yield immediately prior to such release, (iii) the loan-to-value ratio for the remaining Mortgaged Property is not more than (x) 70% and (y) the loan-to-value ratio immediately prior to such release, (iv) the borrowers deliver a REMIC opinion, and (v) if requested by the lender, the borrowers deliver a rating agency confirmation.

●	With respect to the PCI Pharma Portfolio Mortgage Loan (2.3%), the borrower may obtain the release of up to three of the Mortgaged Properties from the lien of the Mortgage Loan documents following (x) a casualty or condemnation of a Mortgaged Property that results in the master tenant terminating its master lease with respect to such property or (y) the occurrence of an event of default with respect to a Mortgaged Property (a “Permitted Release Default Event”), subject to the satisfaction of certain terms and conditions including, without limitation (i) the borrower prepays or defeases a portion of the Mortgage Loan equal to 115% of the allocated loan amount for such property (or 120% with respect to a release due to a Permitted Release Default Event), plus the payment of a yield maintenance premium (if applicable) (ii) no event of default is continuing, or in the case of a release due to a Permitted Release Default Event, (a) the release would cure such event of default, (b) such event of default is not the result of the borrower’s gross negligence or willful misconduct, (c) no other event of default is continuing, and (d) the release will be completed prior to the expiration of the cure period for such event of default (which may be extended if the borrower is diligently pursuing such cure), and (iii) the borrower has delivered a REMIC opinion.

●	With respect to the GIP REIT Portfolio Mortgage Loan (1.6%), following the date that is two years after the Closing Date, the borrower may obtain the release of any individual Mortgaged Property upon satisfaction of certain terms and conditions, including without limitation (i) the borrower defeases a portion of the Mortgage Loan equal to the greater of 125% of the allocated loan amount of the individual Mortgaged Property being released and 100% of the net sales proceeds of such Mortgaged Property, (ii) the debt service coverage ratio after giving effect to the release is not less than the greater of the debt service coverage ratio immediately preceding the release and 1.37x, (iii) the loan-to-value ratio after the release is not greater than the lesser of the loan-to value ratio immediately preceding the release and 75%, and (iv) compliance with REMIC related conditions.

●	With respect to the Midland Atlantic Portfolio Mortgage Loan (1.0%), provided no event of default under the Mortgage Loan is continuing, the borrowers have the right at any time from and after the earlier of (a) December 26, 2022, and (b) the date that is two years after the closing date of the securitization that includes the last promissory note in the related Whole Loan to be securitized to obtain the release of up to two Mortgaged Properties subject to the satisfaction of certain conditions, including, among others: (i) the sale of the Mortgaged Property to be released pursuant to an arm’s-length agreement with an unaffiliated third party; (ii) the related borrower defeases a portion of the related Mortgage Loan equal to the greater of (x) 115% of its allocated loan amount and (y) 75% of the sales price for such Mortgaged Property; (iii) the debt yield for the 12 months prior to the last day of a fiscal quarter, recalculated to include only income and expense attributable to the remaining Mortgaged Properties and to exclude the interest expense on the aggregate amount defeased, will be no less than the greater of (1) 8.68% and (2) the debt yield immediately prior to such release; and (iv) delivery of a REMIC opinion and a rating agency confirmation.

●	Furthermore, some of the Mortgage Loans, including, without limitation, the Hampton Roads Office Portfolio Mortgage Loan (5.8%), the BX Industrial Portfolio Mortgage Loan (5.1%) and the Staples Headquarters Mortgage Loan (1.4%) permit the release or substitution of parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Twenty-three (23) of the Mortgage Loans (61.0%) provide for monthly or upfront escrows to cover capital expenditures and replacements.

Twenty-two (22) of the Mortgage Loans (60.6%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Eighteen (18) of the Mortgage Loans (55.4%) are secured by office, mixed use, industrial, retail and other properties and provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated releasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties only.

Ten (10) of the Mortgage Loans (32.8%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

With respect to the Caton Crossings Mortgage Loan (1.1%), the borrower provided a $500,000 letter of credit in lieu of a tenants improvements/leasing commissions reserve.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See Annex A-1 and the related footnotes for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts.

The Mortgage Loans documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard	30	$ 690,955,614	95.0%
Springing	4	36,450,000	5.0
Total:	34	$ 727,405,614	100.0%

Except as set forth in the table above and described in “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, the borrower is entitled to receive a disbursement of all cash remaining in the lockbox or cash management account after required payment for debt service, agent fees, required reserves, and operating expenses, the agreements governing the lockbox and cash management accounts provide that the borrower has no withdrawal or transfer rights with respect to the related account. The lockbox and cash management accounts will not be assets of the issuing entity.

Delaware Statutory Trusts

With respect to the Lava Ridge Business Center Mortgage Loan (2.5%) and the KB Fresenius & DaVita Southeast Portfolio Mortgage Loan (1.1%) Mortgage Loan, the related borrower is a Delaware statutory trust (“DST”). A DST is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. In the case of a Mortgaged Property that is owned by a DST, there is a risk that obtaining the consent of the holders of the beneficial interests in the DST will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

Delaware statutory trusts are restricted in their ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. There is a direct master lease between the Delaware statutory trust borrower and the master tenant of each Mortgaged Property. In addition, certain decisions may require the consent of the holders of the beneficial interests in the Delaware statutory trust and, in such event, there is a risk that obtaining such consent will be time consuming and cause delays with respect to certain actions needed to be taken by or on behalf of the borrower or with respect to the related Mortgaged Properties.

Exceptions to Underwriting Guidelines

With respect to the BX Industrial Portfolio Mortgage Loan (5.1%), the related whole loan has a loan-to-value ratio of 67.6% in comparison to the loan-to-value ratio of 65.0% generally provided for in GACC’s underwriting guidelines for full term interest only whole loans. GACC’s decision to include the Mortgage Loan in the transaction was based on several factors, including (a) the total senior fixed rate notes of $322.4 million having a loan-to-value ratio of 39.6% based on the aggregate as-is appraised value of $960.75 million, (b) the net cash flow debt service coverage ratio on the senior fixed rate notes being 3.57x, (c) the portfolio being comprised of approximately 130 tenants throughout 68 properties, with no single tenant accounting for more than 6.3% of the portfolio’s net rentable area, and (d) the borrower sponsor being an affiliate of The Blackstone Group, L.P., an investment firm with approximately $538 billion of assets under management as of March 31, 2020 across real estate funds, private equity funds, credit businesses and hedge funds.

Except as described above, none of the Mortgage Loans were originated with variances from the related Mortgage Loan Sellers underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—LoanCore Capital Markets LLC—LCM’s Underwriting Guidelines and Processes”, “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes” and “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of the holder of a related Companion Loan, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance(1)	Cut-off Date Total Debt Balance(2)	Wtd. Avg. Total Debt Interest Rate(2)	Cut-off Date Mortgage Loan LTV Ratio (3)	Cut-off Date Total Debt LTV Ratio(2)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(3)(4)	Cut-off Date Total Debt Underwritten NCF DSCR(2)(4)
Hampton Roads Office Portfolio	$42,387,896	5.8%	$19,715,300	$88,718,851	$150,822,047	5.65000%	70.8%	81.4%	1.40x	1.16x
Peace Coliseum	$34,500,000	4.7%	$12,220,159	NAP	$46,720,159	4.50000%	43.1%	58.4%	2.93x	2.03x

(1)	Calculated including any related Pari Passu Companion Loans and Subordinate Companion Loans, if applicable.

(2)	Calculated including any related mezzanine debt, any related Pari Passu Companion Loans and any related Subordinate Companion Loans and weighted by original balances, if applicable.

(3)	Calculated including any related Pari Passu Companion Loans but excluding any related Subordinate Companion Loans, if applicable.

(4)	With respect to the Hampton Roads Office Portfolio Mortgage Loan (5.8%), debt service coverage ratios are calculated using the sum of the first 12 Whole Loan principal and interest payments after the Cut-off Date based on the assumed principal and interest payment schedule set forth in Annex I.

The mezzanine loans related to Hampton Roads Office Portfolio Mortgage Loan (5.8%) and the Peace Coliseum Mortgage Loan Mortgage Loan (4.7%), identified in the table above, are each subject to an intercreditor agreement between the holder(s) of the related mezzanine loan(s) and the related lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan(s). Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan(s) are subordinate after an event of default under the related Mortgage Loan (after taking into account the cure rights of the mezzanine lender(s)) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees in respect of which the related mortgage lender does not own a corresponding claim or right, and, even if mortgage lender owns a corresponding claim or right, the mezzanine lender is permitted to seek payments under its mezzanine loan guaranty if the mortgage lender fails to commence litigation within a specified period (generally ranging from 30 to 60 days) following receipt of mezzanine lender’s claim), (b) so long as there is no event of default under the related Mortgage Loan (after taking into account the cure rights of the mezzanine lender(s)), the related mezzanine lender(s) may accept payments on and prepayments of the related mezzanine loan(s) prior to the prepayment in full of the Mortgage Loan, provided that such prepayment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash), (c) the related mezzanine lender(s) will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender(s) may amend or modify the related mezzanine loan(s) in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the consent of the mezzanine lender(s) to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender(s) may foreclose upon the pledged equity interests in the related Mortgage Loan borrower or, if applicable, the related senior mezzanine loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower or, if applicable, the related senior mezzanine loan borrower, and a change in the management of the related Mortgaged Properties and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary default (or, in some cases, any event of default) occurs and continues under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender(s) has or have, as applicable, the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued and unpaid interest and other amounts due thereon, plus (without duplication) any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations and exclusions, any Liquidation Fees, Workout Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges, liquidated damages and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum Debt Service Coverage Ratio	Combined Minimum Debt Yield	Intercreditor Agreement Required
1633 Broadway(1)	$57,500,000	52.08%	3.08x	9.35%	Yes
711 Fifth Avenue(2)	$40,000,000	54.50%	2.80x	8.98%	Yes
City National Plaza(3)	$20,000,000	60.00%	2.00x	8.50%	Yes
Stuart’s Crossing	$8,400,000	63.64%	1.97x	11.11%	Yes
Caton Crossings	$7,775,488	65.00%	2.21x	11.83%	Yes

(1)	The mezzanine loan may bear a floating rate of interest (subject to an interest rate cap agreement “with a reasonable strike price”). The mezzanine loan may alternately take the form of debt-like preferred equity.

(2)	The mezzanine loan principal amount may not exceed $35,000,000.

(3)	The aggregate mezzanine loan principal amount may not exceed $180,000,000.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval and may include certain cure and purchase rights.

The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents. In addition, in certain cases, an affiliate of the borrower may be entitled to pledge indirect interests in the borrower as security for a loan.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

With respect to the 1633 Broadway Mortgage Loan (7.9%), the Mortgage Loan documents permit loans secured by a pledge of direct or indirect equity interests in borrower, or debt-like preferred equity (i.e., preferred equity having debt-like attributes such as a hard coupon and hard maturity date, with consequences for non-performance such as change in control or the triggering of buy-sell mechanisms), subject to certain conditions, including: (i) combined LTV no greater than 52.08%; (ii) combined debt yield of no less than 9.35%; (iii) combined DSCR no less than 3.08x; (iv) the mezzanine lender or preferred equity provider is an institution satisfying eligibility criteria, including long-term senior unsecured debt obligations’ being rated “A” by S&P, “A” by Fitch or “A2” by Moody’s or better; (v) a subordination and intercreditor agreement reasonably acceptable to lender; and (vi) a rating agency confirmation.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the 1633 Broadway Mortgage Loan (7.9%), the borrower is permitted to incur additional debt in the form of debt-like preferred equity (i.e., preferred equity having debt-like attributes such as a hard coupon and hard maturity date, with consequences for non-performance such as a change in control or the triggering of buy-sell mechanisms) and subject to the same conditions as the permitted mezzanine debt. See “—Mezzanine Indebtedness” above.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the 1633 Broadway Mortgaged Property, the 675 Creekside Way Mortgaged Property, the Hampton Roads Office Portfolio Mortgaged Properties, the 711 Fifth Avenue Mortgaged Property, the BX Industrial Portfolio Mortgaged Properties, the Chase Center Tower I Mortgaged Property, the Chase Center Tower II Mortgaged Property, the Los Angeles Leased Fee Portfolio Mortgaged Properties, the City National Plaza Mortgaged Property, the Moffett Towers Buildings A, B & C Mortgaged Properties, the PCI Pharma Portfolio Mortgaged Properties, the Apollo Education Group HQ Campus Mortgaged Property, the Staples Headquarters Mortgaged Property the NOV Headquarters

Mortgaged Property and the Midland Atlantic Portfolio Mortgaged Properties is part of the related Whole Loan consisting of the Mortgage Loan and the related Pari Passu Companion Loan(s), if any, and, in the case of the Mortgage Loans securing the 1633 Broadway Mortgaged Property, the BX Industrial Portfolio Mortgaged Properties, the Chase Center Tower I Mortgaged Property, the Chase Center Tower II Mortgaged Property and the Moffett Towers Buildings A, B & C Mortgaged Properties, the related Subordinate Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder of a related Companion Loan (the “Companion Holder”) are generally governed by an intercreditor or co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and related Companion Loans are cross-collateralized and cross-defaulted.

“Benchmark 2020-B17 PSA” means the pooling and servicing agreement governing the servicing of the Apollo Education Group HQ Whole Loan.

“Benchmark 2020-IG2 PSA” means the pooling and servicing agreement governing the servicing of each of the Chase Center Tower I Whole Loan and the Chase Center Tower II Whole Loan.

“Benchmark 2020-IG3 PSA” means the pooling and servicing agreement governing the servicing of the BX Industrial Portfolio Whole Loan.

“BWAY 2019-1633 TSA“ means the trust and servicing agreement governing the servicing of the 1633 Broadway Whole Loan.

“CGCMT 2020-GC46 PSA” means the pooling and servicing agreement governing the servicing of each of the Staples Headquarters Whole Loan and the Midland Atlantic Portfolio Whole Loan.

“COMM 2019-GC44 PSA” means the pooling and servicing agreement governing the servicing of the PCI Pharma Portfolio Whole Loan.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement.

“GSMS 2020-GC47 PSA” means the pooling and servicing agreement governing the servicing of the 711 Fifth Avenue Whole Loan.

“JPMCC 2019-COR5 PSA” means the pooling and servicing agreement governing the servicing of each of the Hampton Roads Office Portfolio Whole Loan and the NOV Headquarters Whole Loan.

“JPMDB 2019-COR6 PSA” means the pooling and servicing agreement governing the servicing of the Los Angeles Leased Fee Portfolio Whole Loan.

“MSC 2020-CNP TSA” means the trust and servicing agreement governing the servicing of the City National Plaza Whole Loan.

“MOFT 2020-ABC TSA“ means the trust and servicing agreement governing the servicing of the Moffett Towers Buildings A, B & C Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, the “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement.

“Non-Serviced AB Whole Loan” means for any Whole Loan identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below with a Subordinate Note under the “Note Type” column in such chart.

“Non-Serviced Certificate Administrator” means for any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means for any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Intercreditor Agreement” means with respect to any Non-Serviced Whole Loan, the related intercreditor agreement.

“Non-Serviced Master Servicer” means with respect to any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Operating Advisor” means for any Non-Serviced Whole Loan, the operating advisor relating to the related Non-Serviced PSA.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and no Subordinate Companion Loans.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Pass Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means each of the PSAs identified under the column entitled “Non-Serviced PSA” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means for any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA.

“Non-Serviced Trustee” means for any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans and the Non-Serviced AB Whole Loans.

“Serviced Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Companion Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and no Subordinate Companion Loans.

“Serviced Whole Loan” means each of the Whole Loans identified “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Mortgage Loan.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Companion Loan(s) Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Under- written NCF DSCR(1)(3)	Whole Loan Under- written NCF DSCR(2)(3)
1633 Broadway	$57,500,000	7.9%	$943,500,000	$249,000,000	41.7%	52.1%	3.84x	3.08x
675 Creekside Way	$43,400,000	6.0%	$40,000,000	NAP	58.3%	58.3%	2.52x	2.52x
Hampton Roads Office Portfolio	$42,387,896	5.8%	$88,718,851	NAP	70.8%	70.8%	1.40x	1.40x
711 Fifth Avenue	$40,000,000	5.5%	$505,000,000	NAP	54.5%	54.5%	2.90x	2.90x
BX Industrial Portfolio(4)	$37,400,000	5.1%	$343,282,660	$268,744,955	39.6%	67.6%	3.57x	2.09x
Los Angeles Leased Fee Portfolio	$24,000,000	3.3%	$61,000,000	NAP	63.0%	63.0%	1.75x	1.75x
City National Plaza	$20,000,000	2.7%	$530,000,000	NAP	41.4%	41.4%	4.59x	4.59x
Moffett Towers Buildings A, B & C	$20,000,000	2.7%	$423,000,000	$327,000,000	38.7%	67.2%	3.63x	2.09x
Chase Center Tower I(5)	$18,213,750	2.5%	$127,496,250	$178,090,000	31.3%	69.5%	3.87x	1.36x
PCI Pharma Portfolio	$16,750,000	2.3%	$91,750,000	NAP	65.4%	65.4%	2.61x	2.61x
Apollo Education Group HQ Campus	$15,000,000	2.1%	$76,500,000	NAP	47.2%	47.2%	4.15x	4.15x
Chase Center Tower II(5)	$15,536,250	2.1%	$108,753,750	$151,910,000	31.3%	69.5%	3.87x	1.36x
Staples Headquarters	$10,000,000	1.4%	$80,000,000	NAP	45.5%	45.5%	3.98x	3.98x
NOV Headquarters	$10,000,000	1.4%	$29,200,000	NAP	68.8%	68.8%	1.71x	1.71x
Midland Atlantic Portfolio	$7,500,000	1.0%	$37,500,000	NAP	70.1%	70.1%	1.42x	1.42x

(1)	Calculated based on the balance of the Mortgage Loan and any related Pari Passu Companion Loan(s) but excluding any Subordinate Companion Loan or mezzanine loan. The Mortgage Loan Cut-off Date LTV Ratio and Whole Loan LTV Ratio for certain Whole Loans may be based on a hypothetical valuation other than an “as-is” value. See “Description of the Mortgage Pool—Appraised Value” for additional information.

(2)	Calculated based on the balance of the related Whole Loan excluding any mezzanine loan or any other subordinate indebtedness not secured directly by the related Mortgaged Property.

(3)	The Hampton Roads Office Portfolio Mortgage Loan (5.8%) amortizes based on the assumed principal payment schedule set forth in Annex I, debt service coverage ratios are calculated using the sum of the first 12 whole loan principal and interest payments based on the assumed principal and interest payment schedule set forth in Annex I.

(4)	The BX Industrial Portfolio Mortgage Loan (5.1%) is part of a Whole Loan with an aggregate principal balance as of the Cut-off Date of approximately $649,427,615 that is split between (i) a 17-month floating rate loan with five, one-year extension options (the “BX Industrial Portfolio Floating Rate Loan”) with an aggregate principal balance as of the Cut-off Date of approximately $99,427,615, and (ii) a 77-month fixed rate loan (the “BX Industrial Portfolio Fixed Rate Loan”) comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio Senior Fixed Rate Loan”), with an aggregate principal balance as of the Cut-off Date of $322,400,000, and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio Subordinate Fixed Rate Loan”), with an aggregate principal balance as of the Cut-off Date of $227,600,000. The BX Industrial Portfolio Senior Fixed Rate Loan is senior to the BX Industrial Portfolio Subordinate Fixed Rate Loan and the BX Industrial Portfolio Mortgage Loan is comprised of a portion of the BX Industrial Portfolio Senior Fixed Rate Loan. The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR (subject to a floor of 0.000%) plus a spread of 1.450%. The Mortgage Loan LTV Ratio, and Mortgage Loan Underwritten NCF DSCR calculations reflect the BX Industrial Portfolio Senior Fixed Rate Loan and approximately $58,283,000 of the aggregate principal balance as of the Cut-off Date of the BX Industrial Portfolio Floating Rate Loan, and exclude the remaining approximately $41,145,000 of the aggregate principal balance as of the Cut-off Date of the BX Industrial Portfolio Floating Rate Loan and the BX Industrial Portfolio Subordinate Fixed Rate Loan. The BX Industrial Portfolio Fixed Rate Loan and BX Industrial Portfolio Floating Rate Loan are pari passu, provided that voluntary prepayments are applied first to the BX Industrial Portfolio Floating Rate Loan. For purposes of the Whole Loan Underwritten NCF DSCR for the BX lndustrial Portfolio Whole Loan, LIBOR was assumed to be 0.500%. The BX Industrial Portfolio Whole Loan Underwritten NCF DSCR, based on a LIBOR cap of 4.000% for the BX Industrial Portfolio Floating Rate Loan, is 1.80x.

(5)	With respect to the Chase Center Tower I Mortgage Loan (2.5%) and the Chase Center Tower II Mortgage Loan (2.1%), the Mortgage Loans are cross-collateralized and cross-defaulted. As such, the calculations are based on the aggregate Cut-off Date balance, Maturity Balance, UW NOI, UW NCF and debt services of these Mortgage Loans.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA	Note Name	Control Note/ Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder(1)
1633 Broadway	Non-Serviced	BWAY 2019-1633	Note A-1-C-1	Non-Control Note(2)	Pari Passu	$50,000,000	CGCMT 2020-GC46
			Note A-1-C-2	Non-Control Note	Pari Passu	$45,000,000	GSMS 2020-GC45
			Note A-1-C-3	Non-Control Note	Pari Passu	$45,000,000	GSMS 2020-GC47
			Note A-1-C-4-A	Non-Control Note	Pari Passu	$30,000,000	GS Bank
			Note A-1-C-4-B	Non-Control Note	Pari Passu	$10,000,000	JPMDB 2020-COR7
			Note A-1-C-5	Non-Control Note	Pari Passu	$32,500,000	CGCMT 2020-GC46
			Note A-1-C-6	Non-Control Note	Pari Passu	$20,000,000	GSMS 2020-GC47
			Note A-1-C-7	Non-Control Note	Pari Passu	$17,500,000	Benchmark 2020-IG3
			Note A-1-S-1	Non-Control Note	Pari Passu	$250,000	BWAY 2019-1633
			Note A-2-C-1-A	Non-Control Note	Pari Passu	$27,500,000	CGCMT 2020-GC46
			Note A-2-C-1-B	Non-Control Note	Pari Passu	$22,500,000	Benchmark 2020-B16
			Note A-2-C-2-A	Non-Control Note	Pari Passu	$30,000,000	Benchmark 2020-IG2
			Note A-2-C-2-B	Non-Control Note	Pari Passu	$20,000,000	JPMDB 2020-COR7
			Note A-2-C-3-A	Non-Control Note	Pari Passu	$25,000,000	DBRI
			Note A-2-C-3-B	Non-Control Note	Pari Passu	$15,000,000	Benchmark 2020-IG1
			Note A-2-C-4-A	Non-Control Note	Pari Passu	$10,000,000	Benchmark 2020-IG3
			Note A-2-C-4-B	Non-Control Note	Pari Passu	$10,000,000	DBRI
			Note A-2-C-4-C	Non-Control Note	Pari Passu	$10,000,000	DBRI
			Note A-2-C-4-D	Non-Control Note	Pari Passu	$10,000,000	DBRI
			Note A-2-C-5	Non-Control Note	Pari Passu	$15,000,000	GSMS 2020-GC45
			Note A-2-C-6	Non-Control Note	Pari Passu	$35,000,000	DBRI
			Note A-2-C-7	Non-Control Note	Pari Passu	$20,000,000	Benchmark 2020-IG3
			Note A-2-S-1	Non-Control Note	Pari Passu	$250,000	BWAY 2019-1633
			Note A-3-C-1-A	Non-Control Note	Pari Passu	$27,850,000	JPMCB
			Note A-3-C-1-B	Non-Control Note	Pari Passu	$22,500,000	Benchmark 2020-B16
			Note A-3-C-2	Non-Control Note	Pari Passu	$49,650,000	Benchmark 2020-IG1
			Note A-3-C-3	Non-Control Note	Pari Passu	$40,000,000	Benchmark 2020-IG2
			Note A-3-C-4	Non-Control Note	Pari Passu	$32,500,000	Benchmark 2020-IG3
			Note A-3-C-5	Non-Control Note	Pari Passu	$30,000,000	Benchmark 2020-B17
			Note A-3-C-6	Non-Control Note	Pari Passu	$20,000,000	Benchmark 2020-B17
			Note A-3-C-7	Non-Control Note	Pari Passu	$27,500,000	JPMDB 2020-COR7
			Note A-3-S-1	Non-Control Note	Pari Passu	$250,000	BWAY 2019-1633
			Note A-4-C-1	Non-Control Note	Pari Passu	$50,000,000	BANK 2020-BNK25
			Note A-4-C-2	Non-Control Note	Pari Passu	$50,000,000	BANK 2020-BNK25
			Note A-4-C-3	Non-Control Note	Pari Passu	$40,000,000	Wells Fargo Bank, National Association
			Note A-4-C-4	Non-Control Note	Pari Passu	$40,000,000	WFCM 2020-C55
			Note A-4-C-5	Non-Control Note	Pari Passu	$30,000,000	WFCM 2020-C55
			Note A-4-C-6	Non-Control Note	Pari Passu	$20,000,000	BANK 2020-BNK26
			Note A-4-C-7	Non-Control Note	Pari Passu	$20,000,000	BANK 2020-BNK26
			Note A-4-S-1	Non-Control Note	Pari Passu	$250,000	BWAY 2019-1633
			Note B-1	Control Note(2)	Subordinate	$62,250,000	BWAY 2019-1633
			Note B-2	Control Note(2)	Subordinate	$62,250,000	BWAY 2019-1633
			Note B-3	Control Note(2)	Subordinate	$62,250,000	BWAY 2019-1633
			Note B-4	Control Note(2)	Subordinate	$62,250,000	BWAY 2019-1633
675 Creekside Way	Serviced	NAP	Note A-1	Control Note	Pari Passu	$20,000,000	JPMDB 2020-COR7
			Note A-2	Non-Control Note	Pari Passu	$25,000,000	DBRI
			Note A-3	Non-Control Note	Pari Passu	$15,000,000	DBRI
			Note A-4	Non-Control Note	Pari Passu	$23,400,000	JPMDB 2020-COR7

Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA	Note Name	Control Note/ Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder(1)
Hampton Roads Office Portfolio	Non-Serviced	JPMCC 2019-COR5	Note A-1	Control Note	Pari Passu	$39,430,601	JPMCC 2019-COR5
			Note A-2	Non-Control Note	Pari Passu	$32,530,246	JPMDB 2020-COR7
			Note A-3	Non-Control Note	Pari Passu	$19,715,300	JPMDB 2019-COR6
			Note A-4	Non-Control Note	Pari Passu	$19,715,300	JPMDB 2019-COR6
			Note A-5	Non-Control Note	Pari Passu	$9,857,650	JPMCC 2019-COR5
			Note A-6	Non-Control Note	Pari Passu	$9,857,650	JPMDB 2020-COR7
711 Fifth Avenue	Non-Serviced	GSMS 2020-GC47	A-1-1	Control Note	Pari Passu	$50,000,000	GSMS 2020-GC47
			A-1-2	Non-Control Note	Pari Passu	$50,000,000	GS Bank
			A-1-3	Non-Control Note	Pari Passu	$50,000,000	GS Bank
			A-1-4	Non-Control Note	Pari Passu	$50,000,000	GS Bank
			A-1-5	Non-Control Note	Pari Passu	$50,000,000	GS Bank
			A-1-6	Non-Control Note	Pari Passu	$20,000,000	JPMDB 2020-COR7
			A-1-7	Non-Control Note	Pari Passu	$20,000,000	JPMDB 2020-COR7
			A-1-8	Non-Control Note	Pari Passu	$20,000,000	GS Bank
			A-1-9	Non-Control Note	Pari Passu	$20,000,000	GS Bank
			A-1-10	Non-Control Note	Pari Passu	$12,500,000	GSMS 2020-GC47
			A-1-11	Non-Control Note	Pari Passu	$10,000,000	GS Bank
			A-1-12	Non-Control Note	Pari Passu	$10,000,000	GS Bank
			A-1-13	Non-Control Note	Pari Passu	$5,000,000	GS Bank
			A-1-14	Non-Control Note	Pari Passu	$5,000,000	GS Bank
			A-1-15	Non-Control Note	Pari Passu	$5,000,000	GS Bank
			A-1-16	Non-Control Note	Pari Passu	$2,500,000	GS Bank
			A-1-17	Non-Control Note	Pari Passu	$1,500,000	GS Bank
			A-2-1	Non-Control Note	Pari Passu	$63,500,000	BANA
			A-2-2	Non-Control Note	Pari Passu	$50,000,000	BANA
			A-2-3	Non-Control Note	Pari Passu	$30,000,000	BANA
			A-2-4	Non-Control Note	Pari Passu	$20,000,000	BANA
BX Industrial Portfolio	Non-Serviced	Benchmark 2020-IG3	Note A-1-A-1	Non-Control Note(3)	Pari Passu	$80,000,000	Benchmark 2020-IG3
			Note A-1-A-2	Non-Control Note	Pari Passu	$70,000,000	DBRI
			Note A-1-A-3	Non-Control Note	Pari Passu	$50,000,000	DBRI
			Note A-1-A-4	Non-Control Note	Pari Passu	$35,000,000	DBRI
			Note A-1-A-5	Non-Control Note	Pari Passu	$30,000,000	JPMDB 2020-COR7
			Note A-1-A-6	Non-Control Note	Pari Passu	$30,000,000	DBRI
			Note A-1-A-7	Non-Control Note	Pari Passu	$20,000,000	DBRI
			Note A-1-A-8	Non-Control Note	Pari Passu	$7,400,000	JPMDB 2020-COR7
			Note A-1-B	Non-Control Note(3)	Subordinate	$72,600,000	Benchmark 2020-IG3
			Note A-1-C-1	Non-Control Note(3)	Subordinate	$55,000,000	Unaffiliated Third Party
			Note A-1-C-2	Non-Control Note(3)	Subordinate	$55,000,000	Unaffiliated Third Party
			Note A-1-D	Control Note(3)	Subordinate	$45,000,000	Unaffiliated Third Party
			Note A-2 (Floating Rate Note)	Non-Control Note	Pari Passu	$99,427,615	Deutsche Bank AG, London Branch
Chase Center Tower I	Non-Serviced	Benchmark 2020-IG2	Note A-1-A	Non-Control Note(4)	Pari Passu	$18,213,750	Benchmark 2020-IG2
			Note A-1-B	Non-Control Note	Pari Passu	$18,213,750	Benchmark 2020-IG2
			Note A-1-C	Non-Control Note	Pari Passu	$18,213,750	Benchmark 2020-IG2
			Note A-1-D	Non-Control Note	Pari Passu	$18,213,750	Benchmark 2020-IG3
			Note A-1-E	Non-Control Note	Pari Passu	$18,213,750	Benchmark 2020-IG3
			Note A-1-F	Non-Control Note	Pari Passu	$18,213,750	JPMDB 2020-COR7
			Note A-1-G	Non-Control Note	Pari Passu	$18,213,750	JPMCB
			Note A-1-H	Non-Control Note	Pari Passu	$18,213,750	JPMCB
			Note B-1	Non-Control Note(4)	Subordinate	$83,637,000	Benchmark 2020-IG2
			Note C-1	Control Note(4)	Subordinate	$94,453,000	Unaffiliated Third Party
Chase Center Tower II	Non-Serviced	Benchmark 2020-IG2	Note A-2-A	Non-Control Note(5)	Pari Passu	$15,536,250	Benchmark 2020-IG2
			Note A-2-B	Non-Control Note	Pari Passu	$15,536,250	Benchmark 2020-IG2
			Note A-2-C	Non-Control Note	Pari Passu	$15,536,250	Benchmark 2020-IG2
			Note A-2-D	Non-Control Note	Pari Passu	$15,536,250	Benchmark 2020-IG3
			Note A-2-E	Non-Control Note	Pari Passu	$15,536,250	Benchmark 2020-IG3
			Note A-2-F	Non-Control Note	Pari Passu	$15,536,250	JPMDB 2020-COR7
			Note A-2-G	Non-Control Note	Pari Passu	$15,536,250	JPMCB
			Note A-2-H	Non-Control Note	Pari Passu	$15,536,250	JPMCB
			Note B-2	Non-Control Note(5)	Subordinate	$71,363,000	Benchmark 2020-IG2

Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA	Note Name	Control Note/ Non-Control Note	Note Type	Note Cut-off Date Balance	Note Holder(1)
			Note C-2	Control Note(5)	Subordinate	$80,547,000	Unaffiliated Third Party
Los Angeles Leased Fee Portfolio	Non-Serviced	JPMDB 2019-COR6	Note A-1	Control Note	Pari Passu	$61,000,000	JPMDB 2019-COR6
			Note A-2	Non-Control Note	Pari Passu	$24,000,000	JPMDB 2020-COR7
City National Plaza	Non-Serviced	MSC 2020-CNP	Note A-1	Control Note	Pari Passu	$80,000,000	MSC 2020-CNP
			Note A-2	Non-Control Note	Pari Passu	$80,000,000	MSC 2020-CNP
			Note A-3	Non-Control Note	Pari Passu	$80,000,000	MSC 2020-CNP
			Note A-4	Non-Control Note	Pari Passu	$90,000,000	MSC 2020-CNP
			Note A-5	Non-Control Note	Pari Passu	$50,000,000	GSMS 2020-GC47
			Note A-6	Non-Control Note	Pari Passu	$70,000,000	Benchmark 2020-IG2
			Note A-7	Non-Control Note	Pari Passu	$50,000,000	Benchmark 2020-IG3
			Note A-8	Non-Control Note	Pari Passu	$30,000,000	Benchmark 2020-IG3
			Note A-9	Non-Control Note	Pari Passu	$20,000,000	JPMDB 2020-COR7
Moffett Towers Buildings A, B & C	Non-Serviced	MOFT 2020-ABC	Note A-1-C-1	Non-Control Note(6)	Pari Passu	$60,000,000	GSMS 2020-GC47(3)
			Note A-1-C-2	Non-Control Note	Pari Passu	$50,000,000	GS Bank
			Note A-1-C-3	Non-Control Note	Pari Passu	$40,000,000	GS Bank
			Note A-1-C-4	Non-Control Note	Pari Passu	$30,000,000	Benchmark 2020-IG3
			Note A-1-C-5	Non-Control Note	Pari Passu	$20,000,000	JPMDB 2020-COR7
			Note A-1-C-6	Non-Control Note	Pari Passu	$20,000,000	GS Bank
			Note A-1-C-7	Non-Control Note	Pari Passu	$10,000,000	GS Bank
			Note A-1-C-8	Non-Control Note	Pari Passu	$5,000,000	GSMS 2020-GC47
			Note A-1-C-9	Non-Control Note	Pari Passu	$5,000,000	GS Bank
			Note A-1-C-10	Non-Control Note	Pari Passu	$3,100,000	GS Bank
			Note A-1-S-1	Non-Control Note	Pari Passu	$550,000	MOFT 2020-ABC
			Note A-2-C-1	Non-Control Note	Pari Passu	$50,000,000	Benchmark 2020-IG3
			Note A-2-C-2	Non-Control Note	Pari Passu	$30,000,000	Benchmark 2020-IG2
			Note A-2-C-3	Non-Control Note	Pari Passu	$10,000,000	Benchmark 2020-B17
			Note A-2-C-4	Non-Control Note	Pari Passu	$9,450,000	Benchmark 2020-B17
			Note A-2-S-1	Non-Control Note	Pari Passu	$225,000	MOFT 2020-ABC
			Note A-3-C-1	Non-Control Note	Pari Passu	$50,000,000	Benchmark 2020-B17
			Note A-3-C-2	Non-Control Note	Pari Passu	$30,000,000	Benchmark 2020-IG2
			Note A-3-C-3	Non-Control Note	Pari Passu	$10,000,000	Benchmark 2020-B17
			Note A-3-C-4	Non-Control Note	Pari Passu	$9,450,000	Benchmark 2020-IG2
			Note A-3-S-1	Non-Control Note	Pari Passu	$225,000	MOFT 2020-ABC
			Note B-1	Control Note(6)	Subordinate	$179,850,000	MOFT 2020-ABC
			Note B-2	Non-Control Note	Subordinate	$73,575,000	MOFT 2020-ABC
			Note B-3	Non-Control Note	Subordinate	$73,575,000	MOFT 2020-ABC
PCI Pharma Portfolio	Non-Serviced	COMM 2019-GC44	Note A-1	Control Note	Pari Passu	$40,000,000	COMM 2019-GC44
			Note A-2	Non-Control Note	Pari Passu	$20,000,000	GSMS 2020-GC45
			Note A-3	Non-Control Note	Pari Passu	$16,750,000	GSMS 2020-GC47
			Note A-4	Non-Control Note	Pari Passu	$10,000,000	GSMS 2020-GC45
			Note A-5	Non-Control Note	Pari Passu	$13,250,000	JPMDB 2020-COR7
			Note A-6	Non-Control Note	Pari Passu	$5,000,000	GSMS 2020-GC45
			Note A-7	Non-Control Note	Pari Passu	$3,500,000	JPMDB 2020-COR7
Apollo Education Group HQ Campus	Non-Serviced	Benchmark 2020-B17	Note A-1	Control Note	Pari Passu	$50,000,000	Benchmark 2020-B17
			Note A-2	Non-Control Note	Pari Passu	$26,500,000	JPMCB
			Note A-3	Non-Control Note	Pari Passu	$15,000,000	JPMDB 2020-COR7
Staples Headquarters	Non-Serviced	CGCMT 2020-GC46	Note A-1	Control Note	Pari Passu	$50,000,000	CGCMT 2020-GC46
			Note A-2	Non-Control Note	Pari Passu	$20,000,000	Benchmark 2020-B17
			Note A-3-1	Non-Control Note	Pari Passu	$10,000,000	Benchmark 2020-B17
			Note A-3-2	Non-Control Note	Pari Passu	$10,000,000	JPMDB 2020-COR7
NOV Headquarters	Non-Serviced	JPMCC 2019-COR5	Note A-1	Control Note	Pari Passu	$20,000,000	JPMCC 2019-COR5
			Note A-2	Non-Control Note	Pari Passu	$9,200,000	JPMDB 2019-COR6
			Note A-3	Non-Control Note	Pari Passu	$10,000,000	JPMDB 2020-COR7
Midland Atlantic Portfolio	Non-Serviced	CGCMT 2020-GC46	Note A-1	Control Note	Pari Passu	$23,000,000	CGCMT 2020-GC46
			Note A-2	Non-Control Note	Pari Passu	$14,500,000	GSMS 2020-GC47
			Note A-3	Non-Control Note	Pari Passu	$7,500,000	JPMDB 2020-COR7

(1)	The identification of a securitization trust means we have identified another securitization trust that has closed or as to which a preliminary prospectus (or preliminary offering circular) or final prospectus (or final offering circular) has printed that has or is expected to include the identified Note(s).

(2)	With respect to the 1633 Broadway Whole Loan, the initial Control Notes are Note B-1, Note B-2, Note B-3 and Note B-4. During the continuance of a control shift event relating to the BWAY 2019-1633 securitization transaction (i.e., when the most senior class of certificates in such transaction have been control appraised out), Note A-1-C-1 will be the controlling piece; provided, however, that the 1633 Broadway Whole Loan will continue to be serviced by the master servicer, and if necessary, the special servicer, under the BWAY 2019-1633 TSA. See “—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan” below.

(3)	The initial controlling note is the BX Industrial Portfolio Note A-1-D, so long as no control appraisal period with respect to the BX Industrial Portfolio Note A-1-D is continuing. If and for so long as a control appraisal period with respect to the BX Industrial Portfolio Note A-1-D has occurred and is continuing, then the controlling notes will be the BX Industrial Portfolio Note A-1-C-1 and the BX Industrial Portfolio Note A-1-C-2, so long as no control appraisal period with respect to the BX Industrial Portfolio Note A-1-C-1 and the BX Industrial Portfolio Note A-1-C-2 is continuing. If and for so long as a control appraisal period with respect to the BX Industrial Portfolio Note A-1-C-1 and the BX Industrial Portfolio Note A-1-C-2 has occurred and is continuing, then the controlling note will be the BX Industrial Portfolio Note A-1-B, so long as no control appraisal period with respect to the BX Industrial Portfolio Note A-1-B is continuing. If a control appraisal period with respect to the BX Industrial Portfolio Note A-1-B has occurred and is continuing, then the controlling note will be BX Industrial Portfolio Note A-1-A-1. The BX Industrial Portfolio Note A-1-B and the BX Industrial Portfolio Note A-1-A-1 have been included in the Benchmark 2020-IG3 securitization and, therefore, during the continuance of a control appraisal period with respect to the BX Industrial Portfolio Note A-1-C-1 and the BX Industrial Portfolio Note A-1-C-2, the related trust directing holder under the Benchmark 2020-IG3 pooling and servicing agreement is expected to exercise the rights of the controlling holder with respect to the BX Industrial Portfolio whole loan. See “—The Non-Serviced AB Whole Loans—The BX Industrial Portfolio Whole Loan” below.

(4)	With respect to the Chase Center Tower I Whole Loan, following a control appraisal period with respect to Notes B-1 and C-1, control will shift to the trust directing holder for the Benchmark 2020-IG2 transaction. See “—The Non-Serviced AB Whole Loans—The Chase Center Whole Loans” below.

(5)	With respect to the Chase Center Tower II Whole Loan, following a control appraisal period with respect to Notes B-2 and C-2, control will shift to the trust directing holder for the Benchmark 2020-IG2 transaction. See “—The Non-Serviced AB Whole Loans—The Chase Center Whole Loans” below.

(6)	With respect to the Moffett Towers Buildings A, B & C Whole Loan, the initial Control Notes are Note B-1, Note B-2, Note B-3 and Note B-4. During the continuance of a control appraisal period, Note A-1-C-1 will be the Control Note; provided, however, that the Moffett Towers Buildings A, B & C Whole Loan will continue to be serviced by master servicer and, if necessary, the special servicer under the MOFT 2020-ABC TSA. See “—The Non-Serviced AB Whole Loans—The Moffett Towers Buildings A, B & C Whole Loan” below.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement.

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans.

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the issuing entity, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder.

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (a “Non-Controlling Holder”) (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement or trust and servicing agreement, as applicable) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer or the master servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the master servicer or the special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or the special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan.

Sale of Defaulted Mortgage Loan.

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, the special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or the special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement.

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), or (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights.

With respect to each Non-Serviced Whole Loan, the holder of any related Control Note (a “Controlling Holder”) will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of Each Non-Controlling Holder.

With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan, one or more related Non-Control Notes will be included in the issuing entity, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described above.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically or in person) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File.

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan.

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and any Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a

Non-Serviced Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loans

The 1633 Broadway Whole Loan

General

The 1633 Broadway Mortgage Loan (7.9%) is part of a split loan structure comprised of 40 senior promissory notes and four (4) subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $1,250,000,000. Three such senior promissory notes designated Note A-3-C-7, Note A-1-C-4-B and Note A-2-C-2-B with an initial aggregate principal balance of $57,500,000 (the “1633 Broadway Mortgage Loan”) will be deposited into this securitization. The 1633 Broadway Whole Loan is evidenced by (i) the 1633 Broadway Mortgage Loan, (ii) four (4) senior promissory notes designated Note A-1-S-1, Note A-2-S-1, Note A-3-S-1 and Note A-4-S-1 (the “1633 Broadway Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $1,000,000; (iii) 33 senior promissory notes designated Note A-1-C-1, Note A-1-C-2, Note A-1-C-3, Note A-1-C-4-A, Note A-1-C-5, Note A-1-C-6, Note A-1-C-7, Note A-2-C-1-A, Note A-2-C-1-B, Note A-2-C-2-A, Note A-2-C-3-A, Note A-2-C-3-B, Note A-2-C-4-A, A-2-C-4-B, A-2-C-4-C, A-2-C-4-D, Note A-2-C-5, Note A-2-C-6, Note A-2-C-7, Note A-3-C-1-A, Note A-3-C-1-B, Note A-3-C-2, Note A-3-C-3, Note A-3-C-4, Note A-3-C-5, Note A-3-C-6, Note A-4-C-1, Note A-4-C-2, Note A-4-C-3, Note A-4-C-4, Note A-4-C-5, Note A-4-C-6 and Note A-4-C-7 (the “1633 Broadway Non-Standalone Pari Passu Companion Loans” and, together with the 1633 Broadway Standalone Pari Passu Companion Loans, the “1633 Broadway Pari Passu Companion Loans”), which have an aggregate initial principal balance of $942,500,000; and (iv) four (4) subordinate promissory notes designated Note B-1, Note B-2, Note B-3 and Note B-4 (the “1633 Broadway Subordinate Companion Loans” and, together with the 1633 Broadway Standalone Pari Passu Companion Loans, the “1633 Broadway Standalone Companion Loans”), which have an aggregate initial principal balance of $249,000,000.

The 1633 Broadway Mortgage Loan, the 1633 Broadway Pari Passu Companion Loans and the 1633 Broadway Subordinate Companion Loans are referred to herein, collectively, as the “1633 Broadway Whole Loan”, and the 1633 Broadway Pari Passu Companion Loans and the 1633 Broadway Subordinate Companion Loans are referred to herein as the “1633 Broadway Companion Loans”. The 1633 Broadway Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the 1633 Broadway Mortgage Loan. The 1633 Broadway Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans.

Only the 1633 Broadway Mortgage Loan is included in the issuing entity. The 1633 Broadway Standalone Companion Loans were contributed to a securitization trust governed by the

BWAY 2019-1633 TSA (the “BWAY Trust 2019-1633 Securitization”). The 1633 Broadway Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized 1633 Broadway Non-Standalone Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the 1633 Broadway Whole Loan are subject to a Co-Lender Agreement (the “1633 Broadway Co-Lender Agreement”). The following summaries describe certain provisions of the 1633 Broadway Co-Lender Agreement.

Servicing

The 1633 Broadway Whole Loan (including the 1633 Broadway Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the BWAY 2019-1633 TSA by KeyBank National Association as master servicer (the “1633 Broadway Master Servicer”), and, if necessary, Situs Holdings, LLC as special servicer (the “1633 Broadway Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the 1633 Broadway Co-Lender Agreement.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the 1633 Broadway Mortgage Loan (but not on the 1633 Broadway Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the 1633 Broadway Mortgage Loan.

Property protection advances in respect of the 1633 Broadway Whole Loan will be made by the 1633 Broadway Master Servicer or the trustee under the BWAY 2019-1633 TSA, as applicable, unless a determination of nonrecoverability is made under the BWAY 2019-1633 TSA.

Application of Payments

The 1633 Broadway Co-Lender Agreement sets forth the respective rights of the holder of the 1633 Broadway Mortgage Loan, the holders of the 1633 Broadway Pari Passu Companion Loans and the holders of the 1633 Broadway Subordinate Companion Loans with respect to distributions of funds received in respect of the 1633 Broadway Whole Loan, and provides, in general, that:

●	the 1633 Broadway Mortgage Loan and the 1633 Broadway Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

●	the 1633 Broadway Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the 1633 Broadway Mortgage Loan and the 1633 Broadway Pari Passu Companion Loans, and the rights of the holders of the 1633 Broadway Subordinate Companion Loans to receive payments with respect to the 1633 Broadway Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the 1633 Broadway Mortgage Loan and the 1633 Broadway Pari Passu Companion Loans to receive payments with respect to the 1633 Broadway Whole Loan;

●	all expenses and losses relating to the 1633 Broadway Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holder of 1633 Broadway Subordinate Companion Loans and second to the issuing entity, as holder of the 1633 Broadway Mortgage Loan, and the holders of the 1633 Broadway Pari Passu Companion Loans on a pro rata and pari passu basis.

All amounts tendered by the borrowers or otherwise available for payment on the 1633 Broadway Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

●	First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans to the holders of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the principal balances of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans at a per annum rate equal the applicable net note rate;

●	Second, on a pro rata and pari passu basis, to the holders of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans in an amount equal to its percentage interest of all principal payments received, if any, with respect to the related monthly payment date, in each case until their respective note principal balances have been reduced to zero;

●	Third, on a pro rata and pari passu basis, to the holders of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans in an amount equal to any unreimbursed costs and expenses paid by the holders of the 1633 Broadway Mortgage Loan and each 1633 Broadway Pari Passu Companion Loan, including any liquidation fees, workout fees, special servicing fees or interest on advances (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the 1633 Broadway Whole Loan pursuant to the 1633 Broadway Co-Lender Agreement or the BWAY 2019-1633 TSA;

●	Fourth, on a pro rata and pari passu basis, to the holders of the 1633 Broadway Mortgage Loan and 1633 Broadway Pari Passu Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrowers; in an amount up to such note’s pro rata interest therein as calculated under the 1633 Broadway Whole Loan documents;

●	Fifth, the holders of the 1633 Broadway Subordinate Companion Loans, to pay accrued and unpaid interest on the 1633 Broadway Subordinate Companion Loans to the holders of the 1633 Broadway Subordinate Companion Loans in an amount equal to the accrued and unpaid interest on the applicable 1633 Broadway Subordinate Companion Loan principal balances at a per annum rate equal the applicable net note rate;

●	Sixth, to the holders of the 1633 Broadway Subordinate Companion Loans, in an amount equal to its percentage interest of all principal payments received, if any, with respect to the related monthly payment date, until the principal balances of the 1633 Broadway Subordinate Companion Loans have been reduced to zero;

●	Seventh, on a pro rata and pari passu basis, to the holders of the 1633 Broadway Subordinate Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrowers; in an amount up to such note’s pro rata interest therein as calculated under the 1633 Broadway Whole Loan documents;

●	Eighth, if the proceeds of any foreclosure sale or any liquidation of the 1633 Broadway Whole Loan or the 1633 Broadway Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the 1633 Broadway Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the 1633 Broadway Subordinate Companion Loans in an amount up to the reduction, if any, of the principal balances of the 1633 Broadway Subordinate Companion Loans as a result of such workout, plus unpaid interest on the 1633 Broadway Subordinate Companion Loan principal balance at a per annum rate equal the applicable net note rate;

●	Ninth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the BWAY 2019-1633 TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the 1633 Broadway Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to the holders of the 1633 Broadway Mortgage Loan and the 1633 Broadway Companion Loans, pro rata, based on their respective percentage interests; and

●	Tenth, if any excess amount is available to be distributed in respect of the 1633 Broadway Whole Loan, and not otherwise applied in accordance with the foregoing paragraphs, any remaining amount will be paid to the holders of the 1633 Broadway Mortgage Loan, the 1633 Broadway Companion Loans and the 1633 Broadway Subordinate Companion Loans, pro rata, based on their respective percentage interests.

Consultation and Control

The controlling noteholder under the 1633 Broadway Co-Lender Agreement (the “1633 Broadway Directing Holder”) will initially be the representative of the holder of the majority of the “controlling class” certificates issued in connection with the BWAY Trust 2019-1633 Securitization. Pursuant to the terms of the BWAY 2019-1633 TSA, such controlling class representative, which will initially be Prima Capital Advisors LLC, will have consent and/or consultation rights with respect to the 1633 Broadway Whole Loan similar, but not necessarily identical, to those held by the Directing Holder under the terms of the PSA. Upon a “Control Shift Event” under the BWAY 2019-1633 TSA (a “1633 Broadway Control Shift Event”), the 1633 Broadway Directing Holder will be the holder of Note A-1-C-1 (or, if Note A-1-C-1 has been deposited into a securitization, the “controlling class representative” or any analogous party for the related securitization). A 1633 Broadway Control Shift Event will generally exist at any time that (i) the Class A certificates issued pursuant to the BWAY 2019-1633 TSA have an outstanding certificate balance (as notionally reduced by any appraisal reduction amounts allocable to such class) that is 25% or less of the initial certificate balance of such Class A certificates, (ii) the 1633 Broadway Directing Holder (or a majority of the controlling class certificateholders) is a borrower related party or (iii) Prima Capital Advisors LLC or any successor controlling class representative or controlling class certificateholders are no longer the holder of at least a majority of the controlling class by certificate balance and the certificate administrator under the BWAY 2019-1633 TSA (the “1633 Broadway Certificate Administrator”) has neither (a) received written notice of the then current controlling class certificateholders of at least a majority of the controlling class by certificate balance nor (b) received written notice of a replacement controlling class representative, until such time as the 1633 Broadway Certificate Administrator receives either such notice.

Neither the issuing entity, as holder of the 1633 Broadway Mortgage Loan, nor any holder of a 1633 Broadway Non-Standalone Pari Passu Companion Loan, as non-controlling note holders (other than the holder of Note A-1-C-1, but only during the continuance of a 1633 Broadway Control Shift Event), will have any right to consult with the 1633 Broadway Master Servicer or the 1633 Broadway Special Servicer with respect to major decisions to be taken with respect to the 1633 Broadway Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the 1633 Broadway Whole Loan or for any other matter.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 1633 Broadway Co-Lender Agreement, if the 1633 Broadway Whole Loan becomes a defaulted mortgage loan, and if the 1633 Broadway Special Servicer determines to sell the 1633 Broadway Whole Loan in accordance with the BWAY 2019-1633 TSA, then the 1633 Broadway Special Servicer will be required to sell the 1633 Broadway Pari Passu Companion Loans and the 1633 Broadway Subordinate Companion Loans, together with the 1633 Broadway Mortgage Loan, as one whole loan. In connection with any such sale, the 1633 Broadway Special Servicer will be required to follow the procedures contained in the BWAY 2019-1633 TSA.

Notwithstanding the foregoing, the 1633 Broadway Special Servicer will not be permitted to sell the 1633 Broadway Whole Loan if it becomes a defaulted mortgage loan under the BWAY 2019-1633 TSA without the written consent of the issuing entity (or its representative), as holder of the 1633 Broadway Mortgage Loan, or the holders of the 1633 Broadway Non-Standalone Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or an affiliate of a related borrower) unless the 1633 Broadway Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 1633 Broadway Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the 1633 Broadway Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 1633 Broadway Mortgaged Property, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the

1633 Broadway Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the 1633 Broadway Master Servicer or the 1633 Broadway Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative), as holder of the 1633 Broadway Mortgage Loan or the holders of the 1633 Broadway Non-Standalone Pari Passu Companion Loans may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative), as holder of the 1633 Broadway Mortgage Loan, or the holders of the 1633 Broadway Non-Standalone Pari Passu Companion Loans will be permitted to submit an offer at any sale of the 1633 Broadway Whole Loan.

Special Servicer Appointment Rights

Pursuant to the 1633 Broadway Co-Lender Agreement and the BWAY 2019-1633 TSA, the 1633 Broadway Directing Holder (or its representative) will have the right, with or without cause, to replace the 1633 Broadway Special Servicer and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of the 1633 Broadway Mortgage Loan or any holder of a 1633 Broadway Non-Standalone Pari Passu Companion Loan. In addition, if the operating advisor under the BWAY 2019-1633 TSA recommends, in its sole discretion exercised in good faith, the replacement of the 1633 Broadway Special Servicer, the applicable certificateholders under the BWAY 2019-1633 TSA with the requisite percentage of voting rights will have the right, with or without cause, to replace the 1633 Broadway Special Servicer and appoint a replacement special servicer in accordance with the BWAY 2019-1633 TSA, as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The BX Industrial Portfolio Whole Loan

General

The BX Industrial Portfolio Whole Loan (the “BX Industrial Portfolio Whole Loan”) is evidenced by 13 promissory notes (each, a “BX Industrial Portfolio Note”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the “BX Industrial Portfolio Mortgaged Properties”). The notes comprising the BX Industrial Portfolio Whole Loan have the designations and the Cut-off Date Balances set forth in the chart below:

Note Description	Cut-off Date Balance
Note A-1-A-1 (“BX Industrial Portfolio Note A-1-A-1”)	$80,000,000
Note A-1-A-2 (“BX Industrial Portfolio Note A-1-A-2”)	$70,000,000
Note A-1-A-3 (“BX Industrial Portfolio Note A-1-A-3”)	$50,000,000
Note A-1-A-4 (“BX Industrial Portfolio Note A-1-A-4”)	$35,000,000
Note A-1-A-5 (“BX Industrial Portfolio Note A-1-A-5”)	$30,000,000
Note A-1-A-6 (“BX Industrial Portfolio Note A-1-A-6”)	$30,000,000
Note A-1-A-7 (“BX Industrial Portfolio Note A-1-A-7” and, together with Note A-1-A-1, Note A-1-A-2, Note A-1-A-3, Note A-1-A-4 and Note A-1-A-6, “BX Industrial Portfolio Fixed Rate Pari Passu Companion Loans”)	$20,000,000
Note A-1-A-8 (“BX Industrial Portfolio Note A-1-A-8”)	$7,400,000
Note A-1-B (“BX Industrial Portfolio Note B”)	$72,600,000
Note A-1-C-1 (“BX Industrial Portfolio Note C-1”)	$55,000,000
Note A-1-C-2 (“BX Industrial Portfolio Note C-2” and, together with BX Industrial Portfolio Trust Note C-1, “BX Industrial Portfolio Note C”)	$55,000,000
Note A-1-D (“BX Industrial Portfolio Note D” and, together with BX Industrial Portfolio Note B and BX Industrial Portfolio Note C, the “BX Industrial Portfolio Subordinate Fixed Rate Companion Loans”)	$45,000,000
Note A-2 (“BX Industrial Portfolio Note A-2” or “BX Industrial Portfolio Floating Rate Loan”)	$99,427,615.36

Below is certain information relating to the BX Industrial Portfolio Whole Loan:

●	The BX Industrial Portfolio Note A-1-A-5 and the BX Industrial Portfolio Note A-1-A-8 (the “BX Industrial Portfolio Mortgage Loan”) will be included in the issuing entity and will be part of the Mortgage Pool. The BX Industrial Portfolio Fixed Rate Pari passu Companion Loans (together with the BX Industrial Portfolio Mortgage Loan, the “BX Industrial Portfolio Senior Fixed Rate Loan”) will not be included in the issuing entity and are generally pari passu with the BX Industrial Portfolio Mortgage Loan.

●	The BX Industrial Portfolio Subordinate Fixed Rate Companion Loans will not be included in the issuing entity. The BX Industrial Portfolio Note B is generally senior to the BX Industrial Portfolio Note C and the BX Industrial Portfolio Note D. The BX Industrial Portfolio Note C is generally senior to the BX Industrial Portfolio Note D.

●	The BX Industrial Floating Rate Loan will not be included in the issuing entity and is generally pari passu with the BX Industrial Portfolio Senior Fixed Rate Loan and the BX Industrial Subordinate Fixed Rate Companion Loans (collectively, the “BX Industrial Portfolio Fixed Rate Loan”) in the aggregate.

The rights of the holders of the BX Industrial Portfolio Notes (the “BX Industrial Portfolio Noteholders”) are subject to an Intercreditor Agreement (the “BX Industrial Portfolio Intercreditor Agreement”). The following summary describes certain provisions of the BX Industrial Portfolio Intercreditor Agreement.

Servicing

The BX Industrial Portfolio Whole Loan is being serviced and administered pursuant to the terms of the Benchmark 2020-IG3 PSA and the BX Industrial Portfolio Intercreditor Agreement, by the applicable master servicer and the special servicer, as the case may be, according to the Servicing Standard. The master servicer or the trustee, as applicable, under the Benchmark 2020-IG3 PSA will be responsible for making any Servicing Advances with respect to the BX Industrial Portfolio Whole Loan, in each case unless the master servicer or the trustee, as applicable, or the special servicer under the Benchmark 2020-IG3 PSA determines that such an advance would not be recoverable from collections on the BX Industrial Portfolio Whole Loan.

Application of Payments

The BX Industrial Portfolio Intercreditor Agreement sets forth the respective rights of the holders of (i) the BX Industrial Portfolio Fixed Rate Loan, on the one hand, and the BX Industrial Portfolio Floating Rate Loan, on the other hand, and (ii) the BX Industrial Portfolio Senior Fixed Rate Loan and the BX Industrial Portfolio Subordinate Fixed Rate Companion Loan, with respect to distributions of funds received in respect of the BX Industrial Portfolio Whole Loan. With respect to clause (i) above, the BX Industrial Portfolio Fixed Rate Loan, on the one hand, and the BX Industrial Portfolio Floating Rate Loan, on the other hand, will be of equal priority, and no portion of the BX Industrial Portfolio Fixed Rate Loan will have priority or preference over any portion of the BX Industrial Portfolio Floating Rate Loan or security therefor and the BX Industrial Portfolio Floating Rate Loan will not have priority or preference over any portion of the BX Industrial Portfolio Fixed Rate Loan or security therefor. All amounts tendered by the borrower or otherwise available for payment on or with respect to or in connection with the BX Industrial Portfolio Whole Loan or the BX Industrial Portfolio Mortgaged Properties or amounts realized as proceeds thereof, whether received in the form of monthly payments, the balloon payment, liquidation proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the BX Industrial Portfolio Whole Loan or insurance and condemnation proceeds (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the BX Industrial Portfolio Mortgaged Properties or released to the borrower in accordance with the terms of the mortgage loan documents, to the extent permitted by the REMIC provisions of the Code), but excluding (x) all amounts for required reserves or escrows required by the mortgage loan documents to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the servicer under the related servicing agreement and (y) all amounts that are then due, payable or reimbursable to any servicer (excluding master servicing fees, trustee fees, certificate administrator fees, operating advisor fees and asset representations reviewer fees (all of which will be payable by the applicable noteholder to such party out of distributions made to such noteholder in respect of its respective note), with respect to the BX Industrial Portfolio Whole Loan pursuant to the related servicing agreement, will be applied to the BX Industrial Portfolio Fixed Rate Loan, on the one hand, and the BX Industrial Portfolio Floating Rate Loan, on the other hand, on a pro rata and a pari passu basis; provided that notwithstanding anything to the contrary contained in the BX Industrial Portfolio Intercreditor Agreement or in the BX Industrial Portfolio loan documents, so long as no event of default under the BX Industrial Portfolio loan documents is then continuing, (i) any voluntary prepayment (including any prepayment in connection with an individual property release or a casualty condemnation prepayment) will be allocated first to the BX Industrial Portfolio Floating Rate Loan until the outstanding principal balance of the BX Industrial Portfolio Floating Rate Loan has been reduced to zero, and second to the BX Industrial Portfolio Fixed Rate Loan, pursuant to and in accordance with the terms and provisions set forth in the BX Industrial Portfolio loan documents, and (ii) any mandatory prepayment amount in connection with the BX Industrial Portfolio loan documents will be allocated pro rata between the BX Industrial Portfolio Floating Rate Loan and the BX Industrial Portfolio Fixed Rate Loan pursuant to the BX Industrial Portfolio loan documents. For the avoidance of doubt, (i) 100% of the “free prepayment amount” (as defined in the loan agreement) will be allocated to the BX Industrial Portfolio Floating Rate Loan and (ii) any “floating rate component permanent prepayment” (as defined in the BX Industrial Portfolio loan documents) will permanently reduce the commitment of the BX Industrial Portfolio Floating Rate Loan in the amount of such prepayment and in each of (i) and (ii) will not be available for re-borrowing.

With respect to the BX Industrial Portfolio Fixed Rate Loan, (i) the BX Industrial Portfolio Subordinate Fixed Rate Companion Loan and the respective right of the related holders to receive payments of interest, principal and other amounts with respect such BX Industrial Portfolio Subordinate Fixed Rate Companion Loan, will, prior to a BX Industrial Portfolio Sequential Pay Event, be junior, subject and subordinate to the BX Industrial Portfolio Senior Fixed Rate Loan and the respective rights of the holder of the BX Industrial Portfolio Senior Fixed Rate Loan to receive payments of interest, principal and other amounts with respect to the BX Industrial Portfolio Senior Fixed Rate Loan, as and to the extent set forth in the BX Industrial Portfolio Intercreditor Agreement; (ii) the BX Industrial Portfolio Note D and the respective rights of the holder of BX Industrial Portfolio Note D to receive payments of interest, principal and other amounts with respect to BX Industrial Portfolio Note D will, prior to a BX Industrial Portfolio Sequential Pay Event, be junior, subject and subordinate to the BX Industrial Portfolio Senior Fixed Rate Loan, the BX Industrial Portfolio Note B and the BX Industrial Portfolio Note C; (iii) the BX Industrial Portfolio Note C and the respective rights of the holder of BX Industrial Portfolio Note C to receive payments of interest, principal and other amounts with respect to BX Industrial Portfolio Note C will, prior to a BX Industrial Portfolio Sequential Pay Event, be junior, subject and subordinate to the BX Industrial Portfolio Senior Fixed Rate Loan and the BX Industrial Portfolio Note B; and (iv) the BX Industrial Portfolio Note B and the respective rights of the holder of the BX Industrial Portfolio Note B to receive payments of interest, principal and other amounts with respect to the BX Industrial Portfolio Note B will, prior to a BX Industrial Portfolio Sequential Pay Event, be junior, subject and subordinate to the BX Industrial Portfolio Senior Fixed Rate Loan, as and to the extent set forth in the BX Industrial Portfolio Intercreditor Agreement and the loan agreement.

If no BX Industrial Portfolio Sequential Pay Event has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment on the BX Industrial Portfolio Fixed Rate Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied by the master servicer in the following order of priority:

first, to each BX Industrial Portfolio Senior Fixed Rate Loan Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate;

second, to the BX Industrial Portfolio Note B Holder, in an amount equal to the accrued and unpaid interest on its principal balance, at the applicable note interest rate;

third, to each BX Industrial Portfolio Note C Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate;

fourth, to the BX Industrial Portfolio Note D Holder, in an amount equal to the accrued and unpaid interest on its principal balance, at the applicable note interest rate;

fifth, to each BX Industrial Portfolio Senior Fixed Rate Loan Holder, pro rata (based on their respective principal balances), in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to such monthly payment date with respect to the BX Industrial Portfolio Fixed Rate Loan allocated as principal on the BX Industrial Portfolio Fixed Rate Loan and applied to the BX Industrial Portfolio Senior Fixed Rate Loan pursuant to the loan agreement, until the respective principal balances have been reduced to zero;

sixth, to each BX Industrial Portfolio Senior Fixed Rate Loan Holder, pro rata (based on their respective entitlements to interest) up to the amount of any unreimbursed out-of-pocket costs and expenses paid or incurred by such BX Industrial Portfolio Senior Fixed Rate Loan Holder (or the amount of any costs and expenses paid or incurred or advanced by any servicer or trustee on its behalf and not previously paid or reimbursed to such servicer), including any recovered costs not previously reimbursed by the borrower with respect to the BX Industrial Portfolio Whole Loan pursuant to the BX Industrial Portfolio Intercreditor Agreement or the Benchmark 2020-IG3 PSA;

seventh, if the proceeds of any foreclosure sale or any liquidation of the BX Industrial Portfolio Whole Loan or the BX Industrial Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through sixth and, as a result of a workout of the BX Industrial Portfolio Whole Loan (a “BX Industrial Portfolio Workout”), the aggregate principal balance of the BX Industrial Portfolio Senior Fixed Rate Loan has been reduced, such excess amount will be paid to the BX Industrial Portfolio Senior Fixed Rate Loan Holders pro rata (based on their respective principal balances), in an aggregate amount of such reduction, if any, of the respective principal balances as a result of such BX Industrial Portfolio Workout, plus interest on such aggregate amount at the related note interest rate from the date of such reduction to the date of the receipt of such proceeds;

eighth, to the extent the BX Industrial Portfolio Note B Holder has made any payments or advances to cure defaults pursuant to the BX Industrial Portfolio Intercreditor Agreement, to reimburse such holder for all such cure payments;

ninth, to the BX Industrial Portfolio Note B Holder, in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds, if any, with respect to such monthly payment date with respect to the BX Industrial Portfolio Fixed Rate Loan allocated as principal on the BX Industrial Portfolio Fixed Rate Loan and applied to the BX Industrial Portfolio Note B pursuant to and under the loan agreement, remaining after giving effect to the allocations in clause fifth above, until the principal balance of the BX Industrial Portfolio Note B has been reduced to zero;

tenth, if the proceeds of any foreclosure sale or any liquidation of the BX Industrial Portfolio Whole Loan or the BX Industrial Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth, and as a result of a BX Industrial Portfolio Workout, the principal balance of the BX Industrial Portfolio Note B has been reduced, such excess amount will be required to be paid to the BX Industrial Portfolio Note B Holder aggregate amount up to the amount of such reduction, if any, of the principal balance of the BX Industrial Portfolio Note B as a result of such BX Industrial Portfolio Workout, plus interest on such aggregate amount at the related note interest rate from the date of such reduction to the date of the receipt of such proceeds;

eleventh, to the extent a BX Industrial Portfolio Note C Holder has made any payments or advances to cure defaults pursuant to the BX Industrial Portfolio Intercreditor Agreement, to reimburse such BX Industrial Portfolio Note C Holder for all such cure payments;

twelfth, to each BX Industrial Portfolio Note C Holder, pro rata (based on their respective principal balances), in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to such monthly payment date with respect to the BX Industrial Portfolio Fixed Rate Loan allocated as principal on the BX Industrial Portfolio Fixed Rate Loan and applied to the BX Industrial Portfolio Note C Holder pursuant to the loan agreement, until the respective principal balances have been reduced to zero;

thirteenth, if the proceeds of any foreclosure sale or any liquidation of the BX Industrial Portfolio Whole Loan or the BX Industrial Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through twelfth and, as a result of a BX Industrial Portfolio Workout, the aggregate principal balance of the BX Industrial Portfolio Note C has been reduced, such excess amount will be required to be paid to the BX Industrial Portfolio Note C Holder in an aggregate amount up to the amount of such reduction, if any, of the principal balance of the BX Industrial Portfolio Note C as a result of such BX Industrial Portfolio Workout, plus interest on such aggregate amount at the related note interest rate from the date of such reduction to the date of the receipt of such proceeds;

fourteenth, to the extent the BX Industrial Portfolio Note D Holder has made any payments or advances to cure defaults pursuant to the BX Industrial Portfolio Intercreditor Agreement, to reimburse such holder for all such cure payments;

fifteenth, to the BX Industrial Portfolio Note D Holder, in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds, if any, with respect to such monthly payment date with respect to the BX Industrial Portfolio Fixed Rate Loan allocated as principal on the BX Industrial Portfolio Fixed Rate Loan and applied to the BX Industrial Portfolio Note D Holder pursuant to and under the loan agreement, until the principal balance of the BX Industrial Portfolio Note D has been reduced to zero;

sixteenth, if the proceeds of any foreclosure sale or any liquidation of the BX Industrial Portfolio Whole Loan or the BX Industrial Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through fifteenth, and as a result of a BX Industrial Portfolio Workout, the principal balance of the BX Industrial Portfolio Note D has been reduced, such excess amount will be required to be paid to the BX Industrial Portfolio Note D Holder aggregate amount up to the amount of such reduction, if any, of the principal balance of the BX Industrial Portfolio Note D as a result of such BX Industrial Portfolio Workout, plus interest on such aggregate amount at the related note interest rate from the date of such reduction to the date of the receipt of such proceeds;

seventeenth, to each BX Industrial Portfolio Senior Fixed Rate Loan Holder, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the Note A-1-A Percentage Interest multiplied by (ii) the Note A-1-A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

eighteenth, to the BX Industrial Portfolio Note B Holder, in an aggregate amount equal to the product of (i) the Note A-1-B Percentage Interest multiplied by (ii) the Note A-1-B Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

nineteenth, to each BX Industrial Portfolio Note C Holder, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the Note A-1-C Percentage Interest multiplied by (ii) the Note A-1-C Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

twentieth, to the BX Industrial Portfolio Note D Holder, in an aggregate amount equal to the product of (i) the Note A-1-D Percentage Interest multiplied by (ii) the Note A-1-D Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

twenty-first, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Benchmark 2020-IG3 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the BX Industrial Portfolio Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the BX Industrial Portfolio Fixed Rate Loan Holders, in accordance with the Note A-1-A, Note A-1-B, Note A-1-C and Note A-1-D Percentage Interests, respectively, with the amount distributed to the BX Industrial Portfolio Senior Fixed Rate Loan to be allocated among the BX Industrial Portfolio Senior Fixed Rate Loan Holders pro rata based on their respective principal balances, with the amount distributed to the BX Industrial Portfolio Note B to be allocated to the BX Industrial Portfolio Note B Holder, with the amount distributed to the BX Industrial

Portfolio Note C to be allocated among the BX Industrial Portfolio Note C Holders pro rata based on their respective principal balances, with the amount distributed to the BX Industrial Portfolio Note D to be allocated to the BX Industrial Portfolio Note D Holder; and

twenty-second, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the BX Industrial Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through twenty-first, any remaining amount will be paid pro rata to the BX Industrial Portfolio Senior Fixed Rate Loan Holders, the BX Industrial Portfolio Note B Holder, the BX Industrial Portfolio Note C Holder and the BX Industrial Portfolio Note D Holder in accordance with the initial Note A-1-A, Note A-1-B, Note A-1-C and Note A-1-D Percentage Interests, respectively, with the amount distributed to the BX Industrial Portfolio Note B to be allocated to the BX Industrial Portfolio Note B Holder, with the amount distributed to the BX Industrial Portfolio Note C to be allocated among the BX Industrial Portfolio Note C Holders pro rata based on their respective principal balances, with the amount distributed to the BX Industrial Portfolio Note D to be allocated to the BX Industrial Portfolio Note D Holder.

Upon the occurrence and continuance of a the BX Industrial Portfolio Sequential Pay Event, amounts tendered by the borrower or otherwise available for payment on the BX Industrial Portfolio Whole Loan or the BX Industrial Portfolio Mortgaged Properties or amounts realized on proceeds thereof (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to each BX Industrial Portfolio Senior Fixed Rate Loan Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate;

second, (A) on and after the BX Industrial Portfolio Note B securitization date, to the BX Industrial Portfolio Note B Holder, in an amount equal to the accrued and unpaid interest on its principal balance, at the applicable note interest rate and (B) prior to the BX Industrial Portfolio Note B securitization date, the accrued and unpaid interest on its principal balance, at the applicable note interest rate pursuant to clause eighth below;

third, to each BX Industrial Portfolio Senior Fixed Rate Loan Holder, pro rata (based on their respective principal balances), until the respective principal balances have been reduced to zero;

fourth, to each BX Industrial Portfolio Senior Fixed Rate Loan Holder, pro rata (based on their respective entitlements to interest) up to the amount of any unreimbursed out-of-pocket costs and expenses paid or incurred by such BX Industrial Portfolio Senior Fixed Rate Loan Holder (or the amount of any costs and expenses paid or incurred or advanced by any servicer or trustee on its behalf and not previously paid or reimbursed to such servicer), including any recovered costs not previously reimbursed by the borrower with respect to the BX Industrial Portfolio Whole Loan pursuant to the BX Industrial Portfolio Intercreditor Agreement or the Benchmark 2020-IG3 PSA;

fifth, to each BX Industrial Portfolio Senior Fixed Rate Loan Holder, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the Note A-1-A Percentage Interest multiplied by (ii) the Note A-1-A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

sixth, if the proceeds of any foreclosure sale or any liquidation of the BX Industrial Portfolio Whole Loan or the BX Industrial Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a workout of the BX Industrial Portfolio Whole Loan (a “BX Industrial Portfolio Workout”), the aggregate principal balance of the BX Industrial Portfolio Senior Fixed Rate Loan has been reduced, such excess amount will be paid to the BX Industrial Portfolio Senior Fixed Rate Loan Holders pro rata (based on their respective principal balances), in an aggregate amount of such reduction, if any, of the respective principal balances as a result of such BX Industrial Portfolio Workout, plus interest on such aggregate amount at the related note interest rate from the date of such reduction to the date of the receipt of such proceeds;

seventh, to the extent the BX Industrial Portfolio Note B Holder has made any payments or advances to cure defaults pursuant to the BX Industrial Portfolio Intercreditor Agreement, to reimburse such holder for all such cure payments;

eighth, (A) prior to the BX Industrial Portfolio Note B securitization date, to the BX Industrial Portfolio Note B Holder, in an amount equal to the accrued and unpaid interest on its principal balance, at the applicable note interest rate and (B) on and after the BX Industrial Portfolio Note B securitization date, the accrued and unpaid interest on its principal balance, at the applicable note interest rate pursuant to clause second above;

ninth, to the BX Industrial Portfolio Note B Holder, until the principal balance of the BX Industrial Portfolio Note B has been reduced to zero;

tenth, to the BX Industrial Portfolio Note B Holder, in an aggregate amount equal to the product of (i) the Note A-1-B Percentage Interest multiplied by (ii) the Note A-1-B Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

eleventh, if the proceeds of any foreclosure sale or any liquidation of the BX Industrial Portfolio Whole Loan or the BX Industrial Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through tenth, and as a result of a BX Industrial Portfolio Workout, the principal balance of the BX Industrial Portfolio Note B has been reduced, such excess amount will be required to be paid to the BX Industrial Portfolio Note B Holder aggregate amount up to the amount of such reduction, if any, of the principal balance of the BX Industrial Portfolio Note B as a result of such BX Industrial Portfolio Workout, plus interest on such aggregate amount at the related note interest rate from the date of such reduction to the date of the receipt of such proceeds;

twelfth, to the extent a BX Industrial Portfolio Note C Holder has made any payments or advances to cure defaults pursuant to the BX Industrial Portfolio Intercreditor Agreement, to reimburse such BX Industrial Portfolio Note C Holder for all such cure payments;

thirteenth, to each BX Industrial Portfolio Note C Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate;

fourteenth, to each BX Industrial Portfolio Note C Holder, pro rata (based on their respective principal balances), until the respective principal balances have been reduced to zero;

fifteenth, to each BX Industrial Portfolio Note C Holder, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the Note A-1-C Percentage Interest multiplied by (ii) the Note A-1-C Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

sixteenth, if the proceeds of any foreclosure sale or any liquidation of the BX Industrial Portfolio Whole Loan or the BX Industrial Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through fifteenth and, as a result of a BX Industrial Portfolio Workout, the aggregate principal balance of the BX Industrial Portfolio Note C has been reduced, such excess amount will be required to be paid to the BX Industrial Portfolio Note C Holder in an aggregate amount up to the amount of such reduction, if any, of the principal balance of the BX Industrial Portfolio Note C as a result of such BX Industrial Portfolio Workout, plus interest on such aggregate amount at the related note interest rate from the date of such reduction to the date of the receipt of such proceeds;

seventeenth, to the extent the BX Industrial Portfolio Note D Holder has made any payments or advances to cure defaults pursuant to the BX Industrial Portfolio Intercreditor Agreement, to reimburse such holder for all such cure payments;

eighteenth, to the BX Industrial Portfolio Note D Holder, in an amount equal to the accrued and unpaid interest on its principal balance, at the applicable note interest rate;

nineteenth, to the BX Industrial Portfolio Note D Holder, until the principal balance of the BX Industrial Portfolio Note D has been reduced to zero;

twentieth, to the BX Industrial Portfolio Note D Holder, in an aggregate amount equal to the product of (i) the Note A-1-D Percentage Interest multiplied by (ii) the Note A-1-D Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

twenty-first, if the proceeds of any foreclosure sale or any liquidation of the BX Industrial Portfolio Whole Loan or the BX Industrial Portfolio Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through twentieth, and as a result of a BX Industrial Portfolio Workout, the principal balance of the BX Industrial Portfolio Note D has been reduced, such excess amount will be required to be paid to the BX Industrial Portfolio Note D Holder aggregate amount up to the amount of such reduction, if any, of the principal balance of the BX Industrial Portfolio Note D as a result of such BX Industrial Portfolio Workout, plus interest on such aggregate amount at the related note interest rate from the date of such reduction to the date of the receipt of such proceeds;

twenty-second, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Benchmark 2020-IG3 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the BX Industrial Portfolio Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the BX Industrial Portfolio Fixed Rate Loan Holders, in accordance with the Note A-1-A, Note A-1-B, Note A-1-C and Note A-1-D Percentage Interests, respectively, with the amount distributed to the BX Industrial Portfolio Senior Fixed Rate Loan to be allocated among the BX Industrial Portfolio Senior Fixed Rate Loan Holders pro rata based on their respective principal balances, with the amount distributed to the BX Industrial Portfolio Note B to be allocated to the BX Industrial Portfolio Note B Holder, with the amount distributed to the BX Industrial Portfolio Note C to be allocated among the BX Industrial Portfolio Note C Holders pro rata based on their respective principal balances, with the amount distributed to the BX Industrial Portfolio Note D to be allocated to the BX Industrial Portfolio Note D Holder; and

twenty-third, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the BX Industrial Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through twenty-first, any remaining amount will be paid pro rata to the BX Industrial Portfolio Senior Fixed Rate Loan Holders, the BX Industrial Portfolio Note B Holder, the BX Industrial Portfolio Note C Holder and the BX Industrial Portfolio Note D Holder in accordance with the initial Note A-1-A, Note A-1-B, Note A-1-C and Note A-1-D Percentage Interests, respectively, with the amount distributed to the BX Industrial Portfolio Note B to be allocated to the BX Industrial Portfolio Note B Holder, with the amount distributed to the BX Industrial Portfolio Note C to be allocated among the BX Industrial Portfolio Note C Holders pro rata based on their respective principal balances, with the amount distributed to the BX Industrial Portfolio Note D to be allocated to the BX Industrial Portfolio Note D Holder.

“Note A-1-A Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the sum of the principal balances of the BX Industrial Portfolio Senior Fixed Rate Loan, and the denominator of which is the sum of the principal balances of the BX Industrial Portfolio Senior Fixed Rate Loan, BX Industrial Portfolio Note B, BX Industrial Portfolio Note C and BX Industrial Portfolio Note D.

“Note A-1-B Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the BX Industrial Portfolio Note B, and the denominator of which is the sum of the principal balances of the BX Industrial Portfolio Senior Fixed Rate Loan, BX Industrial Portfolio Note B, BX Industrial Portfolio Note C and BX Industrial Portfolio Note D.

“Note A-1-C Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the BX Industrial Portfolio Note C, and the denominator of which is the sum of the principal balances of the BX Industrial Portfolio Senior Fixed Rate Loan, BX Industrial Portfolio Note B, BX Industrial Portfolio Note C and BX Industrial Portfolio Note D.

“Note A-1-D Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the BX Industrial Portfolio Note D, and the denominator of which is the sum of the principal balances of the BX Industrial Portfolio Senior Fixed Rate Loan, BX Industrial Portfolio Note B, BX Industrial Portfolio Note C and BX Industrial Portfolio Note D.

“Note A-1-A Rate” means 3.550%.

“Note A-1-B Rate” means 3.550%.

“Note A-1-C Rate” means 3.550%.

“Note A-1-D Rate” means 3.550%.

“Note A-1-A Relative Spread” means the ratio of the BX Industrial Portfolio Note A-1-A Rate to the weighted average of the BX Industrial Portfolio Note A-1-A Rate, the Note A-1-B Rate, the Note A-1-C Rate and the Note A-1-D Rate.

“Note A-1-B Relative Spread” means the ratio of the BX Industrial Portfolio Note A-1-B Rate to the weighted average of the BX Industrial Portfolio Note A-1-A Rate, the Note A-1-B Rate, the Note A-1-C Rate and the Note A-1-D Rate.

“Note A-1-C Relative Spread” means the ratio of the BX Industrial Portfolio Note A-1-C Rate to the weighted average of the BX Industrial Portfolio Note A-1-A Rate, the Note A-1-B Rate, the Note A-1-C Rate and the Note A-1-D Rate.

“Note A-1-D Relative Spread” means the ratio of the BX Industrial Portfolio Note A-1-D Rate to the weighted average of the BX Industrial Portfolio Note A-1-A Rate, the Note A-1-B Rate, the Note A-1-C Rate and the Note A-1-D Rate.

“BX Industrial Portfolio Sequential Pay Event” means any event of default under the BX Industrial Portfolio Whole Loan with respect to an obligation to pay money due under the BX Industrial Portfolio Whole Loan, any other event of default for which the BX Industrial Portfolio Whole Loan is actually accelerated or any other event of default which causes the BX Industrial Portfolio Whole Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an event of default under the BX Industrial Portfolio Whole Loan; provided, however, that unless the master servicer or the special servicer, as applicable, has notice or knowledge of such event at least 10 business days prior to the applicable Distribution Date, distributions will be made sequentially beginning on the subsequent Distribution Date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the BX Industrial Portfolio Whole Loan. A BX Industrial Portfolio Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by a BX Industrial Portfolio Subordinate Fixed Rate Companion Loan Holder accordance with the BX Industrial Portfolio Intercreditor Agreement) and will not be deemed to exist to the extent the such BX Industrial Portfolio Subordinate Fixed Rate Companion Loan Holder is exercising its cure rights under the BX Industrial Portfolio Intercreditor Agreement or the default that led to the occurrence of such the BX Industrial Portfolio Sequential Pay Event has otherwise been cured or waived.

Consultation and Control

Pursuant to the BX Industrial Portfolio Intercreditor Agreement, the controlling holder with respect to the BX Industrial Portfolio Whole Loan (the “BX Industrial Portfolio Controlling Noteholder”), as of any date of determination, will be (i) if and for so long as no BX Industrial Portfolio Note D Control Appraisal Period has occurred and is continuing, the holder of BX Industrial Portfolio Note D, (ii) if and for so long as a BX Industrial Portfolio Note D Control Appraisal Period has occurred and is continuing but no BX Industrial Portfolio Note C Control Appraisal Period has occurred and is continuing, the holder of BX Industrial Portfolio Note C, (iii) if and for so long as a BX Industrial Portfolio Note C Control Appraisal Period has occurred and is continuing and no BX Industrial Portfolio

Note B Control Appraisal Period has occurred and is continuing, the BX Industrial Portfolio Note B Holder and (iv) if and for so long as a BX Industrial Portfolio Note B Control Appraisal Period has occurred and is continuing, the BX Industrial Portfolio Note A-1-A-1 Holder; provided, however, that references to the “BX Industrial Portfolio Controlling Noteholder” will mean the Controlling Class Certificateholder (or its representative) or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” under the BX Industrial Portfolio Intercreditor Agreement, as and to the extent provided in the Benchmark 2020-IG3 PSA; and provided further that, if the BX Industrial Portfolio Note B Holder, the BX Industrial Portfolio Note C Holder or the BX Industrial Portfolio Note D Holder would be the BX Industrial Portfolio Controlling Noteholder pursuant to the terms of the BX Industrial Portfolio Intercreditor Agreement, but any interest therein is held by the borrower or a borrower related party, or the borrower or a borrower related party would otherwise be entitled to exercise the rights of the BX Industrial Portfolio Controlling Noteholder in respect of the BX Industrial Portfolio Note B Holder, the BX Industrial Portfolio Note C Holder or the BX Industrial Portfolio Note D Holder, respectively, then the BX Industrial Portfolio Note B Control Appraisal Period, the BX Industrial Portfolio Note C Control Appraisal Period or the BX Industrial Portfolio Note D Control Appraisal Period, respectively, will be deemed to have occurred.

Pursuant to the terms of the BX Industrial Portfolio Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the BX Industrial Portfolio Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a BX Industrial Portfolio Major Decision and/or a Note A-2 Special Decision, as applicable, has been requested or proposed, at least 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) prior to taking action with respect to such BX Industrial Portfolio Major Decision and/or Note A-2 Special Decision, as applicable (or making a determination not to take action with respect to such BX Industrial Portfolio Major Decision and/or Note A-2 Special Decision, as applicable), the master servicer or the special servicer must receive the written consent of the BX Industrial Portfolio Controlling Noteholder (or its representative) and/or the Note A-2 Noteholder (or its representative), as applicable, before implementing a decision with respect to such BX Industrial Portfolio Major Decision and/or Note A-2 Special Decision, as applicable, provided, that if the master servicer or the special servicer, as the case may be, does not receive a response within 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) of its delivery of notice of a BX Industrial Portfolio Major Decision and/or Note A-2 Special Decision, as applicable, and the Major Decision Reporting Package (as such term is defined in the BX Industrial Portfolio Intercreditor Agreement), then the BX Industrial Portfolio Controlling Noteholder (or its controlling noteholder representative) and/or the Note A-2 Noteholder, as applicable, will be deemed to have approved such action. Notwithstanding the provisions set forth in the previous paragraph, in the event that the special servicer or the master servicer (in the event the master servicer is otherwise authorized by the BX Industrial Portfolio Intercreditor Agreement or the Benchmark 2020-IG3 PSA to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the BX Industrial Portfolio Controlling Noteholder (or its controlling noteholder representative) and/or the Note A-2 Noteholder, as applicable, in the BX Industrial Portfolio Intercreditor Agreement or the Benchmark 2020-IG3 PSA, is necessary to protect the interests of the BX Industrial Portfolio Noteholders (as a collective whole (taking into account the pari passu nature of the BX Industrial Portfolio Senior Notes and the subordinate nature of the BX Industrial Portfolio Fixed Rate Subordinate Companion Loans)), the special servicer or master servicer, as applicable, may take any such action without waiting for the response of the BX Industrial Portfolio Controlling Noteholder (or its controlling noteholder representative) and/or the Note A-2 Noteholder, as applicable, provided that the special servicer or the master servicer, as applicable, provides the BX Industrial Portfolio Controlling Noteholder and/or the Note A-2 Noteholder, as applicable with prompt written notice following such action including a reasonably detailed explanation of the basis therefor. Similarly, following the occurrence of an extraordinary event with respect to the Mortgaged Properties, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer or the special servicer, as the case may be, may take actions with respect to the Mortgaged Properties before obtaining the consent of the BX Industrial Portfolio Controlling Noteholder (or its representative) and/or the Note A-2 Noteholder, if the applicable servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the BX Industrial Portfolio

Noteholders, and the applicable servicer has made a reasonable effort to contact the BX Industrial Portfolio Controlling Noteholder (or its representative) and/or the Note A-2 Noteholder, as applicable.

Notwithstanding the foregoing, the master servicer or special servicer, as the case may be, may not follow any advice, direction, objection or consultation provided by the BX Industrial Portfolio Controlling Noteholder (or its representative) and/or the Note A-2 Noteholder, as applicable, that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the BX Industrial Portfolio Intercreditor Agreement or the Benchmark 2020-IG3 PSA, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the BX Industrial Portfolio Whole Loan, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the BX Industrial Portfolio Intercreditor Agreement or the Benchmark 2020-IG3 PSA.

The special servicer will be required to provide copies to each BX Industrial Portfolio Non-Controlling Note A Holder of any notice, information and report that is required to be provided to the BX Industrial Portfolio Controlling Noteholder and/or the Note A-2 Noteholder, as applicable, pursuant to the Benchmark 2020-IG3 PSA with respect to any of the BX Industrial Portfolio Major Decisions and/or Note A-2 Special Decision, as applicable, or the implementation of any recommended actions outlined in an Asset Status Report within the same time frame such notice, information and report is required to be provided to the BX Industrial Portfolio Controlling Noteholder and/or the Note A-2 Noteholder, as applicable, and the special servicer will be required to consult with each BX Industrial Portfolio Non-Controlling Note A Holder on a strictly non-binding basis, to the extent having received such notices, information and reports, any BX Industrial Portfolio Non-Controlling Note A Holder requests consultation with respect to any such BX Industrial Portfolio Major Decisions and/or Note A-2 Special Decision, as applicable, or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such BX Industrial Portfolio Non-Controlling Note A Holder; provided that after the expiration of a period of 10 business days from the delivery to any BX Industrial Portfolio Non-Controlling Note A Holder by the special servicer of written notice of a proposed action, together with copies of the notice, information and reports, the special servicer will no longer be obligated to consult with such BX Industrial Portfolio Non-Controlling Note A Holder, whether or not such BX Industrial Portfolio Non-Controlling Note A Holder has responded within such 10 business day period (unless, the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

For avoidance of doubt, the preceding three paragraphs do not apply to the rights of the Note A-2 Holder set forth in the immediately following paragraph below.

Notwithstanding anything to the contrary contained in the BX Industrial Portfolio Intercreditor Agreement, the BX Industrial Portfolio Noteholders acknowledge and agree that (1) the consent of the Note A-2 Holder will be required, and the applicable master servicer or the special servicer will be required to obtain the consent of the Note A-2 Holder prior to taking any Note A-2 Special Decisions and (2) the Note A-2 Holder in its sole discretion will be entitled to exercise the rights of the floating rate component lender under the BX Industrial Portfolio loan documents, including, but not limited to: (a) the determination to make any Revolving Advances, (b) the determination of the floating interest rate applicable to an interest period, (c) any consent with respect to the interest rate cap agreement, (d) any right with respect to any extension options and (e) any consent required with respect to a “transfer” (for purposes of this clause (e), as such term is defined in the BX Industrial Portfolio loan documents). In addition, the Note A-2 Holder, as a BX Industrial Portfolio Non-Controlling Noteholder, will at all times be entitled to the consultation rights provided to a BX Industrial Portfolio Non-Controlling Noteholder under the BX Industrial Portfolio Intercreditor Agreement. Notwithstanding any provisions of BX Industrial Portfolio Intercreditor Agreement or the BX Industrial Portfolio Lead Securitization servicing agreement to the contrary, in no event will the rights of the Note A-2 Holder set forth in clause (2) of this paragraph (and the sections of the BX Industrial Portfolio loan documents (and the definitions related thereto) referenced in this paragraph) be amended, modified or waived in any manner that would adversely affect the Note A-2 Holder without the prior written consent of the Note A-2 Holder.

“BX Industrial Portfolio Control Appraisal Period” means a BX Industrial Portfolio Note B Control Appraisal Period, a BX Industrial Portfolio Note C Control Appraisal Period or a BX Industrial Portfolio Note D Control Appraisal Period, as the context may require.

“BX Industrial Portfolio Lead Securitization” means the securitization of Benchmark 2020-IG3 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, 2020-IG3.

“BX Industrial Portfolio Non-Controlling Note A Holder” means each BX Industrial Portfolio Note A Holder that is not the BX Industrial Portfolio Controlling Noteholder; provided that, from and after the BX Industrial Portfolio Lead Securitization, “BX Industrial Portfolio Non-Controlling Note A Holder” means each BX Industrial Portfolio Note A Holder, if any, whose BX Industrial Portfolio Senior Note is no longer included in the BX Industrial Portfolio Lead Securitization or, if such BX Industrial Portfolio Senior Note is then included in a BX Industrial Portfolio Non-Lead Securitization (other than the BX Industrial Portfolio Lead Securitization), the BX Industrial Portfolio Non-Controlling Note A Subordinate Class Representative pursuant to the BX Industrial Portfolio Non-Lead Securitization for such securitization or their duly appointed representative; provided, further, that if such BX Industrial Portfolio Non-Controlling Note A Holder’s BX Industrial Portfolio Senior Note is held by (or the related BX Industrial Portfolio Non-Controlling Note A Subordinate Class Representative is) a borrower party, no person will be entitled to exercise the rights of such BX Industrial Portfolio Non-Controlling Note A Holder with respect to such BX Industrial Portfolio Senior Note.

“BX Industrial Portfolio Non-Lead Securitization” means any securitization other than a BX Industrial Portfolio Lead Securitization.

“BX Industrial Portfolio Non-Controlling Note A Subordinate Class Representative” means, with respect to a BX Industrial Portfolio Senior Note that is included in a BX Industrial Portfolio Non-Lead Securitization, the holders of the majority of the class of securities issued in such securitization designated as the “controlling class” pursuant to the related pooling and servicing agreement for such securitization or their duly appointed representative.

“BX Industrial Portfolio Note D Control Appraisal Period” will exist with respect to the BX Industrial Portfolio Whole Loan, if and for so long as:

1.       the initial principal balance of BX Industrial Portfolio Note D, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, BX Industrial Portfolio Note D after the date of creation of BX Industrial Portfolio Note D, (y) any Appraisal Reduction Amount for the BX Industrial Portfolio Whole Loan that is allocated to BX Industrial Portfolio Note D and (z) any losses realized with respect to the BX Industrial Portfolio Mortgaged Properties or the BX Industrial Portfolio Whole Loan that are allocated to BX Industrial Portfolio Note D, is less than

2.       25% of the remainder of (i) the initial principal balance of BX Industrial Portfolio Note D less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of BX Industrial Portfolio Note D on BX Industrial Portfolio Note D, after the date of creation of such BX Industrial Portfolio Note D, provided that a BX Industrial Portfolio Note D Control Appraisal Period will terminate upon the occurrence of a cure by the holder of BX Industrial Portfolio Note D pursuant to the terms of the BX Industrial Portfolio Intercreditor Agreement.

“BX Industrial Portfolio Note C Control Appraisal Period” will exist with respect to the BX Industrial Portfolio Whole Loan, if and for so long as:

1.       the initial principal balance of BX Industrial Portfolio Note C, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, BX Industrial Portfolio Note C after the date of creation of BX Industrial Portfolio Note C, (y) any Appraisal Reduction Amount for the BX Industrial Portfolio Whole Loan that is allocated to BX Industrial Portfolio Note C and (z) any losses realized with respect to the BX Industrial Portfolio Mortgaged Properties or the BX Industrial Portfolio Whole Loan that are allocated to BX Industrial Portfolio Note C, is less than

2.       25% of the remainder of (i) the initial principal balance of BX Industrial Portfolio Note C less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of BX Industrial Portfolio Note C on BX Industrial Portfolio Note C, after the date of creation of such BX Industrial Portfolio Note C, provided that a BX Industrial Portfolio Note C Control Appraisal Period will terminate upon the occurrence of a cure by the holder of BX Industrial Portfolio Note C pursuant to the terms of the BX Industrial Portfolio Intercreditor Agreement.

“BX Industrial Portfolio Note B Control Appraisal Period” will exist with respect to the BX Industrial Portfolio Whole Loan, if and for so long as:

1.       the initial principal balance of the BX Industrial Portfolio Note B, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the BX Industrial Portfolio Note B after the date of creation of the BX Industrial Portfolio Note B, (y) any Appraisal Reduction Amount for the BX Industrial Portfolio Whole Loan that is allocated to the BX Industrial Portfolio Note B and (z) any losses realized with respect to the BX Industrial Portfolio Mortgaged Properties or the BX Industrial Portfolio Whole Loan that are allocated to the BX Industrial Portfolio Note B, is less than

2.       25% of the remainder of (i) the initial principal balance of the BX Industrial Portfolio Note B less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the BX Industrial Portfolio Note B Holder on the BX Industrial Portfolio Note B, after the date of creation of such BX Industrial Portfolio Note B, provided that a BX Industrial Portfolio Note B Control Appraisal Period will terminate upon the occurrence of a cure by the BX Industrial Portfolio Note B Holder pursuant to the terms of the BX Industrial Portfolio Intercreditor Agreement.

For so long as the BX Industrial Portfolio Note B is an asset of the issuing entity, the following paragraph will not have any force or effect.

Either (x) the BX Industrial Portfolio Note B Holder or (y) the holder of BX Industrial Portfolio Note C is entitled to avoid a BX Industrial Portfolio Note B Control Appraisal Period or a BX Industrial Portfolio Note C Control Appraisal Period, respectively, caused by application of an Appraisal Reduction Amount upon the satisfaction of certain conditions (within 30 days of the master servicer’s or special servicer’s, as applicable, receipt of a third party appraisal that indicates such BX Industrial Portfolio Control Appraisal Period has occurred), including delivery to the master servicer or the special servicer, as applicable, of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution(s) that meets the rating requirements as described in the BX Industrial Portfolio Intercreditor Agreement, in each case, in an amount which, when added to the appraised value of the related Mortgaged Properties as determined pursuant to the Benchmark 2020-IG3 PSA, would cause the applicable BX Industrial Portfolio Control Appraisal Period not to occur.

“BX Industrial Portfolio Major Decision” means a “Major Decision” under the BX Industrial Portfolio Intercreditor Agreement, provided that (y) upon the occurrence and during the continuance of a BX Industrial Portfolio B Note Control Appraisal Period and (x) the floating rate component commitment has been reduced to zero, such term will have the meaning assigned to any analogous term under the Benchmark 2020-IG3 PSA.

“Note A-2 Special Decisions” will mean any action that constitutes a BX Industrial Portfolio Major Decision under clauses (ii), (vii)(but only to the extent that such decision is not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the BX Industrial Portfolio Whole Loan), (viii), (ix), (xii), (xvii), (xviii) and (xxii) of the definition of “Major Decisions” in the BX Industrial Portfolio Whole Loan documents, which such “Major Decision” affects any term or provision of the BX Industrial Portfolio Whole Loan documents relating to the BX Industrial Portfolio Floating Rate Loan.

Cure Rights

Notwithstanding anything to the contrary under this “—Cure Rights” section, for so long as the BX Industrial Portfolio Note B is an asset of the Benchmark 2020-IG3 issuing entity or another securitization trust, the BX Industrial Portfolio Note B Holder may not exercise the cure rights described below.

In the event that the related borrower fails to make any payment of principal or interest on the BX Industrial Portfolio Whole Loan by the end of the applicable grace period or any other event of default under the related BX Industrial Portfolio Whole Loan documents occurs and is continuing, each BX Industrial Portfolio Subordinate Noteholder will have the right to cure such event of default subject to certain limitations set forth in the BX Industrial Portfolio Intercreditor Agreement. Unless the Benchmark 2020-IG3 issuing entity consents to additional cure periods, the BX Industrial Portfolio Subordinate Noteholders’ rights to cure a monetary default or non-monetary default will be limited to a combined total of (i) 6 cures of monetary defaults over the term of the BX Industrial Portfolio Whole Loan, no more than 4 of which may be consecutive, and (ii) 6 cures of non-monetary defaults over the term of the BX Industrial Portfolio Whole Loan.

So long as a monetary default exists for which a permitted cure payment is made, such monetary default will not be treated as an “Event of Default” under the BX Industrial Portfolio Whole Loan (including for purposes of (i) whether a “BX Industrial Portfolio Sequential Pay Event” has occurred (ii) accelerating the BX Industrial Portfolio Whole Loan, modifying, amending or waiving any provisions of the loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the BX Industrial Portfolio Mortgaged Properties; or (iii) treating the BX Industrial Portfolio Whole Loan as a Specially Serviced Loan).

Purchase Option

So long as the BX Industrial Portfolio Note B is an asset of the Benchmark 2020-IG3 issuing entity or another securitization, the BX Industrial Portfolio Note B Holder will not have the purchase option described below and such purchase option rights will not have any force or effect with respect to the BX Industrial Portfolio Note B Holder.

After the occurrence and delivery of a notice of an event of default with respect to the BX Industrial Portfolio Whole Loan or a servicing transfer event, each of the BX Industrial Portfolio Note B Holder, the holder of BX Industrial Portfolio Note C and the holder of BX Industrial Portfolio Note D will have the right, by written notice to (x) the BX Industrial Portfolio Note A Holders and (y) if the purchasing noteholder is the holder of BX Industrial Portfolio Note C, the BX Industrial Portfolio Note B Holder (a “BX Industrial Portfolio Purchase Notice”), to purchase, in immediately available funds, (i) if the purchasing noteholder is the BX Industrial Portfolio Note B Holder, BX Industrial Portfolio Senior Notes, and (ii) if the purchasing noteholder is the holder of BX Industrial Portfolio Note C, BX Industrial Portfolio Senior Notes and the BX Industrial Portfolio Note B, the BX Industrial Portfolio Senior Mortgage Loan, in whole but not in part, at the defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is the borrower or an affiliate of the borrower). Upon the delivery of the BX Industrial Portfolio Purchase Notice to the then current BX Industrial Portfolio Note A Holders, the BX Industrial Portfolio Note A Holders will be required to sell (and each BX Industrial Portfolio Subordinate Noteholder will be required to purchase) the BX Industrial Portfolio Senior Mortgage Loan at the defaulted mortgage loan purchase price, on a date (the “BX Industrial Portfolio Defaulted Note Purchase Date”) not less than 10 and not more than 60 days after the date of the BX Industrial Portfolio Purchase Notice. The failure of the requesting purchaser to purchase the BX Industrial Portfolio Senior Mortgage Loan on the BX Industrial Portfolio Defaulted Note Purchase Date will result in the termination of such right with respect to the event of default under BX Industrial Portfolio Whole Loan or servicing transfer event that gave rise to such right. The right of the BX Industrial Portfolio Note B Holder or the holder of BX Industrial Portfolio Note C to purchase the BX Industrial Portfolio Senior Mortgage Loan as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the BX Industrial Portfolio Mortgaged Properties. Notwithstanding the foregoing sentence, the BX Industrial Portfolio Note A Holders are required to give the BX Industrial Portfolio Subordinate Noteholders 10 business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the related Mortgaged Properties. Notwithstanding the foregoing sentence, if title to the BX Industrial Portfolio Mortgaged Properties is transferred to the BX Industrial Portfolio Note A Holders (or a designee on their behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the BX Industrial Portfolio Note A Holders of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than 10 business days after the acceleration of the BX Industrial Portfolio Whole Loan, the BX Industrial Portfolio Note A Holders will be required to notify each BX Industrial Portfolio Subordinate Noteholder of such transfer and the BX Industrial Portfolio Note B Holder and the holder of BX Industrial Portfolio Note C will each have a 15 business day period from the date of such notice from the BX Industrial Portfolio Note A Holders to deliver the BX Industrial Portfolio Purchase Notice to the BX Industrial Portfolio Note A Holders, in which case such BX Industrial Portfolio Subordinate Noteholder will be obligated to purchase the BX Industrial Portfolio Mortgaged Properties, in immediately available funds, within such 15 business day period at the applicable purchase price.

Sale of Defaulted Whole Loan

Pursuant to the terms of the BX Industrial Portfolio Intercreditor Agreement and the Benchmark 2020-IG3 PSA, if the BX Industrial Portfolio Whole Loan becomes a defaulted loan, and if the special servicer determines to sell the BX Industrial Portfolio Senior Mortgage Loan in accordance with the Benchmark 2020-IG3 PSA, then the special servicer may elect to sell the BX Industrial Portfolio Whole Loan subject to the consent (or deemed consent) of the applicable BX Industrial Portfolio Subordinate Noteholder or the BX Industrial Portfolio Controlling Noteholder under the provisions described above under “—The Serviced AB Whole Loan—The BX Industrial Portfolio Whole Loan—Consultation and Control”.

Special Servicer Appointment Rights

Pursuant to the terms of the BX Industrial Portfolio Intercreditor Agreement and the Benchmark 2020-IG3 PSA, the applicable BX Industrial Portfolio Subordinate Noteholder (prior to the occurrence and continuance of the related BX Industrial Portfolio Control Appraisal Period) will have the right, with or without cause, to replace the special servicer then acting with respect to the BX Industrial Portfolio Whole Loan and appoint a replacement special servicer in lieu of such special servicer. The pooled trust directing holder of the Benchmark 2020-IG3 trust (after the occurrence and continuance of a BX Industrial Portfolio Note B Control Appraisal Period and prior to the occurrence and continuance of a control termination event under the Benchmark 2020-IG3 PSA), and the applicable certificateholders with the requisite percentage of voting rights (after the occurrence and continuance of a BX Industrial Portfolio Control Appraisal Period and after the occurrence and continuance of a control termination event under the Benchmark 2020-IG3 PSA) will have the right, with or without cause (subject to the limitations described in the Benchmark 2020-IG3 PSA), to replace the special servicer then acting with respect to the BX Industrial Portfolio Whole Loan and appoint a replacement special servicer in lieu of such special servicer.

Amendments

The BX Industrial Portfolio Intercreditor Agreement may only be amended by the consent of all BX Industrial Portfolio Noteholders.

The Moffett Towers Buildings A, B & C Whole Loan

General

The Moffett Towers Buildings A, B & C Mortgage Loan (2.7%) is part of a split loan structure comprised of 21 senior promissory notes and three subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Moffett Towers Buildings A, B & C Mortgaged Property”),

with an aggregate initial principal balance of $770,000,000. one such senior promissory note designated Note A-1-C-5 with an initial principal balance of $20,000,000 (the “Moffett Towers Buildings A, B & C Mortgage Loan”), will be deposited into this securitization. The Moffett Towers Buildings A, B & C Whole Loan is evidenced by (i) the Moffett Towers Buildings A, B & C Mortgage Loan, (ii) three senior promissory notes designated Note A-1-S-1, Note A-2-S-2 and Note A-3-S-3 (the “Moffett Towers Buildings A, B & C Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $1,000,000; (iii) 17 senior promissory notes designated A-1-C-1, A-1-C-2, A-1-C-3, A-1-C-4, A-1-C-6, A-1-C-7, A-1-C-8, A-1-C-9, A-1-C-10, A-2-C-1, A-2-C-2, A-2-C-3, A-2-C-4, A-3-C-1, A-3-C-2, A-3-C-3 and A-3-C-4 (the “Moffett Towers Buildings A, B & C Non-Standalone Pari Passu Companion Loans” and, together with the Moffett Towers Buildings A, B & C Standalone Pari Passu Companion Loans, the “Moffett Towers Buildings A, B & C Pari Passu Companion Loans”), which have an aggregate initial principal balance of $422,000,000 and (iv) three subordinate promissory notes designated Note B-1, Note B-2 and Note B-3 (the “Moffett Towers Buildings A, B & C Subordinate Companion Loans” and, together with the Moffett Towers Buildings A, B & C Standalone Pari Passu Companion Loans, the “Moffett Towers Buildings A, B & C Standalone Companion Loans”), which have an aggregate initial principal balance of $327,000,000.

The Moffett Towers Buildings A, B & C Mortgage Loan, the Moffett Towers Buildings A, B & C Pari Passu Companion Loans and the Moffett Towers Buildings A, B & C Subordinate Companion Loans are referred to herein, collectively, as the “Moffett Towers Buildings A, B & C Whole Loan”, and the Moffett Towers Buildings A, B & C Pari Passu Companion Loans and the Moffett Towers Buildings A, B & C Subordinate Companion Loans are referred to herein as the “Moffett Towers Buildings A, B & C Companion Loans”. The Moffett Towers Buildings A, B & C Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Moffett Towers Buildings A, B & C Mortgage Loan. The Moffett Towers Buildings A, B & C Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the Moffett Towers Buildings A, B & C Mortgage Loan and Moffett Towers Buildings A, B & C Pari Passu Companion Loans.

Only the Moffett Towers Buildings A, B & C Mortgage Loan is included in the issuing entity. The Moffett Towers Buildings A, B & C Standalone Companion Loans were contributed to a securitization trust (the “MOFT Trust 2020-ABC Securitization”) governed by the MOFT 2020-ABC TSA. The Moffett Towers Buildings A, B & C Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized Moffett Towers Buildings A, B & C Non-Standalone Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the Moffett Towers Buildings A, B & C Whole Loan are subject to a Co-Lender Agreement (the “Moffett Towers Buildings A, B & C Co-Lender Agreement”). The following summaries describe certain provisions of the Moffett Towers Buildings A, B & C Co-Lender Agreement.

Servicing

The Moffett Towers Buildings A, B & C Whole Loan (including the Moffett Towers Buildings A, B & C Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the MOFT 2020-ABC TSA by Wells Fargo Bank, National Association as master servicer (the “Moffett Towers Buildings A, B & C Master Servicer”), and, if necessary, CWCapital Asset Management LLC as special servicer (the “Moffett Towers Buildings A, B & C Special Servicer”), in the manner described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the Moffett Towers Buildings A, B & C Co-Lender Agreement.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Moffett Towers Buildings A, B & C Mortgage Loan (but not on the Moffett Towers Buildings A, B & C Companion Loans) pursuant to the terms of the Pooling and Servicing Agreement unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Moffett Towers Buildings A, B & C Mortgage Loan.

Property protection advances in respect of the Moffett Towers Buildings A, B & C Whole Loan will be made by the Moffett Towers Buildings A, B & C Master Servicer or the trustee under the MOFT 2020-ABC TSA, as applicable, unless a determination of nonrecoverability is made under the MOFT 2020-ABC TSA.

Application of Payments

The Moffett Towers Buildings A, B & C Co-Lender Agreement sets forth the respective rights of the holder of the Moffett Towers Buildings A, B & C Mortgage Loan, the holders of the Moffett Towers Buildings A, B & C Pari Passu Companion Loans and the holders of the Moffett Towers Buildings A, B & C Subordinate Companion Loans with respect to distributions of funds received in respect of the Moffett Towers Buildings A, B & C Whole Loan, and provides, in general, that:

●	the Moffett Towers Buildings A, B & C Mortgage Loan and the Moffett Towers Buildings A, B & C Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

●	the Moffett Towers Buildings A, B & C Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the Moffett Towers Buildings A, B & C Mortgage Loan and the Moffett Towers Buildings A, B & C Pari Passu Companion Loans, and the rights of the holders of the Moffett Towers Buildings A, B & C Subordinate Companion Loans to receive payments with respect to the Moffett Towers Buildings A, B & C Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the Moffett Towers Buildings A, B & C Mortgage Loan and the Moffett Towers Buildings A, B & C Pari Passu Companion Loans to receive payments with respect to the Moffett Towers Buildings A, B & C Whole Loan;

●	all expenses and losses relating to the Moffett Towers Buildings A, B & C Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holder of Moffett Towers Buildings A, B & C Subordinate Companion Loans and second to the issuing entity, as holder of the Moffett Towers Buildings A, B & C Mortgage Loan, and the holders of the Moffett Towers Buildings A, B & C Pari Passu Companion Loans on a pro rata and pari passu basis.

All amounts tendered by the borrowers or otherwise available for payment on the Moffett Towers Buildings A, B & C Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

●	First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the Moffett Towers Buildings A, B & C Mortgage Loan and Moffett Towers Buildings A, B & C Pari Passu Companion Loans to the holders of the Moffett Towers Buildings A, B & C Mortgage Loan and Moffett Towers Buildings A, B & C Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the principal balances of the Moffett Towers Buildings A, B & C Mortgage Loan and Moffett Towers Buildings A, B & C Pari Passu Companion Loans at a per annum rate equal the applicable net note rate;

●	Second, on a pro rata and pari passu basis, to the holders of the Moffett Towers Buildings A, B & C Mortgage Loan and Moffett Towers Buildings A, B & C Pari Passu Companion Loans in an amount equal to its percentage interest of all principal payments received, if any, with respect to the related monthly payment date, in each case until their respective note principal balances have been reduced to zero;

●	Third, on a pro rata and pari passu basis, to the holders of the Moffett Towers Buildings A, B & C Mortgage Loan and Moffett Towers Buildings A, B & C Pari Passu Companion Loans in an amount equal to any unreimbursed costs and expenses paid by the holders of the Moffett Towers Buildings A, B & C Mortgage Loan and each Moffett Towers Buildings A, B & C Pari Passu Companion Loan, including any liquidation fees, workout fees, special servicing fees or interest on advances (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the Moffett Towers Buildings A, B & C Whole Loan pursuant to the Moffett Towers Buildings A, B & C Co-Lender Agreement or the MOFT 2020-ABC TSA;

●	Fourth, on a pro rata and pari passu basis, to the holders of the Moffett Towers Buildings A, B & C Mortgage Loan and Moffett Towers Buildings A, B & C Pari Passu Companion Loans in an amount equal to any prepayment fee, to the extent paid by the related borrowers; in an amount up to such note’s note principal balance;

●	Fifth, the holders of the Moffett Towers Buildings A, B & C Subordinate Companion Loans, to pay accrued and unpaid interest on the Moffett Towers Buildings A, B & C Subordinate Companion Loans to the holders of the Moffett Towers Buildings A, B & C Subordinate Companion Loans in an amount equal to the accrued and unpaid interest on the applicable Moffett Towers Buildings A, B & C Subordinate Companion Loan principal balances at a per annum rate equal the applicable net note rate;

●	Sixth, to the holders of the Moffett Towers Buildings A, B & C Subordinate Companion Loans, in an amount equal to all remaining principal payments received, if any, with respect to the related monthly payment date, until the principal balances of the Moffett Towers Buildings A, B & C Subordinate Companion Loans have been reduced to zero;

●	Seventh, on a pro rata and pari passu basis, to the holders of the Moffett Towers Buildings A, B & C Subordinate Companion Loans in an amount equal to any prepayment fee, to the extent paid by the related borrowers; in an amount up to such note’s note principal balance;

●	Eighth, if the proceeds of any foreclosure sale or any liquidation of the Moffett Towers Buildings A, B & C Whole Loan or the Moffett Towers Buildings A, B & C Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the Moffett Towers Buildings A, B & C Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the Moffett Towers Buildings A, B & C Subordinate Companion Loans in an amount up to the reduction, if any, of the principal balances of the Moffett Towers Buildings A, B & C Subordinate Companion Loans as a result of such workout, plus unpaid interest on the Moffett Towers Buildings A, B & C Subordinate Companion Loan principal balance at a per annum rate equal the applicable net note rate;

●	Ninth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the MOFT 2020-ABC TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the Moffett Towers Buildings A, B & C Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to the holders of the Moffett Towers Buildings A, B & C Mortgage Loan and the Moffett Towers Buildings A, B & C Companion Loans, pro rata, based on their respective percentage interests; and

●	Tenth, if any excess amount is available to be distributed in respect of the Moffett Towers Buildings A, B & C Whole Loan, and not otherwise applied in accordance with the foregoing paragraphs, any remaining amount will be paid to the holders of the Moffett Towers Buildings A, B & C Mortgage Loan, the Moffett Towers Buildings A, B & C Pari Passu Companion Loans and the Moffett Towers Buildings A, B & C Subordinate Companion Loans, pro rata, based on their respective percentage interests.

Consultation and Control

Pursuant to the Moffett Towers Buildings A, B & C Co-Lender Agreement, the controlling holder with respect to the Moffett Towers Buildings A, B & C Whole Loan (the “Moffett Towers Buildings A, B & C Controlling Noteholder”), as of any date of determination, will be (i) the holder or holders of a majority of the B Notes (by principal balance) (the “Majority B Note Holder”), unless a Moffett Towers Buildings A, B & C

Control Appraisal Period has occurred and is continuing, or (ii) if a Moffett Towers Buildings A, B & C Control Appraisal Period has occurred and is continuing, the holder of note A-1-C-1; provided that, if the Majority B Note Holder would be the Moffett Towers Buildings A, B & C Controlling Noteholder pursuant to the terms hereof, but any interest in note Majority B Note Holder is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the Moffett Towers Buildings A, B & C Controlling Noteholder, a Moffett Towers Buildings A, B & C Control Appraisal Period will be deemed to have occurred. Further, if the holder of note A-1-C-1 would be the Moffett Towers Buildings A, B & C Controlling Noteholder, but any interest in note A-1-C-1 is held by a borrower, borrower affiliate or other borrower restricted party, or a borrower, borrower affiliate or other borrower restricted party would otherwise be entitled to exercise the rights of the Moffett Towers Buildings A, B & C Controlling Noteholder with respect to note A-1-C-1, there will be no Moffett Towers Buildings A, B & C Controlling Noteholder.

Pursuant to the Moffett Towers Buildings A, B & C Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Moffett Towers Buildings A, B & C Whole Loan (whether or not a servicing transfer event under the MOFT 2020-ABC TSA has occurred and is continuing) that would constitute a Moffett Towers Buildings A, B & C Major Decision, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, will be required to provide the Moffett Towers Buildings A, B & C Controlling Noteholder (or its representative) with at least ten (10) business days prior notice requesting consent to the requested Moffett Towers Buildings A, B & C Major Decision. The related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, is not permitted to take any action with respect to such Moffett Towers Buildings A, B & C Major Decision (or make a determination not to take action with respect to such Moffett Towers Buildings A, B & C Major Decision), unless and until the related Non-Serviced Special Servicer receives the written consent of Moffett Towers Buildings A, B & C Controlling Noteholder (or its representative) before implementing a decision with respect to such Moffett Towers Buildings A, B & C Major Decision; provided that the provisions of the MOFT 2020-ABC TSA will govern the consent and consultation rights under the Moffett Towers Buildings A, B & C Co-Lender Agreement. Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the servicing standard under the MOFT 2020-ABC TSA, the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, may take actions with respect to the Moffett Towers Buildings A, B & C Mortgaged Property before obtaining the consent of the Moffett Towers Buildings A, B & C Controlling Noteholder if the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, reasonably determines in accordance with the servicing standard under the MOFT 2020-ABC TSA that failure to take such actions prior to such consent would materially and adversely affect the interest of the holders of the Moffett Towers Buildings A, B & C Whole Loan as a collective whole, and the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, has made a reasonable effort to contact the Moffett Towers Buildings A, B & C Controlling Noteholder.

Notwithstanding the foregoing, the related Non-Serviced Master Servicer and the Non-Serviced Special Servicer will not be permitted to follow any advice or consultation provided by the Moffett Towers Buildings A, B & C Controlling Noteholder (or its representative) that would require or cause the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the MOFT 2020-ABC TSA, require or cause the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, to violate provisions of the Moffett Towers Buildings A, B & C Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, to violate the terms of the Moffett Towers Buildings A, B & C Whole Loan, or materially expand the scope of the related Non-Serviced Master Servicer’s or Non-Serviced Special Servicer’s, as applicable, responsibilities under the Moffett Towers Buildings A, B & C Co-Lender Agreement or the MOFT 2020-ABC TSA.

The related Non-Serviced Special Servicer will be required to provide copies to the issuing entity and each holder of a Moffett Towers Buildings A, B & C Companion Loan (at any time such holder is not the Moffett Towers Buildings A, B & C Controlling Noteholder) (each, a “Moffett Towers Buildings A, B & C Non-Controlling Noteholder”) of any notice, information and report that is required to be provided to the

Moffett Towers Buildings A, B & C Controlling Noteholder pursuant to the MOFT 2020-ABC TSA with respect to any Moffett Towers Buildings A, B & C Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is required to be provided to the Moffett Towers Buildings A, B & C Controlling Noteholder and, at any time the Moffett Towers Buildings A, B & C Controlling Noteholder is the Majority B Note Holder, the related Non-Serviced Special Servicer will be required to consult with each Moffett Towers Buildings A, B & C Non-Controlling Noteholder on a strictly non-binding basis, to the extent having received such notices, information and reports, any Moffett Towers Buildings A, B & C Non-Controlling Noteholder requests consultation with respect to any such Moffett Towers Buildings A, B & C Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such Moffett Towers Buildings A, B & C Non-Controlling Noteholder; provided that after the expiration of a period of ten (10) Business Days from the delivery to any Moffett Towers Buildings A, B & C Non-Controlling Noteholder by the related Non-Serviced Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the related Non-Serviced Special Servicer will no longer be obligated to consult with such Moffett Towers Buildings A, B & C Non-Controlling Noteholder, whether or not such Moffett Towers Buildings A, B & C Non-Controlling Noteholder has responded within such ten (10) Business Day period.

A “Moffett Towers Buildings A, B & C Control Appraisal Period” will exist with respect to the Moffett Towers Buildings A, B & C Whole Loan, if and for so long as (a)(1) the initial principal balance of the Moffett Towers Buildings A, B & C Subordinate Companion Loans minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the Moffett Towers Buildings A, B & C Subordinate Companion Loans, (y) any appraisal reduction amount for the Moffett Towers Buildings A, B & C Whole Loan that is allocated to such Moffett Towers Buildings A, B & C Subordinate Companion Loans and (z) any losses realized with respect to the Moffett Towers Buildings A, B & C Mortgaged Property or the Moffett Towers Buildings A, B & C Whole Loan that are allocated to the Moffett Towers Buildings A, B & C Subordinate Companion Loans, is less than (b) 25% of the remainder of (i) the initial principal balance of the Moffett Towers Buildings A, B & C Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holders of the Moffett Towers Buildings A, B & C Subordinate Companion Loans.

“Moffett Towers Buildings A, B & C Major Decision” means a “Major Decision” under the MOFT 2020-ABC TSA.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Moffett Towers Buildings A, B & C Co-Lender Agreement, if the Moffett Towers Buildings A, B & C Whole Loan becomes a defaulted mortgage loan, and if the Moffett Towers Buildings A, B & C Special Servicer determines to sell the Moffett Towers Buildings A, B & C Whole Loan in accordance with the MOFT 2020-ABC TSA, then the Moffett Towers Buildings A, B & C Special Servicer will be required to sell the Moffett Towers Buildings A, B & C Pari Passu Companion Loans and the Moffett Towers Buildings A, B & C Subordinate Companion Loans, together with the Moffett Towers Buildings A, B & C Mortgage Loan, as one whole loan. In connection with any such sale, the Moffett Towers Buildings A, B & C Special Servicer will be required to follow the procedures contained in the MOFT 2020-ABC TSA.

Notwithstanding the foregoing, the Moffett Towers Buildings A, B & C Special Servicer will not be permitted to sell the Moffett Towers Buildings A, B & C Whole Loan if it becomes a defaulted mortgage loan under the MOFT 2020-ABC TSA without the written consent of the issuing entity (or its representative), as holder of the Moffett Towers Buildings A, B & C Mortgage Loan, or the holders of the Moffett Towers Buildings A, B & C Non-Standalone Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or an affiliate of a related borrower) unless the Moffett Towers Buildings A, B & C Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Moffett Towers Buildings A, B & C Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Moffett Towers Buildings A, B & C Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Moffett Towers Buildings A, B & C Mortgaged Property, and any

documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the Moffett Towers Buildings A, B & C Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Moffett Towers Buildings A, B & C Master Servicer or the Moffett Towers Buildings A, B & C Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative), as holder of the Moffett Towers Buildings A, B & C Mortgage Loan, or any holder of a Moffett Towers Buildings A, B & C Non-Standalone Pari Passu Companion Loan may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative), as holder of the Moffett Towers Buildings A, B & C Mortgage Loan, or the holders of the Moffett Towers Buildings A, B & C Non-Standalone Pari Passu Companion Loans will be permitted to submit an offer at any sale of the Moffett Towers Buildings A, B & C Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Moffett Towers Buildings A, B & C Co-Lender Agreement and the MOFT 2020-ABC TSA, the Moffett Towers Buildings A, B & C Directing Holder (or its representative) will have the right, with or without cause, to replace the Moffett Towers Buildings A, B & C Special Servicer and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of the Moffett Towers Buildings A, B & C Mortgage Loan or any holder of a Moffett Towers Buildings A, B & C Non-Standalone Pari Passu Companion Loan.

The Chase Center Tower Whole Loans

General

The Chase Center Tower I Whole Loan (the “Chase Center Tower I Whole Loan”) is evidenced by ten promissory notes (each, a “Chase Center Tower I Note”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Chase Center Tower I Mortgaged Property”).

The Chase Center Tower II Whole Loan (the “Chase Center Tower II Whole Loan”, and together with the Chase Center Tower I Whole Loan, the “Chase Center Tower Whole Loans”, and each, a “Chase Center Tower Whole Loan”) is evidenced by ten promissory notes (together with the Chase Center Tower I Notes, the “Chase Center Tower Notes” and each, a “Chase Center Tower Note”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (together with the Chase Center Tower I Mortgaged Property, the “Chase Center Tower Mortgaged Properties” and each, a “Chase Center Tower Mortgaged Property”).

Each Chase Center Tower Whole Loan is evidenced by eight senior pari passu promissory notes, one senior subordinate promissory note and one junior subordinate promissory note, the note designations and the Cut-off Date Balances of which are set forth in the chart below:

Note Designation	Cut-off Date Balance

Chase Center Tower I Whole Loan
Note A-1-A (“Chase Center Tower Note A-1-A”)	$18,213,750
Note A-1-B (“Chase Center Tower Note A-1-B”)	$18,213,750
Note A-1-C (“Chase Center Tower Note A-1-C”)	$18,213,750
Note A-1-D (“Chase Center Tower Note A-1-D”)	$18,213,750
Note A-1-E (“Chase Center Tower Note A-1-E”)	$18,213,750
Note A-1-F (“Chase Center Tower Note A-1-F”)	$18,213,750
Note A-1-G (“Chase Center Tower Note A-1-G”)	$18,213,750
Note A-1-H (“Chase Center Tower Note A-1-H”)	$18,213,750
Note B-1 (“Chase Center Tower Note B-1”)	$83,637,000
Note C-1 (“Chase Center Tower Note C-1”)	$94,453,000

Chase Center Tower II Whole Loan
Note A-2-A (“Chase Center Tower Note A-2-A”)	$15,536,250
Note A-2-B (“Chase Center Tower Note A-2-B”)	$15,536,250
Note A-2-C (“Chase Center Tower Note A-2-C”)	$15,536,250
Note A-2-D (“Chase Center Tower Note A-2-D”)	$15,536,250
Note A-2-E (“Chase Center Tower Note A-2-E”)	$15,536,250
Note A-2-F (“Chase Center Tower Note A-2-F”)	$15,536,250
Note A-2-G (“Chase Center Tower Note A-2-G”)	$15,536,250
Note A-2-H (“Chase Center Tower Note A-2-H”)	$15,536,250
Note B-2 (“Chase Center Tower Note B-2”)	$71,363,000
Note C-2 (“Chase Center Tower Note C-2”)	$80,547,000

The Chase Center Tower Note A-1-F and the Chase Center Tower Note A-2-F (collectively, the “Chase Center Tower Mortgage Loans”) will be part of the Mortgage Pool. The Chase Center Tower Note A-1-A, the Chase Center Tower Note A-1-B, the Chase Center Tower Note A-1-C, the Chase Center Tower Note A-1-D, the Chase Center Tower Note A-1-E, the Chase Center Tower Note A-1-G, the Chase Center Tower Note A-1-H, the Chase Center Tower Note A-2-A, the Chase Center Tower Note A-2-B, the Chase Center Tower Note A-2-C, the Chase Center Tower Note A-2-D, Chase Center Tower Note A-2-E, the Chase Center Tower Note A-2-G and the Chase Center Tower Note A-2-H (collectively, the “Chase Center Tower Senior Pari Passu Companion Loans”), together with the Chase Center Tower Mortgage Loans, are collectively referred to as the “Chase Center Tower Senior Mortgage Loan” or the “Chase Center Tower Senior Notes” and the holders of such Chase Center Tower Senior Notes are collectively referred to as the “Chase Center Tower Note A Holders”.

The Chase Center Tower Note B-1 and the Chase Center Tower Note B-2 (collectively, the “Chase Center Tower Senior Subordinate Companion Loans”) are subordinate to the Chase Center Tower Mortgage Loans and senior to the Chase Center Tower Non-Trust Junior Subordinate Companion Loans. The Chase Center Tower Note C-1 and Chase Center Tower Note C-2 (collectively, the “Chase Center Tower Non-Trust Junior Subordinate Companion Loans”, and the holders of such Chase Center Tower Non-Trust Junior Subordinate Companion Loans are collectively referred to as the “Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holders”) are subordinate to the Chase Center Tower Senior Subordinate Companion Loans.

The Chase Center Tower Senior Pari Passu Companion Loans, the Chase Center Tower Senior Subordinate Companion Loans and the Chase Center Tower Non-Trust Junior Subordinate Companion Loans are collectively referred to as the “Chase Center Tower Companion Loans”. Only the Chase Center Tower Mortgage Loans are included in the Trust.

The rights of the holders of the promissory notes evidencing the Chase Center Tower I Whole Loan are subject to a co-lender agreement (the “Chase Center Tower I Intercreditor Agreement”) and the rights of the holders of the promissory notes evidencing the Chase Center Tower II Whole Loan are subject to a co-lender agreement (together with the Chase Center Tower I Intercreditor Agreement, the “Chase Center Tower Intercreditor Agreements” and each, a “Chase Center Tower Intercreditor Agreement”). The following summaries describe certain provisions of the Chase Center Tower Intercreditor Agreements.

Servicing

Each Chase Center Tower Whole Loan will be serviced and administered pursuant to the terms of the Benchmark 2020-IG2 PSA and the related Chase Center Tower Intercreditor Agreement, by the master servicer and the special servicer, as the case may be, according to the Servicing Standard. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. The master servicer or the trustee, as applicable, under the Benchmark 2020-IG2 PSA will be responsible for making any Servicing Advances with respect to each Chase Center Tower Whole Loan, in each case unless the master servicer or the trustee, as applicable, or the special servicer under the Benchmark 2020-IG2 PSA determines that such an advance would not be recoverable from collections on the related Chase Center Tower Whole Loan.

Application of Payments

Each Chase Center Tower Intercreditor Agreement sets forth the respective rights of the holders of the Chase Center Tower Mortgage Loans, the holders of the Chase Center Tower Senior Subordinate Companion Loans and the holders of the Chase Center Tower Companion Loans with respect to distributions of funds received in respect of each Chase Center Tower Whole Loan, and provides, in general, that (i) the Chase Center Tower Non-Trust Junior Subordinate Companion Loans and the respective rights of the holders of the Chase Center Tower Non-Trust Junior Subordinate Companion Loans to receive payments of interest, principal and other amounts with respect to the Chase Center Tower Non-Trust Junior Subordinate Companion Loans, respectively, will, prior to a Chase Center Tower Sequential Pay Event, be junior, subject and subordinate to both (a) the related Chase Center Tower Senior Mortgage Loan and the respective rights of the holders of the Chase Center Tower Senior Mortgage Loan to receive payments of interest, principal and other amounts with respect to the related Chase Center Tower Senior Mortgage Loan, respectively, and (b) the related Chase Center Tower Senior Subordinate Companion Loans and the respective rights of the holders of the related Chase Center Tower Senior Subordinate Companion Loans to receive payments of interest, principal and other amounts with respect to the related Chase Center Tower Senior Subordinate Companion Loans, respectively and (ii) the Chase Center Tower Senior Subordinate Companion Loans and the respective rights of the holders of the Chase Center Tower Non-Trust Junior Subordinate Companion Loans to receive payments of interest, principal and other amounts with respect to the Chase Center Tower Senior Subordinate Companion Loans, respectively, will, prior to a Chase Center Tower Sequential Pay Event, be junior, subject and subordinate to the related Chase Center Tower Senior Mortgage Loan and the respective rights of the holder of the related Chase Center Tower Senior Mortgage Loan to receive payments of interest, principal and other amounts with respect to the related Chase Center Tower Senior Mortgage Loan, respectively, in each case, as and to the extent set forth in the related Chase Center Tower Intercreditor Agreement.

If no Chase Center Tower Sequential Pay Event has occurred and is continuing, all amounts tendered by the related borrower or otherwise available for payment on each Chase Center Tower Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied by the master servicer in the following order of priority:

first, to the related Chase Center Tower Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to the related Chase Center Tower Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to such monthly payment date with respect to the related Chase Center Tower Senior Mortgage Loan in accordance with the related loan agreement and payable to the related Chase Center Tower Senior Mortgage Loan until the respective principal balances have been reduced to zero;

third, to the related Chase Center Tower Note A Holders, pro rata (based on their respective entitlements to interest) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such Chase Center Tower Note A Holder, including any advances paid from sources other than collections and not previously reimbursed by the related borrower (or paid or advanced by the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer) with respect to the related Chase Center Tower Whole Loan pursuant to the related Chase Center Tower Intercreditor Agreement or the related pooling and servicing agreement;

fourth, if the proceeds of any foreclosure sale or any liquidation of the related Chase Center Tower Whole Loan or the related Chase Center Tower Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third and, as a result of a written modification, waiver, amendment, restructuring or workout of the related Chase Center Tower Whole Loan (a “Chase Center Tower Workout”), the aggregate principal balance of the related Chase Center Tower Senior Notes has been reduced, such excess amount will be paid to the related Chase Center Tower Note A Holders pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such Chase Center Tower Workout, plus interest on such amount at the related note interest rate;

fifth, to the extent the holder of the related Chase Center Tower Senior Subordinate Companion Loan (the “Chase Center Tower Senior Subordinate Companion Loan Holder”) has made any payments or advances to cure defaults pursuant to the related Chase Center Tower Intercreditor Agreement, to reimburse such Chase Center Tower Senior Subordinate Companion Loan Holder for all such cure payments;

sixth, to the related Chase Center Tower Senior Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the related Chase Center Tower Senior Subordinate Companion Loan at the applicable note interest rate (net of the servicing fee rate);

seventh, to the related Chase Center Tower Senior Subordinate Companion Loan Holder in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds, if any, with respect to such monthly payment date with respect to such Chase Center Tower Senior Subordinate Companion Loan in accordance with the related loan agreement and payable to such Chase Center Tower Senior Subordinate Companion Loan Holder, until the principal balance of such Chase Center Tower Senior Subordinate Companion Loan has been reduced to zero;

eighth, if the proceeds of any foreclosure sale or any liquidation of the related Chase Center Tower Whole Loan or the related Chase Center Tower Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a Chase Center Tower Workout, the principal balance of the related Chase Center Tower Senior Subordinate Companion Loan has been reduced, such excess amount will be required to be paid to the related Chase Center Tower Senior Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of such Chase Center Tower Senior Subordinate Companion Loan as a result of such Chase Center Tower Workout, plus interest on such amount at the related note interest rate;

ninth, to the extent the holder of the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan (the “Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder”) has made any payments or advances to cure defaults pursuant to the related Chase Center Tower Intercreditor Agreement, to reimburse such Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder for all such cure payments;

tenth, to the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan at the applicable note interest rate (net of the servicing fee rate);

eleventh, to the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds, if any, with respect to such monthly payment date with respect to the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan in accordance with the related loan agreement and payable to the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan, remaining after giving effect to the allocations in clauses second and seventh above, until the principal balance of the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan has been reduced to zero;

twelfth, if the proceeds of any foreclosure sale or any liquidation of the related Chase Center Tower Whole Loan or the related Chase Center Tower Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eleventh and, as a result of a Chase Center Tower Workout, the principal balance of the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan has been reduced, such excess amount will be required to be paid to the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder in an aggregate amount up to the reduction, if any, of the principal balance of such Chase Center Tower Non-Trust Junior Subordinate Companion Loan as a result of such Chase Center Tower Workout, plus interest on such amount at the related note interest rate;

thirteenth, to the related Chase Center Tower Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the Chase Center Tower Note A Percentage Interest multiplied by (ii) the Chase Center Tower Note A Relative Spread and (iii) any prepayment premium to the extent paid by the related borrower;

fourteenth, to the related Chase Center Tower Senior Subordinate Companion Loan Holder in an aggregate amount equal to the product of (i) the related Chase Center Tower Note B Percentage Interest multiplied by (ii) the related Chase Center Tower Note B Relative Spread and (iii) any prepayment premium to the extent paid by the related borrower;

fifteenth, to the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder in an aggregate amount equal to the product of (i) the related Chase Center Tower Note C Percentage Interest multiplied by (ii) the related Chase Center Tower Note C Relative Spread and (iii) any prepayment premium to the extent paid by the related borrower;

sixteenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the related pooling and servicing agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the related Chase Center Tower Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be required to be paid pro rata to the related Chase Center Tower Note A Holders, the related Chase Center Tower Senior Subordinate Companion Loan Holder and the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder in accordance with the Chase Center Tower Note A Percentage Interest, the Chase Center Tower Note B Percentage Interest and the Chase Center Tower Note C Percentage Interest, respectively, with the amount distributed to the Chase related Center Tower Note A Holders to be allocated among the related Chase Center Tower Note A Holders pro rata based on their respective principal balances; and

seventeenth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the related Chase Center Tower Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through sixteenth, any remaining amount will be paid pro rata to the related Chase Center Tower Note A Holders, the related Chase Center Tower Senior Subordinate Companion Loan Holder and the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder in accordance with the related initial Chase Center Tower Note A Percentage Interest, the related initial Chase Center Tower Note B Percentage Interest and the related initial the Chase Center Tower Note C Percentage Interest, respectively, with the amount distributed to the related Chase Center Tower Note A Holders to be allocated among the related Chase Center Tower Note A Holders pro rata based on their respective principal balances.

Upon the occurrence and continuance of a Chase Center Tower Sequential Pay Event by the master servicer or the special servicer, as applicable, as set forth under the Benchmark 2020-IG2 PSA, amounts tendered by the related borrower or otherwise available for payment on a Chase Center Tower Whole Loan or a Chase Center Tower Mortgaged Property or amounts realized on proceeds thereof (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to the related Chase Center Tower Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to the related Chase Center Tower Note A Holders, pro rata (based on their respective principal balances), an amount equal to all principal payments in respect of the Chase Center Tower Senior Mortgage Loan received, if any, with respect to the related monthly payment date in reduction of their respective principal balances, until such principal balances have been reduced to zero;

third, to the related Chase Center Tower Note A Holders, pro rata (based on their respective entitlements), up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such Chase Center Tower Note A Holders, including any advances paid from sources other than collections, in each case to the extent reimbursable by the related borrower but not previously reimbursed by such borrower (or paid or advanced by any the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer), with respect to the related Chase Center Tower Whole Loan pursuant to the related Chase Center Tower Intercreditor Agreement or the related pooling and servicing agreement;

fourth, to the related Chase Center Tower Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the Chase Center Tower Note A Percentage Interest multiplied by (ii) the Chase Center Tower Note A Relative Spread and (iii) any prepayment premium to the extent paid by the related borrower;

fifth, if the proceeds of any foreclosure sale or any liquidation of the related Chase Center Tower Whole Loan or the related Chase Center Tower Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a Chase Center Tower Workout the aggregate principal balance of the related Chase Center Tower Senior Notes has been reduced, such excess amount will be required to be paid to the related Chase Center Tower Note A Holders pro rata (based on their respective principal balances) in an aggregate amount up to the reduction, if any, of based on their respective principal balances as a result of such Chase Center Tower Workout, plus interest on such amount at the related note interest rate;

sixth, to the extent the related Chase Center Tower Senior Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the related Chase Center Tower Intercreditor Agreement, to reimburse such Chase Center Tower Senior Subordinate Companion Loan Holder for all such cure payments; and to such Chase Center Tower Senior Subordinate Companion Loan Holder in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by such Chase Center Tower Senior Subordinate Companion Loan Holder, in each case to the extent reimbursable by, but not previously reimbursed by, the related borrower;

seventh, to the related Chase Center Tower Senior Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the related Chase Center Tower Senior Subordinate Companion Loan principal balance at the applicable note interest rate (net of the servicing fee rate);

eighth, to the related Chase Center Tower Note A Holders, pro rata (based on their respective principal balances), an amount equal to all remaining amounts received with respect to the related monthly payment date, until their respective principal balances have been reduced to zero;

ninth, to the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder, until the principal balance of the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan has been reduced to zero;

tenth, to the related Chase Center Tower Senior Subordinate Companion Loan Holder in an aggregate amount equal to the product of (i) the related Chase Center Tower Note B Percentage Interest multiplied by (ii) the related Chase Center Tower Note B Relative Spread and (iii) any prepayment premium to the extent paid by the related borrower;

eleventh, if the proceeds of any foreclosure sale or any liquidation of the related Chase Center Tower Whole Loan or the related Chase Center Tower Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through tenth and, as a result of a Chase Center Tower Workout the principal balance of the related Chase Center Tower Senior Subordinate Companion Loan has been reduced, such excess amount will be paid to the related Chase Center Tower Senior Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of such Chase Center Tower Senior Subordinate Companion Loan as a result of such Chase Center Tower Workout, plus interest on such amount at the related note interest rate;

twelfth, to the extent the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder has made any payments or advances to cure defaults pursuant to the related Chase Center Tower Intercreditor Agreement, to reimburse such Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder for all such cure payments; and to such Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by such Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder, in each case to the extent reimbursable by, but not previously reimbursed by, the related borrower;

thirteenth, to the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder in an amount equal to the accrued and unpaid interest on the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan principal balance at the applicable note interest rate (net of the servicing fee rate);

fourteenth, to the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder, until the principal balance of the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan has been reduced to zero;

fifteenth to the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder in an aggregate amount equal to the product of (i) the related Chase Center Tower Note C Percentage Interest multiplied by (ii) the related Chase Center Tower Note C Relative Spread and (iii) any prepayment premium to the extent paid by the related borrower;

sixteenth, if the proceeds of any foreclosure sale or any liquidation of the related Chase Center Tower Whole Loan or the related Chase Center Tower Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fifteenth and, as a result of a Chase Center Tower Workout the principal balance of the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan has been reduced, such excess amount will be paid to the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder in an amount up to the reduction, if any, of the principal balance of such Chase Center Tower Non-Trust Junior Subordinate Companion Loan as a result of such Chase Center Tower Workout, plus interest on such amount at the related note interest rate;

seventeenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the related pooling and servicing agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or the special servicer, as applicable (in each case provided that such reimbursements or payments relate to the related Chase Center Tower Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, will be required to be paid pro rata to the related Chase Center Tower Note A Holders, the related Chase Center Tower Senior Subordinate Companion Loan Holder and the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder in accordance with the Chase Center Tower Note A Percentage Interest, the Chase Center Tower Note B Percentage Interest and the Chase Center Tower Note C Percentage Interest, respectively, with the amount distributed to the related Chase Center Tower Note A Holders to be allocated among such Chase Center Tower Note A Holders pro rata based on their respective principal balances; and

eighteenth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the related Chase Center Tower Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through seventeenth, any remaining amount will be paid pro rata to the related Chase Center Tower Note A Holders, the related Chase Center Tower Senior Subordinate Companion Loan Holder and the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder in accordance with the Chase Center Tower Note A Percentage Interest, the Chase Center Tower Note B Percentage Interest and the Chase Center Tower Note C Percentage Interest, respectively, with the amount distributed to the related Chase Center Tower Note A Holders to be allocated among such Chase Center Tower Note A Holders pro rata based on their respective principal balances.

“Chase Center Tower Note A Percentage Interest” means, with respect to each Chase Center Tower Whole Loan, a fraction, expressed as a percentage, the numerator of which is the sum of the principal balances of the related Chase Center Tower Senior Notes, and the denominator of which is the sum of the principal balances of the related Chase Center Tower Senior Notes, the principal balance of the related Chase Center Tower Senior Subordinate Companion Loan and the principal balance of the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan.

“Chase Center Tower Note A Rate” means (i) 3.5219% with respect to the Chase Center Tower I Whole Loan and (ii) 3.5222% with respect to the Chase Center Tower II Whole Loan.

“Chase Center Tower Note A Relative Spread” means the ratio of the Chase Center Tower Note A Rate to the weighted average of the Chase Center Tower Note A Rate, the Chase Center Tower Note B Rate and the Chase Center Tower Note C Rate.

“Chase Center Tower Note B Percentage Interest” means, with respect to each Chase Center Tower Whole Loan, a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Chase Center Tower Senior Subordinate Companion Loan, and the denominator of which is the sum of the principal balance of the related Chase Center Tower Senior Mortgage Loan, the principal balance of the related Chase Center Tower Senior Subordinate Companion Loan and the principal balance of the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan.

“Chase Center Tower Note B Rate” means (i) 3.5219% with respect to the Chase Center Tower I Whole Loan and (ii) 3.5222% with respect to the Chase Center Tower II Whole Loan.

“Chase Center Tower Note B Relative Spread” means the ratio of the Chase Center Tower Note B Rate to the weighted average of the Chase Center Tower Note A Rate, the Chase Center Tower Note B Rate and the Chase Center Tower Note C Rate.

“Chase Center Tower Note C Percentage Interest” means, with respect to each Chase Center Tower Whole Loan, a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan, and the denominator of which is the sum of principal balance of the related Chase Center Tower Senior Mortgage Loan, the principal balance of the related Chase Center Tower Senior Subordinate Companion Loan and the principal balance of the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan.

“Chase Center Tower Note C Rate” means (i) 6.8750% with respect to the Chase Center Tower I Whole Loan and (ii) 6.8750% with respect to the Chase Center Tower II Whole Loan.

“Chase Center Tower Note C Relative Spread” means the ratio of the Chase Center Tower Note C Rate to the weighted average of the Chase Center Tower Note A Rate, the Chase Center Tower Note B Rate and the Chase Center Tower Note C Rate.

“Chase Center Tower Sequential Pay Event” means any event of default under a Chase Center Tower Whole Loan with respect to an obligation to pay money due under such Chase Center Tower Whole Loan, any other event of default for which such Chase Center Tower Whole Loan is actually accelerated or any other event of default which causes such Chase Center Tower Whole Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an event of default under such Chase Center

Tower Whole Loan; provided, however, that unless the master servicer or the special servicer, as applicable under the related pooling and servicing agreement, has notice or knowledge of such event at least 10 business days prior to the applicable Distribution Date, distributions will be made sequentially beginning on the subsequent Distribution Date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of such Chase Center Tower Whole Loan. A Chase Center Tower Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by the related Chase Center Tower Senior Subordinate Companion Loan Holder (unless a Chase Center Tower Control Appraisal Period has occurred and is continuing in accordance with the related Chase Center Tower Intercreditor Agreement) or the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder (unless a Chase Center Tower Control Appraisal Period has occurred and is continuing in accordance with the related Chase Center Tower Intercreditor Agreement)) and will not be deemed to exist to the extent the related Chase Center Tower Senior Subordinate Companion Loan Holder or the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder is exercising their cure rights under the related Chase Center Tower Intercreditor Agreement or the default that led to the occurrence of such the Chase Center Tower Sequential Pay Event has otherwise been cured or waived.

Consultation and Control

Pursuant to each Chase Center Tower Intercreditor Agreement, the controlling holder with respect to each Chase Center Tower Whole Loan (in each case, a “Chase Center Tower Controlling Noteholder”), as of any date of determination, will be (i) the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder, unless a Chase Center Tower Note C Holder Control Appraisal Period has occurred and is continuing, (ii) if and for so long as a Chase Center Tower Note C Holder Control Appraisal Period has occurred and is continuing and no Chase Center Tower Note B Holder Control Appraisal Period has occurred and is continuing, the related Chase Center Tower Senior Subordinate Companion Loan Holder and (iii) if and for so long as a Chase Center Tower Note B Holder Control Appraisal Period has occurred and is continuing, the holder of Chase Center Tower Note A-1-A (with respect to the Chase Center Tower I Whole Loan) or Chase Center Tower Note A-2-A (with respect to the Chase Center Tower II Whole Loan); provided that from and after the Closing Date, references to the “Chase Center Tower Controlling Noteholder” will mean the Controlling Class Certificateholder (or its representative) or any other party assigned the rights to exercise the rights of the related Chase Center Tower Controlling Noteholder under the related Chase Center Tower Intercreditor Agreement, as and to the extent provided in the Benchmark 2020-IG2 PSA; and provided, further, that if the related Chase Center Tower Senior Subordinate Companion Loan Holder or the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder would be the Chase Center Tower Controlling Noteholder pursuant to the terms of the related Chase Center Tower Intercreditor Agreement, but any interest in such Chase Center Tower Senior Subordinate Companion Loan or such Chase Center Tower Non-Trust Junior Subordinate Companion Loan is held by the related borrower or a borrower related party, or the related borrower or a borrower related party would otherwise be entitled to exercise the rights of the Chase Center Tower Controlling Noteholder in respect of such Chase Center Tower Senior Subordinate Companion Loan or such Chase Center Tower Non-Trust Junior Subordinate Companion Loan, respectively, then a Chase Center Tower Note B Holder Control Appraisal Period or a Chase Center Tower Note C Holder Control Appraisal Period, respectively, will be deemed to have occurred. As of the Closing Date, the Chase Center Tower Controlling Noteholder for each Chase Center Tower Whole Loan is the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder.

Pursuant to the terms of each Chase Center Tower Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the related Chase Center Tower Whole Loan (whether or not a Servicing Transfer Event has occurred and is continuing) that would constitute a Chase Center Tower Major Decision has been requested or proposed, or any fact or circumstance has occurred requiring that a Chase Center Tower Major Decision be made, at least 10 business days prior to taking action with respect to such Chase Center Tower Major Decision (or making a determination not to take action with respect to such Chase Center Tower Major Decision), the master servicer or the special servicer must receive the written consent of the related Chase Center Tower Controlling Noteholder (or its representative) before implementing a decision with respect to such Chase

Center Tower Major Decision, provided that if the master servicer or the special servicer, as applicable, does not receive a response within 10 business days of its delivery of notice of such Chase Center Tower Major Decision, the master servicer or special servicer, as the case may be is required to deliver an additional copy of the notice of such Chase Center Tower Major Decision, and if such Chase Center Tower Controlling Noteholder fails to respond to the master servicer or special servicer, as the case may be with respect to any such proposed action within three business days after receipt of such second notice, such Chase Center Tower Controlling Noteholder will have no further consent rights with respect to such action (provided, however, that such failure to reply will not affect the rights of the Chase Center Tower Controlling Noteholder to consent to any future actions).

Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer or the special servicer, as the case may be, may take actions with respect to such Chase Center Tower Mortgaged Property before obtaining the consent of the related Chase Center Tower Controlling Noteholder (or its representative) if the applicable servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interests of the related Chase Center Tower Noteholders as a collective whole, and the applicable servicer has made a reasonable effort to contact the related Chase Center Tower Controlling Noteholder (or its representative).

Notwithstanding the foregoing, the master servicer or special servicer, as the case may be, may not follow any advice or consultation provided by a Chase Center Tower Controlling Noteholder (or its representative) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the related Chase Center Tower Intercreditor Agreement or the related pooling and servicing agreement, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the related Chase Center Tower Whole Loan, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the related Chase Center Tower Intercreditor Agreement or the related pooling and servicing agreement.

The special servicer will be required to provide copies to each holder of a Chase Center Tower Note that is not the related Chase Center Tower Controlling Noteholder of any notice, information and report that is required to be provided to the related Chase Center Tower Controlling Noteholder pursuant to the related pooling and servicing agreement with respect to any of the related Chase Center Tower Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report within the same time frame such notice, information and report is required to be provided to the related Chase Center Tower Controlling Noteholder, and at any time such Chase Center Tower Controlling Noteholder is the holder of Chase Center Tower Note A-1-A (with respect to the Chase Center Tower I Whole Loan) or Chase Center Tower Note A-2-A (with respect to the Chase Center Tower II Whole Loan), the special servicer will be required to consult with each related Chase Center Tower Non-Controlling A Noteholder on a strictly non-binding basis, to the extent having received such notices, information and reports, any related Chase Center Tower Non-Controlling A Noteholder requests consultation with respect to any such Chase Center Tower Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such Chase Center Tower Non-Controlling A Noteholder; provided that after the expiration of a period of 10 business days from delivery to any related Chase Center Tower Non-Controlling A Noteholder by the special servicer of written notice of a proposed action, together with copies of the notice, information and reports, the special servicer will no longer be obligated to consult with such Chase Center Tower Non-Controlling A Noteholder, whether or not such Chase Center Tower Non-Controlling A Noteholder has responded within such 10 business day period (unless, the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

“Chase Center Tower Control Appraisal Period” means a Chase Center Tower Note B Holder Control Appraisal Period or a Chase Center Tower Note C Holder Control Appraisal Period, as applicable.

“Chase Center Tower Lead Securitization“ means the securitization of Benchmark 2020-IG2 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2020-IG2.

“Chase Center Tower Major Decision” means a “Major Decision” under the Benchmark 2020-IG2 PSA or any one or more analogous terms in the Benchmark 2020-IG2 PSA at any time when one or more of the Chase Center Tower Senior Notes are included in the Trust.

“Chase Center Tower Note B Holder Control Appraisal Period” means any period with respect to a Chase Center Tower Whole Loan, if and for so long as:

1.       the initial principal balance of the related Chase Center Tower Senior Subordinate Companion Loan, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, such Chase Center Tower Senior Subordinate Companion Loan after the date of creation of the Chase Center Tower Senior Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the related Chase Center Tower Whole Loan that is allocated to such Chase Center Tower Senior Subordinate Companion Loan and (z) any losses realized with respect to the related Chase Center Tower Mortgaged Property or the related Chase Center Tower Whole Loan that are allocated to such Chase Center Tower Senior Subordinate Companion Loan, is less than

2.       25% of the remainder of (i) the initial principal balance of such Chase Center Tower Senior Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the related Chase Center Tower Senior Subordinate Companion Loan Holder on such Chase Center Tower Senior Subordinate Companion Loan, after the date of creation of such Chase Center Tower Senior Subordinate Companion Loan.

“Chase Center Tower Note C Holder Control Appraisal Period” means any period with respect to a Chase Center Tower Whole Loan, if and for so long as:

1.       the initial principal balance of the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, such Chase Center Tower Non-Trust Junior Subordinate Companion Loan after the date of creation of such Chase Center Tower Non-Trust Junior Subordinate Companion Loan, (y) any Appraisal Reduction Amount for such Chase Center Tower Whole Loan that is allocated to such Chase Center Tower Non-Trust Junior Subordinate Companion Loan and (z) any losses realized with respect to the related Chase Center Tower Mortgaged Property or the related Chase Center Tower Whole Loan that are allocated to such Chase Center Tower Non-Trust Junior Subordinate Companion Loan, is less than

2.       25% of the remainder of (i) the initial principal balance of such Chase Center Tower Non-Trust Junior Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder on such Chase Center Tower Non-Trust Junior Subordinate Companion Loan, after the date of creation of such Chase Center Tower Non-Trust Junior Subordinate Companion Loan.

“Chase Center Tower Non-Controlling A Noteholder“ means, with respect to each Chase Center Tower Whole Loan, each related Chase Center Tower Note A Holder that is not the related Chase Center Tower Controlling Noteholder; provided that, if at any time a Chase Center Tower Senior Pari Passu Companion Loan that is not the related Chase Center Tower Controlling Noteholder (or, at any time a related Chase Center Tower Non-Controlling A Note is included in a securitization, the related Chase Center Tower Non-Lead Securitization Subordinate Class Representative) is held by a borrower or a borrower related party, no person will be entitled to exercise the rights of such Chase Center Tower Non-Controlling A Note.

“Chase Center Tower Non-Lead Securitization“ means any securitization other than the Chase Center Tower Lead Securitization.

“Chase Center Tower Non-Lead Securitization Subordinate Class Representative“ means the holders of the majority of the class of securities issued in a Chase Center Tower Non-Lead Securitization designated as the “controlling class” pursuant to the related Chase Center Tower Non-Lead Securitization servicing agreement or their duly appointed representative.

“Chase Center Tower Noteholders” means any of the Chase Center Tower Note A Holders, Chase Center Tower Senior Subordinate Companion Loan Holders and the Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder, as applicable.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the related Chase Center Tower Whole Loan by the end of the applicable grace period, the related Chase Center Tower Senior Subordinate Companion Loan Holder and the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder will each have the right, but not the obligation, to cure such monetary default subject to certain limitations set forth in the related Chase Center Tower Intercreditor Agreement. The Chase Center Tower Senior Subordinate Companion Loan Holder’s and the Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder’s right to cure will be limited to a combined total of (i) six cures of monetary defaults over the term of the related Chase Center Tower Whole Loan, no more than three of which may be consecutive, and (ii) six cures of non-monetary defaults over the term of the related Chase Center Tower Whole Loan. Additional cure periods will only be permitted with the consent of the master servicer or special servicer, as applicable, and, in the case of additional cure periods requested by a Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder, the consent of the related Chase Center Tower Senior Subordinate Companion Loan Holder will also be required.

So long as a monetary default exists for which a permitted cure payment is made, such monetary default will not be treated as an “Event of Default” under the related Chase Center Tower Whole Loan (including for purposes of (i) whether a related “Chase Center Tower Sequential Pay Event” has occurred (ii) accelerating the related Chase Center Tower Whole Loan, modifying, amending or waiving any provisions of the related loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the related Chase Center Tower Mortgaged Property; or (iii) treating the related Chase Center Tower Whole Loan as a Specially Serviced Loan).

In the event that both a Chase Center Tower Senior Subordinate Companion Loan Holder and the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder deliver a notice of exercise of cure rights, the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder will have the right to effectuate the related cure and the right of the related Chase Center Tower Senior Subordinate Companion Loan Holder to cure will be suspended and any cure payments remitted by such Chase Center Tower Senior Subordinate Companion Loan Holder will be returned to such Chase Center Tower Senior Subordinate Companion Loan Holder.

Purchase Option

After the occurrence and delivery of a notice of an event of default with respect to a Chase Center Tower Whole Loan or a servicing transfer event, each of (i) the related Chase Center Tower Senior Subordinate Companion Loan Holder and the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder will have the right, by written notice to the related Chase Center Tower Note A Holders and (ii) the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder will have the right, by written notice to the related Chase Center Tower Senior Subordinate Companion Loan Holders (in each case, a “Chase Center Tower Purchase Notice”), to purchase in immediately available funds, the related Chase Center Tower Senior Mortgage Loan or the related Chase Center Tower Senior Subordinate Companion Loan, respectively, in whole but not in part, at the defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is the related borrower or an affiliate of the related borrower). Upon delivery of a Chase Center Tower Purchase Notice to (i) the then current Chase Center Tower Note A Holders, in the case of a purchase by the related Chase Center Tower Senior Subordinate Companion Loan Holder and/or the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder or (ii) the related Chase Center Tower Senior Subordinate

Companion Loan Holder, in the case of a purchase by the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan, the related Chase Center Tower Note A Holders or the related Chase Center Tower Senior Subordinate Companion Loan Holder, as applicable, will be required to sell (and the requesting purchaser will be required to purchase) the related Chase Center Tower Senior Mortgage Loan or the related Chase Center Tower Senior Subordinate Companion Loan, as applicable, at the defaulted mortgage loan purchase price, on a date (the “Chase Center Tower Defaulted Note Purchase Date”) not less than 10 and not more than 60 days after the date of such Chase Center Tower Purchase Notice. The failure of the requesting purchaser to purchase the related Chase Center Tower Senior Mortgage Loan or the related Chase Center Tower Senior Subordinate Companion Loan, as applicable, on the Chase Center Tower Defaulted Note Purchase Date will result in the termination of such right with respect to the event of default under the related Chase Center Tower Whole Loan or Servicing Transfer Event that gave rise to such right.

The right of a Chase Center Tower Senior Subordinate Companion Loan Holder or a Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder to purchase the related Chase Center Tower Senior Mortgage Loan as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Chase Center Tower Mortgaged Property. Notwithstanding the foregoing sentence, the related Chase Center Tower Note A Holders are required to give the related Chase Center Tower Senior Subordinate Companion Loan Holder or the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder, as applicable, ten business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the related Chase Center Tower Mortgaged Property. Notwithstanding the foregoing sentence, if title to a Chase Center Tower Mortgaged Property is transferred to the related Chase Center Tower Note A Holders (or a designee on their behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by such Chase Center Tower Note A Holders of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than ten days after the acceleration of the related Chase Center Tower Whole Loan, such Chase Center Tower Note A Holders will be required to notify the related Chase Center Tower Senior Subordinate Companion Loan Holder and the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder, as applicable, of such transfer and such Chase Center Tower Senior Subordinate Companion Loan Holder and such Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder will each have a 15 day period from the date of such notice from the related Chase Center Tower Note A Holders to deliver the Chase Center Tower Purchase Notice to such Chase Center Tower Note A Holders (and, if the related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder is delivering such Chase Center Tower Purchase Notice, to the related Chase Center Tower Senior Subordinate Companion Loan Holder), in which case the related Chase Center Tower Senior Subordinate Companion Loan Holder or related Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder, as applicable, will be obligated to purchase the related Chase Center Tower Mortgaged Property, in immediately available funds, within 30 days of the delivery of such Chase Center Tower Purchase Notice at the applicable purchase price.

Sale of Defaulted Whole Loan

Pursuant to the terms of each Chase Center Tower Intercreditor Agreement and the related pooling and servicing agreement, if the related Chase Center Tower Whole Loan becomes a defaulted loan, and if the special servicer determines to sell the related Chase Center Tower Senior Mortgage Loan in accordance with the related pooling and servicing agreement and subject to the Servicing Standard, then the special servicer may elect to sell the related Chase Center Tower Whole Loan subject to the consent (or deemed consent) of the related Chase Center Tower Controlling Noteholder under the provisions described above under “—The Non-Serviced AB Whole Loans—The Chase Center Tower Whole Loans—Consultation and Control”.

Special Servicer Appointment Rights

Pursuant to each Chase Center Tower Intercreditor Agreement, the Chase Center Tower Controlling Noteholder (or its representative) will have the right, at any time, with or without cause, to replace the special servicer then acting with respect to the related Chase Center Tower Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the other related Chase Center Tower Noteholders.

Amendments

Each Chase Center Tower Intercreditor Agreement may only be amended by the consent of all related Chase Center Tower Noteholders.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, Annex A-2 and Annex A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in May 2020 and ending on the hypothetical Determination Date in June 2020. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter, and of the depositor. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2019, of JPMorgan Chase & Co., the 2019 Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 4 New York Plaza, New York, New York 10004 or at the SEC’s website at www.sec.gov. None of the documents that JPMorgan Chase & Co. files with the SEC or any of the information on, or accessible through, the SEC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB Securitization Program

The following is a description of JPMCB’s commercial mortgage backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, multifamily and manufactured housing properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2019, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $150.0 billion. Of that amount, approximately $124.6 billion has been securitized by the depositor. In its fiscal year ended December 31, 2019, JPMCB originated and securitized approximately $9.0 billion of commercial mortgage loans, of which approximately $4.2 billion were securitized by the depositor.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, mixed-use, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the mortgage loans originated or acquired by it (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

With respect to the 1633 Broadway Whole Loan, which was originated by DBRI, Goldman Sachs Bank USA, Wells Fargo Bank, National Association and JPMCB, portions of which are being sold by GSMC, GACC and JPMCB, the JPMCB Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;

●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth in Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth in Annex D-2.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-1, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Guidelines and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to

Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective loan sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the loan sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the loan sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Information” and Annex A-1. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may reflect both “as stabilized”, “as-complete” and “as-is” values. The “as stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property

(or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to JPMCB’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the mortgage loans. However, one or more of JPMCB’s mortgage loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of JPMCB’s mortgage loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Compliance with Rule 15Ga-1 under the Exchange Act

The depositor’s most recently filed Form ABS-15G in respect of commercial mortgage-backed securities was filed with the SEC on May 15, 2020. JPMCB’s most recently filed Form ABS-15G in respect of commercial mortgage-backed securities was filed with the SEC on February 12, 2020. The Central Index Key (or CIK) numbers of the depositor and JPMCB are set forth on the cover of this prospectus. With respect to the period from and including April 1, 2017 to and including March 31, 2020, JPMCB had no activity to report as required by Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage-backed securities.

Retained Interests in This Securitization

JPMCB may purchase one or more classes of certificates issued by the issuing entity on the Closing Date. Additionally, JPMCB or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—JPMorgan Chase Bank, National Association” has been provided by JPMCB.

LoanCore Capital Markets LLC

General

LoanCore Capital Markets LLC (“LoanCore Capital Markets” or “LCM”) is a sponsor of, and a seller of certain mortgage loans (the “LCM Mortgage Loans”) into, the securitization described in this prospectus. LoanCore Capital Markets is a Delaware limited liability company. LoanCore Capital Markets is a privately held company that commenced operations in February 2011. It was formed for the purpose of acquiring, originating, syndicating and securitizing real estate related debt. LoanCore Capital Markets’ executive offices are located at 55 Railroad Avenue, Suite 100, Greenwich, Connecticut 06830, telephone number (203) 861-6000.

It is anticipated that LoanCore Capital Markets LLC, or an affiliate, will be the B-piece buyer, and will constitute the initial directing holder with respect to each mortgage loan (other than the non-serviced mortgage loans).

According to its unaudited consolidated statement of financial condition, as of March 31, 2020, LoanCore Capital Markets and its consolidated subsidiaries had total assets of approximately $6.609 billion, total liabilities of approximately $6.191 billion and total members’ capital of approximately $418.7 million.

JPMorgan Chase Bank, National Association, a Sponsor and Mortgage Loan Seller, Deutsche Bank AG, Cayman Islands Branch, an affiliate of GACC, a Sponsor and a Mortgage Loan Seller, Jefferies LLC, an underwriter, Goldman Sachs Mortgage Company, a Sponsor and a Mortgage Loan Seller and certain third party lenders provide warehouse financing to affiliates of LoanCore Capital Markets (the “LCM Financing Affiliates”) through various repurchase facilities. LoanCore Capital Markets guarantees certain obligations of the LCM Financing Affiliates under such repurchase facilities. Certain of the LCM Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities. If such is the case at the time the certificates are issued, then LoanCore Capital Markets will use the proceeds from its sale of the LCM Mortgage Loans to the Depositor to, among other things, reacquire such LCM Mortgage Loans from the related LCM Financing Affiliate, and the related LCM Financing Affiliate will, in turn, use the funds that it receives from LoanCore Capital Markets to, among other things, reacquire the warehoused LCM Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.

Pursuant to certain interim servicing agreements between LCM and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Mortgage Loans, including prior to their inclusion in the issuing entity, certain of the LCM Mortgage Loans.

Neither LoanCore Capital Markets nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against LoanCore Capital Markets for any losses or other claims in connection with the certificates or the LCM Mortgage Loans except in respect of the repurchase and substitution obligations for Material Defects of representations and warranties made by LoanCore Capital Markets in the related mortgage loan purchase agreement as described in “Description of the Mortgage Loan Purchase Agreements”.

LCM’s Commercial Mortgage Securitization Program

LoanCore Capital Markets has acted as a sponsor and/or loan seller with respect to 25 prior commercial mortgage securitizations with respect to mortgage loans with an aggregate outstanding balance of approximately $8.6 billion as of the cut-off date for each such securitization.

LoanCore Capital Markets originates, and acquires from unaffiliated third party originators, mortgage loans secured by, and mezzanine loans secured by indirect and/or direct interests in entities that own, commercial and multifamily real properties located throughout the United States. The following table sets forth information with respect to originations of fixed rate mortgage loans secured by, and mezzanine loans secured by direct and/or indirect interests in entities that own, commercial and multifamily real properties, by LoanCore Capital Markets from its inception in February 2011 to and including November 30, 2011, from December 1, 2011 to and including November 30, 2012, from December 1, 2012 to and including November 30, 2013, from December 1, 2013 to and including November 30, 2014, from December 1, 2014 to and including November 30, 2015, from December 1, 2015 to and including November 30, 2016, from December 1, 2016 up to and including November 30, 2017, from December 1, 2017 up to and including November 30, 2018 and December 1, 2018 up to and including November 30, 2019.

Originations of Fixed Rate Commercial and
Multifamily Mortgage Loans and Mezzanine Loans

	No. of Loans(10)	Approximate Aggregate Principal Balance of Loans at Origination
2011(1)	19	$566,050,515
2012(2)	37	$860,275,447
2013(3)	108	$1,786,891,500
2014(4)	69	$899,117,929
2015(5)	82	$1,691,847,500
2016(6)	49	$897,915,000
2017(7)	33	$920,498,000
2018(8)	46	$926,520,000
2019(9)	49	$1,296,990,000

(1)	Reflects activity from February 23, 2011 to and including November 30, 2011.

(2)	Reflects activity from December 1, 2011 to and including November 30, 2012.

(3)	Reflects activity from December 1, 2012 to and including November 30, 2013.

(4)	Reflects activity from December 1, 2013 to and including November 30, 2014.

(5)	Reflects activity from December 1, 2014 to and including November 30, 2015.

(6)	Reflects activity from December 1, 2015 to and including November 30, 2016.

(7)	Reflects activity from December 1, 2016 to and including November 30, 2017.

(8)	Reflects activity from December 1, 2017 to and including November 30, 2018.

(9)	Reflects activity from December 1, 2018 to and including November 30, 2019.

(10)	AB and pari passu split note structures are treated as one loan, and a mortgage loan and related mezzanine loan are treated as two loans.

Review of LCM Mortgage Loans

Overview. LoanCore Capital Markets has conducted a review of the LCM Mortgage Loans in connection with the securitization described in this prospectus. The review of the LCM Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “LCM Review Team”). The review procedures described below were employed with respect to all of the LCM Mortgage

Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the LCM Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCM Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LCM Review Team during the underwriting process. After origination or acquisition of each LCM Mortgage Loan, the LCM Review Team updated the information in the database with respect to such LCM Mortgage Loans based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the LCM Review Team.

A data tape (the “LCM Data Tape”) containing detailed information regarding each LCM Mortgage Loan was created from the information in the database referred to in the prior paragraph. The LCM Data Tape was used by the LCM Review Team to provide certain numerical information regarding the LCM Mortgage Loans in this prospectus.

Data Comparison and Recalculation. LoanCore Capital Markets engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by LoanCore Capital Markets relating to information in this prospectus regarding the LCM Mortgage Loans. These procedures included:

●	comparing the information in the LCM Data Tape against various source documents provided by LoanCore Capital Markets that are described in “—Database” above;

●	comparing numerical information regarding the LCM Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the LCM Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the LCM Mortgage Loans disclosed in this prospectus.

Legal Review. LoanCore Capital Markets engaged various law firms to conduct certain legal reviews of the LCM Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the LCM Mortgage Loans, origination counsel for each LCM Mortgage Loan reviewed LoanCore Capital Markets’ representations and warranties set forth in Annex D and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the LCM Mortgage Loans. Such assistance included, among other things, a review of (i) LoanCore Capital Markets’ preliminary or final asset summary report for each LCM Mortgage Loan, (ii) various statistical data tapes prepared by, and a due diligence questionnaire completed by or on behalf of, LoanCore Capital Markets, (iii) the representation and warranty exception reports referred to above relating to certain of the LCM Mortgage Loans prepared by origination counsel and (iv) select provisions in certain loan documents with respect to certain of the LCM Mortgage Loans.

Origination counsel and/or securitization counsel also assisted in the preparation and review of the loan summaries for those of the LCM Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the LCM Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex A-3—Description of Top Fourteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans”.

Other Review Procedures. With respect to any material pending litigation of which LoanCore Capital Markets was aware at the origination of any LCM Mortgage Loan, LoanCore Capital Markets requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The LCM Review Team also reviewed the LCM Mortgage Loans to determine, whether any LCM Mortgage Loan materially deviated from the underwriting guidelines described in “—LoanCore Capital Markets’ Underwriting Standards” below.

Findings and Conclusions. Based on the foregoing review procedures, LoanCore Capital Markets determined that the disclosure regarding the LCM Mortgage Loans in this prospectus is accurate in all material respects. LoanCore Capital Markets also determined that the LCM Mortgage Loans were originated or re-underwritten in accordance with LoanCore Capital Markets’ origination procedures and underwriting criteria. LoanCore Capital Markets attributes to itself all findings and conclusions resulting from the foregoing review procedures.

LoanCore Capital Markets’ Underwriting Standards

General. Each of the LCM Mortgage Loans was originated or acquired by LoanCore Capital Markets. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated or acquired by LoanCore Capital Markets.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan originated or acquired by LoanCore Capital Markets will conform to the general guidelines and processes described below.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from LoanCore Capital Markets. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, LoanCore Capital Markets’ underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by LoanCore Capital Markets and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that LoanCore Capital Markets or an affiliate may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Servicing. Interim servicing for all loans originated by LoanCore Capital Markets prior to securitization is typically performed by an interim servicer that is unaffiliated with LoanCore Capital Markets. Generally, servicing responsibilities will be transferred from the interim servicer to the master servicer of the securitization trust at closing. From time to time, the interim servicer may retain primary servicing.

Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i)       Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, and the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)       Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)       Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)       Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

(iv)            Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and LoanCore Capital Markets or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, LoanCore Capital Markets typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, each mortgage instrument typically also requires the borrower to maintain: (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than 12 months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial or multifamily mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, LoanCore Capital Markets may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) the insurance proceeds received in connection with a major casualty should be sufficient to satisfy the mortgage loan; (iv) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (v) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, LoanCore Capital Markets may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan originated by LoanCore Capital Markets. Furthermore, LoanCore Capital Markets may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, LoanCore Capital Markets may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and LoanCore Capital Markets’ evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, LoanCore Capital Markets may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated by LoanCore Capital Markets are as follows:

●

Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●

Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if LoanCore Capital Markets determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and LoanCore Capital Markets’ evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve. Such escrows may also not be required unless a particular trigger event (for example, an event relating to property performance) has occurred and is continuing.

●

Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or upon the occurrence and during the continuance of a particular trigger event (for example, an event relating to property performance) to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if LoanCore Capital Markets determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and LoanCore Capital Markets’ evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●

Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor or a key principal of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if LoanCore Capital Markets determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and LoanCore Capital Markets’ evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●

Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor or a key principal of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if LoanCore Capital Markets determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and LoanCore Capital Markets’ evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the LCM Mortgage Loans, see Annex A-1.

Exceptions

The LCM Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

LoanCore Capital Markets most recently filed a Form ABS-15G on February 6, 2020. LoanCore Capital Markets’ Central Index Key is 0001555524. With respect to the period from and including April 1, 2017 through and including March 31, 2020, LoanCore Capital Markets does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LoanCore Capital Markets nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that LoanCore Capital Markets or an affiliate is expected to retain 100% of the Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates (See “Credit Risk Retention”). However, LoanCore Capital Markets or its affiliates may own or retain in the future certain classes of certificates. Any such party will have the right to dispose of any such other certificates at any time.

The information set forth under “—LoanCore Capital Markets LLC” has been provided by LCM.

German American Capital Corporation

General

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor and a mortgage loan seller in this securitization transaction. DBR Investments Co. Limited, a Cayman Islands exempted company (“DBRI”), an affiliate of GACC, originated all of the GACC Mortgage Loans, except (i) the BX Industrial Portfolio Mortgage Loan, which is part of a whole loan that was originated by Deutsche Bank AG, New York Branch (“DBNY”) and a 100% equity participation interest of which was sold by DBNY to DBRI on May 15, 2020 (DBRI having borne the credit risk of such Mortgage Loan from May 15, 2020 to the Closing Date), and (ii) the 1633 Broadway Mortgage Loan, which is part of a whole loan that was co-originated by DBRI, Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and Goldman Sachs Bank USA. DBRI will sell the GACC Mortgage Loans (or, in the case of the BX Industrial Portfolio Mortgage Loan, DBNY and DBRI will sell their respective interests in such Mortgage Loan) to GACC on or prior to the Closing Date. It is also expected that DBRI, after the Closing Date, will hold certain of the BX Industrial Portfolio Pari Passu Companion Loans and the 675 Creekside Pari Passu Companion Loan, in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of DBNY. GACC is an affiliate of DBRI, an originator, DBNY, an originator, and Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination and acquisition of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a primary issuance of commercial mortgage-backed securities (“CMBS”) or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans

(loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with J.P. Morgan Chase Commercial Mortgage Securities Corp. and Citigroup Commercial Mortgage Securities Inc. and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large floating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through March 31, 2020 is approximately $83.048 billion.

GACC or its affiliate has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or its affiliate purchases loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC or its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex F-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as the Sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originators during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

With respect to the 1633 Broadway Whole Loan, which was originated by DBRI, Goldman Sachs Bank USA, Wells Fargo Bank, National Association and JPMCB, portions of which are being sold by GSMC, GACC and JPMCB, the JPMCB Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by the applicable DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth in Annex F-1 and, if applicable, identified exceptions to those representations and warranties set forth in Annex F-2.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by a DB Originator, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and reunderwritten) in accordance with applicable DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originator’s Underwriting Guidelines and Processes

General. DBRI and DBNY are each an originator and are affiliated with each other, GACC and Deutsche Bank Securities Inc., one of the underwriters and one of the initial purchasers of the non-offered certificates. DBRI and DBNY are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as complete” and/or “hypothetical as is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if a DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the applicable DB Originator. The typical required escrows for mortgage loans originated by the applicable DB Originator are as follows:

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Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

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Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

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Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

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Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

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Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

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Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originator’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions

With respect to the BX Industrial Portfolio Mortgage Loan (5.1%), the related Whole Loan has a loan-to-value ratio of 67.6% in comparison to the loan-to-value ratio of 65.0% generally provided for in GACC’s underwriting guidelines for full term interest only whole loans. GACC’s decision to include the Mortgage Loan in the transaction was based on several factors, including (a) the total senior fixed rate notes of $322.4 million having a loan-to-value ratio of 39.6% based on the aggregate as-is appraised value of $960.75 million, (b) the net cash flow debt service coverage ratio on the senior fixed rate notes being 3.57x, (c) the portfolio being comprised of approximately 130 tenants throughout 68 properties, with no single tenant accounting for more than 6.3% of the portfolio’s net rentable area, and (d) the borrower sponsor being an affiliate of The Blackstone Group, L.P., an investment firm with approximately $538 billion of assets under management as of March 31, 2020 across real estate funds, private equity funds, credit businesses and hedge funds.

Except as described above, the GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 10, 2020. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including April 1, 2017 to and including March 31, 2020, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

GACC and/or its affiliates may purchase one or more classes of certificates issued by the issuing entity on the Closing Date. In addition, GACC or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”). GSMC’s executive offices are located at 200

West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of GS Bank, an originator, Goldman Sachs & Co. LLC, an underwriter.

GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans. The 1633 Broadway Whole Loan was co-originated by DBR Investments Co. Limited (“DBRI”), Wells Fargo Bank, National Association (“WFB”), JPMorgan Chase Bank, National Association (“JPMCB”) and GS Bank, and the Moffett Towers Buildings A, B & C Whole Loan was co-originated by German American Capital Corporation (“GACC”) and JPMCB.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., Goldman Sachs Bank USA (“GS Bank”) and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2019, GSMC originated or acquired approximately 3,045 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $132.7 billion. As of December 31, 2019, GSMC had acted as a sponsor and mortgage loan seller on approximately 211 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $2.165 billion, $4.636 billion, $6.586 billion, $5.098 billion, $6.284 billion, $6.972 billion, $11.730 billion, $8.548 billion and $9,960 billion of commercial mortgage loans in public and private offerings in calendar years 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018 and 2019, respectively.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

With respect to the 1633 Broadway Whole Loan, which was originated by DBRI, Goldman Sachs Bank USA, Wells Fargo Bank, National Association and JPMCB, portions of which are being sold by GSMC, GACC and JPMCB, the JPMCB Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated on “Annex A-3—Description of Top Fourteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans”. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank is affiliated with GSMC, one of the sponsors, Goldman Sachs & Co. LLC, one of the underwriters, and the depositor. GS Bank is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2019	$6.0 billion	$5.3 billion
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1)	Represents origination for all Goldman Originator and affiliates of Goldman Originator originating commercial mortgage loans.

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2019	$6.4 billion	$4.7 billion
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex D-2—Exceptions to Goldman Sachs Mortgage Company Representations and Warranties”.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●

Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●

Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

●

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●

Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

●

Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

●

Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A-1.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating their respective GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

●

Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●

Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

●

Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●

Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, GSMC originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect GSMC as the payee. GSMC has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

The 1633 Broadway Mortgage Loan (7.9%) was (together with any related Companion Loans) co-originated by DBRI, WFB, JPMCB and GS Bank. The Moffett Towers Buildings A, B & C Mortgage Loan (2.7%) was (together with any related Companion Loans) co-originated by GACC and JPMCB. Each of the preceding Mortgage Loans and each related Companion Loan was co-originated in accordance with the underwriting guidelines described above.

Servicing. Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

The GSMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on May 13, 2020. GSMC’s Central Index Key is 0001541502. With respect to the period from and including April 1, 2017 to and including March 31, 2020, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

% of principal balance	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: Commercial Mortgage Backed Securities
GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38.0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00

Retained Interests in This Securitization. As of the date of this prospectus, neither GSMC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, GSMC and/or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

The Depositor

J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, is a Delaware corporation organized on September 19, 1994. The depositor is a wholly-owned subsidiary of JPMCB and an affiliate of JPMS. The depositor maintains its principal office at 383 Madison Avenue, 8th Floor, New York, New York 10179. Its telephone number is (212) 834-5467. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, JPMDB Commercial Mortgage Securities Trust 2020-COR7, will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth under “―The Trustee and Certificate Administrator”, “—The Master Servicer” and Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the trustee, certificate administrator and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 260,000 employees as of December 31, 2019, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor, MAC N9300-070, Minneapolis, Minnesota 55479.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2019, Wells Fargo Bank was acting as trustee on approximately 402 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $174 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust and to the extent required under the PSA, the preparation of monthly reports on Form 10 D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2019, Wells Fargo Bank was acting as securities administrator with respect to more than $530 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant and subject to the PSA (and is acting as custodian of the mortgage loan file (other than the Mortgage Note with respect to the related mortgage loan for any Non-Serviced Whole Loan under the related Non-Serviced PSA)). In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2019, Wells Fargo Bank was acting as custodian of more than 282,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor, and one or more of those mortgage loans may be included in the trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For four CMBS transactions, Wells Fargo Bank disclosed transaction-level noncompliance on its 2019 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB related to its CMBS bond administration function. For two CMBS transactions, an administrative error resulted in a payment error to certain classes for one distribution period. The affected distributions were revised to correct the error before the next distribution date. For two CMBS transactions, a technical issue caused a wire processing delay that resulted in a portion of the distribution for each transaction to occur one business day late. Wells Fargo has incorporated additional payment control procedures in an effort to prevent further similar payment errors.

Beginning on June 18, 2014, a group of institutional investors filed civil complaints in the Supreme Court of the State of New York, New York County, and later the U.S. District Court for the Southern District of New York, against Wells Fargo Bank in its capacity as trustee for certain residential mortgage backed securities (“RMBS”) trusts. The complaints against Wells Fargo Bank alleged that the trustee caused losses to investors and asserted causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought included money damages in an unspecified amount, reimbursement of expenses, and equitable relief. In November 2018, Wells Fargo Bank reached an agreement, in which it denied any wrongdoing, to resolve such claims on a classwide basis for the 271 RMBS trusts at issue. On May 6, 2019, the court entered an order approving the settlement agreement. Separate lawsuits against Wells Fargo Bank making similar allegations filed by certain other institutional investors concerning several RMBS trusts in New York federal and state court are not covered by the agreement.

In addition to the foregoing cases, in August 2014 and August 2015 Nomura Credit & Capital Inc. (“Nomura”) and Natixis Real Estate Holdings, LLC (“Natixis”) filed a total of seven third-party complaints against Wells Fargo Bank in New York state court. In the underlying first-party actions, Nomura and Natixis have been sued for alleged breaches of representations and warranties made in connection with residential mortgage-backed securities sponsored by them. In the third-party actions, Nomura and Natixis allege that Wells Fargo Bank, as master servicer, primary servicer or securities administrator, failed to notify Nomura and Natixis of their own breaches, failed to properly oversee the primary servicers, and failed to adhere to accepted servicing practices. Natixis additionally alleges that Wells Fargo Bank failed to perform default oversight duties. Wells Fargo has asserted counterclaims alleging that Nomura and Natixis failed to provide Wells Fargo notice of their representation and warranty breaches.

With respect to such litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, each of Wells Fargo Bank and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity and in each case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading “—The Trustee and Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the trustee, the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee and certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee and certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee and certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer and Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), is expected to act as the master servicer and in this capacity will initially be responsible for the master servicing and administration of the Mortgage Loans and any Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller.

Midland is also expected to initially be appointed to act as the special servicer under the PSA, and in such capacity, Midland will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Excluded Special Servicer Loans) and any related REO Properties, and in certain circumstances, will review, evaluate, process, close and/or provide or withhold consent as to Major Decisions and other transactions and perform certain enforcement actions relating to the Mortgage Loans (other than any Non Serviced Mortgage Loan and any Excluded Special Servicer Loan) and any related Serviced Companion Loans when such Mortgage Loans (other than any Non Serviced Mortgage Loan and any Excluded Special Servicer Loan) and any related Serviced Companion Loans are non Specially Serviced Loans pursuant to the PSA.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by Standard & Poor’s Rating Services, Moody’s Investors Service, Inc., Fitch, Morningstar Credit Ratings, LLC (“Morningstar”), DBRS, Inc. and KBRA. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from Standard & Poor’s Rating Services, Fitch and Morningstar. For each category, Standard & Poor’s Rating Services ranks Midland as “Above Average”. Morningstar ranks Midland as “MOR CS2” for master servicer and primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2” for master servicer, “CPS2” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland’s policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland’s personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes. In light of the COVID-19 pandemic and related federal, state, and local orders, requirements and/or guidance, Midland implemented part of its business continuity plan that includes the requirement that most of its personnel work remotely until management determines otherwise.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of March 31, 2020, Midland was master and primary servicing approximately 35,622 commercial and multifamily mortgage loans with a principal balance of approximately $558 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 11,727 of such loans, with a total principal balance of approximately $227 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of March 31, 2020, Midland was named the special servicer in approximately 382 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $172 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 143 assets with an outstanding principal balance of approximately $1.7 billion.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus 0.00125%, but which may be reduced under certain circumstances as provided in the PSA.

Midland assisted LCM or its affiliate, with due diligence relating to the Mortgage Loans in the Mortgage Pool.

From time to time, Midland and/or its affiliates may purchase or sell securities, including, CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

      Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2017 to 2019.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2017	2018	2019
CMBS	$162	$181	$219
Other	$323	$351	$387
Total	$486	$532	$606

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2017 to 2019.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2017	2018	2019
Total	$145	$158	$171

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Mortgage Loans, including, prior to their inclusion in the issuing entity, certain of the JPMCB Mortgage Loans.

Pursuant to certain interim servicing agreements between LCM and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Mortgage Loans, including, prior to their inclusion in the issuing entity, certain of the LCM Mortgage Loans.

Pursuant to certain interim servicing agreements between GSMC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain Mortgage Loans, including, prior to their inclusion in the issuing entity, certain of the GSMC Mortgage Loans.

PNC Bank and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than the Midland division.

Midland is also (i) the master servicer and special servicer of the Hampton Roads Office Portfolio Whole Loan and the NOV Headquarters Whole Loan, each of which is serviced under the JPMCC 2019-COR5 PSA, (ii) the master servicer and the special servicer of the Los Angeles Leased Fee Portfolio Whole Loan, which is serviced under the JPMDB 2019-COR6 PSA, (iii) the master servicer of the PCI Pharma Portfolio Whole Loan, which is serviced under COMM 2019-GC44 PSA, (iv) the master servicer and the special servicer of the Chase Center Tower I Whole Loan and the Chase Center Tower II Whole Loan, each of which is serviced under the Benchmark 2020-IG2 PSA, (v) the master servicer of the BX Industrial Portfolio Whole Loan, which is serviced under Benchmark 2020-IG3 PSA, (vi) the master servicer and the special servicer of the Apollo Education Group HQ Campus Whole Loan, which is serviced under the Benchmark 2020-B17 PSA and (vii) the master servicer of the Staples Headquarters Whole Loan and the Midland Atlantic Portfolio Whole Loan, each of which is serviced under the CGCMT 2020-GC46 PSA.

The reports on assessment of compliance with applicable servicing criteria for the twelve month periods ending on December 31, 2018 and December 31, 2019, respectively, furnished pursuant to Item 1122 of Regulation AB for Midland, identified a material instance of noncompliance relating to the servicing criterion described in Item 1122(d)(3)(i)(A) of Regulation AB, which requires that:

“Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements.”

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer of certain of those CMBS transactions became responsible for Schedule AL (Asset-Level) reporting on behalf of the related CMBS trusts. Midland’s Schedule AL reporting process was enhanced in April of 2019, however, the process remained manual throughout the 2019 calendar year and additional errors during such year were identified during the related audit. Following identification, Midland made staffing changes and additional improvements to its processes and procedures to support its Schedule AL reporting obligations and expects to move to an automated solution for this process.

The foregoing information regarding Midland under this heading “Transaction Parties—The Master Servicer and Special Servicer” has been provided by Midland.

The role and responsibilities of the master servicer and the special servicer are set forth under “Pooling and Servicing Agreement”. The master servicer’s or the special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Non Serviced Mortgage Loans) and the related Serviced Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The master servicer and the special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s or the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer and the Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The master servicer’s and the special servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s or the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loans) and Serviced Whole Loan. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer, including the right to recommend the replacement of the special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831.

Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations. Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors and agencies of the U.S. Government. Pentalpha Surveillance’s platform uses specialized compliance checking software and a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support and expert testimony as well as other consulting assignments.

As of March 31, 2020, Pentalpha Surveillance was acting as operating advisor or trust advisor for 198 commercial mortgage-backed securitizations with an approximate aggregate initial principal balance of approximately $182 billion. As of March 31, 2020, Pentalpha Surveillance was acting as asset representations reviewer for 80 commercial mortgage-backed securitizations with an approximate aggregate initial balance of approximately $76 billion.

In addition, Pentalpha Surveillance believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the Directing Certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the trust.

There are no legal proceedings pending against Pentalpha Surveillance, or to which any property of Pentalpha Surveillance is subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer“ and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”.

Credit Risk Retention

General

This transaction is required to comply with the risk retention requirements of Section 15G of the Exchange Act as they relate to commercial mortgage-backed securities (the “Credit Risk Retention Rules”). LCM has been designated by the sponsors to act as the “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) (in such capacity, the “Retaining Sponsor”) and intends to satisfy its risk retention requirements in accordance with Regulation RR promulgated under Section 15G of the Exchange Act (“Regulation RR”), which implements the Credit Risk Retention Rules, through the purchase by LCM or a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) (in such capacity, the “Retaining Party”) on the Closing Date of an “eligible horizontal residual interest” (as defined in Regulation RR) which will consist of the Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates, representing at least 5.0% of the aggregate fair value of all the certificates (other than the Class R certificates), as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”).

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Retaining Sponsor has determined that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage for this transaction is 5.0%.

Eligible Horizontal Residual Interest

Material Terms of the Eligible Horizontal Residual Interest

The Retaining Party is expected to purchase the certificates identified in the table below that collectively comprise the eligible horizontal residual interest for cash on the Closing Date.

Class of Certificates	Expected Initial Certificate Balance(1)	Estimated Range of Fair Values of Retained Certificates (in % and $)(2)(3)	Expected Purchase Price(4)
Class F-RR	$14,730,000	0.77% - 1.27% / $8,387,221(5)	56.939720%
Class G-RR	$15,457,000	1.08% - 1.23% / $8,801,173	56.939720%
Class H-RR	$7,274,000	0.51% - 0.58% / $4,135,481	56.852920%
Class NR-RR	$30,915,614	2.15% - 2.45% / $17,532,371	56.710410%

(1)

The approximate initial Certificate Balance of the Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates is estimated based in part on the estimated ranges of initial Certificate Balances and estimated fair values described herein under “Credit Risk Retention”. The initial Certificate Balance of the Class F-RR certificates is expected to fall within a range of $9,638,000 and $18,185,000.

(2)

The estimated fair value of the applicable Certificate Balance of the indicated class of certificates expressed as a percentage of the estimated fair value of all of the certificates issued by the issuing entity (other than the Class R certificates) and as a dollar amount. For a description of the manner in which the sponsors determined the estimated fair value of the certificates, see “—Determination of Amount of Required Horizontal Credit Risk Retention” below.

(3)

The fair value dollar amount of the Yield-Priced Principal Balance Certificates is based on a targeted discount yield, and has been determined as described under “—Determination of Amount of Required Credit Risk Retention—Yield-Priced Principal Balance Certificates—Calculation of Estimated Fair Value of All Certificates”. The fair value of the other Regular Certificates is unknown and has been determined by the sponsors as described under “—Determination of Amount of Required Horizontal Credit Risk Retention—Swap-Priced Principal Balance Certificates—Determination of Swap-Priced Expected Price” below.

(4)

Expressed as a percentage of the expected initial Certificate Balance of each class of Yield-Priced Principal Balance Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Yield-Priced Principal Balance Certificates to be acquired by the Retaining Party is approximately $38,856,246 excluding accrued interest.

(5)	The Class F-RR certificates are expected to have an estimated fair value that falls within a range of approximately $5,487,850 and $10,354,488.

The aggregate estimated fair value of the Yield-Priced Principal Balance Certificates in the above table is equal to at least 5% of the estimated fair value of all of the Classes of Certificates (other than the Class R Certificates) issued by the issuing entity. The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of Regulation RR with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of between $35,757,915 and $40,679,589, representing not less than 5% of the aggregate fair value, as of the Closing Date, of all of the all the certificates (other than the Class R certificates).

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Yield-Priced Principal Balance Certificates (in reverse sequential order), second, to the Class E certificates, third, to the Class D certificates, fourth, to the Class C certificates, fifth, to the Class B certificates, sixth, to the Class A-S certificates and seventh, to the Senior Certificates other than the Class X Certificates (pro rata), in each case until the Certificate Balance of that Class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material terms of the Classes of Yield-Priced Principal Balance Certificates identified in the table above in this “—Material Terms of the Eligible Horizontal Residual Interest“ section, see “Description of the Certificates” and “Pooling and Servicing Agreement”.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Principal Balance Certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates (the “Swap-Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve, and the Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates (the “Yield-Priced Principal Balance Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Swap-Priced Principal Balance Certificates and each class of Yield-Priced Principal Balance Certificates as described below. CMBS such as the Class X-A, Class X-B and Class X-D certificates (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Swap-Priced Principal Balance Certificates and the Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated, i.e. variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of certificates, swap yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

A number of inputs factored into the Retaining Sponsor’s determination of the range of estimated fair values of the classes of certificates presented above. The Retaining Sponsor computed the range of estimated fair values for the Swap-Priced Principal Balance Certificates and the Interest-Only Certificates and the fair value of the Yield-Priced Principal Balance Certificates in the manner described below for the applicable class of certificates.

Swap-Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR prepayment rate, the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each class of Swap-Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Swap-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Swap-Priced Principal Balance Certificates.

Swap Yield Curve

The Retaining Sponsor utilized the assumed swap yield curve in the table below in determining the range of estimated fair values of the Swap-Priced Principal Balance Certificates. The actual swap yield curve that will be used as a basis for determining the price of the Swap-Priced Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the swap yield curve, see the table below entitled “Range of Swap Yields for the Swap-Priced Principal Balance Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the swap yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap-Priced Principal Balance Certificate

Tenor	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2YR	0.0000%	0.2700%	0.7116%
3YR	0.0000%	0.2840%	0.6778%
4YR	0.0000%	0.3260%	0.7196%
5YR	0.0000%	0.3910%	0.8261%
6YR	0.0000%	0.4690%	0.9750%
7YR	0.0000%	0.5450%	1.1309%
8YR	0.0000%	0.6120%	1.2682%
9YR	0.0000%	0.6690%	1.3837%
10YR	0.0000%	0.7210%	1.4928%

Based on the swap yield curve, the Retaining Sponsor will determine for each class of Swap-Priced Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear straight-line interpolation using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the swap yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Swap-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Swap-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Swap-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Swap-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.75%	0.80%	1.05%
Class A-2	0.90%	1.10%	1.45%
Class A-3	0.93%	1.08%	1.45%
Class A-4	0.93%	1.08%	1.43%
Class A-5	0.95%	1.10%	1.45%
Class A-SB	0.95%	1.10%	1.45%
Class A-S	1.35%	1.55%	2.10%
Class B	2.05%	2.25%	3.25%
Class C	3.05%	3.25%	5.15%
Class D	4.50%	4.75%	6.65%
Class E	5.25%	5.75%	7.65%

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Swap-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Swap-Priced Principal Balance Certificates, see the table entitled “Range of Discount Yields for the Swap-Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of Swap-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	0.7500%	1.0806%	1.7360%
Class A-2	0.9000%	1.4700%	2.2417%
Class A-3	0.9300%	1.5878%	2.5045%
Class A-4	0.9300%	1.7562%	2.8287%
Class A-5	0.9500%	1.7984%	2.8953%
Class A-SB	0.9500%	1.6451%	2.5810%
Class A-S	1.3500%	2.2555%	3.5604%
Class B	2.0500%	2.9555%	4.7104%
Class C	3.0500%	3.9555%	6.6104%
Class D	4.5000%	5.4555%	8.1104%
Class E	5.2500%	6.4555%	9.1104%

Determination of Class Sizes

The Retaining Sponsor was provided credit support levels for each class of certificates by each Rating Agency. A credit support level for a particular class of certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Swap-Priced Principal Balance Certificates that would be required to be subordinate to that class of Swap-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Swap-Priced Principal Balance Certificates (the “Constraining Level”). In certain circumstances the Retaining Sponsor may have elected not to engage a rating agency for particular Classes of certificates, based in part on the credit support levels provided by that rating agency. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different

Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balances of the Senior Certificates were also based in part on anticipated investor demand for such classes. The Certificate Balance for the class of Swap-Priced Principal Balance Certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that class’s Constraining Level. For each other subordinate class of Swap-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Swap-Priced Principal Balance Certificates minus such subordinate class’s Constraining Level.

Target Price or Target Coupon Determination for Swap-Priced Principal Balance Certificates

The Retaining Sponsor determined a target price (the “Target Price”) or target coupon (the “Target Coupon”) for each class of Swap-Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the Certificate Balance of that class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions or, with respect to a Target Coupon, on the basis of the coupon associated with similar CMBS with similar credit ratings, cash flow profiles and prepayment risk in recent securitization transactions. The Target Price or Target Coupon that was utilized for each class of Swap-Priced Principal Balance Certificates is set forth in the table below. The Target Prices and Target Coupons utilized by the Retaining Sponsor have not changed materially during the prior year.

Target Prices for the Swap-Priced Principal Balance Certificates

Class of Certificates	Target Price(1)
Class A-1	100%
Class A-2	103%
Class A-3	101%
Class A-4	101%
Class A-5	103%
Class A-SB	103%
Class A-S	103%
Class B	103%
Class C	103%

(1)	The Target Price may not be realized in all scenarios.

Target Coupons for the Swap-Priced Principal Balance Certificates

Class of Certificates	Target Coupon
Class D	1.7500%
Class E	1.7500%

Determination of Assumed Certificate Coupon for Swap-Priced Principal Balance Certificates

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the sponsors determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Swap-Priced Principal Balance Certificates in order to achieve the related Target Price or Target Coupon for that class of Swap-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon for each class of Swap-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Swap-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	0.7581%	1.0916%	1.7515%
Class A-2	1.5649%	2.1453%	2.9293%
Class A-3	1.0923%	1.7537%	2.6729%
Class A-4	1.0463%	1.8756%	2.9486%
Class A-5	1.2810%	2.1413%	3.2501%
Class A-SB	1.3985%	2.1047%	3.0530%
Class A-S	1.6823%	2.5993%	3.7265%(1)
Class B	2.3914%	3.3063%	3.7265%(1)
Class C	3.4015%	3.7265%(1)	3.7265%(1)
Class D	1.7500%	1.7500%	1.7500%
Class E	1.7500%	1.7500%	1.7500%

(1)              Equal to the WAC Rate.

Determination of Swap-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Swap-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Swap-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield. However, if the Assumed Certificate Coupon for any class of Swap-Priced Principal Balance Certificates is greater than or equal to the WAC Rate, then the WAC Rate was used for the foregoing calculation. The Retaining Sponsor determined the range of Swap-Priced Expected Prices for each class of Swap-Priced Principal Balance Certificates based on the low estimate of the Assumed Certificate Coupons and the high estimate of the Assumed Certificate Coupons. The lower the Assumed Certificate Coupon, the higher the corresponding Swap-Priced Expected Price for a class of Swap-Priced Principal Balance Certificates will be. Therefore, the low range of estimated fair values for the Swap-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of estimated fair values for the Swap-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class(es) of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each class of Interest-Only Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Interest-Only Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair values for the Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below entitled

“Range of Treasury Yield Curve Values”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Interest-Only Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yield Curve Values

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7YR	0.0000%	0.5570%	1.2665%
10YR	0.0000%	0.7280%	1.8205%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a straight-line interpolation using treasury yield curves with 7 and 10 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Interest-Only Certificates as of the date of this prospectus. The actual credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates based on the Retaining Sponsor’s experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	3.00%	3.50%	4.50%
Class X-B	3.00%	3.50%	N/A
Class X-D	4.25%	5.00%	6.00%

Discount Yield Determination

Discount Yield for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread (converted to a monthly equivalent). For an expected range of values for each class of Interest-Only Certificates, see the table entitled “Range of Discount Yields for the Interest-Only Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	3.0000%	4.1153%	5.9554%
Class X-B	3.0000%	4.1933%	N/A(1)
Class X-D	4.2500%	5.6968%	7.7194%

(1)      In the High Estimate of Discount Yield scenario, the Class B certificates are expected to have an Assumed Certificate Coupon equal to the WAC Rate.

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments for each scenario for each class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such class of Interest-Only Certificates is based.

Determination of Interest–Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Principal Balance Certificates

On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each such class of Yield-Priced Principal Balance Certificates. The Yield-Priced Principal Balance Certificates are anticipated to be acquired by the Retaining Party based on a targeted discount yield of 11.2500% for each class of Yield-Priced Principal Balance Certificates, an Assumed Certificate Coupon equal to the WAC Rate for each class of Yield-Priced Principal Balance Certificates, the Modeling Assumptions and 0% CPR, each as agreed to among the sponsors and the Retaining Party.

Determination of Class Size

The Retaining Sponsor determined the Certificate Balance of each class of Yield-Priced Principal Balance Certificates in the same manner described above under “—Determination of Amount of Required Horizontal Credit Risk Retention—Swap-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments for each class of Yield-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Estimated Fair Value of Regular Certificates

Based on the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the Retaining Sponsor determined the estimated fair value of each class of certificates by multiplying the range of the Swap-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The Retaining Sponsor determined the range of estimated fair values for each class of Regular Certificates based on the low estimate and high estimate of Expected Prices.

Range of Estimated Fair Values for the Regular Certificates

Class of Certificates	Low Estimate of Fair Value	Base Case Estimate of Fair Value	High Estimate of Fair Value
Class A-1	$13,359,980	$13,359,989	$13,359,995
Class A-2	50,727,298	50,727,293	50,727,485
Class A-3	81,607,725	81,607,717	81,607,822
Class A-4	146,449,464	146,448,971	146,449,014
Class A-5	199,626,809	199,627,061	199,627,002
Class A-SB	27,768,657	27,768,698	27,768,703
Class X-A	23,609,234	65,652,571	100,931,282
Class X-B	0	945,500	4,074,321
Class A-S	57,431,740	58,065,000	58,064,786
Class B	23,669,678	26,223,790	26,223,691
Class C	29,896,058	36,796,558	38,397,131
Class X-D(1)	4,885,025	4,559,551	4,308,350
Class D	13,178,534	16,470,980	17,876,490
Class E(1)	6,991,219	5,326,026	3,352,202
Class F-RR(1)	5,487,850	8,387,221	10,354,488
Class G-RR	8,801,173	8,801,173	8,801,173
Class H-RR	4,135,481	4,135,481	4,135,481
Class NR-RR	17,532,371	17,532,371	17,532,371
Total:	$715,158,296	$772,435,950	$813,591,787

(1)

The approximate initial Certificate Balance of the Class E and Class F-RR certificates is estimated based in part on the estimated ranges of initial Certificate Balances and estimated fair values described under this “Credit Risk Retention” section. The initial Certificate Balance of the Class E certificates is expected to fall within a range of $4,546,000 and $13,093,000 and the initial Certificate Balance of the Class F-RR certificates is expected to fall within a range of $9,638,000 and $18,185,000, with the ultimate initial Certificate Balance of the Class E and Class F-RR certificates determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all of the classes of certificates (other than the Class R certificates) issued by the issuing entity. Accordingly, the initial Notional Amount of the Class X-D certificates is expected to fall within a range of $27,278,000 and $35,825,000.

The estimated range of fair value for all the certificates (other than the Class R certificates) is approximately $715,158,296 to $813,591,787.

Hedging, Transfer and Financing Restrictions

The Retaining Party will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the Credit Risk Retention Rules.

These restrictions provide that the Retaining Sponsor may not transfer the Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates, except to a “majority-owned affiliate” (as defined in, and in accordance with, the Credit Risk Retention Rules). In addition, the Retaining Party and its affiliates will not be permitted to enter into any hedging, financing, pledging, hypothecation or any other similar transaction or activity with respect to the Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates unless such transaction complies with the Credit Risk Retention Rules (as then in effect).

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The JPMDB Commercial Mortgage Securities Trust 2020-COR7, Commercial Mortgage Pass-Through Certificates, Series 2020-COR7 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”), Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class NR-RR and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates, the Class X Certificates (other than the Class X-D certificates) and the Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approximate Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$13,360,000
A-2	$49,250,000
A-3	$80,800,000
A-4	(2)
A-5	(2)
A-SB(3)	$26,960,000
X-A	$565,557,000
X-B	$25,460,000
A-S	$56,374,000
B	$25,460,000
C	$37,279,000
Non-Offered Certificates
X-D	$30,733,000(4)
D	$22,732,000
E	$8,001,000(4)
F-RR	$14,730,000(4)
G-RR	$15,457,000
H-RR	$7,274,000
NR-RR	$30,915,614

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)

The exact initial Certificate Balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances (and corresponding available and retained portions thereof) of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 certificates is expected to be approximately $338,813,000, subject to a variance of plus or minus 5%. In the event that the Class A-5 certificates are issued with an initial Certificate Balance of $338,813,000, the Class A-4 certificates will not be issued and the Class A-5 certificates will be renamed Class A-4.

Class of Certificates	Expected Range of Initial Certificate Balance
Class A-4	$0 - $145,000,000
Class A-5	$193,813,000 - $338,813,000

(3)	The Class A-SB certificates have a certain priority with respect to reducing the Certificate Balance of those certificates to their scheduled principal balance as described in this prospectus.

(4)

The approximate initial Certificate Balances of the Class E and Class F-RR certificates are estimated based in part on the estimated ranges of initial Certificate Balances and estimated fair values described in “Credit Risk Retention”. The initial Certificate Balance of the Class E certificates is expected to fall within a range of $4,546,000 and $13,093,000 and the initial Certificate Balance of the Class F-RR certificates is expected to fall within a range of $9,638,000 and $18,185,000, with the ultimate initial Certificate Balance determined such that the aggregate fair value of the Yield-Priced Principal Balance Certificates will equal at least 5% of the estimated fair value of all of the Classes of Certificates (other than the Class R certificates) issued by the issuing entity. Accordingly, the initial Notional Amount of the Class X-D certificates is expected to fall within a range of $27,278,000 and $35,825,000.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate Certificate Balance of the Class A Certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $565,557,000. The Notional Amount of the Class X-B certificates will equal the Certificate Balance of the Class B certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $25,460,000. The Notional Amount of the Class X-D certificates will equal the aggregate Certificate Balance of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $30,733,000.

The Notional Amount of each class of Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the Pass-Through Rate of any class of Principal Balance Certificates whose Certificate Balance comprises such Notional Amount is equal to the WAC Rate, the Certificate Balance of such class of Principal Balance Certificates may not be part of, and reduce accordingly, such notional amount of such class of Class X Certificates (or, if as a result of such pricing the Pass-Through Rate of such class of Class X Certificates is equal to zero, such class of Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the Pass-Through Rate of any class of Principal Balance Certificates that does not comprise such Notional Amount of such class of Class X Certificates is less than the WAC Rate, such class of Principal Balance Certificates may become a part of, and increase accordingly, such Notional Amount of such class of Class X Certificates.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 9th day of each calendar month (or, if the 9th day of that calendar month is not a business day, then the next business day) commencing in July 2020.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. For so long as Well Fargo Bank, National Association is the certificate administrator, funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account may not be invested; provided that if Wells Fargo Bank, National Association, is not the certificate administrator, such funds may be invested in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)        the aggregate amount of all cash received on the Mortgage Loans (in the case of a Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●

all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●

all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

●

with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Yield Maintenance Charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●

any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)        if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)        all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)        with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)        the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each class of Regular Certificates that would remain unpaid as of the close of business on the related Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on the related Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in reduction of their Certificate Balances, in the following priority:

(i)	prior to the Cross-Over Date,

(a)

to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,

(b)

to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates are reduced to zero,

(c)

to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,

(d)

to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,

(e)

to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero,

(f)

to the Class A-5 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero,

(g)

to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d), (e) and (f) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero, and

(ii)

on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon the aggregate unreimbursed Realized Losses previously allocated to each such class), first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to each such class, and then, (ii) to interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount with respect to such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates, the Class B certificates and the Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates and the Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates and the Class E certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates and the Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F-RR certificates and the Class G-RR certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-eighth, to the Class NR-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A Certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F-RR certificates, the Class G-RR certificates and the Class H-RR certificates have been reduced to zero, to the Class NR-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution

Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class NR-RR certificates, first (i) up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Thirty-first, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-5 certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class F-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class H-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate on the Class NR-RR certificates will be a per annum rate equal to %.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class B certificates for such Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or “Revised Rate”.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) in the case of a class of Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)        the Principal Shortfall for that Distribution Date;

(b)        the Scheduled Principal Distribution Amount for that Distribution Date; and

(c)        the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)        Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)        Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan), that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex H. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex H. We cannot assure you, however, that the Mortgage Loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i) the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the related borrower or advanced by the master servicer;

(ii)            all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)           the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)            any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the acquisition of the related REO Property for U.S. federal tax purposes, minus (y) the sum of:

(i) the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)            the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to each Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of each Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the acquisition of the related REO Property for U.S. federal tax purposes, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or Whole Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan. Amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA or with respect to any Subordinate Companion Loan, as set forth in the related Intercreditor Agreement.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, in the case of each Serviced Whole Loan, any amounts payable to the holder or holders of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses of the issuing entity;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) unpaid interest accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) will be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder or holders of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the excess of (i) unpaid interest accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, prepayment premiums and Yield Maintenance Charges, if any, collected in respect of the Mortgage Loans during the related Collection Period will be required to be distributed by the certificate administrator to the holders of each class of Regular Certificates in the following manner: (1) pro rata, among (v) the group of the Class A Certificates and the Class X-A certificates (the “YM Group A”), (w) the group of the Class X-B and Class B certificates (the “YM Group B”), (x) the group of the Class C certificates (the “YM Group C”), (y) the group of the Class X-D, Class D and Class E certificates (the “YM

Group D”) and (z) the group of the Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates (the “YM Group RR”, and collectively with the YM Group A, the YM Group B, the YM Group C and the YM Group D, the “YM Groups”), and based upon the aggregate of principal distributed to the classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (2) among the classes of certificates in each YM Group, in the following manner: (i) with respect to each YM Group (other than the YM Group C and YM Group RR), (A) the holders of each class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of prepayment premiums or Yield Maintenance Charges equal to the sum, for all mortgage loan prepayments, of the product of (a) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group representing principal payments in respect of the Mortgage Loans on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such class of Principal Balance Certificates, and (c) the prepayment premiums or Yield Maintenance Charges collected during the related Collection Period and allocated to such YM Group and (B) any prepayment premiums or Yield Maintenance Charges allocated to such YM Group collected during the related Collection Period remaining after such distributions will be distributed to the class of Class X Certificates in such YM Group and (ii) with respect to the YM Group C and YM Group RR, the holders of each class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of prepayment premiums or Yield Maintenance Charges equal to the sum, for all mortgage loan prepayments, of the product of (a) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group representing principal payments in respect of the mortgage loans on such Distribution Date, and (b) the prepayment premiums or Yield Maintenance Charges collected during the related Collection Period and allocated to such YM Group. If there is more than one such class of certificates entitled to distributions of principal on any particular Distribution Date on which prepayment premiums or Yield Maintenance Charges relating to the Mortgage Loans are distributable, the aggregate amount of such prepayment premiums or Yield Maintenance Charges will be allocated among all such classes of certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph.

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is a fraction (A) whose numerator is the greater of zero and the difference between (i) the Pass-Through Rate on such class of certificates, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the greater of zero and the difference between (i) the Mortgage Rate on the related Mortgage Loan (or with respect to any Mortgage Loan that is part of a Serviced Whole Loan, the Mortgage Rate of such Serviced Whole Loan) and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided,however, that (1) under no circumstances will the Base Interest Fraction be greater than one or less than zero, (2) if such Discount Rate is greater than or equal to the Mortgage Rate on the related Mortgage Loan or the Serviced Whole Loans, as applicable, and is greater than or equal to the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will equal zero, and (3) if the Discount Rate is greater than or equal to the Mortgage Rate on such Mortgage Loan or the Serviced Whole Loans, as applicable, and is less than the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will be one.

The term “Discount Rate” as used in the preceding paragraph will be as set forth in the related Mortgage Loan documents but will generally mean the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, open prepayment date or the remaining weighted average life, of the related Mortgage Loan plus, in certain circumstances, an additional specified percentage and converted to a monthly equivalent yield (as described in the respective Mortgage Loan documents).

No Yield Maintenance Charges or prepayment premiums will be distributed to the holders of the Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance or Notional Amount, as applicable, of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	February 2025
Class A-2	March 2025
Class A-3	March 2027
Class A-4	(1)
Class A-5	(1)
Class A-SB	August 2029
Class X-A	March 2030
Class X-B	March 2030
Class A-S	March 2030
Class B	March 2030
Class C	March 2030

(1)

The exact initial Certificate Balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial Certificate Balance of the Class A-4 certificates is expected to be within the range of $0 to $145,000,000, and the initial Certificate Balance of the Class A-5 certificates is expected to be within the range of $193,813,000 to $338,813,000. In the event that the Class A-5 certificates are issued with an initial Certificate Balance of $338,813,000, the Class A-4 certificates will not be issued and the Class A-5 certificates will be renamed Class A-4. With respect to the Class A-4 Certificates, the Assumed Final Distribution Date ranges from NAP to December 2029. With respect to the Class A-5 certificates, the Assumed Final Distribution Date is expected to be March 2030.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in May 2053. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of:

(i)       the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)      the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan(s) to the master servicer under the related other pooling and servicing agreement.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates.

In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, sixth, to the Class A-5 certificates, until their Certificate Balance has been reduced to zero, and seventh, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates that are still outstanding, pro rata, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F-RR certificates, the Class G-RR certificates, the Class H-RR and Class NR-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class NR-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class NR-RR certificates;

second, to the Class H-RR certificates;

third, to the Class G-RR certificates;

fourth, to the Class F-RR certificates;

fifth, to the Class E certificates;

sixth, to the Class D certificates;

seventh, to the Class C certificates;

eighth, to the Class B certificates; and

ninth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan with Subordinate Companion Loan(s), losses will be allocated first, to each related Subordinate Companion Loan until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and any related Pari Passu Companion Loans, pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder of record on the certificate administrator’s website a Distribution Date Statement based in part on the information delivered to it by the master servicer or special servicer, providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing information as to (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the form provided in the PSA, in the case of the Distribution Date Statement (which form is subject to change), and as required under the PSA, in the case of the CREFC® Reports, and including substantially the following information:

(1)       a report with respect to the related reporting period, containing the information provided for Annex B (the “Distribution Date Statement”);

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)     a CREFC® servicer watch list;

(11)     a CREFC® loan level reserve and letter of credit report;

(12)     a CREFC® property file;

(13)     a CREFC® financial file;

(14)     a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)     a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under a Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA);

●	a CREFC® loan periodic update file; and

●	a CREFC® Appraisal Reduction Amount template (if provided for such Distribution Date).

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending September 31, 2020, a CREFC® operating statement analysis report and CREFC® net operating income adjustment worksheet but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter (and provides sufficient information to report pursuant to CREFC® guidelines), provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than any Non-Serviced Mortgage Loan) is on the CREFC® servicer watch list). The master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing for the calendar year ending December 31, 2020 (solely to the extent the related mortgagor provides sufficient information to report pursuant to CREFC® guidelines) and otherwise for the calendar year ending December 31, 2021, a CREFC® operating statement analysis report and CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report. Such special servicer or the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder, any Excluded Information via the certificate administrator’s website (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)), and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, further, however, that the special servicer will not directly or indirectly provide any information related to any Excluded Special Servicer Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan) to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be. Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class, as applicable, is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, in which case such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus (except with respect to a Companion Holder) and (iv) that such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain, in accordance with the terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the special servicer, as the case may be and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide to the holder of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor (which may be in the form of a standing order) to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealINSIGHT, KBRA Analytics, Inc., Thomson Reuters Corporation and DealView Technologies Ltd., pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification, the master servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a Certificate Owner and a Privileged Person, will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

o	this prospectus;

o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

o	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

o	the Distribution Date Statements;

o	the CREFC® bond level files;

o	the CREFC® collateral summary files; and

o	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator);

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

o	the annual reports prepared by the operating advisor;

o	the summary of any Final Asset Status Report as provided by the special servicer;

o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format; and

o	the CREFC® appraisal reduction amount template or a detailed worksheet showing the calculation of each Appraisal Reduction Amount, Collateral Deficiency Amount, and Cumulative Appraisal Reduction Amount on a current and cumulative basis;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

o	notice of any release based on an environmental release under the PSA;

o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

o	notice of final payment on the certificates;

o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

o	any notice of resignation or termination of the master servicer or the special servicer;

o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

o	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

o	any notice of the termination of the issuing entity;

o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;

o	any notice that an Operating Advisor Consultation Event has occurred or is terminated;

o	any notice of the occurrence of an Operating Advisor Termination Event;

o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

o	any Proposed Course of Action Notice;

o	any assessment of compliance delivered to the certificate administrator;

o	any Attestation Reports delivered to the certificate administrator;

o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

o	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab;

o	the “Investor Q&A Forum”;

o	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

o	the “U.S. Risk Retention Special Notices” tab, which will include any notices provided by the Retaining Sponsor in satisfaction of the Credit Risk Retention Rules;

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party with respect to any related Excluded Controlling Class Loan (such party, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding any Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to any Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests. The Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group—JPMDB 2020-COR7

with a copy to:

trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the applicable mortgage loan seller and the depositor. For purposes of the respective MLPAs pursuant to which JPMCB, GACC and GSMC are selling Mortgage Loans, the 1633 Broadway Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by JPMCB, GACC or GSMC, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)       the original Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the original or a certified copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)      an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)      the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)       an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)      the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)     originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)     the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)      any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)       an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)      the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)     the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)    the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)     the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)    the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)    the original or a copy of any related mezzanine intercreditor agreement;

(xviii)   the original or a copy of all related environmental insurance policies; and

(xix)    a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

Notwithstanding anything to the contrary contained herein, with respect to the 1633 Broadway Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage note(s) as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, collectively the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)      any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)      all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)       the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)      any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)     any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)    any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)     any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)      any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)     any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)     any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    a copy of all related environmental reports; and

(xiv)    a copy of all related environmental insurance policies;

(b)     a copy of any engineering reports or property condition reports;

(c)     other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)     for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)     a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)      a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the origination of the related Mortgage Loan;

(g)     a copy of the appraisal for the related Mortgaged Property(ies);

(h)     for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)      a copy of the applicable mortgage loan seller’s asset summary;

(j)      a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)     a copy of all zoning reports;

(l)      a copy of financial statements of the related mortgagor;

(m)    a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)     a copy of all UCC searches;

(o)     a copy of all litigation searches;

(p)     a copy of all bankruptcy searches;

(q)     a copy of the origination settlement statement;

(r)      a copy of the insurance consultant report;

(s)     a copy of organizational documents of the related mortgagor and any guarantor;

(t)      a copy of escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not covered by the origination settlement statement;

(u)     a copy of any closure letter (environmental), if not covered by the environmental reports; and

(v)      a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties, if not covered by the environmental reports;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that were not included in connection with the origination of the Mortgage Loan because such document was inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect; provided that no information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, Annex E-1, Annex F-1 and Annex G-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2, Annex E-2, Annex F-2 and Annex G-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and such omission, breach or defect materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any

Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)    such mortgage loan seller’s discovery of any Material Defect;

(y)    such mortgage loan seller’s receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(z)    in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the earlier of (1) the discovery by any party to the PSA of the such Material Defect or (2) receipt of a notice of any Material Defect by the applicable mortgage loan seller,

(a)       cure such Material Defect in all material respects, at its own expense,

(b)       repurchase the affected Mortgage Loan or REO Loan (or, in the case of the 1633 Broadway Mortgage Loan, the applicable portion thereof) at the Purchase Price, or

(c)       substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan (or, in the case of the 1633 Broadway Mortgage Loan, the applicable portion thereof), and pay a shortfall amount in connection with such substitution, provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that except with respect to a Material Defect resulting solely from the failure of the mortgage loan seller to deliver the actual policy of lender’s title insurance to the trustee or custodian in accordance with the PSA within 18 months of the Closing Date, the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan and the related REO Loan (or, in the case of the 1633 Broadway Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted)), if such Material Defect is capable of being cured, the mortgage loan seller is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor, the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to repurchase the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a Breach Notice as required by the terms of the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect did not relate to a Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage and (iv) such delay or failure to provide notice precludes the mortgage loan seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center

(operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

With respect to each Non-Serviced Mortgage Loan, the related mortgage loan seller will agree that if a “material document defect” (as such term or any analogous term is defined in the related Non-Serviced PSA) under the related Non-Serviced PSA exists with respect to the related Non-Serviced Companion Loan(s) and the related mortgage loan seller (or other responsible party) repurchases the related Non-Serviced Companion Loan(s) from the related Non-Serviced Securitization Trust, then the related mortgage loan seller will repurchase the such Non-Serviced Mortgage Loan; provided, however, that the foregoing will not apply to any “material document defect” related to the promissory note for the related Non-Serviced Companion Loan(s).

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of the 1633 Broadway Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If a cross-collateralized Mortgage Loan is required to be repurchased or substituted for and the applicable Material Defect does not constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related group of cross-collateralized Mortgage Loans (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related cross-collateralized group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for the other cross-collateralized Mortgage Loan(s) in the related cross-collateralized group unless such other cross-collateralized Mortgage Loans satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria defined below. In the event that the remaining cross-collateralized Mortgage Loans in such cross-collateralized group satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected cross-collateralized Mortgage Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the cross-collateralized Mortgage Loans in the related cross-collateralized group. Any reserve or other cash collateral or letters of credit securing the cross-collateralized Mortgage Loans will be allocated among the related cross-collateralized Mortgage Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in this paragraph and the following paragraph, all other terms of the related Mortgage Loans will remain in full force and effect without any modification thereof.

Notwithstanding the immediately preceding paragraph, if the related Mortgage provides for the partial release of one or more of the cross-collateralized Mortgage Loans, the related mortgage loan seller may repurchase only that cross-collateralized Mortgage Loan required to be repurchased, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related cross-collateralized Mortgage Loan(s) fully comply with the terms and conditions of the related Mortgage, the PSA and the related MLPA, including the Cross-Collateralized Mortgage Loan Repurchase Criteria, (ii) in connection with such partial release, the related mortgage loan seller obtains an opinion of counsel (at such mortgage loan seller’s expense) to the effect that the contemplated action will not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) in connection with such partial release, the related mortgage loan seller delivers or causes to be delivered to the custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

With respect to any cross-collateralized Mortgage Loan, to the extent that the applicable mortgage loan seller is required or elects, as applicable, to repurchase or substitute for such cross-collateralized Mortgage Loan in the manner prescribed in either of the two preceding paragraphs while the trustee continues to hold any other cross-collateralized Mortgage Loans in the related cross-collateralized group, the applicable mortgage loan seller and the Enforcing Servicer, on behalf of the trustee, as assignee of the depositor, will, as set forth in the related MLPA, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loan(s), including with respect to the trustee, the Primary Collateral securing the Mortgage Loan(s) still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the cross-collateralized Mortgage Loan(s) held by such party, then both parties have agreed in the related MLPA to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan(s) can be modified in a manner that complies with the related MLPA to remove the threat of material impairment as a result of the exercise of remedies.

“Cross-Collateralized Mortgage Loan Repurchase Criteria” means, with respect to any group of cross-collateralized Mortgage Loans as to which one or more (but not all) of the cross-collateralized Mortgage Loans therein are affected by a Material Defect (the cross-collateralized Mortgage Loan(s) in such cross-collateralized group affected by such Material Defect, for purposes of this definition, the “affected cross-collateralized Mortgage Loans” and the other cross-collateralized Mortgage Loan(s) in such cross-collateralized group, for purposes of this definition, the “remaining cross-collateralized Mortgage Loans”) (i) the weighted average debt service coverage ratio for all the remaining cross-collateralized Mortgage Loans for the four (4) most recently reported calendar quarters preceding the repurchase or substitution is not less than the greater of (a) the weighted average debt service coverage ratio for the entire such group of cross-collateralized Mortgage Loans (including the affected cross-collateralized Mortgage Loan(s), for the four (4) most recently reported calendar quarters preceding the repurchase or substitution and (b) 1.25x, (ii) the weighted average loan-to-value ratio for all the remaining cross-collateralized Mortgage Loans determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller is not greater than the least of (a) the weighted average loan-to-value ratio for the entire such cross-collateralized group, including the affected cross-collateralized Mortgage Loan(s), determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller, (b) the weighted average loan-to-value ratio for the entire such cross-collateralized group, including the affected cross-collateralized Mortgage Loan(s), as of the Cut-off Date and (c) 75%, (iii) the related mortgage loan seller, at its expense, has furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a cross-collateralized Mortgage Loan will not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity, (iv) the related mortgage loan seller causes the affected cross-collateralized Mortgage Loan(s) to become not cross-collateralized and cross-defaulted with the remaining related cross-collateralized Mortgage Loan(s) prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral for any cross-collateralized Mortgage Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the Primary Collateral for the Mortgage Loan removed from the Trust) and (v) (other than with respect to any Excluded Loan) unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder has consented to the repurchase or substitution of the affected cross-collateralized Mortgage Loan(s), which consent may not be unreasonably withheld, conditioned or delayed.

With respect to any cross-collateralized Mortgage Loan, “Primary Collateral” means that portion of the related Mortgaged Property designated as directly securing such cross-collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such cross-collateralized Mortgage Loan.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the master servicer (in the case of Non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans), (for so long as no Control Termination Event has occurred and is continuing and only with respect to any Mortgage

Loan that is not an Excluded Loan, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and other such information to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan(s), if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan(s), if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related mortgage loan seller and any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period). With respect to the 1633 Broadway Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)       have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)       have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)       comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)       have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)       have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)       constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)       not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)       have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)       not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)       have been approved, so long as a Control Termination Event has not occurred and is not continuing, by the Directing Certificateholder;

(o)       prohibit defeasance within two years of the Closing Date;

(p)       not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC or the issuing entity other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel;

(q)       have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)       be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees and reimbursable expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates (other than the respective guarantor) and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to the 1633 Broadway Mortgage Loan (7.9%), each of JPMCB, GACC and GSMC, will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the applicable mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Non-Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the related Non-Serviced PSA and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Loan Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Loan Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loans), any related Serviced Companion Loans and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan(s) and any related REO Properties (including the issuing entity’s interest in any REO Property acquired with respect to any Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but do not include any Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), the related Companion Loans and any related REO Properties. In the case of the Serviced Whole Loans, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan(s) and the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, the Intercreditor Agreements and all other assets to be included in the trust, to the trustee for the benefit of the Certificateholders. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the Certificateholders. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Certificateholder (so long as no Consultation Termination Event has occurred) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated Intralinks website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder(s) of any related Companion Loan(s) (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan(s) constituted a single lender), taking into account the pari passu or subordinate nature of the related Companion Loan(s)), as applicable, as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)       any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)       the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)       the obligation, if any, of the master servicer to make Advances;

(D)       the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)       the ownership, servicing or management for others of (i) any Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)       any option to purchase any Mortgage Loan or the related Companion Loan(s) the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)       any obligation of the master servicer or the special servicer, or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan(s) or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of any Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if, among other things, the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause) at any time it considers removal to be in the best interests of the Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)       in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been made with respect to any Mortgage Loan (or, in the case of the Non-Serviced Whole Loans, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Serviced Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, prepayment premiums or with respect to any Companion Loan.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, and are not credit support for the certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once the special servicer is reimbursed for such Servicing Advance, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and the master servicer will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for the Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan(s).

The master servicer will also be obligated to make Servicing Advances with respect to Serviced Whole Loans. With respect to the Non-Serviced Whole Loans, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans” below and

“Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option (with respect to any Specially Serviced Loan, in consultation with, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to any master servicer or special servicer under any pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the Directing Certificateholder, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, the special servicer or the trustee, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance and (e) with respect to a Non-Serviced Whole Loan, any non-recoverability determination of the related Non-Serviced Master Servicer or related Non-Serviced Trustee under the related Non-Serviced PSA relating to a principal and interest advance for a Non-Serviced Companion Loan. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to the Non-Serviced Whole Loans, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer, the special servicer or the trustee, as applicable, determines that any P&I Advance with respect to such Non-Serviced Mortgage

Loan, if made, would be nonrecoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan(s) (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer, the special servicer or trustee, as applicable, on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan(s), as applicable, the master servicer, the special servicer or the trustee, as applicable, will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee, as applicable, will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer, the special servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification, but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the greater of (a) the Prime Rate, compounded annually and (b) 2.0% per annum, compounded annually (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of the Non-Serviced Whole Loans under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account in no event later than the 2nd business day following receipt of available and properly identified funds all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and, within two business days following the master servicer’s receipt of properly identified funds (to the extent consistent with the related Intercreditor Agreement), deposit amounts collected in respect of each Serviced Companion Loan in the related Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in a Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or prepayment premiums received as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date). The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally) to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”) (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account and will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates) and to the extent not so applied, such gains will be held and applied to all amounts due and payable on the Regular Certificates and to offset future Realized Losses, if any (as determined by the special servicer). Any remaining amounts will be distributed on the Class R certificates on the final Distribution Date.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts and the Companion Distribution Account may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer, as applicable, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loans, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)       to remit on each Master Servicer Remittance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any prepayment premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, if any;

(ii)      to pay or reimburse the master servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any such party and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)     to pay to the master servicer (or, with respect to any excess servicing strip, to pay Midland if Midland is no longer the master servicer, any such excess servicing strip pursuant to the PSA) and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)     to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)      to pay to the asset representations reviewer, the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee to the extent payable as a trust fund expense;

(vi)     to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)    to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)    to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)     to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)      to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date), (B) certain penalty charges and default interest and (C) the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the

Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xi)     to recoup any amounts deposited in the Collection Account in error;

(xii)     to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)    to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)    to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)     to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)    to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)   to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)   to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)    to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)     to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan(s).

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan(s)’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan(s) or, if and to the extent permitted under the related Intercreditor Agreement, from the holder or holders of the related Serviced Companion Loan(s).

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Non-Serviced Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including a collection of reports specified by the CREFC® from time to time as described in the PSA (the “CREFC® Investor Reporting Package”). Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loans, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loans) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Special Servicing Fee / Special Servicer	With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and each REO Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan and any related REO Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (and any related Serviced Companion Loan) that is a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on the subject Mortgage Loan (and any related Serviced Companion Loan) for so long as it remains a Corrected Loan and subject to a cap described under “—Special Servicing Compensation”.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Liquidation Fee / Special Servicer(2)	(i) With respect to each Specially Serviced Loan (and any related Serviced Companion Loan) and any related REO Property for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest) and (ii) with respect to each Mortgage Loan and, in certain circumstances described in “—Special Servicing Compensation”, each Serviced Companion Loan, for which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such mortgage loan, an amount calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest) and subject to the maximum amount described under “—Special Servicing Compensation”.	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other review fees, processing fees and similar fees actually collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans.	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Companion Loans.	Time to time

Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly

Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan, any Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower.	Time to time

Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan but excluding each Companion Loan).	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	A reasonable and customary hourly fee, plus any related costs and expenses; provided that such fee will not be greater than the Asset Representations Reviewer Cap.	By the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent, such fee will become an expense of the trust.	Upon the completion of each Asset Review with respect to a Delinquent Loan.

Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loans), and with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time

Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate, compounded annually, calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loans), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time

P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate, compounded annually, calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans).	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly

Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan (or any Specially Serviced Loan) and any related Serviced Companion Loan in respect of which an REO Property was acquired, and all references to Mortgage Loan, Companion Loan and Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to a Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor and/or asset representations reviewer under the related Non-Serviced PSA governing the servicing of such Non-Serviced Mortgage Loan will be entitled to receive similar fees and reimbursements with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the Non-Serviced Whole Loans), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the Non-Serviced Whole Loans.

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and the special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, REO Loan or Serviced Whole Loan (to the extent not prohibited under the related Intercreditor Agreement), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or Whole Loan, equal to a per annum rate ranging from 0.00250% to 0.04250%. The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to any Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

●	100% of Excess Modification Fees related to any consents, modifications, waivers, extensions or amendments of any non-Specially Serviced Loans (including any related Serviced Companion

Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions;

●	50% of Excess Modification Fees related to any consents, modifications, waivers, extensions or amendments of any non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Major Decisions;

●	100% of all assumption application fees received on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and similar fees pursuant to the PSA on any Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions, provided that with respect to such transactions, the consent of the special servicer is not required to take such actions;

●	50% of all assumption, waiver, consent and earnout fees and similar fees (other than assumption application and defeasance fees), in each case, with respect to all Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) where the action is a Major Decision (whether or not processed by the special servicer);

●	with respect to accounts held by the Master Servicer, 100% of charges by the Master Servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements or demands actually paid by the borrowers to the extent such beneficiary statements or demands were prepared by the Master Servicer; and

●	late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer.

In addition, the master servicer is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer is also entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, as applicable, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loans, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 18-months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including any Non-Serviced Mortgage Loan) and each related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loans. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan in Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee (equal to the amount by which the Servicing Fee exceeds the sum of (i) the fee payable to any initial sub-servicer as a primary servicing fee and (ii) a master servicing fee at a per annum rate of 0.00125%) with respect to each Mortgage Loan and, to the extent provided for in the related Intercreditor Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Midland as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (and/or sub-servicer) servicing such Non-Serviced Mortgage Loan under the applicable Non-Serviced PSA will be entitled to a primary servicing fee accruing at a rate ranging from 0.00125% to 0.00625% per annum with respect to such Non-Serviced Mortgage Loan, which, for the avoidance of doubt, is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to 0.25000% per annum (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan(s) (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be equal to the lesser of (i) an amount calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan and (ii) $1,000,000 in the aggregate with respect to any particular Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) to be $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 18 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 18 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan, Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made three (3) consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three (3) consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or REO Property. The Liquidation Fee for each Specially Serviced Loan and REO Property will be payable from the related payment or proceeds in an amount equal to the lesser of (i) a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (exclusive of default interest) (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the Liquidation Fee Rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (ii) $1,000,000; provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior twelve months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. With respect to each Mortgage Loan and each Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or prohibited from being paid to the special servicer under the PSA (in each case, under the pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan)) as to which the special servicer obtains any payment or Loss of Value Payment from the applicable mortgage loan seller in connection with the repurchase of such Mortgage Loan and Serviced Companion Loan by the applicable mortgage loan seller following the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, the special servicer will be entitled to a fee payable from, and calculated by application of 1.00% to the related payment or Loss of Value Payment (exclusive of default interest), subject to a cap of $1,000,000; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)       within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect,

(ii)       the purchase of (A) any Mortgage Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan or (B) a Mortgage Loan by the holder of a related Subordinate Companion Loan after it has become a Specially Serviced Loan, in each case, within 90 days following the date that the first purchase option trigger occurs resulting in such purchase option holder’s purchase option becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)     the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the issuing entity,

(iv)     with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the applicable mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)       the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)     if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full. Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (v) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)       100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)      100% of assumption application fees and assumption fees and other related fees as further described in the PSA, received with respect to the Specially Serviced Loans and 100% of such assumption application fees for all non-Specially Serviced Loans to the extent the special servicer is processing the underlying transaction,

(iii)     100% of waiver, consent and earnout fees and similar fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)      any and all amounts collected for checks returned for insufficient funds relating to the accounts held by the Special Servicer,

(v)      50% of all Excess Modification Fees and assumption fees, waiver fees, consent fees and earnout fees and similar fees received with respect to all Mortgage Loans (including the Serviced

Companion Loans, to the extent not prohibited by the related Intercreditor Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans to the extent the matter involves a Major Decision,

(vi)      100% of charges for beneficiary statements or demands to the extent such beneficiary statements or demands were prepared by the Special Servicer, and

(vii)     late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date.

Notwithstanding the foregoing, each of the master servicer and the special servicer may also charge reasonable review fees in connection with any borrower request.

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the Master Servicer Remittance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of any such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation or remuneration to which the special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, property condition report fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01025% per annum (the “Certificate Administrator Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including any Non-Serviced Mortgage Loan, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan (excluding any Non-Serviced Mortgage Loan and any Companion Loan), and will accrue at a rate (the “Operating Advisor Fee Rate”), equal to a per annum rate of 0.0036% and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer, as applicable, to use efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

As compensation for the performance of its routine duties, the asset representations reviewer was paid by the Depositor or its affiliate a $5,000 setup fee and will be paid a fee (the “Asset Representations Reviewer Fee”), payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.0004% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

With respect to each Delinquent Loan that is subject to an Asset Review, the asset representations reviewer will be entitled to a fee that is a reasonable and customary hourly fee charged by the asset representations reviewer for similar consulting assignments at the time of such review and any related costs and expenses; provided that the total payment to the asset representations reviewer will not be greater than the Asset Representations Reviewer Cap (the “Asset Representations Reviewer Asset Review Fee”).

With respect to an individual Asset Review Trigger and the Mortgage Loans that are Delinquent Loans and are subject to an Asset Review (the “Subject Loans”), the “Asset Representations Reviewer Cap” will equal the sum of: (i) $9,500 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $1,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement.

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable asset representations reviewer (if any) under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

The related mortgage loan seller with respect to each Delinquent Loan that is subject to an Asset Review will be required to pay the portion of the Asset Representations Reviewer Asset Review Fee attributable to the Delinquent Loan contributed by it, as allocated on the basis of the hourly charges and costs and expenses incurred with respect to its related Delinquent Loans; provided that if the total charge for the asset representations reviewer on an hourly fee plus costs and expenses basis would exceed the Asset Representations Reviewer Cap, each mortgage loan seller’s required payment will be reduced pro rata according to its proportion of the total charges until the aggregate amount owed by all mortgage loan sellers is equal to the Asset Representations Reviewer Cap; provided, however, that if the related mortgage loan seller is insolvent, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the master servicer or the special servicer, as applicable, will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the “CREFC® Investor Reporting Package” in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and REO Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event“ will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or the related Companion Loan, as applicable, (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       a payment default has occurred with respect to the related balloon payment; provided, however, that if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the master servicer within 30 days after the default, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder consents, an Appraisal Reduction Event will not occur until 60 days beyond the related maturity date, unless extended by the special servicer in accordance with the Mortgage Loan documents or the PSA; and provided, further, that if the related borrower has delivered to the master servicer, who will be required to promptly deliver a copy to the special servicer, the operating advisor and the Directing Certificateholder (but only for so long as no Consultation Termination Event has occurred), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the special servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that

Mortgage Loan or Serviced Whole Loan), an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan; provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

Notwithstanding anything to the contrary in the definition of Appraisal Reduction Event, no event, circumstance or action that has occurred or will occur with respect to a COVID Modified Loan (other than an event described in clauses (3), (4), (5) or (7) of the definition of Appraisal Reduction Event) or the entry into of a COVID Modification Agreement will constitute an Appraisal Reduction Event, but only if, and for so long as, the related borrower and each related obligor is in compliance with the terms of the related COVID Modification Agreement.

The “COVID Emergency” means the national emergency concerning the novel coronavirus disease (COVID-19) outbreak declared by the President on March 13, 2020 under the National Emergencies Act (50 U.S.C. 1601 et seq.).

A “COVID Modification” means a modification of, or forbearance or waiver in respect of, a Mortgage Loan that satisfies each of the following conditions:

(i)       prior to the modification or forbearance or waiver, the related borrower certified to the Special Servicer that it is seeking limited relief from the terms of the related Mortgage Loan documents because it is experiencing a financial hardship due, directly or indirectly, to the COVID Emergency;

(ii)       the related modification or forbearance or waiver provides for (a) the temporary forbearance, waiver or deferral with respect to payment obligations or operating covenants, (b) the temporary alternative use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose provided for in the related Mortgage Loan documents, or (c) such other modifications, forbearance or waiver that is related or incidental to clause (a) or clause (b), in each instance, as may be reasonably determined by the special servicer in its discretion in accordance with the Servicing Standard to address a financial hardship due, directly or indirectly, to the COVID Emergency;

(iii)       the related COVID Modification Agreement is entered into prior to December 31, 2020;

(iv)       if a default or event of default existed under the Mortgage Loan prior to the modification or forbearance or waiver, the related COVID Modification Agreement provides that such default or event of default is cured or deemed no longer outstanding;

(v)       any COVID Modification Agreement (a) does not defer more than 3 monthly debt service payments under the Mortgage Loan, and (b) requires that any payments deferred in accordance with clause (ii)(a) above or reserve or escrow amounts used for alternate purposes in accordance with clause (ii)(b) above are repaid or restored in full within 21 months of the date of the first COVID Modification Agreement with respect to such Mortgage Loan; and

(vi)       the related COVID Modification Agreement may (but will not be required to) provide that (a) the Mortgage Loan will be full recourse to the borrower (and that such recourse obligation is a guaranteed obligation under the related borrower sponsor guaranty) if the certification described in clause (i) is false or misleading, and/or (b) that a cash trap or sweep event will be deemed to have occurred under the terms of the Mortgage Loan documents.

A “COVID Modification Agreement” means the agreement or agreements pursuant to which a COVID Modification is effected.

A “COVID Modified Loan” means a Serviced Mortgage Loan and, if applicable, any related Serviced Companion Loan, that is subject to a COVID Modification.

The “Appraisal Reduction Amount“ for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the master servicer (and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event), in consultation with the Directing Certificateholder, as of the first Determination Date that is at least 10 business days following the date the master servicer receives from the special servicer the related appraisal or valuation described below, equal to the excess of:

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

1.    the sum of

(a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant;

(b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

(c)	all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

2.       the sum as of the Due Date occurring in the month of the date of determination of

(a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate;

(b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan; and

(c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and related Companion Loan(s), as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Mortgage Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to order an appraisal or an updated appraisal or conduct a valuation, upon the occurrence of an Appraisal Reduction Event and, subject to the second succeeding paragraph, within 30 days of each anniversary of the related Appraisal Reduction Event (other than with respect to the Non-Serviced Whole Loans). On the first Determination Date occurring on or after the 10th business day following the master servicer’s receipt from the special servicer of the MAI appraisal or the valuation and receipt of information in the special servicer’s possession requested by the master servicer from the special servicer reasonably necessary to calculate the Appraisal Reduction Amount, the master servicer will be required to calculate and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation. Such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation referred to above is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days following the date the master servicer receives from the special servicer such MAI appraisal. The special servicer will provide (via electronic delivery) the master servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount or Collateral Deficiency Amount pursuant to their definitions using reasonable efforts to deliver such information within five (5) business days of the master servicer’s reasonable request.

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for three (3) consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding three (3) months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the master servicer from the special servicer necessary to calculate the Appraisal Reduction Amount, the master servicer is required to determine or redetermine, as applicable, and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). With respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event and the special servicer has determined there has not been any material change to the Mortgaged Property. Instead, the master servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer has not notified the master servicer of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above, including the party to the Non-Serviced PSA that calculates the Appraisal Reduction Amount. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of a Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated, together with the related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise the Non-Serviced Whole Loans. Any appraisal reduction calculated with respect to the Non-Serviced Whole Loans will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount that becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class NR-RR certificates, second, to the Class H-RR certificates; third, to the Class G-RR certificates; fourth, to the Class F-RR certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B certificates, ninth, to the Class A-S certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the master servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the special servicer, the operating advisor, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount“ as of any date of determination, is equal to the sum of (i) with respect to any Mortgage Loan, all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The special servicer and the certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan“ means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount“ means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The special servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining Voting Rights (in certain circumstances), the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class NR-RR certificates, second, to the Class H-RR certificates, third, to the Class G-RR certificates, fourth, to the Class F-RR certificates, fifth, to the Class E certificates, sixth, to the Class D certificates, seventh, to the Class C certificates, eighth, to the Class B and finally, to the Class A-S certificates). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class NR-RR certificates, second, to the Class H-RR certificates, third, to the Class G-RR certificates and finally, to the Class F-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The master servicer will be required to promptly notify the special servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any

Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, that is determined at any time of determination to no longer be the Controlling Class (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the master servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the master servicer from the special servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior Control Eligible Certificates, if any, during such period.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than any Mortgaged Property securing the Non-Serviced Whole Loans and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and Serviced Companion Loans) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing the Non-Serviced Whole Loans), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or special servicer (with respect to REO Properties other than a Mortgaged Property securing the Non-Serviced Whole Loans), as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) with (in respect of any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing any Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and the special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”), (provided that the master servicer will be entitled to conclusively rely upon the certificate of insurance in determining whether such policies contain Additional Exclusions) (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to any non-Specially Serviced Loan) or the special servicer (with respect to any Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with respect to any Specially Serviced Loan) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer (with respect to any non-Specially Serviced Loan) or the special servicer (with respect to any Specially Serviced Loan) determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer (with respect to any non-Specially Serviced Loan) or the special servicer (with respect to any Specially Serviced Loan) may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, the master servicer (with respect to any non-Specially Serviced Loan) or the special servicer (with respect to any Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the special servicer, as applicable, is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure unless the master servicer or the special servicer is required to take any immediate action pursuant to the Servicing Standard and other servicing requirements under the PSA and the master servicer does not take such action as described under “—The Directing Certificateholder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override”.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to any Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event and other than in respect of any Excluded Loan, with the consent of the Directing Certificateholder) in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy their respective obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than the Mortgaged Property securing the Non-Serviced Whole Loans), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are Master Servicer Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or Rating Agency Confirmation or the consent or approval of the special servicer (except as specified in the definition of “Master Servicer Decision”). The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, no special servicer or master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the issuing entity or any Trust REMIC to be subject to tax. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision with respect to a Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. The master servicer will deliver any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. The master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision unless the master servicer and the special servicer mutually agree to the processing of such a Major Decision by the master servicer as described under “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”. Under these circumstances, the master servicer will process such Major Decision with respect to a Mortgage Loan that is not a Specially Serviced Loan in accordance with terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent (or deemed consent) and will be entitled to 50% of the fees received as additional servicing compensation in connection with the Major Decision to the extent described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

Borrowers may request payment forbearance because of COVID-19 related financial hardship. Subject to the conditions relating to COVID Modifications, the special servicer will be allowed to grant a forbearance on a Mortgage Loan related to the global COVID-19 emergency if (i) prior to the 2021 calendar year, the period of forbearance granted, when added to any prior periods of forbearance granted before or after the Trust acquired such Mortgage Loan (whether or not such prior grants of forbearance were specifically covered by Revenue Procedure 2020-26), does not exceed six months (or such longer period of time as may be allowed by future guidance that is binding on federal income tax authorities) and such forbearance is specifically covered by Revenue Procedure 2020-26, (ii) such forbearance is permitted under another provision of the PSA (including forbearances due to default or reasonably foreseeable default) and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC event. See the discussion of Revenue Procedure 2020-26 under the caption “Tax Matters and Changes in Tax Law May Adversely Impact Mortgage Loans or Your Investment.”

Any fees or other charges charged by the master servicer or the special servicer in connection with processing any COVID Modification or related COVID Modification Agreement with respect to any COVID Modified Loan (in the aggregate with any other COVID Modification or COVID Modification Agreement with respect to such COVID Modified Loan) may not exceed an amount equal to $30,000 (plus reasonable and customary attorney’s fees and expenses, out of pocket third party fees and expenses and filing fees) and may only be borne by the borrower, not the issuing entity.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

In connection with the processing by the master servicer of the matters described in the third preceding paragraph (including, for the avoidance of doubt, any property management changes), the master servicer will deliver notice thereof to the special servicer after completion (and such special servicer will promptly, prior to the occurrence of a Consultation Termination Event and other than in respect of any Excluded Loan, deliver notice thereof to the Directing Certificateholder, except to the extent that the special servicer or the Directing Certificateholder, as the case may be, notifies the master servicer that such party does not desire to receive copies of such items).

“Master Servicer Decision”: Any one or more of the following with respect to non-Specially Serviced Loans:

(i)       grant routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities that do not involve a ground lease for any leasing activities; provided that, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required with respect to any leasing activities that affect an area greater than or equal to the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property, including approval of new leases and amendments to current leases;

(ii)      approving any waiver affecting the timing of receipt of financial statements from any mortgagor; provided that such financial statements are delivered no less often than quarterly and within 60 days after the end of the calendar quarter and provided, further, that, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than three consecutive late deliveries of financial statements;

(iii)     approving annual operating budgets;

(iv)     subject to other restrictions in the PSA regarding Principal Prepayments, waiving any provision of a Mortgage Loan or Serviced Whole Loan requiring a specified number of days’ notice prior to a Principal Prepayment;

(v)      approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole loan documents do not otherwise permit such principal prepayment;

(vi)     granting waivers of minor covenant defaults (other than financial covenants);

(vii)    as permitted under the related Mortgage Loan documents, payment from any escrow, reserve, or letter of credit; provided that, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required for releases of any amounts from any escrow accounts, reserve accounts or letters of credit held as performance escrows (or reserves) or earn-out escrows (or reserves) with respect to certain Mortgage Loans identified on a schedule to the PSA;

(viii)    (1) any property management company changes with respect to a Mortgage Loan or Serviced Whole Loan so long as such changes do not constitute a Major Decision or (2) franchise changes (with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, in each case, for which the lender is not required to consent or approve under the Mortgage Loan documents);

(ix)     approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements; provided that, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required with respect to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(x)      any non-material modifications, waivers or amendments of a non-monetary term of an applicable Mortgage Loan document not provided for in clauses (i) through (ix) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan;

(xi)     consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related mortgagor to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(xii)    consent to actions and releases related to condemnation of parcels of a Mortgaged Property; provided that, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required with respect to any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related mortgagor to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due;

(xiii)    grant an extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (A) such extension or forbearance does not extend beyond 120 days after the related maturity date and (B) the related borrower has delivered prior to the maturity date the necessary documentation which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which the related Balloon Balance will become due;

(xiv)    any assumption of the Mortgage Loan or transfer of the Mortgaged Property or an interest in the Mortgage Borrower, in each case, that the loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the loan documents where no mortgagee discretion is necessary in order to determine if such conditions are satisfied;

(xv)     any determination of Acceptable Insurance Default; provided that, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, the Directing Certificateholder’s consent (or deemed consent) will be required for any such determination and

(xvi)    grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision;

provided that (w) any such action would not in any way affect a payment term of the Certificates, (x) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an Opinion of Counsel (at the expense of the issuing entity to the extent not reimbursed or paid by the related mortgagor), to the extent requesting such opinion is consistent with the Servicing Standard), (y) agreeing to such action would be consistent with the Servicing Standard, and (z) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement. The foregoing is intended to be an itemization of actions the master servicer may take without having to obtain the approval of the special servicer (other than as described in each item) and is not intended to limit the responsibilities of the master servicer hereunder. In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Specially Serviced

Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or the Serviced Whole Loans, generally, at the related Mortgage Rate.

With respect to any modification, waiver or amendment for which it is responsible for processing (including, for the avoidance of doubt, any property management changes), the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the applicable mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (with respect to any Mortgage Loan other than an Excluded Loan, and unless a Consultation Termination Event has occurred), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and, unless a Consultation Termination Event has occurred, the special servicer will be required to forward any such notice with respect to any Mortgage Loan other than an Excluded Loan to the Directing Certificateholder), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the holder of any related Companion Loan and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Any modification, extension, waiver or amendment of the payment terms of the Non-Serviced Whole Loans will be required to be structured so as to be consistent with the Servicing Standard and the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Intercreditor Agreement. No master servicer or special servicer may enter into (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would be inconsistent with the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof, or unless mutually agreed by the master servicer and special servicer as described under “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the mortgagee of record may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days (or 5 business days if the Directing Certificateholder is an affiliate of the special servicer) after receipt of the Major Decision Reporting Package) and (ii) with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $35,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, and (z) together with all other Mortgage Loans with which it is cross collateralized or cross-defaulted or together with all other Mortgage Loans with the same or an affiliated borrower, that is one of the ten largest Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the special servicer from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any); provided, however, that with respect to clauses (y) and (z) of this paragraph, such Mortgage Loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

Other than with respect to clause (xiv) of the definition of “Master Servicer Decision”, with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan with a “due-on-encumbrance” clause, or unless mutually agreed by the master servicer and special servicer as described under “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the mortgagee of record may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) the special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan and other than with respect to any waiver of a “due on encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days (or 5 business days if the Directing Certificateholder is an affiliate of the special servicer) after receipt of the Major Decision Reporting Package) and (ii) the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any) if such Mortgage Loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest Mortgage Loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $35,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

Upon receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due on sale” or “due on encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers or assumptions provided for in clause (xiv) of the definition of “Master Servicer Decision” and other than any waiver of a “due on encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiv)

of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due on sale” or “due on encumbrance” clause. Unless the master servicer and the special servicer mutually agree that the master servicer will process such request with respect to a Mortgage Loan that is not a Specially Serviced Loan in accordance with terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent, the master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due on sale” or “due on encumbrance” clause (other than any transfers or assumptions provided for in clause (xiv) of the definition of “Master Servicer Decision” and other than any waiver of a “due on encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiv) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months (commencing in 2021) and (B) less than $2,000,000 at least once every 24 months, commencing in the calendar year 2022, unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan) (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use efforts consistent with the Servicing Standard to collect the annual operating statements beginning with calendar year end 2020 of the related Mortgaged Property and to review such operating statements in connection with the preparation of

CREFC® operating statement analysis reports and CREFC® net operating income adjustment worksheets to the extent described under “—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports.” Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)       either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a balloon loan, a payment default has occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the PSA, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a balloon loan, a payment default has occurred with respect to the related balloon payment; provided that if (A) the related borrower has provided prior to the related maturity date a fully executed term sheet or refinancing commitment or a signed purchase and sale agreement for a refinancing of the related Mortgage Loan or sale of the Mortgaged Property (in each case subject only to typical due diligence and closing conditions) in a manner consistent with CMBS market practices and that is satisfactory in form and substance to the master servicer from an acceptable lender or purchaser reasonably satisfactory to the master servicer, which provides that a refinancing of such Mortgage Loan or Whole Loan or the sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (and the master servicer will promptly forward such documentation to the special servicer), (B) the related borrower continues to make its Assumed Scheduled Payment, and (C) no other event that would cause such Mortgage Loan or Serviced Companion Loan to become a Specially Serviced Loan has occurred with respect to that Mortgage Loan or Serviced Companion Loan, an event that would cause such Mortgage Loan or Serviced Companion Loan to become a Specially Serviced Loan will not occur until the earlier of (1) 120 days beyond the related maturity date and (2) the date on which such documentation expires;

(2)       as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan (if any) or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)       as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding; provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period, or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)       as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)       as to which, in the judgment of the master servicer, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)       as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole) (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans, as applicable), has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7)       as to which the master servicer determines that (a) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (b) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans, as applicable)), and (c) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 30 days; provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan (each of clause (1) through (7), a “Special Servicing Transfer Event”).

Notwithstanding the foregoing, the special servicer may elect to deliver a written notice to the master servicer that a Mortgage Loan should be a Specially Serviced Loan as a result of imminent default under clause (5) or (7) above. Upon receipt of any such written notice, the master servicer will deliver an officer’s certificate to each of the depositor and the special servicer with its determination of whether to transfer such Mortgage Loan to special servicing under clause (5) or (7) above and the reasons for such determination, and such determination will be conclusive with respect to a servicing transfer at that time.

Notwithstanding anything to the contrary in the definition of Special Servicing Transfer Event, no event, circumstance or action that has occurred or will occur with respect to a COVID Modified Loan (other than an event described in clauses (3) or (4) of the definition of “Special Servicing Transfer Event”) will constitute a Special Servicing Transfer Event under the Pooling and Servicing Agreement, but only if, and for so long as, the related borrower is in compliance with the terms of the related COVID Modification Agreement.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) whether through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an “REO Property”), the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that becomes a cross-collateralized

Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (1) and (2) of the definition of Specially Serviced Loans, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (3), (4), (5) and (7) of the definition of Specially Serviced Loans, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (6) of the definition of Specially Serviced Loans, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided that, in each case, at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan, not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then-current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Final Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event);

●	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or, if such related Serviced Companion Loan has not been included in a securitization transaction, to the holders of the related Serviced Companion Loan;

●	the operating advisor;

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days)) is not in the best interest of all the Certificateholders, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 5-business day or 10-business day period, as applicable, and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status

Report, the special servicer will follow the Directing Certificateholder’s direction, if such direction is consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction would cause the special servicer to violate the Servicing Standard, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Asset Status Report Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Asset Status Report Approval Process following completion of the ASR Consultation Process. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. The operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicer; provided that the operating advisor will be required to request delivery of a Final Asset Status Report to the extent it has actual knowledge of such Final Asset Status Report.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following completion of each Directing Certificateholder Asset Status Report Approval Process. The operating advisor’s review of any such Final Asset Status Report will only provide background information to support the operating advisor’s duties concerning the special servicer’s compliance with the Servicing Standard, and the operating advisor will not be permitted to provide comments to the special servicer in respect of such Final Asset Status Report. See “—The Directing Certificateholder—Major Decisions—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder. The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action, if any, and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder) in connection with the special servicer’s preparation of any such Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans and the subordinate nature of any Subordinate Companion Loans)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the

Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder (other than with respect to an Excluded Loan), will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any Asset Status Report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not necessarily identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans under the PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than any Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the holder of the related Serviced Companion Loan), as a collective whole as if such Certificateholders and, if applicable, the holders of the related Serviced Companion Loans constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the holder of the related Serviced Companion Loan), as a collective whole as if such Certificateholders and, if applicable, the holders of the related Serviced Companion Loans constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the property or (2) the special servicer obtains for the trustee, the certificate administrator and the master servicer an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three (3) year period will not result in the imposition of a tax on any Trust REMIC or the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(d) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the federal corporate rate (which currently is 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the holder of the related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to the Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or provide to the master servicer for it to deposit) all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender (taking into account the pari passu or subordinate nature of any Companion Loans, as applicable)) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of each Non-Serviced Mortgage Loan, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will be entitled to sell (with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the special servicer will be entitled to a liquidation fee to the same extent that the special servicer would be entitled to such liquidation fee had such Non-Serviced Mortgage Loan been a Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (the “Par Purchase Price”), the special servicer may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan; provided, however, that if the special servicer designates a period of time for receipt of offers and if multiple offers are received during such period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing

Certificateholder not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 60 days if the related borrower has provided the master servicer or the special servicer prior to the maturity date with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special servicer (and the party receiving such commitment will promptly forward a copy of such commitment or application to the master servicer or the special servicer, as applicable, if it is not evident that a copy has been delivered to such other party); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 12 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Par Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and if such fees or costs are not reimbursed by such Interested Person within 30 days of demand of payment, such expense will be reimbursable to the trustee by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan, in consultation with the Directing Certificateholder

(unless a Consultation Termination Event exists) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” as of any Determination Date, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer, any holder of a related mezzanine loan, or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the written consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Pari Passu Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of Holders of Companion Loans” below, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans other than any Excluded Loan and (2) the special servicer, with respect to non-Specially Serviced Loans (other than any Excluded Loan), as to all the Major Decisions for all Mortgage Loans that are not Specially Serviced Loans (other than any Excluded Loan), will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any matter for which the consent of the Directing Certificateholder is required or for which the Directing Certificateholder has the right to direct the special servicer, to the extent no specific time period for deemed consent is expressly stated, in the event no response from the Directing Certificateholder is received within 10 business days (or 5 business days if the Directing Certificateholder is an affiliate of the special servicer) following written request for input and all reasonably requested information on any required consent or direction, the Directing Certificateholder will be deemed to have consented to or approved the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)       absent that selection, or

(2)       until a Directing Certificateholder is so selected, or

(3)       upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be LoanCore Capital Markets LLC, or its affiliate.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any date of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class among the Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be Class NR-RR certificates.

The “Control Eligible Certificates” will be any of the Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any Certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the trust. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, the special servicer will not be permitted to take (or to the extent contemplated in the fourth succeeding paragraph, consent to the master servicer taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) after receipt of a written report by the special servicer describing in reasonable detail (i) the background and circumstances requiring action of the special servicer, (ii) proposed course of action recommended and (iii) all information reasonably requested by the Directing Certificateholder, and in the special servicer’s possession in order to grant or withhold such consent, which report may (in sole discretion of the special servicer) take the form of an Asset Status Report (the “Major Decision Reporting Package”) (provided that if such written objection has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following, a “Major Decision”:

(i)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loans as come into and continue in default;

(ii)      any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments, acceptance of discounted payoffs, COVID Modifications and, other than with respect to non-Specially Serviced Loans, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (xv) of the definition of Master Servicer Decision;

(iii)      any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan) or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a Defaulted Loan that is a Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case for less than the applicable Par Purchase Price;

(iv)      any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property or an REO Property;

(v)      any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents;

(vi)      any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as described under clause (xiv) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion;

(vii)     other than with respect to non-Specially Serviced Loans, consent to actions and releases related to condemnation of any material parcels of a Mortgaged Property or of any material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related mortgagor to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due;

(viii)    other than with respect to non-Specially Serviced Loans, any determination of an Acceptable Insurance Default;

(ix)     (1) any property management company changes with respect to a Mortgage Loan or Serviced Whole Loan (A)(x) with a principal balance greater than $25,000,000 or (y) for which the debt service coverage ratio and debt yield for such Mortgage Loan (or Whole Loan, if applicable) is less than the greater of (X) the debt service coverage ratio and debt yield for such Mortgage Loan as of the origination date of such Mortgage Loan and (Y) if the DSCR/DY Trigger has occurred, the debt service coverage ratio and debt yield for such Mortgage Loan as of the most recent quarterly reporting period or (B) where the property management company will be an affiliate of the related borrower following such change or (2) franchise changes (with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, in each case, for which the lender is required to consent or approve under the Mortgage Loan documents);

(x)       other than with respect to non-Specially Serviced Loans, releases of any material amounts from any escrows, reserve accounts or letters of credit held as performance escrows or reserves with respect to certain Mortgage Loans identified on a schedule to the PSA, other than those required pursuant to the specific terms of the related Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion; provided, however, that the Directing Certificateholder’s consent will not be required for releases of tenant improvement/leasing commission escrows unless a release of over 20% of such escrow with respect to a single lease is contemplated;

(xi)     any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)    any exercise of a material remedy with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan following a default or event of default under the related Mortgage Loan or Serviced Whole Loan documents;

(xiii)    any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement, co-lender or similar agreement or any action to enforce rights with respect to the Mortgage Loan thereunder (other than with respect to any Excluded Loan and other than with respect to an amendment splitting any Pari Passu Companion Loan or any Subordinate Companion Loan), to the extent the Directing Certificateholder or the holder of the majority of the Controlling Class or any affiliate thereof does not own any controlling interest (whether legally, beneficially or otherwise) in the related mezzanine loan, except that if any such modification or amendment would adversely impact the master servicer or special servicer, such modification or amendment will additionally require the consent of the master servicer or special servicer, as applicable, as a condition to its effectiveness;

(xiv)    agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xv)     other than with respect to non-Specially Serviced Loans, approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(xvi)    determining whether to cure any default by a borrower under a ground lease. permit any entry into a new ground lease or grant approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving (1) any leasing activities that involve a ground lease and (2) other than with respect to non-Specially Serviced Loans, any leasing activities that affect an area greater than the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property; and

(xvii)   any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents.

For purposes of clause (x) of the definition of “Major Decisions” above and the determination of whether there exists any lender discretion under the terms of the related Mortgage Loan documents, determining whether a debt service coverage ratio or debt yield test is satisfied in connection with any release of an escrow, reserve or letter of credit will not be considered lender discretion.

A “DSCR/DY Trigger” will have occurred for purposes of determining the existence of a Major Decision or Master Servicer Decision in connection with the approval of a change to the property management company at a Mortgaged Property (A) with respect to the debt service coverage ratio for such Mortgaged Property, if the most recent debt service coverage ratio for the related Mortgaged Property has decreased more than 10% from the debt service coverage ratio calculated 12 months prior to date on which the most recent debt service coverage ratio was determined and (B) with respect to the debt yield for such Mortgaged Property, if the most recent debt yield for the related Mortgaged Property has decreased more than 10% from the debt yield calculated 12 months prior to date on which the most recent debt yield was determined.

Subject to the terms and conditions of this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans. Further, upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to a particular request, the master servicer will continue to cooperate with the special servicer by delivering to the special servicer any requested additional information in the master servicer’s possession and, to the extent mutually agreed by the master servicer and the special servicer, any reasonably requested analysis relating to such Major Decision. However, the special servicer will continue to interface with the borrower in connection with the processing and resolution of any particular Major Decision. Notwithstanding the foregoing, the master servicer and special servicer may mutually agree, to the extent permitted under the PSA, that the master servicer will process a Major Decision (including interfacing with the borrower and providing a written recommendation and analysis to the special servicer and the Directing Certificateholder) with respect to a Mortgage Loan that is not a Specially Serviced Loan in accordance with terms and conditions reasonably agreed to by the master servicer and special servicer, including the special servicer’s consent and the Directing Certificateholder’s consent.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer and the Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the master servicer or the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the special servicer. In the event the special servicer receives no response from the Directing Certificateholder within 10 business days (or, if the Directing Certificateholder and the special servicer are affiliates, 5 business days) following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

Prior to an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package (each such approved (or deemed approved) Major Decision Reporting Package, a “Final Major Decision Reporting Package” ) and, after the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the Major Decision Reporting Package; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to consult with the operating advisor in connection with any Major Decision as to which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 days following the later of (i) its written request for input on any required consultation (which request is required to include the related Major Decision Reporting Package) and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing or for which it must give its consent and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to Asset Status Reports or material special servicer actions.

A “Control Termination Event” will occur when the Class F-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero. With respect to any Excluded Loan, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event will be deemed to have occurred and be continuing and a Consultation Termination Event will be deemed to have occurred, in each case, with respect to an Excluded Loan.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any (i) matter requiring consent of the Directing Certificateholder or (ii) any matter requiring consultation with the Directing Certificateholder or the operating advisor is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s or the holder of the Subordinate Companion Loan’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, has consultation rights with respect to certain major decisions relating to the Non-Serviced Whole Loans, as applicable, and, other than in respect of an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan, so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of any Non-Serviced Whole Loan that has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain major decisions and consent rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the holders of the Controlling Class;

(c)       does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)       may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the controlling noteholders of any Non-Serviced Mortgage Loan or its respective designees (e.g. the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party.  The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. Potential investors should be aware that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a broker or dealer within the meaning of the Securities Exchange Act of 1934, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations, including, but not limited to, annual reporting obligations, or consultation rights as operating advisor under the PSA for this transaction with respect to the Non-Serviced Whole Loans (each of which will be serviced pursuant to a Non-Serviced PSA) or any related REO Properties. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)   reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)   reviewing (i) all reports by the special servicer made available to Privileged Persons on the certificate administrator’s website, and (ii) each Final Asset Status Report;

(c)   recalculating and reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)   preparing an annual report (if any Mortgage Loan (other than the Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) substantially in the form attached as Annex C to be provided to the trustee, the master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report” below.

In connection with the performance of the duties described in clause (c) above:

(i)     after the calculation has been finalized (and if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)     if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)     if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, the operating advisor will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the certificate administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), and without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder or any of

their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance Report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Final Major Decision Reporting Package and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package, the operating advisor will ((i) if any Mortgage Loans were Specially Serviced Loans at any time during the prior calendar year or (ii) if an Operating Advisor Consultation Event occurred during the prior calendar year) prepare an annual report substantially in the form attached as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any operating advisor annual report, the operating advisor (i) will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

Only as used in connection with the operating advisor’s annual report, the term “trust-level basis” refers to the special servicer’s performance of its duties with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance Report, Attestation Report, Major Decision Reporting Package (during the continuance of an Operating Advisor Consultation Event), Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Major Decision Reporting Package, Final Asset Status Report, and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer will be given an opportunity to review any annual report produced by the operating advisor at least five (5) business days prior to such annual report’s delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”; and

●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (in person or remotely via electronic, telephonic or other mutually agreeable communication) in accordance with the Operating Advisor Standard with respect to Major Decisions processed by the special servicer or for which the consent of the special servicer is required as described under “—The Directing Certificateholder—Major Decisions”.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)     that is a special servicer or operating advisor on a CMBS transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such CMBS transaction as the sole or a material factor in such rating action;

(ii)     that can and will make the representations and warranties of the operating advisor set forth in the PSA, including to the effect that it possess sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the issuing entity;

(iii)     that is not (and is neither affiliated nor risk retention affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, any Borrower Party, the Directing Certificateholder, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)     that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)     that (x) has been regularly engaged in the business of analyzing and advising clients in CMBS matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)     that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer, the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report or Final Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder, on the one hand, and the special servicer, on the other hand, related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information (including, without limitation, any information contained within any Asset Status Report or Final Asset Status Report) that the special servicer has labeled and reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor will be required to keep all such labeled Privileged Information confidential and will not be permitted to disclose such Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan) other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrowers involved in this securitization, the knowledge of the employees performing operating advisor functions for such other securitizations are not imputed to employees of the operating advisor involved in this securitization.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on advice of legal counsel), required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA. However, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against the operating advisor, and such decree or order will have remained in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all

Certificateholders electronically by posting such notice on its internet website.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will be required to, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any holder of a Companion Loan, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event will be permitted to waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, each of the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of a majority of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor will be permitted to resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to all Certificateholders in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within two (2) business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. With respect to any determination of whether to commence an Asset Review, an “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any

REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which JPMCB (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after June 30, 2011, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between April 1, 2015 and March 30, 2020 was approximately 11.1%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool represent 23.4% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. For the avoidance of doubt, a delinquency that would have existed but for a COVID Modification will not constitute a delinquency for so long as the related borrower is complying with the terms of such COVID Modification.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the aggregate Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review of Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide or make available, the following materials to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)     a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)     a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)     a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)     a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)     a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)     a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)     any other related documents that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of such Mortgage Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to any Mortgage Loan are missing any document delivered in connection with the origination of the related Mortgage Loan that are necessary to review and assess one or more documents comprising the Diligence File in connection with its completion of any Test, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party.

In addition, with respect to any Delinquent Loan that is a Non-Serviced Mortgage Loan, to the extent any documents required by the asset representations reviewer to complete a Test are missing or have not been received from the related mortgage loan seller, the asset representations reviewer will request such document(s) from the related Non-Serviced Master Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Master Servicer) or the related Non-Serviced Special Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Special Servicer).

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer will be required to prepare a preliminary report with respect to each Delinquent Loan within 40 business days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent

Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the special servicer’s possession or by the related mortgage loan seller within 10 business days following the request by the asset representations reviewer as described above, the asset representations reviewer will list such missing documents in such preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support the mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller for each Delinquent Loan, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the master servicer or the special servicer, as applicable. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two (2) business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible

Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, LLC, Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, LLC, Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is neither affiliated nor risk retention affiliated with) any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has neither performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, nor been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not be a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer hereunder.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)     any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights;

(ii)     any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)     any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)     the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)     the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of a Certificateholder Quorum elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA and each Rating Agency. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time, with or without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the Controlling Class Certificateholders.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and out-of-pocket expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 50% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Controlling Class Certificateholders or the Directing Certificateholder on their behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan; provided, however, that the related Excluded Special Servicer will not be required to resign if the Directing Certificateholder determines that such Excluded Special Servicer may continue to serve as special servicer for the applicable Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of Certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) is included on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (vii) currently has a special servicer rating of at least “CSS3” from Fitch, and (viii)  is not a special servicer that has been cited by KBRA as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post the related report on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the applicable Certificateholder of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not risk retention affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator's website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the issuing entity and each related Companion Loan securitization has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder appointed under the related Non-Serviced PSA (and not by the Directing Certificateholder

for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of the Master Servicer and the Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting required under the PSA and compliance with Regulation AB, (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    the master servicer or the special servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within sixty (60) days;

(g)   KBRA (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) has placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by KBRA within 60 days of such event) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(h)   the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of (i) Certificateholders entitled to 25% of the Voting Rights or (ii) for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan) the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due, including Advances and interest thereon, will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to 25% of the Voting Rights, or, for so long as a Control Termination Event has not occurred and is not continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, for so long as a Control Termination Event has not occurred and is not continuing and other than with respect to an Excluded Loan, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Directing Certificateholder) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f), (g) or (h)  under “—Termination of the Master Servicer and the Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Companion Loan, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66 2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event within 20 days of the receipt of notice from the certificate administrator of the occurrence of such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h)  of the definition of “Servicer Termination Event” may be waived only by all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, each of the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer and the Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable Rating Agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as a Control

Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer and the Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms of the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), certificate administrator, asset representations reviewer or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan, any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable Non-Serviced Securitization Trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property (or with respect to the operating advisor and/or asset representations reviewer, incurred in connection with the provision of services for such Non-Serviced Mortgage Loan) under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the depositor, the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of any Pari Passu Companion Loans and the subordinate nature of any Subordinate Companion Loans) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan, Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses and any costs associated with enforcement of its indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to its enforcement of its indemnification under the PSA or relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the certificate administrator as set forth above and under the PSA will also apply to the custodian.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the special servicer, as applicable, which will in turn be required to promptly forward it to the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the master servicer or the special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The master servicer or the special servicer, as applicable, will then be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) obtains knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, either a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”) and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to a PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to a PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under

“—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur two (2) business days after the Repurchase Request is sent to the related mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within two (2) business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the special servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Directing Certificateholder or a Controlling Class Certificateholder, in each case, related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer indicating the master servicer’s analysis and recommended course of action with respect to such PSA Party Repurchase Request. The master servicer will also be required to deliver to the special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file and other material, the special servicer will become the Enforcing Servicer with respect to such PSA Party Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners by posting such notice on the certificate administrator’s website indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). If the master servicer is the Enforcing Servicer, the master servicer may (but will not be obligated to) consult with the special servicer and (for so long as no Consultation Termination Event has occurred) the Directing Certificateholder regarding any Proposed Course of Action.

The Proposed Course of Action Notice will be required to include:

(a)   a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration,

(b)   a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices,

(c)   a statement that the responding Certificateholders will be required to certify their holdings in connection with such response,

(d)   a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration, and

(e)   instructions for the responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator.

Within 15 business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading "—Resolution of a Repurchase Request" will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders.

If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and the related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party or that should have been known to such party with the exercise of reasonable diligence at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any preliminary Dispute Resolution Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within 30 days of written notice of the Enforcing Party’s selection of mediation or arbitration, as the case may be. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The issuing entity, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the JPMDB 2020-COR7 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to or less than the corresponding fees payable under the PSA, except that caps, floors and offsets may differ or not apply.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or the special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●

The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholde under such

Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and the special servicer, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The issuing entity, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the JPMDB 2020-COR7 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

●	There is no operating advisor under the Non-Serviced PSA related to the 1633 Broadway Whole Loan or the Moffett Towers Buildings A, B & C Whole Loan.

●	Under the Non-Serviced PSAs related to each of the 1633 Broadway Whole Loan and the Moffett Towers Buildings A, B & C Whole Loan, there is no asset representations reviewer and there is no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” above with respect to the Companion Loan(s).

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the 1633 Broadway Mortgage Loan

The 1633 Broadway Mortgage Loan is being serviced pursuant to the BWAY 2019-1633 TSA. The servicing terms of the BWAY 2019-1633 TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the BWAY 2019-1633 TSA earns a servicing fee with respect to the 1633 Broadway Mortgage Loan equal to 0.00125% per annum.

●	Upon the 1633 Broadway Mortgage Loan becoming a specially serviced loan under the BWAY 2019-1633 TSA, the related Non-Serviced Special Servicer under the BWAY 2019-1633 TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.12500% per annum.

●	The related Non-Serviced Special Servicer under the BWAY 2019-1633 TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to the lesser of 0.375% and such percentage as would result in a workout fee of $1,000,000.

●	The related Non-Serviced Special Servicer under the BWAY 2019-1633 TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to the lesser of 0.375% and such percentage as would result in a liquidation fee of $1,000,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan”.

Servicing of the City National Plaza Whole Loan

The City National Plaza Mortgage Loan is being serviced pursuant to the MSC 2020-CNP TSA. The servicing terms of the MSC 2020-CNP TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the MSC 2020-CNP TSA will earn a primary servicing fee with respect to the City National Plaza Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the City National Plaza Whole Loan becoming a specially serviced loan under the MSC 2020-CNP, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to the City National Plaza Mortgage Loan accruing at a rate equal to 0.25000% per annum. Such fee will be payable until such time as the City National Plaza Whole Loan is no longer specially serviced.

●	The related Non-Serviced Special Servicer under the MSC 2020-CNP TSA will be entitled to a workout fee equal 0.50% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the City National Plaza Whole Loan.

●	The related Non-Serviced Special Servicer under the MSC 2020-CNP TSA will be entitled to a liquidation fee equal to the product of 0.50% and the net liquidation proceeds received in connection with the liquidation of the City National Plaza Whole Loan.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Servicing of the Moffett Towers Buildings A, B & C Mortgage Loan

The Moffett Towers Buildings A, B & C Mortgage Loan is being serviced pursuant to the MOFT 2020-ABC TSA. The servicing terms of the MOFT 2020-ABC TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the MOFT 2020-ABC TSA will earn a primary servicing fee with respect to the Moffett Towers Buildings A, B & C Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the Moffett Towers Buildings A, B & C Whole Loan becoming a specially serviced loan under the MOFT 2020-ABC TSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to the Moffett Towers Buildings A, B & C Mortgage Loan accruing at a rate equal to 0.12500% per annum. Such fee will be payable until such time as the Moffett Towers Buildings A, B & C Whole Loan is no longer specially serviced.

●	The related Non-Serviced Special Servicer under the MOFT 2020-ABC TSA will be entitled to a workout fee equal to the lesser of (a) 0.25000% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each collection of principal and interest (other than excess interest) made by the related borrower after any workout of the Moffett Towers Buildings A, B & C Whole Loan.

●	The related Non-Serviced Special Servicer under the MOFT 2020-ABC TSA will be entitled to a liquidation fee equal to the lesser of (a) such rate as would result in a liquidation fee of $1,000,000 and (b) 0.25000% of net liquidation proceeds received in connection with the liquidation of the Moffett Towers Buildings A, B & C Whole Loan.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Moffett Towers Buildings A, B & C Whole Loan”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean S&P Global Ratings (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator, the operating advisor and each additional servicer, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance Report”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance Report will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loans, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions“, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 50% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the Mortgage Loans and each REO Property remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer and approved by certain classes of certificates, (3) the reasonable out-of-pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser and (4) if the

Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the master servicer in accordance with clause (2) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates) for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as a Control Termination Event has not occurred and is not continuing, the Directing Certificateholder, determine that the CMBS industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)     to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)     to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel or (ii) in the event of Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel; or

(k)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that (A) changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller, (B) materially and adversely affects the holders of a Companion Loan without such Companion Holder’s consent or (C) changes any provisions specifically required to be included in the PSA by any Non-Serviced Intercreditor Agreement without the consent of the holder of the related Non-Serviced Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long term senior unsecured debt is rated at least “BBB+” by S&P and “A” by Fitch; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long term unsecured debt rating of no less than “A-” by Fitch, (b) its short term debt obligations have a short term rating of not less than “A-2” by S&P and “F1” by Fitch and (c) the master servicer maintains a rating of at least “A+” by Fitch; and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving 60 days’ prior written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Twenty-seven (27) Mortgaged Properties (37.4%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

New York. Four (4) Mortgaged Properties (15.3%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing communities, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage Loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three (3) years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans.

Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMCB. JPMCB and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. JPMCB is also an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the certificates.

JPMCB may purchase one or more classes of certificates issued by the issuing entity on the Closing Date. Additionally, JPMCB or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

In addition, JPMCB currently holds the Companion Loans for which the noteholder is identified as “JPMCB” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Loans—The Whole Loans—General”. However, JPMCB intends to sell such Companion Loans in connection with future securitizations.

JPMCB is also a purchaser under a repurchase agreement related to a warehouse lending facility with certain affiliates of LCM.

LCM and its affiliates are playing several roles in this transaction. LCM, a sponsor and a mortgage loan seller, is an affiliate of the entity expected to purchase the Class F-RR, Class G-RR, H-RR and Class NR-RR certificates and expected to be appointed as the initial directing holder.

In addition, LCM currently holds the Companion Loans for which the noteholder is identified as “LCM” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Loans—The Whole Loans—General”. However, LCM intends to sell such Companion Loans in connection with future securitizations.

GACC is a sponsor and a mortgage loan seller and an affiliate of Deutsche Bank Securities Inc., an underwriter for the offering of the certificates, DBRI, an originator, DBNY, an originator and Deutsche Bank AG, London Branch, the initial holder of the BX Industrial Portfolio Floating Rate Loan.

In addition, DBRI currently holds the Companion Loans for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Loans—The Whole Loans—General”. However, DBRI intends to sell such Companion Loans in connection with future securitizations.

GSMC is a sponsor and a mortgage loan seller and an affiliate of Goldman Sachs & Co. LLC, an underwriter for the offering of the certificates, GS Bank, an originator.

In addition, GS Bank currently holds the Companion Loans for which the noteholder is identified as “GS Bank” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Loans—The Whole Loans—General”. However, GS Bank intends to sell such Companion Loans in connection with future securitizations.

Pursuant to a certain interim servicing agreement between JPMCB or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain JPMCB Mortgage Loans prior to their inclusion in the issuing entity.

Pursuant to certain interim servicing agreements between Midland and LCM or certain of its affiliates, Midland acts as interim servicer with respect to certain mortgage loans owned by LCM or those affiliates from time to time, prior to their inclusion in the issuing entity.

Pursuant to a certain interim servicing agreement between GSMC or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain GSMC Mortgage Loans prior to their inclusion in the issuing entity.

Midland is expected to be appointed to be the special servicer by LoanCore Capital Markets LLC, a Delaware limited liability company, or an affiliate thereof, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Midland assisted LCM (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

Midland is also (i) the master servicer and special servicer of the Hampton Roads Office Portfolio Whole Loan and the NOV Headquarters Whole Loan, each of which is serviced under the JPMCC 2019-COR5 PSA, (ii) the master servicer and the special servicer of the Los Angeles Leased Fee Portfolio Whole Loan, which is serviced under the JPMDB 2019-COR6 PSA, (iii) the master servicer of the PCI Pharma Portfolio Whole Loan, which is serviced under COMM 2019-GC44 PSA, (iv) the master servicer and the special servicer of the Chase Center Tower I Whole Loan and the Chase Center Tower II Whole Loan, each of which is serviced under the Benchmark 2020-IG2 PSA, (v) the master servicer of the BX Industrial Portfolio Whole Loan, which is serviced under Benchmark 2020-IG3 PSA, (vi) the master servicer and the special servicer of the Apollo Education Group HQ Campus Whole Loan, which is serviced under the Benchmark 2020-B17 PSA and (vii) the master servicer of the Staples Headquarters Whole Loan and the Midland Atlantic Portfolio Whole Loan, each of which is serviced under the CGCMT 2020-GC46 PSA.

Wells Fargo Bank, National Association is also (i) the trustee, certificate administrator, custodian, certificate registrar and 17g-5 information provider under the BWAY 2020-1633 TSA, pursuant to which the 1633 Broadway Whole Loan is serviced, the JPMDB 2020-COR6 PSA, pursuant to which the Los Angeles Leased Fee Portfolio Whole Loan is serviced, the JPMCC 2019-COR5 PSA, pursuant to which the Hampton Roads Office Portfolio Whole Loan and NOV Headquarters Whole Loan are serviced, the Benchmark 2020-IG3 PSA, pursuant to which the BX Industrial Portfolio Whole Loan is serviced, the Benchmark 2020-IG2 PSA, pursuant to which the Chase Center Tower I Whole Loan and Chase Center Tower II Whole Loan are serviced, the MSC 2020-CNP PSA, pursuant to which the City National Plaza Whole Loan is serviced, the COMM 2020-GC44 PSA, pursuant to which the PCI Pharma Portfolio Whole Loan is serviced, the Benchmark 2020-B17 PSA, pursuant to which the Apollo Education Group HQ Campus Whole Loan is serviced and (ii) the certificate administrator, custodian, certificate registrar and 17g-5 information provider under the GSMS 2020-GC47 PSA, pursuant to which the 711 Fifth Avenue Whole Loan is serviced, the MOFT 2020-ABC TSA, pursuant to which the Moffett Towers Buildings A, B & C Whole Loan is serviced.

Pentalpha Surveillance LLC is also the operating advisor and asset representations reviewer under (i) the JPMCC 2019-COR5 PSA, pursuant to which the Hampton Roads Office Portfolio Whole Loan and the NOV Headquarters Whole Loan are serviced, (ii) the Benchmark 2020-B17 PSA, pursuant to which the Apollo Education Group HQ Campus Whole Loan is serviced, and (iii) the JPMDB 2019-COR6 PSA, pursuant to which the Los Angeles Leased Fee Portfolio Whole Loan is serviced.

For additional information, please see the “Non-Serviced Whole Loans” chart in “Summary of Terms”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to

Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase

Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or prepayment premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A, Class X-B or Class X-D certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Notional Amount	Underlying Class(es)
Class X-A	$565,557,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates

Class X-B	$25,460,000	Class B certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 13 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Notional Amount	Underlying Class(es)
Class X-A	$565,557,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates

Class X-B	$25,460,000	Class B certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 13th day of the related month, beginning in July 2020;

●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or Yield Maintenance Charges are collected;

●	the Closing Date occurs on or about June 30, 2020;

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;

●	no additional trust fund expenses are incurred;

●	no property releases (or related re-amortizations) occur;

●	the optional termination is not exercised;

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans;

●	with respect to each Mortgage Loan with a related Subordinate Companion Loan, for purposes of assumed CPY prepayment rates, prepayments are determined on the basis of the principal balance of the related Mortgage Loan only; and

●	with respect to the Hampton Roads Office Portfolio Mortgage Loan (5.8%), such Mortgage Loan amortizes based on the assumed Whole Loan principal and interest payment schedule attached as Annex I.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2021	88%	88%	88%	88%	88%
June 2022	70%	70%	70%	70%	70%
June 2023	48%	48%	48%	48%	48%
June 2024	22%	22%	22%	22%	22%
June 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	2.76	2.75	2.75	2.75	2.75

(1)	The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	4.68	4.67	4.66	4.64	4.46

(1)	The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	97%	93%	86%	54%
June 2027	0%	0%	0%	0%	0%
June 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	6.51	6.49	6.45	6.41	6.14

(1)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

Percent of the Minimum Initial Certificate Balance ($0)(1)
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	NAP	NAP	NAP	NAP	NAP
June 2021	NAP	NAP	NAP	NAP	NAP
June 2022	NAP	NAP	NAP	NAP	NAP
June 2023	NAP	NAP	NAP	NAP	NAP
June 2024	NAP	NAP	NAP	NAP	NAP
June 2025	NAP	NAP	NAP	NAP	NAP
June 2026	NAP	NAP	NAP	NAP	NAP
June 2027	NAP	NAP	NAP	NAP	NAP
June 2028	NAP	NAP	NAP	NAP	NAP
June 2029	NAP	NAP	NAP	NAP	NAP
June 2030 and thereafter	NAP	NAP	NAP	NAP	NAP
Weighted Average Life (years)(2)	NAP	NAP	NAP	NAP	NAP

(1)	The exact initial Certificate Balance of the Class A-4 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 certificates, however, the actual Certificate Balance may be more than the minimum shown, in which case the Weighted Average Lives and Last Principal Payment Dates may be different than those shown above.

(2)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 certificates.

Percent of the Maximum Initial Certificate Balance ($145,000,000)(1)
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	68%	66%	63%	59%	0%
June 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	9.14	9.10	9.06	9.02	8.83

(1)	The exact initial Certificate Balance of the Class A-4 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives and Last Principal Payment Dates may be different than those shown above.

(2)	The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 certificates.

Percent of the Minimum Initial Certificate Balance ($193,813,000)(1)
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	98%
June 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	9.56	9.54	9.52	9.47	9.22

(1)	The exact initial Certificate Balance of the Class A-5 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 certificates, however, the actual Certificate Balance may be more than the minimum shown, in which case the Weighted Average Lives and Last Principal Payment Dates may be different than those shown above.

(2)	The weighted average life of the Class A-5 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-5 certificates.

Percent of the Maximum Initial Certificate Balance ($338,813,000)(1)
of the Class A-5 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	86%	86%	84%	82%	56%
June 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	9.38	9.35	9.32	9.27	9.05

(1)	The exact initial Certificate Balance of the Class A-5 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives and Last Principal Payment Dates may be different than those shown above.

(2)	The weighted average life of the Class A-5 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-5 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-5 certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	95%	95%	95%	95%	95%
June 2026	73%	73%	73%	73%	73%
June 2027	51%	51%	51%	51%	51%
June 2028	27%	27%	27%	27%	27%
June 2029	4%	4%	4%	4%	4%
June 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	7.00	7.00	7.00	7.00	7.00

(1)	The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB certificates.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.70	9.69	9.65	9.62	9.37

(1)	The weighted average life of the Class A-S certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-S certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-S certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.70	9.70	9.70	9.67	9.39

(1)	The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024	100%	100%	100%	100%	100%
June 2025	100%	100%	100%	100%	100%
June 2026	100%	100%	100%	100%	100%
June 2027	100%	100%	100%	100%	100%
June 2028	100%	100%	100%	100%	100%
June 2029	100%	100%	100%	100%	100%
June 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	9.70	9.70	9.70	9.70	9.45

(1)	The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from June 1, 2020 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-5 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-5 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs” ). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class NR-RR certificates (together, the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Intercreditor Agreement, (iii) compliance with each Non-Serviced PSA and the continued qualification of each respective REMIC formed thereunder and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the related Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three (3) month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day) (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, three (3) of the Mortgaged Properties (4.0%) is a multifamily property or has a multifamily component. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered

Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Notwithstanding the following, under legislation enacted on December 22, 2017 (the “Tax Cuts and Jobs Act”), Regular Interestholders may be required to accrue amounts of original issue discount, Yield Maintenance Charges and other amounts no later than the year they included such amounts as revenue on their applicable financial statements. However, recent proposed Treasury regulations exclude from the application of this rule any item of income for which a taxpayer uses a special method of accounting, including, among other things, income subject to original issue discount timing rules. Prospective investors are urged to consult their tax counsel regarding the potential application of the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class, it is anticipated that the Class         certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, such classes of Regular Interests will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of any such class may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e. the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. It is anticipated that the Class certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interest Holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interest Holder in that taxable year or thereafter in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1276 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interest Holder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interest Holder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of Class X Certificates. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and prepayment premiums actually collected on the Mortgage Loans will be distributed to the Offered Certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and prepayment premiums so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and prepayment premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and prepayment premiums. Yield Maintenance Charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Offered Certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and prepayment premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three (3) months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three (3) months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the rules that were in place for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions and Treasury regulations (including any changes thereto) so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the holders of Regular Interests that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such

Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three (3) full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMICs. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	J.P. Morgan Securities LLC	Deutsche Bank Securities Inc.	Goldman Sachs & Co. LLC	Jefferies LLC	Drexel Hamilton, LLC
Class A-1	$	$	$	$	$
Class A-2	$	$	$	$	$
Class A-3	$	$	$	$	$
Class A-4	$	$	$	$	$
Class A-5	$	$	$	$	$
Class A-SB	$	$	$	$	$
Class X-A	$	$	$	$	$
Class X-B	$	$	$	$	$
Class A-S	$	$	$	$	$
Class B	$	$	$	$	$
Class C	$	$	$	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and will contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately        % of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from June 1, 2020, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at $                , excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of the depositor and an affiliate of one of the sponsors. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of one of the sponsors. Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of one of the sponsors.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, which are underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of J.P. Morgan Securities LLC, of the purchase price for the Offered Certificates, and the following payments: (i) the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans (or, in the case of the 1633 Broadway Mortgage Loan, the applicable portion thereof) to be sold to the depositor by JPMCB, (ii) the payment by the depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans (or, in the case of the 1633 Broadway Mortgage Loan, the applicable portion thereof) sold to the depositor by GACC and (iii) the payment by the depositor to

GSMC, an affiliate of Goldman Sachs & Co. LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans (or, in the case of the 1633 Broadway Mortgage Loan, the applicable portion thereof) to be sold to the depositor by GSMC. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC each have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Potential Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Each underwriter has represented and agreed that:

(a)     it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any retail investor in the European Economic Area. For the purposes of this provision:

(i)       the expression “retail investor” means a person who is one (or more) of the following:

(A)     a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B)     a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C)     not a qualified investor as defined in Directive 2003/71/EC (as amended or superseded, the “Prospectus Directive”); and

(ii)       the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Certificates

(b)     it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(c)     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the Depositor with respect to the issuing entity (file number 333-226123-09) – in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. 601(b)(102) and 601(b)(103)) – are hereby incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 383 Madison Avenue, 8th Floor, New York, New York 10179, Attention: President, or by telephone at (212) 834-5467.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-226123) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K, 8-K and ABS-EE will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Prospective investors should note that the California Public Employees’ Retirement System (“CalPERS”), which is a governmental plan, owns an indirect equity interest in the borrower under the City National Plaza Mortgage Loan (2.7%). Persons who have an ongoing relationship with CalPERS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold ERISA Eligible Certificates.

Prospective investors should note that the Teachers’ Retirement System of Louisiana, which is a governmental plan, owns an indirect equity interest in the borrower under the Stuart’s Crossing Mortgage Loan (1.2%) and the Caton Crossings Mortgage Loan (1.1%). Persons who have an ongoing relationship with the Teachers’ Retirement System of Louisiana should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold ERISA Eligible Certificates.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to J.P. Morgan Securities LLC an individual prohibited transaction exemption, Prohibited Transaction Exemption (“PTE”) 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each purchaser of Offered Certificates that is a Plan subject to ERISA or Section 4975 of the Code (an “ERISA Plan”) will be deemed to have represented and warranted that (i) none of the depositor, any of the underwriters, the trustee, the certificate administrator, the trust fund, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, or any of their respective affiliated entities (the “Transaction Parties”), has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the ERISA Plan has relied in connection with the decision to acquire any Offered Certificates, and they are not acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the ERISA Plan in connection with the ERISA Plan’s acquisition of any Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase or holding of the Offered Certificates or the transaction is not otherwise prohibited) and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in such Offered Certificates.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and

Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be

“mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class X-A certificates receive investment grade credit ratings from each of the three Rating Agencies engaged by the Depositor to rate the Offered Certificates and that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from at least two of the three Rating Agencies engaged by the Depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and the ultimate payment in full of the Certificate Balance or Notional Amount of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in May 2053. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, prepayment premiums, prepayment fees or penalties or default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment or other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of certificates. Had the depositor selected such other NRSROs to rate the certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that NRSRO for the classes of certificates. If the depositor had selected that NRSRO to rate those other classes of certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

1
1633 Broadway Certificate Administrator	205
1633 Broadway Co-Lender Agreement	203
1633 Broadway Control Shift Event	205
1633 Broadway Directing Holder	205
1633 Broadway Master Servicer	203
1633 Broadway Mortgage Loan	202
1633 Broadway Non-Standalone Pari Passu Companion Loans	202
1633 Broadway Pari Passu Companion Loans	202
1633 Broadway Special Servicer	203
1633 Broadway Standalone Companion Loans	202
1633 Broadway Standalone Pari Passu Companion Loans	202
1633 Broadway Subordinate Companion Loans	202
17g-5 Information Provider	321
1986 Act	468
1996 Act	447
2
2015 Budget Act	475
3
30/360 Basis	354
4
401(c) Regulations	485
A
AB Modified Loan	366
Accelerated Mezzanine Loan Lender	315
Acceptable Insurance Default	369
Acting General Counsel’s Letter	133
Actual/360 Basis	177, 345
Actual/360 Loans	345
ADA	449
Additional Exclusions	368
ADEQ	160
Adjusted Release Amount	183
Administrative Cost Rate	300
ADR	138
Advances	341
Affirmative Asset Review Vote	403
Aggregate Available Funds	294
Amenities Parcel Association	154, 155
Amortized Release Amount	183
Annual Debt Service	138
Appraisal Reduction Amount	363
Appraisal Reduction Event	361
Appraised Value	139
Appraised-Out Class	367
ASR Consultation Process	382
Assessment of Compliance Report	430
Asset Representations Reviewer Asset Review Fee	360
Asset Representations Reviewer Cap	360
Asset Representations Reviewer Fee	360
Asset Representations Reviewer Fee Rate	360
Asset Representations Reviewer Termination Event	408
Asset Review	405
Asset Review Notice	404
Asset Review Quorum	404
Asset Review Report	406
Asset Review Report Summary	406
Asset Review Standard	405
Asset Review Trigger	402
Asset Review Vote Election	403
Asset Status Report	379
Associations	154
Assumed Certificate Coupon	285
Assumed Final Distribution Date	308
Assumed Scheduled Payment	302
Attestation Report	430
Available Funds	294
B
Balloon Balance	139
Bankruptcy Code	441
Base Interest Fraction	307
Benchmark 2020-B17 PSA	191
Benchmark 2020-IG2 PSA	191
Benchmark 2020-IG3 PSA	191
BofA	164
BofA Loans	164
Borrower Party	315
Borrower Party Affiliate	315

Breach Notice	331
BSCMI	240
BWAY 2019-1633 TSA	191
BWAY Trust 2019-1633 Securitization	202
BX Industrial Portfolio Control Appraisal Period	217
BX Industrial Portfolio Controlling Noteholder	214, 215
BX Industrial Portfolio Defaulted Note Purchase Date	219
BX Industrial Portfolio fixed rate loan	42
BX Industrial Portfolio Fixed Rate Loan	193, 207
BX Industrial Portfolio Fixed Rate Pari Passu Companion Loans	206
BX Industrial Portfolio floating rate loan	42
BX Industrial Portfolio Floating Rate Loan	193, 206
BX Industrial Portfolio Intercreditor Agreement	207
BX Industrial Portfolio Lead Securitization	217
BX Industrial Portfolio Major Decision	218
BX Industrial Portfolio Mortgage Loan	206
BX Industrial Portfolio Mortgaged Properties	206
BX Industrial Portfolio Non-Controlling Note A Holder	217
BX Industrial Portfolio Non-Controlling Note A Subordinate Class Representative	217
BX Industrial Portfolio Non-Lead Securitization	217
BX Industrial Portfolio Note	206
BX Industrial Portfolio Note A-1-A-1	206
BX Industrial Portfolio Note A-1-A-2	206
BX Industrial Portfolio Note A-1-A-3	206
BX Industrial Portfolio Note A-1-A-4	206
BX Industrial Portfolio Note A-1-A-5	206
BX Industrial Portfolio Note A-1-A-6	206
BX Industrial Portfolio Note A-1-A-7	206
BX Industrial Portfolio Note A-1-A-8	206

BX Industrial Portfolio Note A-2	206
BX Industrial Portfolio Note B	105, 206
BX Industrial Portfolio Note B Control Appraisal Period	218
BX Industrial Portfolio Note C	206
BX Industrial Portfolio Note C Control Appraisal Period	217
BX Industrial Portfolio Note C-1	206
BX Industrial Portfolio Note C-2	206
BX Industrial Portfolio Note D	206
BX Industrial Portfolio Note D Control Appraisal Period	217
BX Industrial Portfolio Noteholders	207
BX Industrial Portfolio Purchase Notice	219
BX Industrial Portfolio senior fixed rate loan	42
BX Industrial Portfolio Senior Fixed Rate Loan	207
BX Industrial Portfolio Sequential Pay Event	214, 219
BX Industrial Portfolio Subordinate Fixed Rate Companion Loans	206
BX Industrial Portfolio subordinate fixed rate loan	42, 105
BX Industrial Portfolio Subordinate Fixed Rate Loan	193
BX Industrial Portfolio Whole Loan	206
BX Industrial Portfolio Workout	209, 211
C
C(WUMP)O	18
CalPERS	482
Campus	154
CCR&E	154
CERCLA	447
Certificate Administrator Fee Rate	359
Certificate Administrator/Trustee Fee	359
Certificate Balance	292
Certificate Owners	323
Certificateholder	316
Certificateholder Quorum	410
Certificateholder Repurchase Request	419
Certifying Certificateholder	325
CGCMT 2020-GC46 PSA	191
Chase Center Tower Companion Loans	227
Chase Center Tower Control Appraisal Period	235
Chase Center Tower Controlling Noteholder	234
Chase Center Tower Defaulted Note Purchase Date	238

Chase Center Tower I Intercreditor Agreement	227
Chase Center Tower I Mortgaged Property	226
Chase Center Tower I Note	226
Chase Center Tower I Whole Loan	226
Chase Center Tower II Whole Loan	226
Chase Center Tower Intercreditor Agreement	228
Chase Center Tower Intercreditor Agreements	228
Chase Center Tower Lead Securitization	236
Chase Center Tower Major Decision	236
Chase Center Tower Mortgage Loans	227
Chase Center Tower Mortgaged Properties	226
Chase Center Tower Mortgaged Property	226
Chase Center Tower Non-Controlling A Noteholder	236
Chase Center Tower Non-Lead Securitization	236
Chase Center Tower Non-Lead Securitization Subordinate Class Representative	236
Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holder	229
Chase Center Tower Non-Trust Junior Subordinate Companion Loan Holders	227
Chase Center Tower Non-Trust Junior Subordinate Companion Loans	227
Chase Center Tower Note	226
Chase Center Tower Note A Holders	227
Chase Center Tower Note A Percentage Interest	233
Chase Center Tower Note A Rate	233
Chase Center Tower Note A Relative Spread	233
Chase Center Tower Note A-1-A	227
Chase Center Tower Note A-1-B	227
Chase Center Tower Note A-1-C	227
Chase Center Tower Note A-1-D	227
Chase Center Tower Note A-1-E	227
Chase Center Tower Note A-1-F	227
Chase Center Tower Note A-1-G	227
Chase Center Tower Note A-1-H	227
Chase Center Tower Note A-2-A	227
Chase Center Tower Note A-2-B	227
Chase Center Tower Note A-2-C	227
Chase Center Tower Note A-2-D	227
Chase Center Tower Note A-2-E	227
Chase Center Tower Note A-2-F	227
Chase Center Tower Note A-2-G	227
Chase Center Tower Note A-2-H	227
Chase Center Tower Note B Holder Control Appraisal Period	236
Chase Center Tower Note B Percentage Interest	233
Chase Center Tower Note B Rate	233
Chase Center Tower Note B Relative Spread	233
Chase Center Tower Note B-1	227
Chase Center Tower Note B-2	227
Chase Center Tower Note C Holder Control Appraisal Period	236
Chase Center Tower Note C Percentage Interest	233
Chase Center Tower Note C Rate	233
Chase Center Tower Note C Relative Spread	233
Chase Center Tower Note C-1	227
Chase Center Tower Note C-2	227
Chase Center Tower Noteholder	237
Chase Center Tower Notes	226
Chase Center Tower Purchase Notice	237
Chase Center Tower Senior Mortgage Loan	227
Chase Center Tower Senior Notes	227
Chase Center Tower Senior Pari Passu Companion Loans	227
Chase Center Tower Senior Subordinate Companion Loan Holder	229
Chase Center Tower Senior Subordinate Companion Loans	227
Chase Center Tower Sequential Pay Event	233
Chase Center Tower Whole Loan	226
Chase Center Tower Whole Loans	226
Chase Center Tower Workout	229
Citi	163
Citibank Loan	163
Class A Certificates	291
Class A-SB Planned Principal Balance	302
Class X Certificates	291
Clearstream	322
Clearstream Participants	324
Closing Date	138
CMBS	56, 255
Code	466
Collateral Deficiency Amount	366
Collection Account	344

Collection Period	295
COMM 2020-GC44 PSA	191
COMM Conduit/Fusion	256
COMM FL	256
Communication Request	326
Companion Distribution Account	344
Companion Holder	191
Companion Loan	136
Companion Loans	136
Compensating Interest Payment	309
Constant Prepayment Rate	456
Constraining Level	284
Consultation Termination Event	393
Control Eligible Certificates	388
Control Note	191
Control Termination Event	393
Controlling Class	388
Controlling Class Certificateholder	387
Controlling Holder	200
Controlling Noteholder	215
Corrected Loan	379
COVID Emergency	362
COVID Modification	362
COVID Modification Agreement	362
COVID Modified Loan	363
COVID-19	53
CPD	170
CPR	456
CPY	457
Credit Risk Retention Rules	280
CREFC®	313
CREFC® Intellectual Property Royalty License Fee	361
CREFC® Intellectual Property Royalty License Fee Rate	361
CREFC® Investor Reporting Package	348
CREFC® Reports	313
Cross-Collateralized Mortgage Loan Repurchase Criteria	333
Cross-Over Date	299
Cumulative Appraisal Reduction Amount	366
Cure/Contest Period	406
Cut-off Date	136
Cut-off Date Balance	139
D
DB Originators	258
DBNY	255
DBRI	137, 255, 264
Defaulted Loan	385
Defeasance Deposit	181
Defeasance Loans	181
Defeasance Lock-Out Period	181
Defeasance Option	181
Definitive Certificate	322
Delegated Directive	15
Delinquent Loan	403
Depositaries	323
Determination Date	293
DEUR	160
Deutsche Bank	256
Diligence File	328
Directing Certificateholder	387
Directing Certificateholder Asset Status Report Approval Process	381
Disclosable Special Servicer Fees	358
Discount Rate	307
Discount Yield	284
Dispute Resolution Consultation	421
Dispute Resolution Cut-off Date	421
Distribution Accounts	345
Distribution Date	293
Distribution Date Statement	313
DMARC	256
Dodd-Frank Act	117
DOJ	256
DOL	482
DSCR/DY Trigger	390
DST	186
DTC	322
DTC Participants	323
DTC Rules	324
Due Date	177, 295
DY Cure Event	182
E
EDGAR	481
EEA	15
Effective Gross Income	142
Eligible Asset Representations Reviewer	407
Eligible Operating Advisor	398
Enforcing Party	419
Enforcing Servicer	419
ERISA	481
ERISA Plan	484
ESA	159, 244, 260, 14
Escrow/Reserve Mitigating Circumstances	246, 262
EU Risk Retention and Due Diligence Requirements	119
EU Securitization Regulation	16
Euroclear	322
Euroclear Operator	324
Euroclear Participants	324
Excess Modification Fee Amount	355
Excess Modification Fees	354

Excess Prepayment Interest Shortfall	310
Exchange Act	239, 263
Excluded Controlling Class Holder	319
Excluded Controlling Class Loan	315
Excluded Information	315
Excluded Loan	316
Excluded Plan	484
Excluded Special Servicer	411
Excluded Special Servicer Loan	411
Exemption	483
Exemption Rating Agency	483
F
FATCA	476
FDIA	132
FDIC	133
FDIC Safe Harbor	133
FIEL	19
Final Asset Status Report	381
Final Dispute Resolution Election Notice	422
Final Major Decision Reporting Package	392
Final Material Asset Status Report	381
Financial Promotion Order	16
FIRREA	134, 162, 243, 259
Fitch	429
FPO Persons	16
FSMA	16
FTC	163
G
GAAP	280
GACC	255, 264
GACC Data Tape	257
GACC Deal Team	257
GACC Mortgage Loans	257
Gain-on-Sale Entitlement Amount	295
Gain-on-Sale Remittance Amount	295
Gain-on-Sale Reserve Account	345
Garn Act	448
GLA	140
Goldman Originator	266
GS Bank	133, 137, 263, 264
GSMC	263
GSMC Data Tape	265
GSMC Deal Team	264
GSMC Mortgage Loans	263
GSMS 2020-GC47 PSA	191
H
Hard Lockbox	140
Holdings	163
Honeywell	159
HREC	160
HSTP Act	66
I
Indirect Participants	323
Initial Delivery Date	379
Initial Pool Balance	136
Initial Requesting Certificateholder	419
In-Place Cash Management	140
Institutional Investor	19
Institutional Investors	119
Insurance and Condemnation Proceeds	344
Insurance Rating Requirements	5
Intercreditor Agreement	191
Interest Accrual Amount	300
Interest Accrual Period	301
Interest Distribution Amount	300
Interest Reserve Account	345
Interest Shortfall	301
Interested Person	386
Interest-Only Certificates	282
Interest-Only Expected Price	288
Interpolated Yield	283, 287
Investment Company Act of 1940	1
Investor Certification	316
Investor Q&A Forum	320
J
Jacobsen	163
Japanese Retention Requirement	20
JFSA	20
JH Capital	163
JH Collateral	163
JH Servicer	163
JPMCB	239, 264
JPMCB Data Tape	241
JPMCB Deal Team	241
JPMCB Mortgage Loans	240
JPMCB’s Qualification Criteria	242
JPMCC 2019-COR5 PSA	191
JPMDB 2019-COR6 PSA	191
JRR Rule	20
K
KBRA	429
Kravetz	163
L
LCM	247
LCM Data Tape	249
LCM Financing Affiliates	247

LCM Mortgage Loans	247
LCM Review Team	248
Liquidation Fee	356
Liquidation Fee Rate	356
Liquidation Proceeds	344
Loan Per Unit	140
LoanCore Capital Markets	247
Loss of Value Payment	334
Lot 1	154
Lot 1 Association	154
Lot 1 Common Area	154
Lot 3	154
Lot 3 Common Area	155
Lower-Tier Regular Interests	466
Lower-Tier REMIC	50, 293, 466
Lower-Tier REMIC Distribution Account	345
LSRP	161
LTV Ratio	139
M
MAI	335
Major Decision	388
Major Decision Reporting Package	388
Majority B Note Holder	223
MAS	18
Master Servicer Decision	371
Master Servicer Proposed Course of Action Notice	420
Master Servicer Remittance Date	340
Material Defect	331
Midland	276
MIFID II	15
MLPA	326
Modeling Assumptions	457
Modification Fees	354
Moffett Towers Buildings A, B & C Co-Lender Agreement	221
Moffett Towers Buildings A, B & C Control Appraisal Period	225
Moffett Towers Buildings A, B & C Controlling Noteholder	223
Moffett Towers Buildings A, B & C Major Decision	225
Moffett Towers Buildings A, B & C Master Servicer	221
Moffett Towers Buildings A, B & C Mortgage Loan	221
Moffett Towers Buildings A, B & C Mortgaged Property	221
Moffett Towers Buildings A, B & C Non-Controlling Noteholder	224
Moffett Towers Buildings A, B & C Non-Standalone Pari Passu Companion Loans	221
Moffett Towers Buildings A, B & C Pari Passu Companion Loans	221
Moffett Towers Buildings A, B & C Special Servicer	221
Moffett Towers Buildings A, B & C Standalone Companion Loans	221
Moffett Towers Buildings A, B & C Standalone Pari Passu Companion Loans	221
Moffett Towers Buildings A, B & C Subordinate Companion Loans	221
Moffett Towers Buildings A, B & C Whole Loan	221
MOFT 2020-ABC TSA	191
MOFT Trust 2020-ABC Securitization	221
Mortgage	137
Mortgage File	327
Mortgage Loans	136
Mortgage Note	137
Mortgage Pool	136
Mortgage Rate	300
Mortgaged Property	137
MSC 2020-CNP TSA	191
N
Natixis	275
NDJEP	161
Net Mortgage Rate	300
Net Operating Income	140
New BofA Loans	164
NFA	160
NFIP	86
NI 33-105	20
NOI Date	140
Nomura	275
Non-Control Note	191
Non-Controlling Holder	198
Nonrecoverable Advance	342
Non-Serviced AB Whole Loan	191
Non-Serviced Certificate Administrator	191
Non-Serviced Companion Loan	192
Non-Serviced Custodian	192
Non-Serviced Directing Certificateholder	192
Non-Serviced Intercreditor Agreement	192
Non-Serviced Master Servicer	192
Non-Serviced Mortgage Loan	192
Non-Serviced Operating Advisor	192
Non-Serviced Pari Passu Companion Loan	192
Non-Serviced Pari Passu Whole Loan	192

Non-Serviced PSA	192
Non-Serviced Securitization Trust	192
Non-Serviced Special Servicer	192
Non-Serviced Trustee	192
Non-Serviced Whole Loan	192
Non-U.S. Person	476
Note A-1-A Percentage Interest	213
Note A-1-A Rate	214
Note A-1-A Relative Spread	214
Note A-1-B Percentage Interest	213
Note A-1-B Rate	214
Note A-1-B Relative Spread	214
Note A-1-C Percentage Interest	213
Note A-1-C Rate	214
Note A-1-C Relative Spread	214
Note A-1-D Percentage Interest	214
Note A-1-D Rate	214
Note A-1-D Relative Spread	214
Note A-2 Special Decisions	218
Notional Amount	293
NRA	141
NRSRO	314, 485
NRSRO Certification	317
O
Occupancy	141
Occupancy Date	141
Offered Certificates	291
OID Regulations	469
OLA	133
Operating Advisor Consultation Event	393
Operating Advisor Consulting Fee	359
Operating Advisor Expenses	359
Operating Advisor Fee	359
Operating Advisor Fee Rate	359
Operating Advisor Standard	396
Operating Advisor Termination Event	400
Operating Statements	144
P
P&I Advance	340
PACE	100
Pads	144
PAR	244, 260
Par Purchase Price	384
Pari Passu Companion Loan	136
Pari Passu Companion Loans	136
Participants	322
Parties in Interest	482
Pass-Through Rate	299
Patriot Act	450
PCIS Persons	17
PCR	271
Pentalpha Surveillance	279
Percentage Interest	294
Periodic Payments	294
Permitted Investments	294, 346
Permitted Release Default Event	184
Permitted Special Servicer/Affiliate Fees	359
PIPs	81
Plans	481
PLL Policy	176
PML	252, 271
PRC	17
Preliminary Dispute Resolution Election Notice	421
Prepayment Assumption	470
Prepayment Interest Excess	309
Prepayment Interest Shortfall	309
PRIIPS Regulation	15
Primary Collateral	333
Prime Rate	344
Principal Balance Certificates	291
Principal Distribution Amount	301
Principal Shortfall	302
Privileged Information	399
Privileged Information Exception	399
Privileged Person	314
Professional Investors	18
Prohibited Prepayment	309
Promotion of Collective Investment Schemes Exemptions Order	17
Proposed Course of Action	420
Proposed Course of Action Notice	420
Prospectus Regulation	15
PSA	291
PSA Party Repurchase Request	419
PTCE	484
PTE	483
Purchase Price	334
Q
Qualified Investor	15
Qualified Replacement Special Servicer	411
Qualified Substitute Mortgage Loan	334
Qualifying CRE Loan Percentage	281
R
RAC No-Response Scenario	428
Rated Final Distribution Date	308
Rating Agencies	429
Rating Agency Confirmation	429
RCRA	161

REA	68
Realized Loss	311
REC	159
Record Date	293
Registration Statement	481
Regular Certificates	291
Regular Interestholder	469
Regular Interests	466
Regulation AB	431
Regulation RR	280
Reimbursement Rate	344
Related Proceeds	343
Release Date	181
Release Debt Yield	183
Relevant Investor	19
Relevant Persons	17
Relief Act	450
REMIC	466
REMIC Regulations	466
REO Account	345
REO Loan	303
REO Property	378
Repurchase Request	419
Requesting Certificateholder	421
Requesting Holders	367
Requesting Investor	326
Requesting Party	428
Required PLL Period	176
Requirements	450
Residual Certificates	291
Resolution Failure	419
Resolved	420
Restricted Group	483
Restricted Party	399
Retaining Party	280
Retaining Sponsor	280
Review Materials	404
Revised Rate	300
Revolving Advance	106, 178
RevPAR	141
Rule 15Ga-1	247
Rule 17g-5	317
S
S&P	429
SCDHEC	160
Scheduled Certificate Interest Payments	286
Scheduled Certificate Principal Payments	282
Scheduled Principal Distribution Amount	301
SEC	239, 263
Securities Act	430
Securitization Accounts	345
SEL	252, 271
Senior Certificates	291
Serviced Companion Loan	192
Serviced Mortgage Loan	192
Serviced Pari Passu Companion Loan	192
Serviced Pari Passu Mortgage Loan	193
Serviced Pari Passu Whole Loan	193
Serviced Whole Loan	193
Servicer Termination Event	413
Servicing Advances	341
Servicing Fee	352
Servicing Fee Rate	352
Servicing Standard	339
SF	141
SFA	18
SFO	18
Similar Law	481
SMMEA	485
Soft Lockbox	141
Soft Springing Lockbox	141
Special Servicing Fee	355
Special Servicing Fee Rate	355
Special Servicing Transfer Event	378
Specially Serviced Loans	377
Springing Cash Management	141
Springing Lockbox	141
Sq. Ft.	141
Square Feet	141
SRLs	160
Startup Day	467
Stated Principal Balance	302
Static Pool Data	91
Structured Product	18
Subject Loans	360
Subordinate Certificates	291
Subordinate Companion Loan	136, 193
Subordinate Companion Loans	136
Subsequent Asset Status Report	379
Sub-Servicing Agreement	339
Swap-Priced Expected Price	286
Swap-Priced Principal Balance Certificates	282
Syndicate Insurance Rating Requirements	5
T
T-12	141
Target Coupon	285
Target Price	285
Tax Cuts and Jobs Act	469
Term to Maturity	141
Terms and Conditions	325
Tests	405

Title V	449
Transaction Parties	484
Transition Period	16
TRIPRA	87
Trust REMIC	50
Trust REMICs	293, 466
TTM	141
U
U.S. Person	476
Uber	172
UCC	437, 3
UK	15
Underwriter Entities	108
Underwriting Agreement	478
Underwritten Expenses	141
Underwritten NCF Debt Yield	142
Underwritten Net Cash Flow	142
Underwritten Net Cash Flow Debt Service Coverage Ratio	142
Underwritten Net Operating Income Debt Service Coverage Ratio	142
Underwritten NOI	142
Underwritten Revenues	144
Units	144
Unscheduled Principal Distribution Amount	302
Unsolicited Information	405
Upgradient Property	160
Upper-Tier REMIC	50, 293, 466
Upper-Tier REMIC Distribution Account	345
USR Sublease	170
UW Expenses	141
UW NCF	142
UW NCF Debt Yield	142
UW NCF DSCR	142
UW NOI	142
UW NOI Debt Yield	144
UW NOI DSCR	142
UW NOI DY	144
V
Volcker Rule	118
Voting Rights	322
VRP	160
W
WAC Rate	300
Weighted Average Mortgage Rate	144
Wells Fargo Bank	274
WFB	264
Whitehall V	164
Whole Loan	136
Withheld Amounts	345
Workout Fee	355
Workout Fee Rate	355
Workout-Delayed Reimbursement Amount	344
Y
Yield Maintenance Charge	307
Yield-Priced Expected Price	288
Yield-Priced Principal Balance Certificates	282
YM Group A	306
YM Group B	306
YM Group C	306
YM Group D	307
YM Group RR	307
YM Groups	307

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE LEFT INTENTIONALLY BLANK]

ANNEX A-1

Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Number of Properties	Property Type(2)	Property Subtype	Year Built	Year Renovated	Units(3)	Unit of Measure	Occupancy %(4)	Occupancy Date	Appraised Value ($)(5)	Appraisal Date	Current LTV %(5)	Original Balance ($)(6)(7)	Original Balance per Unit ($)	Current Balance ($)(6)(7)	Current Balance per Unit ($)	% of Initial Pool Balance
1	LCM	LA County Office Portfolio	Various	Various	CA	Various	Los Angeles	5	Office	Suburban	Various	Various	346,786	Square Feet	97.8%	Various	101,600,000	09/06/19	67.9%	69,000,000	199	69,000,000	199	9.5%
1.01	LCM	29903 Agoura Road	29903 Agoura Road	Agoura Hills	CA	91301	Los Angeles	1	Office	Suburban	1981	2005	103,394	Square Feet	100.0%	05/27/20	30,400,000	09/06/19		20,650,000		20,650,000		2.8%
1.02	LCM	29899 Agoura Road	29899 Agoura Road	Agoura Hills	CA	91301	Los Angeles	1	Office	Suburban	2008		78,590	Square Feet	100.0%	05/27/20	26,000,000	09/06/19		17,660,000		17,660,000		2.4%
1.03	LCM	5230 Las Virgenes Road	5230 Las Virgenes Road	Calabasas	CA	91302	Los Angeles	1	Office	Suburban	1997		77,025	Square Feet	95.0%	05/27/20	20,000,000	09/06/19		13,580,000		13,580,000		1.9%
1.04	LCM	5855 Topanga Canyon Boulevard	5855 Topanga Canyon Boulevard	Woodland Hills	CA	91367	Los Angeles	1	Office	Suburban	1981		50,019	Square Feet	92.6%	05/27/20	15,000,000	09/06/19		10,190,000		10,190,000		1.4%
1.05	LCM	29901 Agoura Road	29901 Agoura Road	Agoura Hills	CA	91301	Los Angeles	1	Office	Suburban	1979		37,758	Square Feet	100.0%	06/06/20	10,200,000	09/06/19		6,920,000		6,920,000		1.0%
2	JPMCB/GACC/GSMC	1633 Broadway	1633 Broadway	New York	NY	10019	New York	1	Office	CBD	1972	2013	2,561,512	Square Feet	98.4%	10/31/19	2,400,000,000	10/24/19	41.7%	57,500,000	391	57,500,000	391	7.9%
3	GACC	675 Creekside Way	675 Creekside Way	Campbell	CA	95008	Santa Clara	1	Office	Suburban	2016		177,815	Square Feet	100.0%	06/06/20	143,000,000	01/01/21	58.3%	43,400,000	469	43,400,000	469	6.0%
4	LCM	Hampton Roads Office Portfolio	Various	Various	VA	Various	Various	22	Office	Suburban	Various		1,322,003	Square Feet	88.5%	Various	185,200,000	01/07/19	70.8%	43,000,000	101	42,387,896	99	5.8%
4.01	LCM	510 Independence Parkway	510 Independence Parkway	Chesapeake	VA	23320	Chesapeake City	1	Office	Suburban	1999		97,081	Square Feet	89.4%	03/31/20	14,100,000	01/07/19		3,566,090		3,515,327		0.5%
4.02	LCM	676 Independence Parkway	676 Independence Parkway	Chesapeake	VA	23320	Chesapeake City	1	Office	Suburban	2008		73,345	Square Feet	100.0%	03/31/20	11,200,000	01/07/19		3,559,624		3,508,953		0.5%
4.03	LCM	700 Independence Parkway	700 Independence Parkway	Chesapeake	VA	23320	Chesapeake City	1	Office	Suburban	2001		96,807	Square Feet	100.0%	03/31/20	13,400,000	01/07/19		2,925,940		2,884,289		0.4%
4.04	LCM	1309 Executive Boulevard	1309 Executive Boulevard	Chesapeake	VA	23320	Chesapeake City	1	Office	Suburban	2001		49,870	Square Feet	100.0%	06/06/20	8,500,000	01/07/19		2,512,105		2,476,345		0.3%
4.05	LCM	1317 Executive Boulevard	1317 Executive Boulevard	Chesapeake	VA	23320	Chesapeake City	1	Office	Suburban	2007		73,583	Square Feet	100.0%	03/31/20	12,400,000	01/07/19		2,444,211		2,409,417		0.3%
4.06	LCM	200 Golden Oak Court	200 Golden Oak Court	Virginia Beach	VA	23452	Virginia Beach City	1	Office	Suburban	1988		74,290	Square Feet	84.1%	03/31/20	10,900,000	01/07/19		2,347,218		2,313,805		0.3%
4.07	LCM	1301 Executive Boulevard	1301 Executive Boulevard	Chesapeake	VA	23320	Chesapeake City	1	Office	Suburban	2006		50,020	Square Feet	100.0%	03/31/20	8,100,000	01/07/19		2,285,789		2,253,251		0.3%
4.08	LCM	505 Independence Parkway	505 Independence Parkway	Chesapeake	VA	23320	Chesapeake City	1	Office	Suburban	2000		63,568	Square Feet	97.2%	03/31/20	8,500,000	01/07/19		2,266,391		2,234,129		0.3%
4.09	LCM	1313 Executive Boulevard	1313 Executive Boulevard	Chesapeake	VA	23320	Chesapeake City	1	Office	Suburban	2002		49,870	Square Feet	100.0%	06/06/20	8,500,000	01/07/19		2,056,241		2,026,970		0.3%
4.10	LCM	208 Golden Oak Court	208 Golden Oak Court	Virginia Beach	VA	23452	Virginia Beach City	1	Office	Suburban	1989		63,825	Square Feet	94.6%	03/31/20	9,000,000	01/07/19		2,040,075		2,011,035		0.3%
4.11	LCM	1305 Executive Boulevard	1305 Executive Boulevard	Chesapeake	VA	23320	Chesapeake City	1	Office	Suburban	2002		49,865	Square Feet	81.2%	03/31/20	7,100,000	01/07/19		1,968,947		1,940,919		0.3%
4.12	LCM	500 Independence Parkway	500 Independence Parkway	Chesapeake	VA	23320	Chesapeake City	1	Office	Suburban	2001		51,000	Square Feet	100.0%	03/31/20	7,400,000	01/07/19		1,939,850		1,912,236		0.3%
4.13	LCM	501 Independence Parkway	501 Independence Parkway	Chesapeake	VA	23320	Chesapeake City	1	Office	Suburban	2000		63,474	Square Feet	90.1%	03/31/20	8,000,000	01/07/19		1,901,053		1,873,991		0.3%
4.14	LCM	1 Enterprise Parkway	1 Enterprise Parkway	Hampton	VA	23666	Hampton City	1	Office	Suburban	1987		63,029	Square Feet	65.2%	03/31/20	7,700,000	01/07/19		1,762,030		1,736,948		0.2%
4.15	LCM	1457 Miller Store Road	1457 Miller Store Road	Virginia Beach	VA	23455	Virginia Beach City	1	Office	Suburban	1988		65,192	Square Feet	100.0%	03/31/20	6,100,000	01/07/19		1,635,940		1,612,652		0.2%
4.16	LCM	2809 South Lynnhaven Road	2809 South Lynnhaven Road	Virginia Beach	VA	23452	Virginia Beach City	1	Office	Suburban	1987		62,924	Square Feet	74.9%	03/31/20	9,500,000	01/07/19		1,409,624		1,389,558		0.2%
4.17	LCM	22 Enterprise Parkway	22 Enterprise Parkway	Hampton	VA	23666	Hampton City	1	Office	Suburban	1990		72,444	Square Feet	76.2%	03/31/20	8,900,000	01/07/19		1,338,496		1,319,443		0.2%
4.18	LCM	521 Butler Farm Road	521 Butler Farm Road	Hampton	VA	23666	Hampton City	1	Office	Suburban	1989		44,651	Square Feet	100.0%	06/06/20	6,300,000	01/07/19		1,319,098		1,300,320		0.2%
4.19	LCM	21 Enterprise Parkway	21 Enterprise Parkway	Hampton	VA	23666	Hampton City	1	Office	Suburban	1998		75,915	Square Feet	59.0%	03/31/20	9,100,000	01/07/19		1,235,038		1,217,457		0.2%
4.20	LCM	484 Viking Drive	484 Viking Drive	Virginia Beach	VA	23452	Virginia Beach City	1	Office	Suburban	1987		39,633	Square Feet	43.3%	03/31/20	5,400,000	01/07/19		1,222,105		1,204,709		0.2%
4.21	LCM	629 Phoenix Drive	629 Phoenix Drive	Virginia Beach	VA	23452	Virginia Beach City	1	Office	Suburban	1996		24,549	Square Feet	100.0%	03/31/20	2,900,000	01/07/19		853,534		841,384		0.1%
4.22	LCM	5 Manhattan Square	5 Manhattan Square	Hampton	VA	23666	Hampton City	1	Office	Suburban	1999		17,068	Square Feet	100.0%	06/06/20	2,200,000	01/07/19		410,602		404,757		0.1%
5	GSMC	711 Fifth Avenue	711 5th Avenue	New York	NY	10022	New York	1	Mixed Use	Office/Retail	1927	2013-2019	340,024	Square Feet	76.5%	01/31/20	1,000,000,000	01/23/20	54.5%	40,000,000	1,603	40,000,000	1,603	5.5%
6	GACC	BX Industrial Portfolio	Various	Various	Various	Various	Various	68	Various	Various	Various	Various	11,097,713	Square Feet	87.3%	03/31/20	960,750,000	Various	39.6%	37,400,000	34	37,400,000	34	5.1%
6.01	GACC	Bridgewater Center 1	1120 US Highway 22	Bridgewater	NJ	08807	Somerset	1	Industrial	Warehouse/Storage	1951	1994	437,117	Square Feet	0.5%	03/31/20	52,700,000	07/29/19		2,542,854		2,542,854		0.3%
6.02	GACC	401 E Laraway Rd	401 East Laraway Road	Joliet	IL	60433	Will	1	Industrial	Warehouse/Distribution	2005		475,104	Square Feet	100.0%	03/31/20	42,300,000	07/22/19		1,662,484		1,662,484		0.2%
6.03	GACC	Rochelle 1	501 South Steward Road	Rochelle	IL	61068	Ogle	1	Industrial	Warehouse/Distribution	2005		579,575	Square Feet	100.0%	03/31/20	34,600,000	08/01/19		1,359,857		1,359,857		0.2%
6.04	GACC	350A Salem Church Rd	350A Salem Church Road	Mechanicsburg	PA	17050	Cumberland	1	Industrial	Warehouse/Distribution	1990		405,100	Square Feet	100.0%	03/31/20	33,000,000	07/15/19		1,296,974		1,296,974		0.2%
6.05	GACC	Romeoville Bldg 1	208-214 South Pinnacle Drive	Romeoville	IL	60446	Will	1	Industrial	Warehouse/Distribution	2016		199,924	Square Feet	100.0%	03/31/20	30,100,000	07/24/19		1,182,997		1,182,997		0.2%
6.06	GACC	251 E Laraway Rd	251 East Laraway Road	Joliet	IL	60433	Will	1	Industrial	Warehouse/Distribution	2005		374,460	Square Feet	100.0%	03/31/20	28,400,000	07/22/19		1,143,695		1,143,695		0.2%
6.07	GACC	7940 Kentucky	7940 Kentucky Drive	Florence	KY	41042	Boone	1	Industrial	Flex	1992		128,077	Square Feet	94.7%	03/31/20	29,000,000	07/15/19		1,139,765		1,139,765		0.2%
6.08	GACC	Mountain Top Distribution Center 2	1 Philips Drive	Mountain Top	PA	18707	Luzerne	1	Industrial	Warehouse/Distribution	1992		400,000	Square Feet	100.0%	03/31/20	24,100,000	08/01/19		947,184		947,184		0.1%
6.09	GACC	Enterprise Parkway	2000 Enterprise Parkway	Hampton	VA	23666	Hampton City	1	Industrial	Flex	1996		402,652	Square Feet	76.6%	03/31/20	23,400,000	07/19/19		919,672		919,672		0.1%
6.10	GACC	Cavalier I	1400 Cavalier Boulevard	Chesapeake	VA	23323	Chesapeake City	1	Industrial	Warehouse/Distribution	1969		300,117	Square Feet	77.0%	03/31/20	23,100,000	07/19/19		907,881		907,881		0.1%
6.11	GACC	1910 International	1910 International Way	Hebron	KY	41048	Boone	1	Industrial	Warehouse/Distribution	1990	2004	300,000	Square Feet	100.0%	03/31/20	20,800,000	07/16/19		817,486		817,486		0.1%
6.12	GACC	Glen Dale	7100 Holladay Tyler Road	Glen Dale	MD	20769	Prince George’s	1	Industrial	Warehouse/Distribution	1968		314,590	Square Feet	53.5%	03/31/20	19,200,000	07/12/19		754,603		754,603		0.1%
6.13	GACC	Romeoville Bldg 2	208-214 South Pinnacle Drive	Romeoville	IL	60446	Will	1	Industrial	Warehouse/Distribution	2016		199,924	Square Feet	30.9%	03/31/20	18,900,000	07/24/19		742,812		742,812		0.1%
6.14	GACC	Enterprise Distribution Center 1	10550 Toebben Drive	Independence	KY	41051	Boone	1	Industrial	Warehouse/Distribution	2005		275,000	Square Feet	100.0%	03/31/20	17,500,000	07/15/19		687,789		687,789		0.1%
6.15	GACC	2270 Woodale	2270-2280 Woodale Drive	Mounds View	MN	55112	Ramsey	1	Industrial	Warehouse	1990		144,783	Square Feet	100.0%	03/31/20	17,100,000	07/12/19		672,068		672,068		0.1%
6.16	GACC	2950 Lexington Ave South	2950 Lexington Avenue South	Eagan	MN	55121	Dakota	1	Industrial	Warehouse/Storage	1979		184,545	Square Feet	100.0%	03/31/20	16,800,000	07/12/19		660,277		660,277		0.1%
6.17	GACC	Rivers Bend Center 1B	801 Liberty Way	Chester	VA	23836	Chesterfield	1	Industrial	Warehouse/Distribution	1998		170,800	Square Feet	100.0%	03/31/20	16,700,000	07/16/19		656,347		656,347		0.1%
6.18	GACC	DFW Logistics Center (Bldg 4)	2701 Esters Boulevard	Dallas	TX	75261	Dallas	1	Industrial	Warehouse/Distribution	2018		144,000	Square Feet	100.0%	03/31/20	16,400,000	07/12/19		644,557		644,557		0.1%
6.19	GACC	Rivers Bend Center 1C	12730 Kingston Avenue	Chester	VA	23836	Chesterfield	1	Industrial	Flex	2001		158,400	Square Feet	100.0%	03/31/20	15,800,000	07/16/19		620,975		620,975		0.1%
6.20	GACC	Territorial	3 Territorial Court	Bolingbrook	IL	60440	Will	1	Industrial	Manufacturing	2001		125,448	Square Feet	100.0%	03/31/20	15,500,000	07/24/19		609,185		609,185		0.1%
6.21	GACC	Diamond Hill 2	1920 Campostella Road	Chesapeake	VA	23324	Chesapeake City	1	Industrial	Warehouse/Distribution	1997		224,620	Square Feet	100.0%	03/31/20	15,400,000	07/19/19		605,254		605,254		0.1%
6.22	GACC	Rivers Bend Center 2A	500 HP Way	Chester	VA	23836	Chesterfield	1	Industrial	Warehouse/Distribution	1997		144,000	Square Feet	100.0%	03/31/20	15,200,000	07/16/19		597,394		597,394		0.1%
6.23	GACC	Rivers Bend Center 1A	701 Liberty Way	Chester	VA	23836	Chesterfield	1	Industrial	Flex	1998		123,980	Square Feet	100.0%	03/31/20	15,000,000	07/16/19		589,533		589,533		0.1%
6.24	GACC	Diamond Hill 3	1960 Diamond Hill Road	Chesapeake	VA	23324	Chesapeake City	1	Industrial	Warehouse/Distribution	1974		267,010	Square Feet	62.6%	03/31/20	14,900,000	07/19/19		585,603		585,603		0.1%
6.25	GACC	Whippany Business Center 1	One Apollo Drive	Whippany	NJ	07981	Morris	1	Industrial	Warehouse	1975	1985	120,000	Square Feet	74.6%	03/31/20	14,700,000	07/29/19		577,743		577,743		0.1%
6.26	GACC	The Colony Land	NWQ of Memorial Drive and Main Street	The Colony	TX	75056	Denton	1	Other	Leased Fee	NAP				NAP	NAP	14,200,000	07/21/19		558,092		558,092		0.1%
6.27	GACC	Shawnee Distribution Center 1	8515 Hedge Lane Terrace	Shawnee	KS	66227	Johnson	1	Industrial	Warehouse/Distribution	2003		223,200	Square Feet	100.0%	03/31/20	14,100,000	07/10/19		554,161		554,161		0.1%
6.28	GACC	Rivers Bend Center 2B	600 HP Way	Chester	VA	23836	Chesterfield	1	Industrial	Warehouse/Distribution	1997		158,400	Square Feet	100.0%	03/31/20	13,900,000	08/01/19		546,301		546,301		0.1%
6.29	GACC	7930 Kentucky	7930 Kentucky Drive	Florence	KY	41042	Boone	1	Industrial	Warehouse/Distribution	1999		219,300	Square Feet	100.0%	03/31/20	13,800,000	07/15/19		542,371		542,371		0.1%
6.30	GACC	Dues Dr Distribution Center 1	4225 Dues Drive	West Chester	OH	45246	Butler	1	Industrial	Warehouse/Distribution	1972		303,000	Square Feet	40.3%	03/31/20	13,600,000	07/16/19		534,510		534,510		0.1%
6.31	GACC	Gibraltar	455 Gibraltar Drive	Bolingbrook	IL	60440	Will	1	Industrial	Manufacturing	2002		110,000	Square Feet	100.0%	03/31/20	13,500,000	07/24/19		530,580		530,580		0.1%
6.32	GACC	Diamond Hill 1	1910 Campostella Road	Chesapeake	VA	23324	Chesapeake City	1	Industrial	Warehouse/Distribution	1980		152,600	Square Feet	100.0%	03/31/20	13,500,000	07/19/19		530,580		530,580		0.1%
6.33	GACC	DFW Logistics Center (Bldg 3)	2650 Esters Boulevard	Dallas	TX	75261	Dallas	1	Industrial	Warehouse/Distribution	2018		120,000	Square Feet	100.0%	03/31/20	13,500,000	07/12/19		530,580		530,580		0.1%
6.34	GACC	Elk Grove Distribution Center 1	1325 Pratt Boulevard	Elk Grove Village	IL	60007	Cook	1	Industrial	Warehouse/Distribution	1970	2018	150,700	Square Feet	100.0%	03/31/20	13,100,000	07/11/19		514,859		514,859		0.1%
6.35	GACC	1000 Lucas Way	1000 Lucas Way	Hampton	VA	23666	Hampton City	1	Industrial	Warehouse/Distribution	1992		120,000	Square Feet	100.0%	03/31/20	13,100,000	07/19/19		514,859		514,859		0.1%
6.36	GACC	Lakeview	100-130 Lakeview Parkway	Vernon Hills	IL	60061	Lake	1	Industrial	Warehouse/Distribution	1998	2015	132,851	Square Feet	100.0%	03/31/20	13,000,000	07/11/19		510,929		510,929		0.1%
6.37	GACC	DFW Logistics Center (Bldg 5)	750 Royal Lane	Dallas	TX	75261	Dallas	1	Industrial	Warehouse/Distribution	2017		116,157	Square Feet	100.0%	03/31/20	12,300,000	07/12/19		483,417		483,417		0.1%
6.38	GACC	9756 International	9756 International Boulevard	West Chester	OH	45246	Butler	1	Industrial	Warehouse/Distribution	1990		192,000	Square Feet	100.0%	03/31/20	11,700,000	07/16/19		459,836		459,836		0.1%
6.39	GACC	350B Salem Church Rd	350B Salem Church Road	Mechanicsburg	PA	17050	Cumberland	1	Industrial	Warehouse/Distribution	1990		134,500	Square Feet	100.0%	03/31/20	11,000,000	07/15/19		432,325		432,325		0.1%
6.40	GACC	6105 Trenton Ln	6105 Trenton Lane North	Plymouth	MN	55442	Hennepin	1	Industrial	Warehouse/Distribution	1994		122,032	Square Feet	77.4%	03/31/20	11,000,000	07/11/19		432,325		432,325		0.1%
6.41	GACC	300 Salem Church Rd	300 Salem Church Road	Mechanicsburg	PA	17050	Cumberland	1	Industrial	Warehouse/Distribution	1991		120,000	Square Feet	100.0%	03/31/20	10,900,000	07/15/19		428,394		428,394		0.1%
6.42	GACC	Tower	161 Tower Drive	Burr Ridge	IL	60527	Cook	1	Industrial	Manufacturing	1982		118,101	Square Feet	77.0%	03/31/20	10,600,000	07/24/19		424,464		424,464		0.1%
6.43	GACC	1940 Fernbrook Ln	1940 Fernbrook Lane North	Plymouth	MN	55447	Hennepin	1	Industrial	Flex	1974		107,812	Square Feet	97.1%	03/31/20	10,800,000	07/11/19		424,464		424,464		0.1%
6.44	GACC	Production Distribution Center 1	100 Production Drive	Harrison	OH	45030	Hamilton	1	Industrial	Warehouse/Distribution	1965		232,880	Square Feet	100.0%	03/31/20	7,916,472	07/16/19		412,673		412,673		0.1%
6.45	GACC	Culpeper	13129 Airpark Drive	Elkwood	VA	22718	Culpeper	1	Industrial	Warehouse/Distribution	1990		150,000	Square Feet	100.0%	03/31/20	10,400,000	07/16/19		408,743		408,743		0.1%
6.46	GACC	Fairfield Distribution Center 1	375 Northpointe Drive	Fairfield	OH	45014	Butler	1	Industrial	Warehouse/Distribution	1989		203,500	Square Feet	100.0%	03/31/20	10,300,000	07/16/19		404,813		404,813		0.1%
6.47	GACC	Cavalier II	3732 Cook Boulevard	Chesapeake	VA	23323	Chesapeake City	1	Industrial	Warehouse/Distribution	2007		94,325	Square Feet	100.0%	03/31/20	10,100,000	07/19/19		396,953		396,953		0.1%
6.48	GACC	World Park II	10083-10095 International Boulevard	West Chester	OH	45246	Butler	1	Industrial	Warehouse/Distribution	1981		167,270	Square Feet	53.7%	03/31/20	9,000,000	07/16/19		353,720		353,720		0.0%
6.49	GACC	Diamond Hill 4	2115 Portlock Road	Chesapeake	VA	23324	Chesapeake City	1	Industrial	Warehouse/Distribution	2000		75,700	Square Feet	100.0%	03/31/20	8,800,000	07/19/19		345,860		345,860		0.0%
6.50	GACC	2290-2298 Woodale	2290-2298 Woodale Drive	Mounds View	MN	55112	Ramsey	1	Industrial	Flex	1992		78,180	Square Feet	100.0%	03/31/20	8,200,000	07/12/19		322,278		322,278		0.0%
6.51	GACC	514 Butler Rd	514 Butler Farm Road	Hampton	VA	23666	Hampton City	1	Office	Suburban	1992		61,488	Square Feet	12.6%	03/31/20	8,000,000	07/19/19		314,418		314,418		0.0%
6.52	GACC	Northridge II	10446-10456 Lakeridge Parkway	Ashland	VA	23005	Hanover	1	Industrial	Flex	1998		70,118	Square Feet	100.0%	03/31/20	7,600,000	07/18/19		298,697		298,697		0.0%
6.53	GACC	2222 Woodale	2222 Woodale Drive	Mounds View	MN	55112	Ramsey	1	Industrial	Flex	1989		55,742	Square Feet	68.2%	03/31/20	7,300,000	07/12/19		286,906		286,906		0.0%
6.54	GACC	Northridge I	10430-10444 Lakeridge Parkway	Ashland	VA	23005	Hanover	1	Industrial	Flex	1991		69,185	Square Feet	100.0%	03/31/20	7,000,000	07/18/19		275,116		275,116		0.0%
6.55	GACC	Romeoville Distribution Center 1	815 Forestwood Drive	Romeoville	IL	60446	Will	1	Industrial	Manufacturing	1993		75,250	Square Feet	100.0%	03/31/20	6,600,000	07/24/19		259,395		259,395		0.0%
6.56	GACC	1825 Airport Exchange	1825 Airport Exchange Boulevard	Erlanger	KY	41018	Kenton	1	Industrial	Flex	1997		67,749	Square Feet	100.0%	03/31/20	6,000,000	07/16/19		235,813		235,813		0.0%
6.57	GACC	7453 Empire - Bldg C	7453 Empire Drive C	Florence	KY	41042	Boone	1	Industrial	Warehouse/Distribution	1994		101,250	Square Feet	100.0%	03/31/20	5,800,000	07/15/19		227,953		227,953		0.0%
6.58	GACC	Rivers Bend Center 1D	13001 Kingston Avenue	Chester	VA	23836	Chesterfield	1	Industrial	Flex	1997		40,460	Square Feet	100.0%	03/31/20	5,200,000	07/16/19		204,372		204,372		0.0%
6.59	GACC	Heathrow	616 Heathrow Drive	Lincolnshire	IL	60069	Lake	1	Industrial	R&D/Flex	1988	Various	38,504	Square Feet	100.0%	03/31/20	4,900,000	07/11/19		192,581		192,581		0.0%
6.60	GACC	2240-2250 Woodale	2240-2250 Woodale Drive	Mounds View	MN	55112	Ramsey	1	Industrial	Flex	1992		42,551	Square Feet	100.0%	03/31/20	4,200,000	07/12/19		165,069		165,069		0.0%
6.61	GACC	273 Industrial Way	273 Industrial Way	Benicia	CA	94510	Solano	1	Other	Leased Fee	NAP				NAP	NAP	3,650,000	07/18/19		143,453		143,453		0.0%
6.62	GACC	7453 Empire - Bldg B	7453 Empire Drive Building B	Florence	KY	41042	Boone	1	Industrial	Warehouse/Distribution	1993		47,842	Square Feet	100.0%	03/31/20	3,500,000	07/15/19		137,558		137,558		0.0%
6.63	GACC	7453 Empire - Bldg A	7453 Empire Drive Building A	Florence	KY	41042	Boone	1	Industrial	Warehouse/Distribution	1993		47,840	Square Feet	100.0%	03/31/20	3,050,000	07/15/19		119,872		119,872		0.0%
6.64	GACC	Rivers Bend Center - Land	800 HP Way, 501 & 531 HP Way, 12900 Kingston Avenue, 413, 429, 513, 519, 601 & 620 Meadowville Road	Chester	VA	23836	Chesterfield	1	Other	Leased Fee	NAP				NAP	NAP	3,350,000	07/16/19		15,721		15,721		0.0%
6.65	GACC	Production Distribution Center 1B	100b Production Drive	Harrison	OH	45030	Hamilton	1	Industrial	Warehouse/Distribution	1998		76,000	Square Feet	100.0%	03/31/20	2,583,528	07/16/19		0		0		0.0%
6.66	GACC	Bridgewater Center 2	1120 US Highway 22	Bridgewater	NJ	08807	Somerset	1	Industrial	Warehouse/Storage	1954	1994	102,000	Square Feet	100.0%	03/31/20	12,000,000	07/29/19		0		0		0.0%
6.67	GACC	Laraway Land 1	251 East Laraway Road	Joliet	IL	60433	Will	1	Other	Leased Fee	NAP				NAP	NAP	700,000	08/01/19		0		0		0.0%
6.68	GACC	Laraway Land 2	401 East Laraway Road	Joliet	IL	60433	Will	1	Other	Leased Fee	NAP				NAP	NAP	6,400,000	07/22/19		0		0		0.0%
7	LCM	Whitehall III & V	3545 Whitehall Park Drive and 3600 Arco Corporate Drive	Charlotte	NC	28273	Mecklenburg	1	Office	Suburban	2006-2007		295,893	Square Feet	95.6%	04/30/20	56,900,000	10/24/19	63.6%	36,500,000	123	36,175,532	122	5.0%
8	JPMCB	Frick Building	437 Grant Street	Pittsburgh	PA	15219	Allegheny	1	Office	CBD	1902		353,807	Square Feet	72.5%	05/26/20	50,000,000	01/10/20	70.5%	35,250,000	100	35,250,000	100	4.8%
9	LCM	Peace Coliseum	799 West Coliseum Way	Midvale	UT	84047	Salt Lake	1	Office	Suburban	2015		236,585	Square Feet	100.0%	06/06/20	80,000,000	02/14/20	43.1%	34,500,000	146	34,500,000	146	4.7%
10	JPMCB	Chase Center Tower I	1655 3rd Street	San Francisco	CA	94158	San Francisco	1	Office	CBD	2019		317,660	Square Feet	100.0%	06/10/20	466,000,000	12/19/19	31.3%	18,213,750	461	18,213,750	461	2.5%
11	JPMCB	Chase Center Tower II	1725 3rd Street	San Francisco	CA	94158	San Francisco	1	Office	CBD	2019		268,548	Square Feet	100.0%	06/10/20	397,500,000	12/19/19	31.3%	15,536,250	461	15,536,250	461	2.1%
12	LCM	Los Angeles Leased Fee Portfolio	Various	Los Angeles	CA	Various	Los Angeles	8	Other	Leased Fee	N/A		556,202	Square Feet	100.0%	06/06/20	134,900,000	07/04/19	63.0%	24,000,000	153	24,000,000	153	3.3%
12.01	LCM	5901 West Century Boulevard	5901 West Century Boulevard	Los Angeles	CA	90036	Los Angeles	1	Other	Leased Fee	N/A		71,003	Square Feet	100.0%	06/06/20	21,700,000	07/04/19		3,868,235		3,868,235		0.5%
12.02	LCM	5959 West Century Boulevard	5959 West Century Boulevard	Los Angeles	CA	90045	Los Angeles	1	Other	Leased Fee	N/A		79,279	Square Feet	100.0%	06/06/20	19,000,000	07/04/19		3,388,235		3,388,235		0.5%
12.03	LCM	6151 West Century Boulevard	6151 West Century Boulevard	Los Angeles	CA	90045	Los Angeles	1	Other	Leased Fee	N/A		78,844	Square Feet	100.0%	06/06/20	18,000,000	07/04/19		3,190,588		3,190,588		0.4%
12.04	LCM	5933 West Century Boulevard	5933 West Century Boulevard	Los Angeles	CA	90045	Los Angeles	1	Other	Leased Fee	N/A		73,181	Square Feet	100.0%	06/06/20	16,400,000	07/04/19		2,908,235		2,908,235		0.4%
12.05	LCM	5940 West 98th Street	5940 West 98th Street	Los Angeles	CA	90045	Los Angeles	1	Other	Leased Fee	N/A		67,518	Square Feet	100.0%	06/06/20	15,700,000	07/04/19		2,795,294		2,795,294		0.4%
12.06	LCM	9801 Airport Boulevard	9801 Airport Boulevard	Los Angeles	CA	90045	Los Angeles	1	Other	Leased Fee	N/A		62,726	Square Feet	100.0%	06/06/20	15,000,000	07/04/19		2,682,353		2,682,353		0.4%
12.07	LCM	6144 West 98th Street	6144 West 98th Street	Los Angeles	CA	90045	Los Angeles	1	Other	Leased Fee	N/A		62,726	Square Feet	100.0%	06/06/20	14,900,000	07/04/19		2,654,118		2,654,118		0.4%
12.08	LCM	5960 West 98th Street	5960 West 98th Street	Los Angeles	CA	90045	Los Angeles	1	Other	Leased Fee	N/A		60,925	Square Feet	100.0%	06/06/20	14,200,000	07/04/19		2,512,941		2,512,941		0.3%
13	JPMCB	1340 Concord	1340 Concord Terrace	Sunrise	FL	33323	Broward	1	Office	Suburban	1998		100,710	Square Feet	100.0%	06/01/20	32,600,000	06/14/19	67.5%	22,000,000	218	22,000,000	218	3.0%
14	LCM	1333 Main Street	1333 Main Street, 1301 Assembly Street and 1314-1318 Assembly Street	Columbia	SC	29201	Richland	1	Mixed Use	Office/Retail	1983	1998-2015	224,314	Square Feet	92.0%	01/14/20	29,500,000	01/03/20	69.5%	20,500,000	91	20,500,000	91	2.8%
15	GSMC	City National Plaza	515-555 South Flower Street	Los Angeles	CA	90071	Los Angeles	1	Office	CBD	1971	2018	2,519,787	Square Feet	81.4%	03/27/20	1,330,000,000	03/02/20	41.4%	20,000,000	218	20,000,000	218	2.7%
16	GSMC	Moffett Towers Buildings A, B & C	Various	Sunnyvale	CA	94089	Santa Clara	3	Office	Suburban	2008		951,498	Square Feet	100.0%	01/01/21	1,145,000,000	10/01/21	38.7%	20,000,000	466	20,000,000	466	2.7%
16.01	GSMC	Moffett Towers Building B	1020 Enterprise Way	Sunnyvale	CA	94089	Santa Clara	1	Office	Suburban	2008		317,166	Square Feet	100.0%	01/01/21	390,000,000	10/01/21		6,883,117		6,883,117		0.9%
16.02	GSMC	Moffett Towers Building C	1050 Enterprise Way	Sunnyvale	CA	94089	Santa Clara	1	Office	Suburban	2008		317,166	Square Feet	100.0%	01/01/21	383,000,000	05/01/21		6,883,117		6,883,117		0.9%
16.03	GSMC	Moffett Towers Building A	1000 Enterprise Way	Sunnyvale	CA	94089	Santa Clara	1	Office	Suburban	2008		317,166	Square Feet	100.0%	01/01/21	348,000,000	01/03/20		6,233,766		6,233,766		0.9%
17	GACC	Roscoe Office	14500 Roscoe Boulevard	Panorama City	CA	91402	Los Angeles	1	Office	Suburban	1981		84,337	Square Feet	90.6%	02/13/20	30,700,000	01/07/20	60.3%	18,500,000	219	18,500,000	219	2.5%
18	LCM	Lava Ridge Business Center	3000-3010 Lava Ridge Court	Roseville	CA	95661	Placer	1	Office	Suburban	1999	2018	138,836	Square Feet	89.7%	02/01/20	29,900,000	12/05/19	61.0%	18,250,000	131	18,250,000	131	2.5%
19	GSMC	PCI Pharma Portfolio	Various	Various	Various	Various	Various	5	Various	Various	Various	Various	1,356,188	Square Feet	100.0%	06/01/20	165,940,000	Various	65.4%	16,750,000	80	16,750,000	80	2.3%
19.01	GSMC	3001 Red Lion Road	3001 Red Lion Road	Philadelphia	PA	19114	Philadelphia	1	Industrial	R&D/Flex	1954	2002	447,000	Square Feet	100.0%	06/01/20	75,100,000	10/10/19		7,580,601		7,580,601		1.0%
19.02	GSMC	4536 & 4545 Assembly Drive	4536 & 4545 Assembly Drive	Rockford	IL	61109	Winnebago	1	Industrial	Warehouse/Distribution	1989	2003, 2005, 2012, 2018	768,400	Square Feet	100.0%	06/01/20	52,600,000	10/11/19		5,309,449		5,309,449		0.7%
19.03	GSMC	6166 Nancy Ridge Drive	6166 Nancy Ridge Drive	San Diego	CA	92121	San Diego	1	Office	Suburban Flex	1996	2016	37,583	Square Feet	100.0%	06/01/20	19,800,000	10/10/19		1,998,614		1,998,614		0.3%
19.04	GSMC	6146 Nancy Ridge Drive	6146 Nancy Ridge Drive	San Diego	CA	92121	San Diego	1	Office	Suburban Flex	1987	2017	24,785	Square Feet	100.0%	06/01/20	13,000,000	10/10/19		1,312,221		1,312,221		0.2%
19.05	GSMC	1635 & 1639 New Milford School Road	1635 & 1639 New Milford School Road	Rockford	IL	61109	Winnebago	1	Industrial	Warehouse	1996	2001	78,420	Square Feet	100.0%	06/01/20	5,440,000	10/11/19		549,114		549,114		0.1%
20	JPMCB	The Oliver	11955 West Washington Boulevard	Los Angeles	CA	90066	Los Angeles	1	Mixed Use	Multifamily/Retail	2016		30	Units	100.0%	02/01/20	27,700,000	01/21/20	54.5%	15,100,000	503,333	15,100,000	503,333	2.1%
21	JPMCB	Apollo Education Group HQ Campus	4025, 4035, 4045, 4050, and 4055 South Riverpoint Parkway	Phoenix	AZ	85040	Maricopa	1	Office	Suburban	2007, 2008	2019	599,664	Square Feet	100.0%	06/05/20	194,000,000	01/06/20	47.2%	15,000,000	153	15,000,000	153	2.1%
22	LCM	SHP Building IV	3145 Saint Rose Parkway	Henderson	NV	89052	Clark	1	Office	Suburban	2018		51,851	Square Feet	100.0%	01/01/20	20,200,000	01/07/20	68.6%	13,850,000	267	13,850,000	267	1.9%
23	GACC	GIP REIT Portfolio	Various	Various	Various	Various	Various	3	Various	Various	Various		68,200	Square Feet	100.0%	06/06/20	15,050,000	Various	75.0%	11,287,500	166	11,287,500	166	1.6%
23.01	GACC	15091 Alabama Highway 20	15091 Alabama Highway 20	Madison	AL	35756	Limestone	1	Industrial	Manufacturing	2003		63,000	Square Feet	100.0%	06/06/20	9,000,000	10/24/19		6,750,000		6,750,000		0.9%
23.02	GACC	1300 South Dale Mabry Highway	1300 South Dale Mabry Highway	Tampa	FL	33629	Hillsborough	1	Retail	Single Tenant	2018		2,200	Square Feet	100.0%	06/06/20	3,500,000	10/18/19		2,625,000		2,625,000		0.4%
23.03	GACC	3707 14th Street Northwest	3707 14th Street Northwest	Washington	DC	20010	District of Columbia	1	Retail	Single Tenant	2016		3,000	Square Feet	100.0%	06/06/20	2,550,000	10/25/19		1,912,500		1,912,500		0.3%
24	GACC	Staples Headquarters	500 Staples Drive	Framingham	MA	01702	Middlesex	1	Office	Suburban	1997		666,088	Square Feet	100.0%	06/06/20	198,000,000	11/01/19	45.5%	10,000,000	135	10,000,000	135	1.4%
25	LCM	NOV Headquarters	7909 Parkwood Circle Drive and 9720 & 9724 Beechnut Street	Houston	TX	77036	Harris	1	Office	Suburban	1982	2009	337,019	Square Feet	100.0%	06/06/20	57,000,000	01/30/19	68.8%	10,000,000	116	10,000,000	116	1.4%
26	GACC	Briarcliff Apartments	4805 Transit Road	Depew	NY	14043	Erie	1	Multifamily	Garden	1986		248	Units	95.2%	01/27/20	17,225,000	12/16/19	51.1%	8,800,000	35,484	8,800,000	35,484	1.2%
27	GSMC	Stuart’s Crossing	652 Kirk Road	St. Charles	IL	60174	Kane	1	Retail	Anchored	1999		85,529	Square Feet	100.0%	03/03/20	13,200,000	01/17/20	63.6%	8,400,000	98	8,400,000	98	1.2%
28	LCM	KB Fresenius & DaVita Southeast Portfolio	Various	Various	Various	Various	Various	4	Office	Medical	Various	Various	34,575	Square Feet	100.0%	06/06/20	13,700,000	Various	58.6%	8,025,000	232	8,025,000	232	1.1%
28.01	LCM	4751 West Fuqua Street	4751 West Fuqua Street	Houston	TX	77045	Harris	1	Office	Medical	2018		8,818	Square Feet	100.0%	06/06/20	3,750,000	12/04/19		2,200,000		2,200,000		0.3%
28.02	LCM	205 Belle Meade Point	205B Belle Meade Point	Flowood	MS	39232	Rankin	1	Office	Medical	2006	2019	11,040	Square Feet	100.0%	06/06/20	3,450,000	11/19/19		2,050,000		2,050,000		0.3%
28.03	LCM	3530 Rowe Lane	3530 Rowe Lane	Cumming	GA	30041	Forsyth	1	Office	Medical	2019		7,378	Square Feet	100.0%	06/06/20	3,450,000	11/19/19		1,975,000		1,975,000		0.3%
28.04	LCM	5552 Platt Springs Road	5552 Platt Springs Road	Lexington	SC	29073	Lexington	1	Office	Medical	2018		7,339	Square Feet	100.0%	06/06/20	3,050,000	11/19/19		1,800,000		1,800,000		0.2%
29	GSMC	Caton Crossings	2300 South Route 59	Plainfield	IL	60586	Will	1	Retail	Anchored	1998		83,799	Square Feet	100.0%	01/07/20	12,000,000	01/17/20	64.8%	7,800,000	93	7,775,488	93	1.1%
30	GSMC	Midland Atlantic Portfolio	Various	Various	Various	Various	Various	6	Retail	Various	Various	Various	552,154	Square Feet	88.1%	12/20/19	64,150,000	Various	70.1%	7,500,000	81	7,500,000	81	1.0%
30.01	GSMC	Parkside Square	3100 Bienville Boulevard	Ocean Springs	MS	39564	Jackson	1	Retail	Anchored	1989	2008	150,346	Square Feet	100.0%	12/20/19	17,100,000	11/16/19		1,999,221		1,999,221		0.3%
30.02	GSMC	Maysville Marketsquare	381-385 Market Square Drive	Maysville	KY	41056	Mason	1	Retail	Anchored	1993		144,945	Square Feet	81.7%	12/20/19	14,425,000	11/19/19		1,686,477		1,686,477		0.2%
30.03	GSMC	Pinecrest Pointe	9101 Leesville Road	Raleigh	NC	27613	Wake	1	Retail	Anchored	1988		89,226	Square Feet	89.2%	12/20/19	14,100,000	11/22/19		1,648,480		1,648,480		0.2%
30.04	GSMC	Valleydale Marketplace	2653 Valleydale Road	Hoover	AL	35244	Shelby	1	Retail	Anchored	1993		67,854	Square Feet	96.5%	12/20/19	8,400,000	11/22/19		982,073		982,073		0.1%
30.05	GSMC	Putnam Plaza	1333 Indianapolis Road	Greencastle	IN	46135	Putnam	1	Retail	Anchored	1985		75,179	Square Feet	70.5%	12/20/19	6,950,000	11/21/19		812,549		812,549		0.1%
30.06	GSMC	Heritage Plaza	3101 Heritage Green Drive	Monroe	OH	45050	Butler	1	Retail	Shadow Anchored	2005		24,604	Square Feet	79.7%	12/20/19	3,175,000	11/20/19		371,200		371,200		0.1%
31	LCM	Guidepost Montessori	1450 63rd Street	Emeryville	CA	94608	Alameda	1	Office	Suburban	1913, 1951	2015	12,000	Square Feet	100.0%	06/06/20	9,800,000	10/03/19	67.3%	6,600,000	550	6,600,000	550	0.9%
32	LCM	Maple Grove RV Resort	12403 & 12417 Highway 99	Everett	WA	98204	Snohomish	1	Manufactured Housing	Manufactured Housing	2002	2015	89	Pads	82.0%	11/30/19	13,500,000	11/25/19	42.2%	5,700,000	64,045	5,700,000	64,045	0.8%
33	JPMCB	278 Court Street	278 Court Street	Brooklyn	NY	11231	Kings	1	Mixed Use	Multifamily/Retail	1900	2018	3	Units	100.0%	03/31/20	7,300,000	12/20/19	69.2%	5,050,000	1,683,333	5,050,000	1,683,333	0.7%
34	LCM	Willow Lake Tech Center	400-444 East State Parkway	Schaumburg	IL	60173	Cook	1	Industrial	Flex	1997	2017	105,007	Square Feet	95.8%	10/17/19	7,210,000	11/06/19	68.7%	5,000,000	48	4,954,198	47	0.7%

A-1-1

ANNEX A-1

Loan #	Seller(1)	Property Name	Crossed Loan	Related Borrower(8)	Interest Rate %(9)	Admin.Fee %(9)	Net Mortgage Rate %(9)	Accrual Type	Monthly Debt Service ($)(10)(11)	Annual Debt Service ($)(11)	Note Date	First Payment Date	Partial IO Last IO Payment	Partial IO Loan First P&I Payment	Rem. Term	Rem. Amort	I/O Period	Seasoning	Payment Due Date	Grace Period (Late Payment)(12)	Grace Period (Default)(12)	Maturity Date	ARD Loan	Final Maturity Date	Maturity/ARD Balance ($)(6)	Maturity LTV %(5)	Prepayment Provision (Payments)(13)
1	LCM	LA County Office Portfolio	No	No	4.19300	0.01725	4.17575	Actual/360	337,140.00	4,045,680.00	01/09/20	03/06/20	02/06/24	03/06/24	116	360	48	4	6	0	0	02/06/30	No	02/06/30	61,426,831	60.5%	L(28),Def(88),O(4)
1.01	LCM	29903 Agoura Road																							18,383,537
1.02	LCM	29899 Agoura Road																							15,721,708
1.03	LCM	5230 Las Virgenes Road																							12,089,513
1.04	LCM	5855 Topanga Canyon Boulevard																							9,071,586
1.05	LCM	29901 Agoura Road																							6,160,488
2	JPMCB/GACC/GSMC	1633 Broadway	No	No	2.99000	0.01365	2.97635	Actual/360	145,260.71	1,743,128.52	11/25/19	01/06/20			114	0	120	6	6	0	0	12/06/29	No	12/06/29	57,500,000	41.7%	L(30),Def(83),O(7)
3	GACC	675 Creekside Way	No	No	3.69000	0.01725	3.67275	Actual/360	135,308.54	1,623,702.48	03/02/20	04/06/20			81	0	84	3	6	0	0	03/06/27	No	03/06/27	43,400,000	58.3%	L(27),Def(53),O(4)
4	LCM	Hampton Roads Office Portfolio	No	No	5.30000	0.01365	5.28635	Actual/360	235,751.64	2,829,019.68	03/28/19	05/06/19			106	346	0	14	6	0	0	04/06/29	No	04/06/29	36,094,223	60.3%	L(38),Grtr1%orYM(79),O(3)
4.01	LCM	510 Independence Parkway																							2,993,378
4.02	LCM	676 Independence Parkway																							2,987,950
4.03	LCM	700 Independence Parkway																							2,456,036
4.04	LCM	1309 Executive Boulevard																							2,108,663
4.05	LCM	1317 Executive Boulevard																							2,051,672
4.06	LCM	200 Golden Oak Court																							1,970,256
4.07	LCM	1301 Executive Boulevard																							1,918,693
4.08	LCM	505 Independence Parkway																							1,902,410
4.09	LCM	1313 Executive Boulevard																							1,726,009
4.10	LCM	208 Golden Oak Court																							1,712,440
4.11	LCM	1305 Executive Boulevard																							1,652,735
4.12	LCM	500 Independence Parkway																							1,628,311
4.13	LCM	501 Independence Parkway																							1,595,745
4.14	LCM	1 Enterprise Parkway																							1,479,049
4.15	LCM	1457 Miller Store Road																							1,373,209
4.16	LCM	2809 South Lynnhaven Road																							1,183,239
4.17	LCM	22 Enterprise Parkway																							1,123,534
4.18	LCM	521 Butler Farm Road																							1,107,251
4.19	LCM	21 Enterprise Parkway																							1,036,691
4.20	LCM	484 Viking Drive																							1,025,836
4.21	LCM	629 Phoenix Drive																							716,457
4.22	LCM	5 Manhattan Square																							344,659
5	GSMC	711 Fifth Avenue	No	No	3.16000	0.01365	3.14635	Actual/360	106,796.30	1,281,555.60	03/06/20	04/06/20			117	0	120	3	6	0	0	03/06/30	No	03/06/30	40,000,000	54.5%	L(27),Def(86),O(7)
6	GACC	BX Industrial Portfolio	No	No	3.55000	0.01365	3.53635	Actual/360	112,178.36	1,346,140.32	05/13/20	06/09/20			76	0	77	1	9	0	0	10/09/26	No	10/09/26	37,400,000	39.6%	Grtr1%orYM(70),O(7)
6.01	GACC	Bridgewater Center 1																							2,542,854
6.02	GACC	401 E Laraway Rd																							1,662,484
6.03	GACC	Rochelle 1																							1,359,857
6.04	GACC	350A Salem Church Rd																							1,296,974
6.05	GACC	Romeoville Bldg 1																							1,182,997
6.06	GACC	251 E Laraway Rd																							1,143,695
6.07	GACC	7940 Kentucky																							1,139,765
6.08	GACC	Mountain Top Distribution Center 2																							947,184
6.09	GACC	Enterprise Parkway																							919,672
6.10	GACC	Cavalier I																							907,881
6.11	GACC	1910 International																							817,486
6.12	GACC	Glen Dale																							754,603
6.13	GACC	Romeoville Bldg 2																							742,812
6.14	GACC	Enterprise Distribution Center 1																							687,789
6.15	GACC	2270 Woodale																							672,068
6.16	GACC	2950 Lexington Ave South																							660,277
6.17	GACC	Rivers Bend Center 1B																							656,347
6.18	GACC	DFW Logistics Center (Bldg 4)																							644,557
6.19	GACC	Rivers Bend Center 1C																							620,975
6.20	GACC	Territorial																							609,185
6.21	GACC	Diamond Hill 2																							605,254
6.22	GACC	Rivers Bend Center 2A																							597,394
6.23	GACC	Rivers Bend Center 1A																							589,533
6.24	GACC	Diamond Hill 3																							585,603
6.25	GACC	Whippany Business Center 1																							577,743
6.26	GACC	The Colony Land																							558,092
6.27	GACC	Shawnee Distribution Center 1																							554,161
6.28	GACC	Rivers Bend Center 2B																							546,301
6.29	GACC	7930 Kentucky																							542,371
6.30	GACC	Dues Dr Distribution Center 1																							534,510
6.31	GACC	Gibraltar																							530,580
6.32	GACC	Diamond Hill 1																							530,580
6.33	GACC	DFW Logistics Center (Bldg 3)																							530,580
6.34	GACC	Elk Grove Distribution Center 1																							514,859
6.35	GACC	1000 Lucas Way																							514,859
6.36	GACC	Lakeview																							510,929
6.37	GACC	DFW Logistics Center (Bldg 5)																							483,417
6.38	GACC	9756 International																							459,836
6.39	GACC	350B Salem Church Rd																							432,325
6.40	GACC	6105 Trenton Ln																							432,325
6.41	GACC	300 Salem Church Rd																							428,394
6.42	GACC	Tower																							424,464
6.43	GACC	1940 Fernbrook Ln																							424,464
6.44	GACC	Production Distribution Center 1																							412,673
6.45	GACC	Culpeper																							408,743
6.46	GACC	Fairfield Distribution Center 1																							404,813
6.47	GACC	Cavalier II																							396,953
6.48	GACC	World Park II																							353,720
6.49	GACC	Diamond Hill 4																							345,860
6.50	GACC	2290-2298 Woodale																							322,278
6.51	GACC	514 Butler Rd																							314,418
6.52	GACC	Northridge II																							298,697
6.53	GACC	2222 Woodale																							286,906
6.54	GACC	Northridge I																							275,116
6.55	GACC	Romeoville Distribution Center 1																							259,395
6.56	GACC	1825 Airport Exchange																							235,813
6.57	GACC	7453 Empire - Bldg C																							227,953
6.58	GACC	Rivers Bend Center 1D																							204,372
6.59	GACC	Heathrow																							192,581
6.60	GACC	2240-2250 Woodale																							165,069
6.61	GACC	273 Industrial Way																							143,453
6.62	GACC	7453 Empire - Bldg B																							137,558
6.63	GACC	7453 Empire - Bldg A																							119,872
6.64	GACC	Rivers Bend Center - Land																							15,721
6.65	GACC	Production Distribution Center 1B																							0
6.66	GACC	Bridgewater Center 2																							0
6.67	GACC	Laraway Land 1																							0
6.68	GACC	Laraway Land 2																							0
7	LCM	Whitehall III & V	No	No	3.69300	0.01725	3.67575	Actual/360	167,858.81	2,014,305.72	11/25/19	01/06/20			114	354	0	6	6	0	0	12/06/29	No	12/06/29	28,671,599	50.4%	L(30),Def(86),O(4)
8	JPMCB	Frick Building	No	No	3.70000	0.01725	3.68275	Actual/360	162,249.75	1,946,997.00	02/28/20	04/01/20	03/01/22	04/01/22	117	360	24	3	1	0	0	03/01/30	No	03/01/30	29,442,370	58.9%	L(27),Def(90),O(3)
9	LCM	Peace Coliseum	No	No	4.24200	0.01725	4.22475	Actual/360	123,651.35	1,483,816.20	03/06/20	04/06/20			117	0	120	3	6	0	0	03/06/30	No	03/06/30	34,500,000	43.1%	L(27),Def(89),O(4)
10	JPMCB	Chase Center Tower I	Group A	Yes - Group 1	3.52190	0.01365	3.50825	Actual/360	54,198.28	650,379.36	03/12/20	05/10/20			57	0	59	2	10	0	0	03/10/25	No	03/10/25	18,213,750	31.3%	L(26),Def(29),O(4)
11	JPMCB	Chase Center Tower II	Group A	Yes - Group 1	3.52220	0.01365	3.50855	Actual/360	46,234.84	554,818.08	03/12/20	05/10/20			57	0	59	2	10	0	0	03/10/25	No	03/10/25	15,536,250	31.3%	L(26),Def(29),O(4)
12	LCM	Los Angeles Leased Fee Portfolio	No	No	3.50000	0.01365	3.48635	Actual/360	70,972.22	851,666.64	08/28/19	10/06/19			111	0	120	9	6	0	0	09/06/29	No	09/06/29	24,000,000	63.0%	L(33),Def(83),O(4)
12.01	LCM	5901 West Century Boulevard																							3,868,235
12.02	LCM	5959 West Century Boulevard																							3,388,235
12.03	LCM	6151 West Century Boulevard																							3,190,588
12.04	LCM	5933 West Century Boulevard																							2,908,235
12.05	LCM	5940 West 98th Street																							2,795,294
12.06	LCM	9801 Airport Boulevard																							2,682,353
12.07	LCM	6144 West 98th Street																							2,654,118
12.08	LCM	5960 West 98th Street																							2,512,941
13	JPMCB	1340 Concord	No	No	4.15000	0.04725	4.10275	Actual/360	77,140.05	925,680.60	07/25/19	09/01/19			110	0	120	10	1	0	0	08/01/29	No	08/01/29	22,000,000	67.5%	L(34),Def(82),O(4)
14	LCM	1333 Main Street	No	No	3.68550	0.01725	3.66825	Actual/360	94,189.97	1,130,279.64	02/27/20	04/06/20	03/06/25	04/06/25	117	360	60	3	6	0	0	03/06/30	No	03/06/30	18,503,657	62.7%	L(27),Def(90),O(3)
15	GSMC	City National Plaza	No	No	2.44000	0.01365	2.42635	Actual/360	41,231.48	494,777.76	03/25/20	05/01/20			118	0	120	2	1	5 days grace, two times per calendar year, other than the payment due on the Maturity Date	0	04/01/30	No	04/01/30	20,000,000	41.4%	Grtr1%orYM(26),DeforGrtr1%orYM(87),O(7)
16	GSMC	Moffett Towers Buildings A, B & C	No	No	3.49000	0.01365	3.47635	Actual/360	58,974.54	707,694.48	02/06/20	03/06/20			116	0	120	4	6	0	0	02/06/30	No	02/06/30	20,000,000	38.7%	L(24),Grtr1%orYM(4),DeforGrtr1%orYM(85),O(7)
16.01	GSMC	Moffett Towers Building B																							6,883,117
16.02	GSMC	Moffett Towers Building C																							6,883,117
16.03	GSMC	Moffett Towers Building A																							6,233,766
17	GACC	Roscoe Office	No	No	3.98500	0.01725	3.96775	Actual/360	62,288.69	747,464.28	02/13/20	04/06/20			117	0	120	3	6	0	0	03/06/30	No	03/06/30	18,500,000	60.3%	L(27),Def(88),O(5)
18	LCM	Lava Ridge Business Center	No	Yes - Group 2	3.47000	0.01725	3.45275	Actual/360	81,645.34	979,744.08	01/31/20	03/06/20	02/06/25	03/06/25	116	360	60	4	6	0	0	02/06/30	No	02/06/30	16,408,030	54.9%	L(28),Def(88),O(4)
19	GSMC	PCI Pharma Portfolio	No	No	3.37900	0.01365	3.36535	Actual/360	47,820.28	573,843.36	10/31/19	12/06/19			113	0	120	7	6	0	0	11/06/29	No	11/06/29	16,750,000	65.4%	L(23),Grtr1%orYM(8),DeforGrtr1%orYM(85),O(4)
19.01	GSMC	3001 Red Lion Road																							7,580,601
19.02	GSMC	4536 & 4545 Assembly Drive																							5,309,449
19.03	GSMC	6166 Nancy Ridge Drive																							1,998,614
19.04	GSMC	6146 Nancy Ridge Drive																							1,312,221
19.05	GSMC	1635 & 1639 New Milford School Road																							549,114
20	JPMCB	The Oliver	No	No	3.69000	0.01725	3.67275	Actual/360	47,077.40	564,928.80	02/27/20	04/01/20			117	0	120	3	1	0	0	03/01/30	No	03/01/30	15,100,000	54.5%	L(27),Def(89),O(4)
21	JPMCB	Apollo Education Group HQ Campus	No	No	3.35000	0.01365	3.33635	Actual/360	42,456.60	509,479.20	01/31/20	03/05/20			56	0	60	4	5	0	0	02/05/25	No	02/05/25	15,000,000	47.2%	L(28),Def(29),O(3)
22	LCM	SHP Building IV	No	No	4.00700	0.01725	3.98975	Actual/360	66,177.92	794,135.04	02/13/20	04/06/20	03/06/21	04/06/21	117	360	12	3	6	0	0	03/06/30	No	03/06/30	11,344,427	56.2%	L(27),Def(89),O(4)
23	GACC	GIP REIT Portfolio	No	No	4.17000	0.01725	4.15275	Actual/360	55,000.35	660,004.20	02/11/20	04/06/20	03/06/21	04/06/21	117	360	12	3	6	0	0	03/06/30	No	03/06/30	9,293,670	61.8%	L(27),Def(89),O(4)
23.01	GACC	15091 Alabama Highway 20																							5,557,676
23.02	GACC	1300 South Dale Mabry Highway																							2,161,319
23.03	GACC	3707 14th Street Northwest																							1,574,675
24	GACC	Staples Headquarters	No	No	3.11000	0.01865	3.09135	Actual/360	26,276.62	315,319.44	01/29/20	03/06/20			116	0	120	4	6	0	0	02/06/30	No	02/06/30	10,000,000	45.5%	L(28),Def(85),O(7)
25	LCM	NOV Headquarters	No	No	4.63000	0.01365	4.61635	Actual/360	39,119.21	469,430.52	03/29/19	05/06/19			106	0	120	14	6	0	0	04/06/29	No	04/06/29	10,000,000	68.8%	L(38),Def(79),O(3)
26	GACC	Briarcliff Apartments	No	No	3.65000	0.01725	3.63275	Actual/360	40,256.44	483,077.28	02/24/20	04/06/20	03/06/21	04/06/21	117	360	12	3	6	0	0	03/06/30	No	03/06/30	7,124,250	41.4%	L(27),Def(9),DeforGrtr1%orYM(79),O(5)
27	GSMC	Stuart’s Crossing	No	Yes - Group 3	3.75000	0.05725	3.69275	Actual/360	38,901.71	466,820.52	03/10/20	05/06/20	04/06/25	05/06/25	118	360	60	2	6	0	0	04/06/30	No	04/06/30	7,590,464	57.5%	L(26),Def(89),O(5)
28	LCM	KB Fresenius & DaVita Southeast Portfolio	No	Yes - Group 2	3.86000	0.01725	3.84275	Actual/360	37,667.70	452,012.40	12/20/19	02/06/20	01/06/25	02/06/25	115	360	60	5	6	0	0	01/06/30	No	01/06/30	7,265,189	53.0%	L(29),Def(88),O(3)
28.01	LCM	4751 West Fuqua Street																							1,991,703
28.02	LCM	205 Belle Meade Point																							1,855,905
28.03	LCM	3530 Rowe Lane																							1,788,006
28.04	LCM	5552 Platt Springs Road																							1,629,575
29	GSMC	Caton Crossings	No	Yes - Group 3	3.35000	0.05725	3.29275	Actual/360	34,375.66	412,507.92	03/10/20	05/06/20			118	358	0	2	6	0	0	04/06/30	No	04/06/30	6,047,229	50.4%	L(26),Def(89),O(5)
30	GSMC	Midland Atlantic Portfolio	No	No	3.95500	0.01365	3.94135	Actual/360	35,611.85	427,342.20	12/26/19	02/06/20	01/06/22	02/06/22	115	360	24	5	6	0	0	01/06/30	No	01/06/30	6,309,675	59.0%	L(29),Def(86),O(5)
30.01	GSMC	Parkside Square																							1,681,924
30.02	GSMC	Maysville Marketsquare																							1,418,816
30.03	GSMC	Pinecrest Pointe																							1,386,850
30.04	GSMC	Valleydale Marketplace																							826,209
30.05	GSMC	Putnam Plaza																							683,589
30.06	GSMC	Heritage Plaza																							312,287
31	LCM	Guidepost Montessori	No	No	4.17900	0.01725	4.16175	Actual/360	32,194.29	386,331.48	11/07/19	01/06/20	12/06/24	01/06/25	114	360	60	6	6	0	0	12/06/29	No	12/06/29	6,007,738	61.3%	L(30),Def(87),O(3)
32	LCM	Maple Grove RV Resort	No	No	4.13600	0.01725	4.11875	Actual/360	19,918.86	239,026.32	12/31/19	02/06/20			117	0	122	5	6	0	0	03/06/30	No	03/06/30	5,700,000	42.2%	L(29),Def(89),O(4)
33	JPMCB	278 Court Street	No	No	4.15000	0.01725	4.13275	Actual/360	24,548.22	294,578.64	02/21/20	04/01/20	03/01/25	04/01/25	117	360	60	3	1	0	0	03/01/30	No	03/01/30	4,594,845	62.9%	L(27),Def(89),O(4)
34	LCM	Willow Lake Tech Center	No	No	3.53400	0.01725	3.51675	Actual/360	22,547.24	270,566.88	12/03/19	01/06/20			114	354	0	6	6	0	0	12/06/29	No	12/06/29	3,904,217	54.2%	L(30),Def(86),O(4)

A-1-2

ANNEX A-1

			HISTORICAL FINANCIALS(14)

Loan #	Seller(1)	Property Name	2017 Revenues ($)	2017 Total Expenses ($)	2017 NOI ($)	2018 Revenues ($)	2018 Total Expenses ($)	2018 NOI ($)	2019 Revenues ($)	2019 Total Expenses ($)	2019 NOI ($)	Most Recent Revenues ($)	Most Recent Total Expenses ($)	Most Recent NOI ($)(15)	As of	UW Economic Occupancy %	UW Revenues ($)(4)	UW Total Expenses ($)	UW NOI ($)(4)(15)	UW Capital Items ($)	UW NCF ($)(4)	UW NOI DSCR(16)	UW NCF DSCR(16)	UW NOI Debt Yield %	UW NCF Debt Yield %
1	LCM	LA County Office Portfolio	9,162,941	3,434,355	5,728,586	9,720,766	3,852,618	5,868,148	10,292,066	3,985,881	6,306,185					91.6%	10,574,259	4,259,991	6,314,268	711,934	5,602,334	1.56	1.38	9.2%	8.1%
1.01	LCM	29903 Agoura Road	2,705,335	1,056,123	1,649,212	3,169,534	1,086,109	2,083,425	2,920,324	1,146,467	1,773,857					91.4%	3,056,698	1,178,812	1,877,886	182,985	1,694,901
1.02	LCM	29899 Agoura Road	2,398,372	712,751	1,685,621	2,558,686	754,057	1,804,629	2,662,801	765,508	1,897,293					91.4%	2,672,976	905,481	1,767,495	145,347	1,622,148
1.03	LCM	5230 Las Virgenes Road	2,181,166	903,618	1,277,548	2,252,080	899,621	1,352,459	2,195,679	914,829	1,280,850					91.4%	2,073,113	961,029	1,112,084	175,807	936,276
1.04	LCM	5855 Topanga Canyon Boulevard	1,219,694	726,087	493,607	1,103,300	744,713	358,587	1,541,078	772,206	768,872					92.6%	1,740,799	805,970	934,829	131,607	803,222
1.05	LCM	29901 Agoura Road	658,374	35,776	622,598	637,166	368,118	269,048	972,184	386,871	585,313					91.4%	1,030,673	408,699	621,974	76,188	545,786
2	JPMCB/GACC/GSMC	1633 Broadway	159,464,803	65,274,796	94,190,007	179,219,236	70,120,786	109,098,450	182,760,348	71,951,033	110,809,315	184,447,000	73,621,000	110,826,000	05/31/20	95.9%	190,585,947	71,435,784	119,150,163	2,472,436	116,677,727	3.93	3.84	11.9%	11.7%
3	GACC	675 Creekside Way														95.0%	10,300,299	2,397,845	7,902,454	35,563	7,866,891	2.53	2.52	9.5%	9.4%
4	LCM	Hampton Roads Office Portfolio	21,087,480	8,021,316	13,066,165	22,024,884	8,557,697	13,467,187				21,987,290	8,175,801	13,811,489	03/31/20	86.4%	22,491,550	8,208,420	14,283,130	1,999,510	12,283,620	1.63	1.40	10.9%	9.4%
4.01	LCM	510 Independence Parkway	1,560,495	427,404	1,133,091	1,586,135	466,558	1,119,577				1,428,893	485,055	943,839	03/31/20	89.9%	1,641,235	464,172	1,177,063	149,607	1,027,456
4.02	LCM	676 Independence Parkway	1,639,675	536,448	1,103,227	1,786,101	595,649	1,190,452				1,726,531	523,616	1,202,914	03/31/20	95.0%	1,734,449	566,305	1,168,144	124,013	1,044,131
4.03	LCM	700 Independence Parkway	943,328	370,585	572,743	1,108,787	444,909	663,878				1,501,891	454,145	1,047,745	03/31/20	95.0%	1,552,007	460,658	1,091,349	151,036	940,313
4.04	LCM	1309 Executive Boulevard	1,170,430	371,764	798,666	1,186,584	383,410	803,173				1,179,550	346,019	833,531	03/31/20	95.0%	1,140,747	347,270	793,477	83,070	710,407
4.05	LCM	1317 Executive Boulevard	1,620,996	588,889	1,032,107	1,466,124	612,494	853,631				1,134,862	563,771	571,091	03/31/20	95.0%	1,703,553	579,811	1,123,742	117,489	1,006,253
4.06	LCM	200 Golden Oak Court	1,300,078	490,691	809,386	1,351,961	521,636	830,325				1,272,854	508,962	763,892	03/31/20	84.8%	1,315,851	511,023	804,828	119,187	685,641
4.07	LCM	1301 Executive Boulevard	1,015,339	402,338	613,000	1,108,777	419,587	689,190				1,165,699	409,503	756,196	03/31/20	95.0%	1,158,540	430,355	728,185	80,378	647,807
4.08	LCM	505 Independence Parkway	1,100,430	484,996	615,433	1,370,119	516,051	854,069				1,243,755	513,057	730,698	03/31/20	95.0%	1,276,818	506,992	769,826	105,340	664,487
4.09	LCM	1313 Executive Boulevard	935,774	232,405	703,369	940,845	262,226	678,619				941,702	233,150	708,552	03/31/20	95.0%	913,640	245,927	667,712	79,854	587,859
4.10	LCM	208 Golden Oak Court	971,501	419,453	552,049	1,010,043	467,635	542,408				1,204,429	446,711	757,718	03/31/20	94.0%	1,163,614	448,022	715,592	102,981	612,611
4.11	LCM	1305 Executive Boulevard	981,211	420,688	560,523	1,005,548	418,112	587,436				1,101,790	373,412	728,378	03/31/20	80.8%	877,947	407,712	470,235	78,642	391,593
4.12	LCM	500 Independence Parkway	905,425	213,630	691,794	849,276	218,638	630,638				874,273	217,779	656,495	03/31/20	95.0%	855,826	201,768	654,058	80,784	573,274
4.13	LCM	501 Independence Parkway	943,770	445,414	498,356	950,114	486,336	463,777				1,180,809	506,104	674,705	03/31/20	90.4%	1,247,637	504,547	743,090	95,336	647,755
4.14	LCM	1 Enterprise Parkway	998,590	431,069	567,521	1,027,873	445,366	582,506				847,926	428,452	419,474	03/31/20	66.3%	797,415	436,790	360,625	92,667	267,958
4.15	LCM	1457 Miller Store Road	677,603	165,407	512,196	642,571	171,150	471,421				703,003	164,551	538,452	03/31/20	95.0%	682,520	160,590	521,930	96,224	425,707
4.16	LCM	2809 South Lynnhaven Road	1,044,441	415,783	628,659	1,080,955	440,144	640,811				1,039,635	398,244	641,391	03/31/20	75.9%	993,473	420,842	572,631	90,710	481,921
4.17	LCM	22 Enterprise Parkway	749,544	441,320	308,224	888,388	474,254	414,134				1,008,981	435,317	573,663	03/31/20	76.3%	1,027,606	456,302	571,304	98,517	472,787
4.18	LCM	521 Butler Farm Road	505,491	156,326	349,165	541,938	165,401	376,537				582,334	172,230	410,104	03/31/20	95.0%	567,856	140,351	427,505	67,484	360,021
4.19	LCM	21 Enterprise Parkway	796,186	502,490	293,696	852,808	519,379	333,429				838,356	478,156	360,200	03/31/20	60.0%	874,882	498,244	376,638	87,547	289,091
4.20	LCM	484 Viking Drive	684,812	270,724	414,088	661,008	282,155	378,853				356,596	292,703	63,893	03/31/20	44.3%	358,058	224,104	133,955	35,290	98,664
4.21	LCM	629 Phoenix Drive	305,942	108,924	197,018	305,262	106,818	198,444				371,503	92,755	278,747	03/31/20	95.0%	363,187	92,851	270,336	37,978	232,358
4.22	LCM	5 Manhattan Square	236,421	124,567	111,853	303,668	139,788	163,880				281,918	132,109	149,809	03/31/20	95.0%	244,690	103,786	140,904	25,375	115,529
5	GSMC	711 Fifth Avenue	62,723,555	17,358,037	45,365,518	63,038,695	18,950,129	44,088,566	69,563,590	20,967,241	48,596,349					90.6%	74,193,553	22,888,769	51,304,783	629,356	50,675,427	2.94	2.90	9.4%	9.3%
6	GACC	BX Industrial Portfolio	58,906,928	15,685,910	43,221,019	58,809,513	16,639,572	42,169,941	66,763,069	18,447,435	48,315,634	68,047,168	17,089,007	50,958,160	03/31/20	85.1%	68,219,859	19,321,765	48,898,094	3,329,314	45,568,781	3.83	3.57	12.8%	12.0%
6.01	GACC	Bridgewater Center 1
6.02	GACC	401 E Laraway Rd
6.03	GACC	Rochelle 1
6.04	GACC	350A Salem Church Rd
6.05	GACC	Romeoville Bldg 1
6.06	GACC	251 E Laraway Rd
6.07	GACC	7940 Kentucky
6.08	GACC	Mountain Top Distribution Center 2
6.09	GACC	Enterprise Parkway
6.10	GACC	Cavalier I
6.11	GACC	1910 International
6.12	GACC	Glen Dale
6.13	GACC	Romeoville Bldg 2
6.14	GACC	Enterprise Distribution Center 1
6.15	GACC	2270 Woodale
6.16	GACC	2950 Lexington Ave South
6.17	GACC	Rivers Bend Center 1B
6.18	GACC	DFW Logistics Center (Bldg 4)
6.19	GACC	Rivers Bend Center 1C
6.20	GACC	Territorial
6.21	GACC	Diamond Hill 2
6.22	GACC	Rivers Bend Center 2A
6.23	GACC	Rivers Bend Center 1A
6.24	GACC	Diamond Hill 3
6.25	GACC	Whippany Business Center 1
6.26	GACC	The Colony Land
6.27	GACC	Shawnee Distribution Center 1
6.28	GACC	Rivers Bend Center 2B
6.29	GACC	7930 Kentucky
6.30	GACC	Dues Dr Distribution Center 1
6.31	GACC	Gibraltar
6.32	GACC	Diamond Hill 1
6.33	GACC	DFW Logistics Center (Bldg 3)
6.34	GACC	Elk Grove Distribution Center 1
6.35	GACC	1000 Lucas Way
6.36	GACC	Lakeview
6.37	GACC	DFW Logistics Center (Bldg 5)
6.38	GACC	9756 International
6.39	GACC	350B Salem Church Rd
6.40	GACC	6105 Trenton Ln
6.41	GACC	300 Salem Church Rd
6.42	GACC	Tower
6.43	GACC	1940 Fernbrook Ln
6.44	GACC	Production Distribution Center 1
6.45	GACC	Culpeper
6.46	GACC	Fairfield Distribution Center 1
6.47	GACC	Cavalier II
6.48	GACC	World Park II
6.49	GACC	Diamond Hill 4
6.50	GACC	2290-2298 Woodale
6.51	GACC	514 Butler Rd
6.52	GACC	Northridge II
6.53	GACC	2222 Woodale
6.54	GACC	Northridge I
6.55	GACC	Romeoville Distribution Center 1
6.56	GACC	1825 Airport Exchange
6.57	GACC	7453 Empire - Bldg C
6.58	GACC	Rivers Bend Center 1D
6.59	GACC	Heathrow
6.60	GACC	2240-2250 Woodale
6.61	GACC	273 Industrial Way
6.62	GACC	7453 Empire - Bldg B
6.63	GACC	7453 Empire - Bldg A
6.64	GACC	Rivers Bend Center - Land
6.65	GACC	Production Distribution Center 1B
6.66	GACC	Bridgewater Center 2
6.67	GACC	Laraway Land 1
6.68	GACC	Laraway Land 2
7	LCM	Whitehall III & V	4,986,895	2,187,503	2,799,392	4,566,824	2,425,080	2,141,744	5,056,141	2,518,216	2,537,925	5,460,073	2,553,957	2,906,116	03/31/20	90.0%	6,288,405	2,384,341	3,904,063	503,018	3,401,045	1.94	1.69	10.8%	9.4%
8	JPMCB	Frick Building	6,578,511	2,706,532	3,871,979	6,332,381	2,812,957	3,519,424	6,545,040	2,770,758	3,774,282	6,565,942	2,763,992	3,801,950	03/31/20	73.8%	6,362,831	2,754,914	3,607,917	393,427	3,214,491	1.85	1.65	10.2%	9.1%
9	LCM	Peace Coliseum														92.5%	6,696,348	1,975,278	4,721,069	374,211	4,346,858	3.18	2.93	13.7%	12.6%
10	JPMCB	Chase Center Tower I														95.0%	34,033,485	13,734,122	20,299,364	63,532	20,235,832	3.89	3.87	13.9%	13.8%
11	JPMCB	Chase Center Tower II														95.0%	28,809,008	11,649,708	17,159,300	53,710	17,105,590	3.89	3.87	13.9%	13.8%
12	LCM	Los Angeles Leased Fee Portfolio	3,636,860	0	3,636,860	3,972,571	0	3,972,571				4,160,964	0	4,160,964	06/30/19	100.0%	5,267,904	0	5,267,904	0	5,267,904	1.75	1.75	6.2%	6.2%
12.01	LCM	5901 West Century Boulevard	562,927	0	562,927	613,269	0	613,269				644,732	0	644,732	06/30/19	100.0%	812,081	0	812,081	0	812,081
12.02	LCM	5959 West Century Boulevard	491,358	0	491,358	535,299	0	535,299				562,762	0	562,762	06/30/19	100.0%	708,834	0	708,834	0	708,834
12.03	LCM	6151 West Century Boulevard	450,000	0	450,000	500,000	0	500,000				500,000	0	500,000	06/30/19	100.0%	680,761	0	680,761	0	680,761
12.04	LCM	5933 West Century Boulevard	425,000	0	425,000	450,000	0	450,000				462,500	0	462,500	06/30/19	100.0%	601,110	0	601,110	0	601,110
12.05	LCM	5940 West 98th Street	461,976	0	461,976	502,500	0	502,500				536,334	0	536,334	06/30/19	100.0%	660,427	0	660,427	0	660,427
12.06	LCM	9801 Airport Boulevard	380,000	0	380,000	417,000	0	417,000				435,500	0	435,500	06/30/19	100.0%	558,210	0	558,210	0	558,210
12.07	LCM	6144 West 98th Street	444,388	0	444,388	496,416	0	496,416				529,492	0	529,492	06/30/19	100.0%	644,875	0	644,875	0	644,875
12.08	LCM	5960 West 98th Street	421,211	0	421,211	458,087	0	458,087				489,644	0	489,644	06/30/19	100.0%	601,606	0	601,606	0	601,606
13	JPMCB	1340 Concord														95.0%	3,448,952	1,421,792	2,027,160	174,883	1,852,277	2.19	2.00	9.2%	8.4%
14	LCM	1333 Main Street	4,314,861	2,130,557	2,184,303	4,324,735	2,131,899	2,192,836	4,573,419	2,257,014	2,316,405					92.0%	4,729,409	2,462,836	2,266,573	251,308	2,015,265	2.01	1.78	11.1%	9.8%
15	GSMC	City National Plaza	88,008,148	49,667,234	38,340,914	94,160,529	51,376,029	42,784,500	104,745,229	52,577,754	52,167,475					100.0%	120,349,190	52,577,754	67,771,436	5,355,502	62,415,934	4.98	4.59	12.3%	11.3%
16	GSMC	Moffett Towers Buildings A, B & C	43,554,008	12,008,858	31,545,149	49,341,867	11,771,512	37,570,355	50,292,627	12,255,535	38,037,092					97.0%	69,255,640	11,194,319	58,061,321	1,211,290	56,850,031	3.70	3.63	13.1%	12.8%
16.01	GSMC	Moffett Towers Building B
16.02	GSMC	Moffett Towers Building C
16.03	GSMC	Moffett Towers Building A
17	GACC	Roscoe Office	2,052,278	745,846	1,306,432	2,080,668	770,748	1,309,920	2,286,406	998,105	1,288,301	2,441,441	1,043,139	1,398,302	04/30/20	88.2%	2,652,109	1,054,558	1,597,551	81,705	1,515,846	2.14	2.03	8.6%	8.2%
18	LCM	Lava Ridge Business Center	2,252,479	1,097,754	1,154,725	2,397,288	1,083,017	1,314,270	2,290,185	1,069,823	1,220,361					89.7%	3,247,468	1,305,196	1,942,272	53,777	1,888,495	1.98	1.93	10.6%	10.3%
19	GSMC	PCI Pharma Portfolio														95.0%	10,601,648	318,049	10,283,599	589,942	9,693,657	2.77	2.61	9.5%	8.9%
19.01	GSMC	3001 Red Lion Road														95.0%	4,723,284	141,699	4,581,586	194,445	4,387,141
19.02	GSMC	4536 & 4545 Assembly Drive														95.0%	3,410,581	102,317	3,308,263	334,254	2,974,009
19.03	GSMC	6166 Nancy Ridge Drive														95.0%	1,300,934	39,028	1,261,906	16,349	1,245,557
19.04	GSMC	6146 Nancy Ridge Drive														95.0%	857,888	25,737	832,151	10,781	821,370
19.05	GSMC	1635 & 1639 New Milford School Road														95.0%	308,962	9,269	299,693	34,113	265,580
20	JPMCB	The Oliver				1,629,132	414,139	1,214,993	1,718,286	431,575	1,286,711					96.5%	1,738,570	504,301	1,234,270	6,867	1,227,403	2.18	2.17	8.2%	8.1%
21	JPMCB	Apollo Education Group HQ Campus														95.0%	13,609,674	0	13,609,674	719,597	12,890,078	4.38	4.15	14.9%	14.1%
22	LCM	SHP Building IV				505,718	172,843	332,875				1,456,217	298,712	1,157,505	11/30/19	90.0%	1,495,119	280,122	1,214,997	64,814	1,150,183	1.53	1.45	8.8%	8.3%
23	GACC	GIP REIT Portfolio										1,115,565	138,918	976,647	03/31/20	95.0%	1,094,189	178,049	916,141	3,638	912,503	1.39	1.38	8.1%	8.1%
23.01	GACC	15091 Alabama Highway 20
23.02	GACC	1300 South Dale Mabry Highway
23.03	GACC	3707 14th Street Northwest
24	GACC	Staples Headquarters														92.5%	11,946,034	358,381	11,587,653	285,840	11,301,813	4.08	3.98	12.9%	12.6%
25	LCM	NOV Headquarters	3,500,000	0	3,500,000	3,500,000	0	3,500,000				3,500,000	0	3,500,000	02/28/19	95.0%	5,585,060	2,379,011	3,206,049	67,404	3,138,646	1.74	1.71	8.2%	8.0%
26	GACC	Briarcliff Apartments	1,863,702	776,455	1,087,247	1,944,282	844,790	1,099,491	2,032,745	798,039	1,234,706	2,053,840	749,853	1,303,987	05/31/20	95.0%	2,051,706	790,304	1,261,403	74,400	1,187,003	2.61	2.46	14.3%	13.5%
27	GSMC	Stuart’s Crossing	1,738,626	782,530	956,097	1,760,026	882,879	877,147	1,875,288	770,667	1,104,621					95.0%	1,784,294	665,002	1,119,292	98,358	1,020,933	2.40	2.19	13.3%	12.2%
28	LCM	KB Fresenius & DaVita Southeast Portfolio														95.0%	978,341	218,485	759,856	3,458	756,398	1.68	1.67	9.5%	9.4%
28.01	LCM	4751 West Fuqua Street														95.0%	262,265	70,540	191,724	882	190,842
28.02	LCM	205 Belle Meade Point														95.0%	236,080	30,487	205,594	1,104	204,490
28.03	LCM	3530 Rowe Lane														95.0%	246,943	39,155	207,788	738	207,050
28.04	LCM	5552 Platt Springs Road														95.0%	233,053	78,303	154,750	734	154,016
29	GSMC	Caton Crossings	1,362,424	459,364	903,060	1,323,564	503,531	820,033	1,302,903	452,743	850,159					95.0%	1,395,124	428,011	967,113	96,369	870,744	2.34	2.11	12.4%	11.2%
30	GSMC	Midland Atlantic Portfolio	5,693,685	1,594,304	4,099,381	5,673,339	1,681,671	3,991,667	5,929,476	1,695,066	4,234,410	5,987,404	1,668,228	4,319,176	03/31/20	87.3%	5,579,588	1,589,057	3,990,530	348,001	3,642,529	1.56	1.42	8.9%	8.1%
30.01	GSMC	Parkside Square	1,378,427	381,493	996,934	1,441,584	380,508	1,061,076	1,449,088	365,560	1,083,528	1,424,539	391,713	1,032,826	03/31/20	95.0%	1,464,126	339,269	1,124,856	113,932	1,010,924
30.02	GSMC	Maysville Marketsquare	1,314,064	315,460	998,604	1,245,548	319,000	926,548	1,293,140	323,372	969,768	1,297,629	319,930	977,699	03/31/20	88.5%	1,211,457	302,092	909,366	94,944	814,422
30.03	GSMC	Pinecrest Pointe	1,114,744	296,986	817,758	1,172,651	316,884	855,767	1,276,481	329,618	946,863	1,291,276	332,927	958,349	03/31/20	84.3%	1,139,313	314,308	825,005	48,582	776,423
30.04	GSMC	Valleydale Marketplace	791,360	223,898	567,462	752,396	254,894	497,501	808,929	262,593	546,336	844,317	224,802	619,515	03/31/20	93.2%	762,970	250,847	512,123	40,573	471,550
30.05	GSMC	Putnam Plaza	718,494	217,918	500,576	707,905	241,534	466,372	713,918	246,445	467,473	722,050	243,051	478,999	03/31/20	73.0%	578,680	223,638	355,042	37,501	317,541
30.06	GSMC	Heritage Plaza	376,596	158,549	218,047	353,255	168,851	184,404	387,920	167,478	220,442	407,594	155,806	251,788	03/31/20	81.5%	423,042	158,903	264,139	12,469	251,669
31	LCM	Guidepost Montessori														95.0%	770,741	144,939	625,802	36,039	589,764	1.62	1.53	9.5%	8.9%
32	LCM	Maple Grove RV Resort	821,458	360,437	461,021	887,822	346,210	541,612				940,249	307,457	632,792	11/30/19	82.0%	875,740	324,271	551,469	4,450	547,019	2.31	2.29	9.7%	9.6%
33	JPMCB	278 Court Street							374,800	55,015	319,785	339,750	57,043	282,707	03/31/20	95.0%	416,100	65,268	350,832	750	350,082	1.19	1.19	6.9%	6.9%
34	LCM	Willow Lake Tech Center	1,016,021	372,931	643,089	1,030,999	351,454	679,545				1,037,452	408,563	628,889	09/30/19	90.0%	1,243,594	691,943	551,651	99,757	451,895	2.04	1.67	11.1%	9.1%

A-1-3

ANNEX A-1

								UPFRONT ESCROW(18)									MONTHLY ESCROW(19)

Loan #	Seller(1)	Property Name	Title Type(17)	Ground Lease Expiration	Ground Lease Extension Terms	Franchise Expiration Date	PML %	Upfront Capex Reserve ($)	Upfront Engin. Reserve ($)	Upfront Envir. Reserve ($)	Upfront TI/LC Reserve ($)	Upfront RE Tax Reserve ($)	Upfront Ins. Reserve ($)	Upfront Debt Service Reserve ($)	Upfront Other Reserve ($)	Other Upfront Description ($)	Monthly Capex Reserve ($)	Monthly Envir. Reserve ($)	Monthly TI/LC Reserve ($)	Monthly RE Tax Reserve ($)	Monthly Ins. Reserve ($)	Monthly Other Reserve ($)	Other Monthly Description ($)
1	LCM	LA County Office Portfolio	Fee				Various	308,190	4,938	0	1,000,000	335,000	35,000	0	2,299,537	Outstanding TI/LC Reserve: 2,080,140; Free Rent Reserve: 219,396.52	7,225	0	Springing	66,750	8,700	0
1.01	LCM	29903 Agoura Road	Fee				11%
1.02	LCM	29899 Agoura Road	Fee				8%
1.03	LCM	5230 Las Virgenes Road	Fee				12%
1.04	LCM	5855 Topanga Canyon Boulevard	Fee				17%
1.05	LCM	29901 Agoura Road	Fee				11%
2	JPMCB/GACC/GSMC	1633 Broadway	Fee					0	0	0	0	0	0	0	36,389,727	Unfunded Obligations Reserve	Springing	0	Springing	Springing	Springing	0
3	GACC	675 Creekside Way	Fee				9%	0	0	0	0	0	0	0	11,087,071	Free Rent Reserve: 8,527,537.59; 8x8 Allowance Reserve: 2,559,533.62	2,964	0	Springing	59,117	Springing	0
4	LCM	Hampton Roads Office Portfolio	Fee					250,000	223,102	0	1,500,000	600,000	30,000	0	1,088,187	Outstanding TI/LC Reserve: 1,001,935.59; Free Rent Reserve: 86,251.34	33,050	0	168,555	150,800	22,200	0
4.01	LCM	510 Independence Parkway	Fee
4.02	LCM	676 Independence Parkway	Fee
4.03	LCM	700 Independence Parkway	Fee
4.04	LCM	1309 Executive Boulevard	Fee
4.05	LCM	1317 Executive Boulevard	Fee
4.06	LCM	200 Golden Oak Court	Fee
4.07	LCM	1301 Executive Boulevard	Fee
4.08	LCM	505 Independence Parkway	Fee
4.09	LCM	1313 Executive Boulevard	Fee
4.10	LCM	208 Golden Oak Court	Fee
4.11	LCM	1305 Executive Boulevard	Fee
4.12	LCM	500 Independence Parkway	Fee
4.13	LCM	501 Independence Parkway	Fee
4.14	LCM	1 Enterprise Parkway	Fee
4.15	LCM	1457 Miller Store Road	Fee
4.16	LCM	2809 South Lynnhaven Road	Fee
4.17	LCM	22 Enterprise Parkway	Fee
4.18	LCM	521 Butler Farm Road	Fee
4.19	LCM	21 Enterprise Parkway	Fee
4.20	LCM	484 Viking Drive	Fee
4.21	LCM	629 Phoenix Drive	Fee
4.22	LCM	5 Manhattan Square	Fee
5	GSMC	711 Fifth Avenue	Fee					0	0	0	0	0	0	0	3,048,024	TCO Renewal Reserve: 2,000,000; Unfunded Obligations Reserve: 1,048,024.18	Springing	0	Springing	Springing	Springing	Springing	Downgraded Tenant Reserve
6	GACC	BX Industrial Portfolio	Various	Various	Various			0	0	0	4,048,428	0	0	0	0		Springing	0	Springing	Springing	Springing	Springing	Ground Rent Reserve
6.01	GACC	Bridgewater Center 1	Fee
6.02	GACC	401 E Laraway Rd	Fee
6.03	GACC	Rochelle 1	Fee
6.04	GACC	350A Salem Church Rd	Fee
6.05	GACC	Romeoville Bldg 1	Fee
6.06	GACC	251 E Laraway Rd	Fee
6.07	GACC	7940 Kentucky	Fee
6.08	GACC	Mountain Top Distribution Center 2	Fee
6.09	GACC	Enterprise Parkway	Fee
6.10	GACC	Cavalier I	Fee
6.11	GACC	1910 International	Fee
6.12	GACC	Glen Dale	Fee
6.13	GACC	Romeoville Bldg 2	Fee
6.14	GACC	Enterprise Distribution Center 1	Fee
6.15	GACC	2270 Woodale	Fee
6.16	GACC	2950 Lexington Ave South	Fee
6.17	GACC	Rivers Bend Center 1B	Fee
6.18	GACC	DFW Logistics Center (Bldg 4)	Leasehold	09/19/2056	None
6.19	GACC	Rivers Bend Center 1C	Fee
6.20	GACC	Territorial	Fee
6.21	GACC	Diamond Hill 2	Fee
6.22	GACC	Rivers Bend Center 2A	Fee
6.23	GACC	Rivers Bend Center 1A	Fee
6.24	GACC	Diamond Hill 3	Fee
6.25	GACC	Whippany Business Center 1	Fee
6.26	GACC	The Colony Land	Fee
6.27	GACC	Shawnee Distribution Center 1	Fee
6.28	GACC	Rivers Bend Center 2B	Fee
6.29	GACC	7930 Kentucky	Fee
6.30	GACC	Dues Dr Distribution Center 1	Fee
6.31	GACC	Gibraltar	Fee
6.32	GACC	Diamond Hill 1	Fee
6.33	GACC	DFW Logistics Center (Bldg 3)	Leasehold	08/01/2056	None
6.34	GACC	Elk Grove Distribution Center 1	Fee
6.35	GACC	1000 Lucas Way	Fee
6.36	GACC	Lakeview	Fee
6.37	GACC	DFW Logistics Center (Bldg 5)	Leasehold	11/07/2056	None
6.38	GACC	9756 International	Fee
6.39	GACC	350B Salem Church Rd	Fee
6.40	GACC	6105 Trenton Ln	Fee
6.41	GACC	300 Salem Church Rd	Fee
6.42	GACC	Tower	Fee
6.43	GACC	1940 Fernbrook Ln	Fee
6.44	GACC	Production Distribution Center 1	Fee
6.45	GACC	Culpeper	Fee
6.46	GACC	Fairfield Distribution Center 1	Fee
6.47	GACC	Cavalier II	Fee
6.48	GACC	World Park II	Fee
6.49	GACC	Diamond Hill 4	Fee
6.50	GACC	2290-2298 Woodale	Fee
6.51	GACC	514 Butler Rd	Fee
6.52	GACC	Northridge II	Fee
6.53	GACC	2222 Woodale	Fee
6.54	GACC	Northridge I	Fee
6.55	GACC	Romeoville Distribution Center 1	Fee
6.56	GACC	1825 Airport Exchange	Fee
6.57	GACC	7453 Empire - Bldg C	Fee
6.58	GACC	Rivers Bend Center 1D	Fee
6.59	GACC	Heathrow	Fee
6.60	GACC	2240-2250 Woodale	Fee
6.61	GACC	273 Industrial Way	Fee
6.62	GACC	7453 Empire - Bldg B	Fee
6.63	GACC	7453 Empire - Bldg A	Fee
6.64	GACC	Rivers Bend Center - Land	Fee
6.65	GACC	Production Distribution Center 1B	Fee
6.66	GACC	Bridgewater Center 2	Fee
6.67	GACC	Laraway Land 1	Fee
6.68	GACC	Laraway Land 2	Fee
7	LCM	Whitehall III & V	Fee					0	0	0	1,345,891	44,614	14,411	0	364,904	Free Rent Reserve	4,932	0	36,987	44,614	3,603	0
8	JPMCB	Frick Building	Fee					5,897	3,850	0	29,484	80,733	0	0	809,999	Outstanding TI/LC Reserve: 737,840; Free Rent Reserve: 72,159	5,897	0	29,484	40,367	Springing	Springing	Major Tenant Trigger Reserve
9	LCM	Peace Coliseum	Fee				9%	0	0	0	0	290,000	170,000	0	0		Springing	0	Springing	72,000	14,500	0
10	JPMCB	Chase Center Tower I	Fee				14%	0	7,821,488	0	0	0	0	0	24,508,004	Outstanding Landlord Obligations: 24,508,004	Springing	0	Springing	Springing	Springing	Springing	Common Charges Reserve
11	JPMCB	Chase Center Tower II	Fee				14%	0	7,342,312	0	0	0	0	0	23,006,544	Outstanding Landlord Obligations: 23,006,544	Springing	0	Springing	Springing	Springing	Springing	Common Charges Reserve
12	LCM	Los Angeles Leased Fee Portfolio	Fee				Various	0	0	0	0	0	0	0	0		0	0	0	Springing	Springing	0
12.01	LCM	5901 West Century Boulevard	Fee				22%
12.02	LCM	5959 West Century Boulevard	Fee				13%
12.03	LCM	6151 West Century Boulevard	Fee				13%
12.04	LCM	5933 West Century Boulevard	Fee				10%
12.05	LCM	5940 West 98th Street	Fee				17%
12.06	LCM	9801 Airport Boulevard	Fee				11%
12.07	LCM	6144 West 98th Street	Fee				17%
12.08	LCM	5960 West 98th Street	Fee				17%
13	JPMCB	1340 Concord	Fee					0	279,063	0	0	0	0	0	6,844,861	Outstanding TI Reserve: 4,028,400; Free Rent Reserve: 1,530,456.61; Gap Rent Reserve: 977,741.94; Prepaid Rent: 308,262.83	1,427	0	0	Springing	Springing	0
14	LCM	1333 Main Street	Fee					600,000	0	0	1,075,000	210,000	15,000	0	145,013	Outstanding TI/LC Reserve	4,673	0	18,693	69,400	5,300	0
15	GSMC	City National Plaza	Fee				19%	0	0	0	15,444,167	0	0	13,606,389	10,850,414	Free Rent Reserve	Springing	0	Springing	Springing	Springing	0
16	GSMC	Moffett Towers Buildings A, B & C	Fee				6%	0	0	0	53,688,909	0	0	0	34,016,766	Rent Concession Reserve	15,858	0	0	282,271	Springing	Springing	Lease Sweep Reserve
16.01	GSMC	Moffett Towers Building B	Fee				6%
16.02	GSMC	Moffett Towers Building C	Fee				6%
16.03	GSMC	Moffett Towers Building A	Fee				6%
17	GACC	Roscoe Office	Fee				16%	0	15,400	0	195,000	0	0	0	0		1,406	0	7,028	8,529	Springing	0
18	LCM	Lava Ridge Business Center	Fee				5%	400,000	8,750	0	1,700,000	70,000	0	0	1,781,649	Finance of America Reserve: 911,746.56; Finance of America Leasing Expense Reserve: 495,000; Free Rent Reserve: 374,901.97	0	0	17,355	28,300	Springing	Springing	Finance of America Reserve
19	GSMC	PCI Pharma Portfolio	Fee				Various	0	0	0	0	0	0	0	0		Springing	0	Springing	Springing	Springing	0
19.01	GSMC	3001 Red Lion Road	Fee
19.02	GSMC	4536 & 4545 Assembly Drive	Fee
19.03	GSMC	6166 Nancy Ridge Drive	Fee				6%
19.04	GSMC	6146 Nancy Ridge Drive	Fee				12%
19.05	GSMC	1635 & 1639 New Milford School Road	Fee
20	JPMCB	The Oliver	Fee				11%	931	0	0	100,000	25,860	0	0	0		931	0	Springing	25,860	Springing	0
21	JPMCB	Apollo Education Group HQ Campus	Fee					9,994	0	0	49,972	0	0	0	0		9,994	0	49,972	Springing	Springing	0
22	LCM	SHP Building IV	Fee					0	0	0	0	43,750	13,166	0	16,108	Free Rent Reserve	1,080	0	5,401	8,750	1,097	0
23	GACC	GIP REIT Portfolio	Fee					0	7,500	0	0	19,257	0	0	4,336	Common Charges Reserve	1,137	0	Springing	4,814	Springing	Springing	Common Charges Reserve
23.01	GACC	15091 Alabama Highway 20	Fee
23.02	GACC	1300 South Dale Mabry Highway	Fee
23.03	GACC	3707 14th Street Northwest	Fee
24	GACC	Staples Headquarters	Fee					0	0	0	0	0	0	0	0		Springing	0	0	Springing	Springing	0
25	LCM	NOV Headquarters	Fee					0	0	0	0	0	0	0	0		Springing	0	0	Springing	Springing	0
26	GACC	Briarcliff Apartments	Fee					68,320	31,680	0	0	90,085	0	0	0		6,200	0	0	22,683	Springing	0
27	GSMC	Stuart’s Crossing	Fee					0	65,918	0	0	478,404	0	0	0		1,425	0	8,333	47,840	Springing	0
28	LCM	KB Fresenius & DaVita Southeast Portfolio	Fee					34,575	7,688	0	0	15,000	0	0	0		Springing	0	0	5,350	Springing	0
28.01	LCM	4751 West Fuqua Street	Fee
28.02	LCM	205 Belle Meade Point	Fee
28.03	LCM	3530 Rowe Lane	Fee
28.04	LCM	5552 Platt Springs Road	Fee
29	GSMC	Caton Crossings	Fee					0	25,465	0	500,000	180,383	0	0	0		1,397	0	Springing	18,038	Springing	0
30	GSMC	Midland Atlantic Portfolio	Fee					0	93,262	0	750,000	100,632	0	0	55,825	Unfunded Obligations Reserve	10,123	0	Springing	40,245	Springing	0
30.01	GSMC	Parkside Square	Fee
30.02	GSMC	Maysville Marketsquare	Fee
30.03	GSMC	Pinecrest Pointe	Fee
30.04	GSMC	Valleydale Marketplace	Fee
30.05	GSMC	Putnam Plaza	Fee
30.06	GSMC	Heritage Plaza	Fee
31	LCM	Guidepost Montessori	Fee				7%	0	5,000	0	0	30,000	400	0	0		250	0	0	9,750	400	0
32	LCM	Maple Grove RV Resort	Fee				5%	0	4,905	0	0	17,000	1,100	0	0		371	0	0	4,100	1,300	0
33	JPMCB	278 Court Street	Fee					88	0	0	167	6,417	571	0	104,000	Outstanding TI Reserve: 80,000; Free Rent Reserve: 24,000	91	0	167	3,209	571	0
34	LCM	Willow Lake Tech Center	Fee					0	11,153	0	0	246,000	1,637	0	0		1,750	0	6,563	41,000	1,637	0

A-1-4

ANNEX A-1

			RESERVE CAPS(20)								LARGEST TENANT (4), (21), (22), (23)			2nd LARGEST TENANT (4), (21), (22), (23)			3rd LARGEST TENANT (4), (21), (22), (23)

Loan #	Seller(1)	Property Name	CapEx Reserve Cap ($)	Envir. Reserve Cap ($)	TI/LC Reserve Cap ($)	RE Tax Reserve Cap ($)	Insur. Reserve Cap ($)	Debt Service Reserve Cap ($)	Other Reserve Cap ($)	Single Tenant	Largest Tenant	Unit Size	Lease Expiration	2nd Largest Tenant	Unit Size	Lease Expiration	3rd Largest Tenant	Unit Size	Lease Expiration
1	LCM	LA County Office Portfolio			1,000,000					Various
1.01	LCM	29903 Agoura Road								No	PNMAC, LLC	50,924	06/30/24	Nuance	34,256	09/30/24	Nationwide Medical	13,665	06/30/24
1.02	LCM	29899 Agoura Road								No	CYDCOR, LLC	43,013	05/31/25	LA Rams	17,462	08/31/21	Chatsworth Products	9,367	02/28/23
1.03	LCM	5230 Las Virgenes Road								No	Western General Insurance	36,609	02/28/25	Anchor Loans	21,076	08/31/23	Express Link Insurance	6,201	11/30/25
1.04	LCM	5855 Topanga Canyon Boulevard								No	JML Law Firm	10,020	06/30/25	Union Bank of California, N.A.	8,068	06/30/22	Stuppler & Co.	4,783	03/31/26
1.05	LCM	29901 Agoura Road								Yes	Motor Vehicle Software Corp	37,758	08/31/30
2	JPMCB/GACC/GSMC	1633 Broadway	1,024,605		5,123,024					No	Allianz Asset Management of America L.P.	320,911	01/31/31	WMG Acquisition Corp	293,888	07/31/29	Showtime Networks Inc	261,196	01/31/26
3	GACC	675 Creekside Way	106,689							Yes	8x8	177,815	12/31/30
4	LCM	Hampton Roads Office Portfolio	4,000,000							Various
4.01	LCM	510 Independence Parkway								No	United States Coast Guard Community Services Command	27,498	01/31/27	Antech Systems, Inc.	23,581	05/31/23	Dollar Tree Management, Inc.	23,424	MTM
4.02	LCM	676 Independence Parkway								No	Strayer University, Inc.	25,622	03/31/21	Woolpert, Inc.	11,259	03/31/21	City of Chesapeake	7,739	10/31/22
4.03	LCM	700 Independence Parkway								No	General Dynamics Info	46,745	01/31/22	Emprise Corporation	23,501	10/31/23	Consumer Portfolio Services	21,705	08/31/25
4.04	LCM	1309 Executive Boulevard								Yes	Cegedim Dendrite	49,870	12/31/20
4.05	LCM	1317 Executive Boulevard								No	Burns & McDonnell Engineering Company, Inc.	25,625	05/31/30	RRMM Architects, P.C.	24,688	06/30/24	Gannet Satellite Information Network, Inc.	7,580	11/30/24
4.06	LCM	200 Golden Oak Court								No	Tidewater Mortgage Services, Inc.	24,289	08/31/22	Novonics Corp	10,950	12/31/23	Ironclad Technology Services LLC	9,850	05/31/22
4.07	LCM	1301 Executive Boulevard								No	Cox Communications Hampton Roads, LLC	26,136	MTM	CACI, Inc.	23,884	01/31/21
4.08	LCM	505 Independence Parkway								No	Cdyne	26,902	10/31/20	Honeywell Technology Solutions, Inc.	5,964	01/21/22	ReavesColey PLLC	5,718	06/30/21
4.09	LCM	1313 Executive Boulevard								Yes	Sutherland Global Services Inc.	49,870	09/30/24
4.10	LCM	208 Golden Oak Court								No	Wells Fargo Advisors, LLC	20,003	06/30/21	Merrill Lynch, Pierce, Fenner & Smith Incorporated	14,693	09/30/22	Sentara Healthcare	7,942	12/31/21
4.11	LCM	1305 Executive Boulevard								No	Schenker, Inc.	31,709	01/31/21	Precision Spinal Care, Inc.	2,298	03/31/27	LinQuest Corporation	2,116	MTM
4.12	LCM	500 Independence Parkway								No	Children’s Hospital of The King’s Daughters, Inc.	38,213	05/31/26	Chesapeake Ear, Nose & Throat	12,787	12/31/20
4.13	LCM	501 Independence Parkway								No	Antech Systems	9,832	05/31/21	C&F Mortgage	7,332	10/31/21	Apogee Solutions	4,425	01/31/25
4.14	LCM	1 Enterprise Parkway								No	Science Systems and Applications Inc.	30,755	05/31/21	Battelle Memorial Institute	4,270	07/31/24	Amedisys Home Health of Virginia, LLC	3,146	04/30/23
4.15	LCM	1457 Miller Store Road								No	Ultralife Corporation	32,522	04/30/21	Continental Tide Defense Systems, Inc.	16,350	04/30/21	Rexel USA, Inc.	8,262	08/31/20
4.16	LCM	2809 South Lynnhaven Road								No	Innovative Systems & Solutions, Inc.	10,840	07/31/20	AGVIQ, LLC	10,625	05/31/24	Pond & Company	6,086	12/31/22
4.17	LCM	22 Enterprise Parkway								No	Intergraph Corporation	13,000	10/31/20	Mathew Thompson, III, Consulting Engineers, Inc.	9,356	10/31/22	Homeland Security Solutions, Inc.	8,156	11/30/20
4.18	LCM	521 Butler Farm Road								Yes	Ferguson Enterprises, Inc.	44,651	03/31/21
4.19	LCM	21 Enterprise Parkway								No	United States of America (Air National Guard)	9,950	04/30/23	Intelligent Software Solutions USA, LLC	8,823	09/30/20	Science and Technology Corporation	6,577	11/30/21
4.20	LCM	484 Viking Drive								No	Brock & Scott, PLLC	5,572	12/31/21	Morgan-Marrow Company	2,902	03/31/22	Karda Systems, LLC	2,324	10/31/21
4.21	LCM	629 Phoenix Drive								No	Precision Measurements, Inc.	6,904	01/31/22	Eliza Hope Foundation	5,766	08/31/23	Center for Autism and Related Disorders, LLC	4,070	01/31/23
4.22	LCM	5 Manhattan Square								Yes	Jacobs Technology, Inc.	17,068	02/29/24
5	GSMC	711 Fifth Avenue	170,012		1,020,072					No	SunTrust Banks	84,516	04/30/24	Allen & Company	70,972	09/30/33	Ralph Lauren	38,638	06/30/29
6	GACC	BX Industrial Portfolio	19,975,883		46,610,395					Various
6.01	GACC	Bridgewater Center 1								No	Research Assist, Inc	2,179	12/31/20
6.02	GACC	401 E Laraway Rd								Yes	Amazon	475,104	07/31/25
6.03	GACC	Rochelle 1								No	Del Monte Foods, Inc.	312,750	04/30/21	Clarkwestern Dietrich Building Systems LLC	266,825	10/14/28
6.04	GACC	350A Salem Church Rd								Yes	DHL	405,100	07/31/21
6.05	GACC	Romeoville Bldg 1								No	Sealed Air Corporation	106,876	07/31/23	Amazon	93,048	07/31/29
6.06	GACC	251 E Laraway Rd								Yes	National Distribution Centers, LLC	374,460	06/30/21
6.07	GACC	7940 Kentucky								No	The United States of America	121,345	10/31/28
6.08	GACC	Mountain Top Distribution Center 2								Yes	Signify North America Corp	400,000	04/30/22
6.09	GACC	Enterprise Parkway								No	Tecnico Corporation	155,107	03/31/22	E & J Acquisition, LLC	119,099	MTM	TRG Customer Solutions, Inc.	34,109	12/31/22
6.10	GACC	Cavalier I								No	Philadelphia Truck Lines, Inc.	48,946	05/31/27	Noble Sales Co., Inc.	33,385	01/31/24	Lasership Inc	33,370	12/31/21
6.11	GACC	1910 International								Yes	Qualis Automotive, L.L.C.	300,000	10/31/22
6.12	GACC	Glen Dale								No	Upper Crust Bakery Limited Partnership	118,315	10/31/28	American Combustion Industries, Inc.	23,297	06/30/24	Trinity Highway Rentals, Inc.	17,047	02/29/24
6.13	GACC	Romeoville Bldg 2								No	DS Smith Extrusion USA, LLC	61,689	09/30/27
6.14	GACC	Enterprise Distribution Center 1								No	Verst Group Logistics Inc.	143,000	07/31/20	Commonwealth Warehouse, Inc.	132,000	04/30/23
6.15	GACC	2270 Woodale								No	Quanex Building Products Corp	94,148	02/28/21	Coag Medical LLC	30,121	12/31/21	The United States of America	20,514	MTM
6.16	GACC	2950 Lexington Ave South								No	Bell International Laboratories, Incorporated	122,032	12/31/26	UFP Eagan LLC	37,553	05/31/21	Consolidated Precision Products Corp.	24,960	05/31/21
6.17	GACC	Rivers Bend Center 1B								No	Merit Medical Systems, Inc.	79,652	12/31/22	Wayfair, LLC	46,275	01/31/21	Trident Graphics NA LLC	44,873	08/31/22
6.18	GACC	DFW Logistics Center (Bldg 4)								Yes	The Coca-Cola Company	144,000	08/31/23
6.19	GACC	Rivers Bend Center 1C								Yes	Capital One Services, LLC	158,400	08/31/23
6.20	GACC	Territorial								Yes	Chicago Office Technology Group, Inc.	125,448	05/08/23
6.21	GACC	Diamond Hill 2								No	Transnational Foods, Inc.	148,640	10/31/20	Amazon	75,980	09/30/26
6.22	GACC	Rivers Bend Center 2A								No	Nestor Imports, Inc.	61,504	07/31/27	Bimbo Bakeries USA, Inc.	57,668	12/31/25	Lidl US Trading, LLC	21,583	07/31/27
6.23	GACC	Rivers Bend Center 1A								Yes	Maximus Federal Services, Inc.	123,980	06/30/22
6.24	GACC	Diamond Hill 3								No	Barton Mines Company, LLC	100,221	12/31/20	Carroll’s, LLC	66,800	05/31/26
6.25	GACC	Whippany Business Center 1								No	State of New Jersey	28,211	MTM	Publishers Circulation Fulfillment, Inc.	19,476	02/28/23	Samuels, Inc.	16,788	10/31/23
6.26	GACC	The Colony Land								No
6.27	GACC	Shawnee Distribution Center 1								Yes	Ford Motor Company	223,200	09/30/23
6.28	GACC	Rivers Bend Center 2B								Yes	Lidl US Trading, LLC	158,400	07/31/27
6.29	GACC	7930 Kentucky								No	Graham Packaging Pet Technologies, Inc.	109,650	12/31/21	Aristech Surfaces, LLC	109,650	05/31/21
6.30	GACC	Dues Dr Distribution Center 1								No	Lasership Inc	64,640	04/30/23	Hanna Paper Recycling (Midwest) Inc.	57,500	04/30/24
6.31	GACC	Gibraltar								Yes	Jernberg Industries, LLC	110,000	12/31/20
6.32	GACC	Diamond Hill 1								Yes	Eska USA B.V., Inc.	152,600	05/31/24
6.33	GACC	DFW Logistics Center (Bldg 3)								Yes	Siemens Postal, Parcel & Airport Logistics LLC	120,000	06/30/23
6.34	GACC	Elk Grove Distribution Center 1								Yes	Acme Industries, Inc.	150,700	08/31/28
6.35	GACC	1000 Lucas Way								Yes	Measurement Specialties, Inc.	120,000	07/31/21
6.36	GACC	Lakeview								Yes	ThredUp Inc.	132,851	01/31/21
6.37	GACC	DFW Logistics Center (Bldg 5)								No	Aramark Refreshment Services, LLC	52,557	12/31/28	Newkirk Logistics, Inc.	42,600	12/31/23	R.S. Hughes Co., Inc.	21,000	05/31/28
6.38	GACC	9756 International								Yes	Taylor Logistics, Inc.	192,000	01/31/24
6.39	GACC	350B Salem Church Rd								Yes	DHL	134,500	07/31/21
6.40	GACC	6105 Trenton Ln								No	Amazon	51,648	05/31/25	Parsons Electric LLC	42,822	03/31/30
6.41	GACC	300 Salem Church Rd								Yes	DHL	120,000	07/31/21
6.42	GACC	Tower								No	Fitzgerald Marketing and Comm	14,346	04/30/22	Mistras Group, Inc.	14,200	12/31/21	Panatrol Corporation	12,574	02/28/25
6.43	GACC	1940 Fernbrook Ln								No	Signature Designer Services LLC	23,000	07/31/23	Winfield Solutions, LLC	19,155	03/31/22	Cheney, Inc.	18,000	12/31/21
6.44	GACC	Production Distribution Center 1								Yes	Wayne/Scott Fetzer Company	232,880	04/30/23
6.45	GACC	Culpeper								Yes	UFP Elkwood, LLC	150,000	07/31/22
6.46	GACC	Fairfield Distribution Center 1								No	Innomark Communications LLC	123,524	12/31/20	Midwest Container Corporation	79,976	12/31/24
6.47	GACC	Cavalier II								No	Cryomax U.S.A., Inc.	31,330	11/30/23	Flowserve US Inc.	23,585	12/31/20	Cost Business Services Corporation	23,580	12/31/24
6.48	GACC	World Park II								No	Nu-Tech Polymers Co., Inc.	45,024	06/30/23	Pitney Bowes Presort Services, Inc.	44,800	02/28/21
6.49	GACC	Diamond Hill 4								No	Serco Inc.	75,700	06/30/22	Sprintcom, Inc.	0	05/31/32
6.50	GACC	2290-2298 Woodale								No	Magno International, L.P.	32,610	12/31/24	Zero Gravity Trampoline Park	25,488	04/30/22	Allina Health System	20,082	07/31/22
6.51	GACC	514 Butler Rd								No	The United States of America	7,768	07/07/33
6.52	GACC	Northridge II								No	Remedi Seniorcare of Virginia, LLC	35,403	06/30/28	Wells Fargo Bank N.A.	23,041	01/31/22	Vogue Furniture Direct, Inc.	11,674	02/28/21
6.53	GACC	2222 Woodale								No	Diversified Laboratory Testing, LLC	27,890	04/30/24	UL LLC	10,116	11/30/20
6.54	GACC	Northridge I								No	Datamatx, Incorporated	24,755	01/31/22	TruGreen Limited Partnership	13,671	01/31/22	Niche Logistics, LLC	11,521	05/31/21
6.55	GACC	Romeoville Distribution Center 1								Yes	US Hose Corporation	75,250	05/31/22
6.56	GACC	1825 Airport Exchange								No	MT Brothers Group, Inc.	23,791	05/31/24	D&W International, Inc.	12,365	03/31/23	Accelerated Courier, Inc.	12,215	06/30/22
6.57	GACC	7453 Empire - Bldg C								Yes	New Era Industrial, LLC	101,250	12/31/24
6.58	GACC	Rivers Bend Center 1D								Yes	Carl Zeiss Vision, Inc.	40,460	11/30/23
6.59	GACC	Heathrow								Yes	SGS North America Inc	38,504	12/31/24
6.60	GACC	2240-2250 Woodale								No	Tacy, LLC	23,286	01/31/24	Proguard Sports, Inc.	11,331	12/31/24	Empirehouse Inc	7,934	09/30/28
6.61	GACC	273 Industrial Way								No
6.62	GACC	7453 Empire - Bldg B								No	North Bend Equipment LLC	20,175	MTM	AIT Worldwide Logistics, Inc.	16,177	01/31/21	Equipment Solutions Group LLC	7,360	12/31/20
6.63	GACC	7453 Empire - Bldg A								Yes	Freight Rite, Inc.	47,840	06/30/20
6.64	GACC	Rivers Bend Center - Land								No
6.65	GACC	Production Distribution Center 1B								Yes	Wayne/Scott Fetzer Company	76,000	04/30/23
6.66	GACC	Bridgewater Center 2								Yes	U.S.A. Container Co., Inc.	102,000	02/28/25
6.67	GACC	Laraway Land 1								No
6.68	GACC	Laraway Land 2								No
7	LCM	Whitehall III & V			1,000,000					No	Charlotte Mecklenburg Hospital Authority	76,827	06/30/21	Novant Health, Inc.	33,215	06/30/25	GSA - ATF	30,371	02/09/30
8	JPMCB	Frick Building			1,769,040				1,452,000	No	Allegheny Court of Common Pleas	34,277	12/31/27	Goehring, Rutter Boehm	26,521	12/31/21	Kids Voice	18,412	09/30/26
9	LCM	Peace Coliseum								Yes	Overstock.com	236,585	02/28/45
10	JPMCB	Chase Center Tower I								Yes	Uber Technologies, Inc.	317,660	10/31/39
11	JPMCB	Chase Center Tower II								Yes	Uber Technologies, Inc.	268,548	09/30/39
12	LCM	Los Angeles Leased Fee Portfolio								No
12.01	LCM	5901 West Century Boulevard								No
12.02	LCM	5959 West Century Boulevard								No
12.03	LCM	6151 West Century Boulevard								No
12.04	LCM	5933 West Century Boulevard								No
12.05	LCM	5940 West 98th Street								No
12.06	LCM	9801 Airport Boulevard								No
12.07	LCM	6144 West 98th Street								No
12.08	LCM	5960 West 98th Street								No
13	JPMCB	1340 Concord								Yes	Ultimate Software	100,710	05/31/30
14	LCM	1333 Main Street			1,500,000					No	PricewaterhouseCoopers, LLP	57,921	05/31/25	SC Education Lottery	34,012	07/31/21	SC Workers’ Compensation	24,103	03/31/22
15	GSMC	City National Plaza	1,006,754		7,550,652					No	City National Bank	343,538	12/31/31	Jones Day	163,680	11/30/26	Paul Hastings, LLP	140,891	08/31/32
16	GSMC	Moffett Towers Buildings A, B & C								No
16.01	GSMC	Moffett Towers Building B								Yes	Google	317,166	12/31/30
16.02	GSMC	Moffett Towers Building C								No	Google	181,196	09/30/27	Comcast	111,707	10/31/27	Level 10 Construction	12,944	02/29/24
16.03	GSMC	Moffett Towers Building A								Yes	Google	317,166	06/30/26
17	GACC	Roscoe Office	50,602		337,348					No	County of Los Angeles	28,473	07/31/26	GSA Social Security Admin	19,498	05/20/27	Excel Executive Suites	14,517	09/30/34
18	LCM	Lava Ridge Business Center							1,250,000	No	American Pacific Mortgage	28,871	01/31/24	Finance of America Mortgage LLC	18,177	11/30/22	ClearCaptions	17,612	03/31/25
19	GSMC	PCI Pharma Portfolio	311,923		2,034,282					Yes
19.01	GSMC	3001 Red Lion Road								Yes	PCI Pharma	447,000	10/31/39
19.02	GSMC	4536 & 4545 Assembly Drive								Yes	PCI Pharma	768,400	10/31/39
19.03	GSMC	6166 Nancy Ridge Drive								Yes	PCI Pharma	37,583	10/31/39
19.04	GSMC	6146 Nancy Ridge Drive								Yes	PCI Pharma	24,785	10/31/39
19.05	GSMC	1635 & 1639 New Milford School Road								Yes	PCI Pharma	78,420	10/31/39
20	JPMCB	The Oliver			100,000					No	Alex Boudaie DDS Inc.	1,796	04/30/26	Wall Street Pizza LLC	1,560	05/31/24	Yoga Salt	1,513	01/31/26
21	JPMCB	Apollo Education Group HQ Campus								Yes	Apollo Education Group	599,664	03/01/31
22	LCM	SHP Building IV								No	Cardinal Financial	12,289	09/30/28	Julia’s Oven	12,052	07/31/33	Stable Development LLC	7,637	10/31/32
23	GACC	GIP REIT Portfolio								Yes
23.01	GACC	15091 Alabama Highway 20								Yes	Pratt & Whitney	63,000	01/31/29
23.02	GACC	1300 South Dale Mabry Highway								Yes	Starbucks	2,200	02/29/28
23.03	GACC	3707 14th Street Northwest								Yes	7-Eleven	3,000	03/31/26
24	GACC	Staples Headquarters								Yes	Staples	666,088	03/31/45
25	LCM	NOV Headquarters								Yes	National Oilwell Varco, Inc.	337,019	11/30/37
26	GACC	Briarcliff Apartments								No
27	GSMC	Stuart’s Crossing	51,317		300,000					No	Jewel Osco	70,529	07/28/29	Anytime Fitness	4,549	07/31/26	Silverlake Restaurant	2,428	MTM
28	LCM	KB Fresenius & DaVita Southeast Portfolio								Yes
28.01	LCM	4751 West Fuqua Street								Yes	Tolland Dialysis, LLC	8,818	08/31/33
28.02	LCM	205 Belle Meade Point								Yes	Fresenius Kidney Care Dogwood	11,040	12/12/34
28.03	LCM	3530 Rowe Lane								Yes	Fresenius Kidney Care North Forsyth	7,378	06/30/34
28.04	LCM	5552 Platt Springs Road								Yes	Genessee Dialysis, LLC	7,339	02/28/34
29	GSMC	Caton Crossings	50,279		500,000					No	Tony’s Fresh Market	56,192	11/30/22	Hallmark	5,000	02/29/24	PT Solutions	3,000	06/30/25
30	GSMC	Midland Atlantic Portfolio	452,757		750,000					No
30.01	GSMC	Parkside Square								No	America’s Thrift Store	57,640	08/31/24	Rouse’s Supermarket	39,684	11/30/25	Habitat For Humanity Restore	16,320	11/30/29
30.02	GSMC	Maysville Marketsquare								No	Kroger	93,384	02/29/32	Shoe Sensation	10,200	09/30/23	Pet Valu, Inc.	4,000	11/30/26
30.03	GSMC	Pinecrest Pointe								No	Food Lion	40,160	01/08/24	Carolina Dance Center, Inc.	14,575	12/31/21	Manchester’s Grill	4,143	03/31/26
30.04	GSMC	Valleydale Marketplace								No	Walmart Neighborhood Market	47,653	01/27/30	Dollar Tree	9,100	02/28/23	Cajun Boys & Our Poboys	3,214	06/30/23
30.05	GSMC	Putnam Plaza								No	Tractor Supply Company	22,000	12/31/27	Anytime Fitness	7,000	06/30/24	Shoe Sensation	6,500	11/30/23
30.06	GSMC	Heritage Plaza								No	Jorge Gurgel Martial Arts	4,200	05/31/24	Buffalo Wings & Rings	3,600	12/31/23	M&M Family Dental	2,800	02/28/21
31	LCM	Guidepost Montessori								Yes	Guidepost Montessori School	12,000	03/31/36
32	LCM	Maple Grove RV Resort								No
33	JPMCB	278 Court Street	5,250		10,000					No	The Dermatology Specialists	2,300	10/14/31
34	LCM	Willow Lake Tech Center								No	Club Colors	34,841	06/30/28	Enshu	19,905	06/30/22	ISCO International	14,235	04/30/22
A-1-5

ANNEX A-1

			4th LARGEST TENANT (4), (21), (22), (23)			5th LARGEST TENANT (4), (21), (22), (23)								Pari Passu Debt					Additional Debt(26)

Loan #	Seller(1)	Property Name	4th Largest Tenant	Unit Size	Lease Expiration	5th Largest Tenant	Unit Size	Lease Expiration	Loan Purpose	Principal / Carveout Guarantor(24)	Lockbox (Y/N)	Lockbox Type(25)	Cash Management(25)	Pari Passu (Y/N)	Pari Passu Note Control (Y/N)	Pari Passu Piece In-Trust Cut-Off Balance	Pari Passu Piece Non-Trust Cut-Off Balance	Total Cut-off Date Pari Passu Debt	Additional Debt Permitted (Y/N)(26)	Additional Debt Exist (Y/N)(26)	Additional Debt Type(s)	Additional Debt Cut-off Date Balance	Additional Debt Interest Rate
1	LCM	LA County Office Portfolio							Refinance	Norman J. Kravetz	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
1.01	LCM	29903 Agoura Road	Motor Vehicle Software Corp	4,549	08/31/30
1.02	LCM	29899 Agoura Road	Thorson Insurance	8,748	11/30/22
1.03	LCM	5230 Las Virgenes Road	Cedar Financial	4,868	01/31/21	Porky Products	4,458	04/30/22
1.04	LCM	5855 Topanga Canyon Boulevard	Rehwald, Glasner & Chaleff	4,392	12/31/22	Grossman Law Offices	3,391	12/31/22
1.05	LCM	29901 Agoura Road
2	JPMCB/GACC/GSMC	1633 Broadway	Morgan Stanley & Co	260,829	03/31/32	Kasowitz Benson Torres	203,394	03/31/37	Refinance	Paramount Group Operating Partnership LP	Yes	Hard	Springing	Yes	No	57,500,000	943,500,000	1,001,000,000	Yes	Yes	Subordinate Debt/Permitted Equityholder Debt or Debt-Like Preferred Equity	249,000,000	2.99000
3	GACC	675 Creekside Way							Acquisition	Larry Botel	Yes	Hard	Springing	Yes	Yes	43,400,000	40,000,000	83,400,000	No	No	NAP	NAP	NAP
4	LCM	Hampton Roads Office Portfolio							Acquisition	Lawrence Heller	Yes	Hard	In Place	Yes	No	42,387,896	88,718,851	131,106,747	No	Yes	Mezzanine Loan	19,715,300	7.97750
4.01	LCM	510 Independence Parkway	Verizon Wireless	12,258	10/31/21
4.02	LCM	676 Independence Parkway	McDonough Bolyard Peck	7,289	01/31/21	Centrotrade	5,874	01/31/23
4.03	LCM	700 Independence Parkway	Distinct Sales & Marketing	3,125	07/31/22
4.04	LCM	1309 Executive Boulevard
4.05	LCM	1317 Executive Boulevard	Adtalem Global Education Inc.	6,263	08/31/23	The Whiting-Turner Contracting Company	5,081	12/31/25
4.06	LCM	200 Golden Oak Court	Orion ICS, LLC	7,179	03/31/23	UPS Supply Chain Solutions, Inc.	2,457	03/31/23
4.07	LCM	1301 Executive Boulevard
4.08	LCM	505 Independence Parkway	Wooten Law	4,608	06/30/23	Allstate Insurance Company	3,545	01/31/23
4.09	LCM	1313 Executive Boulevard
4.10	LCM	208 Golden Oak Court	J.G. Wentworth Home Lending, LLC	3,981	03/31/23	People’s Home Equity, Inc.	2,722	09/30/23
4.11	LCM	1305 Executive Boulevard	Howroyd-Wright Employment Agency, Inc.	2,101	08/31/23	Allstate Insurance Company	1,611	12/31/20
4.12	LCM	500 Independence Parkway
4.13	LCM	501 Independence Parkway	Home Bancshares, Inc.	4,247	01/31/24	Fulton Bank, National Association	4,239	03/31/23
4.14	LCM	1 Enterprise Parkway	Triple Canopy, Inc.	1,980	08/31/21	Innovative Vision Technologies, Inc.	696	MTM
4.15	LCM	1457 Miller Store Road	U.S. Remodelers, Inc.	8,058	10/31/21
4.16	LCM	2809 South Lynnhaven Road	Mclean Mortgage Corporation	4,323	11/30/20	Liberty Title & Escrow Company, LLC	2,991	07/31/21
4.17	LCM	22 Enterprise Parkway	York Services Holding Corp.	5,861	09/30/24	Whitney, Bradley & Brown, Inc.	3,604	MTM
4.18	LCM	521 Butler Farm Road
4.19	LCM	21 Enterprise Parkway	Analytical Mechanics Associates, Inc.	6,219	08/31/24	Northrop Grumman Systems	5,717	11/30/21
4.20	LCM	484 Viking Drive	KH Family Enterprises, Inc.	2,293	09/30/20	PSI Services LLC	1,142	12/31/23
4.21	LCM	629 Phoenix Drive	Caliber Home Loans, Inc.	4,026	01/31/22	Hubba Real Estate Services, Inc.	3,783	09/30/23
4.22	LCM	5 Manhattan Square
5	GSMC	711 Fifth Avenue	Loro Piana USA	24,388	08/31/25	Sandler Capital	17,200	06/30/27	Refinance	Bayerische Versorgungskammer, Deutsche Finance America LLC, DF Deutsche Finance Holding AG, Hessen Lawyers Pension Fund	Yes	Hard	Springing	Yes	No	40,000,000	505,000,000	545,000,000	Yes	No	Permitted Mezzanine	NAP	NAP
6	GACC	BX Industrial Portfolio							Refinance	BREIT Industrial Holdings LLC	Yes	Hard	Springing	Yes	No	37,400,000	343,282,660	380,682,660	No	Yes	B-Note (85,724,445)/C-Note (129,885,523)/D-Note (53,134,987)	268,744,955	3.30503939035944
6.01	GACC	Bridgewater Center 1
6.02	GACC	401 E Laraway Rd
6.03	GACC	Rochelle 1
6.04	GACC	350A Salem Church Rd
6.05	GACC	Romeoville Bldg 1
6.06	GACC	251 E Laraway Rd
6.07	GACC	7940 Kentucky
6.08	GACC	Mountain Top Distribution Center 2
6.09	GACC	Enterprise Parkway
6.10	GACC	Cavalier I	Ann Sacks Tile and Stone, Inc.	33,205	06/30/20	Pioneer Photo Albums, Inc.	33,025	07/31/25
6.11	GACC	1910 International
6.12	GACC	Glen Dale	Popowski Brothers, Inc.	9,537	MTM
6.13	GACC	Romeoville Bldg 2
6.14	GACC	Enterprise Distribution Center 1
6.15	GACC	2270 Woodale
6.16	GACC	2950 Lexington Ave South
6.17	GACC	Rivers Bend Center 1B
6.18	GACC	DFW Logistics Center (Bldg 4)
6.19	GACC	Rivers Bend Center 1C
6.20	GACC	Territorial
6.21	GACC	Diamond Hill 2
6.22	GACC	Rivers Bend Center 2A	Johnson Brothers Liquor Company of California	1,000	07/31/27
6.23	GACC	Rivers Bend Center 1A
6.24	GACC	Diamond Hill 3
6.25	GACC	Whippany Business Center 1	DSN Associates, LLC	13,210	05/31/21	OCI Group Inc	5,500	01/31/21
6.26	GACC	The Colony Land
6.27	GACC	Shawnee Distribution Center 1
6.28	GACC	Rivers Bend Center 2B
6.29	GACC	7930 Kentucky
6.30	GACC	Dues Dr Distribution Center 1
6.31	GACC	Gibraltar
6.32	GACC	Diamond Hill 1
6.33	GACC	DFW Logistics Center (Bldg 3)
6.34	GACC	Elk Grove Distribution Center 1
6.35	GACC	1000 Lucas Way
6.36	GACC	Lakeview
6.37	GACC	DFW Logistics Center (Bldg 5)
6.38	GACC	9756 International
6.39	GACC	350B Salem Church Rd
6.40	GACC	6105 Trenton Ln
6.41	GACC	300 Salem Church Rd
6.42	GACC	Tower	Englert, Inc.	12,325	08/31/21	Accel Entertainment	10,625	10/31/23
6.43	GACC	1940 Fernbrook Ln	The Rennebohm Company	17,964	07/31/22	TSA Manufacturing Inc	9,854	08/31/28
6.44	GACC	Production Distribution Center 1
6.45	GACC	Culpeper
6.46	GACC	Fairfield Distribution Center 1
6.47	GACC	Cavalier II	Rentokil North America, Inc.	15,830	02/28/23
6.48	GACC	World Park II
6.49	GACC	Diamond Hill 4
6.50	GACC	2290-2298 Woodale
6.51	GACC	514 Butler Rd
6.52	GACC	Northridge II
6.53	GACC	2222 Woodale
6.54	GACC	Northridge I	C. R. H. Catering Co., Inc.	11,110	02/28/25	Storefront Glass Door and More L.L.C.	8,128	12/31/22
6.55	GACC	Romeoville Distribution Center 1
6.56	GACC	1825 Airport Exchange	Concentra Health Services, Inc.	11,083	04/30/26	Consolidated Electrical Distributors, Inc.	8,295	05/31/23
6.57	GACC	7453 Empire - Bldg C
6.58	GACC	Rivers Bend Center 1D
6.59	GACC	Heathrow
6.60	GACC	2240-2250 Woodale
6.61	GACC	273 Industrial Way
6.62	GACC	7453 Empire - Bldg B	Maruka U.S.A. Inc.	4,130	11/30/22
6.63	GACC	7453 Empire - Bldg A
6.64	GACC	Rivers Bend Center - Land
6.65	GACC	Production Distribution Center 1B
6.66	GACC	Bridgewater Center 2
6.67	GACC	Laraway Land 1
6.68	GACC	Laraway Land 2
7	LCM	Whitehall III & V	GSA - MEPCOM	24,632	01/15/33	The Haskell Company	23,390	11/30/24	Refinance	Riprand Count Arco	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
8	JPMCB	Frick Building	Dunbar, Bender, Zapf	14,016	05/31/23	Elite Transit Solutions, LLC	13,226	02/28/30	Refinance	Aaron Stauber, Alan Ades, Maurice Ades, Robert Ades, Albert Erani, Dennis Erani	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
9	LCM	Peace Coliseum							Recapitalization	Overstock.com, Inc.	Yes	Hard	In Place	No	NAP	NAP	NAP	NAP	No	Yes	Mezzanine Loan	12,220,159	5.00200
10	JPMCB	Chase Center Tower I							Refinance	GSW Sports LLC; Uber Technologies, Inc.; Alexandria Real Estate Equities, Inc.	Yes	Hard	Springing	Yes	No	18,213,750	127,496,250	145,710,000	No	Yes	B-Notes (83,637,000)/C-Notes (94,453,000)	178,090,000	5.30027247627604
11	JPMCB	Chase Center Tower II							Refinance	GSW Sports LLC; Uber Technologies, Inc.; Alexandria Real Estate Equities, Inc.	Yes	Hard	Springing	Yes	No	15,536,250	108,753,750	124,290,000	No	Yes	B-Notes (71,363,000)/C-Notes (80,547,000)	151,910,000	5.29994986241854
12	LCM	Los Angeles Leased Fee Portfolio							Refinance	Paul Alanis, Cofinance, Inc.	Yes	Hard	Springing	Yes	No	24,000,000	61,000,000	85,000,000	No	No	NAP	NAP	NAP
12.01	LCM	5901 West Century Boulevard
12.02	LCM	5959 West Century Boulevard
12.03	LCM	6151 West Century Boulevard
12.04	LCM	5933 West Century Boulevard
12.05	LCM	5940 West 98th Street
12.06	LCM	9801 Airport Boulevard
12.07	LCM	6144 West 98th Street
12.08	LCM	5960 West 98th Street
13	JPMCB	1340 Concord							Acquisition	HGGP Capital VIII, LLC, HGGP Capital IX, LLC, HGGP Capital X, LLC, HGGP Capital XI, LLC, HGGP Capital XII, LLC, HGGP Capital XIII, LLC	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
14	LCM	1333 Main Street	Dovetail Insurance Corp.	18,312	02/28/22	Ameris Bank	15,501	07/31/23	Acquisition	Jacques Bessoudo, Iser Rabinovitz	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
15	GSMC	City National Plaza	M. Arthur Gensler Jr. & Associates	87,165	10/31/31	Federal Insurance Company	77,450	02/29/24	Refinance	Fifth Street Properties, LLC	Yes	Hard	Springing	Yes	No	20,000,000	530,000,000	550,000,000	Yes	No	Permitted Mezzanine	NAP	NAP
16	GSMC	Moffett Towers Buildings A, B & C							Refinance	Jay Paul	Yes	Hard	In Place	Yes	No	20,000,000	423,000,000	443,000,000	No	Yes	Subordinate Debt	327,000,000	3.49000
16.01	GSMC	Moffett Towers Building B
16.02	GSMC	Moffett Towers Building C	Acuitus, Inc.	11,319	08/31/24
16.03	GSMC	Moffett Towers Building A
17	GACC	Roscoe Office	US Bank	4,803	08/31/21	AT&T Mobility - Cingular	4,495	05/31/23	Refinance	Ara Tavitian	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
18	LCM	Lava Ridge Business Center	Ascensus, LLC	14,613	11/30/22	Asurea Wholesale Insurance Services, Inc.	11,094	03/31/24	Acquisition	Jeff Pori	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
19	GSMC	PCI Pharma Portfolio							Acquisition	New Mountain Net Lease Corporation, New Mountain Net Lease Partners Corporation	Yes	Hard	Springing	Yes	No	16,750,000	91,750,000	108,500,000	No	No	NAP	NAP	NAP
19.01	GSMC	3001 Red Lion Road
19.02	GSMC	4536 & 4545 Assembly Drive
19.03	GSMC	6166 Nancy Ridge Drive
19.04	GSMC	6146 Nancy Ridge Drive
19.05	GSMC	1635 & 1639 New Milford School Road
20	JPMCB	The Oliver	Mireya Lowe	1,333	06/30/23	Trisha Gonzalez	1,333	06/04/23	Acquisition	Andrew J. Sobel	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
21	JPMCB	Apollo Education Group HQ Campus							Refinance	Steven Elghanayan	Yes	Hard	Springing	Yes	No	15,000,000	76,500,000	91,500,000	No	No	NAP	NAP	NAP
22	LCM	SHP Building IV	Blume Restaurant	7,043	12/31/28	Arthrex Goode Surgical	6,808	07/31/28	Refinance	Lance Bradford, Leilani Bradford, Par 3 Nevada Trust	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
23	GACC	GIP REIT Portfolio							Refinance	David Sobelman, Generation Income Properties, L.P.	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
23.01	GACC	15091 Alabama Highway 20
23.02	GACC	1300 South Dale Mabry Highway
23.03	GACC	3707 14th Street Northwest
24	GACC	Staples Headquarters							Acquisition	LCN North American Fund III REIT	Yes	Hard	In Place	Yes	No	10,000,000	80,000,000	90,000,000	No	No	NAP	NAP	NAP
25	LCM	NOV Headquarters							Acquisition	Franklin B. Mandel	Yes	Hard	Springing	Yes	No	10,000,000	29,200,000	39,200,000	No	No	NAP	NAP	NAP
26	GACC	Briarcliff Apartments							Refinance	Michael L. Joseph	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
27	GSMC	Stuart’s Crossing	AAA	2,033	06/30/20	Rosati’s	1,667	10/31/24	Acquisition	Sterling Value Add Partners III, L.P., Sterling Value Add Partners (NR) III, L.P.	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP
28	LCM	KB Fresenius & DaVita Southeast Portfolio							Acquisition	Jeff Pori	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
28.01	LCM	4751 West Fuqua Street
28.02	LCM	205 Belle Meade Point
28.03	LCM	3530 Rowe Lane
28.04	LCM	5552 Platt Springs Road
29	GSMC	Caton Crossings	Lucky Bamboo Asian Cuisine	3,000	03/31/24	Brava	3,000	03/31/29	Acquisition	Sterling Value Add Partners III, L.P., Sterling Value Add Partners (NR) III, L.P.	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP
30	GSMC	Midland Atlantic Portfolio							Refinance	John I. Silverman	Yes	Springing	Springing	Yes	No	7,500,000	37,500,000	45,000,000	No	No	NAP	NAP	NAP
30.01	GSMC	Parkside Square	Aaron’s Sales and Leasing	7,500	09/30/20	El Saltillo Restaurant	5,000	06/30/24
30.02	GSMC	Maysville Marketsquare	Factory Connection	3,491	03/31/21	AT&T Mobility	1,600	12/31/22
30.03	GSMC	Pinecrest Pointe	NV Nails	3,075	08/31/26	Karate International	2,771	09/30/22
30.04	GSMC	Valleydale Marketplace	Alabama Credit Union	1,586	04/30/22	US Nails	1,500	01/31/27
30.05	GSMC	Putnam Plaza	China Buffet	5,000	05/31/23	Monical’s Pizza	3,200	05/31/22
30.06	GSMC	Heritage Plaza	Cozy Nail	2,400	01/31/22	Lendmark Financial Services	1,400	12/31/24
31	LCM	Guidepost Montessori							Acquisition	Riten Patel	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
32	LCM	Maple Grove RV Resort							Acquisition	Desimone Enterprises, LLC	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
33	JPMCB	278 Court Street							Refinance	Sam Charney	Yes	Springing	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP
34	LCM	Willow Lake Tech Center	Links Technology	10,849	02/28/27	All Industrial Electric	6,903	04/30/21	Acquisition	Bryan S. Kang, Yoon Mi Kang	Yes	Hard	Springing	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP

A-1-6

ANNEX A-1

			Total Debt				HOTEL OPERATING STATISTICS

Loan #	Seller(1)	Property Name	Total Debt Cut-off Balance	Total Debt UW NCF DSCR	Total Debt Current LTV %	Total Debt UW NOI Debt Yield %	2017 Occupancy %	2017 ADR ($)	2017 RevPAR ($)	2018 Occupancy %	2018 ADR ($)	2018 RevPAR ($)	2019 Occupancy %	2019 ADR ($)	2019 RevPAR ($)	Most Recent Occupancy %	Most Recent ADR ($)	Most Recent RevPAR ($)	UW Occupancy %	UW ADR ($)	UW RevPAR ($)	Loan #
1	LCM	LA County Office Portfolio	NAP	NAP	NAP	NAP																1
1.01	LCM	29903 Agoura Road		NAP	NAP	NAP																1.01
1.02	LCM	29899 Agoura Road		NAP	NAP	NAP																1.02
1.03	LCM	5230 Las Virgenes Road		NAP	NAP	NAP																1.03
1.04	LCM	5855 Topanga Canyon Boulevard		NAP	NAP	NAP																1.04
1.05	LCM	29901 Agoura Road		NAP	NAP	NAP																1.05
2	JPMCB/GACC/GSMC	1633 Broadway	1,250,000,000	3.08	52.1%	9.5%																2
3	GACC	675 Creekside Way	83,400,000	2.52	58.3%	9.5%																3
4	LCM	Hampton Roads Office Portfolio	150,822,047	1.16	81.4%	9.5%																4
4.01	LCM	510 Independence Parkway		1.16	81.4%	9.5%																4.01
4.02	LCM	676 Independence Parkway		1.16	81.4%	9.5%																4.02
4.03	LCM	700 Independence Parkway		1.16	81.4%	9.5%																4.03
4.04	LCM	1309 Executive Boulevard		1.16	81.4%	9.5%																4.04
4.05	LCM	1317 Executive Boulevard		1.16	81.4%	9.5%																4.05
4.06	LCM	200 Golden Oak Court		1.16	81.4%	9.5%																4.06
4.07	LCM	1301 Executive Boulevard		1.16	81.4%	9.5%																4.07
4.08	LCM	505 Independence Parkway		1.16	81.4%	9.5%																4.08
4.09	LCM	1313 Executive Boulevard		1.16	81.4%	9.5%																4.09
4.10	LCM	208 Golden Oak Court		1.16	81.4%	9.5%																4.10
4.11	LCM	1305 Executive Boulevard		1.16	81.4%	9.5%																4.11
4.12	LCM	500 Independence Parkway		1.16	81.4%	9.5%																4.12
4.13	LCM	501 Independence Parkway		1.16	81.4%	9.5%																4.13
4.14	LCM	1 Enterprise Parkway		1.16	81.4%	9.5%																4.14
4.15	LCM	1457 Miller Store Road		1.16	81.4%	9.5%																4.15
4.16	LCM	2809 South Lynnhaven Road		1.16	81.4%	9.5%																4.16
4.17	LCM	22 Enterprise Parkway		1.16	81.4%	9.5%																4.17
4.18	LCM	521 Butler Farm Road		1.16	81.4%	9.5%																4.18
4.19	LCM	21 Enterprise Parkway		1.16	81.4%	9.5%																4.19
4.20	LCM	484 Viking Drive		1.16	81.4%	9.5%																4.20
4.21	LCM	629 Phoenix Drive		1.16	81.4%	9.5%																4.21
4.22	LCM	5 Manhattan Square		1.16	81.4%	9.5%																4.22
5	GSMC	711 Fifth Avenue	545,000,000	2.90	54.5%	9.4%																5
6	GACC	BX Industrial Portfolio	649,427,615	2.09	67.6%	7.5%																6
6.01	GACC	Bridgewater Center 1		2.09	67.6%	7.5%																6.01
6.02	GACC	401 E Laraway Rd		2.09	67.6%	7.5%																6.02
6.03	GACC	Rochelle 1		2.09	67.6%	7.5%																6.03
6.04	GACC	350A Salem Church Rd		2.09	67.6%	7.5%																6.04
6.05	GACC	Romeoville Bldg 1		2.09	67.6%	7.5%																6.05
6.06	GACC	251 E Laraway Rd		2.09	67.6%	7.5%																6.06
6.07	GACC	7940 Kentucky		2.09	67.6%	7.5%																6.07
6.08	GACC	Mountain Top Distribution Center 2		2.09	67.6%	7.5%																6.08
6.09	GACC	Enterprise Parkway		2.09	67.6%	7.5%																6.09
6.10	GACC	Cavalier I		2.09	67.6%	7.5%																6.10
6.11	GACC	1910 International		2.09	67.6%	7.5%																6.11
6.12	GACC	Glen Dale		2.09	67.6%	7.5%																6.12
6.13	GACC	Romeoville Bldg 2		2.09	67.6%	7.5%																6.13
6.14	GACC	Enterprise Distribution Center 1		2.09	67.6%	7.5%																6.14
6.15	GACC	2270 Woodale		2.09	67.6%	7.5%																6.15
6.16	GACC	2950 Lexington Ave South		2.09	67.6%	7.5%																6.16
6.17	GACC	Rivers Bend Center 1B		2.09	67.6%	7.5%																6.17
6.18	GACC	DFW Logistics Center (Bldg 4)		2.09	67.6%	7.5%																6.18
6.19	GACC	Rivers Bend Center 1C		2.09	67.6%	7.5%																6.19
6.20	GACC	Territorial		2.09	67.6%	7.5%																6.20
6.21	GACC	Diamond Hill 2		2.09	67.6%	7.5%																6.21
6.22	GACC	Rivers Bend Center 2A		2.09	67.6%	7.5%																6.22
6.23	GACC	Rivers Bend Center 1A		2.09	67.6%	7.5%																6.23
6.24	GACC	Diamond Hill 3		2.09	67.6%	7.5%																6.24
6.25	GACC	Whippany Business Center 1		2.09	67.6%	7.5%																6.25
6.26	GACC	The Colony Land		2.09	67.6%	7.5%																6.26
6.27	GACC	Shawnee Distribution Center 1		2.09	67.6%	7.5%																6.27
6.28	GACC	Rivers Bend Center 2B		2.09	67.6%	7.5%																6.28
6.29	GACC	7930 Kentucky		2.09	67.6%	7.5%																6.29
6.30	GACC	Dues Dr Distribution Center 1		2.09	67.6%	7.5%																6.30
6.31	GACC	Gibraltar		2.09	67.6%	7.5%																6.31
6.32	GACC	Diamond Hill 1		2.09	67.6%	7.5%																6.32
6.33	GACC	DFW Logistics Center (Bldg 3)		2.09	67.6%	7.5%																6.33
6.34	GACC	Elk Grove Distribution Center 1		2.09	67.6%	7.5%																6.34
6.35	GACC	1000 Lucas Way		2.09	67.6%	7.5%																6.35
6.36	GACC	Lakeview		2.09	67.6%	7.5%																6.36
6.37	GACC	DFW Logistics Center (Bldg 5)		2.09	67.6%	7.5%																6.37
6.38	GACC	9756 International		2.09	67.6%	7.5%																6.38
6.39	GACC	350B Salem Church Rd		2.09	67.6%	7.5%																6.39
6.40	GACC	6105 Trenton Ln		2.09	67.6%	7.5%																6.40
6.41	GACC	300 Salem Church Rd		2.09	67.6%	7.5%																6.41
6.42	GACC	Tower		2.09	67.6%	7.5%																6.42
6.43	GACC	1940 Fernbrook Ln		2.09	67.6%	7.5%																6.43
6.44	GACC	Production Distribution Center 1		2.09	67.6%	7.5%																6.44
6.45	GACC	Culpeper		2.09	67.6%	7.5%																6.45
6.46	GACC	Fairfield Distribution Center 1		2.09	67.6%	7.5%																6.46
6.47	GACC	Cavalier II		2.09	67.6%	7.5%																6.47
6.48	GACC	World Park II		2.09	67.6%	7.5%																6.48
6.49	GACC	Diamond Hill 4		2.09	67.6%	7.5%																6.49
6.50	GACC	2290-2298 Woodale		2.09	67.6%	7.5%																6.50
6.51	GACC	514 Butler Rd		2.09	67.6%	7.5%																6.51
6.52	GACC	Northridge II		2.09	67.6%	7.5%																6.52
6.53	GACC	2222 Woodale		2.09	67.6%	7.5%																6.53
6.54	GACC	Northridge I		2.09	67.6%	7.5%																6.54
6.55	GACC	Romeoville Distribution Center 1		2.09	67.6%	7.5%																6.55
6.56	GACC	1825 Airport Exchange		2.09	67.6%	7.5%																6.56
6.57	GACC	7453 Empire - Bldg C		2.09	67.6%	7.5%																6.57
6.58	GACC	Rivers Bend Center 1D		2.09	67.6%	7.5%																6.58
6.59	GACC	Heathrow		2.09	67.6%	7.5%																6.59
6.60	GACC	2240-2250 Woodale		2.09	67.6%	7.5%																6.60
6.61	GACC	273 Industrial Way		2.09	67.6%	7.5%																6.61
6.62	GACC	7453 Empire - Bldg B		2.09	67.6%	7.5%																6.62
6.63	GACC	7453 Empire - Bldg A		2.09	67.6%	7.5%																6.63
6.64	GACC	Rivers Bend Center - Land		2.09	67.6%	7.5%																6.64
6.65	GACC	Production Distribution Center 1B		2.09	67.6%	7.5%																6.65
6.66	GACC	Bridgewater Center 2		2.09	67.6%	7.5%																6.66
6.67	GACC	Laraway Land 1		2.09	67.6%	7.5%																6.67
6.68	GACC	Laraway Land 2		2.09	67.6%	7.5%																6.68
7	LCM	Whitehall III & V	NAP	NAP	NAP	NAP																7
8	JPMCB	Frick Building	NAP	NAP	NAP	NAP																8
9	LCM	Peace Coliseum	46,720,159	2.03	58.4%	10.1%																9
10	JPMCB	Chase Center Tower I	323,800,000	1.36	69.5%	6.2%																10
11	JPMCB	Chase Center Tower II	276,200,000	1.36	69.5%	6.2%																11
12	LCM	Los Angeles Leased Fee Portfolio	85,000,000	1.75	63.0%	6.2%																12
12.01	LCM	5901 West Century Boulevard		1.75	63.0%	6.2%																12.01
12.02	LCM	5959 West Century Boulevard		1.75	63.0%	6.2%																12.02
12.03	LCM	6151 West Century Boulevard		1.75	63.0%	6.2%																12.03
12.04	LCM	5933 West Century Boulevard		1.75	63.0%	6.2%																12.04
12.05	LCM	5940 West 98th Street		1.75	63.0%	6.2%																12.05
12.06	LCM	9801 Airport Boulevard		1.75	63.0%	6.2%																12.06
12.07	LCM	6144 West 98th Street		1.75	63.0%	6.2%																12.07
12.08	LCM	5960 West 98th Street		1.75	63.0%	6.2%																12.08
13	JPMCB	1340 Concord	NAP	NAP	NAP	NAP																13
14	LCM	1333 Main Street	NAP	NAP	NAP	NAP																14
15	GSMC	City National Plaza	550,000,000	4.59	41.4%	12.3%																15
16	GSMC	Moffett Towers Buildings A, B & C	770,000,000	2.09	67.2%	7.5%																16
16.01	GSMC	Moffett Towers Building B		2.09	67.2%	7.5%																16.01
16.02	GSMC	Moffett Towers Building C		2.09	67.2%	7.5%																16.02
16.03	GSMC	Moffett Towers Building A		2.09	67.2%	7.5%																16.03
17	GACC	Roscoe Office	NAP	NAP	NAP	NAP																17
18	LCM	Lava Ridge Business Center	NAP	NAP	NAP	NAP																18
19	GSMC	PCI Pharma Portfolio	108,500,000	2.61	65.4%	9.5%																19
19.01	GSMC	3001 Red Lion Road		2.61	65.4%	9.5%																19.01
19.02	GSMC	4536 & 4545 Assembly Drive		2.61	65.4%	9.5%																19.02
19.03	GSMC	6166 Nancy Ridge Drive		2.61	65.4%	9.5%																19.03
19.04	GSMC	6146 Nancy Ridge Drive		2.61	65.4%	9.5%																19.04
19.05	GSMC	1635 & 1639 New Milford School Road		2.61	65.4%	9.5%																19.05
20	JPMCB	The Oliver	NAP	NAP	NAP	NAP																20
21	JPMCB	Apollo Education Group HQ Campus	91,500,000	4.15	47.2%	14.9%																21
22	LCM	SHP Building IV	NAP	NAP	NAP	NAP																22
23	GACC	GIP REIT Portfolio	NAP	NAP	NAP	NAP																23
23.01	GACC	15091 Alabama Highway 20		NAP	NAP	NAP																23.01
23.02	GACC	1300 South Dale Mabry Highway		NAP	NAP	NAP																23.02
23.03	GACC	3707 14th Street Northwest		NAP	NAP	NAP																23.03
24	GACC	Staples Headquarters	90,000,000	3.98	45.5%	12.9%																24
25	LCM	NOV Headquarters	39,200,000	1.71	68.8%	8.2%																25
26	GACC	Briarcliff Apartments	NAP	NAP	NAP	NAP																26
27	GSMC	Stuart’s Crossing	NAP	NAP	NAP	NAP																27
28	LCM	KB Fresenius & DaVita Southeast Portfolio	NAP	NAP	NAP	NAP																28
28.01	LCM	4751 West Fuqua Street		NAP	NAP	NAP																28.01
28.02	LCM	205 Belle Meade Point		NAP	NAP	NAP																28.02
28.03	LCM	3530 Rowe Lane		NAP	NAP	NAP																28.03
28.04	LCM	5552 Platt Springs Road		NAP	NAP	NAP																28.04
29	GSMC	Caton Crossings	NAP	NAP	NAP	NAP																29
30	GSMC	Midland Atlantic Portfolio	45,000,000	1.42	70.1%	8.9%																30
30.01	GSMC	Parkside Square		1.42	70.1%	8.9%																30.01
30.02	GSMC	Maysville Marketsquare		1.42	70.1%	8.9%																30.02
30.03	GSMC	Pinecrest Pointe		1.42	70.1%	8.9%																30.03
30.04	GSMC	Valleydale Marketplace		1.42	70.1%	8.9%																30.04
30.05	GSMC	Putnam Plaza		1.42	70.1%	8.9%																30.05
30.06	GSMC	Heritage Plaza		1.42	70.1%	8.9%																30.06
31	LCM	Guidepost Montessori	NAP	NAP	NAP	NAP																31
32	LCM	Maple Grove RV Resort	NAP	NAP	NAP	NAP																32
33	JPMCB	278 Court Street	NAP	NAP	NAP	NAP																33
34	LCM	Willow Lake Tech Center	NAP	NAP	NAP	NAP																34

A-1-7

Footnotes to Annex A-1

(1)	“JPMCB” denotes JPMorgan Chase Bank, National Association, as Mortgage Loan Seller; “LCM” denotes LoanCore Capital Markets LLC, as Mortgage Loan Seller; “GACC” denotes German American Capital Corporation or one of its affiliates, as Mortgage Loan Seller; and “GSMC” denotes Goldman Sachs Mortgage Company , or one of its affiliates, as Mortgage Loan Seller.

With respect to Loan No. 2, 1633 Broadway, the whole loan was co-originated by DBR Investments Co. Limited, Wells Fargo Bank, National Association, JPMCB and Goldman Sachs Bank USA. JPMCB is contributing Note A-3-C-7 with an original principal balance of $27,500,000, GACC is contributing Note A-2-C-2-B with an original principal balance of $20,000,000, and GSMC is contributing Note A-1-C-4-B with an original principal balance of $10,000,000.

With respect to Loan No. 5, 711 Fifth Avenue, the whole loan was co-originated by Goldman Sachs Bank USA and Bank of America, N.A.

With respect to Loan No. 15, City National Plaza, the whole loan was co-originated by Goldman Sachs Bank USA and Morgan Stanley Bank, N.A.

With respect to Loan No. 16, Moffett Towers Buildings A, B & C, the whole loan was co-originated by Goldman Sachs Bank USA, DBR Investments Co. Limited and JPMCB.

(2)	With respect to Loan No. 2, 1633 Broadway, the mortgaged property includes 145,192 square feet of theater space, constituting approximately 5.7% of the net rentable area, and approximately 80,000 square feet of retail space, constituting approximately 3.1% of the net rentable area, of which approximately 40,000 square feet is vacant.

With respect to Loan No. 6, BX Industrial Portfolio, five of the Mortgaged Properties are Leased Fee and account for 1.9% of the total allocated loan amount. These five properties are not included in square footage calculations and do not account for any underwritten base rent

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 16, Moffett Towers Buildings A, B & C, the mortgaged property is part of the Moffett Towers Campus. The Moffett Towers Campus includes a certain common area amenities parcel, which is owned by the Moffett Towers Building H & Amenities Parcel Association LLC. The Moffett Towers Campus also includes a Lot 1 common area, which is owned by the Moffett Towers Lot 1 Association LLC. Building owners within the Moffett Towers Campus are members of the associations and share the right to use these areas by virtue of such membership. There is no allocation of the common area amenities to any particular building, and the common areas are not included in the collateral.

A-1-8

(4)

In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but have not yet commenced paying rent and/or are not in occupancy. UW Revenues ($), UW NOI ($) and UW NCF ($) are generally calculated by the Mortgage Loan Seller in accordance with its underwriting guidelines. UW NOI ($) and UW NCF ($) may include contractual or market rent escalations and, in the case of certain tenants, may be based on the average rent paid by the tenant through either the term of the related lease or the mortgage loan. Please see “Description of the Mortgage Pool—Certain Calculations and Definitions” for additional information.

With respect to Loan No. 2, 1633 Broadway, New Mountain Capital LLC, representing 4.2% of the net rentable area, has executed a lease but has not yet taken occupancy or begun paying rent.

With respect to Loan No. 3, 675 Creekside Way, the sole tenant, 8x8, has free rent through December 31, 2020, which has been reserved for.

With respect to Loan No. 5, 711 Fifth Avenue, Ralph Lauren, representing approximately 11.4% of the net rentable area, is dark with respect to 38,638 square feet of its space. The tenant continues to operate the 7,436 square foot Polo Bar at the mortgaged property which is currently closed.

With respect to Loan Nos. 10 and 11, Chase Center Tower I and Chase Center Tower II, the sole tenant, Uber Technologies, Inc., representing 100.0% of the net rentable area of the mortgaged properties, executed two leases for the premises in March 2018. Uber began paying rent in September and October 2019 but is not yet in occupancy. Uber was expected to begin taking occupancy in June 2020 upon completion of the buildout of Uber’s space, which has been temporarily delayed due to the impact of the COVID-19 pandemic.

With respect to Loan No. 13, 1340 Concord, the sole tenant at the mortgaged property, Ultimate Software, has executed a lease which commenced on November 1, 2019, but had its buildout halted because of the COVID-19 pandemic, and is in the process of finalizing a new buildout plan while taking into consideration certain guidelines related to the COVID-19 pandemic. The tenant has commenced paying rent and is current on all outstanding contractual rent obligations. The tenant has not requested any rent relief, and the borrower was required at loan origination to deposit $4,028,400 for an outstanding tenant improvement allowance.

With respect to Loan No. 16, Moffett Towers Buildings A, B & C, Google, representing 85.6% of net rentable area, has executed leases for Building B and Building C but has not yet accepted delivery or begun paying rent. Google took possession of the initial phase of its space in Building C (96,282 square feet of the total 181,196) on March 1, 2020 and was expected to begin paying rent for the related space beginning in September 2020. However, Google has reached out to the borrower sponsor claiming that the ongoing COVID-19 pandemic and subsequent state of emergency declaration from the City of Sunnyvale has prohibited the tenant’s ability to access Building C, construct tenant improvements or conduct business. Thus, Google is requesting that its rent commencement date be pushed out on a day-by-day basis until the impacts of the COVID-19 pandemic on its ability to access the property and complete tenant improvements have passed. The borrower sponsor responded that it satisfied its obligation to deliver the space on time and therefore rent commencement should begin as originally anticipated. Additionally the ongoing COVID-19 pandemic may delay the delivery of the remaining space that Google is expected to take in Building B and Building C, which would impact and/ or delay the rent commencement date for its remaining spaces. We cannot assure you that the dispute will be resolved in a timely manner. We also cannot assure you if or when Google will begin paying rent on its delivered space.

With respect to Loan No. 16, Moffett Towers Buildings A, B & C, Comcast has executed a lease extension and relocation for 111,707 square feet. The relocation space consists of 40,296 square feet and Comcast is expected to take possession of the relocation space in November 2020 and begin paying rent on both the existing space and relocation space in March 2021. We cannot assure you that the tenant will occupy its space or commence the payment of rent as expected or at all.

A-1-9

(5)

With respect to all mortgage loans, with the exceptions of the mortgage loans listed below, the Current LTV % and the Maturity LTV % are based on the “as-is” Appraisal Value ($) even though, for certain mortgage loans, the appraiser provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 2, 1633 Broadway, the Appraised Value includes the extraordinary assumption that the owner has provided a $55,980,670 capital expenditure budget that is projected to occur over the initial 10 years of the investment holding period, which was utilized to estimate the value set forth in the appraisal. Such capital expenditures are not required and have not been reserved for under the mortgage loan documents, and we cannot assure you that they will be made.

With respect to Loan No. 3, 675 Creekside Way, the Appraised Value ($), Current LTV %, and Maturity LTV % are based on the “As-Stabilized” Value of $143,000,000, which reflects the rent commencement date, following the free rent period. At loan origination, approximately $8.5 million was deposited into a free rent reserve in connection with the ongoing free rent period. Based on the “As-Is” appraised value of $131,000,000, the Current LTV % and Maturity LTV are both equal to 63.7%.

With respect to Loan Nos. 10 and 11, Chase Center Tower I and Chase Center Tower II, the Appraised Value is reflective of the “Hypothetical As-If Funded” value, which assumes all remaining construction and tenant improvements as of December 19, 2019 have been paid for or funded. At loan origination, the borrowers reserved $62,678,348 for all outstanding tenant improvements and outstanding repairs. Such construction and tenant improvements have since been funded. The “As-Is” appraised value as of December 19, 2019 is $789.1 million, which results in a senior notes and whole loan Cut-off LTV of approximately 34.2% and 76.0%, respectively.

With respect to Loan No. 16, Moffett Towers Buildings A, B & C, the Current LTV % and Maturity LTV % are calculated utilizing the “As-Stabilized” portfolio appraised value of $1,145,000,000 as of October 1, 2021, which assumes that both Google and Comcast take occupancy at the mortgaged properties and are paying unabated rent as of October 1, 2021. The Current LTV % and Maturity LTV % calculated based on the “As-Is” appraised value of $995,000,000, as of January 3, 2020, are both 44.5%.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($), and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

With respect to Loan Nos. 10 and 11, Chase Center Tower I and Chase Center Tower II (together, “Chase Center Towers”), the mortgage loans are cross-collateralized and cross-defaulted. All loan level metrics are based on the aggregate Cut-off Date Balance and Maturity or ARD Balance of $33,750,000. The Chase Center Towers whole loan documents provide that the borrowers have the right to the release of an individual property from the lien of the mortgage, provided that the borrowers satisfy certain terms and conditions to set forth in the cross agreement, including among other things (i) no event of default under the Chase Center Towers whole loan documents has occurred and is continuing, (ii) the individual borrower making such request will (1) make a prepayment of the released loan in full in accordance with its respective loan agreement or defease the released loan in full, and (2) cause the borrower under the remaining loan to either (x) pay to the remaining lender, an amount equal to 15% of the outstanding principal balance of the released loan including, interest for the full accrual period during which the prepayment occurs (or if such payment is made on a payment date, the full accrual period applicable to such payment date) and if such prepayment is made on or before the permitted prepayment date, the yield maintenance premium, which amount will be applied as a prepayment of the principal balance of the remaining loan or (y) defease the remaining loan in part by an amount equal to 15% of the outstanding principal balance of the released loan including interest that has or would have accrued on the portion of the remaining loan defeased for the full accrual period during which the partial defeasance occurs (or if such partial defeasance is made on a payment date, the full accrual period applicable to such payment date), (iii) delivery of evidence reasonably acceptable to the remaining lender that (A) the release property and the remaining property have been separately assessed for taxes and the release property constitutes or will constitute a separate tax lot, and (B) the lender receives evidence reasonably satisfactory to the lender that after giving effect to such release, the remaining property will continue to comply with all applicable laws (including all zoning, building, land use or parking or other similar legal requirements with respect to such property), (iv) subsequent to such release, the borrower that owns the remaining property will continue to be a special purpose entity, and (v) the debt service coverage ratio of the remaining loan, after giving effect to the release and to the partial prepayment of the remaining loan above, will be equal to or greater than the greater of (x) 1.45x for the release of the Chase Center Tower II and 1.43x for the release of the Chase Center Tower I and (y) the aggregate debt service coverage ratio immediately prior to such release.

A-1-10

(7)	With respect to Loan Nos. 2, 3, 4, 5, 6, 10, 11, 12, 15, 16, 19, 21, 24, 25 and 30, 1633 Broadway, 675 Creekside Way, Hampton Roads Office Portfolio, 711 Fifth Avenue, BX Industrial Portfolio, Chase Center Tower I, Chase Center Tower II, Los Angeles Leased Fee Portfolio, City National Plaza, Moffett Towers Buildings A, B & C, PCI Pharma Portfolio, Apollo Education Group HQ Campus, Staples Headquarters, NOV Headquarters and Midland Atlantic Portfolio, in each case, the mortgage loan is part of a larger split whole loan, which consists of the mortgage loan and one or more pari passu and/or subordinate components. Please see “Description of the Mortgage Pool—The Whole Loans” for additional information.

(8)	Each number identifies a group of related borrowers.

With respect to Loan Nos. 2, 13 and 25, 1633 Broadway, 1340 Concord and NOV Headquarters, the borrowers own the mortgaged property as tenants-in-common.

(9)	For each mortgage loan, the Net Mortgage Rate % is equal to the excess of the related Interest Rate % over the related Servicing Fee Rate, the Trustee Fee Rate (including the Certificate Administrator Fee Rate), the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee %”).

(10)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

With respect to Loan No. 6, BX Industrial Portfolio, the related whole loan is split between (i) a 17-month revolving floating rate loan with five, one-year extension options (the “BX Industrial Portfolio Floating Rate Loan”) with an aggregate Cut-off Date principal balance of approximately $99.4 million, and (ii) a 77-month fixed rate componentized loan (the “BX Industrial Portfolio Fixed Rate Loan”) comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio Senior Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $322.4 million evidenced by eight A-Notes, and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio Subordinate Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $227.6 million, evidenced by Note A-1-B, Note A-1-C-1 and Note A-1-C-2, and Note A-1-D, each of which is subordinate to all notes with a prior alphabetical designation. The BX Industrial Portfolio Senior Fixed Rate Loan is senior to the BX Industrial Portfolio Subordinate Fixed Rate Loan. The BX Industrial Portfolio Fixed Rate Loan and BX Industrial Portfolio Floating Rate Loan are pari passu, provided that voluntary prepayments are applied first to the BX Industrial Portfolio Floating Rate Loan. The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of the debt service coverage ratio calculations herein, LIBOR is assumed to be 0.50%. The BX Industrial Portfolio whole loan NCF DSCR, based on a LIBOR cap of 4.0% for the BX Industrial Portfolio Floating Rate Loan, is 1.80x. With respect to the BX Industrial Portfolio Mortgage Loan, the debt service coverage ratios, loan-to-value ratios and debt yields include approximately $58,283,000 of the Cut-off Date principal balance of the BX Industrial Portfolio Floating Rate Loan.

(11)	With respect to all mortgage loans, Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

With respect to Loan No. 4, Hampton Roads Office Portfolio, Monthly Debt Service ($) is calculated based on the average of the first 12 principal and interest payments following the Cut-off Date and the Annual Debt Service ($) is calculated based on the on the sum of the first 12 principal and interest payments following the Cut-off Date based on the assumed principal and interest payment schedule set forth in Annex I to the preliminary prospectus. Accordingly, Current Balance ($), Maturity Balance ($), Monthly Debt Service ($), UW NOI DSCR, UW NCF DSCR, Total Cut-off Date Pari Passu Debt reflect this payment schedule and a fixed interest rate of 5.30000%.

(12)	In some instances in which the loan documents provide grace periods with respect to payments, such grace periods may be permitted a limited number of times per any 12-month periods.

With respect to Loan No. 15, City National Plaza, the whole loan documents provide the borrower with a five day grace period, two times per calendar year, for any payments due on a payment date (other than the maturity date).

A-1-11

(13)

The “L” component of the prepayment provision represents lockout payments.

The “Def” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date

.
In the case of certain mortgage loans, the loan documents permit the related borrower to prepay a portion of the mortgage loan in connection with partial releases of collateral, to cure a cash management period triggered by certain events or circumstances or to meet certain financial metrics contained in the related loan documents.

With respect to Loan No. 2, 1633 Broadway, the lockout period will be at least 30 payment dates beginning with and including the first payment date of January 6, 2020. The borrower may defease the whole loan in full after the date that is the earlier to occur of (i) November 25, 2022 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 30 payments is based on the expected JPMDB 2020-COR7 securitization closing date in June 2020. The actual lockout period may be longer.

With respect to Loan No. 3, 675 Creekside Way, the lockout period will be at least 27 payment dates beginning with and including the first payment date of April 6, 2020. Defeasance of the $83.4 million whole loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) March 2, 2023. The assumed lockout period of 27 payment dates is based on the expected JPMDB 2020-COR7 securitization closing date in June 2020. The actual lockout period may be longer.

With respect to Loan No. 5, 711 Fifth Avenue, the lockout period will be at least 27 payment dates beginning with and including the first payment date of April 6, 2020. Defeasance of the whole loan in full is permitted after the date that is the earlier to occur of (i) March 6, 2023 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 27 payments is based on the expected JPMDB 2020-COR7 securitization closing date in June 2020. The actual lockout period may be longer.

With respect to Loan Nos. 10 and 11, Chase Center Tower I and Chase Center Tower II, the lockout period will be 26 payments beginning with and including the first payment date of May 10, 2020. The borrower may defease the whole loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 10, 2023. The assumed lockout period of 26 payments is based on the expected JPMDB 2020-COR7 securitization closing date in June 2020. The actual lockout period may be longer.

With respect to Loan No. 16, Moffett Towers Buildings A, B & C, the lockout period will be at least 28 payment dates beginning with and including the first payment date of March 6, 2020. Defeasance of the whole loan in full is permitted after the date that is the earlier of (i) February 6, 2023 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. On and after March 6, 2022, the whole loan may be voluntarily prepaid with a prepayment fee equal to the greater of the yield maintenance amount or 1% of the unpaid principal balance as of the prepayment date. The assumed lockout period of 28 payments is based on the expected JPMDB 2020-COR7 securitization closing date in June 2020. The actual lockout period may be longer.

With respect to Loan No. 21, Apollo Education Group HQ Campus, the lockout period will be at least 28 payment dates beginning with and including the first payment date of March 5, 2020. The borrower has the option to defease the whole loan in full after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) March 5, 2024. The lockout period of 28 payments is based on the expected JPMDB 2020-COR7 transaction closing date occurring in June 2020. The actual lockout period may be longer.

A-1-12

(14)

With respect to some mortgage loans, historical financial information may not be available due to the when the properties were constructed, renovated and/or acquired.

With respect to Loan No. 2, 1633 Broadway, 2019 financial information is based on the trailing 12 months ending on September 30, 2019.

With respect to Loan No. 3, 675 Creekside Way, the mortgaged property was built in 2016, and the lease with the sole tenant, 8x8, did not commence until January 1, 2020. As such, historical financials are not available.

With respect to Loan No. 9, Peace Coliseum, the Overstock.com lease commenced in March 2020. As such, historical financials are not available.

With respect to Loan No. 19, PCI Pharma Portfolio, the mortgaged properties were acquired by the Borrower Sponsors between September and October 2019 and historical financials are not available.

With respect to Loan No. 20, The Oliver, some historical financial information was not provided by the borrower because the mortgaged property was newly acquired by the borrower.

With respect to Loan No. 21, Apollo Education Group HQ Campus, historical financial information was not provided by the borrower because the lease for the sole tenant at the mortgaged property, Apollo Education Group, is NNN.

With respect to Loan No. 22, SHP Building IV, the related property is newly constructed and some historical financials may not be available.

With respect to Loan No. 23, GIP REIT Portfolio, the three properties were acquired by the borrower at separate times between 2017 and 2018, and. historical financials are not available.

With respect to Loan No. 24, Staples Headquarters, is subject to a triple-net lease with the related sole tenant and, therefore, has no or limited operating history and/or lacks historical financial figures and information.

With respect to Loan Nos. 28 and 31, KB Fresenius & DaVita Southeast Portfolio and Guidepost Montessori, the related mortgaged properties were recently acquired, and some historical financials may not be available.

With respect to Loan No. 30, Midland Atlantic Portfolio, 2019 financial information is based on the trailing 12 months ending on October 31, 2019.

With respect to Loan No. 33, 278 Court Street, limited historical financial information was provided by the borrower because the mortgaged property was acquired by the borrower in August 2018.

(15)

In the case of certain mortgage loans, the UW NOI ($) exceeds Most Recent NOI ($) by 10%.

With respect to Loan No. 7, Whitehall III & V, the increase in UW NOI ($) of more than 10% over the Most Recent NOI ($) is attributable to the GSA – ATF’s rent commencement in June 2020 (approximately $754,668 of annual rent), approximately $133,779 of average rent over the loan term for investment grade tenants and approximately $126,773 of contractual rent steps through February 2021.

With respect to Loan No. 12, Los Angeles Leased Fee Portfolio, the increase in UW NOI ($) of more than 10% over the Most Recent NOI ($) is attributable to approximately $950,940 of underwritten average ground rent over loan term.

With respect to Loan No. 15, City National Plaza, the increase from 2019 NOI ($) to UW NOI ($) is primarily attributable to (i) normalization of the Net Operating Income by excluding one-time free rent, (ii) the straight line credit rent step increments over the lease term (for investment grade and AmLaw 200 tenants) and (iii) incremental lease up over the past 12 months.

With respect to Loan No. 16, Moffett Towers Buildings A, B & C, the increase from 2019 NOI ($) to UW NOI ($) is primarily attributable to new recent leasing to Google and Comcast and includes the straight line average of contractual rent step increments over the lease term for investment grade tenants.

With respect to Loan No. 17, Roscoe Office, the increase in UW NOI ($) of more than 10% over the Most Recent NOI ($) is primarily driven by the County of Los Angeles expansion: the County of Los Angeles executed a renewal expanding their suite by 16,805 square feet. The County of Los Angeles’s annual rent increased by $374,520 (from $308,832 to now $683,352). The County of Los Angeles’s expansion rent commencement date was August 1, 2019.

With respect to Loan No. 18, Lava Ridge Business Center, the increase in UW NOI ($) of more than 10% over the Most Recent NOI ($) is primarily driven by the mortgaged property’s renovation that was completed in 2018, and the subsequent lease up from 75.4% occupancy in 2018 to 89.7% current occupancy.

With respect to Loan No. 29, Caton Crossings, the increase from 2019 NOI ($) to UW NOI ($) is primarily attributable to new recent leasing and contractual rent steps.

A-1-13

(16)	Except for the mortgage loans listed below, the UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the Note Date during the term of the mortgage loan.

With respect to Loan No. 4, Hampton Roads Office Portfolio, the UW NOI DSCR and UW NCF DSCR is calculated based on the sum of the first 12 principal and interest payments following the Cut-off Date based on the assumed principal and interest payment schedule set forth in Annex I to the preliminary prospectus.

With respect to Loan No. 6, BX Industrial Portfolio, the Mortgage Loan UW NCF DSCR, Mortgage Loan Current LTV % and Mortgage Loan UW NOI Debt Yield % calculations reflect the BX Industrial Portfolio Senior Fixed Rate Loan and approximately $58.283 million of the Cut-off Date principal balance of the BX Industrial Portfolio Floating Rate Loan, and exclude the remaining approximately $41.145 million of the Cut-off Date principal balance of the BX Industrial Portfolio Floating Rate Loan and the BX Industrial Portfolio Subordinate Fixed Rate Loan. The Total Debt UW NCF DSCR, Total Debt Current LTV % and Total Debt UW NOI Debt Yield % calculations reflect the $550.0 million BX Industrial Portfolio Fixed Rate Loan and the approximately $99.428 million BX Industrial Portfolio Floating Rate Loan. The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR (subject to a floor of 0.000%) plus a spread of 1.450%. For purposes of all calculations herein, LIBOR is assumed to be 0.500%.

(17)	In the case of certain mortgage loans, all or a portion of the Title Type consists of a leasehold interest.

With respect to Loan No. 6, BX Industrial Portfolio, the mortgaged properties in DFW Logistics Center (Bldg 4), DFW Logistics Center (Bldg 3), and DFW Logistics Center (Bldg 5) consist, in whole or in part, of the related borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests. In addition, the BX Industrial Portfolio – 2270 Woodale Mortgaged Property is subject to a condominium structure; however, the condominium is not fractured.

With respect to Loan No. 23, GIP REIT Portfolio, the 3707 14th Street Northwest mortgaged property represents the borrower’s fee interest in the sole commercial unit of a condominium project with a total of 20 residential units and 10 parking spaces. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” for additional information.

(18)

Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

With respect to Loan No. 2, 1633 Broadway, on the loan origination date, the borrowers provided a guaranty from Paramount Group Operating Partnership LP of up to $4,000,000 and funded a reserve of approximately $36,389,727 with respect to unfunded tenant improvements, tenant allowance and leasing commissions and free rent obligations consisting of (a) $24,105,228 for certain outstanding tenant improvements, (b) $804,393 for certain outstanding leasing commissions and (c) $15,480,107 for certain outstanding free rent. Subsequently, the borrowers substituted a letter of credit for the cash on reserve in such reserve account.

With respect to Loan No. 5, 711 Fifth Avenue, the borrower funded $2,000,000 at origination for estimated costs in connection with obtaining a new temporary or permanent certificate of occupancy to replace the temporary certificate of occupancy that expired in November 2019. The borrower obtained a temporary certificate of occupancy that was effective as of March 24, 2020, and the $2,000,000 has been disbursed to the borrower.

With respect to Loan No. 23, GIP REIT Portfolio, the borrower was required to reserve approximately $4,336 into a common charges reserve account at origination for all common charges, assessments and any other amounts payable to the 3707 14th Street Northwest mortgaged property pursuant to the condominium documents.

With respect to Loan No. 29, Caton Crossings, the borrower posted a $500,000 letter of credit in lieu of the required Upfront TI/LC Reserve.

(19)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being trigger in the respective mortgage loan documents.

With respect to Loan No. 7, Whitehall III & V, to the extent the borrower receives a lump sum payment by either GSA – ATF or GSA – MEPCOM for all or any part of the remaining unpaid amortized balance of any tenant improvement allowance, the borrower is required to deposit such payment with the lender.

With respect to Loan No. 9, Peace Coliseum, the requirement for the borrower to make monthly deposits of approximately $4,930 into the Monthly Capex Reserve ($) is waived so long as the Overstock.com lease remains in full force and effect.

With respect to Loan No. 9, Peace Coliseum, the requirement for the borrower to make monthly deposits of $19,715 into the Monthly TI/LC Reserve ($) is waived so long as the Overstock.com lease remains in full force and effect.

A-1-14

With respect to Loan No. 18, Lava Ridge Business Center, Finance of America Mortgage LLC (13.1% of net rentable area) provided notice of early termination of its lease effective in November 2020. The Monthly Other Reserve ($) totaling approximately $911,747 will be disbursed monthly in increments of approximately $37,989 commencing in December 2020 through the tenant’s stated lease expiration date of November 2022.

With respect to Loan No. 23, GIP REIT Portfolio, the borrower is required to deposit an amount equal to one-twelfth of the amount set forth in the approved annual budget for common charges (plus any other amounts that may be due for such common charges which are not included in the approved annual budget).

With respect to Loan No. 25, NOV Headquarters, the requirement for the borrower to make monthly deposits of $5,617 into the Monthly Capex Reserve ($) is waived so long as (i) no event of default under the mortgage loan documents has occurred and is continuing, (ii) the NOV lease and the NOV lease guaranty remain in full force and effect, (iii) no default beyond any applicable notice and cure period has occurred and is continuing under the NOV lease, and (iv) NOV lease tenant remains fully responsible to make capital improvements to the mortgaged property under the NOV lease.

With respect to Loan No. 28, KB Fresenius & DaVita Southeast Portfolio, the borrower is required to deposit approximately $576 into the Monthly Capex Reserve ($) commencing on February 6, 2025 and on each Payment Due Date thereafter.

With respect to Loan No. 28, KB Fresenius & DaVita Southeast Portfolio, the requirement that the borrower make monthly deposits of 1/12 of the annual real estate taxes that the lender estimates will be payable during the next twelve months into the Monthly RE Tax Reserve ($) is waived if the leases at 4751 West Fuqua Street and 5552 Platt Springs Road are in full force and effect. Notwithstanding the foregoing, the borrower is required to deposit $5,350 into the Monthly RE Tax Reserve ($) on account of the 205 Belle Meade Point and 3530 Rowe Lane mortgaged properties.

With respect to Loan No. 29, Caton Crossings, on each payment date, if and to the extent the amount contained in the TI/LC reserve account is less than $500,000, the borrower is required to deposit into the TI/LC reserve account a Monthly TI/LC Reserve amount equal to approximately $6,983.

With respect to Loan No. 30, Midland Atlantic Portfolio, on each payment date, if and to the extent the amount contained in the TI/LC reserve account is less than $750,000, the borrower is required to deposit into the TI/LC reserve account a Monthly TI/LC Reserve amount calculated as the product of (x) $0.54 times (y) the aggregate number of rentable square feet then contained in the mortgaged properties divided by 12. As of the Cut-off Date, the aggregate number of rentable square feet based upon the mortgage loan documents is 552,143, which results in a Monthly TI/LC Reserve amount of approximately $24,846.

With respect to Loan No. 30, Midland Atlantic Portfolio, the Monthly Capex Reserve is calculated as the product of (x) $0.22 times (y) the aggregate number of rentable square feet then contained in the mortgaged properties divided by 12. As of the Cut-off Date, the aggregate number of rentable square feet based upon the mortgage loan documents is 552,143.

A-1-15

(20)

Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 1, LA County Office Portfolio, the TI/LC Reserve Cap ($) excludes the Upfront TI/LC Reserve ($) equal to $1,000,000.

With respect to Loan No. 8, Frick Building, upon the occurrence and continuance of (a) the debt yield for the mortgaged property being less than 9.57% and (b) County of Allegheny, a political subdivision of The Commonwealth of Pennsylvania, on behalf of its Court of Common Pleas (the “Major Tenant”) having failed to either renew or exercised its option to extend its lease prior to December 31, 2026, and, so long as no event of default has occurred and is continuing, the borrower is required to deposit all excess cash flow for costs incurred with respect to re-tenanting the premises currently demised to the Major Tenant premises, subject to a cap of $1,452,000.

With respect to Loan No. 14, 1333 Main Street, the TI/LC Reserve Cap ($) is equal to $1,500,000 only if the PricewaterhouseCoopers, LLP lease, SC Education Lottery lease and SC Workers’ Compensation lease (or replacement leases approved by the lender for the entire space covered by such lease(s)) have each been renewed or extended for a lease term extending beyond March 6, 2032.

With respect to Loan No. 19, PCI Pharma Portfolio, the TI/LC Reserve Cap is calculated as the product of (x) $1.50 times (y) the aggregate number of rentable square feet then contained in the mortgaged properties. The CapEx Reserve Cap is calculated as the product of (x) $0.23 times (y) the aggregate number of rentable square feet then contained in the mortgaged properties. As of the Cut-off Date, the aggregate number of rentable square feet is 1,356,188.

With respect to Loan No. 30, Midland Atlantic Portfolio, the CapEx Reserve Cap is calculated as the product of (x) $0.82 times (y) the aggregate number of rentable square feet then contained in the mortgaged properties. As of the Cut-off Date, the aggregate number of rentable square feet based upon the mortgage loan documents is 552,143.

(21)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property. In some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 2, 1633 Broadway, the Largest Tenant, Allianz Asset Management of America L.P., subleases 20,600 square feet of suite 4600 (totaling 54,118 square feet) to Triumph Hospitality at a base rent of $46.80 per square foot through December 30, 2030. Triumph Hospitality further subleases 3,000 square feet of suite 4600 to Stein Adler Dabah & Zelkowitz at a base rent of $41.33 per square foot through July 31, 2022. Underwritten base rent is based on the contractual rent under the prime lease. The 2nd Largest Tenant, WMG Acquisition Corp, subleases 3,815 square feet of suite 0400 (totaling 36,854 square feet) to Cooper Investment Partners LLC at a base rent of $58.37 per square foot on a month-to-month basis. Underwritten base rent is based on the contractual rent under the prime lease. The 5th Largest Tenant, Kasowitz Benson Torres, subleases a collective 32,487 square feet of Suite 2200 (totaling 50,718 square feet) to three tenants. Delcath Systems, Inc. subleases 6,877 square feet and pays a rent of $68.50 per square foot through February 28, 2021; Avalonbay Communities subleases 12,145 square feet through October 31, 2026 and pays a current rent of $74.00 per square foot; Cresa New York subleases 13,195 square feet and pays a rent of $65.00 per square foot through April 30, 2021. Underwritten base rent is based on the contractual rent under the prime lease.

With respect to Loan No. 6, BX Industrial Portfolio, the sole tenants at the 1910 International Mortgaged Property and the Culpeper Mortgaged Property, and the Largest Tenant at the 7453 Empire - Bldg B Mortgaged Property, each has subleased their space.

With respect to Loan No. 15, City National Plaza, the 2nd Largest Tenant, Jones Day, subleases 27,280 square feet of its space at a base rent of $32.94 per square foot to Haight, Brown & Bonesteel LLP through October 15, 2021. Underwritten base rent is based on the contractual rent under the prime lease.

A-1-16

With respect to Loan No. 19.01, PCI Pharma Portfolio – 3001 Red Lion Road, the sole tenant, PCI Pharma, subleases 49,566 square feet to MedImmune (wholly owned by AstraZeneca).

With respect to Loan No. 22, SHP Building IV, the 2nd Largest Tenant, Julia’s Oven, subleases 3,365 square feet (6.5% of net rentable area) to Blume Restaurant through December 31, 2028.

(22)

In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

With respect to Loan No. 4, Hampton Roads Office Portfolio, the Largest Tenant at the 200 Golden Oak Court mortgaged property, Tidewater Mortgage Services, Inc., leases 21,636 square feet of space that expires on August 31, 2022 and 2,653 square feet of space pursuant to a month to month lease. The Largest Tenant at the 505 Independence Parkway mortgaged property, Cdyne, leases 22,126 square feet of space that expires on October 31, 2020 and 4,776 square feet of space that expires on June 30, 2021. The Largest Tenant at the 1305 Executive Boulevard mortgaged property, Schenker, Inc., leases 26,283 square feet of space that expires on January 31, 2021 and 5,426 square feet of space that expires on June 30, 2022. The Largest Tenant at the 501 Independence Parkway mortgaged property, Antech Systems, leases 5,028 square feet of space that expires on May 31, 2021 and 4,804 square feet of space that expires on May 31, 2022. In addition, the 2nd Largest Tenant at the 501 Independence Parkway mortgaged property, C&F Mortgage, leases 5,491 square feet of space that expires on October 31, 2021 and 1,841 square feet of space that expires on January 31, 2022.

With respect to Loan No. 7, Whitehall III & V, the 2nd Largest Tenant at the mortgaged property, Novant Health, Inc., leases 23,654 square feet through June 2025 and 9,561 square feet through November 2026.

With respect to Loan No. 15, City National Plaza, the Largest Tenant, City National Bank, leases 25,531 square feet of office space scheduled to expire on August 31, 2022, 7,368 square feet of office space scheduled to expire on June 30, 2023 and 302,859 square feet of office space and 7,780 square feet of retail space scheduled to expire on December 31, 2031. The 2nd Largest Tenant, Jones Day, leases 54,560 square feet of office space scheduled to expire on November 30, 2021 and 109,120 square feet of office space scheduled to expire on November 30, 2026. The 4th Largest Tenant, M. Arthur Gensler Jr. & Associates, leases 32,048 square feet of office space scheduled to expire on August 31, 2024 and 55,117 square feet of office space scheduled to expire on October 31, 2031.

With respect to Loan No. 30.02, Midland Atlantic Portfolio – Maysville Marketsquare, the Largest Tenant, Kroger, leases 90,022 square feet with a lease expiration date of February 29, 2032 and 3,362 square feet with a lease expiration date of June 21, 2021.

A-1-17

(23)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. Certain tenants may have the right to reduce or abate rent or terminate all or a portion of their leased spaces for a breach or violation of co-tenancy provisions in the related leases.

With respect to Loan No. 1, LA County Office Portfolio, the Largest Tenant at the 29899 Agoura Road mortgaged property, CYDCOR, LLC, has a one-time termination option effective in December 2021, with 12-months’ notice and payment of a termination fee. In addition, the Largest Tenant at the 29901 Agoura Road mortgaged property, Motor Vehicle Software Corp, has the right to terminate its lease at any time after February 2024 by providing at least 12-months’ notice and payment of a termination fee in the amount equal to the sum of any unamortized tenant improvements, leasing commissions and abated rent.

With respect to Loan No. 2, 1633 Broadway, the 4th Largest Tenant, Morgan Stanley & Co, representing approximately 10.2% of net rentable area, has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, upon 18 months’ notice and payment of a termination fee. The 5th Largest Tenant, Kasowitz Benson Torres, representing approximately 7.9% of the net rentable commercial area, has the right to terminate its lease as to all or a portion of one full floor of the premises located on the uppermost or lowermost floor (provided that the terminated space must be in a commercially reasonable configuration) effective as of March 31, 2024, by providing notice by March 31, 2023 and payment of a termination fee.

With respect to Loan No. 3, 675 Creekside Way, the sole tenant, 8x8, representing 100.0% of the net rentable area at the mortgaged property, has a one-time option to terminate its lease effective on December 31, 2028 by providing no less than 12 months’ notice and paying a termination fee equal to 12 months of base rent plus percentage share of operating expenses payable through the 120th month of the lease term.

With respect to Loan No. 4, Hampton Roads Office Portfolio, the Largest Tenant at the 500 Independence Parkway mortgaged property, Children’s Hospital of The King’s Daughters, Inc., has the right to terminate its lease at any time after May 31, 2023 by providing at least 12 months’ notice and payment of a termination fee. In addition, the Largest Tenant at the 1 Enterprise Parkway mortgaged property, Science Systems and Applications Inc., has the right to terminate its lease at any time by providing at least six months’ notice and payment of a termination fee.

A-1-18

With respect to Loan No. 6, BX Industrial Portfolio, the Largest Tenant at the Rivers Bend Center 2A mortgaged property, located at 500 HP Way, Nestor Imports, Inc. (“Nestor”), has the one-time option to terminate its lease (the “Termination Option”), effective as of the Early Termination Date (as hereinafter defined), provided that, among other things, no event of default is ongoing and prior written notice is given of Nestor’s exercise of the Termination Option (the “Early Termination Notice”), which termination will be effective on the last day of the calendar month that is 180 days after the date upon which the landlord receives such Early Termination Notice (the “Early Termination Date”). The sole tenant at the 7940 Kentucky mortgaged property, located at 7940 Kentucky Drive, The United States of America, may terminate its lease, in whole or in parts, at any time effective after October 31, 2024, by providing not less than 120 days’ prior written notice to the related landlord.

With respect to Loan No. 8, Frick Building, the 5th Largest Tenant, Elite Transit Solutions, LLC, occupying approximately 3.7% of net rentable area, has the option to terminate its lease after May 2026 (75th month of the lease term) with one year’s prior notice and the payment of a termination fee in the amount equal to (a) two months of the then-current rent and (b) the unamortized portion of, among other things, certain costs and expenses incurred by the landlord in connection with the lease.

With respect to Loan No. 9, Peace Coliseum, the sole tenant, Overstock.com (100% of net rentable area) is the controlling entity of the borrower and is the borrower sponsor, the guarantor and the property manager.

With respect to Loan No. 13, 1340 Concord, the sole tenant at the mortgaged property, Ultimate Software, has a one-time option to terminate its lease by no later than May 31, 2027, with a one-year notice and the payment of a termination fee in the amount equal to (i) the unamortized allowance, leasing commissions, and base rent abatement provided in the first ten lease months and (ii) four months of base rent and operating expenses.

With respect to Loan No. 14, 1333 Main Street, the Largest Tenant, PricewaterhouseCoopers, LLP, has a one-time termination option effective in May 2022, with nine months’ notice and payment of a termination fee. In addition, the 2nd and 3rd Largest Tenants, SC Education Lottery and SC Workers’ Compensation, have the right to terminate their lease at any time by providing at least 30-days’ notice.

With respect to Loan No. 15, City National Plaza, the 3rd Largest Tenant, Paul Hastings, LLP, representing approximately 5.6% of the net rentable area, has the option to terminate its lease effective as of August 31, 2029 with 18 to 21 months’ notice and a penalty equal to three months’ rent and unamortized tenant improvements, leasing commissions and free rent.

A-1-19

With respect to Loan No. 17, Roscoe Office, the Largest Tenant, County of Los Angeles has the right to terminate its lease after July 31, 2024 upon 60 days’ notice and the 2nd Largest Tenant, GSA Social Security Admin., has the one-time right to terminate its lease in whole or in part effective May 21, 2022, by giving at least 90 days’ notice.

With respect to Loan No 17, Roscoe Office, the 3rd Largest Tenant, Excel Executive Suites, is an affiliate of the borrower, and the lease is guaranteed by the non-recourse carveout guarantor. The tenant’s space is operated by a third party manager, which subleases out the space for flexible term shared office space, conference rooms, and day offices.

With respect to Loan 18, Lava Ridge Business Center, the 2nd Largest Tenant, Finance of America Mortgage LLC, provided notice of early termination of its lease effective November 2020. At origination, the borrower deposited $495,000 into a TI/LC reserve exclusively for Finance of America Mortgage LLC’s space and an in-place master lease will guarantee rent through November 2022. In addition, the tenant will pay an approximately $219,535 termination fee in November 2020, which the borrower can use to re-tenant the space.

With respect to Loan No. 22, SHP Building IV, the 3rd Largest Tenant, Stable Development LLC (14.7% of net rentable area) is an affiliate of the borrower.

With respect to Loan No. 23, GIP REIT Portfolio, Pratt & Whitney, the sole tenant of the 15091 Alabama Highway 20 Mortgaged Property, has the right to terminate its lease on January 31, 2024 upon at least 6 months’ notice and payment of a termination fee.

With respect to Loan No. 24, Staples Headquarters, the sole tenant, Staples, is majority owned and controlled by Sycamore Partners. An affiliate of Sycamore Partners also owns a 33 and 1/3% non-controlling interest in the related borrower.

With respect to Loan 34, Willow Lake Tech Center, the Largest Tenant, Club Colors, has a one-time termination option effective in May 2023, with notice by September 30, 2022. In addition, the 4th Largest Tenant, Links Technology, has a one-time termination option effective in February 2022, with six months’ notice.

(24)

In certain cases, the Principal / Carveout Guarantor name was shortened for spacing purposes or due to the number of parties serving as the Principal / Carveout Guarantor. In the case of certain mortgage loans, the loan documents permit the borrower to replace the Principal / Carveout Guarantor upon satisfaction of certain terms and conditions in the related loan documents.

With respect to Loan Nos. 2, 5, 10, 11 and 15, 1633 Broadway, 711 Fifth Avenue, Chase Center Tower I, Chase Center Tower II and City National Plaza, in each case, the related mortgage loan does not have a separate Principal / Carveout Guarantor, and each of the related borrowers is the only indemnitor under the related environmental indemnity agreement. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” for additional information.

With respect to Loan No. 6, BX Industrial Portfolio, the related mortgage loan documents provide that in the event of a voluntary or collusive bankruptcy action by or against the related borrower, liability of the related non-recourse carveout guarantor is limited to 10% of the then-outstanding principal balance of the whole loan, plus the enforcement cost relating to such bankruptcy action. In addition, the mortgage loan documents provide that for so long as the related borrower maintains the environmental insurance policy required under the loan agreement (the “PLL Policy”), the related guarantor will have no liability under the related environmental indemnity agreement, and that such guarantor’s liability relating to the borrower’s failure to maintain the PLL Policy pursuant to the loan documents is capped at the amount of coverage required for the PLL Policy. The PLL Policy is required to be for a term of at least two (2) years past the related maturity date (the “Required PLL Period”); provided, however, the borrower may obtain such PLL Policy for an initial policy term of five (5) years so long as at least ten (10) Business Days prior to the expiration thereof, the borrower renews or extends such PLL Policy for a term not less than the Required PLL Period. The PLL Policy must include limits of liability of no less than $5,000,000 per incident, and, with respect to Allied World Assurance Company (U.S.), Inc., $10,000,000 in the aggregate, and with respect to Steadfast Insurance Company, $25,000,000 in the aggregate, in each case with a self-insured retention amount of no more than $50,000 per pollution condition (except for clean-up claims for mold conditions, which may be $100,000). At closing, the borrower obtained policies from Steadfast Insurance Company and Allied World Assurance Company (U.S.), Inc. in the above amounts, with each policy subject to a five-year term.

A-1-20

(25)	The classification of the lockbox and cash management types is described in the Prospectus. See “Description of the Mortgage Pool – Lockbox Accounts” for further details.

(26)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Debt—Mezzanine Indebtedness” and “—Other Indebtedness” and “Certain Legal Aspects of the Mortgage Loans” in the Prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 6, BX Industrial Portfolio, the BX Industrial Portfolio Subordinate Fixed Rate Loan is comprised of (i) the BX Industrial Portfolio B-Note in the amount of $72.6 million, the BX Industrial Portfolio C-Notes in the amount of $110.0 million and the BX Industrial Portfolio D-Note in the amount of $45.0 million. The BX Industrial Portfolio B-Note will accrue interest at a fixed rate of 3.55000%. The BX Industrial Portfolio C-Notes will accrue interest at a fixed rate of 3.55000% and are expected to be sold to an unaffiliated third party investor. The BX Industrial Portfolio D-Note will accrue interest at a fixed rate of 3.55000% and is expected to be sold to an unaffiliated third party investor.

With respect to Loan No. 9, Peace Coliseum, the Peace Coliseum mezzanine loan is structured with a full excess cash flow sweep, to be applied as prepayments of the Peace Coliseum mezzanine loan until paid in full. The Peace Coliseum mezzanine loan Cut-off Date Balance is reflective of the outstanding balance based on the June 2020 remittance report. For purposes of the Annex A-1, the Peace Coliseum mezzanine loan is assumed to have been paid in full prior to the related Peace Coliseum whole loan maturity date.

A-1-21

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE LEFT INTENTIONALLY BLANK]

ANNEX A-2

Trust Cut-off Date Balances

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Trust			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Cut-off Date Balances			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)(3)(4)	DY(1)(3)(4)	Ratio(1)(3)(4)(5)	Maturity(1)(3)(4)(5)

$4,954,198	-	$9,999,999	9	$62,804,687	8.6%	3.82024%	116	1.88x	10.9%	61.4%	53.2%
$10,000,000	-	$19,999,999	11	162,487,500	22.3	3.68306%	98	2.68x	10.8%	54.5%	51.8%
$20,000,000	-	$29,999,999	5	106,500,000	14.6	3.46904%	114	2.69x	10.2%	56.6%	55.3%
$30,000,000	-	$39,999,999	4	143,325,532	19.7	3.78956%	106	2.47x	11.9%	54.1%	47.9%
$40,000,000	-	$69,000,000	5	252,287,896	34.7	3.85450%	108	2.38x	10.2%	58.6%	54.9%

Total / Wtd. Avg:			34	$727,405,614	100.0%	3.74402%	107	2.47x	10.7%	56.8%	52.7%

Mortgage Rates

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Mortgage Rates			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)(3)(4)	DY(1)(3)(4)	Ratio(1)(3)(4)(5)	Maturity(1)(3)(4)(5)

2.44000%	-	3.00000%	2	$77,500,000	10.7%	2.84806%	115	4.03x	12.0%	41.6%	41.6%
3.00001%	-	3.50000%	8	151,775,488	20.9	3.34391%	109	2.82x	10.5%	55.0%	53.5%
3.50001%	-	4.00000%	14	277,754,730	38.2	3.68155%	98	2.42x	11.0%	55.9%	51.0%
4.00001%	-	4.50000%	8	167,987,500	23.1	4.17677%	116	1.82x	10.0%	62.4%	57.1%
4.50001%	-	5.30000%	2	52,387,896	7.2	5.17211%	106	1.46x	10.4%	70.4%	61.9%

Total / Wtd. Avg:			34	$727,405,614	100.0%	3.74402%	107	2.47x	10.7%	56.8%	52.7%

Original Term to Maturity/ARD in Months

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Original Term to			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Maturity/ARD in Months			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)(3)(4)	DY(1)(3)(4)	Ratio(1)(3)(4)(5)	Maturity(1)(3)(4)(5)

59	-	60	3	$48,750,000	6.7%	3.46910%	57	3.96x	14.2%	36.2%	36.2%
77	-	84	2	80,800,000	11.1	3.62520%	79	3.01x	11.0%	49.6%	49.6%
120	-	122	29	597,855,614	82.2	3.78249%	115	2.27x	10.4%	59.4%	54.5%

Total / Wtd. Avg:			34	$727,405,614	100.0%	3.74402%	107	2.47x	10.7%	56.8%	52.7%

Remaining Term to Maturity/ARD in Months

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Remaining Term to			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Maturity/ARD in Months			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)(3)(4)	DY(1)(3)(4)	Ratio(1)(3)(4)(5)	Maturity(1)(3)(4)(5)

56	-	84	5	$129,550,000	17.8%	3.56646%	70	3.36x	12.2%	44.6%	44.6%
85	-	118	29	597,855,614	82.2	3.78249%	115	2.27x	10.4%	59.4%	54.5%

Total / Wtd. Avg:			34	$727,405,614	100.0%	3.74402%	107	2.47x	10.7%	56.8%	52.7%

Original Amortization Term in Months

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Original Amortization	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Term in Months	Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)(3)(4)	DY(1)(3)(4)	Ratio(1)(3)(4)(5)	Maturity(1)(3)(4)(5)

Interest Only	18	$423,600,000	58.2%	3.51186%	101	3.09x	11.1%	49.2%	49.2%
360	16	303,805,614	41.8	4.06771%	115	1.60x	10.2%	67.2%	57.6%

Total / Wtd. Avg:	34	$727,405,614	100.0%	3.74402%	107	2.47x	10.7%	56.8%	52.7%

A-2-1

ANNEX A-2

Remaining Amortization Term in Months

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Remaining Amortization			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Term in Months			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)(3)(4)	DY(1)(3)(4)	Ratio(1)(3)(4)(5)	Maturity(1)(3)(4)(5)

	Interest Only		18	$423,600,000	58.2%	3.51186%	101	3.09x	11.1%	49.2%	49.2%
346	-	360	16	303,805,614	41.8	4.06771%	115	1.60x	10.2%	67.2%	57.6%

Total / Wtd. Avg:			34	$727,405,614	100.0%	3.74402%	107	2.47x	10.7%	56.8%	52.7%

Amortization Types

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Amortization Types			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)(3)(4)	DY(1)(3)(4)	Ratio(1)(3)(4)(5)	Maturity(1)(3)(4)(5)

Interest Only			18	$423,600,000	58.2%	3.51186%	101	3.09x	11.1%	49.2%	49.2%
IO-Balloon			12	212,512,500	29.2	3.92441%	116	1.60x	9.9%	67.2%	58.6%
Balloon			4	91,293,114	12.6	4.40130%	111	1.59x	11.0%	67.3%	55.2%

Total / Wtd. Avg:			34	$727,405,614	100.0%	3.74402%	107	2.47x	10.7%	56.8%	52.7%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)(3)(4)

						Weighted Averages

Underwritten				Aggregate	% of		Stated			Cut-off
Net Cash Flow			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Debt Service			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Coverage Ratios			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)(3)(4)	DY(1)(3)(4)	Ratio(1)(3)(4)(5)	Maturity(1)(3)(4)(5)

1.19x	-	1.49x	6	$149,075,396	20.5%	4.47531%	113	1.39x	9.5%	69.5%	60.1%
1.50x	-	1.99x	9	163,754,730	22.5	3.72061%	114	1.72x	9.7%	65.8%	57.9%
2.00x	-	2.49x	7	86,275,488	11.9	3.87114%	115	2.13x	10.1%	59.7%	56.8%
2.50x	-	2.99x	4	134,650,000	18.5	3.63530%	105	2.75x	10.5%	54.2%	54.2%
3.00x	-	4.59x	8	193,650,000	26.6	3.21980%	93	3.88x	12.9%	39.8%	39.8%

Total / Wtd. Avg:			34	$727,405,614	100.0%	3.74402%	107	2.47x	10.7%	56.8%	52.7%

Cut-off Date LTV Ratios(1)(3)(4)(5)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Cut-off Date			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
LTV Ratios			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)(3)(4)	DY(1)(3)(4)	Ratio(1)(3)(4)(5)	Maturity(1)(3)(4)(5)

31.3%	-	49.9%	10	$233,850,000	32.1%	3.39294%	97	3.70x	12.9%	40.3%	40.3%
50.0%	-	59.9%	5	115,325,000	15.9	3.51495%	103	2.54x	9.7%	56.0%	54.8%
60.0%	-	64.9%	6	113,101,020	15.5	3.64448%	115	1.86x	9.7%	62.6%	55.9%
65.0%	-	69.9%	9	168,704,198	23.2	4.03435%	114	1.67x	9.4%	67.9%	62.2%
70.0%	-	75.0%	4	96,425,396	13.3	4.47820%	112	1.49x	10.2%	71.1%	59.9%

Total / Wtd. Avg:			34	$727,405,614	100.0%	3.74402%	107	2.47x	10.7%	56.8%	52.7%

LTV Ratio at Maturity/ARD(1)(3)(4)(5)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Maturity/ARD Date			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
LTV Ratios			Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)(3)(4)	DY(1)(3)(4)	Ratio(1)(3)(4)(5)	Maturity(1)(3)(4)(5)

31.3%	-	39.9%	4	$91,150,000	12.5%	3.52648%	78	3.69x	13.3%	36.3%	36.3%
40.0%	-	49.9%	7	151,500,000	20.8	3.32752%	110	3.63x	12.8%	43.3%	42.8%
50.0%	-	59.9%	12	238,680,218	32.8	3.60652%	110	2.09x	10.0%	61.8%	55.4%
60.0%	-	64.9%	8	197,325,396	27.1	4.27140%	113	1.53x	9.2%	67.8%	61.1%
65.0%	-	68.8%	3	48,750,000	6.7	3.98355%	110	2.15x	9.1%	67.0%	67.0%

Total / Wtd. Avg:			34	$727,405,614	100.0%	3.74402%	107	2.47x	10.7%	56.8%	52.7%

A-2-2

ANNEX A-2

Type of Mortgaged Properties

				Weighted Averages

		Aggregate	% of				Cut-off
	Number of	Cut-off	Initial			UW	Date	LTV Ratio
	Mortgaged	Date	Pool		UW NCF	NOI	LTV	at
Property Type	Properties	Balance	Balance	Occupancy	DSCR(1)(2)(3)(4)	DY(1)(3)(4)	Ratio(1)(3)(4)(5)	Maturity(1)(3)(4)(5)

Office
Suburban	42	$359,977,845	49.5%	97.0%	2.13x	10.6%	60.4%	55.5%
CBD	5	146,500,000	20.1	90.2%	3.42x	12.0%	46.2%	43.4%
Medical	4	8,025,000	1.1	100.0%	1.67x	9.5%	58.6%	53.0%
Suburban Flex	2	3,310,835	0.5	100.0%	2.61x	9.5%	65.4%	65.4%
Subtotal:	53	$517,813,681	71.2%	95.1%	2.49x	11.0%	56.4%	52.1%

Mixed Use
Office/Retail	2	$60,500,000	8.3%	81.8%	2.52x	10.0%	59.6%	57.3%
Multifamily/Retail	2	20,150,000	2.8	100.0%	1.92x	7.9%	58.2%	56.6%
Subtotal:	4	$80,650,000	11.1%	86.3%	2.37x	9.5%	59.2%	57.1%

Industrial
Warehouse/Distribution	41	$29,725,958	4.1%	93.7%	3.40x	12.2%	44.2%	44.2%
Flex	13	10,436,859	1.4	94.4%	2.67x	12.0%	53.4%	46.5%
Manufacturing	5	8,573,623	1.2	98.9%	1.85x	9.1%	67.5%	57.1%
R&D/Flex	2	7,773,182	1.1	100.0%	2.63x	9.6%	64.8%	64.8%
Warehouse/Storage	3	3,203,132	0.4	21.0%	3.57x	12.8%	39.6%	39.6%
Warehouse	3	1,798,925	0.2	91.8%	3.28x	11.8%	47.5%	47.5%
Subtotal:	67	$61,511,680	8.5%	91.5%	2.97x	11.4%	51.5%	48.8%

Retail
Anchored	7	$23,304,288	3.2%	96.7%	1.93x	11.7%	66.0%	55.6%
Single Tenant	2	4,537,500	0.6	100.0%	1.38x	8.1%	75.0%	61.8%
Shadow Anchored	1	371,200	0.1	79.7%	1.42x	8.9%	70.1%	59.0%
Subtotal:	10	$28,212,988	3.9%	97.0%	1.83x	11.0%	67.5%	56.6%

Other
Leased Fee	13	$24,717,266	3.4%	97.1%	1.80x	6.4%	62.3%	62.3%
Subtotal:	13	$24,717,266	3.4%	97.1%	1.80x	6.4%	62.3%	62.3%

Multifamily
Garden	1	$8,800,000	1.2%	95.2%	2.46x	14.3%	51.1%	41.4%
Subtotal:	1	$8,800,000	1.2%	95.2%	2.46x	14.3%	51.1%	41.4%

Manufactured Housing
Manufactured Housing	1	$5,700,000	0.8%	82.0%	2.29x	9.7%	42.2%	42.2%
Subtotal:	1	$5,700,000	0.8%	82.0%	2.29x	9.7%	42.2%	42.2%

Total / Wtd. Avg:	149	727,405,614	100.0%	93.9%	2.47x	10.7%	56.8%	52.7%

Mortgaged Properties by Location

				Weighted Averages

		Aggregate	% of				Cut-off
	Number of	Cut-off	Initial			UW	Date	LTV Ratio
	Mortgaged	Date	Pool		UW NCF	NOI	LTV	at
Location	Properties	Balance	Balance	Occupancy	DSCR(1)(2)(3)(4)	DY(1)(3)(4)	Ratio(1)(3)(4)(5)	Maturity(1)(3)(4)(5)

California	27	$272,054,288	37.4%	96.7%	2.45x	10.1%	55.5%	53.1%
New York	4	111,350,000	15.3	90.4%	3.27x	11.0%	48.3%	47.2%
Virginia	41	51,722,175	7.1	90.6%	1.79x	11.2%	65.2%	56.6%
Pennsylvania	6	45,935,477	6.3	78.9%	1.94x	10.3%	67.6%	58.7%
North Carolina	2	37,824,012	5.2	95.3%	1.68x	10.7%	63.9%	50.8%
Illinois	19	36,122,088	5.0	97.7%	2.52x	12.1%	58.8%	52.3%
Utah	1	34,500,000	4.7	100.0%	2.93x	13.7%	43.1%	43.1%
Florida	2	24,625,000	3.4	100.0%	1.93x	9.1%	68.3%	66.9%
South Carolina	2	22,300,000	3.1	92.6%	1.77x	11.0%	68.6%	61.9%
Arizona	1	15,000,000	2.1	100.0%	4.15x	14.9%	47.2%	47.2%
Texas	6	14,416,646	2.0	96.1%	1.99x	9.1%	62.8%	61.9%
Nevada	1	13,850,000	1.9	100.0%	1.45x	8.8%	68.6%	56.2%
Massachusetts	1	10,000,000	1.4	100.0%	3.98x	12.9%	45.5%	45.5%
Alabama	2	7,732,073	1.1	99.6%	1.39x	8.2%	74.4%	61.4%
Washington	1	5,700,000	0.8	82.0%	2.29x	9.7%	42.2%	42.2%
Kentucky	9	5,595,084	0.8	93.4%	2.92x	11.6%	48.8%	45.4%
Mississippi	2	4,049,221	0.6	100.0%	1.55x	9.2%	64.3%	56.0%
New Jersey	3	3,120,597	0.4	14.2%	3.57x	12.8%	39.6%	39.6%
Minnesota	7	2,963,388	0.4	93.2%	3.57x	12.8%	39.6%	39.6%
Ohio	7	2,536,753	0.3	78.0%	3.26x	12.2%	44.1%	42.4%
Georgia	1	1,975,000	0.3	100.0%	1.67x	9.5%	58.6%	53.0%
District of Columbia	1	1,912,500	0.3	100.0%	1.38x	8.1%	75.0%	61.8%
Indiana	1	812,549	0.1	70.5%	1.42x	8.9%	70.1%	59.0%
Maryland	1	754,603	0.1	53.5%	3.57x	12.8%	39.6%	39.6%
Kansas	1	554,161	0.1	100.0%	3.57x	12.8%	39.6%	39.6%

Total / Wtd. Avg:	149	$727,405,614	100.0%	93.9%	2.47x	10.7%	56.8%	52.7%

A-2-3

ANNEX A-2

Prepayment Protection

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Prepayment	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Protection	Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)(3)(4)	DY(1)(3)(4)	Ratio(1)(3)(4)(5)	Maturity(1)(3)(4)(5)

Defeasance	28	$582,067,718	80.0%	3.70863%	108	2.36x	10.4%	57.8%	53.7%
Yield Maintenance	2	79,787,896	11.0	4.47970%	92	2.42x	11.8%	56.2%	50.6%
Defeasance or Yield Maintenance	4	65,550,000	9.0	3.16275%	116	3.51x	12.1%	48.0%	46.7%

Total / Wtd. Avg:	34	$727,405,614	100.0%	3.74402%	107	2.47x	10.7%	56.8%	52.7%

Loan Purpose

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Loan	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Purpose	Loans	Balance	Balance	Rate	(Mos.)	DSCR(1)(2)(3)(4)	DY(1)(3)(4)	Ratio(1)(3)(4)(5)	Maturity(1)(3)(4)(5)

Refinance	18	$453,063,032	62.3%	3.56502%	106	2.64x	10.8%	54.4%	50.2%
Acquisition	15	239,842,582	33.0	4.01050%	107	2.07x	10.2%	63.2%	58.9%
Recapitalization	1	34,500,000	4.7	4.24200%	117	2.93x	13.7%	43.1%	43.1%

Total / Wtd. Avg:	34	$727,405,614	100.0%	3.74402%	107	2.47x	10.7%	56.8%	52.7%

(1) In the case of Loan Nos. 2, 3, 4, 5, 6, 10, 11, 12, 15, 16, 19, 21, 24, 25 and 30, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2, 4, 6, 9, 10, 11, and 16, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(2) In the case of Loan No. 4, the UW NCF DSCR is calculated using the sum of the first 12 whole loan principal and interest payments after the Cut-off Date based on the assumed principal and interest payment schedule set forth in Annex I of the Preliminary Prospectus.

(3) In the case of Loan No. 6, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity calculations reflect the BX Industrial Portfolio Senior Fixed Rate Loan and approximately $58.283 million of the Cut-off Date principal balance of the BX Industrial Portfolio Floating Rate Loan, and exclude the remaining approximately $41.145 million of the Cut-off Date principal balance of the BX Industrial Portfolio Floating Rate Loan and the BX Industrial Portfolio Subordinate Fixed Rate Loan. The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR (subject to a floor of 0.000%) plus a spread of 1.450%. For purposes of all calculation herein regarding BX Industrial Portfolio Mortgage Loan, LIBOR is assumed to be 0.500%.

(4) In the case of Loan Nos. 10 and 11, the mortgage loans are cross-collateralized and cross-defaulted. As such, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity calculations herein are based on the aggregate Cut-off Date Balance, Maturity or ARD Balance, U/W NOI, U/W NCF and Debt Services of the Chase Center Tower mortgage loans.

(5) In the case of Loan Nos. 3, 10, 11 and 16, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Offering Circular for additional details.

A-2-4

ANNEX A-3

DESCRIPTION OF TOP FOURTEEN MORTGAGE LOANS
OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

A-3-1

Annex A-3	JPMDB 2020-COR7

LA County Office Portfolio

A-3-2

Annex A-3	JPMDB 2020-COR7

LA County Office Portfolio

A-3-3

Annex A-3	JPMDB 2020-COR7

LA County Office Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCM	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$69,000,000	Title:	Fee
Cut-off Date Principal Balance:	$69,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	9.5%	Net Rentable Area (SF):	346,786
Loan Purpose:	Refinance	Location:	Various, CA
Borrowers(1):	Various	Year Built / Renovated:	Various / Various
Loan Sponsor:	Norman J. Kravetz	Occupancy:	97.8%
Interest Rate:	4.19300%	Occupancy Date:	Various
Note Date:	1/9/2020	Number of Tenants:	25
Maturity Date:	2/6/2030	2017 NOI:	$5,728,586
Interest-only Period:	48 months	2018 NOI:	$5,868,148
Original Term:	120 months	2019 NOI:	$6,306,185
Original Amortization:	360 months	TTM NOI:	N/A
Amortization Type:	IO-Balloon	UW Economic Occupancy(2):	91.6%
Call Protection:	L(28),Def(88),O(4)	UW Revenues:	$10,574,259
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$4,259,991
Additional Debt:	N/A	UW NOI(2):	$6,314,268
Additional Debt Balance:	N/A	UW NCF(2):	$5,602,334
Additional Debt Type:	N/A	Appraised Value / Per SF(2):	$101,600,000 / $293
		Appraisal Date:	9/6/2019

Escrows and Reserves(3)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$199
Taxes:	$335,000	$66,750	N/A	Maturity Date Loan / SF:	$177
Insurance:	$35,000	$8,700	N/A	Cut-off Date LTV:	67.9%
Replacement Reserves:	$308,190	$7,225	N/A	Maturity Date LTV:	60.5%
TI/LC:	$1,000,000	Springing	$1,000,000	UW NCF DSCR:	1.38x
Other:	$2,304,474	$0	N/A	UW NOI Debt Yield:	9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$69,000,000	100.0%	Payoff Existing Debt	$51,484,745	74.6%
			Upfront Reserves	3,982,664	5.8
			Closing Costs	646,423	0.9
			Return of Equity	12,886,168	18.7
Total Sources	$69,000,000	100.0%	Total Uses	$69,000,000	100.0%
(1)	The borrowers are RBE 29899 Agoura LLC, RBE 29901 Agoura LLC, RBE Agoura North LLC, 5855 Topanga Warner LLC and Colorado Capital Calabasas LLC.
(2)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the LA County Office Portfolio Loan (as defined below) was underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The LA County Office Portfolio mortgage loan has an outstanding principal balance as of the Cut-off Date of $69.0 million (the “LA County Office Portfolio Loan”) and is secured by a first mortgage lien on the borrowers’ fee simple interest in five office properties comprised a total of approximately 346,786 square feet of net rentable area (the “LA County Office Portfolio Properties” or the “LA County Office Portfolio”) located in Agoura Hills, Calabasas and Woodland Hills, California. The LA County Office Portfolio Loan has a 10-year term and following a four-year interest-only period, will amortize on a 30-year schedule.

The Borrowers. The borrowing entities are RBE 29899 Agoura LLC, RBE 29901 Agoura LLC, RBE Agoura North LLC, 5855 Topanga Warner LLC and Colorado Capital Calabasas LLC, each a Delaware limited liability company and special purpose entity structured to be

A-3-4

Annex A-3	JPMDB 2020-COR7

LA County Office Portfolio

bankruptcy remote with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the LA County Office Portfolio Loan.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Norman J. Kravetz. Mr. Kravetz is the managing member and principal owner of Realty Bancorp Equities, LLC (“RBE”), a real estate development and property management company that currently owns and operates over two million square feet of retail, office and industrial properties, in addition to actively managing several locations for third party clients. Mr. Kravetz has been active in the Southern California real estate market for over 40 years.

The Properties. The LA County Office Portfolio Properties are comprised of five office properties totaling 346,786 square feet situated throughout the greater Los Angeles area in Agoura Hills (three properties, 63.4% of net rentable area; 67.6% of underwritten net operating income), Calabasas (one property, 22.2% of net rentable area; 17.6% of underwritten net operating income) and Woodland Hills (one property, 14.4% of net rentable area; 14.8% of underwritten net operating income). The LA County Office Portfolio Properties are leased by national organizations, regional companies, and local businesses. The tenant base represents various industries including law, financial services, healthcare, logistics, technology, communications, sporting, manufacturing, and insurance. No single tenant at the LA County Office Portfolio occupies more than 14.7% of net rentable area. Additionally, the LA County Office Portfolio has exhibited an average historical occupancy since 2016 equal to 94.5%. As of the May 27, 2020 rent rolls, the LA County Office Portfolio Properties were 97.8% occupied to 25 tenants at a weighted average underwritten base rent equal to $31.44 per square foot.

Portfolio Summary
Property Name	City	Year Built	Total SF	% of Total	Occupancy(1)	UW NOI	Allocated Loan Original Balance	Appraised Value
29903 Agoura Road	Agoura Hills	1981	103,394	29.8%	100.0%	$1,877,886	$20,650,000	$30,400,000
29899 Agoura Road	Agoura Hills	2008	78,590	22.7	100.0	1,767,495	17,660,000	26,000,000
5230 Las Virgenes Road	Calabasas	1997	77,025	22.2	95.0	1,112,084	13,580,000	20,000,000
5855 Topanga Canyon Boulevard	Woodland Hills	1981	50,019	14.4	92.6	934,829	10,190,000	15,000,000
29901 Agoura Road	Agoura Hills	1979	37,758	10.9	100.0	621,974	6,920,000	10,200,000
Total / Wtd. Avg.			346,786	100.0%	97.8%	$6,314,268	$69,000,000	$101,600,000
(1)	Based on the underwritten rent rolls dated as of May 27, 2020.

The largest tenant at the LA County Office Portfolio is Private National Mortgage Acceptance Company, LLC (“PNMAC”) (50,924 square feet; 14.7% of net rentable area; 15.3% of underwritten base rent). PNMAC operates as a subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI). Founded in 2008, PNMAC is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of United States mortgage loans and the management of investments related to the United States mortgage market. PNMAC, together with its subsidiaries, employs 4,215 people across the United States. The tenant occupies 50,924 square feet at the 29903 Agoura Road property located in Agoura Hills, California, where it originally took occupancy in 2015 on a lease initially expiring in June 2024. PNMAC currently pays base rent equal to $31.06 per square foot, has no termination options and has one, five-year renewal option remaining.

The second largest tenant at the LA County Office Portfolio is CYDCOR, LLC (“CYDCOR”) (43,013 square feet; 12.4% of net rentable area; 14.2% of underwritten base rent). Since 1994, CYDCOR has provided sales management and sales consulting services to Fortune 500 and emerging companies in a range of business that include telecommunications, cable, internet, energy, and office supplies seeking to outsource their sales operations. CYDCOR specializes in providing clients with face-to-face sales, operating locally, nationally, and internationally. CYDCOR manages a network of more than 375 independent sales offices in the United States, Canada, and the United Kingdom. CYDCOR occupies 43,013 square feet at the 29899 Agoura Road property located in Agoura Hills, California, where it originally took occupancy in 2014 and is on a lease initially expiring in May 2025. CYDCOR’s underwritten base rent is equal to $35.11 per square foot and the tenant has one, five-year renewal option remaining and a one-time termination option effective in December 2021, with 12-months prior notice and payment of a termination fee in the amount equal to $800,000. CYDCOR is in discussions with the borrowers regarding rent relief.

The third largest tenant at the LA County Office Portfolio is Motor Vehicle Software Corp (“MVSC”) (42,307 square feet; 12.2% of net rentable area; 11.8% of underwritten base rent). Launched in 2015, MVSC operates as a subsidiary of Vitu and manages electronic vehicle transactions across the United States and United Kingdom. Serving as the company’s corporate headquarters, MVSC occupies 42,307 square feet across two of the LA County Office Portfolio Properties, 37,758 square feet at the 29901 Agoura Road property and 4,549 square feet at the 29903 Agoura Road property, both of which are located in Agoura Hills, California. The tenant originally took occupancy in 2018 at the 29901 Agoura Road property and later expanded in 2019 at the 29903 Agoura Road property. MVSC currently pays base rent equal to $29.67 per square foot, has no renewal options remaining and no termination options for its 4,549 square foot space at the 29903 Agoura Road property and one, five-year renewal option remaining for its 37,758 square foot space at the 29901 Agoura Road property with an ongoing termination option effective any date after February 2024, with 12-months prior notice and payment of a termination fee in the amount equal to the sum of any unamortized tenant improvements and leasing commissions and abated rent.

A-3-5

Annex A-3	JPMDB 2020-COR7

LA County Office Portfolio

The borrowers and the tenant have executed a lease amendment which (i) defers 100.0% of base rent for June and July 2020 and 50.0% of base rent for August through October 2020, which is required to be repaid by March 2021 and (ii) extends the tenant’s lease expiration date from June 2028 to August 2030.

COVID-19 Update. As of June 1, 2020, the LA County Office Portfolio Properties have remained open; however, many office tenants have chosen to work remotely. As of the May 27, 2020 underwritten rent rolls, the LA County Office Portfolio Properties remained 97.8% occupied. For April and May of 2020, tenants representing approximately 87.1% and 83.9% of net rentable area, respectively, have paid rent in-full, with the loan sponsor having collected approximately 85.5% and 83.8% of underwritten base rent, respectively. Five tenants representing approximately 39.1% of the underwritten base rent and 38.2% of the LA County Office Portfolio net rentable have requested rent relief. Two tenants have been granted a rent deferral and three tenants are in discussions with the borrowers for rent relief. The LA County Office Portfolio Loan is current through the June 6, 2020 payment date. As of June 1, 2020, the LA County Office Portfolio Loan is not subject to any modification or forbearance request.

The Market. The LA County Office Portfolio Properties are located across two individual submarkets within the Los Angeles office market in Southern California: Calabasas/Westlake Village in Agoura Hills and Calabasas (four properties; 85.6% of net rentable area; 85.2% of underwritten net operating income) and Woodland Hills/Warner Center in Woodland Hills (one property; 14.4% of net rentable area; 14.8% of underwritten net operating income). The LA County Office Portfolio Properties are in close proximity to one another.

According to a market report, as of May 31, 2020, the Calabasas/Westlake Village office submarket contained approximately 7.3 million square feet with an overall market vacancy of 9.9% and average asking rents of approximately $32.81 per square foot. The Woodland Hills/Warner Center office submarket contained approximately 9.9 million square feet with an overall market vacancy of 13.1% and average asking rents of approximately $32.09 per square foot. Based on the square footage of the LA County Office Portfolio Properties, the weighted average vacancy and average asking rents were equal to 10.4% and $32.71 per square foot, respectively.

Historical and Current Occupancy(1)
2016	2017	2018	2019	Current(2)
92.7%	91.9%	97.2%	98.4%	97.8%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of the rent rolls dated May 27, 2020.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(2)	% of Total Base Rent(2)	Lease Expiration Date
PNMAC, LLC(3)(4)	NR / NR / NR	50,924	14.7%	$32.00	15.3%	6/30/2024
CYDCOR, LLC(3)(5)	NR / NR / NR	43,013	12.4	$35.11	14.2	5/31/2025
Motor Vehicle Software Corp(3)(5)	NR / NR / NR	42,307	12.2	$29.67	11.8	8/31/2030
Western General Insurance(3)(6)	NR / NR / NR	36,609	10.6	$29.61	10.2	2/28/2025
Nuance	NR / NR / NR	34,256	9.9	$29.05	9.3	9/30/2024
Anchor Loans(3)	NR / NR / NR	21,076	6.1	$28.20	5.6	8/31/2023
LA Rams(3)	NR / NR / NR	17,462	5.0	$32.40	5.3	8/31/2021
Nationwide Medical	NR / NR / NR	13,665	3.9	$33.00	4.2	6/30/2024
JML Law Firm	NR / NR / NR	10,020	2.9	$30.55	2.9	6/30/2025
Chatsworth Products(3)	NR / NR / NR	9,367	2.7	$31.74	2.8	2/28/2023
Top 10 Total / Wtd. Avg.		278,699	80.4%	$31.17	81.5%
Other Tenants		60,559	17.5	$32.65	18.5
Total Occupied Space		339,258	97.8%	$31.44	100.0%
Vacant		7,528	2.2
Total		346,786	100.0%
(1)	Based on the underwritten rent rolls dated as of May 27, 2020.
(2)	Base Rent PSF and % of Total Base Rent include approximately $239,062 in contractual rent steps through March 2021 for certain tenants.
(3)	PNMAC, LLC has one, five-year renewal option remaining, CYDCOR, LLC has one, five-year renewal option remaining, Motor Vehicle Software Corp has one, five-year renewal option remaining for its 37,758 square foot space at the 29901 Agoura Road property, Western General Insurance has one, five-year renewal option remaining, Anchor Loans has one, three-year renewal option remaining, LA Rams has one, three-year renewal option remaining and Chatsworth Products has one, five-year renewal option remaining.
(4)	PNMAC has a free rent period during the month of January 2024 for approximately $148,698. At origination, the borrower deposited approximately $219,397 into a free rent reserve.
(5)	CYDCOR, LLC has a one-time termination option effective in December 2021, with 12-months prior notice and payment of a termination fee in the amount equal to $800,000 and Motor Vehicle Software Corp has an ongoing termination option effective any date after February 2024, with 12-months prior notice and payment of a termination fee in the amount equal to the sum of any unamortized tenant improvements and leasing commissions and abated rent for its 37,758 square foot space at the 29901 Agoura Road property.
(6)	Western General Insurance is in discussions with the borrowers regarding rent relief.

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LA County Office Portfolio

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring(3)
Vacant	NAP	7,528	2.2%	NAP	NAP	7,528	2.2%	NAP	NAP
2020 & MTM	1	898	0.3	$25,464	0.2%	8,426	2.4%	$25,464	0.2%
2021	2	22,330	6.4	700,126	6.6	30,756	8.9%	$725,590	6.8%
2022	7	34,416	9.9	1,224,409	11.5	65,172	18.8%	$1,949,999	18.3%
2023	7	37,530	10.8	1,095,047	10.3	102,702	29.6%	$3,045,045	28.6%
2024	5	101,151	29.2	3,143,380	29.5	203,853	58.8%	$6,188,426	58.0%
2025	7	95,843	27.6	3,074,896	28.8	299,696	86.4%	$9,263,321	86.9%
2026	1	4,783	1.4	146,855	1.4	304,479	87.8%	$9,410,176	88.2%
2027	0	0	0.0	0	0.0	304,479	87.8%	$9,410,176	88.2%
2028	0	0	0.0	0	0.0	304,479	87.8%	$9,410,176	88.2%
2029	0	0	0.0	0	0.0	304,479	87.8%	$9,410,176	88.2%
2030	2	42,307	12.2	1,255,180	11.8	346,786	100.0%	$10,665,357	100.0%
2031 & Beyond	0	0	0.0	0	0.0	346,786	100.0%	$10,665,357	100.0%
Total	32	346,786	100.0%	$10,665,357	100.0%
(1)	Based on the underwritten rent rolls dated May 27, 2020.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(3)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring include approximately $239,062 in contractual rent steps through March 2021 for certain tenants.

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	2019	Underwritten(1)	Per Square Foot	%(2)
Rents in Place	$8,170,126	$8,754,674	$9,281,578	$9,606,157	$10,426,295	$30.07	90.4%
Contractual Rent Steps(3)	0	0	0	0	239,062	0.69	2.1
Vacant Income	0	0	0	0	212,172	0.61	1.8
Gross Potential Rent	$8,170,126	$8,754,674	$9,281,578	$9,606,157	$10,877,529	$31.37	94.3%
Total Reimbursements	204,312	239,565	276,739	517,219	468,058	1.35	4.1
Total Other Income	145,697	168,702	162,449	168,690	183,587	0.53	1.6
Net Rental Income	$8,520,135	$9,162,941	$9,720,766	$10,292,066	$11,529,175	$33.25	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(954,916)	(2.75)	(8.3)
Effective Gross Income	$8,520,135	$9,162,941	$9,720,766	$10,292,066	$10,574,259	$30.49	91.7%
Total Expenses	$3,208,795	$3,434,355	$3,852,618	$3,985,881	$4,259,991	$12.28	40.3%
Net Operating Income	$5,311,340	$5,728,586	$5,868,148	$6,306,185	$6,314,268	$18.21	59.7%
Total TI/LC, CapEx/RR	0	0	0	0	711,934	2.05	6.7
Net Cash Flow	$5,311,340	$5,728,586	$5,868,148	$6,306,185	$5,602,334	$16.16	53.0%
(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Based on the contractual rent steps through March 2021 for certain tenants.

Property Management. The LA County Office Portfolio Properties are managed by Realty Bancorp Equities, LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow $2,080,140 for outstanding tenant improvements and leasing commissions, $1,000,000 for future leasing costs, $335,000 for real estate taxes, approximately $308,190 for replacement reserves, approximately $219,397 for outstanding free rent, $35,000 for insurance premiums and approximately $4,938 for required repairs.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $66,750.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to $8,700.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $7,225 for replacement reserves.

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LA County Office Portfolio

TI/LC Reserves – On a monthly basis, the borrowers are required to escrow $43,348 for tenant improvements and leasing commissions, subject to a cap of $1,000,000.

Lockbox / Cash Management. The LA County Office Portfolio Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited directly by the tenants into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept daily into the borrower’s operating account, unless a Cash Management Period (as defined below) is continuing. During the continuance of a Cash Management Period, all funds in the lockbox account will be swept daily into a lender-controlled account, from which account such funds will disbursed on each payment date in accordance with the LA County Office Portfolio Loan documents and any excess will be retained by the lender as additional collateral for the LA County Office Portfolio Loan.

A “Cash Management Period” will commence (i) upon an event of default (until the payment date following the cure of such event of default), (ii) if the debt service coverage ratio is less than 1.15x for any calendar quarter (until such time that the debt service coverage ratio is greater than or equal to 1.15x) or (iii) upon a Lease Sweep Period (as defined below).

A “Lease Sweep Period” will commence (i) on the date that is nine months prior to the end of the term (including any renewal terms) of any Lease Sweep Lease (as defined below); provided, however, a Lease Sweep Period will not commence pursuant to clause (i) if, and to the extent that, the borrowers have deposited $30.00 per square foot with respect to the applicable Lease Sweep Lease that gave rise to the subject Lease Sweep Period, (ii) on the date that is required under a Lease Sweep Lease by which the applicable Lease Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not so been exercised), (iii) if any Lease Sweep Lease is surrendered, cancelled or terminated prior to its then-current expiration date, (iv) if any Lease Sweep Tenant goes dark or gives notice that it intends to discontinue its business at its premises; provided, however, a Lease Sweep Period will not commence until the date that is 12 months prior to the end of the term of the applicable Lease Sweep Tenant pursuant to clause (iv) if, and to the extent that, the applicable Lease Sweep Tenant has a credit rating of “A” or better by S&P (or its functional equivalent by any other rating agency), (v) upon the occurrence and continuance of a default under any Lease Sweep Lease or (vi) upon the occurrence of an insolvency proceeding for any Lease Sweep Tenant.

A “Lease Sweep Lease” means the PNMAC lease, the CYDCOR lease, the MVSC lease, the Western General Insurance lease, and any other lease which covers 35,000 or more rentable square feet of the improvements.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease, or under one or more leases (leased by such tenant and/or its affiliates) which when taken together would constitute a Lease Sweep Lease.

Additional Debt. None.

Partial Release. Commencing on the July 6, 2022 payment date, the borrowers may obtain the release of any of the LA County Office Portfolio Properties, provided that, among other conditions, (i) the borrowers defease a portion of the LA County Office Portfolio Loan equal to the greater of (a) 115.0% of the allocated loan amount of the LA County Office Portfolio Property being released and (b) 100.0% of net sales proceeds, (ii) the debt yield (as calculated in accordance with the LA County Office Portfolio Loan documents) for the remaining LA County Office Portfolio Properties following the release is not less than the greater of (a) the debt yield immediately preceding such release and (b) 7.7%, and (iii) the release complies with customary REMIC requirements.

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1633 Broadway

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1633 Broadway

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1633 Broadway

Mortgage Loan Information		Property Information
Mortgage Loan Sellers(1):	JPMCB/GACC/GSMC	Single Asset / Portfolio:	Single Asset
		Title:	Fee
		Property Type - Subtype:	Office – CBD
Original Principal Balance(1):	$57,500,000	Net Rentable Area (SF):	2,561,512
Cut-off Date Principal Balance(1):	$57,500,000	Location:	New York, NY
% of Pool by IPB:	7.9%	Year Built / Renovated:	1972 / 2013
Loan Purpose:	Refinance	Occupancy:	98.4%
Borrowers:	PGREF I 1633 Broadway Land,	Occupancy Date:	10/31/2019
	L.P., 1633 Broadway Owner I, LP,	Number of Tenants:	38
	1633 Broadway Owner II, LP	2017 NOI:	$94,190,007
Loan Sponsor(2):	Paramount Group Operating	2018 NOI:	$109,098,450
	Partnership LP	2019 NOI(6):	$110,809,315
Interest Rate:	2.99000%	TTM NOI (as of 5/2020):	$110,826,000
Note Date:	11/25/2019	UW Economic Occupancy(5):	95.9%
Maturity Date:	12/6/2029	UW Revenues:	$190,585,947
Interest-only Period:	120 months	UW Expenses:	$71,435,784
Original Term:	120 months	UW NOI(5):	$119,150,163
Original Amortization:	None	UW NCF(5):	$116,677,727
Amortization Type:	Interest Only	Appraised Value / Per SF(5):	$2,400,000,000 / $937
Call Protection(3):	L(30),Def(83),O(7)	Appraisal Date:	10/24/2019
Lockbox / Cash Management:	Hard / Springing
Additional Debt(1):	Yes
Additional Debt Balance(1):	$943,500,000 / $249,000,000
Additional Debt Type(1):	Pari Passu / Subordinate Debt

Escrows and Reserves(4)				Financial Information(1)(5)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$391	$488
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$391	$488
Replacement Reserves:	$0	Springing	$1,024,605	Cut-off Date LTV(5):	41.7%	52.1%
TI/LC:	$0	Springing	$5,123,024	Maturity Date LTV(5):	41.7%	52.1%
Other:	$36,389,727	$0	N/A	UW NCF DSCR(5):	3.84x	3.08x
				UW NOI Debt Yield(5):	11.9%	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$1,001,000,000	80.1%	Payoff Existing Debt	$1,052,884,467	84.2%
Subordinate Notes	249,000,000	19.9	Upfront Reserves	36,389,727	2.9
			Closing Costs	20,840,154	1.7
			Return of Equity	139,885,652	11.2
Total Sources	$1,250,000,000	100.0%	Total Uses	$1,250,000,000	100.0%
(1)	The 1633 Broadway Whole Loan (as defined below) was co-originated by Goldman Sachs Bank USA (“GSBI”), JPMorgan Chase Bank, National Association (“JPMCB”), DBR Investments Co. Limited (“DBRI”) and Wells Fargo Bank, National Association (“WFB”). JPMCB is contributing Note A-3-C-7 with a Cut-off Date Balance of $27,500,000, German American Capital Corporation (“GACC”) is contributing Note A-2-C-2-B with a Cut-off Date Balance of $20,000,000 and Goldman Sachs Mortgage Company (“GSMC”) is contributing Note A-1-C-4-B with a Cut-off Date Balance of $10,000,000. The 1633 Broadway Loan (as defined below) is part of a whole loan evidenced by 40 senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $1,001,000,000, and four pari passu subordinate notes with an aggregate outstanding principal balance as of the Cut-off Date of $249,000,000. For additional information, see “The Loan” and “Current Mezzanine or Subordinate Secured Indebtedness” herein.
(2)	There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1633 Broadway Whole Loan.
(3)	The defeasance lockout period will be at least 30 payments beginning with and including the first payment date of January 6, 2020. At any time after the earlier to occur of (i) November 25, 2022 and (ii) the second anniversary of the closing date of the securitization into which the last note of the 1633 Broadway Whole Loan is deposited, the 1633 Broadway Whole Loan may be defeased in whole (or in part) with direct, non-callable obligations of the United States of America. The assumed defeasance lockout period of 30 months is based on the expected closing date of the JPMDB 2020-COR7 securitization in June 2020. The actual lockout period may be longer.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” herein.

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1633 Broadway

(5)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the 1633 Broadway Whole Loan was underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(6)	2019 NOI is reflective of the net operating income as of the trailing 12-month period ending September 2019 rather than December 31, 2019.

The Loan. The 1633 Broadway mortgage loan (the “1633 Broadway Loan”) is part of a whole loan (the “1633 Broadway Whole Loan”) consisting of 40 senior pari passu promissory notes with an aggregate original principal balance of $1,001,000,000 (the “1633 Broadway Senior Notes”) and four subordinate pari passu notes with an aggregate original principal balance of $249,000,000 (the “1633 Broadway Subordinate Companion Loan”). The 1633 Broadway Whole Loan has an aggregate original principal balance of $1,250,000,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interest in an office building in New York, New York (the “1633 Broadway Property”).

The 1633 Broadway Whole Loan was co-originated by GSBI, JPMCB, DBRI and WFB on November 25, 2019. The 1633 Broadway Whole Loan has a 10-year interest-only term and accrues interest at a rate of 2.99000% per annum. The relationship between the holders of the 1633 Broadway Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool–The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan” in the Preliminary Prospectus.

The borrowers utilized the proceeds of the 1633 Broadway Whole Loan to refinance existing debt on the 1633 Broadway Property, fund reserves, pay closing costs and return equity to the borrower sponsor. Based on the “As Is” appraised value of $2.4 billion as of October 24, 2019, the Cut-off Date LTV Ratio is 41.7% for the 1633 Broadway Senior Notes and 52.1% for the 1633 Broadway Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S-1, A-2-S-1, A-3-S-1, A-4-S-1	$1,000,000	$1,000,000	BWAY 2019-1633	No
A-1-C-1, A-1-C-5, A-2-C-1-A	110,000,000	110,000,000	CGCMT 2020-GC46	No(1)
A-1-C-2, A-2-C-5	60,000,000	60,000,000	GSMS 2020-GC45	No
A-1-C-3, A-1-C-6	65,000,000	65,000,000	GSMS 2020-GC47	No
A-2-C-1-B, A-3-C-1-B	45,000,000	45,000,000	Benchmark 2020-B16	No
A-3-C-5, A-3-C-6	50,000,000	50,000,000	Benchmark 2020-B17	No
A-2-C-2-A, A-3-C-3	70,000,000	70,000,000	Benchmark 2020-IG2	No
A-2-C-3-B, A-3-C-2	64,650,000	64,650,000	Benchmark 2020-IG1	No
A-4-C-1, A-4-C-2	100,000,000	100,000,000	BANK 2020-BNK25	No
A-4-C-6, A-4-C-7	40,000,000	40,000,000	BANK 2020-BNK26	No
A-4-C-4, A-4-C-5	70,000,000	70,000,000	WFCM 2020-C55	No
A-3-C-4, A-2-C-4-A, A-2-C-7, A-1-C-7	80,000,000	80,000,000	Benchmark 2020-IG3	No
A-3-C-7, A-1-C-4-B, A-2-C-2-B	57,500,000	57,500,000	JPMDB 2020-COR7(2)	No
A-2-C-3-A, A-2-C-4-B, A-2-C-4-C, A-2-C-4-D, A-2-C-6	90,000,000	90,000,000	DBRI(3)	No
A-3-C-1-A	27,850,000	27,850,000	JPMCB(3)	No
A-1-C-4-A	30,000,000	30,000,000	GSBI(3)	No
A-4-C-3	40,000,000	40,000,000	WFB(3)	No
Senior Notes	$1,001,000,000	$1,001,000,000
Note B-1, B-2, B-3, B-4	$249,000,000	$249,000,000	BWAY 2019-1633	Yes
Whole Loan	$1,250,000,000	$1,250,000,000

(1)	During the continuance of a control appraisal period relating to the BWAY 2019-1633 securitization transaction (i.e., when the most senior class of certificates in such transaction have been control appraised out), Note A-1-C-1 will be the controlling note. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan” in the Preliminary Prospectus.

(2)	JPMCB is contributing Note A-3-C-7 with an outstanding principal balance as of the Cut-off Date of $27,500,000, GACC is contributing Note A-2-C-2-B with an outstanding principal balance as of the Cut-off Date of $20,000,000 and GSMC is contributing Note A-1-C-4-B with an outstanding principal balance as of the Cut-off Date of $10,000,000.

(3)	The related notes are expected to be contributed to one or more future securitization transactions.

The Borrowers. The borrowers are PGREF I 1633 Broadway Land, L.P., 1633 Broadway Owner I, LP and 1633 Broadway Owner II, LP, each a Delaware limited partnership. The three borrowers, as tenants in common, are the fee owners of the 1633 Broadway Property. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 1633 Broadway Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 1633 Broadway Whole Loan.

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1633 Broadway

The Loan Sponsor. The loan sponsor is Paramount Group Operating Partnership LP, which indirectly owns and controls the borrowers. Paramount Group, Inc. (NYSE: PGRE), an approximately 92.0% general partner of the borrower sponsor, is a real estate investment trust that owns and/or manages a 13.4 million square foot portfolio of 18 Class A office and retail buildings in New York City, Washington, D.C., and San Francisco. Paramount Group, Inc. has a New York City portfolio that includes: 1633 Broadway, 1301 Avenue of the Americas, 1325 Avenue of the Americas, 31 West 52nd Street, 900 Third Avenue, 712 Fifth Avenue, 60 Wall Street, 745 Fifth Avenue, 718 Fifth Avenue, and 0 Bond Street.

At the time of origination of the 1633 Broadway Whole Loan, PGREF I 1633 Broadway Land, L.P. owned the 1633 Broadway Property entirely in fee and also ground leased the 1633 Broadway Property to PGREF I 1633 Broadway Tower, L.P. (i.e., both landlord and tenant interests in the ground lease were pledged as collateral, in addition to the fee interest in the 1633 Broadway Property); however, effective May 26, 2020, such ground lease was eliminated (such that collateral for the 1633 Broadway Whole Loan consists entirely of the fee interest in the 1633 Broadway Property) and PGREF I 1633 Broadway Land, L.P. transferred undivided tenant in common interests in the 1633 Broadway Property to each of the additional tenant-in-common borrowers.

The Property. The 1633 Broadway Property is an approximately 2.6 million square foot, 48-story office tower that is situated with a full block of Broadway frontage between 50th and 51st Streets in Midtown Manhattan. The 1633 Broadway Property contains views of the Hudson River, Central Park, and Midtown from above the 36th floor. In addition to the office space, the 1633 Broadway Property includes retail space (anchored by Equinox), a parking garage across three levels below grade, two theaters comprising a total of 145,192 square feet (the Gershwin Theatre and Circle in the Square Theatre) and storage space comprising 18,384 square feet.

The 1633 Broadway Property is located on a 90,400 square foot parcel comprising the entire western block front of Broadway between West 50th and West 51st Streets within the Westside office submarket of Midtown Manhattan. The 1633 Broadway Property was constructed in 1972 and was most recently renovated in 2013. Since 2010, the borrower sponsor has invested a total of approximately $41.6 million in lobby renovations, plaza redevelopment, and retail renovations. In addition, the borrower sponsor has invested approximately $230.0 million in tenant improvements and leasing commissions since 2010. Going forward, the borrower sponsor provided a 10-year renovation budget which totals approximately $55.98 million; the renovation budget is anticipated to be utilized for items including a roof replacement, structural upgrades, fire alarm system upgrades, Gershwin Theatre upgrades, completion of the terrace on the 47th and 48th floors, and development of the Retail Cube. Such renovations are not required by the 1633 Broadway Whole Loan documents, and have not been reserved for. We cannot assure you that such renovations will proceed as expected or at all.

The 1633 Broadway Property comprises 2,561,512 square feet and was 98.4% leased as of October 31, 2019. The 1633 Broadway Property office component is currently 100.0% leased to 18 tenants. The retail space within the 1633 Broadway Property totals approximately 80,000 square feet of net rentable area and is anchored by Equinox (25,458 square feet) through February 2040. Approximately 94.3% of the underwritten rent is from office tenants.

The parking component within the 1633 Broadway Property consists of a 250-space parking garage across three levels below grade and comprises 64,158 square feet. The space is currently leased to ABM Parking Services, Inc., a parking garage operator, through July 2026. The operator is responsible for a contract rent of approximately $2.39 million, or $9,560 per space, which will increase by 1.50% per annum throughout the remainder of the lease term.

The largest tenant by underwritten base rent is Allianz Asset Management of America L.P. (“Allianz”) (320,911 square feet; 12.5% of net rentable area; 15.7% of underwritten base rent). Allianz occupies six suites with leases expiring in January 2031. Allianz is an asset manager with over 800 investment professionals in 25 offices worldwide and manages assets for individuals, families and institutions. The 1633 Broadway Property serves as the United States headquarters for Allianz.

The second largest tenant by underwritten base rent is Morgan Stanley & Co (“Morgan Stanley”) (260,829 square feet; 10.2% of net rentable area; 11.1% of underwritten base rent). Morgan Stanley occupies five suites with leases expiring in March 2032. Morgan Stanley, a financial holding company, provides various financial products and services to corporations, governments, financial institutions and individuals in the Americas, Europe, the Middle East, Africa and Asia. The company operates through three segments: Institutional Securities, Wealth Management and Investment Management.

The third largest tenant by underwritten base rent is WMG Acquisition Corp (“Warner Music Group”) (293,888 square feet; 11.5% of net rentable area; 10.4% of underwritten base rent). Warner Music Group is an American multinational entertainment and record label conglomerate. It is one of the “Big Three” recording companies and the third largest in the global music industry, next to Universal Music Group and Sony Music Entertainment. The 1633 Broadway Property serves as Warner Music Group’s headquarters.

The 1633 Broadway Property features two theatres that comprise 5.7% of the total net rentable area and account for 1.2% of the underwritten rental revenue. The larger of the two theatres is the U. T. Associates of the Gershwin Theatre (“Gershwin Theatre”), which is notable for hosting the musical Wicked since 2003. The Gershwin theatre contains three, five-year renewal options that could potentially extend the term through May 2042. The 1633 Broadway Property contains an additional theatre known as the Circle in the Square, which comprises approximately 800 seats and 34,570 square feet and most recently hosted the show OKLAHOMA! The 1633 Broadway

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Annex A-3	JPMDB 2020-COR7

1633 Broadway

Property also houses the Circle in the Square Theatre School, the only accredited training conservatory associated with a Broadway theatre, which offers two, two-year training programs, in acting and musical theatre. The tenant currently pays a total contract rent of $864,250, or $25.00 per square foot through September 2021.

COVID-19 Update. As of June 3, 2020, the 1633 Broadway Property is open; however, all retail tenants and the two theaters are closed and the office tenants are largely working remotely. For April and May of 2020, tenants representing approximately 95% and 95% of the square footage, respectively, have paid rent in-full, with the borrowers having collected approximately 94% and 94% of rent, respectively. One of those tenants, representing approximately 8% of underwritten base rent, has signed an amendment reducing rent through year end 2020, and paid rent required under such amendment for April and May; therefore, this tenant is treated as having paid rent in full for the purpose of the percentages in the preceding sentence. The difference between the underwritten contractual rent per the original lease and the reduced rent pursuant to signed amendment is required to be repaid over a 36-month period beginning on January 1, 2021 at an imputed interest rate of 3.75% (from April 1, 2020) on the amount of rent deferred. One tenant, representing approximately 4.7% of the underwritten base rent, has agreed to a three month rent deferral for the months of April, May and June 2020.The 1633 Broadway Whole Loan is current through the June 6, 2020 payment date. As of June 3, 2020, the 1633 Broadway Whole Loan is not subject to any modification or forbearance request.

The Market. The 1633 Broadway Property is located in the Times Square neighborhood of Midtown Manhattan, a commercial corridor that produces approximately 15% of New York City’s economic output. The neighborhood is bounded by 41st Street to the south and 52nd Street to the north between Avenue of the Americas and Eighth Avenue. The 1633 Broadway Property is located within one block of the 50th Street/Broadway, 50th Street and 49th Street subway stations, which serve the 1, 2, C, E, N, R and W lines.

According to the appraisal, the 1633 Broadway Property is located within the Westside office submarket of Midtown within the Manhattan market. Historically, the submarket has benefitted from the office space located around the boundaries of Central Park along major corridors such as West 57th Street, Broadway and Seventh Avenue, which consist primarily of Class A office product that take advantage of protected Central Park Views. The area’s proximity to these locations has assisted with the historically low vacancy and availability rates exhibited by this submarket since 2010. As of the third quarter of 2019, the Westside office submarket had an existing inventory of approximately 25.7 million square feet, a vacancy rate of 5.4% and an average asking rent of $66.21 per square foot. As of the third quarter of 2019, the Manhattan office market had an existing inventory of approximately 456.1 million square feet, a vacancy rate of 5.9% and an average asking rent of $79.25 per square foot.

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Annex A-3	JPMDB 2020-COR7

1633 Broadway

Competitive Set – Comparable Office Leases(1)
Property	Total GLA	Tenant Name	Lease Date / Term	Lease Area (square feet)	Monthly Base Rent PSF	Lease Type
1633 Broadway New York, NY	2,561,512	Various	Various	Various	$66.93	--
1155 Avenue of the Americas New York, NY	752,996	BKD, LLC	September 2019 / 162 Mos.	20,899	$77.00	MG
1 Rockefeller Plaza New York, NY	603,397	Veteran Advisers, Inc.	September 2019 / 92 Mos.	2,552	$83.50	MG
1675 Broadway New York, NY	878,321	Davis & Gilbert LLP	August 2019 / 192 Mos.	85,852	$72.00	MG
142 West 57th Street New York, NY	255,586	Wedbush Securities Inc.	August 2019 / 130 Mos.	15,626	$65.00	MG
1251 Avenue of the Americas New York, NY	2,364,000	IHI Americas, Inc	July 2019 / 124 Mos.	9,438	$70.50	MG
1345 Avenue of the Americas New York, NY	1,998,994	Global Infrastructure Partners	June 2019 / 204 Mos.	84,856	$89.50	MG
810 Seventh Avenue New York, NY	765,000	Colonial Consulting LLC	May 2019 / 150 Mos.	17,320	$71.00	MG
1271 Avenue of the Americas New York, NY	2,100,000	Greenhill & Company	May 2019 / 183 Mos.	77,622	$91.00	MG
1271 Avenue of the Americas New York, NY	2,100,000	AIG - American International Group, Inc.	April 2019 / 198 Mos.	320,237	$97.13	MG
1700 Broadway New York, NY	625,000	Excel Sports Management, LLC	April 2019 / 91 Mos.	17,078	$79.00	MG
1325 Avenue of the Americas New York, NY	808,998	Dominus Capital, L.P.	March 2019 / 126 Mos.	9,361	$75.00	MG
1290 Avenue of the Americas New York, NY	2,113,000	Linklaters, LLP	March 2019 / 193 Mos.	90,508	$84.00	MG
1177 Avenue of the Americas New York, NY	1,000,000	Mill Point Capital	January 2019 / 126 Mos.	11,644	$87.00	MG
1700 Broadway New York, NY	625,000	M. Arthur Gensler, Jr. & Associates, Inc.	January 2019 / 119 Mos.	13,237	$71.00	MG
114 West 47th Street New York, NY	658,000	IFM Investments	October 2018 / 180 Mos.	18,000	$68.00	MG
(1)	Source: Appraisal.

Historical and Current Occupancy(1)
2016	2017	2018	Current(2)
86.3%	95.4%	95.4%	98.4%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of October 31, 2019.

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Annex A-3	JPMDB 2020-COR7

1633 Broadway

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)(3)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration
Allianz(4)	Aa3/AA-/AA	320,911	12.5%	$82.66	15.7%	1/31/2031
Morgan Stanley(5)	A3/A/BBB+	260,829	10.2	$71.61	11.1	3/31/2032
WMG Acquisition Corp(6)	NR/NR/NR	293,888	11.5	$59.62	10.4	7/31/2029
Showtime Networks Inc	Baa2/BBB/BBB	261,196	10.2	$55.28	8.6	1/31/2026
Kasowitz Benson Torres(7)	NR/NR/NR	203,394	7.9	$68.00	8.2	3/31/2037
New Mountain Capital, LLC(8)	NR/NR/NR	108,374	4.2	$86.00	5.5	10/15/2035
Charter Communications Holding	Ba2/NR/BB+	106,176	4.1	$84.00	5.3	12/15/2025
MongoDB, Inc.	NR/NR/NR	106,230	4.1	$76.00	4.8	12/31/2029
Travel Leaders Group, LLC	NR/NR/B+	107,205	4.2	$74.58	4.7	12/31/2033
Assured Guaranty Municipal	NR/NR/A	103,838	4.1	$69.88	4.3	2/28/2032
Top 10 Total / Wtd. Avg.		1,872,041	73.1%	$70.81	78.5%
Remaining Tenants		649,710	25.4	$55.74	21.5
Total Occupied Space		2,521,751	98.4%	$66.93	100.0%
Vacant		39,761	1.6
Total / Wtd. Avg.		2,561,512	100.0%

(1)	Based on the underwritten rent roll dated October 31, 2019.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Borrowers’ owned space. Does not include non-owned anchors or outparcels.
(4)	Allianz subleases 20,600 square feet of suite 4600 (totaling 54,118 square feet) to Triumph Hospitality at a base rent of $46.80 per square foot through December 30, 2030. Triumph Hospitality further subleases 3,000 square feet of suite 4600 to Stein Adler Dabah & Zelkowitz at a base rent of $41.33 per square foot through July 31, 2022. Underwritten base rent is based on the contractual rent under the prime lease.
(5)	Morgan Stanley has the option to terminate its lease as to all or any portion (but not less than one full floor) of its space at any time after April 1, 2027, upon 18 months’ notice and payment of a termination fee.
(6)	WMG Acquisition Corp subleases 3,815 square feet of suite 0400 (totaling 36,854 square feet) to Cooper Investment Partners LLC at a base rent of $58.37 per square foot on a month-to-month basis. Underwritten base rent is based on the contractual rent under the prime lease.
(7)	Kasowitz Benson Torres subleases a collective 32,487 square feet of Suite 2200 (totaling 50,718 square feet) to three tenants. Delcath Systems, Inc. subleases 6,877 square feet and pays a rent of $68.50 per square foot through February 28, 2021; Avalonbay Communities subleases 12,145 square feet through October 31, 2026 and pays a current rent of $74.00 per square foot; Cresa New York subleases 13,195 square feet and pays a rent of $65.00 per square foot through April 30, 2021. Kasowitz Benson Torres has the right to terminate all or any portion of one full floor of the premises located on the uppermost or lowermost floors (provided that the terminated space is in a commercially reasonable configuration), effective as of March 31, 2024, upon notice by March 31, 2023 and payment of a termination fee. Underwritten base rent is based on the contractual rent under the prime lease.
(8)	New Mountain Capital, LLC has executed a lease but has not yet taken occupancy or begun paying rent. We cannot assure you that they will take occupancy or begin paying rent as expected or at all.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	39,761	1.6%	NAP	NAP	39,761	1.6%	NAP	NAP
2020 & MTM	12	10,442	0.4%	$666,945	0.4%	50,203	2.0%	$666,945	0.4%
2021	2	34,570	1.3%	$864,250	0.5%	84,773	3.3%	$1,531,195	0.9%
2022	4	116,337	4.5%	$2,813,374	1.7%	201,110	7.9%	$4,344,569	2.6%
2023	2	38,550	1.5%	$1,299,854	0.8%	239,660	9.4%	$5,644,423	3.3%
2024	1	51,276	2.0%	$4,666,116	2.8%	290,936	11.4%	$10,310,539	6.1%
2025	1	106,176	4.1%	$8,918,784	5.3%	397,112	15.5%	$19,229,323	11.4%
2026	4	435,474	17.0%	$24,289,491	14.4%	832,586	32.5%	$43,518,814	25.8%
2027	2	55,247	2.2%	$4,584,436	2.7%	887,833	34.7%	$48,103,250	28.5%
2028	2	90,001	3.5%	$6,043,229	3.6%	977,834	38.2%	$54,146,479	32.1%
2029	3	399,717	15.6%	$25,579,624	15.2%	1,377,551	53.8%	$79,726,103	47.2%
2030 & Beyond	10	1,183,961	46.2%	$89,044,498	52.8%	2,561,512	100.0%	$168,770,601	100.0%
Total / Wtd. Avg.	43	2,561,512	100.0%	$168,770,601	100.0%
(1)	Based on the underwritten rent roll dated October 31, 2019.
(2)	Certain tenants may have lease termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
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1633 Broadway

Operating History and Underwritten Net Cash Flow(1)
	2016	2017	2018	2019(2)	TTM(3)	Underwritten	Per Square Foot	%(4)
Base Rent(5)	$141,156,682	$143,219,431	$160,621,035	$161,646,240	$164,097,000	$168,770,601	$65.89	84.9%
Credit Tenant Rent Steps(6)	0	0	0	0	0	7,558,579	2.95	3.8
Vacant Space	0	0	0	0	0	2,879,875	1.12	1.4
Reimbursements	9,150,315	11,228,307	13,952,510	16,874,074	17,589,000	15,267,588	5.96	7.7
Gross Potential Rent	$150,306,997	$154,447,738	$174,573,545	$178,520,314	$181,686,000	$194,476,643	$75.92	97.8%
Other Income(7)	5,692,549	5,017,065	4,645,691	4,240,034	2,761,000	4,279,853	1.67	2.200
Concessions	0	0	0	0	0	0	0.00	0.000
Net Rental Income	$155,999,546	$159,464,803	$179,219,236	$182,760,348	$184,447,000	$198,756,496	$77.59	100.0%
Vacancy & Credit Loss	(309,756)	0	0	0	0	(8,170,549)	(3.19)	(4.1)
Effective Gross Income	$155,689,790	$159,464,803	$179,219,236	$182,760,348	$184,447,000	$190,585,947	$74.40	95.9%
Real Estate Taxes	35,413,254	38,391,946	41,366,170	43,693,114	45,484,000	45,478,153	17.75	23.90
Insurance	1,061,417	908,564	1,009,544	1,082,131	1,170,000	1,069,190	0.42	0.60
Management Fee	2,507,162	2,981,306	3,149,432	3,287,347	3,413,000	1,000,000	0.39	0.50
Other Operating Expenses	22,886,571	22,992,980	24,595,640	23,888,441	23,554,000	23,888,441	9.33	12.50
Total Operating Expenses	$61,868,404	$65,274,796	$70,120,786	$71,951,033	$73,621,000	$71,435,784	$27.89	37.5%
Net Operating Income	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$110,826,000	$119,150,163	$46.52	62.5%
TI/LC	0	0	0	0	0	2,011,364	0.79	1.1
Capital Expenditures	0	0	0	0	0	461,072	0.18	0.2
Net Cash Flow	$93,821,386	$94,190,007	$109,098,450	$110,809,315	$110,826,000	$116,677,727	$45.55	61.2%

(1)	The historical cash flows have been adjusted to remove rent abatements (for 2016, $34,935,925; for 2017, $11,971,070; for 2018, $16,606,621; for 2019, $16,408,451; and for TTM, $15,228,000), bad debt, lease termination income, interest income, and other non-recurring items.
(2)	2019 financial information is based on the trailing 12 months ending on September 30, 2019.
(3)	TTM column represents the trailing 12-month period ending May 31, 2020.
(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)	Base Rent reflects annualized in-place rents as of October 31, 2019 ($167,497,806), with contractual rent steps through November 30, 2020 ($1,272,795). For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.
(6)	Underwritten Credit Tenant Rent Steps reflects the net present value of contractual rent step increments over the lease term using a discount rate of 7.0% (for investment grade tenants).
(7)	Other Income consists of overage rent, storage income, parking income, lease termination income, tenant work order income and other miscellaneous income.

Property Management. The 1633 Broadway Property is currently managed by Paramount Group Property-Asset Management LLC, an affiliate of the borrowers.

Escrows and Reserves. On the loan origination date, the borrowers provided a guaranty from Paramount Group Operating Partnership LP of up to $4,000,000 and funded a reserve of approximately $36,389,727 with respect to unfunded tenant improvements, tenant allowance and leasing commissions and free rent obligations consisting of (a) $24,105,228 for certain outstanding tenant improvements, (b) $804,393 for certain outstanding leasing commissions and (c) $15,480,107 for certain outstanding free rent. Subsequently, the borrowers substituted a letter of credit for the cash on reserve in such reserve account.

On each due date during the continuance of a 1633 Broadway Trigger Period (as defined below), the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to 1/12 of the taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless in the case of insurance premiums, the borrowers are maintaining a blanket policy in accordance with the related 1633 Broadway Whole Loan documents; (ii) a tenant improvement and leasing commission reserve in an amount equal to $213,459.33 (capped at $5,123,024); and (iii) a capital expenditure reserve in an amount equal to $42,691.87 (capped at $1,024,604.80).

Lockbox / Cash Management. The 1633 Broadway Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to direct each tenant at the 1633 Broadway Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues relating to the 1633 Broadway Property and all other money received by the borrowers or the property manager with respect to the 1633 Broadway Property (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account within one business day of receipt. On each business day during the continuance of a 1633 Broadway Trigger Period or an event of default under the 1633 Broadway Whole Loan, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no 1633 Broadway Trigger Period or event of default under the 1633 Broadway Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account.

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Annex A-3	JPMDB 2020-COR7

1633 Broadway

On each due date during the continuance of a 1633 Broadway Trigger Period or, at the lender’s discretion, during an event of default under the 1633 Broadway Whole Loan, all funds on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved as additional collateral for the 1633 Broadway Whole Loan.

A “1633 Broadway Trigger Period” means each period (i) commencing when the debt yield (as calculated under the 1633 Broadway Whole Loan documents), determined as of the last day of each of two consecutive fiscal quarters, is less than 5.75%, and concluding when the debt yield (as calculated under the 1633 Broadway Whole Loan documents), determined as of the last day of each of two consecutive fiscal quarters thereafter, is at least 5.75%, and (ii) commencing upon the borrowers’ failure to deliver annual, quarterly or monthly financial reports as and when required under the 1633 Broadway Whole Loan documents and concluding when such reports are delivered and indicate that no other 1633 Broadway Trigger Period is ongoing.

Provided no event of default under the 1633 Broadway Whole Loan documents is continuing, the borrowers have the right to avoid the commencement, or terminate the continuance, of a 1633 Broadway Trigger Period by delivering to the lender additional collateral in the form of a guaranty, letter of credit and/or cash that is reasonably acceptable to the lender and that would, when subtracted from the then-outstanding principal balance of the 1633 Broadway Whole Loan, result in a debt yield (as calculated under the 1633 Broadway Whole Loan documents) equal to or greater than 5.75%.

Current Mezzanine or Subordinate Secured Indebtedness. The 1633 Broadway Subordinate Companion Loan, with an aggregate outstanding principal balance as of the Cut-off Date of $249.0 million, accrues interest at a fixed rate of 2.99000% per annum. The 1633 Broadway Subordinate Companion Loan has a 120-month term and is interest-only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 1633 Broadway Whole Loan” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. On or after November 25, 2020, the owner of the direct or indirect equity interests of the borrowers is permitted to incur mezzanine debt (the “1633 Broadway Permitted Mezzanine Loan”) secured by a pledge of direct or indirect equity interests in the borrowers, provided that certain conditions set forth in the 1633 Broadway Whole Loan documents are satisfied, including, without limitation: (i) the loan-to-value ratio (as calculated under the 1633 Broadway Whole Loan documents and taking into account the 1633 Broadway Permitted Mezzanine Loan and the 1633 Broadway Whole Loan) is no greater than 52.08%, (ii) the debt service coverage ratio (as calculated under the 1633 Broadway Whole Loan documents and taking into account the 1633 Broadway Permitted Mezzanine Loan and the 1633 Broadway Whole Loan) is at least 3.08x, (iii) the debt yield (as calculated under the 1633 Broadway Whole Loan documents and taking into account the 1633 Broadway Permitted Mezzanine Loan and the 1633 Broadway Whole Loan) is at least 9.35%, (iv) the execution of a subordination and intercreditor agreement that is reasonably acceptable to the lender, and (v) receipt of a rating agency confirmation. The 1633 Broadway Permitted Mezzanine Loan may bear a floating rate of interest (subject to an interest rate cap agreement with a “reasonable strike price”), and may alternately take the form of debt-like preferred equity.

Partial Release. None.

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Annex A-3	JPMDB 2020-COR7

675 Creekside Way

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Annex A-3	JPMDB 2020-COR7

675 Creekside Way

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Annex A-3	JPMDB 2020-COR7

675 Creekside Way

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$43,400,000	Title:	Fee
Cut-off Date Principal Balance(1):	$43,400,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	6.0%	Net Rentable Area (SF):	177,815
Loan Purpose:	Acquisition	Location:	Campbell, CA
Borrower:	675 Creekside Owner LLC	Year Built / Renovated:	2016 / N/A
Loan Sponsor:	Larry Botel	Occupancy:	100.0%
Interest Rate:	3.69000%	Occupancy Date:	6/6/2020
Note Date:	3/2/2020	Number of Tenants:	1
Maturity Date:	3/6/2027	2017 NOI(3):	N/A
Interest-only Period:	84 months	2018 NOI(3):	N/A
Original Term:	84 months	2019 NOI(3):	N/A
Original Amortization:	None	TTM NOI(3):	N/A
Amortization Type:	Interest Only	UW Economic Occupancy(4):	95.0%
Call Protection(2):	L(27),Def(53),O(4)	UW Revenues:	$10,300,299
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$2,397,845
Additional Debt(1):	Yes	UW NOI(4):	$7,902,454
Additional Debt Balance(1):	$40,000,000	UW NCF(4):	$7,866,891
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF(4)(5):	$143,000,000 / $804
		Appraisal Date(5):	1/1/2021

Escrows and Reserves(6)				Financial Information(1)(4)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$469
Taxes:	$0	$59,117	N/A	Maturity Date Loan / SF:	$469
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.3%
Replacement Reserves:	$0	$2,964	$106,689	Maturity Date LTV:	58.3%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.52x
Other:	$11,087,071	$0	N/A	UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan	$83,400,000		59.0%	Purchase Price(7)	$127,912,929	90.6%
Loan Sponsor Equity	57,854,279		41.0%	Upfront Reserves	11,087,071	7.8%
				Closing Costs	2,254,279	1.6%

Total Sources	$141,254,279		100.0%	Total Uses	$141,254,279	100.0%
(1)	The 675 Creekside Way Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $83.4 million. The Financial Information presented in the chart above reflects the Cut-off Date Balance of the $83.4 million 675 Creekside Way Whole Loan (as defined below). For additional information, see “The Loan” herein.

(2)	The defeasance lockout period will be at least 27 payments beginning with and including the first payment date of April 6, 2020. The borrower has the option to defease the entire $83.4 million 675 Creekside Way Whole Loan in whole (but not in part) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) March 2, 2023. The assumed defeasance lockout period of 27 months is based on the expected closing date of the JPMDB 2020-COR7 securitization in June 2020. The actual lockout period may be longer.

(3)	Historical NOI is not available because the 675 Creekside Way Property (as defined below) was recently constructed and delivered to the tenant.

(4)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the 675 Creekside Way Whole Loan was underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(5)	The appraised value represents the “As Stabilized” appraised value, which assumes all free rent has burned off and rent commencement has begun. The sole tenant, 8x8, has fully taken possession of its space and approximately $8.5 million was reserved upfront in a free rent reserve. Based on the “As-Is” appraised value as of December 16, 2019 equal to $131.0 million, the Cut-off Date LTV and Maturity Date LTV are 63.7%. In addition, the appraisal concluded to a “Go Dark” appraised value of $105.0 million as of December 16, 2019, which equates to a Cut-off Date LTV of 79.4%.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(7)	The purchase price represents the contractual purchase price net of seller credits for outstanding tenant improvements and free rent, which were reserved at loan origination. The contractual purchase price is $139.0 million.

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Annex A-3	JPMDB 2020-COR7

675 Creekside Way

The Loan. The 675 Creekside Way mortgage loan (the “675 Creekside Way Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $83.4 million (the “675 Creekside Way Whole Loan”), which is secured by the borrower’s fee interest in a Class A office building located in Campbell, California (the “675 Creekside Way Property”). The controlling Note A-1 and non-controlling Note A-4, with an aggregate outstanding principal balance as of the Cut-off Date of $43.4 million, will be included in the JPMDB 2020-COR7 trust. The remaining notes are expected to be contributed to one or more future securitization trusts. The relationship between the holders of the 675 Creekside Way Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 675 Creekside Way Whole Loan has a 7-year term and will be interest-only for its entire term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1, A-4	$43,400,000	$43,400,000	JPMDB 2020-COR7	Yes
Note A-2, A-3	40,000,000	40,000,000	DBRI	No
Whole Loan	$83,400,000	$83,400,000

The Borrower. The borrower is 675 Creekside Owner LLC, a single purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors in the organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 675 Creekside Way Whole Loan.

The Loan Sponsor. The loan sponsor and non-recourse carveout guarantor is Larry Botel, who is the co-founder of JOSS Realty Partners (“JOSS”), a real estate investment management firm headquartered in New York City. Since inception in 2005, JOSS has acquired 26 properties totaling over 3 million square feet in New York, Philadelphia, Washington DC, Miami, Los Angeles and San Francisco. JOSS’s current portfolio includes 55 Walkers Brook Drive in Boston, Massachusetts, 209 Madison Street in Alexandria, Virginia, 2233 Wisconsin Avenue in Washington DC, 165 Township Line Road, 1701 South Street, 230 South Broad Street and East Market in Philadelphia, Pennsylvania, and Napa Square in San Francisco, California.

Qualitas, a real estate investment management firm based in Australia, also has an indirect ownership interest in the 675 Creekside Way Property. In addition, the 675 Creekside Way Loan documents permit Qualitas to obtain control of the borrower so long as certain conditions are satisfied, including delivering a replacement non-recourse carveout guaranty and environmental indemnity provided by a guarantor acceptable to the lender; provided that a guarantor that controls the borrower and satisfies certain net worth and liquidity requirements will be deemed to be acceptable. Founded in 2008, Qualitas has investments in senior debt, mezzanine debt, preferred equity, and equity with a focus on development, value add, and debt and equity investments.  Qualitas is active in the major capital cities of Australia, deploying institutional and private investor capital to fund commercial real estate partners. Qualitas manages approximately AU $3 billion of committed capital. Qualitas manages discretionary funds on behalf of institutional and wholesale clients in Australia, Asia, and Europe and its fund strategies include closed-end and open-ended vehicles, bespoke mandates, and a publicly-listed debt fund.

The Property. The 675 Creekside Way Property is a newly developed Class A, 177,815 square feet office building located in Campbell, California. The 675 Creekside Way Property has five floors with flexible floorplates ranging from 33,713 to 36,842 square feet with three entrance points and central elevators. The second through fourth floors are improved with open office areas around the perimeter, interior private offices and conference rooms, and employee break areas with storage areas. Amenities include collaboration areas, a 2,500 square feet fully-equipped gym with designated fitness areas and locker rooms with showers. The 675 Creekside Way Property has approximately 380 feet of frontage along Creekside Way as well as 550 feet along Highway 17 with prominent signage on the building’s top exterior that is visible from both streets. There are 575 available parking spaces at the 675 Creekside Way Property during working hours which includes a one-level subterranean parking garage with 79 parking spaces and the remaining spaces located in a freestanding parking garage. As of June 6, 2020, the 675 Creekside Way Property was 100.0% leased to 8x8.

The sole tenant, 8x8 (177,815 square feet; 100.0% of net rentable area; 100.0% of Underwritten Base Rent), is a cloud provider of voice, video, chat and contact center solutions for over one million users in more than 150 countries. 8x8 was founded in 1987 as a provider of Voice over Internet Protocol (“VoIP”) in office phone systems, versus the public switched telephone network (old-fashioned telephone service). 8x8 was one of the first VoIP providers to expand into cloud-based communications. In 1997, 8x8 completed its IPO and it is currently traded on the NYSE under the ticker EGHT. 8x8 offers a range of cloud-based communication products and services for enterprise users and start-ups. Their single cloud technology platform serves the entire market (voice, message, video conference, contact / call center, etc.). As of the 2020 fiscal year ending March 31, 2020, 8x8’s total revenue was approximately $446.2 million, an approximately 27% increase year over year. Over the same period, the company reported a net loss of approximately $172.4 million, as the company targeted FY 2019-2020 as investment years. This included spending in research and development and sales and marketing, along with expanding its workforce by over 20%. As of the fiscal year ending March 31, 2020, 8x8 had approximately $137.4 million of cash and cash equivalents on its balance sheet.

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Annex A-3	JPMDB 2020-COR7

675 Creekside Way

8x8 has consolidated its office space across Silicon Valley into the 675 Creekside Way Property, making the 675 Creekside Way Property its headquarters location. According to the loan sponsor, 8x8 has invested approximately $150 per square foot to build out its space in addition to the approximately $87 per square foot in tenant improvement allowance 8x8 received under its lease. 8x8 has an in place base rent of $44.40 per square foot with 3% annual rent escalations. 8x8 signed an 11-year lease which expires in December 2030 and has two, five-year extension options at 100% of the fair market rent with notice required to be given no earlier than 15 months and no later than 9 months prior to expiration of the initial lease term. 8x8 has a one-time option to terminate its lease effective on December 31, 2028 by providing no less than 12 months’ notice and delivering a termination fee equal to 12 months of base rent plus a percentage share of operating expenses payable through the 120th month of the lease term. 8x8 is entitled to free rent through the end of 2020, which has been fully reserved.

COVID-19 Update. As of June 2, 2020, the 675 Creekside Way Property is open; however, most employees of 8x8, if not all, are working remotely to follow the California stay-at-home directive due to the on-going COVID-19 pandemic. The sole tenant is currently in a free rent period. The 675 Creekside Way Whole Loan is current through the June 6, 2020 payment date. As of June 8, 2020, the 675 Creekside Way Whole Loan is not subject to any modification or forbearance request.

The Market. The 675 Creekside Way Property is located in Campbell, Santa Clara County, California, within California’s Silicon Valley. The 675 Creekside Way Property is located six miles south of downtown San Jose and 50 miles from San Francisco. Campbell is situated in the southern portion of the Santa Clara Valley, with Highway 17 passing through eastern Campbell and Highway 85 to its south. The historic downtown section sits just west of the railroad in the central area. The 675 Creekside Way Property is located off Highway 17 with access to mass transit via the VTA Light Rail (Hamilton Station is adjacent to the 675 Creekside Way Property) and Caltrain.

According to a market research report, the 2019 estimated population within a one-, three- and five-mile radius of the 675 Creekside Way Property is 29,894, 246,085, and 598,177, respectively. Household growth from 2010 to 2019 within a one-, three-, and five-mile radius of the 675 Creekside Way Property was reported at 8.47%, 8.63%, and 9.74%, respectively, and is expected to grow by 4.88%, 4.79%, and 5.02%, respectively, by 2024. The 2019 median and average household income within a five-mile radius were estimated to be $113,643 and $160,871, respectively.

According to the appraisal, as of the third quarter of 2019, the Campbell office submarket consisted of approximately 2.6 million square feet of office space with an overall market vacancy of 20.3% and average asking rents of approximately $47.52 per square foot.

The appraisal identified eight office rent comparables located in the Greater Silicon Valley market. Comparable buildings were built between 2008 and 2020 and range in size from 162,557 square feet to 321,531 square feet. Direct asking rents at the comparable properties ranged between $39.12 and $57.00 per square foot (net leases) with an average of approximately $48.66 per square foot. The appraisal concluded a market rent at the 675 Creekside Way Property of $48.00 per square foot. The 675 Creekside Way Property’s in-place rent of $44.40 per square foot is approximately 7.5% below the concluded market rent.

Historical and Current Occupancy
2017(1)	2018(1)	2019(1)	Current(2)
N/A	N/A	N/A	100.0%
(1)	Historical Occupancy is not available because the 675 Creekside Way Property was recently constructed and delivered to the tenant.

(2)	Current Occupancy is based on the underwritten rent roll as of June 6, 2020.

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Annex A-3	JPMDB 2020-COR7

675 Creekside Way

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
8x8(2)	NR / NR / NR	177,815	100.0%	$44.40	100.0%	12/31/2030
Total Occupied		177,815	100.0%	$44.40	100.0%
Vacant		0	0.0%
Total		177,815	100.0%

(1)	Based on the underwritten rent roll as of June 6, 2020.

(2)	8x8 has a one-time option to terminate its lease effective on December 31, 2028 by providing no less than 12 months’ notice and delivering a termination fee equal to 12 months of base rent plus a percentage share of operating expenses payable through the 120th month of the lease term. 8x8 has two, five-year extension options at 100% of the fair market rent, with notice required to be given no earlier than 15 months and no later than 9 months prior to expiration of the initial lease term.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM & 2020	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2030	1	177,815	100.0%	7,894,986	100.0%	177,815	100.0%	$7,894,986	100.0%
2031 and Thereafter	0	0	0.0%	0	0.0%	177,815	100.0%	$7,894,986	100.0%
Total	1	177,815	100.0%	$7,894,98	100.0%

(1)	Based on the underwritten rent roll as of June 6, 2020.

(2)	The tenant has a termination option (which may become exercisable prior to the originally stated expiration date of the tenant lease) that is not considered in the above Lease Rollover Schedule.

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Annex A-3	JPMDB 2020-COR7

675 Creekside Way

Underwritten Net Cash Flow(1)
	Underwritten(2)	Underwritten PSF	%(3)
Base Rent	$7,894,986	$44.40	72.8%
Amortized Operating Expense Reimbursements(4)	304,320	1.71	2.8%
Rent Steps(5)	236,850	1.33	2.2%
Vacant Income	0	0.00	0.0%
Gross Potential Rent	$8,436,156	$47.44	77.8%
Total Reimbursements	2,397,845	13.49	22.1%
Total Other Income	8,419	0.05	0.1%
Net Rental Income	$10,842,420	$60.98	100.0%
(Vacancy/Credit Loss)	(542,121)	(3.05)	(5.0)
Effective Gross Income	$10,300,299	$57.93	95.0%
Total Expenses	2,397,845	13.49	23.3%
Net Operating Income	$7,902,454	$44.44	76.7%
TI/LCs	0	0.00	0.0%
Capital Expenditures	35,563	0.20	0.3%
Net Cash Flow	$7,866,891	$44.24	76.4%
(1)	Historical NOI is not available because the 675 Creekside Way Property was recently constructed and delivered to the tenant.

(2)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Amortized operating expenses commence in 2021 per the 8x8 lease, and are required to be reimbursed to the borrower by the tenant on an amortized basis over the remaining 10-years of the lease term.

(5)	Represents rent steps through December 31, 2021.

Property Management. The 675 Creekside Way Property is managed by Avison Young – Washington, D.C., LLC, a third-party property manager.

Escrows and Reserves. At loan origination, the borrower deposited (i) approximately $8,527,538 into a free rent reserve and (ii) approximately $2,559,534 into an outstanding tenant improvement reserve. As of the May 2020 payment date, approximately $6,161,233 and $1,596,449 remained in the free rent and tenant improvement reserves, respectively.

Tax Reserve - The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes payable during the next 12 months (initially estimated at approximately $59,117).

Insurance Reserve – In the event that an acceptable blanket insurance policy is no longer in place, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums.

Replacement Reserve - The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $2,964 for replacement reserves (approximately $0.20 per square foot annually), subject to a cap of $106,689 (approximately $0.60 per square foot).

TI/LC Reserve – Upon the Single Tenant Conditions no longer being satisfied, the borrower is required to deposit any Non-Lease Sweep Extraordinary Payments into the rollover account. “Non-Lease Sweep Extraordinary Payments” are defined as, other than lease sweep lease termination payments, all sums paid with respect to (A) a modification of any lease or otherwise paid in connection with the borrower taking any action under any lease or waiving any provision thereof, (B) any settlement of claims of the borrower against third parties in connection with any lease, (C) any rejection, termination, surrender or cancellation of any lease (including in any bankruptcy case) or any lease buy-out or surrender payment from any tenant (including any payment relating to unamortized tenant improvements and/or leasing commissions and/or application of any security deposit) (collectively, “Lease Termination Payments”), and (D) any sum received from any tenant to obtain a consent to an assignment or sublet or otherwise, or any holdover rents or use and occupancy fees from any tenant or former tenant (to the extent not being paid for use and occupancy or holdover rent).

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Annex A-3	JPMDB 2020-COR7

675 Creekside Way

Lockbox / Cash Management. The 675 Creekside Way Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be directly deposited into a clearing account maintained by the borrower. If no Trigger Period (as defined below) exists, the funds in the clearing account will be swept on a daily basis into the borrower’s operating account and, if a Trigger Period exists, such funds are required to be swept on a daily basis into a deposit account controlled by the lender. During a Trigger Period, funds in the deposit account are required to be applied and disbursed in accordance with the 675 Creekside Way Whole Loan documents. During a Trigger Period, all excess cash after payment of the monthly debt service on the 675 Creekside Way Whole Loan, all required reserves and budgeted operating expenses, and certain other items in the payment waterfall described in the 675 Creekside Way Whole Loan documents will be reserved as additional collateral for the 675 Creekside Way Whole Loan.

A “Trigger Period” means the occurrence and continuation of (i) an event of default, (ii) a Low DSCR Period (as defined below) or (iii) a Lease Sweep Period (as defined below).

A Trigger Period may be cured in accordance with the following conditions: with respect to a Trigger Period caused solely by (a) clause (i) above, the acceptance of a cure by the lender of the related event of default, (b) with respect to clause (ii) above, the debt service coverage ratio is at least 1.70x (based on interest only payments) for two consecutive calendar quarters and (c) with respect to clause (iii) above, the Lease Sweep Period is cured according to the terms highlighted below.

A “Low DSCR Period” will commence if (i) the Single Tenant Condition (as defined below) is not satisfied, (ii) if the debt service coverage ratio on the 675 Creekside Way Whole Loan, as of the last day of any calendar quarter, is less than 1.60x (based on interest only payments) and will end upon the debt service coverage ratio achieving 1.70x (based on interest only payments) for two consecutive calendar quarters.

A “Single Tenant Condition” means (i) the 8x8 lease is in full force and effect, (ii) no Lease Sweep Period is ongoing with respect to said lease and (iii) no event of default has occurred and is then continuing.

A “Lease Sweep Period” will commence (i) upon the earlier to occur of (a) 15 months prior to the expiration of a Lease Sweep Lease (as defined below) and (b) the date a Lease Sweep Tenant Party (as defined below) is required to give notice of its exercise of a renewal option, (ii) the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date, (iii) the date that any tenant under a Lease Sweep Lease discontinues its business (i.e., “goes dark”) in more than 25% of its Lease Sweep Lease space, (iv) a material monetary or non-monetary default under a Lease Sweep Lease, (v) a Lease Sweep Tenant Party insolvency proceeding and (vi) the occurrence or continuance of a Low Lease Sweep Tenant Performance Period (as defined below); provided further that any Lease Sweep Period which is ongoing solely in connection with this clause will be suspended for so long as on each monthly payment date the amount of lease sweep funds on deposit in the lease sweep account (or the borrower has provided lender with a letter of credit in an amount that) equals or exceeds the Low Lease Sweep Tenant Performance Cap Amount (as defined below).

A Lease Sweep Period will end upon (a) with respect to clause (i), (ii) or (iii) above, the Lease Sweep Tenant Party exercises its renewal option or the entirety of the Lease Sweep Lease space is leased pursuant to one or more qualified leases and sufficient funds have been accumulated in the lease sweep account to cover related expenses; (b) with respect to clause (iv) above, the default has been cured and no other default occurs for three consecutive months following the cure; (c) with respect to clause (v) above, the insolvency proceeding has terminated; (d) with respect to clause (vi), a Low Lease Sweep Tenant Performance Period has been cured.

A “Lease Sweep Lease” means (i) the 8x8 lease or (ii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates covers the majority of the applicable lease sweep space.

A “Lease Sweep Tenant Party” means any tenant under a Lease Sweep Lease or its direct or indirect parent company.

A “Low Lease Sweep Tenant Performance Period” will commence if: (i) any tenant financial reports show trailing 12 month gross revenue for the tenant pursuant to the 8x8 lease of less than $313,875,000 and (ii) end at such time as the quarterly tenant financial reports show for two consecutive quarters that the trailing 12 month gross revenue for the tenant pursuant to the 8x8 lease equals or exceeds $334,800,000. Further, in no event will a Low Lease Sweep Tenant Performance Period be deemed to be continuing at any time that (and for so long as) the tenant pursuant to the 8x8 lease either (A) has an investment grade rating, (B) has delivered a guaranty of the 8x8 lease, which such guaranty is from an affiliated guarantor that has an investment grade rating and covers all monetary obligations of the applicable tenant pursuant to the 8x8 lease, and/or (C) is continuing to satisfy the Low Lease Sweep Positive NOI Conditions (as defined below).

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Annex A-3	JPMDB 2020-COR7

675 Creekside Way

A “Low Lease Sweep Tenant Performance Cap Amount” means, with respect to a particular Low Lease Sweep Tenant Performance Period, an amount equal to (i) with respect to the period from the date of the occurrence of the applicable Low Lease Sweep Tenant Performance Period through (but excluding) the first anniversary of such occurrence, the aggregate total rentable square feet of the applicable Lease Sweep Lease(s) multiplied by $10.00, (ii) with respect to the period from the first anniversary of the occurrence of the applicable Low Lease Sweep Tenant Performance Period through (but excluding) the second anniversary of such occurrence, the aggregate total rentable square feet of the applicable Lease Sweep Lease(s) multiplied by $25.00, (iii) with respect to the period from the second anniversary of the occurrence of the applicable Low Lease Sweep Tenant Performance Period through (but excluding) the third anniversary of such occurrence, the aggregate total rentable square feet of the applicable Lease Sweep Lease(s) multiplied by $45.00, (iv) with respect to the period from the third anniversary of the occurrence of the applicable Low Lease Sweep Tenant Performance Period through (but excluding) the fourth anniversary of such occurrence, the aggregate total rentable square feet of the applicable Lease Sweep Lease(s) multiplied by $70.00, and (v) with respect to the period from the fourth anniversary of the occurrence of the applicable Low Lease Sweep Tenant Performance Period through (but excluding) the fifth anniversary of such occurrence, the aggregate total rentable square feet of the applicable Lease Sweep Lease(s) multiplied by $100.00.

The “Low Lease Sweep Positive NOI Conditions” will be deemed to be satisfied on any date of determination that (x) the tenant financial reports show trailing 12 month net operating income for the tenant pursuant to the 8x8 lease of greater than $0.00 for two consecutive quarters and (y) the tenant financial reports show trailing 12 month gross revenue for the tenant pursuant to the 8x8 lease of not less than $275,000,000 for the same two consecutive quarters.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

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Annex A-3	JPMDB 2020-COR7

Hampton Roads Office Portfolio

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Annex A-3	JPMDB 2020-COR7

Hampton Roads Office Portfolio

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Annex A-3	JPMDB 2020-COR7

Hampton Roads Office Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCM	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$43,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$42,387,896	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	5.8%	Net Rentable Area (SF):	1,322,003
Loan Purpose:	Acquisition	Location:	Various, VA
Borrowers(2):	Various	Year Built / Renovated:	Various / N/A
Loan Sponsor:	Lawrence Heller	Occupancy:	88.5%
Interest Rate:	5.30000%	Occupancy Date:	Various
Note Date:	3/28/2019	Number of Tenants:	138
Maturity Date:	4/6/2029	2016 NOI:	$12,770,635
Interest-only Period:	None	2017 NOI:	$13,066,165
Original Term:	120 months	2018 NOI:	$13,467,187
Original Amortization(3):	360 months	TTM NOI (as of 3/2020)(4):	$13,811,489
Amortization Type(3):	Balloon	UW Economic Occupancy(5):	86.4%
Call Protection:	L(38),Grtr1%orYM(79),O(3)	UW Revenues:	$22,491,550
Lockbox / Cash Management:	Hard / In Place	UW Expenses:	$8,208,420
Additional Debt(1):	Yes	UW NOI(4)(5):	$14,283,130
Additional Debt Balance(1):	$88,718,851 / $19,715,300	UW NCF(5):	$12,283,620
Additional Debt Type(1):	Pari Passu / Mezzanine Loan	Appraised Value / Per SF(5):	$185,200,000 / $140
		Appraisal Date:	1/7/2019

Escrows and Reserves(6)				Financial Information(1)(5)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes:	$600,000	$150,800	N/A	Cut-off Date Loan / SF:	$99	$114
Insurance:	$30,000	$22,200	N/A	Maturity Date Loan / SF:	$84	$97
Replacement Reserves:	$250,000	$33,050	$4,000,000	Cut-off Date LTV:	70.8%	81.4%
TI/LC:	$1,500,000	$168,555	N/A	Maturity Date LTV:	60.3%	69.3%
Other:	$1,311,289	$0	N/A	UW NCF DSCR:	1.40x	1.16x
				UW NOI Debt Yield:	10.9%	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$133,000,000	69.7%	Purchase Price	$183,000,000	95.9%
Mezzanine Loan	20,000,000	10.5%	Closing Costs	4,206,061	2.2%
Sponsor Equity	37,897,350	19.9	Upfront Reserves	3,691,289	1.9%
Total Sources	$190,897,350	100.0%	Total Uses	$190,897,350	100.0%

(1)	The Hampton Roads Office Portfolio Loan (as defined below) is part of a whole loan evidenced by six pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $131.1 million. The Financial Information presented in the chart above reflects the Cut-off Date Balance of the approximately $131.1 million Hampton Roads Office Portfolio Whole Loan (as defined below).

(2)	The borrowers are Hampton Roads I Owner, LLC, Hampton Roads II Owner, LLC, Hampton Roads III Owner, LLC, Hampton Roads IV Owner, LLC, Hampton Roads V Owner, LLC, Hampton Roads VI Owner, LLC, Hampton Roads VII Owner, LLC, Hampton Roads VIII Owner, LLC, Hampton Roads IX Owner, LLC, Hampton Roads TRS Holding A, LLC, Hampton Roads TRS Holding B, LLC and Hampton Roads TRS Holding C, LLC.

(3)	The Hampton Roads Office Portfolio Whole Loan amortizes pursuant to a fixed amortization schedule as set forth in Annex I to the Preliminary Prospectus. Debt service coverage ratios are calculated using the sum of the first 12 principal and interest payments after the Cut-off Date based on the assumed principal and interest payment schedule set forth in Annex I to the Preliminary Prospectus.

(4)	The increase from TTM NOI to UW NOI is primarily attributable to approximately $507,663 of contractual rent steps through November 2020.

(5)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Hampton Roads Office Whole Loan was underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

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Annex A-3	JPMDB 2020-COR7

Hampton Roads Office Portfolio

The Loan. The Hampton Roads Office Portfolio mortgage loan, with a principal balance of approximately $42.4 million as of the Cut-off Date (the “Hampton Roads Office Portfolio Loan”), is secured by a first mortgage lien on the borrowers’ fee simple interest in 22 office properties comprised of 1,322,003 square feet of net rentable area (the “Hampton Roads Office Portfolio Properties” or the “Hampton Roads Office Portfolio”) located in Chesapeake, Hampton and Virginia Beach, Virginia. The Hampton Roads Office Portfolio Loan is part of a whole loan that has an aggregate outstanding principal balance as of the Cut-off Date of approximately $131.1 million (the “Hampton Roads Office Portfolio Whole Loan”) and is comprised of six pari passu notes, each as described in the “Whole Loan Summary” chart below. The non-controlling Notes A-2 and A-6, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $42.4 million, are being contributed to the JPMDB 2020-COR7 Trust. The controlling Notes A-1 and A-5, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $49.3 million, were contributed to the JPMCC 2019-COR5 Trust. The non-controlling Notes A-3 and A-4, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $39.4 million, were contributed to the JPMDB 2019-COR6 Trust. The relationship between the holders of the Hampton Roads Office Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Hampton Roads Office Portfolio Loan has a 10-year term and amortizes pursuant to a fixed amortization schedule as set forth in Annex I to the Preliminary Prospectus. The most recent prior financing of the Hampton Roads Office Portfolio Properties was not included in a securitization.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-5	$50,000,000	$49,288,251	JPMCC 2019-COR5	Yes
A-3, A-4	40,000,000	39,430,601	JPMDB 2019-COR6	No
A-2, A-6	43,000,000	42,387,896	JPMDB 2020-COR7	No
Total	$133,000,000	$131,106,747

The Borrowers. The borrowing entities are Hampton Roads I Owner, LLC, Hampton Roads II Owner, LLC, Hampton Roads III Owner, LLC, Hampton Roads IV Owner, LLC, Hampton Roads V Owner, LLC, Hampton Roads VI Owner, LLC, Hampton Roads VII Owner, LLC, Hampton Roads VIII Owner, LLC, Hampton Roads IX Owner, LLC, Hampton Roads TRS Holding A, LLC, Hampton Roads TRS Holding B, LLC and Hampton Roads TRS Holding C, LLC, each a Delaware limited liability company and special purpose entity structured to be bankruptcy remote with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Hampton Roads Portfolio Whole Loan.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Lawrence Heller. Mr. Heller is the managing member of Acme Equities LLC, a private holding company that invests in the real estate, oil and gas, power, hotel and high yield markets. Mr. Heller has over 30 years of experience in the development and execution of deals involving real estate acquisitions, distressed oil and gas assets, real estate workouts, and high yield debt trading and has actively managed a portfolio of family real estate holdings comprised of over 175 properties throughout the United States. In addition, Mr. Heller has invested over $5.0 billion of capital over the past decade.

The Properties. The Hampton Roads Office Portfolio Properties are comprised of 22 office properties totaling 1,322,003 square feet situated throughout Virginia in Chesapeake (11 properties, 54.3% of net rentable area; 65.7% of underwritten net operating income), Virginia Beach (six properties, 25.0% of net rentable area; 21.1% of underwritten net operating income) and Hampton (five properties, 20.7% of net rentable area; 13.1% of underwritten net operating income). The Hampton Roads Office Portfolio Properties are leased by a granular and diverse roster of publicly-traded and national and international firms, regional companies, and local businesses. The tenant base represents a broad range of industries including law, financial services, healthcare, military, logistics, technology, consumer goods, communications, insurance, and real estate and offers limited exposure, as no single tenant occupies more than 3.8% of net rentable area. Additionally, the Hampton Roads Office Portfolio has exhibited an average 10-year historical occupancy since 2009 equal to 88.8%. As of the March 31, 2020 underwritten rent rolls, the Hampton Roads Office Portfolio Properties were 88.5% leased to 138 tenants over 154 leases at a weighted average underwritten base rent equal to $15.49 per square foot.

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Hampton Roads Office Portfolio

Portfolio Summary
Property Name	City	Year Built	Total SF	% of Total	Occupancy(1)	UW NOI	Allocated Whole Loan Original Balance	Appraised Value
510 Independence Parkway	Chesapeake	1999	97,081	7.3%	89.4%	$1,177,063	$11,030,000	$14,100,000
676 Independence Parkway	Chesapeake	2008	73,345	5.5%	100.0%	1,168,144	11,010,000	11,200,000
700 Independence Parkway	Chesapeake	2001	96,807	7.3%	100.0%	1,091,349	9,050,000	13,400,000
1309 Executive Boulevard	Chesapeake	2001	49,870	3.8%	100.0%	793,477	7,770,000	8,500,000
1317 Executive Boulevard	Chesapeake	2007	73,583	5.6%	100.0%	1,123,742	7,560,000	12,400,000
200 Golden Oak Court	Virginia Beach	1988	74,290	5.6%	84.1%	804,828	7,260,000	10,900,000
1301 Executive Boulevard	Chesapeake	2006	50,020	3.8%	100.0%	728,185	7,070,000	8,100,000
505 Independence Parkway	Chesapeake	2000	63,568	4.8%	97.2%	769,826	7,010,000	8,500,000
1313 Executive Boulevard	Chesapeake	2002	49,870	3.8%	100.0%	667,712	6,360,000	8,500,000
208 Golden Oak Court	Virginia Beach	1989	63,825	4.8%	94.6%	715,592	6,310,000	9,000,000
1305 Executive Boulevard	Chesapeake	2002	49,865	3.8%	81.2%	470,235	6,090,000	7,100,000
500 Independence Parkway	Chesapeake	2001	51,000	3.9%	100.0%	654,058	6,000,000	7,400,000
501 Independence Parkway	Chesapeake	2000	63,474	4.8%	90.1%	743,090	5,880,000	8,000,000
1 Enterprise Parkway	Hampton	1987	63,029	4.8%	65.2%	360,625	5,450,000	7,700,000
1457 Miller Store Road	Virginia Beach	1988	65,192	4.9%	100.0%	521,930	5,060,000	6,100,000
2809 South Lynnhaven Road	Virginia Beach	1987	62,924	4.8%	74.9%	572,631	4,360,000	9,500,000
22 Enterprise Parkway	Hampton	1990	72,444	5.5%	76.2%	571,304	4,140,000	8,900,000
521 Butler Farm Road	Hampton	1989	44,651	3.4%	100.0%	427,505	4,080,000	6,300,000
21 Enterprise Parkway	Hampton	1998	75,915	5.7%	59.0%	376,638	3,820,000	9,100,000
484 Viking Drive	Virginia Beach	1987	39,633	3.0%	43.3%	133,955	3,780,000	5,400,000
629 Phoenix Drive	Virginia Beach	1996	24,549	1.9%	100.0%	270,336	2,640,000	2,900,000
5 Manhattan Square	Hampton	1999	17,068	1.3%	100.0%	140,904	1,270,000	2,200,000
Total / Wtd. Avg.			1,322,003	100.0%	88.5%	$14,283,130	$133,000,000	$185,200,000
(1)	Based on the underwritten rent rolls dated as of March 31, 2020.

The largest tenant at the Hampton Roads Office Portfolio is Cegedim Dendrite (“Cegedim”) (49,870 square feet; 3.8% of net rentable area; 4.7% of underwritten base rent). Founded in 1969, Cegedim is a global technology and services company that supplies services, technological tools, specialized software, data flow management services and databases. Cegedim’s offerings are targeted notably at healthcare professionals, healthcare industries, life science companies, and health insurance companies. Cegedim employs more than 4,500 people in more than 10 countries. Cegedim fully occupies the 1309 Executive Boulevard property located in Chesapeake, Virginia, where it originally took occupancy in 2001 and is on a lease initially expiring in December 2020. Cegedim currently pays base rent equal to $17.05 per square foot, has no termination options and has two, five-year renewal options remaining.

The second largest tenant at the Hampton Roads Office Portfolio is Sutherland Global Services Inc. (“Sutherland”) (49,870 square feet; 3.8% of net rentable area; 3.9% of underwritten base rent). Found in 1986, Sutherland is a business process outsourcing and technology-enabled services company that provides an integrated set of back-office and customer facing front-office services that support the entire customer lifecycle. Sutherland offers digital, customer engagement, and business process transformation services. Sutherland serves clients in banking and financial services, healthcare, technology, media and communications, retail, insurance, travel and hospitality, government industries in the United States and internationally. Sutherland fully occupies the 1313 Executive Boulevard property located in Chesapeake, Virginia, where it originally took occupancy in 2012 and is on a lease initially expiring in September 2024. Sutherland currently pays base rent equal to $14.10 per square foot, has no termination options and one, five-year renewal option remaining.

The third largest tenant at the Hampton Roads Office Portfolio is General Dynamics Info (“General Dynamics”) (46,745 square feet; 3.5% of net rentable area; 3.1% of underwritten base rent; rated A2/NR/A by Moody’s/Fitch/S&P). General Dynamics is an American aerospace and defense multinational corporation. General Dynamics ranked No. 92 in the 2019 Fortune 500 list of the largest United States corporations by total revenue. General Dynamics occupies 46,745 square feet at the 700 Independence Parkway property located in Chesapeake, Virginia, where it originally took occupancy in 2017 and is on a lease initially expiring in January 2022. General Dynamics currently pays base rent equal to $12.02 per square foot, has no termination options and one, five-year renewal option remaining.

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Hampton Roads Office Portfolio

COVID-19 Update. As of June 1, 2020, the Hampton Roads Office Portfolio Properties are open; however, most, if not all, office tenants are working remotely. As of the March 31, 2020 underwritten rent rolls, the Hampton Roads Office Portfolio Properties remained 88.5% occupied. For April and May of 2020, tenants representing approximately 97.6% and 90.1% of net rentable area, respectively, have paid rent in-full, with the loan sponsor having collected approximately 96.4% and 87.6% of the underwritten base rent, respectively. The Hampton Roads Office Portfolio Whole Loan is current through the June 6, 2020 payment date. The borrower requested an amendment to the Mortgage Loan documents and the borrower, guarantor and Midland Loan Services, a Division of PNC Bank, National Association, as master servicer for the JPMCC 2019-COR5 securitization transaction have agreed to an amendment to temporarily defer the required monthly payments into the rollover and replacement reserve accounts, which deferred amounts will be required to be repaid.

The Market. The Hampton Roads Office Portfolio Properties are located across four individual submarkets within the Hampton Roads office market in Southeastern Virginia: Battlefield in Chesapeake (six properties; 33.7% of net rentable area; 39.2% of underwritten net operating income), Lynnhaven in Virginia Beach (six properties; 25.0% of net rentable area; 21.1% of underwritten net operating income), Greenbrier in Chesapeake (five properties; 20.7% of net rentable area; 26.5% of underwritten net operating income) and Hampton Roads Center in Hampton (five properties; 20.7% of net rentable area; 13.1% of underwritten net operating income). The majority of the Hampton Roads Office Portfolio Properties within each submarket are in close proximity to one another and are located within individual business parks.

According to a market report, as of May 28, 2020, the Battlefield office submarket contained approximately 1.3 million square feet with an overall market vacancy of 1.9% and average asking rents of approximately $20.04 per square foot. The Lynnhaven office submarket contained approximately 1.9 million square feet with an overall market vacancy of 8.1% and average asking rents of approximately $19.21 per square foot. The Greenbrier office submarket contained approximately 3.6 million square feet with an overall market vacancy of 3.9% and average asking rents of approximately $21.00 per square foot. The Hampton Roads Center office submarket contained approximately 1.2 million square feet with an overall market vacancy of 25.3% and average asking rents of approximately $17.95 per square foot. Based on the square footage of the Hampton Roads Office Portfolio Properties, the weighted average vacancy and average asking rents as of May 28, 2020 were equal to 8.7% and $19.60 per square foot, respectively.

Historical and Current Occupancy(1)
2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	Current(2)
87.7%	89.2%	86.9%	88.5%	89.2%	89.2%	87.9%	87.3%	92.0%	90.5%	88.5%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of the underwritten rent rolls dated March 31, 2020.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Lease Expiration Date
Cegedim Dendrite(4)	NR / NR / NR	49,870	3.8%	$17.05	4.7%	12/31/2020
Sutherland Global Services Inc.(4)	NR / NR / NR	49,870	3.8%	$14.10	3.9%	9/30/2024
General Dynamics Info(4)	A2 / NR / A	46,745	3.5%	$12.02	3.1%	1/31/2022
Ferguson Enterprises, Inc.	NR / NR / NR	44,651	3.4%	$10.24	2.5%	3/31/2021
Children’s Hospital of The King’s Daughters, Inc.(4)(5)	NR / NR / NR	38,213	2.9%	$12.94	2.7%	5/31/2026
Antech Systems(6)	NR / NR / NR	33,413	2.5%	$19.36	3.6%	Various(6)
Ultralife Corporation	NR / NR / NR	32,522	2.5%	$9.26	1.7%	4/30/2021
Schenker, Inc.(4)(7)	NR / NR / NR	31,709	2.4%	$12.30	2.1%	Various(7)
Science Systems and Applications Inc.(8)	NR / NR / NR	30,755	2.3%	$11.54	2.0%	5/31/2021
United States Coast Guard Community Services	Aaa / AAA / AA+	27,498	2.1%	$15.23	2.3%	1/31/2027
Top 10 Total / Wtd. Avg.		385,246	29.1%	$13.44	28.6%
Other Tenants		785,175	59.4%	$16.49	71.4%
Total Occupied Space		1,170,421	88.5%	$15.49	100.0%
Vacant		151,582	11.5%
Total		1,322,003	100.0%
(1)	Based on the underwritten rent rolls dated as of March 31, 2020.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Base Rent PSF includes approximately $507,663 in contractual rent steps through November 2020 for certain tenants.

(4)	Cegedim Dendrite has two, five-year renewal options remaining, Sutherland Global Services Inc. has one, five-year renewal options remaining, General Dynamics Info has one, five-year renewal option remaining, Children’s Hospital of The King’s Daughters, Inc. has one, five-year renewal option remaining and Schenker, Inc. has two, five-year renewal options remaining.

(5)	Children’s Hospital of The King’s Daughters, Inc. has the right to terminate its lease at any time after May 31, 2023 by providing at least 12 months’ notice.

(6)	Antech Systems leases 5,028 square feet through May 2021, 4,804 square feet through May 2022 and 23,581 square feet through May 2023.

(7)	Schenker, Inc. leases 26,283 square feet through January 2021 and 5,426 square feet through June 2022.

(8)	Science Systems and Applications Inc. has the right to terminate its lease at any time by providing at least six months’ notice and payment of a termination fee.

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Hampton Roads Office Portfolio

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring(3)
Vacant	NAP	151,582	11.5%	NAP	NAP	151,582	11.5%	NAP	NAP
2020 & MTM	38	246,001	18.6%	$3,638,979	20.1%	397,583	30.1%	$3,638,979	20.1%
2021	37	340,900	25.8%	4,894,521	27.0%	738,483	55.9%	$8,533,499	47.1%
2022	26	170,041	12.9%	2,779,998	15.3%	908,524	68.7%	$11,313,497	62.4%
2023	21	133,321	10.1%	2,445,071	13.5%	1,041,845	78.8%	$13,758,569	75.9%
2024	15	139,422	10.5%	2,305,645	12.7%	1,181,267	89.4%	$16,064,214	88.6%
2025	6	38,327	2.9%	583,550	3.2%	1,219,594	92.3%	$16,647,764	91.8%
2026	1	38,213	2.9%	494,604	2.7%	1,257,807	95.1%	$17,142,368	94.6%
2027	2	29,796	2.3%	450,062	2.5%	1,287,603	97.4%	$17,592,430	97.0%
2028	0	0	0.0%	0	0.0%	1,287,603	97.4%	$17,592,430	97.0%
2029	0	0	0.0%	0	0.0%	1,287,603	97.4%	$17,592,430	97.0%
2030	1	25,625	1.9%	537,263	3.0%	1,313,228	99.3%	$18,129,693	100.0%
2031 & Beyond	7	8,775	0.7%	0	0.0%	1,322,003	100.0%	$18,129,693	100.0%
Total	154	1,322,003	100.0%	$18,129,693	100.0%
(1)	Based on the underwritten rent rolls dated March 31, 2020.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(3)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring include approximately $507,663 in contractual rent steps through November 2020 for certain tenants.

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten(2)	Per Square Foot	%(3)
Rents in Place	$14,197,324	$15,261,475	$16,317,558	$17,218,968	$17,622,030	$13.33	67.7%
Contractual Rent Steps(4)	0	0	0	0	507,663	0.38	2.0%
Vacant Income	0	0	0	0	2,936,081	2.22	11.3%
Gross Potential Rent	$14,197,324	$15,261,475	$16,317,558	$17,218,968	$21,065,775	$15.93	80.9%
Total Reimbursements	6,233,629	5,649,360	5,536,333	4,603,385	4,763,361	3.60	18.3%
Total Other Income	165,751	176,645	170,993	164,936	194,268	0.15	0.7%
Net Rental Income	$20,596,704	$21,087,480	$22,024,884	$21,987,290	$26,023,404	$19.68	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(3,531,853)	(2.67)	(13.6)%
Effective Gross Income	$20,596,704	$21,087,480	$22,024,884	$21,987,290	$22,491,550	$17.01	86.4%
Total Expenses	$7,826,069	$8,021,316	$8,557,697	$8,175,801	$8,208,420	$6.21	36.5%
Net Operating Income(5)	$12,770,635	$13,066,165	$13,467,187	$13,811,489	$14,283,130	$10.80	63.5%
Total TI/LC, CapEx/RR	0	0	0	0	1,999,510	1.51	8.9%
Net Cash Flow	$12,770,635	$13,066,165	$13,467,187	$13,811,489	$12,283,620	$9.29	54.6%
(1)	TTM column represents the trailing 12-month period ending March 31, 2020.

(2)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Based on the contractual rent steps through November 2020 for certain tenants.

(5)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily attributable to approximately $507,663 of contractual rent steps through November 2020.

Property Management. The Hampton Roads Office Portfolio Properties are managed by LingComm, LLC, a third-party management company.

Escrows and Reserves. At origination, the borrowers deposited into escrow $1,500,000 for anticipated tenant improvements and leasing commissions, approximately $1,001,936 for outstanding tenant improvements and leasing commissions, $600,000 for real estate taxes, $250,000 for replacement reserves, $223,102 for required repairs, approximately $86,251 for outstanding free rent and $30,000 for insurance premiums.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $150,800.

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Hampton Roads Office Portfolio

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to $22,200.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $33,050 for replacement reserves, subject to a cap of $4,000,000.

TI/LC Reserves – On a monthly basis, the borrowers are required to escrow $168,555 for tenant improvements and leasing commissions.

Lockbox / Cash Management. The Hampton Roads Office Portfolio Whole Loan is structured with a hard lockbox and in place cash management. All rents are required to be deposited directly by the tenants into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept to a lender-controlled cash management account every business day and applied on each payment date to the payment of debt service and the funding of required reserves. Provided no Cash Trap Period (as defined below) is continuing, all funds remaining in the cash management account after payment of the aforementioned items will be transferred into the borrowers’ operating account. During a Cash Trap Period, all excess cash in the cash management account will be retained by the lender as additional collateral for the Hampton Roads Office Portfolio Whole Loan.

A “Cash Trap Period” will commence (i) upon an event of default (including an event of default under the mezzanine loan) (until the payment date following the cure of such event of default), (ii) from and after October 6, 2019, if the debt service coverage ratio is less than 1.10x for any calendar quarter (including the mezzanine loan) (until such time that the debt service coverage ratio is greater than or equal to 1.10x for two consecutive quarters) or (iii) upon 60 days after the death or incapacity of the loan sponsor.

Current Mezzanine or Subordinate Indebtedness. A mezzanine loan was funded concurrently and is coterminous with the Hampton Roads Office Portfolio Whole Loan. The mezzanine loan has an original principal balance of $20.0 million, accrues interest at a rate of 7.97750% per annum, and amortizes pursuant to a fixed amortization schedule. Including the mezzanine loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI DY are 81.4%, 1.16x and 9.5%, respectively. The mezzanine loan is currently held by LCM or an affiliate.

Release Parcels. The Hampton Roads Office Portfolio Whole Loan provides for the release of two unimproved outparcel tracts consisting of approximately 0.814 acres and 0.998 acres, respectively, provided that, among other things, (i) the borrowers deposit $200,000 per release into the replacement reserve account and (ii) the release is in compliance with the REMIC conditions.

Partial Release. Commencing on the date that is the earlier to occur of (x) two years after the securitization closing date of the last pari passu note to be securitized and (y) October 6, 2022, the borrowers may obtain the release of any of the Hampton Roads Office Portfolio Properties, provided that, among other conditions, (i) the borrowers prepay a portion of the Hampton Roads Office Portfolio Whole Loan equal to the greater of (a) 115.0% of the allocated loan amount of the Hampton Roads Office Portfolio Property being released and (b) 100.0% of net sales proceeds multiplied by the fraction obtained by dividing the then outstanding principal balance of the Hampton Roads Office Portfolio Whole Loan by the sum of the outstanding principal balances of the Hampton Roads Office Portfolio Whole Loan and the related mezzanine loan, in each case, together with the applicable yield maintenance premium, (ii) the debt yield (as calculated in accordance with the Hampton Roads Office Portfolio Whole Loan documents) for the remaining Hampton Roads Office Portfolio Properties following the release is not less than the greater of (a) the debt yield immediately preceding such release and (b) 8.3%, and (iii) the release complies with customary REMIC requirements.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type - Subtype:	Mixed Use – Office/Retail
% of Pool by IPB:	5.5%	Net Rentable Area (SF):	340,024
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	711 Fifth Ave Principal Owner LLC	Year Built / Renovated:	1927 / 2013-2019
Loan Sponsors(2):	Various	Occupancy:	76.5%
Interest Rate:	3.16000%	Occupancy Date:	1/31/2020
Note Date:	3/6/2020	Number of Tenants:	7
Maturity Date:	3/6/2030	2016 NOI:	$37,888,406
Interest-only Period:	120 months	2017 NOI:	$45,365,518
Original Term:	120 months	2018 NOI:	$44,088,566
Original Amortization:	None	2019 NOI:	$48,596,349
Amortization Type:	Interest Only	UW Economic Occupancy(4):	90.6%
Call Protection(3):	L(27),Def(86),O(7)	UW Revenues:	$74,193,553
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$22,888,769
Additional Debt(1):	Yes	UW NOI(4):	$51,304,783
Additional Debt Balance(1):	$505,000,000	UW NCF(4):	$50,675,427
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF(4):	$1,000,000,000 / $2,941
		Appraisal Date:	1/23/2020

Escrows and Reserves(5)				Financial Information(1)(4)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$1,603
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$1,603
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.5%
Replacement Reserves:	$0	Springing	$170,012	Maturity Date LTV:	54.5%
TI/LC:	$0	Springing	$1,020,027	UW NCF DSCR:	2.90x
Other(6):	$3,048,024	$0	N/A	UW NOI Debt Yield:	9.4%
Downgraded Tenant Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$545,000,000	90.0%	Payoff Existing Debt	$598,153,683	98.8%
Sponsor Equity	60,294,721	10.0	Closing Costs	4,093,014	0.7
			Upfront Reserves	3,048,024	0.5
Total Sources	$605,294,721	100.0%	Total Uses	$605,294,721	100.0%
(1)	The 711 Fifth Avenue Loan is part of a whole loan evidenced by 21 pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $545.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $545.0 million 711 Fifth Avenue Whole Loan.

(2)	The loan sponsors are one or more of (a) Bayerische Versorgungskammer (“BVK”), (b) Deutsche Finance America LLC and/or DF Deutsche Finance Holding AG (together, “DFA”) and/or (c) Hessen Lawyers Pension Fund.

(3)	The lockout period will be at least 27 payments beginning with and including the first payment date in April 2020. The 711 Fifth Avenue Borrower has the option to defease the full $545,000,000 711 Fifth Avenue Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) March 6, 2023. The lockout period of 27 payments is based on the expected JPMDB 2020-COR7 transaction closing date occurring in June 2020. The actual lockout period may be longer.

(4)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the 711 Fifth Avenue Whole Loan was underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(6)	The 711 Fifth Avenue Borrower obtained a new temporary certificate of occupancy in April 2020, and the $2,000,000 has been disbursed to the 711 Fifth Avenue Borrower.

A-3-43

Annex A-3	JPMDB 2020-COR7

711 Fifth Avenue

The Loan. The 711 Fifth Avenue mortgage loan (the “711 Fifth Avenue Loan”) is part of a whole loan with an aggregate original and outstanding principal balance as of the Cut-off Date of $545,000,000 (the “711 Fifth Avenue Whole Loan”), which is secured by a first mortgage encumbering the 711 Fifth Avenue Borrower’s fee simple interest in a 340,024 square foot office and retail building located in New York, New York (the “711 Fifth Avenue Property”). The 711 Fifth Avenue Whole Loan is comprised of 21 pari passu promissory notes, two of which (non-controlling note A-1-6 and non-controlling note A-1-7), having an aggregate original and outstanding principal balance as of the Cut-off Date of $40,000,000, are being contributed to the JPMDB 2020-COR7 transaction and constitute the 711 Fifth Avenue Loan.

The 711 Fifth Avenue Whole Loan was co-originated by Goldman Sachs Bank USA (“GSBI”) and Bank of America, N.A. (“BANA”) on March 6, 2020. The 711 Fifth Avenue Whole Loan has an interest rate of 3.16000% per annum. The 711 Fifth Avenue Borrower utilized the proceeds of the 711 Fifth Avenue Whole Loan and the principal’s cash contribution to refinance existing debt on the 711 Fifth Avenue Property, fund reserves and pay origination costs.

The 711 Fifth Avenue Whole Loan has a 10-year term and will be interest-only for its entire term. The 711 Fifth Avenue Whole Loan had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The scheduled maturity date of the 711 Fifth Avenue Whole Loan is the due date in March 2030. Voluntary prepayment of the 711 Fifth Avenue Whole Loan in whole is prohibited prior to September 6, 2029, provided that the 711 Fifth Avenue Borrower may prepay (with yield maintenance) the 711 Fifth Avenue Whole Loan in part in connection with a DY Cure Event (as defined under “Lockbox / Cash Management below) after the 711 Fifth Avenue Lockout Period. At any time after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) March 6, 2023, (the “711 Fifth Avenue Lockout Period”), the 711 Fifth Avenue Whole Loan permits (a) defeasance in whole with direct, non-callable obligations of the United States of America and (b) solely to cure a debt yield trigger as described below under “Escrows and Reserves”, partial defeasance or partial prepayment (which prepayment must be accompanied by any applicable yield maintenance).

The table below summarizes the promissory notes that comprise 711 Fifth Avenue Whole Loan. The relationship between the holders of 711 Fifth Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1, A-1-10	$62,500,000	$62,500,000	GSMS 2020-GC47	Yes
A-1-2, A-1-3, A-1-4, A-1-5, A-1-8, A-1-9, A-1-11, A-1-12, A-1-13, A-1-14, A-1-15, A-1-16, A-1-17	279,000,000	279,000,000	GSBI(1)	No
A-1-6, A-1-7	40,000,000	40,000,000	JPMDB 2020-COR7	No
A-2-1, A-2-2, A-2-3, A-2-4	163,500,000	163,500,000	BANA(1)	No
Total	$545,000,000	$545,000,000
(1)	Expected to be contributed to a future securitization.

The Borrower. The borrower is 711 Fifth Ave Principal Owner LLC, a Delaware limited liability company (the “711 Fifth Avenue Borrower”). Legal counsel to the 711 Fifth Avenue Borrower delivered a non-consolidation opinion in connection with the origination of the 711 Fifth Avenue Whole Loan. There is no nonrecourse carve-out guarantor or separate environmental indemnitor with respect to the 711 Fifth Avenue Whole Loan.

The Loan Sponsors. As of the 711 Fifth Avenue Whole Loan origination date, the borrower sponsors are one or more of (a) Bayerische Versorgungskammer (“BVK”), (b) Deutsche Finance America LLC and/or DF Deutsche Finance Holding AG (together, “DFA”) and/or (c) Hessen Lawyers Pension Fund. These entities collectively have acquired five other assets located in major cities. BVK, a public-law pension group in Germany, managed 12 independent professional and municipal pension funds with a total of 2.3 million policyholders and pension recipients, €4.8 billion in annual contributions and reimbursement income, and approximately €3.4 billion in annual pension payments as of December 31, 2018. BVK managed a total investment volume of €77 billion by book value as of December 31, 2018. DFA, the American private equity arm of Deutsche Finance Group, was established in 2018 and has acquired 11 properties with a total capitalization of over $3.1 billion as of April 21, 2020. Hessen Lawyers Pension Fund is the pension fund for the German state of Hessen, with approximately €4.12 billion assets under management as of February 29, 2020.

A-3-44

Annex A-3	JPMDB 2020-COR7

711 Fifth Avenue

The Property. The 711 Fifth Avenue Property is an 18-story, 340,024 square foot Class A mixed use building with an office component (levels four – 18; 286,226 square feet) and a retail component (levels B – three; 53,798 square feet) located in Midtown Manhattan on the corner of Fifth Avenue and East 55th Street. The 711 Fifth Avenue Property was originally constructed in 1927 and has undergone various capital improvements from 2013 through mid-2019. Major capital improvements include a sixth floor corridor upgrade, 14th floor roof replacement, main roof replacement, fourth and ninth floor renovations, and elevator modernization. Based on the underwritten rent roll dated January 31, 2020, the 711 Fifth Avenue Property is currently 76.5% leased (based on net rentable area), to a diverse tenant roster including banking (SunTrust Banks), fashion (Ralph Lauren Retail Inc. (“Ralph Lauren”) and The Swatch Group Ltd. (“The Swatch Group”)), and luxury goods (Loro Piana USA), as well as finance (Allen & Company).

Office (84.2% of net rentable area; 21.5% of underwritten base rent)

The Class A office space at the 711 Fifth Avenue Property is currently 72.3% occupied by five tenants that collectively contribute 21.5% of underwritten base rent (inclusive of storage rent derived from office tenants). 84,516 square foot of the office space (29.5% of Class A office net rentable area) at the 711 Fifth Avenue Property is leased to an investment grade-rated office tenant (SunTrust Banks).

The largest office tenant at the 711 Fifth Avenue Property, SunTrust Banks, occupies 24.9% of the 711 Fifth Avenue Property’s net rentable area and accounts for 8.9% of underwritten base rent. The tenant has occupied space in the 711 Fifth Avenue Property since 2004 and has expanded several times. The bank’s primary businesses include deposits, lending, credit cards, and trust and investment services. Through its various subsidiaries, the bank provides corporate and investment banking, capital market services, mortgage banking, and wealth management.

The second largest office tenant at the 711 Fifth Avenue Property, Allen & Company, occupies 20.9% of the 711 Fifth Avenue Property’s net rentable area and accounts for 7.4% of underwritten base rent. The tenant has occupied space in the 711 Fifth Avenue Property since 1985 and has expanded several times. The 711 Fifth Avenue Property serves as Allen & Company’s headquarters. Allen & Company is a privately held boutique investment bank, which specializes in real estate, technology, media and entertainment.

The third largest office tenant at the 711 Fifth Avenue Property, Loro Piana USA, occupies 7.2% of the 711 Fifth Avenue Property’s net rentable area and accounts for 2.6% of underwritten base rent. The tenant has occupied space in the 711 Fifth Avenue Property since 2005. Loro Piana USA is an Italian fabrics and clothing company specializing in high-end, luxury cashmere and wool products.

Retail (15.8% of net rentable area; 78.5% of underwritten base rent)

The 53,798 square feet of multi-level retail space at the 711 Fifth Avenue Property is currently anchored by Ralph Lauren (which has been dark but paying rent since April 2017) and The Swatch Group that collectively contribute 78.5% of underwritten base rent (inclusive of storage/restaurant rent derived from retail tenants). Ralph Lauren is a wholly owned subsidiary of Ralph Lauren Corporation. Ralph Lauren, the largest retail tenant by underwritten base rent, leases 11.4% of net rentable area and accounts for 41.1% of underwritten base rent. The 711 Fifth Avenue Property served as Ralph Lauren’s former flagship location; however, its space is now dark and available for sublease. Ralph Lauren continues to operate the Polo Bar (7,436 square feet of the total Ralph Lauren 38,638 square feet) at this location, but the Polo Bar is temporarily closed.

The Swatch Group is the second largest retail tenant at the 711 Fifth Avenue Property. The Swatch Group occupies 4.2% of the 711 Fifth Avenue Property’s net rentable area and accounts for 37.3% of underwritten base rent. The Swatch Group has occupied space in the 711 Fifth Avenue Property since 2011, and brands that are currently represented at the 711 Fifth Avenue Property include Omega and Jaquet Droz. The Swatch Group engages in the design, manufacture, and sale of finished watches, jewelry as well as watch movements and components. It operates through two segments including, watches and jewelry, and electronic systems. The watches and jewelry segment designs, produces, and markets watches and jewelry. The electronic systems segment develops, manufactures, and sells electronic components and sports timing activities.

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Annex A-3	JPMDB 2020-COR7

711 Fifth Avenue

COVID-19 Update. As of June 11, 2020, the 711 Fifth Avenue Property is open; however, all retail tenants are closed and most, if not all, office tenants are working remotely. One retail tenant, representing approximately 37% of the underwritten base rent, executed a rent deferral agreement as of May 18, 2020 with 711 Fifth Avenue Borrower regarding rent relief which provides for a 50% rent abatement for April, May and June 2020, which abated rent is to be repaid as follows: 50% of the abated total amount to be repaid by the end of 2020 and the remaining 50% to be repaid by the end of March 2021. On May 26, 2020, 711 Fifth Avenue Borrower executed a modification of the 711 Fifth Avenue Whole Loan documents to (a) provide that lender will release any funds that are deposited with lender to cure a DY Cure Event once the debt yield test is satisfied for 2 consecutive quarters and (b) update the organizational chart of 711 Fifth Avenue Borrower. The borrower sponsor is in discussion with Ralph Lauren regarding rent relief with respect to the Polo Bar space (7,436 of 38,638 square feet attributable to Ralph Lauren and 1.4% of underwritten base rent attributable to Ralph Lauren) which is temporarily closed. The Ralph Lauren modification is expected to provide (but the final terms may not provide for), among other things, (a) a rent abatement for May 2020 rent in the amount of $250,000 and (b) a deferral of rent for May 2020 and June 2020 in the amount of $250,000 for each month, which must be repaid no later than December 31, 2020. All of the tenants have paid or are anticipated to pay their May rent (which includes one tenant, representing 4.2% of the square footage and 37.3% of underwritten base rent of the 711 Fifth Avenue property who paid their rent in accordance with an agreement to pay 50% abated rent for the month of May and one tenant, representing 11.4% of the square footage and 41.1% of the underwritten base rent of the 711 Fifth Avenue property who is in the process of executing an agreement with the borrower sponsor and is anticipated to pay May and June rent upon execution of the amendment) which represents approximately 72.4% of the underwritten May base rent. The 711 Fifth Avenue Whole Loan is current through the June 6, 2020 payment date.

Historical and Current Occupancy(1)
2017	2018	2019	Current(2)
73.7%	67.4%	66.9%	76.5%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of January 31, 2020.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Lease Expiration
Ralph Lauren(4)	A2/NR/A-	38,638	11.4%	$712.36	41.1%	6/30/2029
The Swatch Group	NR/NR/NR	14,274	4.2	$1,749.81	37.3	12/31/2029
SunTrust Banks	A3/A+/NR	84,516	24.9	$70.09	8.9	4/30/2024
Allen & Company	NR/NR/NR	70,972	20.9	$69.73	7.4	9/30/2033
Loro Piana USA	NR/NR/NR	24,388	7.2	$71.38	2.6	8/31/2025
Sandler Capital	NR/NR/NR	17,200	5.1	$80.17	2.1	6/30/2027
Catalyst Investors	NR/NR/NR	6,034	1.8	$67.00	0.6	11/30/2023
Seven Largest Owned Tenants		256,022	75.3%	$261.29	100.0%
Remaining Owned Tenants(5)		3,935	1.2	$0.00	0.0
Vacant Spaces (Owned Space)		80,067	23.5	$0.00	0.0
Total / Wtd. Avg.		340,024	100.0%	$261.29	100.0%
(1)	Calculated based on the approximate square footage occupied by each owned tenant.

(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.

(3)	Base Rent PSF and % of Total Base Rent are based on the underwritten rent roll dated January 31, 2020.

(4)	Currently, the Ralph Lauren spaces totaling 38,638 square feet are now dark and available for sublease. The tenant continues to operate the Polo Bar space of 7,436 square feet at the 711 Fifth Avenue Property, but the Polo Bar is temporarily closed.

(5)	Remaining Owned Tenants includes non-revenue spaces of 2,330 square feet attributable to the property management office, 1,042 square feet attributable to the building security office and 563 square feet attributable to the porter locker room.

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Annex A-3	JPMDB 2020-COR7

711 Fifth Avenue

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring(3)
Vacant	NAP	80,067	23.5%	NAP	NAP	80,067	23.5%	NAP	NAP
2020 & MTM	0	0	0.0%	$0	0.0%	80,067	23.5%	$0	0.0%
2021	0	0	0.0%	0	0.0%	80,067	23.5%	$0	0.0%
2022	0	0	0.0%	0	0.0%	80,067	23.5%	$0	0.0%
2023	1	6,034	1.8%	404,278	0.6%	86,101	25.3%	$404,278	0.6%
2024	6	84,516	24.9%	5,923,390	8.9%	170,617	50.2%	$6,327,668	9.5%
2025	2	24,388	7.2%	1,740,900	2.6%	195,005	57.4%	$8,068,568	12.1%
2026	0	0	0.0%	0	0.0%	195,005	57.4%	$8,068,568	12.1%
2027	1	17,200	5.1%	1,378,924	2.1%	212,205	62.4%	$9,447,492	14.1%
2028	0	0	0.0%	0	0.0%	212,205	62.4%	$9,447,492	14.1%
2029	12	52,912	15.6%	52,500,732	78.5%	265,117	78.0%	$61,948,224	92.6%
2030	0	0	0.0%	0	0.0%	265,117	78.0%	$61,948,224	92.6%
2031 & Beyond(4)	8	74,907	22.0%	4,948,540	7.4%	340,024	100.0%	$66,896,764	100.0%
Total / Wtd. Avg.	30	340,024	100.0%	$66,896,764	100.0%
(1)	Calculated based on the approximate square footage occupied by each owned tenant.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring are based on the underwritten rent roll dated January 31, 2020.

(4)	Includes non-revenue spaces of 2,330 square feet attributable to the property management office, 1,042 square feet attributable to the building security office and 563 square feet attributable to the porter locker room.

Operating History and Underwritten Net Cash Flow(1)
	2016	2017	2018	2019	Underwritten(2)	Per Square Foot(2)	%(3)
Base Rent	$50,709,002	$59,133,963	$58,947,171	$64,979,130	$66,896,764	$196.74	81.7%
Contractual Rent Steps(4)	0	0	0	0	1,962,475	5.77	2.4
Vacant Income	0	0	0	0	7,680,090	22.59	9.4
Reimbursements	1,826,845	3,069,898	3,727,298	4,194,777	4,962,830	14.60	6.1
Other Income	307,215	519,693	364,227	389,683	371,484	1.09	0.5
Gross Revenue	$52,843,062	$62,723,555	$63,038,695	$69,563,590	$81,873,643	$240.79	100.0%
Vacancy & Credit Loss(5)	0	0	0	0	(7,680,090)	(22.59)	(9.4)
Effective Gross Income	$52,843,062	$62,723,555	$63,038,695	$69,563,590	$74,193,553	$218.20	90.6%
Total Operating Expenses	14,954,656	17,358,037	18,950,129	20,967,241	22,888,769	67.32	30.9
Net Operating Income	$37,888,406	$45,365,518	$44,088,566	$48,596,349	$51,304,783	$150.89	69.1%
TI/LC	0	0	0	0	544,350	1.60	0.7
Capital Expenditures	0	0	0	0	85,006	0.25	0.1
Net Cash Flow	$37,888,406	$45,365,518	$44,088,566	$48,596,349	$50,675,427	$149.03	68.3%
(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.

(3)	% column represents percent of Gross Revenue for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Contractual Rent Steps include $1,962,475 underwritten for various tenants through January 31, 2021.

(5)	Underwritten Vacancy & Credit Loss represents an underwritten economic vacancy of 9.4%.

Property Management. The 711 Fifth Avenue Property is currently managed by SHVO Property Management LLC (an affiliate of the borrower sponsors) (“SHVO”), pursuant to a management agreement and sub-managed by Jones Lang LaSalle Americas, Inc. (“JLL”) pursuant to a sub-management agreement. Under the 711 Fifth Avenue Whole Loan documents, the 711 Fifth Avenue Property is required to be managed by SHVO and sub-managed by JLL, respectively, or any other management or sub-management company, as applicable, approved by the lender and with respect to which a Rating Agency Confirmation has been received.

A-3-47

Annex A-3	JPMDB 2020-COR7

711 Fifth Avenue

Escrows and Reserves. At origination, the 711 Fifth Avenue Borrower funded (a) approximately $1,048,024 for outstanding free rent (including any rent credits) and (b) $2,000,000 for estimated costs in connection with obtaining a new temporary or permanent certificate of occupancy to replace the temporary certificate of occupancy that expired in November 2019. The 711 Fifth Avenue Borrower obtained a temporary certificate of occupancy that was effective as of March 24, 2020, and the $2,000,000 has been disbursed to the 711 Fifth Avenue Borrower. On each due date during the continuance of a 711 Fifth Avenue Trigger Period, the 711 Fifth Avenue Borrower will be required to fund (i) a tax and insurance reserve in an amount equal to 1/12 of the property taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided that reserves for insurance premiums will be waived if the 711 Fifth Avenue Property is covered by an acceptable blanket insurance policy; (ii) a capital expenditure reserve in an amount equal to approximately $7,084 capped at an amount equal to the lender’s good faith estimate of capital expenses to be performed during the next two years; (iii) a tenant improvements and leasing commissions reserve in an amount equal to $42,503 capped at an amount equal to the greater of (x) the lender’s good faith estimate of all leasing commissions and tenant improvements to be performed during the next two years and (y) the aggregate amount of all outstanding leasing commissions and tenant improvements under leases then in effect.

Additionally, during the continuance of a Tenant Rollover Sweep, all excess cash (and any other amounts sufficient to result in a reserve amount for such month of at least $2,500,000) after payment of applicable debt service, budgeted operating expenses and other required reserves are required to be reserved in a tenant rollover reserve, or to avoid such sweep, 711 Fifth Avenue Borrower may deposit with the lender an amount equal to the greater of (x) $7,500,000 and (y) all excess cash flow estimated by lender in its good faith that would have been deposited in such reserve account for the three-month period following the deposit of such funds (the “Tenant Rollover Sweep Equity Amount”). Additionally, during the continuance of a Downgraded Tenant Sweep (if no deposits are required to be deposited into the tenant rollover reserve), all excess cash (capped at 18 months’ worth of rent payments by the downgraded tenant (as such amount may be reduced per the 711 Fifth Avenue Whole Loan documents) after payment of applicable debt service, budgeted operating expenses and other required reserves is required to be reserved in a tenant downgrade reserve.

A “Downgraded Tenant Sweep” will be continuing upon any tenant under a Major Lease (or with regard to Ralph Lauren, its highest rated parent entity, as applicable) that is rated investment grade is downgraded below investment grade (as determined by S&P or Moody’s), until (a) the downgraded tenant is once more rated investment grade (as determined by S&P or Moody’s), (b) such space is relet in accordance with the 711 Fifth Avenue Whole Loan documents, or (c) an amount sufficient to pay unabated rent for 18 consecutive months then due under the applicable downgraded tenant’s lease (subject to reduction in accordance with the 711 Fifth Avenue Whole Loan documents) has been deposited in the downgraded tenant reserve (the occurrence of (a), (b) or (c) above, a “Downgraded Tenant Sweep Cure”).

A “Major Lease” means any of the leases with Ralph Lauren, The Swatch Group and any lease that when aggregated with all other leases at the 711 Fifth Avenue Property with the same or an affiliated tenant (assuming the exercise of all expansion rights and all preferential rights to lease additional space), is expected to demise more than 30% of the rentable square footage or account for 20% or more of the total rental income. Additionally, any lease with any purchase option, with a 711 Fifth Avenue Borrower affiliate or entered into during an event of default will also be considered a Major Lease.

A “Tenant Rollover Sweep” will exist if any tenant under a Major Lease (i) terminates their lease, (ii) goes “dark” (other than (a) Ralph Lauren if it has an investment grade rating or (b) is guaranteed by an entity rated investment grade (as determined by S&P or Moody’s)), (iii) vacates or provides indication of their intent to vacate all or any portion of their leased space or (iv) fails to provide written notice of their intent to renew such lease on the date that is 36 months prior to its then current lease expiration date.

A “Tenant Rollover Sweep Cure” means, as applicable, (a) a tenant under a Major Lease renews its lease or enters into a new lease on substantially the same terms and conditions, is no longer “dark” or moves back into its space or revokes any prior notice of intent to vacate or (b) such space is relet in accordance with the terms of the 711 Fifth Avenue Whole Loan documents.

Lockbox / Cash Management. The 711 Fifth Avenue Whole Loan is structured with a hard lockbox and springing cash management. The 711 Fifth Avenue Borrower is required to direct all existing and future tenants of the 711 Fifth Avenue Property to directly deposit all rents into a clearing account controlled by the lender. Provided no 711 Fifth Avenue Trigger Period exists, the funds in the clearing account are required to be swept on a daily basis into a borrower operating account. During the continuance of a 711 Fifth Avenue Trigger Period (or an event of default at the lender’s election), the funds in the clearing account are required to be swept on a daily basis into a cash management account controlled by the lender and all amounts on deposit in the cash management account after payment of the monthly debt service, required reserves and budgeted operating expenses are required to be held as additional security for the 711 Fifth Avenue Whole Loan during the continuance of such 711 Fifth Avenue Trigger Period, except that if there exists no event of default and the only 711 Fifth Avenue Trigger Period then in existence is a Tenant Rollover Sweep and the applicable Tenant Rollover Sweep Equity Amount was deposited with the lender as required under the 711 Fifth Avenue Whole Loan documents, then all excess cash flow that would have been reserved is required to be released to the 711 Fifth Avenue Borrower.

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Annex A-3	JPMDB 2020-COR7

711 Fifth Avenue

A “711 Fifth Avenue Trigger Period” means each period that commences upon the first to occur of: (a) debt yield, determined as of the first day of any fiscal quarter, is less than 7.0%, until the occurrence of a DY Cure Event (and if financial reports are not delivered to the lender as and when required under the 711 Fifth Avenue Whole Loan documents, a 711 Fifth Avenue Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no 711 Fifth Avenue Trigger Period is ongoing); (b) there exists an event of default under any mezzanine loan until cured; (c) any major tenant leasing space that is rated investment grade is downgraded below investment grade (as determined by S&P or Moody’s), until the occurrence of a Downgraded Tenant Sweep Cure, and (d) any major tenant that (i) terminates its lease, (ii) “goes dark”, unless such applicable lease is and continues to be guaranteed by an entity rated investment grade (as determined by S&P or Moody’s), (iii) vacates or provides indication of its intent to vacate all of its leased space (or any portion thereof), or (iv) fails to provide written notice to the 711 Fifth Avenue Borrower of its intent to renew its applicable lease 36 months prior to its then current lease expiration date, until the occurrence of a Tenant Rollover Sweep Cure.

A “DY Cure Event” means (a) no event of default is continuing and (b) the achievement of a debt yield, determined as of the first day of each of two consecutive fiscal quarters thereafter, equal to or greater than 7.0% (which (i) after the 711 Fifth Avenue Lockout Period, debt yield test may be satisfied, at the 711 Fifth Avenue Borrower’s sole discretion, by either (x) making voluntary prepayments or (y) effectuating a partial defeasance, in amounts necessary to achieve the required debt yield or (ii) the debt yield test may be satisfied, at the 711 Fifth Avenue Borrower’s sole discretion, by depositing in a reserve account, as additional collateral, cash or a letter of credit in an amount that when subtracted from the principal indebtedness for purposes of calculating debt yield would result in a debt yield that equals or exceeds 7.0% (provided that the aggregate notional amount of all outstanding letters of credit delivered may at no time exceed 10.0% of the principal indebtedness).

Additionally, provided no event of default under the 711 Fifth Avenue Whole Loan is continuing, the 711 Fifth Avenue Borrower has the right at any time from and after the expiration of the 711 Fifth Avenue Lockout Period (a) solely to effect a DY Cure Event to partially defease (with no corresponding release of collateral) and (b) to totally defease, the 711 Fifth Avenue Whole Loan in the amount necessary to either cause the achievement of a DY Cure Event as determined by the lender in its reasonable discretion or defease the 711 Fifth Avenue Whole Loan in whole, subject to the satisfaction of certain conditions, including, among others, delivery of defeasance collateral in an amount sufficient to make all payments of interest and principal due under the defeased note until the first due date in the prepayment period, a REMIC opinion and a Rating Agency Confirmation.

Future Mezzanine or Subordinate Indebtedness Permitted. A 100% direct or indirect owner of the 711 Fifth Avenue Borrower or any existing mezzanine borrower is permitted one time during the term of the 711 Fifth Avenue Whole Loan to obtain a mezzanine loan from a lender meeting certain requirements under the 711 Fifth Avenue Whole Loan documents secured by a pledge of the equity interests in the 711 Fifth Avenue Borrower, provided that, among other conditions: (a) the mezzanine loan is in an amount not to exceed the lesser of (i) $35,000,000 and (ii) an amount that, when added to the 711 Fifth Avenue Whole Loan will result in (A) a combined loan to “as-is” appraised value ratio of the 711 Fifth Avenue Property of no more than 54.5%, (B) a combined debt service coverage ratio (based on the 711 Fifth Avenue Whole Loan and the proposed mezzanine loan) of greater than 2.80x and (C) the combined debt yield being equal to or greater than 8.98%; (b) the mezzanine loan is secured by an equity pledge encumbering direct and indirect ownership interests in the 711 Fifth Avenue Borrower (and not any collateral securing the 711 Fifth Avenue Whole Loan); (c) the mezzanine loan will be coterminous with the 711 Fifth Avenue Whole Loan; and (d) the mezzanine lender (i) is not an affiliate of the 711 Fifth Avenue Borrower and (ii) enters into an intercreditor agreement with the lender satisfactory in all respects to the lender in its reasonable discretion and any applicable rating agency. Additionally, such financing will be subject to receipt by the lender of Rating Agency Confirmations from the applicable rating agencies.

Partial Release. None.

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BX Industrial Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
		Title:	Various
		Property Type - Subtype:	Various
Original Principal Balance(1):	$37,400,000	Net Rentable Area (SF):	11,097,713
Cut-off Date Principal Balance(1):	$37,400,000	Location:	Various
% of Pool by IPB:	5.1%	Year Built / Renovated:	Various / Various
Loan Purpose:	Refinance	Occupancy:	87.3%
Borrowers(2):	Various	Occupancy Date:	3/31/2020
Loan Sponsor:	BREIT Industrial Holdings LLC	Number of Tenants:	130
Interest Rate(1)(3):	3.55000%	2017 NOI:	$43,221,019
Note Date:	5/13/2020	2018 NOI:	$42,169,941
Maturity Date:	10/9/2026	2019 NOI:	$48,315,634
Interest-only Period(1):	77 months	TTM NOI (as of 3/2020):	$50,958,160
Original Term(1):	77 months	UW Economic Occupancy(6):	85.1%
Original Amortization:	None	UW Revenues:	$68,219,859
Amortization Type:	Interest Only	UW Expenses:	$19,321,765
Call Protection(4):	Grtr1%orYM(70),O(7)	UW NOI(6):	$48,898,094
Lockbox / Cash Management:	Hard / Springing	UW NCF(6):	$45,568,781
Additional Debt(1)(5):	Yes	Appraised Value / Per SF(6)(7):	$960,750,000 / $87
Additional Debt Balance(1)(5):	$285,000,000 / $72,600,000 /	Appraisal Date(7):	Various
	$110,000,000 / $45,000,000 /
	$99,427,615
Additional Debt Type(1)(5):	Pari Passu Debt / B-Note / C-Notes
	/ D-Note / Floating Rate Debt

Escrows and Reserves(8)				Financial Information(1)(3)(6)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$34	$59
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$34	$59
Replacement Reserves:	$0	Springing	$19,975,883	Cut-off Date LTV:	39.6%	67.6%
TI/LC:	$4,048,428	Springing	$46,610,395	Maturity Date LTV:	39.6%	67.6%
Other:	$0	Springing	N/A	UW NCF DSCR:	3.57x	2.09x
				UW NOI Debt Yield:	12.8%	7.5%

(1)	The BX Industrial Portfolio Loan (as defined below) is part of a whole loan (the “BX Industrial Portfolio Whole Loan”) evidenced by 13 notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $649.4 million. The BX Industrial Portfolio Whole Loan is split between (i) a 17-month revolving floating rate loan with five, one-year extension options (the “BX Industrial Portfolio Floating Rate Loan”) with an aggregate Cut-off Date principal balance of approximately $99.4 million, and (ii) a 77-month fixed rate componentized loan (the “BX Industrial Portfolio Fixed Rate Loan”) comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio Senior Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $322.4 million evidenced by eight A-Notes, and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio Subordinate Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $227.6 million, evidenced by Note A-1-B, Note A-1-C-1 and Note A-1-C-2, and Note A-1-D, each of which is subordinate to all notes with a prior alphabetical designation. The BX Industrial Portfolio Senior Fixed Rate Loan is senior to the BX Industrial Portfolio Subordinate Fixed Rate Loan. The interest rate on the BX Industrial Portfolio Floating Rate Loan is LIBOR plus a spread of 1.45000%. The financial information presented in the table above under the Senior Notes reflects the BX Industrial Portfolio Senior Fixed Rate Loan and approximately $58.283 million of the Cut-off Date balance of the BX Industrial Portfolio Floating Rate Loan (which is assumed to pay pro rata with the BX Industrial Portfolio Senior Fixed Rate Loan). The Financial Information presented in the chart above under the Whole Loan reflects the Cut-off Date balance of the approximately $649.4 million BX Industrial Whole Loan. For purposes of the debt service coverage ratio calculations above and herein, LIBOR is assumed to be 0.50000%. See “The Loan” and “Current Mezzanine or Subordinate Indebtedness” herein.

(2)	Please see “The Borrowers” herein.

(3)	Interest Rate is reflective of the BX Industrial Portfolio Fixed Rate Loan interest rate. The applicable interest rate for the BX Industrial Portfolio Floating Rate Loan (as defined below) is LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%. For purposes of all calculations herein, LIBOR is assumed to be 0.50000%. Based on the LIBOR Cap of 4.00000%, the BX Industrial Portfolio Whole Loan NOI DSCR and NCF DSCR are 1.93x and 1.80x, respectively.

(4)	All voluntary prepayments are required to be allocated to the BX Industrial Portfolio Floating Rate Loan until repaid in full, and then to the BX Industrial Portfolio Fixed Rate Loan. The first $57.8 million of the BX Industrial Portfolio Floating Rate Loan may be prepaid without any yield maintenance premium or prepayment fee.

(5)	See “Current Mezzanine or Subordinate Indebtedness” herein.

(6)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated, and the BX Industrial Portfolio Whole Loan was underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

(7)	The Appraised Value is based on an aggregate “As-Is” value of the BX Industrial Properties (as defined below).

(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

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Sources and Uses. In November 2019, Blackstone Group acquired assets from three Global Logistics Properties’ (“GLP”) funds for a total purchase price of $18.7 billion. The overall acquisition encompasses approximately 179.0 million square feet of urban, infill logistics assets located across the United States. The acquisition of industrial assets from GLP (including properties that are part of the BX Industrial Portfolio) by certain Blackstone entities includes, among other things, the following (i) an acquisition purchase price of approximately $10.6 billion, (ii) total transaction closings costs of approximately $543.6 million and (iii) approximately $2.6 billion of sponsor equity. The BX Industrial Portfolio Whole Loan is a refinance of part of the existing debt used to finance the overall acquisition.

The Loan. The BX Industrial Portfolio mortgage loan (the “BX Industrial Portfolio Loan”) is part of a fixed and floating rate whole loan (the “BX Industrial Portfolio Whole Loan”) secured by the borrower’s fee simple or leasehold interests in 68 industrial properties totaling approximately 11.1 million square feet (the “BX Industrial Portfolio Property” or “BX Industrial Portfolio Properties”, and the portfolio comprised of all such properties, the “BX Industrial Portfolio”). The BX Industrial Portfolio Whole Loan is evidenced by 13 notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $649.4 million. The BX Industrial Portfolio Loan is evidenced by the fixed rate Note A-1-A-5 and Note A-1-A-8 with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $37.4 million. The BX Industrial Portfolio Whole Loan is split between (i) a 17-month floating rate loan with five, one-year extension options (the “BX Industrial Portfolio Floating Rate Loan”) with an aggregate Cut-off Date principal balance of approximately $99.4 million, and (ii) a 77-month fixed rate loan (the “BX Industrial Portfolio Fixed Rate Loan”) comprised of (A) a senior fixed rate loan (the “BX Industrial Portfolio Senior Fixed Rate Loan”), with an aggregate Cut-off Date principal balance of $322.4 million evidenced by eight A-Notes, including the BX Industrial Portfolio Loan, and (B) a subordinate fixed rate loan (the “BX Industrial Portfolio Subordinate Fixed Rate Loan”) consisting of a B-Note in the Cut-off Date principal balance of $72.6 million (the “BX Industrial Portfolio B-Note”), two C-Notes in the aggregate Cut-off Date principal balance of $110.0 million (the “BX Industrial Portfolio C-Notes”) and a D-Note in the Cut-off Date principal balance of $45.0 million (the “BX Industrial Portfolio D-Note”), with an aggregate Cut-off Date principal balance of $227.6 million. The BX Industrial Portfolio Fixed Rate Loan has a 77-month interest-only term and will accrue interest at a fixed rate of 3.55000%per annum. The BX Industrial Portfolio Floating Rate Loan has a 17-month interest-only term with five, one-year extension options and will accrue interest at a rate of one-month LIBOR (subject to a floor of 0.00000%) plus a spread of 1.45000%per annum. The BX Industrial Portfolio Whole Loan was primarily used to refinance existing debt secured by the BX Industrial Portfolio Properties, fund upfront reserves and pay closing costs.

The loan documents permit the borrower to prepay the BX Industrial Portfolio Floating Rate Loan and, subject to the satisfaction of certain conditions set forth in the loan agreement, subsequently re-borrow such amounts pursuant to a request for an additional advance (a “Revolving Advance”) from the holder of the BX Industrial Portfolio Floating Rate Loan up to the initial principal balance of the BX Industrial Portfolio Floating Rate Loan; provided that prepayments in connection with the following are considered permanent and may not be re-borrowed: (a) individual BX Industrial Portfolio Property releases, including both regular releases and releases upon an event of default, (b) mandatory prepayments and/or releases made in connection with casualty or condemnation, (c) prepayments to avoid a Trigger Period (as defined herein) caused by failure to satisfy a debt yield test, (d) a voluntary prepayment for which the borrower has elected that such prepayment will permanently reduce the available amount of the BX Industrial Portfolio Floating Rate Loan and (e) any prepayment made during the continuance of an event of default. In the event that the holder of the BX Industrial Portfolio Floating Rate Loan does not fund a Revolving Advance, the loan documents provide that the borrower may not reduce, discharge or release any obligations due on the BX Industrial Portfolio Fixed Rate Loan via offset of the disputed amount associated with the Revolving Advance.

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The relationship between the holders of the BX Industrial Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The BX Industrial Portfolio Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance (Fixed)	Cut-off Date Balance (Fixed)	Note Holder	Controlling Piece	Cut-off Date Balance (Floating)
A-1-A-1	$80,000,000	$80,000,000	Benchmark 2020-IG3	No(1)	A-2 $99,427,615 Floating Rate Loan Note Holder: Deutsche Bank AG, London Branch
A-1-A-5, A-1-A-8	37,400,000	37,400,000	JPMDB 2020-COR7	No
A-1-A-2, A-1-A-3, A-1-A-4, A-1-A-6, A-1-A-7	205,000,000	205,000,000	DBRI(2)	No
Senior Fixed Rate Notes	$322,400,000	$322,400,000
A-1-B	72,600,000	72,600,000	Benchmark 2020-IG3 (loan-specific certificates)	No(1)
A-1-C-1, A-1-C-2	110,000,000	110,000,000	Unaffiliated Third Party	No(1)
A-1-D	45,000,000	45,000,000	Unaffiliated Third Party	Yes(1)
Whole Loan(3)	$649,427,615	$649,427,615
(1)	The initial controlling note is the BX Industrial Portfolio Note A-1-D, so long as no control appraisal period with respect to the BX Industrial Portfolio Note A-1-D is continuing. If and for so long as a control appraisal period with respect to the BX Industrial Portfolio Note A-1-D has occurred and is continuing, then the controlling notes will be the BX Industrial Portfolio Note A-1-C-1 and the BX Industrial Portfolio Note A-1-C-2, so long as no control appraisal period with respect to the BX Industrial Portfolio Note A-1-C-1 and the BX Industrial Portfolio Note A-1-C-2 is continuing. If and for so long as a control appraisal period with respect to the BX Industrial Portfolio Note A-1-C-1 and the BX Industrial Portfolio Note A-1-C-2 has occurred and is continuing, then the controlling note will be the BX Industrial Portfolio Note A-1-B, so long as no control appraisal period with respect to the BX Industrial Portfolio Note A-1-B is continuing. If a control appraisal period with respect to the BX Industrial Portfolio Note A-1-B has occurred and is continuing, then the controlling note will be BX Industrial Portfolio Note A-1-A-1. The BX Industrial Portfolio Note A-1-B and the BX Industrial Portfolio Note A-1-A-1 have been included in the Benchmark 2020-IG3 securitization and, therefore, during the continuance of a control appraisal period with respect to the BX Industrial Portfolio Note A-1-C-1 and the BX Industrial Portfolio Note A-1-C-2, the related trust directing holder under the Benchmark 2020-IG3 pooling and servicing agreement is expected to exercise the rights of the controlling holder with respect to the BX Industrial Portfolio whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The BX Industrial Portfolio Whole Loan” in the Preliminary Prospectus.

(2)	Expected to be contributed to one or more future securitization transactions.

(3)	The Whole Loan amount represents the sum of the balances of the BX Industrial Portfolio Floating Rate Loan and the BX Industrial Portfolio Fixed Rate Loan.

The Borrowers. The borrowers, listed in Annex-A-1 to the Preliminary Prospectus, are each a single purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors in the organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the BX Industrial Portfolio Whole Loan.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is BREIT Industrial Holdings LLC, an affiliate of the Blackstone Group, L.P. The liability of the non-recourse carveout guarantor in the event of a bankruptcy action by or against the related borrowers or guarantor is limited to 10% of the then-outstanding principal balance of the BX Industrial Portfolio Whole Loan, plus the enforcement cost relating to such bankruptcy action. In addition, for so long as the borrower maintains the environmental insurance policy required under the loan agreement, the non-recourse carveout guarantor will have no liability under the related environmental indemnity agreement, and such guarantor’s liability relating to the borrowers’ failure to maintain or renew the environmental insurance policy is capped at the amount of coverage required for such policy.

The Blackstone Group, L.P. (NYSE: BX) is an investment firm with approximately $538 billion of assets under management as of March 31, 2020 across real estate funds, private equity funds, credit businesses and hedge fund solutions. Blackstone Group’s Real Estate group was founded in 1991 and has over $161 billion of real estate assets under management. The global team consists of over 550 Blackstone Real Estate professionals around the world, with both investments and employees in North America, Europe, Asia, and Latin America.

The Property. The BX Industrial Portfolio consists of 68 industrial properties totaling approximately 11.1 million square feet located throughout 11 states. The largest state concentrations are in Virginia (25.1% of total net rentable area, 28.7% of underwritten base rent) and Illinois (23.2% of total net rentable area, 22.8% of underwritten base rent), with no other state comprising more than 10.7% of the total net rentable area or more than 14.0% of the underwritten base rent. On a property level, no single BX Industrial Portfolio Property comprises more than 6.8% of the allocated loan amount and no more than 6.0% of the underwritten base rent. In addition, five of the BX Industrial Portfolio Properties are leased fee and account for 1.9% of the total allocated loan amount. These five properties are not included in square footage calculations and do not comprise any underwritten base rent.

COVID-19 Update. As of June 8, 2020, the BX Industrial Portfolio Properties have remained open. As of the March 31, 2020 underwritten rent rolls, the BX Industrial Portfolio Properties remain 87.3% occupied. For April and May of 2020, tenants representing approximately 96.5% and 93.8% of the net rentable area, respectively, have paid in rent in-full, with the borrower having collected approximately 97.9% and 90.3% of the underwritten base rent, respectively. The BX Industrial Portfolio Whole Loan is current through the June 9, 2020 payment date. As of June 9, 2020, the BX Industrial Portfolio Whole Loan is not subject to any modification or forbearance request.

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BX Industrial Portfolio

Historical and Current Occupancy
2017(1)	2018(1)	2019(1)	Current(2)
84.7%	89.4%	92.4%	87.3%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is the occupancy as of March 31, 2020.

Tenant Summary(1)(2)
Tenant	Property Name	Ratings (Fitch/Moody’s/S&P)(3)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration(4)
Amazon(5)	Various	A+ / A2 / AA-	695,780	6.3%	$4.31	6.1%	Various
DHL	Various	BBB+ / A3 / NR	659,600	5.9%	$4.71	6.3%	7/31/2021
Signify North America Corp	Mountain Top Distribution Center 2	NA / Baa3 / BBB-	400,000	3.6%	$4.48	3.6%	4/30/2022
National Distribution Centers, LLC	251 E Laraway Rd	NR / NR / NR	374,460	3.4%	$3.90	3.0%	6/30/2021
Del Monte Foods, Inc.	Rochelle 1	NR / Caa1 / CCC	312,750	2.8%	$3.09	2.0%	4/30/2021
Wayne/Scott Fetzer Company	Various	NR / NR / NR	308,880	2.8%	$2.15	1.3%	4/30/2023
Qualis Automotive, L.L.C.	1910 International	NR / NR / NR	300,000	2.7%	$3.75	2.3%	10/31/2022
Clarkwestern Dietrich Building Systems LLC	Rochelle 1	NR / NR / NR	266,825	2.4%	$3.63	2.0%	10/14/2028
Ford Motor Company	Shawnee Distribution Center 1	BB+ / Ba2 / BB+	223,200	2.0%	$4.06	1.8%	9/30/2023
Taylor Logistics, Inc.	9756 International	NR / NR / NR	192,000	1.7%	$3.69	1.4%	1/31/2024
Total / Wtd. Avg. Major Tenants			3,733,495	33.6%	$3.94	29.7%
Remaining Tenants			5,956,511	53.7%	$5.84	70.3%
Total / Wtd. Avg. Occupied			9,690,006	87.3%	$5.11	100.0%
Vacant Space			1,407,707	12.7%
Total			11,097,713	100.0%

(1)	Based on the underwritten rent roll as of March 31, 2020.

(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any underwritten base rent.

(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(4)	There are no termination options associated with the leases of the top 10 tenants at the BX Industrial Portfolio.

(5)	Amazon occupies (i) 475,104 square feet at the 401 E Laraway Rd property with a lease expiration date of July 31, 2025, (ii) 93,048 square feet at the Romeoville Bldg 1 with a lease expiration date of July 31, 2029, (iii) 75,980 square feet at the Diamond Hill 2 property with a lease expiration date of September 30, 2026 and (iv) 51,648 square feet at the 6105 Trenton Ln property with a lease expiration date of May 31, 2025.

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Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	1,407,707	12.7%	NAP	NAP	1,407,707	12.7%	NAP	NAP
MTM & 2020	22	955,206	8.6%	$5,038,097	10.2%	2,362,913	21.3%	$5,038,097	10.2%
2021	28	2,232,795	20.1%	$10,146,476	20.5%	4,595,708	41.4%	$15,184,573	30.7%
2022	29	1,688,748	15.2%	$8,805,626	17.8%	6,284,456	56.6%	$23,990,199	48.5%
2023	22	1,649,237	14.9%	$8,286,303	16.7%	7,933,693	71.5%	$32,276,503	65.2%
2024	18	846,761	7.6%	$3,851,983	7.8%	8,780,454	79.1%	$36,128,486	73.0%
2025	10	758,426	6.8%	$3,582,462	7.2%	9,538,880	86.0%	$39,710,948	80.3%
2026	6	275,895	2.5%	$1,484,009	3.0%	9,814,775	88.4%	$41,194,957	83.3%
2027	9	355,367	3.2%	$1,720,296	3.5%	10,170,142	91.6%	$42,915,253	86.7%
2028	11	783,933	7.1%	$5,669,869	11.5%	10,954,075	98.7%	$48,585,122	98.2%
2029	1	93,048	0.8%	$465,240	0.9%	11,047,123	99.5%	$49,050,362	99.1%
2030 & Thereafter	3	50,590	0.5%	$427,447	0.9%	11,097,713	100.0%	$49,477,809	100.0%
Total	159	11,097,713	100.0%	$49,477,809	100.0%
(1)	Based on the underwritten rent roll as of March 31, 2020.

(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any underwritten base rent.

(3)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

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Portfolio Summary – Top 20(1)(2)
Property Name	City, State	Property Sub-Type	Year Built / Renovated	Square Feet	Clear Height	Occupancy	% of Allocated Loan Amount	% of Total Base Rent
Bridgewater Center 1(3)	Bridgewater, NJ	Warehouse/Storage	1951 / 1994	437,117	29	0.5%	6.8%	0.1%
401 E Laraway Rd	Joliet, IL	Warehouse/Distribution	2005 / NAP	475,104	30	100.0%	4.4%	3.7%
Rochelle 1	Rochelle, IL	Warehouse/Distribution	2005 / NAP	579,575	32	100.0%	3.6%	3.9%
350A Salem Church Rd	Mechanicsburg, PA	Warehouse/Distribution	1990 / NAP	405,100	28	100.0%	3.5%	4.0%
Romeoville Bldg 1	Romeoville, IL	Warehouse/Distribution	2016 / NAP	199,924	32	100.0%	3.2%	2.0%
251 E Laraway Rd	Joliet, IL	Warehouse/Distribution	2005 / NAP	374,460	30	100.0%	3.1%	3.0%
7940 Kentucky	Florence, KY	Flex	1992 / NAP	128,077	18	94.7%	3.0%	6.0%
Mountain Top Distribution Center 2	Mountain Top, PA	Warehouse/Distribution	1992 / NAP	400,000	29	100.0%	2.5%	3.6%
Enterprise Parkway	Hampton, VA	Flex	1996 / NAP	402,652	49	76.6%	2.5%	2.2%
Cavalier I	Chesapeake, VA	Warehouse/Distribution	1969 / NAP	300,117	28	77.0%	2.4%	2.6%
1910 International	Hebron, KY	Warehouse/Distribution	1990 / 2004	300,000	24	100.0%	2.2%	2.3%
Glen Dale	Glen Dale, MD	Warehouse/Distribution	1968 / NAP	314,590	21	53.5%	2.0%	1.4%
Romeoville Bldg 2	Romeoville, IL	Warehouse/Distribution	2016 / NAP	199,924	32	30.9%	2.0%	0.8%
Enterprise Distribution Center 1	Independence, KY	Warehouse/Distribution	2005 / NAP	275,000	28	100.0%	1.8%	2.0%
2270 Woodale	Mounds View, MN	Warehouse	1990 / NAP	144,783	22	100.0%	1.8%	2.0%
2950 Lexington Ave South	Eagan, MN	Warehouse/Storage	1979 / NAP	184,545	24	100.0%	1.8%	1.8%
Rivers Bend Center 1B	Chester, VA	Warehouse/Distribution	1998 / NAP	170,800	24	100.0%	1.8%	1.8%
DFW Logistics Center (Bldg 4)	Dallas, TX	Warehouse/Distribution	2018 / NAP	144,000	28	100.0%	1.7%	1.8%
Rivers Bend Center 1C	Chester, VA	Flex	2001 / NAP	158,400	24	100.0%	1.7%	2.5%
Territorial	Bolingbrook, IL	Manufacturing	2001 / NAP	125,448	24	100.0%	1.6%	2.1%
Subtotal				5,719,616			53.4%	49.4%
Remaining Properties				5,378,097			46.6%	50.6%
Total				11,097,713			100.0%	100.0%
(1)	Based on the underwritten rent roll as of March 31, 2020.

(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any underwritten base rent. The leased fee properties account for 1.9% of the total allocated loan amount.

(3)	The largest tenant at Bridgewater Center 1 property, Baker & Taylor (410,350 square feet) recently vacated in March 2020. On April 28, 2020, the borrower sponsor executed a 6-month lease with Salson Logistics to occupy 349,054 square feet at a monthly base rent of $289,424 and a lease expiration date of October 31, 2020. The Salson Logistics base rent is not included in the lender’s underwriting.

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Property Sub-Type Summary(1)(2)
Property Sub-Type	# of Properties	Square Feet	% of Total	In-Place Occupancy	Allocated Loan Amount	% of Total	Base Rent	% of Total
Warehouse/Distribution	40	8,235,571	74.2%	91.0%	$423,977,413	65.3%	$32,470,428	65.6%
Flex	12	1,344,906	12.1%	90.9%	$95,202,976	14.7%	$10,102,835	20.4%
Warehouse/Storage	3	723,662	6.5%	39.9%	$55,620,377	8.6%	$1,546,381	3.1%
Manufacturing	4	428,799	3.9%	93.7%	$31,666,080	4.9%	$2,910,094	5.9%
Warehouse	2	264,783	2.4%	88.5%	$21,702,184	3.3%	$1,936,291	3.9%
Suburban	1	61,488	0.6%	12.6%	$5,459,669	0.8%	$124,430	0.3%
R&D/Flex	1	38,504	0.3%	100.0%	$3,344,047	0.5%	$387,350	0.8%
Leased Fee	5	NAP	0.0%	0.0%	$12,454,870	1.9%	$0	0.0%
Total	68	11,097,713	100.0%	87.3%	$649,427,615	100.0%	$49,477,809	100.0%
(1)	Based on the underwritten rent roll as of March 31, 2020.

(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any underwritten base rent. The leased fee properties account for 1.9% of the total allocated loan amount.

The BX Industrial Portfolio Properties are located throughout 11 states which include the following top five states by square feet, Virginia (25.1% of net rentable area; 28.7% of underwritten base rent), Illinois (23.2% of net rentable area; 22.8% of underwritten base rent), Kentucky (10.7% of net rentable area; 14.0% of underwritten base rent), Ohio (10.6% of net rentable area; 5.5% of underwritten base rent) and Pennsylvania (9.5% of net rentable area; 9.9% of underwritten base rent).

Geographic Summary(1)(2)
State	# of Properties	Square Feet	% of Total	In-Place Occupancy	Allocated Loan Amount	% of Total	Base Rent	% of Total
VA	19	2,783,855	25.1%	88.6%	$162,083,920	25.0%	$14,178,600	28.7%
IL	14	2,579,841	23.2%	93.6%	$158,603,381	24.4%	$11,279,283	22.8%
KY	8	1,187,058	10.7%	99.4%	$67,870,509	10.5%	$6,921,518	14.0%
OH	6	1,174,650	10.6%	78.0%	$37,603,470	5.8%	$2,743,658	5.5%
PA	4	1,059,600	9.5%	100.0%	$53,914,230	8.3%	$4,898,077	9.9%
MN	7	735,645	6.6%	93.4%	$51,457,379	7.9%	$4,015,681	8.1%
NJ	3	659,117	5.9%	29.4%	$54,187,214	8.3%	$1,614,361	3.3%
TX	4	380,157	3.4%	100.0%	$38,490,666	5.9%	$2,212,521	4.5%
MD	1	314,590	2.8%	53.5%	$13,103,205	2.0%	$707,917	1.4%
KS	1	223,200	2.0%	100.0%	$9,622,666	1.5%	$906,192	1.8%
CA	1	NAP	0.0%	0.0%	$2,490,974	0.4%	$0	0.0%
Total	68	11,097,713	100.0%	87.3%	$649,427,615	100.0%	$49,477,809	100.0%
(1)	Based on the underwritten rent roll as of March 31, 2020.

(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any underwritten base rent. The leased fee properties account for 1.9% of the total allocated loan amount.

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Market Summary(1)(2)
Market	# of Properties	Square Feet	% of Total	Allocated Loan Amount	% of Total	Base Rent	Occupancy	Market Rent PSF(2)	Market Vacancy(2)
South Virginia	19	2,783,855	25.1%	$162,083,920	25.0%	$14,178,600	88.6%	$7.42	3.6%
Chicago	14	2,579,841	23.2%	$158,603,381	24.4%	$11,279,283	93.6%	$7.37	6.1%
Cincinnati	14	2,361,708	21.3%	$105,473,979	16.2%	$9,665,176	88.8%	$5.32	5.2%
Northern NJ	3	659,117	5.9%	$54,187,214	8.3%	$1,614,361	29.4%	$10.12	4.1%
Eastern / Central PA	4	1,059,600	9.5%	$53,914,230	8.3%	$4,898,077	100.0%	$5.78	8.0%
Minneapolis	7	735,645	6.6%	$51,457,379	7.9%	$4,015,681	93.4%	$6.98	3.4%
Dallas/Fort Worth	4	380,157	3.4%	$38,490,666	5.9%	$2,212,521	100.0%	$6.77	6.3%
Washington DC	1	314,590	2.8%	$13,103,205	2.0%	$707,917	53.5%	$12.05	6.1%
Kansas City	1	223,200	2.0%	$9,622,666	1.5%	$906,192	100.0%	$5.43	4.9%
Bay Area	1	NAP	NAP	$2,490,974	0.4%	$0	NAP	NAP	NAP
Total	68	11,097,713	100.0%	$649,427,615	100.00	$49,477,809	87.3%	$7.01	5.2%
(1)	Based on the underwritten rent roll as of March 31, 2020.

(2)	The BX Industrial Portfolio includes five leased fee properties that are not included in square footage calculations and do not comprise any underwritten base rent. The leased fee properties account for 1.9% of the total allocated loan amount. The Bay Area Market includes the 273 Industrial Way property which is a leased fee property with no attributable rent or square feet.

Top 20 Properties - Submarket Analysis(1)
Property Name	Allocated Loan Amount	% of Total	Base Rent	% of Total	Market(2)	Submarket(2)	Submarket Rent PSF(2)	Submarket Vacancy(2)
Bridgewater Center 1	$44,155,072	6.8%	$28,567	0.1%	Northern NJ	Central New Jersey Warehouse/Distribution	$7.28	1.9%
401 E Laraway Rd	$28,867,999	4.4%	$1,824,886	7.5%	Chicago	Interstate 80 Corridor	$3.85	10.0%
Rochelle 1	$23,613,068	3.6%	$1,934,972	7.9%	Chicago	Interstate 39 Corridor	$3.08	4.9%
350A Salem Church Rd	$22,521,134	3.5%	$1,972,837	8.1%	Eastern / Central PA	I-81/I-78 Corridor	$4.82	6.8%
Romeoville Bldg 1	$20,542,004	3.2%	$985,726	4.0%	Chicago	Interstate 55	$4.72	9.7%
251 E Laraway Rd	$19,859,546	3.1%	$1,460,394	6.0%	Chicago	Interstate 80 Corridor	$3.85	10.0%
7940 Kentucky	$19,791,300	3.0%	$2,951,805	12.1%	Cincinnati	Florence/Richwood Industrial	$4.02	1.3%
Mountain Top Distribution Center 2	$16,447,253	2.5%	$1,792,000	7.3%	Eastern / Central PA	Mountain Top	$4.95	4.2%
Enterprise Parkway	$15,969,532	2.5%	$1,077,433	4.4%	South Virginia	Copeland	$6.64	1.9%
Cavalier I	$15,764,794	2.4%	$1,272,656	5.2%	South Virginia	Cavalier	$7.51	4.7%
1910 International	$14,195,139	2.2%	$1,125,000	4.6%	Cincinnati	Airport Industrial	$4.51	3.9%
Glen Dale	$13,103,205	2.0%	$707,917	2.9%	Washington DC	Suburban Maryland Industrial	$8.30	8.8%
Romeoville Bldg 2	$12,898,468	2.0%	$396,043	1.6%	Chicago	Interstate 55	$4.72	9.7%
Enterprise Distribution Center 1	$11,943,026	1.8%	$975,150	4.0%	Cincinnati	Florence/Richwood Industrial	$4.02	1.3%
2270 Woodale	$11,670,042	1.8%	$987,996	4.0%	Minneapolis	North Central	$6.69	4.2%
2950 Lexington Ave South	$11,465,305	1.8%	$880,314	3.6%	Minneapolis	South Central	$5.24	4.9%
Rivers Bend Center 1B	$11,397,059	1.8%	$890,195	3.6%	South Virginia	Southeast Richmond	$5.18	3.6%
DFW Logistics Center (Bldg 4)	$11,192,321	1.7%	$885,773	3.6%	Dallas/Fort Worth	DFW Airport Industrial	$4.63	4.4%
Rivers Bend Center 1C	$10,782,846	1.7%	$1,253,768	5.1%	South Virginia	Southeast Richmond	$5.18	3.6%
Territorial	$10,578,108	1.6%	$1,041,051	4.3%	Chicago	Interstate 55	$4.72	9.7%
Total	$346,757,221	53.4%	$24,444,483	100.0%
(1)	Based on the underwritten rent roll as of March 31, 2020.

(2)	Source: Appraisal.

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BX Industrial Portfolio

Operating History and Underwritten Net Cash Flow(1)
	2017	2018	2019	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent	$43,755,073	$43,647,125	$50,879,764	$51,531,584	$49,477,809	$4.46	61.8%
Contractual Rent Steps	0	0	0	0	1,340,873	0.12	1.7
Value of Vacant Space	0	0	0	0	11,899,234	1.07	14.9
Gross Potential Rent	$43,755,073	$43,647,125	$50,879,764	$51,531,584	$62,717,915	$5.65	78.3%
Total Reimbursement Revenue	14,024,977	14,425,751	16,951,400	16,820,366	17,301,645	1.56	21.6
Other Income	1,961,648	2,043,742	309,016	330,389	99,533	0.01	0.1
Net Rental Income	59,741,698	60,116,618	68,140,180	68,682,339	80,119,093	$7.22	100.0%
Less: Bad Debt/Abatements	(834,770)	(1,307,105)	(1,377,111)	(635,171)	0	0.00	0.0
Less: Vacancy	0	0	0	0	(11,899,234)	(1.07)	(14.9)
Effective Gross Income	$58,906,928	$58,809,513	$66,763,069	$68,047,168	$68,219,859	$6.15	85.1%
Real Estate Taxes	8,152,906	8,193,458	8,932,002	8,705,953	10,366,547	0.93	15.2
Insurance	656,152	636,196	668,401	665,525	611,507	0.06	0.9
Management Fees	807,687	813,304	1,679,835	789,265	907,868	0.08	1.3
Total Other Expenses	6,069,165	6,996,614	7,167,196	6,928,265	7,435,842	0.67	10.9
Total Operating Expenses	15,685,910	16,639,572	18,447,435	17,089,007	19,321,765	1.74	28.3
Net Operating Income	$43,221,019	$42,169,941	$48,315,634	$50,958,160	$48,898,094	$4.41	71.7%
TI/LC	0	0	0	0	2,219,543	0.20	3.3
Capital Expenditures	0	0	0	0	1,109,771	0.10	1.6
Net Cash Flow	$43,221,019	$42,169,941	$48,315,634	$50,958,160	$45,568,781	$4.11	66.8%
(1)	Underwritten Base Rent is based on the underwritten rent roll as of March 31, 2020. For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.

(2)	TTM represents the trailing 12 month period ending March 31, 2020.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The BX Industrial Portfolio Property is managed by Link Industrial Management LLC, an affiliate of the borrowers, and sub-managed by third party sub-managers.

Escrows and Reserves.  At loan origination, the borrowers deposited approximately $4,048,428 into a rollover reserve account for existing tenant improvements and leasing costs.

Tax Reserve – On each payment date during the continuance of a Trigger Period, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes payable during the next 12 months.

Insurance Reserve – On each payment date during the continuance of a Trigger Period, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated annual insurance premiums.

Replacement Reserve – On each payment date during the continuance of a Trigger Period, the borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to $0.15 per square foot for replacement reserves, subject to a cap of twelve times the monthly deposit amount.

Rollover Reserves – On each payment date during the continuance of a Trigger Period, the borrowers are required to deposit $0.35 per square foot into a rollover reserve for tenant improvements and leasing commissions, subject to a cap of twelve times the monthly deposit amount.

Ground Rent Reserves – On each payment date during the continuance of a Trigger Period, the borrowers are required to deposit the applicable ground rent amount required under the ground leases into a ground rent reserve.

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BX Industrial Portfolio

Lockbox / Cash Management.   The BX Industrial Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be deposited directly into a lender approved lockbox account. All funds received by such borrowers or the manager are required to be deposited in a lockbox account within two business days following receipt. During the continuance of a Trigger Period (as defined below), all funds on deposit in the lockbox account are required to be swept not less than twice per week into a lender-controlled cash management account and applied on each payment date and disbursed in accordance with the loan agreement. During the continuance of a Trigger Period, all funds remaining in the cash management account after payment of debt service, reserves, budgeted operating expenses and lender-approved extraordinary expenses are required to be held in a cash collateral reserve as additional security for the BX Industrial Portfolio Whole Loan, provided that amounts in such reserve may be used, at the borrower’s request, to pay operating expenses, emergency repairs or life/safety items, capital expenditures, expenses and shortfalls relating to restoration after a casualty or condemnation, debt service, the purchase of interest rate cap agreements, voluntary prepayments, reserve account shortfalls, approved leasing expenses, fees and costs associated with the loan documents, including the cost of extending any environmental policy, leasing preparation costs not to exceed $25 per square foot or $1,500,000 in the aggregate, legal audit and accounting costs not in excess of $250,000, pre-approved alterations, ground rents, condominium charges, distributions of up to $250,000 per annum to redeem any preferred shareholders of any REIT in the ownership structure of borrowers or to pay distributions necessary to satisfy REIT qualifications and avoid entity taxes, and such other amounts as are reasonably approved by the lender. Provided no Trigger Period is continuing, funds on deposit in the lockbox accounts will be disbursed to the borrowers’ operating account.

Provided that no event of default is continuing, the borrowers have the right to provide a guaranty from the non-recourse carveout guarantor or from BREIT Operating Partnership L.P. in lieu of depositing excess cash flow into the cash collateral reserve, or in replacement of funds previously deposited into the cash collateral reserve, provided that the amount outstanding under such guaranty may not exceed 15% of the outstanding principal balance of the BX Industrial Portfolio Whole Loan.

A “Trigger Period” means a period commencing upon the occurrence of: (i) an event of default under the BX Industrial Portfolio Whole Loan or (ii) a Low Debt Yield Period (as defined below).

A Trigger Period may be cured (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, and (b) with respect to clause (ii) above, the Low Debt Yield Period has been cured as set forth below.

A “Low Debt Yield Period” will commence upon (i) the debt yield of the BX Industrial Portfolio Whole Loan being less than 6.50% as of the last day of any calendar quarter during the period up to and including November 9, 2022 and (ii) the debt yield of the BX Industrial Portfolio Whole Loan being less than 6.75% as of the last day of two consecutive calendar quarters at any time thereafter (collectively, the “Debt Yield Threshold”), and will end if (i) the BX Industrial Portfolio exceeds the applicable Debt Yield Threshold for two consecutive quarters or (ii) the borrowers make a prepayment such that the debt yield is at least equal to the Debt Yield Threshold in accordance with the terms of the loan agreement.

Current Mezzanine or Subordinate Indebtedness. The BX Industrial Portfolio Subordinate Fixed Rate Loan is comprised of (i) the BX Industrial Portfolio B-Note in the amount of $72.6 million, the BX Industrial Portfolio C-Notes in the amount of $110.0 million and the BX Industrial Portfolio D-Note in the amount of $45.0 million. The BX Industrial Portfolio B-Note will accrue interest at a fixed rate of 3.55000% and has been contributed to the Benchmark 2020-IG3 securitization, in which it supports a series of loan specific certificates. The BX Industrial Portfolio C-Notes will accrue interest at a fixed rate of 3.55000% and were sold to an unaffiliated third party investor. The BX Industrial Portfolio D-Note will accrue interest at a fixed rate of 3.55000% and was sold to an unaffiliated third party investor.

Future Mezzanine or Subordinate Indebtedness Permitted.None.

Partial Release. The borrowers are permitted to prepay a portion of the BX Industrial Portfolio Floating Rate Loan in an aggregate amount not to exceed $57,800,000 at any time without a spread maintenance payment. Any voluntary prepayment, including in connection with a partial release, will first be allocated to the BX Industrial Portfolio Floating Rate Loan until it is prepaid in full and then to the BX Industrial Portfolio Fixed Rate Loan.

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The borrowers may obtain the release of an individual property upon, among other terms and conditions outlined in the loan documents, (i) prepayment by the borrowers of the Adjusted Release Amount (as defined below) for the individual property to be released, (ii) no event of default is continuing; (iii) the debt yield with respect to the remaining properties following the release must be equal to or greater than the greater of (1) 7.5% and (2) the lesser of (a) the debt yield immediately prior to such release and (b) 8.5%, and (iv) satisfaction of REMIC related conditions. Any such prepayment allocable to the BX Industrial Portfolio Floating Rate Loan prior to October 9, 2020, will require a spread maintenance premium equal to the product of (x) 1.450%, (y) the amount prepaid and (z) a fraction, the numerator of which is the number of days from the date of prepayment to and including October 9, 2020, and the denominator of which is 360. Any such prepayment allocable to the BX Industrial Portfolio Fixed Rate Loan prior to March 9, 2026 will require a yield maintenance premium in an amount equal to the greater of (a) 1.00% of the amount prepaid and (b) a yield maintenance premium. In the event that there is an undrawn Revolving Advance on the BX Industrial Portfolio Floating Rate Loan that is available for borrowing at the time of the partial release, the borrower may, in lieu of paying the Adjusted Release Amount, cause the available amount of such undrawn Revolving Advance to be reduced by an amount equal to the Adjusted Release Amount; provided that the borrower has paid any spread maintenance payment then due. In addition, the borrowers are permitted to obtain the release of an individual BX Industrial Portfolio Property in order to (a) cure an event of default relating to such property or (b) for a ground leased BX Industrial Portfolio Property, cure an event of default relating to a default under such a ground lease. In each instance, satisfaction of the debt yield requirement above is not required to obtain such a release, and such a release will not trigger any prepayment or yield maintenance premiums. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

“Adjusted Release Amount” means for any individual BX Industrial Portfolio Property to be released, the sum of (a) the Amortized Release Amount for such property and (b) the applicable Release Price Premium for such property.

“Amortized Release Amount” means, for any individual BX Industrial Portfolio Property, the original allocated loan amount for such property, as such amount may be reduced by certain prepayments permitted under the loan documents.

“Release Price Premium” means, for each individual BX Industrial Portfolio Property, an amount equal to (a) 5% of the Amortized Release Amount for the applicable property until 30% of the original principal balance of the BX Industrial Portfolio Whole Loan has been prepaid in accordance with the loan documents and (b) thereafter, 10% of the Amortized Release Amount for the applicable property.

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Whitehall III & V

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Whitehall III & V

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCM	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$36,500,000	Title:	Fee
Cut-off Date Principal Balance:	$36,175,532	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	5.0%	Net Rentable Area (SF):	295,893
Loan Purpose:	Refinance	Location:	Charlotte, NC
Borrower:	WH 3 & 5, LLC	Year Built / Renovated:	2006-2007 / N/A
Loan Sponsor:	Riprand Count Arco	Occupancy:	95.6%
Interest Rate:	3.69300%	Occupancy Date:	4/30/2020
Note Date:	11/25/2019	Number of Tenants:	19
Maturity Date:	12/6/2029	2017 NOI:	$2,799,392
Interest-only Period:	None	2018 NOI:	$2,141,744
Original Term:	120 months	2019 NOI:	$2,537,925
Original Amortization:	360 months	TTM NOI (as of 3/2020)(1):	$2,906,116
Amortization Type:	Balloon	UW Economic Occupancy(2):	90.0%
Call Protection:	L(30),Def(86),O(4)	UW Revenues:	$6,288,405
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$2,384,341
Additional Debt:	N/A	UW NOI(1)(2):	$3,904,063
Additional Debt Balance:	N/A	UW NCF(2):	$3,401,045
Additional Debt Type:	N/A	Appraised Value / Per SF(2):	$56,900,000 / $192
		Appraisal Date:	10/24/2019

Escrows and Reserves(3)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$122
Taxes:	$44,614	$44,614	N/A	Maturity Date Loan / SF:	$97
Insurance:	$14,411	$3,603	N/A	Cut-off Date LTV:	63.6%
Replacement Reserves:	$0	$4,932	N/A	Maturity Date LTV:	50.4%
TI/LC:	$1,345,891	$36,987	$1,000,000	UW NCF DSCR:	1.69x
Other:	$364,904	$0	N/A	UW NOI Debt Yield:	10.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$36,500,000	100.0%	Payoff Existing Debt	$33,371,949	91.4%
			Upfront Reserves	1,769,820	4.8%
			Closing Costs	849,149	2.3%
			Return of Equity	509,082	1.4%
Total Sources	$36,500,000	100.0%	Total Uses	$36,500,000	100.0%

(1)	The increase from TTM NOI to UW NOI is primarily attributable to (i) the GSA – ATF’s rent commencement in June 2020 (approximately $754,668 of annual rent), (ii) approximately $133,779 of average rent over the loan term for investment grade tenants and (iii) approximately $126,773 of contractual rent steps through February 2021.

(2)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Whitehall III & V Loan (as defined below) was underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Whitehall III & V mortgage loan (the “Whitehall III & V Loan”) has an outstanding principal balance as of the Cut-off Date of approximately $36.2 million and is secured by a first priority mortgage lien on the borrower’s fee interest in two office buildings totaling 295,893 square feet of net rentable area (the “Whitehall III & V Properties”) located in Charlotte, North Carolina. The Whitehall III & V Loan has a 10-year term and amortizes on a 30-year schedule. The most recent prior financing of the Whitehall III & V Properties was securitized in LNCR 2019-CRE2 and LNCR 2019-CRE3.

The Borrower. The borrowing entity is WH 3 & 5, LLC, a Delaware limited liability company and special purpose entity structured to be bankruptcy remote with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Whitehall III & V Loan.

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Whitehall III & V

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Riprand Count Arco (“Count Arco”). Count Arco is the founder and serves as Chairman of the Board for American Asset Corporation (“AAC”). Founded in 1986, AAC is focused on the acquisition and development of real estate projects in emerging southeastern United States markets. Since 1986, AAC has been involved in over 8.0 million square feet of real estate projects, including development of over 6.0 million square feet.

The Properties. The Whitehall III & V Properties are comprised of two buildings: Whitehall Corporate Center III (“Whitehall III”), a six-story, multi-tenant, 178,803 square foot office building, and Whitehall Corporate Center V (“Whitehall V”), a five-story, multi-tenant, 117,090 square foot office building, with an aggregate total of 295,893 square feet located in Charlotte, North Carolina. The Whitehall III & V Properties are located within the larger 700-acre Whitehall master planned community, which includes a technology park, a corporate center, a retail district, several residential communities and a nature preserve. The loan sponsor owns additional office buildings in the community.

The Whitehall III & V Properties were built by the loan sponsor between 2006 and 2007 at a reported total cost of approximately $38.7 million ($131 per square foot). The Whitehall III & V Properties also includes 1,084 surface parking spaces (3.7 per 1,000 square feet), an on-site fitness center exclusive to the tenants with personal trainers and group classes, 24-hour on-site security, an on-site car wash and detail center and on-site conference facilities seating 35-40 individuals with complimentary WiFi, projector/ATV systems and conference call capabilities. As of the April 30, 2020 underwritten rent roll, the Whitehall III & V Properties were 95.6% leased to 19 tenants over 21 leases at a weighted average underwritten base rent equal to $23.26 per square foot.

The largest tenant at the Whitehall III & V Properties is the Charlotte Mecklenburg Hospital Authority (“Atrium Health”) (76,827 square feet; 26.0% of net rentable area; 23.9% of underwritten base rent). Atrium Health, formerly Carolinas HealthCare System, is a healthcare organization with more than 40 hospitals and 900 care locations ranging from doctors’ offices to behavioral health centers to nursing homes. Atrium Health has been a tenant at the Whitehall III property since 2013 and has a lease expiration date of June 30, 2021 with one, five-year renewal option and no termination options. Atrium Health originally leased 63,287 square feet and subsequently expanded by 13,540 square feet in 2016. Atrium Health currently pays base rent equal to $20.50 per square foot.

The second largest tenant at the Whitehall III & V Properties is Novant Health, Inc. (“Novant Health”) (33,215 square feet; 11.2% of net rentable area; 13.1% of underwritten base rent; rated A1/AA-/AA- by Moody’s/Fitch/S&P). Novant Health is a four-state integrated network of physician clinics, outpatient centers and hospitals consisting of more than 1,600 physicians and 29,000 employees at more than 640 locations, including 15 medical centers and hundreds of outpatient facilities and physician clinics. Novant Health has been a tenant at the Whitehall V property since 2017 and operates pursuant to two separate leases with staggered lease expirations in June 2025 (23,654 square feet) and November 2026 (9,561 square feet). The larger Novant Health suite currently pays base rent equal to $25.45 per square foot, has no termination options and has one, three-year renewal option remaining. The 2019 expansion suite currently pays underwritten base rent equal to $27.33 per square foot, has no termination options and has two, three-year renewal options remaining.

The third largest tenant at the Whitehall III & V Properties is GSA – ATF (“ATF”) (30,371 square feet; 10.3% of net rentable area; 12.1% of underwritten base rent; rated Aaa/AAA/AA+ by Moody’s/Fitch/S&P). ATF is a law enforcement agency in the United States’ Department of Justice focused on violent criminals, criminal organizations, the illegal use and trafficking of firearms, the illegal use and storage of explosives, acts of arson and bombings, acts of terrorism, and the illegal diversion of alcohol and tobacco products. The ATF recently took occupancy at Whitehall III & V Properties in February 2020 and has a lease expiration of February 2030 with one, five-year renewal option and no termination options. The ATF currently pays base rent equal to $26.12 per square foot.

COVID-19 Update. As of June 1, 2020, the Whitehall III & V Properties are open; however, most, if not all, office tenants are working remotely. As of the April 30, 2020 underwritten rent roll, the Whitehall III & V Properties remained 95.6% occupied. For April and May and 2020, tenants representing 100.0% of net rentable area have paid rent in-full with the loan sponsor having collected 100.0% of underwritten base rent. The Whitehall III & V Loan is current through the June 6, 2020 payment date. As of June 1, 2020, the Whitehall III & V Loan is not subject to any modification or forbearance request.

The Market. The Whitehall III & V Properties are located within the Airport submarket within the overall Charlotte office market. According to a market report, as of June 8, 2020, the overall Charlotte office market contained a total inventory of approximately 120.3 million square feet with an overall market vacancy rate of 7.6% and average asking rents of approximately $29.57 per square foot. As of June 8, 2020, the Airport office submarket contained a total inventory of approximately 14.1 million square feet with an overall market vacancy rate of 11.3% and average asking rents of approximately $26.80 per square foot. The appraisal for the Whitehall III & V Properties included eight rent comparables. The rent comparables ranged from $22.68 to $27.00 per square foot with a weighted average of approximately $23.81 per square foot.

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Whitehall III & V

Historical and Current Occupancy(1)
2016	2017	2018(2)	Current(2)(3)
79.5%	95.3%	81.9%	95.6%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The increase in Occupancy from 2018 to Current is primarily attributable to approximately 66,279 square feet of expansion and new leasing since July 2019.

(3)	Current Occupancy is as of the underwritten rent roll dated April 30, 2020.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(2)	% of Total Base Rent(2)	Lease Expiration Date
Charlotte Mecklenburg Hospital Authority(3)	NR / NR / NR	76,827	26.0%	$20.50	23.9%	6/30/2021
Novant Health, Inc.(3)	A1 / AA- / AA-	33,215	11.2%	$25.99	13.1%	Various(4)
GSA – ATF(3)	Aaa / AAA / AA+	30,371	10.3%	$26.12	12.1%	2/9/2030
GSA – MEPCOM(5)	Aaa / AAA / AA+	24,632	8.3%	$25.45	9.5%	1/15/2033
The Haskell Company(3)	NR / NR / NR	23,390	7.9%	$24.60	8.7%	11/30/2024
Arrowpoint(3)	NR / NR / NR	21,581	7.3%	$20.50	6.7%	11/30/2021
Retirement Clearinghouse(3)	NR / NR / NR	19,974	6.8%	$21.50	6.5%	4/30/2021
O’Brien & Gere Engineers(3)	NR / NR / NR	14,708	5.0%	$25.13	5.6%	1/31/2028
Unilever(3)	A1 / A / A+	8,359	2.8%	$22.35	2.8%	11/30/2020
Ricoh USA(3)	NR / NR / NR	7,758	2.6%	$25.13	3.0%	6/30/2022
Top 10 Total / Wtd. Avg.		260,815	88.1%	$23.22	92.1%
Other Tenants		22,110	7.5%	$23.64	7.9%
Total Occupied Space		282,925	95.6%	$23.26	100.0%
Vacant		12,968	4.4%
Total		295,893	100.0%
(1)	Based on the underwritten rent roll dated as of April 30, 2020.

(2)	Base Rent PSF includes approximately $133,779 of average rent over the loan term for investment grade tenants and approximately $126,773 of contractual rent steps through February 2021.

(3)	Charlotte Mecklenburg Hospital Authority (Atrium Health) has one, five-year renewal option remaining, Novant Health (23,654 square feet) has one, three-year renewal option remaining, Novant Health (9,561 square feet) has two, three-year renewal options remaining, GSA – ATF has one, five-year renewal option remaining, The Haskell Company has one, five-year renewal option remaining, Arrowpoint has one, five-year renewal option remaining, Retirement Clearinghouse has one, five-year renewal option, O’Brien & Gere Engineers has two, five-year renewal options remaining, Unilever has two, five-year renewal options remaining and Ricoh USA has two, five-year renewal options remaining.

(4)	Novant Health, Inc. leases 23,654 square feet through June 2025 and 9,561 square feet through November 2026.

(5)	GSA – MEPCOM has a one-time termination option effective in January 2028, with 90-days prior notice.

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Whitehall III & V

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring(3)
Vacant	NAP	12,968	4.4%	NAP	NAP	12,968	4.4%	NAP	NAP
2020 & MTM	4	14,886	5.0%	$335,987	5.1%	27,854	9.4%	$335,987	5.1%
2021	5	119,599	40.4%	2,477,107	37.6%	147,453	49.8%	$2,813,094	42.8%
2022	3	15,646	5.3%	380,130	5.8%	163,099	55.1%	$3,193,224	48.5%
2023	1	2,431	0.8%	62,028	0.9%	165,530	55.9%	$3,255,252	49.5%
2024	2	25,130	8.5%	614,093	9.3%	190,660	64.4%	$3,869,344	58.8%
2025	1	23,654	8.0%	602,059	9.1%	214,314	72.4%	$4,471,403	68.0%
2026	2	11,868	4.0%	318,854	4.8%	226,182	76.4%	$4,790,258	72.8%
2027	0	0	0.0%	0	0.0%	226,182	76.4%	$4,790,258	72.8%
2028	1	14,708	5.0%	369,612	5.6%	240,890	81.4%	$5,159,870	78.4%
2029	0	0	0.0%	0	0.0%	240,890	81.4%	$5,159,870	78.4%
2030	1	30,371	10.3%	793,240	12.1%	271,261	91.7%	$5,953,109	90.5%
2031 & Beyond	1	24,632	8.3%	626,793	9.5%	295,893	100.0%	$6,579,902	100.0%
Total	21	295,893	100.0%	$6,579,902	100.0%
(1)	Based on the underwritten rent roll dated April 30, 2020.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Base Rent Expiring includes approximately $133,779 of average rent over the loan term for investment grade tenants and approximately $126,773 of contractual rent steps through February 2021.

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	TTM(1)	Underwritten(2)	Per Square Foot	%(3)
Rents in Place	$4,843,676	$4,457,295	$4,829,380	$5,232,781	$6,319,351	$ 21.36	90.4%
Straight Line Rent(4)	0	0	0	0	133,779	0.45	1.9
Contractual Rent Steps(5)	0	0	0	0	126,773	0.43	1.8
Vacant Income	0	0	0	0	317,716	1.07	4.5
Gross Potential Rent	$4,843,676	$4,457,295	$4,829,380	$5,232,781	$6,897,618	$23.31	98.7%
Total Reimbursements	118,373	109,529	226,665	227,196	89,498	0.30	1.3
Total Other Income	24,846	0	96	96	0	0.00	0.0
Net Rental Income	$4,986,895	$4,566,824	$5,056,141	$5,460,073	$6,987,116	$23.61	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(698,712)	(2.36)	(10.0)
Effective Gross Income	$4,986,895	$4,566,824	$5,056,141	$5,460,073	$6,288,405	$21.25	90.0%
Total Expenses	$2,187,503	$2,425,080	$2,518,216	$2,553,957	$2,384,341	$8.06	37.9%
Net Operating Income(6)	$2,799,392	$2,141,744	$2,537,925	$2,906,116	$3,904,063	$13.19	62.1%
Total TI/LC, CapEx/RR	0	0	0	0	503,018	1.70	8.0
Net Cash Flow	$2,799,392	$2,141,744	$2,537,925	$2,906,116	$3,401,045	$11.49	54.1%

(1)	TTM column represents the trailing 12-month period ending March 31, 2020.

(2)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Based on the average rent over the loan term for GSA – ATF, GSA – MEPCOM and Novant Health.

(5)	Based on the contractual rent steps through February 2021 for certain tenants.

(6)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily attributable to (i) the GSA – ATF’s rent commencement in June 2020 (approximately $754,668 of annual rent), (ii) approximately $133,779 of average rent over the loan term for investment grade tenants and (iii) approximately $126,773 of contractual rent steps through February 2021.

Property Management. The Whitehall III & V Properties are managed by AAC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $1,345,891 for outstanding tenant improvements and leasing commissions, $364,904 for outstanding free rent, approximately $44,614 for real estate taxes and approximately $14,411 for insurance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to approximately $44,614.

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Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to approximately $3,603.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $4,932 for replacement reserves.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow approximately $36,987 for tenant improvements and leasing commissions, subject to a cap of $1,000,000.

GSA Rent Reserve – To the extent the borrower receives a lump sum payment by either GSA – ATF, occupying 30,371 square feet, or GSA – MEPCOM, occupying 24,632 square feet, for all or any part of the remaining unpaid amortized balance of any tenant improvement allowance, the borrower is required to deposit such payment with the lender.

Lockbox / Cash Management. The Whitehall III & V Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited directly by the tenants into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept daily into the borrower’s operating account, unless a Cash Management Period (as defined below) is continuing. Upon the occurrence of a Cash Management Period, all funds in the lockbox account will be swept daily into a lender-controlled account, from which account such funds will disbursed on each payment date in accordance with the loan documents and any excess will be retained by the lender as additional collateral for the Whitehall III & V Loan.

A “Cash Management Period” will commence (i) upon an event of default (until the payment date following the cure of such event of default), (ii) if the debt yield is less than 7.0% for any calendar quarter (until such time that the debt yield is greater than or equal to 7.0% for two consecutive quarters) or (iii) upon a Lease Sweep Period (as defined below).

A “Lease Sweep Period” will commence (i) on the date that is 12 months prior to the end of the term (including any renewal terms) of any Lease Sweep Lease (as defined below), (ii) on the date that is required under a Lease Sweep Lease by which the applicable Lease Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not so been exercised), (iii) if any Lease Sweep Lease is surrendered, cancelled or terminated prior to its then-current expiration date, (iv) if any Lease Sweep Tenant goes dark or gives notice that it intends to discontinue its business at its premises, (v) upon the occurrence and continuance of a default under any Lease Sweep Lease or (vi) upon the occurrence of a Lease Sweep Tenant insolvency proceeding.

A “Lease Sweep Lease” means the Charlotte Mecklenburg Hospital Authority (Atrium Health) lease, the GSA – ATF lease, the GSA – MEPCOM lease, the Novant Health lease, The Haskell Company lease and any other lease which covers 20,000 or more square feet.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together would constitute a Lease Sweep Lease.

Additional Debt. None.

Partial Release. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,250,000	Title:	Fee
Cut-off Date Principal Balance:	$35,250,000	Property Type – Subtype:	Office – CBD
% of Pool by IPB:	4.8%	Net Rentable Area (SF):	353,807
Loan Purpose:	Refinance	Location:	Pittsburgh, PA
Borrower:	Frick Lender Associates, L.P.	Year Built / Renovated:	1902 / N/A
Loan Sponsors(1):	Various	Occupancy:	72.5%
Interest Rate:	3.70000%	Occupancy Date:	5/26/2020
Note Date:	2/28/2020	Number of Tenants:	46
Maturity Date:	3/1/2030	2017 NOI:	$3,871,979
Interest-only Period:	24 months	2018 NOI:	$3,519,424
Original Term:	120 months	2019 NOI:	$3,774,282
Original Amortization:	360 months	TTM NOI (as of 3/2020):	$3,801,950
Amortization Type:	IO-Balloon	UW Economic Occupancy(3):	73.8%
Call Protection:	L(27),Def(90),O(3)	UW Revenues:	$6,362,831
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$2,754,914
Additional Debt:	N/A	UW NOI(3):	$3,607,917
Additional Debt Balance:	N/A	UW NCF(3):	$3,214,491
Additional Debt Type:	N/A	Appraised Value / Per SF(3):	$50,000,000 / $141
		Appraisal Date:	1/10/2020

Escrows and Reserves(2)				Financial Information(3)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$100
Taxes:	$80,733	$40,367	N/A	Maturity Date Loan / SF:	$83
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	70.5%
Replacement Reserves:	$5,897	$5,897	N/A	Maturity Date LTV:	58.9%
TI/LC:	$29,484	$29,484	$1,769,040	UW NCF DSCR:	1.65x
Other:	$813,849	Springing	$1,452,000	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,250,000	100.0%	Payoff Existing Debt	$22,122,510	62.8%
			Return of Equity	11,438,632	32.5
			Upfront Reserves	929,963	2.6
			Closing Costs	758,895	2.2
Total Sources	$35,250,000	100.0%	Total Uses	$35,250,000	100.0%

(1)	The loan sponsors are Aaron Stauber, Alan Ades, Maurice Ades, Robert Ades, Albert Erani, and Dennis Erani. See “The Loan Sponsors” herein.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(3)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Frick Building Loan (as defined below) was underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Loan. The Frick Building mortgage loan (the “Frick Building Loan”) has an outstanding principal balance as of the Cut-off Date of approximately $35.25 million and is secured by a first mortgage lien on the borrower’s fee interest in a 353,807 square foot Class A office building located in Pittsburgh, Pennsylvania (the “Frick Building Property”). The Frick Building Loan has a 10-year term and following a two-year interest-only period, will amortize on a 30-year amortization schedule. The Frick Building was previously securitized in the WFRBS 2011-C4 transaction.

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Frick Building

The Borrower. The borrower is Frick Lender Associates, L.P., a Pennsylvania limited partnership and special purpose entity structured to be bankruptcy remote with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Frick Building Loan.

The Loan Sponsors. The loan sponsors and non-recourse carveout guarantors are Aaron Stauber, Alan Ades, Maurice Ades, Robert Ades, Albert Erani, and Dennis Erani, all of whom serve as principals at Rugby Realty, a New Jersey-based private equity firm with approximately $1.0 billion of real estate owned throughout New York, New Jersey, Pennsylvania, Connecticut, Florida and Georgia. Rugby Realty is involved in all aspects of commercial real estate operations, including the purchase, development and management of a broad range of real estate holdings. As of December 2018, Rugby Realty owned more than 6.5 million square feet of real estate valued in excess of $860 million.

The Property. The Frick Building Property is a 20-story, 353,807 square feet, Class A office building located in Pittsburgh, Pennsylvania. The Frick Building Property is comprised of 322,974 square feet of office space which is currently 72.4% leased, 10,937 square feet of retail space which is currently 100% leased, 11,625 square feet of storage space which is currently 29.5% leased, 6,749 square feet of amenity space in the Frick Innovation Center and the remaining 1,522 square feet devoted to management and antenna space.

The Frick Building was designed by D.H. Burnham & Co. and constructed in 1902. The loan sponsors acquired the Frick Building Property in 2005 for approximately $17.0 million (approximately $48 per square foot). At the time of purchase, the building was approximately 50% leased. Subsequently, the loan sponsors invested $18.0 million (approximately $51 per square foot) to update and modernize the Frick Building Property, resulting in a costs basis of approximately $35.0 million (approximately $99 per square foot). The loan sponsors also continue to invest in maintaining the Frick Building Property. The Frick Building Property has been awarded the “BOMA Building of the Year” for historic buildings.

The loan sponsors’ initial investment in the Frick Building Property focused on modernizing the property’s infrastructure. Since 2011, Rugby Realty has invested approximately $9.6 million (approximately $27 per square foot) in capital expenditures and building improvements, with an additional $5.9 million (approximately $17 per square foot) in tenant improvements and $2.3 million (approximately $7 per square foot) in leasing commissions. Recent capital improvements include a comprehensive façade and cornice restoration, window renovations, new boilers and chillers, roof repairs, elevator upgrades, the installation of a new fitness facility and the addition of the Frick Innovation Center, a new, state-of-the-art amenity center. The main area of the Frick Innovation Center, featuring two-story ceiling heights, is complete with glass enclosed individual “offices,” co-working desks, collaborative tables, a tenant lounge with couches, printing services, bathrooms, a full-service kitchen and bar and a foosball table. In addition, the Frick Innovation Center includes three board and conference rooms which include poly-coms, multi-media connectivity, white boards and projectors. Various improvements have also been made to modernize the office suites and bathrooms throughout the Frick Building Property.

As of May 26, 2020, the Frick Building Property was 72.5% leased to 46 tenants operating in a variety of industries, including financial services, human resources, technology and real estate. In-place tenancy results in a weighted average underwritten rent of $23.30 per square foot and a remaining lease term of approximately 3.0 years. Approximately 34.2% of tenants by net rentable area have been in occupancy since at least 2006, including Geohring, Rutter & Boehm, currently the second largest tenant and an original tenant at the Frick Building Property in 1902. Additionally, 13.4% of net rentable area and 14.0% of underwritten rent is attributable to corporate headquarters for two tenants: Allegheny Court of Common Pleas and Elite Transit Solutions, LLC.

The largest tenant, Allegheny Court of Common Pleas, (34,277 square feet; 9.7% of net rentable area; 12.5% of underwritten base rent), whose courthouse is adjacent to the Frick Building Property, holds its headquarters at the Frick Building Property (as well as the offices of several justices, including the chief justice and various courtrooms and judge’s chambers). Also known as the “Fifth Judicial District of Pennsylvania, Court of Common Pleas,” the Fifth Judicial Court is a trial court of general jurisdiction and has original jurisdiction over all cases not exclusively assigned to another court. The various divisions of the court adjudicate a wide array of matters including criminal prosecutions, civil disputes involving money or property, child support and custody, among others. Allegheny Court of Common Pleas has been a tenant at the Frick Building Property since 2001 and has a lease expiration date of December 2027 with no termination options and one five-year renewal option.

The second largest tenant, Goehring, Rutter Boehm (26,521 square feet; 7.5% of net rentable area; 9.4% of underwritten base rent), now known as GRB Law, is a Pittsburgh-based law firm with a broad practice that spans nine core groups ranging from business law to estate planning and administration. The firm’s lawyers represent families, individuals, small companies, Fortune 500 corporations, school districts, governments and real estate developers. An original tenant of the Frick Building in 1902, GRB Law has a lease expiration date of December 2021 with no termination options and no renewal options.

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Frick Building

The third largest tenant, Kids Voice (18,412 square feet; 5.2% of net rentable area; 2.7% of underwritten base rent), is a non-profit agency that advocates in court and in the community to ensure a safe and permanent home for abused, neglected, and at-risk children. Each year, Kids Voice represents nearly 3,000 children involved in the child-welfare system in Allegheny County’s Juvenile Court. These children range in age from birth to 21 and are of every ethnicity, race, gender and socioeconomic status, the majority being from families with incomes below the federal poverty guidelines. Kids Voice has a lease expiration date of September 2026 with no termination options and no renewal options.

COVID-19 Update. As of the June 2020 payment, the Frick Building Property officially remains open; however, most, if not all, tenants are currently working remotely. Occupancy at the Frick Building Property remains 72.5% as of the May 26, 2020 rent roll. For April and May of 2020, tenants representing approximately 96.9% and 96.8% of net rentable area, respectively, have paid rent in-full, with the loan sponsors having collected approximately 96.6% and 96.5%, respectively, of underwritten base. As May 26, 2020, two commercial tenants representing 6.1% of underwritten base rent have delayed rent commencement dates as a function of delays to tenant specific build-outs and one retail tenant representing 0.5% of underwritten base rent has been granted temporary rent relief due to ongoing COVID-19 related disruption. The Frick Building Loan is current through the June 1, 2020 payment date. As of June 1, 2020 the Frick Building Loan is not subject to any modification or forbearance request.

The Market. The Frick Building Property is located on Grant Street in downtown Pittsburgh, Allegheny County, Pennsylvania in the city’s central business district (“CBD”) and is part of the Pittsburgh office market. The Pittsburgh CBD is bound on its northern side by the Allegheny River and on its southern side by the Monongahela River. These rivers join at the apex of the “Golden Triangle” to form the Ohio River. To the east, the CBD extends to just beyond the Crosstown Boulevard (I-579) and 11th Street. According to a third party information provider as of the first quarter of 2020, the Pittsburgh office market had a vacancy rate of 8.5% and asking rent of $21.32 per square foot. According to the appraisal, several prominent landmarks integral to the city of Pittsburgh also lie just outside, demarcating the Pittsburgh CBD. Such landmarks include PNC Park, the home of the Major League Baseball’s Pittsburgh Pirates, and Heinz Field, the home of the National Football League’s Pittsburgh Steelers, immediately north of the Pittsburgh CBD. Station Square, an upscale shopping area and tourist attraction, is opposite the CBD to the south. Immediately east of the Pittsburgh CBD is PPG Paint Arena, home of the Pittsburgh Penguins NHL hockey team.

The Frick Building Property is located within the Pittsburgh CBD Class A submarket. According to the appraisal, as of the fourth quarter 2019, the Pittsburgh Central Business District Class A submarket had a vacancy rate of 13.2% and asking rent of $29.44 per square foot. The Frick Building Property’s location within the Golden Triangle gives tenants at the Frick Building Property access to a number of public transportation options, including the Steel Plaza Stop 0.2 miles away, the Wood Street Stop 0.3 miles away, the Gateway Center and First Avenue Stops both 0.4 miles away, and the Station Square stop 0.8 miles away. In addition, the Golden Triangle is easily accessible via major roadways, including the “Parkway East” (I-376) from Monroeville, the “Parkway West” (I-376) from the airport area, the “Parkway North” (I-279) from the North Hills, and I-579. Pittsburgh International Airport, the state’s second largest airport, which announced a billion dollar renovation to be completed within the next five years, is approximately 17.5 miles west of the Frick Building Property.

According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the Frick Building Property was approximately 19,768, 153,063 and 393,059, respectively. The estimated 2019 average household income within the same radii was approximately $70,040, $60,788, and $73,724, respectively.

The appraisal identified eight comparable office leases ranging in size from 368,840 square feet to 1,467,972 square feet. Comparable tenants reported rental rates ranging from ranging from $24.50 to $31.50 per square foot with a weighted average rent of approximately $26.09 per square foot. The comparable properties were built between 1913 and 1982 and have occupancies ranging from 37.0% to 98.0%. The weighted average underwritten office rent at the Frick Building Property is approximately $22.29 per square foot, approximately 8.2% below the appraisal’s market rent conclusion of $24.27.

Historical Occupancy(1)
	2017	2018	2019	Current(2)
Occupancy	75.8%	73.1%	76.5%	72.5%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of May 26, 2020.

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Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date(4)
Major Office Tenants
Allegheny Court of Common Pleas	Aa3 / AA- / A+	34,277	9.7%	$21.80	12.5%	12/31/2027
Goehring, Rutter Boehm(4)	NR / NR / NR	25,322	7.2%	$22.25	9.4%	12/31/2021
Kids Voice	NR / NR / NR	18,412	5.2%	$11.90	3.7%	9/30/2026
Dunbar, Bender, Zapf	NR / NR / NR	14,016	4.0%	$24.00	5.6%	5/31/2023
Elite Transit Solutions, LLC(5)	NR / NR / NR	13,226	3.7%	$30.60	6.8%	2/28/2030
CDI - L.R. Kimball	NR / NR / NR	12,031	3.4%	$23.57	4.7%	3/31/2021
MacLachlan, Cornelius & Filoni(6)	NR / NR / NR	10,821	3.1%	$24.50	4.4%	7/31/2027
The Disciplinary Board of the Supreme Court of PA	Aa3 / AA- / A+	9,677	2.7%	$22.29	3.6%	5/31/2026
Raphael, Ramsden & Behers	NR / NR / NR	7,837	2.2%	$16.84	2.2%	4/30/2022
Rosen, Louik, Perry	NR / NR / NR	7,803	2.2%	$21.23	2.8%	8/31/2022
Total Major Office Tenants		153,422	43.4%	$21.72	55.8%
Other Occupied Office		80,285	22.7%	$23.38	31.4%
Total Occupied Retail		10,937	3.1%	$66.55	12.2%
Total Occupied Storage		3,426	1.0%	$8.54	0.5%
Other Occupied(7)		8,271	2.3%	$0.73	0.1%
Total Occupied		256,341	72.5%	$23.30	100.0%
Vacant Office		89,267	25.2%
Vacant Storage		8,199	2.3%
Total / Wtd. Avg.		353,807	100.0%
(1)	Based on the underwritten rent roll as of May 26, 2020.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Base Rent PSF is inclusive of contractual rent steps through October 1, 2020.

(4)	Goehring, Rutter Boehm has 1,199 square feet of storage space, which is included in Total Occupied Storage.

(5)	Elite Transit Solutions, LLC has a one-time right to terminate its lease effective as of May 2026 with no less than 12 months’ prior notice, subject to a termination fee equal to the then-unamortized amount of tenant improvements and leasing commissions, as of the effective date of termination.

(6)	MacLachlan, Cornelius & Filoni has a one-time right to terminate its lease effective as of July 2024 with no less than 12 months’ prior notice, subject to a termination fee equal to two months of the then current rent plus a fee equal to the then-unamortized amount of tenant improvements and leasing commissions, as of the effective date of termination.

(7)	Other Occupied is inclusive of 1,521 square feet attributable to management space, 1 square foot attributable to Lightower Fiber Networks II’s antenna and 6,749 square feet attributable to amenity space comprising of the Frick Innovation Center.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	97,466	27.5%	NAP	NAP	97,466	27.5%	NAP	NAP
MTM & 2020(4)	12	17,580	5.0	$251,655	4.2%	115,046	32.5%	$251,655	4.2%
2021	20	47,149	13.3	$1,129,271	18.9%	162,195	45.8%	$1,380,926	23.1%
2022	6	28,585	8.1	$591,300	9.9%	190,780	53.9%	$1,972,226	33.0%
2023	11	40,961	11.6	$1,334,508	22.3%	231,741	65.5%	$3,306,734	55.4%
2024	5	12,314	3.5	$264,938	4.4%	244,055	69.0%	$3,571,672	59.8%
2025	6	14,851	4.2	$374,524	6.3%	258,906	73.2%	$3,946,196	66.1%
2026	4	31,030	8.8	$511,363	8.6%	289,936	81.9%	$4,457,560	74.6%
2027	7	49,124	13.9	$1,110,313	18.6%	339,060	95.8%	$5,567,873	93.2%
2028	0	0	0.0	$0	0.0%	339,060	95.8%	$5,567,873	93.2%
2029	0	0	0.0	$0	0.0%	339,060	95.8%	$5,567,873	93.2%
2030	2	14,747	4.2	$404,716	6.8%	353,807	100.0%	$5,972,588	100.0%
2031 and Thereafter	0	0	0.0	$0	0.0%	353,807	100.0%	$5,972,588	100.0%
Total	73	353,807	100.0%	$5,972,588	100.0%
(1)	Based on the underwritten rent roll as of May 26, 2020.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Base Rent Expiring is inclusive of contractual rent steps through October 1, 2020.

(4)	MTM & 2020 is inclusive of 5,099 square feet associated with Sittig, Cortese and Wratcher and 224 square feet associated with Fran’s Place, which are on a month-to-month basis.

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Operating History and Underwritten Net Cash Flow
	2017	2018	2019	TTM(1)	Underwritten(2)	Per Square Foot	%(3)
Base Rent(4)	$6,233,000	$5,864,677	$6,098,473	$6,082,288	$5,972,588	$16.88	69.9%
Vacant Income	0	0	0	0	2,239,691	6.33	26.2%
Gross Potential Rent	$6,233,000	$5,864,677	$6,098,473	$6,082,288	$8,212,279	$23.21	96.1%
Total Reimbursements	311,098	410,919	391,839	430,550	337,139	0.95	3.9%
Net Rental Income	$6,544,098	$6,275,596	$6,490,312	$6,512,838	$8,549,418	$24.16	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,239,691)	(6.33)	% (26.2)
Total Other Income	34,413	56,785	54,728	53,104	53,104	0.15	0.6%
Effective Gross Income	$6,578,511	$6,332,381	$6,545,040	$6,565,942	$6,362,831	$17.98	74.4%
Total Expenses	$2,706,532	$2,812,957	$2,770,758	$2,763,992	$2,754,914	$7.79	43.3%
Net Operating Income	$3,871,979	$3,519,424	$3,774,282	$3,801,950	$3,607,917	$10.20	56.7%
TI/LC	0	0	0	0	342,110	0.97	5.4%
Replacement Reserves	0	0	0	0	51,317	0.15	0.8%
Net Cash Flow	$3,871,979	$3,519,424	$3,774,282	$3,801,950	$3,214,491	$9.09	50.5%
(1)	TTM represents the trailing 12-month period ending March 2020.

(2)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Underwritten Base Rent is inclusive of contractual rent steps through October 1, 2020.

Property Management. The Frick Building Property is managed by DraxxHall Management Corporation, an affiliate of the borrower.

Escrows and Reserves. At loan origination, the borrower deposited (i) approximately $737,840 for outstanding tenant improvements and leasing commissions associated with five leases, (ii) approximately $80,733 into a real estate tax reserve, (iii) approximately $72,159 into an outstanding free rent reserve in connection with two leases, (iv) approximately $29,484 into the tenant improvements and leasing commission reserve, (v) approximately $5,897 into a replacement reserve and (vi) approximately $3,850 into an engineering reserve.

Tax Reserve – On a monthly basis, the borrower is required to deposit into a real estate tax reserve 1/12 of the annual estimated tax payments, which currently equates to approximately $40,367.

Insurance Reserve – On a monthly basis, the borrower is required to deposit into an insurance reserve 1/12 of estimated insurance premiums. So long as the borrower obtains and maintains a blanket insurance policy acceptable to the lender and there is no event of default continuing, the requirement for monthly deposits into the insurance reserve is waived.

TI/LC Reserve – On a monthly basis, the borrower is required to deposit into the TI/LC reserve $29,484 (approximately $1.00 per square foot annually), subject to a cap of $1,769,040.

Replacement Reserve – On a monthly basis, the borrower is required to deposit into the replacement reserve $5,897 (approximately $0.20 per square foot annually).

Major Tenants Reserves – Upon the occurrence and during the continuance of a Cash Sweep Event (as defined below) caused solely by a Major Tenant Trigger Event (as defined below), so long as no event of default has occurred and is continuing, the borrower is required to deposit all excess cash flow for costs incurred with respect to re-tenanting the premises currently demised to the Major Tenant (as defined below), subject to a cap of $1,452,000.

Lockbox / Cash Management. The Frick Building Loan is structured with a hard lockbox and springing cash management. The borrower was required at loan origination to deliver tenant direction letters instructing all tenants to deposit all rents and payments directly into a lender-controlled lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Cash Sweep Event (as defined below) has occurred and continues to exist. Upon the occurrence and during the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account, to be applied and disbursed in accordance with the Frick Building Loan documents. During the continuance of a Cash Sweep Event, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Frick Building Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Frick Building Loan.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or the property manager, (iii) the debt service coverage ratio, calculated based on the trailing three-month period, being less than 1.30x, or (v) (A) the debt yield

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for the Frick Building Property at any time is less than 9.57% and (B) the Major Tenant has failed to either renew or exercise its option to extend its lease prior to December 31, 2026 ((A) and (B) collectively, a “Major Tenant Trigger Event”).

A Cash Sweep Event may be cured in accordance with the following conditions: with respect to a Cash Sweep Event caused solely by (a) clause (i) above, the acceptance of a cure by the lender of the related event of default, (b) clause (iii) above solely with respect to the property manager, the borrower replaces such manager within 60 days of such event, (c) clause (iv) above, the debt service coverage ratio based on the trailing three-month period immediately preceding the date of such determination as reasonably determined by the lender is not less than 1.35x for two consecutive quarters, or (d) clause (v) above, the achievement of a Major Tenant Trigger Event Cure (as defined below). The foregoing Cash Sweep Event cures are subject to the following conditions, (i) no event of default is continuing, (ii) a Cash Sweep Event cure may occur no more than a total of two times in the aggregate during the term of the Frick Building Loan, and (iii) the borrower has paid all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event cure including reasonable attorney’s fees and expenses. The borrower has no right to cure a Cash Sweep Event caused by a bankruptcy action of the borrower, unless such bankruptcy action was involuntary and not consented to.

A “Major Tenant” means the County of Allegheny, a political subdivision of The Commonwealth of Pennsylvania, on behalf of its Court of Common Pleas.

A “Major Tenant Trigger Event Cure” means (a) if the borrower replaces the Major Tenant with a lease with a replacement tenant approved by the lender that satisfies certain leasing conditions related to the Major Tenant as set forth in the Frick Building Loan documents, including, among other conditions, that the lease covers 90% or more of the premises demised to the Major Tenants and such lease provides for a term of not less than five years, or (b) if the debt yield, excluding all tenants that are not renewing their respective leases and all other tenants under leases that are expiring within the succeeding six-month period and have not yet been renewed, is equal to or greater than the 9.57%.

Current Mezzanine or Subordinate Indebtedness. None.

Partial Release. None.

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Peace Coliseum

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Peace Coliseum

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Peace Coliseum

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCM	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$34,500,000	Title:	Fee
Cut-off Date Principal Balance:	$34,500,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	4.7%	Net Rentable Area (SF):	236,585
Loan Purpose:	Recapitalization	Location:	Midvale, UT
Borrower:	Peace Coliseum, LLC	Year Built / Renovated:	2015 / N/A
Loan Sponsor(1):	Overstock.com, Inc.	Occupancy(2):	100.0%
Interest Rate:	4.24200%	Occupancy Date:	6/6/2020
Note Date:	3/6/2020	Number of Tenants:	1
Maturity Date:	3/6/2030	2017 NOI(2):	N/A
Interest-only Period:	120 months	2018 NOI(2):	N/A
Original Term:	120 months	2019 NOI(2):	N/A
Original Amortization:	None	TTM NOI(2):	N/A
Amortization Type:	Interest Only	UW Economic Occupancy(3):	92.5%
Call Protection:	L(27),Def(89),O(4)	UW Revenues:	$6,696,348
Lockbox / Cash Management:	Hard / In-Place	UW Expenses:	$1,975,278
Additional Debt:	Yes	UW NOI(3):	$4,721,069
Additional Debt Balance:	$12,220,159	UW NCF(3):	$4,346,858
Additional Debt Type:	Mezzanine Loan	Appraised Value / Per SF(3):	$80,000,000 / $338
		Appraised Dark Value / Per SF(3)(4):	$62,000,000 / $262
		Appraisal Date:	2/14/2020

Escrows and Reserves(5)				Financial Information(3)
	Initial	Monthly	Initial Cap		Mortgage Loan	Total Debt
Taxes:	$290,000	$72,000	N/A	Cut-off Date Loan / SF:	$146	$197
Insurance:	$170,000	$14,500	N/A	Maturity Date Loan / SF:	$146	$146
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	43.1%	58.4%
TI/LC:	$0	Springing	N/A	Maturity Date LTV:	43.1%	43.1%
Other:	$0	$0	N/A	UW NCF DSCR:	2.93x	2.03x
				UW NOI Debt Yield:	13.7%	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,500,000	72.6%	Return of Equity(6)	$46,371,527	97.6%
Mezzanine Loan	13,000,000	27.4	Closing Costs	668,473	1.4
			Upfront Reserves	460,000	1.0
Total Sources	$47,500,000	100.0%	Total Uses	$47,500,000	100.0%
(1)	The loan sponsor is also the sole tenant, guarantor and the property manager at the Peace Coliseum Property (as defined below).
(2)	The Overstock.com lease commenced in March 2020. No historical cash flow information is available prior to the commencement of the Overstock.com lease.
(3)	All NOI, NCF and occupancy information, as well as the appraised values, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Peace Coliseum Loan (as defined below) was underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(4)	The appraisal also concluded to an “As If Vacant” value as of February 14, 2020 equal to $62,000,000 ($262 per square foot), which equates to a Cut-off Date LTV and Maturity LTV Ratio of 55.6% and 55.6%, respectively.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	The Peace Coliseum property was previously unencumbered. The loan sponsor constructed the Peace Coliseum property in 2015 at a total cost of approximately $100.1 million ($423 per square foot).

The Loan. The Peace Coliseum mortgage loan, with an outstanding principal balance of $34.5 million as of the Cut-off Date (the “Peace Coliseum Loan”), is secured by a first mortgage lien on the borrower’s fee simple interest in an office property comprised of 236,585 square feet of net rentable area (the “Peace Coliseum Property”) located in Midvale, Utah. The Peace Coliseum Loan has a 10-year term and is interest only for the entire term.

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The Borrower. The borrowing entity is Peace Coliseum, LLC, a Delaware limited liability company and special purpose entity structured to be bankruptcy remote with at least two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Peace Coliseum Loan.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Overstock.com, Inc. (“Overstock”). Overstock, the sole tenant at the Peace Coliseum Property, is a billion-dollar, tech driven online retailer located in Salt Lake City, Utah. The company was founded as a Utah limited liability company in 1997, recognized as a C Corporation in the state of Utah in 1998, and reincorporated in Delaware in 2002. The company, which launched their initial website in March 1999, employs over 1,600 full-time employees.

The Property. The Peace Coliseum Property is a Class-A office campus comprised of 236,585 square feet of net rentable area within two buildings, which includes a three-story circular building and a single-story amenity building located in Midvale, Utah. The Peace Coliseum Property contains a three-story parking structure that includes 1,188 parking spaces (approximately 5.0 spaces per 1,000 square feet). The Peace Coliseum Property was built in 2015 at a total cost of approximately $100.1 million ($423 per square foot) and features a full court basketball court, on-site sidewalk trail and a 9,000 square foot glass greenhouse. The Peace Coliseum Property is 100.0% leased to Overstock, an online retailer offering a broad range of price-competitive products, including furniture, home décor, bedding and bath, and housewares, among other products. The Peace Coliseum Property serves as Overstock’s corporate headquarters and is subject to a 25-year, non-terminable absolute triple net lease that commenced in March 2020 and expires in February 2045 with five, five-year renewal options (the “Overstock Lease”). The Overstock Lease includes 5.0% annual increases on each five-year anniversary until expiration, inclusive of any extension term.

COVID-19 Update. As of June 1, 2020, the Peace Coliseum Property is open; however most, if not all, Overstock employees are working remotely. As of the June 6, 2020 underwritten rent roll, the Peace Coliseum Property remains 100.0% occupied. Overstock is current with respect to all contractual rent obligations for April and May of 2020. The Peace Coliseum Loan is current through the June 6, 2020 payment date. As of June 1, 2020, the Peace Coliseum Loan is not subject to any modification or forbearance request.

The Market. The Peace Coliseum Property is located in the Salt Lake City, UT metropolitan statistical area. According to the appraisal, the area has a population of approximately 1.2 million, which has increased 1.3% per annum since 2010 and is expected to increase 1.2% per annum through 2024. Primary access to the Peace Coliseum Property neighborhood is provided by Interstate 15. Public transportation is provided by the Utah Transit Authority (“UTA”) via a bus line or UTA Trax, which has a light rail station (the Bingham Junction Station) located near the east end of the Peace Coliseum Property.

The Peace Coliseum Property is located in the Union Park District office submarket, within the overall Salt Lake City office market. According to a market report, as of June 5, 2020, the overall Salt Lake City office market contained approximately 74.8 million square feet with an overall market vacancy of 7.3% and average asking rents of approximately $23.50 per square foot. As of June 5, 2020, the Union Park District office submarket contained approximately 4.7 million square feet across with an overall market vacancy of 5.0% and average asking rents of approximately $22.80 per square foot. The appraisal identified eight comparable office leases in the Salt Lake and Northern Utah Counties ranging in size from 116,328 square feet of leased area to 287,367 square feet of leased area. Base rents for the comparable office leases ranged from $19.38 per square foot to $34.00 per square foot, with a weighted average of approximately $27.79 per square foot. Six of the comparable leases identified by the appraisal are on a full service basis and two comparable leases are on a triple net basis. The appraisal concluded a market rent of $23.00 per square foot which is in line with the Peace Coliseum Property’s base rent.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Overstock.com(2)	NR / NR / NR	236,585	100.0%	$22.25	100.0%	2/28/2045
(1)	Based on the underwritten rent roll.

(2)	Overstock.com has five, five-year renewal options and no termination options.

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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031 & Beyond	1	236,585	100.0	5,264,016	100.0	236,585	100.0%	$5,264,016	100.0%
Total	1	236,585	100.0%	$5,264,016	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow(1)
	Underwritten(2)	Per Square Foot	%(3)
Rents in Place	$5,264,016	$22.25	72.7%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$5,264,016	$22.25	72.7%
Total Reimbursements	1,975,278	8.35	27.3
Total Other Income	0	0.00	0.0
Net Rental Income	$7,239,295	$30.60	100.0%
(Vacancy/Credit Loss)	(542,947)	(2.29)	(7.5)
Effective Gross Income	$6,696,348	$28.30	92.5%

Total Expenses	$1,975,278	$8.35	29.5%

Net Operating Income	$4,721,069	$19.96	70.5%

Total TI/LC, CapEx/RR	374,211	1.58	5.6

Net Cash Flow	$4,346,858	$18.37	64.9%
(1)	The Overstock.com lease commenced in March 2020. No historical cash flow information is available prior to the commencement of the Overstock.com lease.

(2)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

Property Management. The Peace Coliseum Property is self-managed.

Escrows and Reserves. At loan origination, the borrower deposited into escrow $290,000 for real estate taxes and $170,000 for insurance premiums.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $72,000.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to $14,500.

Replacement Reserves – On a monthly basis, if the Overstock Lease is no longer in full force and effect, the borrower is required to escrow approximately $4,930 for replacement reserves.

TI/LC Reserves – On a monthly basis, if the Overstock Lease is no longer in full force and effect, the borrower is required to escrow $19,715 for tenant improvements and leasing commissions.

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Peace Coliseum

Lockbox / Cash Management. The Peace Coliseum Loan is structured with a hard lockbox and in place cash management. All rents are required to be deposited directly by the tenant into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept to a lender-controlled cash management account every business day and applied on each payment date to the payment of debt service and the funding of required reserves. During a Cash Sweep Period (as defined below), all excess cash in the cash management account will be applied as prepayments to the mezzanine loan (as defined below) until paid in full, at which time the funds will be retained by the lender as additional collateral for the Peace Coliseum Loan. Provided no Cash Sweep Period is continuing, all funds remaining in the cash management account after payment of the aforementioned items will be transferred into the borrowers’ operating account.

A “Cash Sweep Period” will commence (i) at loan origination (until such time that the mezzanine loan is paid in full), (ii) upon an event of default (including an event of default under the mezzanine loan) (until the payment date following the cure of such event of default), (iii) to the extent the Overstock Lease is no longer in effect and Overstock is no longer operating at the Peace Coliseum Property, if the debt yield is less than 8.5% for any calendar quarter (until such time that the debt yield is greater than or equal to 8.5% for two consecutive quarters) or (iv) upon a Lease Sweep Period (as defined below).

A “Lease Sweep Period” will commence (i) if any Lease Sweep Lease is surrendered, cancelled or terminated prior to its then-current expiration date, (ii) if any Lease Sweep Tenant goes dark or gives notice that it intends to discontinue its business at its premises, (iii) upon the occurrence and continuance of a default under any Lease Sweep Lease or (iv) upon the occurrence of a Lease Sweep Tenant insolvency proceeding.

A “Lease Sweep Lease” means the Overstock Lease and any other lease which covers 50,000 or more square feet.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease, or under one or more leases (leased by such tenant and/or its affiliates), which when taken together cover 50,000 or more square feet.

Current Mezzanine or Subordinate Indebtedness. A mezzanine loan was funded concurrently and is coterminous with the Peace Coliseum Loan. The mezzanine loan has a Cut-off Date balance of approximately $12,220,159, an original principal balance of $13.0 million, accrues interest at a rate of 5.00200% per annum and is interest-only for the entire loan term. All available funds after payment of interest due on the mezzanine loan and any applicable reserves will be applied toward the repayment in full of the principal. Including the mezzanine loan, the cumulative Cut-off Date LTV, cumulative UW NCF DSCR and cumulative UW NOI DY are 58.4%, 2.03x and 10.1%, respectively. The mezzanine loan is currently held by LCM or an affiliate.

Partial Release. None.

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Chase Center Towers I & II

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Chase Center Towers I & II

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Chase Center Towers I & II

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Chase Center Towers I & II

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio(1):	Two Crossed Assets
		Title:	Fee
		Property Type – Subtype:	Office – CBD
Original Principal Balance(1)(2):	$33,750,000	Net Rentable Area (SF):	586,208
Cut-off Date Principal Balance(1)(2):	$33,750,000	Location:	San Francisco, CA
% of Pool by IPB:	4.6%	Year Built / Renovated(8):	2019 / N/A
Loan Purpose:	Refinance	Occupancy(9):	100.0%
Borrowers:	ECOP Tower I Owner LLC,	Occupancy Date:	6/10/2020
	ECOP Tower II Owner LLC	Number of Tenants:	1
Loan Sponsors(3):	Various	2017 NOI(10):	N/A
Interest Rate(4):	3.5220381%	2018 NOI(10):	N/A
Note Date:	3/12/2020	2019 NOI(10):	N/A
Maturity Date:	3/10/2025	TTM NOI(10):	N/A
Interest-only Period:	59 months	UW Economic Occupancy(12):	95.0%
Original Term:	59 months	UW Revenues:	$62,842,493
Original Amortization:	None	UW Expenses:	$25,383,829
Amortization Type:	Interest Only	UW NOI(9)(11)(12):	$37,458,664
Call Protection(5):	L(26),Def(29),O(4)	UW NCF(9)(11)(12):	$37,341,422
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF(12)(13):	$863,500,000 / $1,473
Additional Debt(2)(6):	Yes	Appraisal Date(13):	12/19/2019
Additional Debt Balance(2)(6):	$202,500,000 / $155,000,000 /
	$175,000,000
Additional Debt Type(2)(6):	Pari Passu / B Notes / C Notes

Escrows and Reserves(7)				Financial Information(1)(12)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loans
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$461	$1,024
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$461	$1,024
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV(13):	31.3%	69.5%
TI/LC:	$0	Springing	N/A	Maturity Date LTV:	31.3%	69.5%
Outstanding TIs:	$47,514,548	$0	N/A	UW NCF DSCR:	3.87x	1.36x
Outstanding Repairs:	$15,163,800	$0	N/A	UW NOI Debt Yield:	13.9%	6.2%
Other:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$270,000,000	45.0%	Payoff Existing Debt	$314,637,958	52.4%
Senior-Subordinate Notes	155,000,000	25.8	Upfront Reserves	62,678,348	10.4
Junior-Subordinate Notes	175,000,000	29.2	Closing Costs	20,447,539	3.4
			Return of Equity	202,236,155	33.7
Total Sources	$600,000,000	100.0%	Total Uses	$600,000,000	100.0%

(1)	The Chase Center Towers Loans (as defined below) represent the cross-defaulted and cross-collateralized interests in the Chase Center Tower I Loan (as defined below) and the Chase Center Tower II Loan (as defined below). The financial information presented in the chart above reflects the aggregate Cut-off Date balance of the Chase Center Towers Loans. All information herein is represented on an aggregate basis, except as otherwise specified.
(2)	The Chase Center Towers Loans consist of the non-controlling Note A-1-F (Chase Center Tower I Loan) and Note A-2-F (Chase Center Tower II Loan) and are part of the Chase Center Towers Whole Loans (as defined below), evidenced by 16 senior pari passu notes, two senior-subordinate notes and two junior-subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $600.0 million. For additional information, see “The Loans” herein.
(3)	The Chase Center Towers Whole Loans sponsors are GSW Sports LLC; Uber Technologies, Inc. and Alexandria Real Estate Equities, Inc. There is no non-recourse carveout guarantor or separate environmental indemnitor for the Chase Center Towers Whole Loans.
(4)	The interest rate reflects the weighted average interest rate of the Chase Center Towers Senior Notes (as defined below) only. See “Current Mezzanine or Subordinate Indebtedness” for additional information pertaining to the Chase Center Towers Junior-Subordinate Notes (as defined below).

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(5)	The lockout period will be at least 26 payments beginning with and including the first payment date of May 10, 2020. At any time after the earlier of (i) second anniversary of the securitization closing date of the last note to be securitized and (ii) May 10, 2023 (such earlier date, the “Permitted Release Date”), the Chase Center Towers Whole Loans may be defeased as permitted under the loan documents. The assumed lockout period of 26 months is based on the expected closing date of the JPMDB 2020-COR7 securitization in June 2020. The actual lockout period may be longer. After the Permitted Release Date in connection with the partial release of an individual building, repayment of an individual loan and uncrossing of the loans, a portion of the Chase Center Towers Whole Loan may be prepaid with a prepayment fee in an amount equal to the greater of (i) the yield maintenance amount or (ii) 1.00% of the outstanding principal balance as of the prepayment date.
(6)	See “Current Mezzanine or Subordinate Indebtedness” herein.
(7)	See “Escrows and Reserves” herein.
(8)	As of the Cut-off Date, construction of the Chase Center Towers Properties (as defined below) is substantially complete. The buildout of the interior space is currently underway and once completed Uber (as defined below) is expected to take occupancy. For more details on timing, see “The Property” herein.
(9)	Occupancy and UW NOI are inclusive of two executed leases with Uber. Uber has begun paying rent, but is not yet in occupancy. Uber was scheduled to begin taking occupancy upon completion of construction in June 2020, which has since been delayed due to the on-going COVID-19 pandemic (see below for additional information).
(10)	Historical NOI figures are unavailable as the Chase Center Towers Properties are newly constructed as of 2019.
(11)	UW NOI and UW NCF are inclusive of contractual rent steps through December 2020, consisting of an annual increase in base rent of 3.0%.
(12)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Chase Centers Towers Loans were underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(13)	Appraised Value is reflective of the “Hypothetical As-If Funded” Appraised Value, which assumes all remaining construction and tenant improvements as of December 19, 2019 have been paid for or funded. At origination, the borrowers reserved $62,678,348 for all outstanding tenant improvements and outstanding repairs. The “As-Is” appraised value as of December 19, 2019 is $789.1 million, which results in a Senior Notes and Whole Loan Cut-off LTV of approximately 34.2% and 76.0%, respectively.

The Loans. The Chase Center Tower I mortgage loan and the Chase Center Tower II mortgage loan (collectively, the “Chase Center Towers Loans”) represent two cross-collateralized, cross-defaulted, fixed rate loans secured by the first mortgages encumbering the borrowers’ fee simple condominium interest in the office tower portion of two newly constructed, Class A office towers, comprised of 586,208 square feet located in San Francisco, California (the “Chase Center Towers Properties”). The two individual mortgage loans that comprise the Chase Center Towers Loans are the Chase Center Tower I mortgage loan (the “Chase Center Tower I Loan”), which is secured by the Northwest Tower (the “Chase Center Tower I”) and the Chase Center Tower II mortgage loan (the “Chase Center Tower II Loan”), which is secured by the Southwest Tower (the “Chase Center Tower II”). The Chase Center Tower I Loan is evidenced by the non-controlling senior pari passu Note A-1-F with an outstanding principal balance as of the Cut-off Date of $18,213,750, which is part of a $323.8 million whole loan (the “Chase Center Tower I Whole Loan”) that includes (i) eight senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $145,710,000 (the “Chase Center Tower I Senior Notes”), (ii) a senior-subordinate note with an outstanding principal balance as of the Cut-off Date of $83,637,000 (the “Chase Center Tower I Senior-Subordinate Note”) and (iii) a junior-subordinate note with an outstanding principal balance as of the Cut-off Date of $94,453,000 (the “Chase Center Tower I Junior Subordinate Note”). The Chase Center Tower II Loan is evidenced by the non-controlling senior pari passu Note A-2-F with an outstanding principal balance as of the Cut-off Date of $15,536,250, which is part of a $276.2 million whole loan (the “Chase Center Tower II Whole Loan” and, together with the Chase Center Tower I Whole Loan, the “Chase Center Towers Whole Loans”) that includes (i) eight senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $124,290,000 (the “Chase Center Tower II Senior Notes” and, together with the Chase Center Tower I Senior Notes, the “Chase Center Towers Senior Notes”), (ii) a senior-subordinate note with an outstanding principal balance as of the Cut-off Date of $71,363,000 (the “Chase Center Tower II Senior-Subordinate Note” and, together with the Chase Center Tower I Senior-Subordinate Note, the “Chase Center Towers Senior-Subordinate Notes”) and (iii) a junior-subordinate note with an outstanding principal balance as of the Cut-off Date of $80,547,000 (the “Chase Center Tower II Junior-Subordinate Note” and, together with the Chase Center Tower I Junior-Subordinate Notes, the “Chase Center Towers Junior-Subordinate Notes”). The Chase Center Towers Whole Loans have a 59-month term and are interest only for the full term. Only the Chase Center Towers Loans will be included in the mortgage pool for the JPMDB 2020-COR7 trust.

The relationship between the holders of the Chase Center Towers Senior Notes, the Chase Center Towers Senior-Subordinate Notes, and the Chase Center Towers Junior-Subordinate Note will be governed by co-lender agreements as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Chase Center Towers Whole Loans” in the Preliminary Prospectus.

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Whole Loan Summary(1)(2)(3)
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A, A-2-A	$33,750,000	$33,750,000	Benchmark 2020-IG2	No(5)
A-1-B, A-2-B	33,750,000	33,750,000	Benchmark 2020-IG2	No
A-1-C, A-2-C	33,750,000	33,750,000	Benchmark 2020-IG2	No
A-1-D, A-2-D	33,750,000	33,750,000	Benchmark 2020-IG3	No
A-1-E, A-2-E	33,750,000	33,750,000	Benchmark 2020-IG3	No
A-1-F, A-2-F	33,750,000	33,750,000	JPMDB 2020-COR7	No
A-1-G, A-2-G, A-1-H, A-2-H	67,500,000	67,500,000	JPMCB(4)	No
Senior Notes	$270,000,000	$270,000,000
B-1, B-2(6)	155,000,000	155,000,000	Benchmark 2020-IG2	No(5)
C-1, C-2(6)	175,000,000	175,000,000	Third Party(7)	Yes(5)
Whole Loan	$600,000,000	$600,000,000
(1)	Representative of all promissory notes attributable to the cross-collateralized and cross-defaulted Chase Center Tower I Whole Loan and Chase Center Tower II Whole Loan.
(2)	All Notes designated with “A-1” and “A-2” are reflective of the Chase Center Tower I Senior Notes and Chase Center Tower II Senior Notes, respectively. Notes designated with “B-1” and “B-2” are reflective of the Chase Center Tower I Senior-Subordinate Notes and Chase Center Tower II Senior-Subordinate Notes, respectively. All Notes designated with “C-1” and “C-2” are reflective of the Chase Center Tower I Junior-Subordinate Notes and Chase Center Tower II Junior-Subordinate Notes, respectively.
(3)	The Notes above represent the combination of the Chase Center Tower I Loan and Chase Center Tower II Loan promissory notes which are allocated to their respective whole loans by an approximately 54.0% to 46.0% split, respectively.
(4)	The related notes are expected to be contributed to one or more future securitization transactions and/or sold to one or more third party investors.
(5)	The initial Control Notes are Note C-1 and Note C-2, so long as no Chase Center Towers control appraisal period has occurred and is continuing. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Chase Center Towers Whole Loans” in the Preliminary Prospectus. The Chase Center Towers Whole Loans will be serviced under the pooling and servicing agreement for the Benchmark 2020-IG2 transaction.
(6)	The Chase Center Towers Senior-Subordinate Notes are subordinate in right of payment to the Chase Center Towers Senior Notes. The Chase Center Towers Junior-Subordinate Notes are subordinate in right of payment of the Chase Center Towers Senior Notes and the Chase Center Towers Senior-Subordinate Notes.
(7)	Note C-1 and C-2 are currently held by Security Benefit Life Insurance Company.

The Borrowers. The borrowers are ECOP Tower I Owner LLC (“Tower I Borrower”) and ECOP Tower II Owner LLC (“Tower II Borrower” and together with the Tower I Borrower, collectively, the “Borrowers”), each, a Delaware limited liability company and single purpose entity with two independent directors. The Borrowers have entered into a cross-default and cross-collateralization agreement under which the Chase Center Towers I Loan and Chase Center Towers II Loan are cross-defaulted and cross-collateralized and are permitted to effectuate an uncross in accordance with the terms of such agreement. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the Chase Center Towers Whole Loans. There is no non-recourse carveout guarantor or separate environmental indemnitor for the Chase Center Towers Whole Loans.

The Loan Sponsors. The Borrowers are indirectly owned or controlled by a joint venture between GSW Sports LLC (the ownership group of the Golden State Warriors NBA franchise), Uber Technologies, Inc. (“Uber”) and Alexandria Real Estate Equities, Inc. (“ARE”) (collectively the “Borrower Sponsors”). Uber owns 45.0% of the Borrowers and is also leasing 100.0% of the Chase Center Towers Properties. GSW Sports LLC owns 45.0% of the Borrowers and is comprised of the Golden State Warriors basketball franchise ownership group which is led by Joe Lacob and Peter Guber. A business magazine ranks the Golden State Warriors as the NBA’s third most valuable franchise as of February 2020 at approximately $4.3 billion. ARE, which owns 10.0% of the Borrowers is also the manager of the joint venture which owns the Borrowers. ARE is a national development REIT focused on collaborative life science and technology campuses, with an asset base in North America of approximately 39.2 million square feet as of December 31, 2019.

In lieu of an environmental indemnity, the Borrower Sponsors provided a secured lender environmental policy.

The Properties. The Chase Center Towers Properties are comprised of two 11-story, Class A, office condominium buildings totaling 586,208 square feet located adjacent to the newly constructed Chase Arena in the Mission Bay submarket of San Francisco, California. The Chase Center Towers Properties, which are part of the broader Chase Center complex, are comprised of the Chase Center Tower I (317,660 square feet) and Chase Center Tower II (268,548 square feet). As of June 2020, the Chase Center Towers Properties are 100.0% leased to Uber which executed two leases for the premises in March 2018. Uber took possession of the completed Chase Center Towers Properties in October 2019 (Chase Center Tower I) and September 2019 (Chase Center Tower II). Uber began paying rent upon taking possession of its space, but is not yet in occupancy. Uber had been building out its interior space and was expected to start moving employees on-site in June 2020. In March 2020, the remaining buildout was put on hold pursuant to the City of San Francisco stay-at-home directive due to the on-going COVID-19 pandemic. Effective May 4, 2020, the City of San Francisco permitted all construction activities to resume. The Borrowers have indicated that the pause in construction will delay Uber’s move-in date but does not impact the tenant’s contractual rent obligations.

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Chase Center Towers I & II

Upon taking occupancy, over $212.0 million will have been invested in the build-out of the Uber space. In total, Uber will have contributed approximately $158.2 million to be utilized towards building a variety of unique office spaces, libraries and design labs. The invested capital will also be utilized in non-building system materials or equipment including Uber’s voice or data cabling, as well as furniture and other personal property items. Uber is also expected to occupy two adjacent buildings that are currently under construction (not a part of the collateral). Collectively, the four buildings are expected to represent Uber’s new headquarters campus. The campus will be home to approximately 7,000 employees and will represent Uber’s largest footprint in San Francisco with over 1.0 million square feet.

The Chase Center Towers Properties have been designed for and are expected to achieve LEED Gold certification (according to a third party report) and have been constructed to allow adaptability by both high-tech and biotech tenants. The Chase Center Towers Properties are situated on a portion of a 10.92 acre complex known as the Chase Center. Included in the Chase Center complex is the Chase Arena which serves as the home arena for the Golden State Warriors, and hosts concerts and events throughout the year. Chase Arena is an 18,000 seat arena that is one of the nation’s most advanced sporting arenas. The Chase Center complex also includes a retail component and three levels of subterranean parking containing approximately 584 parking spaces.

The sole tenant at the two properties is Uber Technologies, Inc. (586,208 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent). Uber (rated B1 / NR / B- by Moody’s / Fitch / S&P) executed its leases for the Chase Center Tower I and Chase Center Tower II in March 2018 and has been paying rent since October 2019 and September 2019, respectively. According to the company’s most recent annual 10-K, Uber is a technology company and ride hailing service currently available in 69 countries and over 10,000 cities with approximately 111.0 million users, and possesses 69.7% of the US ride hailing market. In 2019, Uber had over $65.0 billion in gross bookings and over 26 billion miles driven. Uber has also grown its line of services to include UberEats, a food delivery service. Uber has also begun to develop autonomous car technology. Uber has five operating and reportable segments which include Rides, Eats, Freight, Other Bets and Advanced Technologies Group and Other Technology. Uber executed two individual leases in Chase Center Tower I and Chase Center Tower II. Each executed lease is subject to a 20-year term. Contractual rent under each lease is $65.00 per square foot on a NNN basis, subject to annual rent escalations of 3.0% which will occur on each anniversary of each respective rent commencement date. Each Uber lease includes one 14-year extension option at market rent. There are no early termination options (except in connection with a casualty or condemnation) or contraction options structured into the leases. The terms and conditions of tenancy at the Chase Center Tower I and Chase Center Tower II are each governed and subject to terms set forth in the individual leases applicable to each individual property. Although similar, the leases remain uncrossed and are not impacted by conditions and terms applicable to the other lease.

COVID-19 Update. As of June 1, 2020, Uber has paid all contractual rent obligations in-full. The Chase Center Towers Whole Loans are current through the June 1, 2020 payment date. As of June 1, 2020, the Chase Center Towers Whole Loans are not subject to any modification or forbearance request.

The Market. The Chase Center Towers Properties are located within the San Francisco-Oakland-Hayward, California metropolitan statistical area (“MSA”). San Francisco and the greater Bay Area are known for the fields of technology, life science/biotech, hardware, software, social media, and alternative energy, due, in part, to the presence of Stanford University and the University of California Berkeley, which provide a base of intellectual capital. According to the appraisal, within the Bay Area, the City of San Francisco is attractive as a location for technology businesses due to the urban environment and the appeal that it holds for recent college graduates.

San Francisco and the greater Bay Area are also home to the fifth largest corporate base of Fortune 500 companies in the United States. The region’s venture capital community and research and academic institutions have spawned global technology and biotechnology companies including Google, Apple, Facebook, Salesforce, Oracle, Cisco Systems, EBay, Genentech, and Gilead. In addition, the region continues to foster a host of next wave companies including Uber, Twitter, Dropbox, Airbnb, Square, and Okta.

According to the appraisal, as of the third quarter of 2019, the office building development cycle in San Francisco included 4.3 million square feet currently under construction throughout the MSA. In total, approximately 60.0% of the inventory under construction has been preleased. Less than 2.0 million square feet of office space currently under construction throughout the MSA is available for lease.

The Chase Center Towers Properties are located in the Mission Bay submarket of San Francisco, California. The submarket is anchored by the University of California, San Francisco’s Mission Bay Campus (“UCSF Mission Bay”) which focuses on the medical and biotech sectors. The Mission Bay submarket benefits from its proximity to downtown San Francisco and from significant infrastructure investment in the form of the San Francisco Light Rail which runs directly past the Chase Center Towers. The submarket offers almost entirely new office space, which according to the appraisal have asking rents among the highest in the San Francisco office market.

According to a third party market report as of April 2020, the total office inventory in the Mission Bay/China Basin submarket stood at approximately 4.15 million square feet up from approximately 3.4 million square feet at the end of 2018 with a positive net absorption of 746,101 square feet at year end 2019 from year end 2018. Average asking rents were at $77.45 per square foot on a NNN basis representing an approximately 6.7% and 0.2% increase from year end 2018 and year end 2019, respectively. The current vacancy rate

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in the submarket is at 1.2% with an availability rate of 4.7%. There was approximately 1.0 million square feet under-construction in the submarket, all of which was preleased to Uber, of which 586,208 square feet represents the Chase Center Towers Properties and the remaining 422,980 square feet represents two additional office towers located to the north of the Chase Center Towers Properties. Collectively, the four buildings represent Uber’s new HQ campus.

According to a third party market report, San Francisco’s economy grew rapidly in the expansion cycle and maintained strength heading into 2020 before the coronavirus pandemic hit. The trajectory of San Francisco’s economy and its commercial real estate sector will depend on how widely the virus spreads, and how long containment policies like social distancing need to be maintained.

The appraisal identified six office rent comparables from other class A/B office buildings in the Mission Bay/China Basin office submarket and the surrounding submarkets. Base rent across approximately 332,225 square feet of recently executed leases ranges from $70.00 (NNN) to $100.00 (full service) per square foot. The appraisal concluded a contractual base rent on a NNN basis of $65.00 per square foot for the Chase Center Towers Properties. The appraisal concluded a full service market rental rate of $95.00 per square foot. On June 5, 2018, San Francisco passed a 3.5% gross receipts tax that applies to income generated by office buildings in addition to the in-place 0.3% gross tax receipt. The new tax (“Prop C”) took effect on January 1, 2019. The Prop C tax expense is recoverable from tenants on a NNN lease and is fully reimbursable with respect to the Chase Center Towers Properties based on the in-place lease with Uber. According to the appraisal, triple-net leases are less common in the San Francisco market than full-service and industrial gross leases. The concluded market rent of $95.00 is based on a full-service expense provision with the tenant paying a 3.5% Prop C tax on a net basis.

Historical Occupancy(1)
	2017	2018	2019	Current(2)
Occupancy	NAV	NAV	NAV	100.0%
(1)	Historical occupancy is unavailable as the Chase Center Towers Properties are newly constructed as of 2019.
(2)	Current Occupancy is as of June 10, 2020.

Tenant Summary(1)
Building	Tenant	Credit Rating (Moody’s/Fitch/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Lease Expiration Date(4)
Chase Center Tower I	Uber Technologies, Inc.	B1 / NR / B-	317,660	54.2%	$66.95	54.2%	10/31/2039
Chase Center Tower II	Uber Technologies, Inc.	B1 / NR / B-	268,548	45.8	66.95	45.8	9/30/2039
Total			586,208	100.0%	$66.95	100.0%
(1)	Based on the underwritten rent roll.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Base Rent PSF and % of Total Base Rent is inclusive of contractual rent steps through December 2020.
(4)	Both leases are structured with one, 14-year extension option upon expiration of their respective initial terms.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030 and Thereafter	2	586,208	100.0	39,246,626	100.0	586,208	100.0%	$39,246,626	100.0%
Total	2	586,208	100.0%	$39,246,626	100.0%			$39,246,626
(1)	Based on the underwritten rent roll.
(2)	Base Rent Expiring is inclusive of contractual rent steps through December 2020.

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Underwritten Net Cash Flow(1)(2)
	Underwritten(3)	Per Square Foot	%(4)
Base Rent(5)	$39,246,626	$66.95	59.3%
Vacant Income	0	0	0.0
Gross Potential Rent	$39,246,626	$66.95	59.3%
CAM Reimbursements	24,793,767	42.30	37.5
Parking Income	2,109,600	3.60	3.2
Gross Potential Income	$66,149,993	$112.84	100.0%
(Vacancy/Credit Loss)(6)	(3,307,500)	(5.64)	(5.0)
Effective Gross Income	$62,842,493	$107.20	95.0%
Total Operating Expenses	25,383,829	43.30	40.4
Net Operating Income	$37,458,664	$63.90	59.6%
Capital Expenditures	117,242	0.20	0.2
Net Cash Flow	$37,341,422	$63.70	59.4%
(1)	The financials provided above are reflective of the consolidated underwritings for the Chase Center Tower I and the Chase Center Tower II. For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.

(2)	Historical financials are not available as the Chase Center Towers Properties are newly built as of 2019.

(3)	Based on the underwritten rent roll.

(4)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(5)	Underwritten Base Rent is inclusive of contractual rent steps through December 2020, which reflect an annual increase of 3.0%.

(6)	Vacancy is underwritten to 5.0% of Gross Potential Income.

Property Management. The Chase Center Towers Properties are currently managed by ARE-San Francisco No. 68, LLC, a Delaware limited liability company and affiliate of ARE, a Borrower Sponsor.

Escrows and Reserves.  At origination, the Borrowers deposited approximately $47,514,548 in the aggregate for outstanding tenant improvements and approximately $15,163,800 in the aggregate for outstanding repairs. The outstanding tenant improvement and outstanding repairs reserve were funded upfront in connection with the buildout of the Uber office space.

Real Estate Taxes and Insurance Reserves – On each payment date, the Borrowers are required to make monthly deposits of: (i) a tax reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (such reserve has been conditionally waived so long as no event of default under the related loan documents has occurred and is continuing, the taxes are paid by Uber or the taxes are paid by the Borrowers and reimbursed by Uber and the Borrowers have provided satisfactory evidence upon request that taxes have been paid in accordance with the requirements of the loan documents) and (ii) an insurance reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period (such reserve has been conditionally waived so long as no event of default under the related loan documents has occurred and is continuing, and the Chase Center Towers Properties are insured by a policy (which may be a blanket policy) meeting the requirements of the loan documents).

Replacement Reserves – Upon the occurrence of a Cash Sweep Event and continuing on a monthly basis during such Cash Sweep Event, an escrow for replacements equal to $12,213 in the aggregate per month.

TI/LC Reserve – Upon the occurrence of a Cash Sweep Event and continuing on a monthly basis during such Cash Sweep Event, an escrow for tenant improvement and leasing commission obligations incurred following the origination date and if reasonably approved by the lender (or if such costs are included in a leasing plan for the Chase Center Towers Properties approved by the lender), other tenant incentives incurred by the Borrowers equal to $48,851 in the aggregate per month.

Common Charges Reserve – On each payment date, the Borrowers will be required to deposit with the lender 1/12 of the common charges and other regular assessments due under the condominium documents and master association documents that the lender reasonably estimates will be payable by the Borrowers under the condominium documents and master association documents during the next ensuing 12 months in order to accumulate with the lender sufficient funds to pay all such common charges at least 30 days prior to the respective due dates, provided that (i) the monthly deposits for common charges and any other amounts required to be deposited will be waived for each applicable month if (x) no event of default has occurred and is continuing, (y) the common charges are required to be paid by Uber or, if not paid directly by Uber, are paid by the Borrowers by the due date and reimbursed or required to be reimbursed to the Borrowers in accordance with the Uber lease, and (z) from and after the date that common charges or other regular assessments due under the condominium documents and master association documents commence being assessed and become due and payable thereunder, the Borrowers provide reasonable evidence of the payment of such common charges and/or other regular assessments that

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are then due and payable under the condominium documents and master association documents, as applicable for the applicable payment date.

Lockbox / Cash Management. The loan documents require a hard lockbox and springing cash management. At origination, the Borrowers delivered tenant direction letters to the existing tenant at the Chase Center Towers Properties, Uber, directing Uber to remit its rent checks directly to the lender-controlled lockbox. So long as no Cash Sweep Event then exists, all funds deposited into the lockbox account are required to be transferred weekly to or at the direction of the Borrowers. Upon the occurrence and during the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept weekly to a cash management account under the control of the lender to be applied and disbursed, so long as no event of default is continuing, for payment of taxes, insurance premiums, operating expenses, debt service, reserves, and other amounts payable in accordance with the loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Chase Center Towers Whole Loans. Upon the occurrence and during the continuance of an event of default under the loan documents or any bankruptcy action of the Borrowers, the lender may apply funds to the debt in such priority as it may determine.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action of any individual Borrower or (iii) a Lease Sweep Event.

A Cash Sweep Event may be cured, with respect to (a) clause (i) above, either (A) a cure of such event of default, (B) there has been a reinstatement cure, or (C) the waiver of such event of default in writing by the lender (in its sole and absolute discretion), and (b) clause (iii) above, the occurrence of a Lease Sweep Termination Event (as defined below); provided, however, that the foregoing cure conditions will not be deemed to have occurred until satisfaction of the following additional conditions: (i) no other event of default is continuing under the Chase Center Towers Whole Loan documents, and (ii) the Borrowers have paid all of the lender’s reasonable out-of-pocket expenses actually incurred in connection with such Cash Sweep Event cure including reasonable attorney’s fees and expenses. Subject to applicable law, in no event may a Cash Sweep Event cure occur with respect to any Cash Sweep Event caused by a bankruptcy proceeding with respect to the Borrowers.

A “Lease Sweep Event” will be deemed to exist if any of the following have occurred and are continuing: (i) there is an event of default by Uber under the Uber lease beyond any applicable grace or cure period, (ii) a bankruptcy or insolvency of Uber, (iii) Uber’s long term debt rating received from Moody’s drops below Caa1, CCC+ by S&P or CCC by Fitch (if rated by Fitch), or (iv) Uber’s average market capitalization falls below $20 billion for any two consecutive calendar quarters.

A “Lease Sweep Termination Event” means (a) if the Lease Sweep Event is caused by any of clauses (i) through (iv) in the definition of “Lease Sweep Event,” the applicable Borrower delivers one (or more) replacement lease(s), which may include sublease(s), with one or more tenants or subtenants entered into in accordance with the loan documents for the space demised under the lease that triggered such Lease Sweep Event, provided that (x) each such replacement lease and/or sublease is a qualified lease, (y) such replacement tenant(s) or subtenant(s) under the replacement lease(s) is/are paying full contractual rent without right of offset (except for any offset rights in such replacement lease(s) which are substantially similar to those granted to Uber under the Uber lease) equal in the aggregate (after taking into account any rent free periods amortized over the term of the applicable lease(s)), to the rent payable under the Uber lease, and the applicable Borrower has delivered to the lender an Officer’s Certificate certifying the foregoing and (z) with respect to any sublease, the applicable Borrower has delivered a subordination, non-disturbance and attornment agreement or recognition agreement in a commercially reasonable form and substance reasonably acceptable to the lender and such sublessee and paid all of lender’s reasonable out-of-pocket costs and expenses actually incurred in connection therewith, (b) if the Lease Sweep Event is caused by clause (iii) in the definition of “Lease Sweep Event”, unless the requirements described in clause (a) of this definition have been satisfied, the long-term debt rating of Uber is at least “Caa1” by Moody’s, “CCC+” by S&P or “CCC” by Fitch (if rated by Fitch), and (c) if the Lease Sweep Event is caused by clause (iv) in the definition of “Lease Sweep Event”, unless the requirements described in clause (a) of this definition have been satisfied, Uber’s average market capitalization equals or exceeds $20 billion for two consecutive calendar quarters.

Current Mezzanine or Subordinate Indebtedness. The Chase Center Towers Senior-Subordinate Notes represent an aggregate outstanding balance as of the Cut-off Date of $155.0 million and the Chase Center Towers Junior-Subordinate Notes represent an aggregate outstanding balance as of the Cut-off Date of $175.0 million. The Chase Center Towers Senior-Subordinate Notes accrue interest at a weighted average fixed rate of approximately 3.52203812% per annum. The Chase Center Towers Junior-Subordinate Notes accrue interest at a fixed rate of approximately 6.87500% per annum. The Chase Center Towers Senior-Subordinate Notes and the Chase Center Towers Junior-Subordinate Notes have a 59-month term and are interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Chase Center Towers Whole Loans” in the Preliminary Prospectus.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

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Cross Default and Cross Collateralization. Pursuant to the term of the cross-default agreement, until the earlier to occur of (x) the satisfaction of the Individual Loan Repayment Conditions (as defined below) and (y) the consummation of a separation and uncross transaction, the Chase Center Tower I Loan and Chase Center Tower II Loan are cross-defaulted and cross-collateralized such that (i) an event of default under any of either individual loan for each office tower constitutes an event of default under each of the other mortgages; (ii) an event of default under any note, any loan agreement or the cross agreement constitutes an event of default under each mortgage; (iii) (x) the Chase Center Tower I mortgage and the Chase Center Tower II second mortgage each constitute security for the Chase Center Tower I Loan, and the Chase Center Tower I Loan lender holds a lien on both properties and (y) the Chase Center Tower II mortgage and the Chase Center Tower I second mortgage each constitute security for the Chase Center Tower II Loan, and the Chase Center Tower II lender holds a lien on both properties; (iv) the Chase Center Tower II second mortgage constitutes security for the repayment of the guaranteed obligations under the Chase Center Tower I note guaranty and (v) the Chase Center Tower I second mortgage constitutes security for repayment of the guaranteed obligations under the Chase Center Tower II note guaranty.

Partial Release. The loan documents provide that the Borrowers have the right to the release of an individual Chase Center Towers Property from the lien of the mortgage, provided that the Borrowers satisfy certain terms and conditions set forth in the cross agreement (the “Individual Loan Repayment Conditions”), including among other things (i) no event of default under the loan documents has occurred and is continuing, (ii) the individual Borrower making such request will (1) make a prepayment of the released loan in full in accordance with its respective loan agreement or defease the released loan in full, and (2) cause the Borrower under the remaining loan to either (x) pay to the remaining lender, an amount equal to 15% of the outstanding principal balance of the released loan including, interest for the full accrual period during which the prepayment occurs (or if such payment is made on a payment date, the full accrual period applicable to such payment date) and if such prepayment is made on or before the permitted prepayment date, the yield maintenance premium, which amount will be applied as a prepayment of the principal balance of the remaining loan or (y) defease the remaining loan in part by an amount equal to 15% of the outstanding principal balance of the released loan including interest that has or would have accrued on the portion of the remaining loan defeased for the full accrual period during which the partial defeasance occurs (or if such partial defeasance is made on a payment date, the full accrual period applicable to such payment date), (iii) delivery of evidence reasonably acceptable to the remaining lender that (A) the release property and the remaining property have been separately assessed for taxes and the release property constitutes or will constitute a separate tax lot, and (B) the lender receives evidence reasonably satisfactory to the lender that after giving effect to such release, the remaining property will continue to comply with all applicable laws (including all zoning, building, land use or parking or other similar legal requirements with respect to such property), (iv) subsequent to such release, the Borrower that owns the remaining property will continue to be a special purpose entity, (v) the debt service coverage ratio of the remaining loan, after giving effect to the release and to the partial prepayment of the remaining loan, will be equal to or greater than the greater of (x) 1.45x for the release of the Chase Center Tower II and 1.43x for the release of the Chase Center Tower I and (y) the aggregate debt service coverage ratio immediately prior to such release, and (vi) the REMIC release requirements are satisfied. Under certain circumstances, a non-recourse carveout guaranty from Uber or an affiliate of Uber satisfactory to the lender will be required to be delivered in connection with a release. For more details regarding the release provisions of the Chase Center Towers Loan, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus.

Condominium and Master Association Structure. The Chase Center Towers Properties are subject to a condominium declaration. Each office tower is a condominium comprised of an office unit (which is the collateral for the Chase Center Towers Whole Loans) and a retail unit (which is not collateral for the Chase Center Towers Whole Loans). The Borrowers act as a managing owner of each condominium association. The Borrowers have approximately 89.0% of the votes in the condominium association and approximately 11.0% of the votes are held by the owner of the retail unit, which is an affiliate of the GSW Sports LLC. The condominium association does not have a board and is managed by the managing owner. Each of the Chase Center Towers Properties are subject to a Master Association with respect to the Chase Center complex. The Master Association has a board of 11 directors and each Borrower acting as a managing owner has the right to appoint two directors. Please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus for additional information.

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Los Angeles Leased Fee Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCM	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$24,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$24,000,000	Property Type - Subtype:	Other – Leased Fee
% of Pool by IPB:	3.3%	Net Rentable Area (SF):	556,202
Loan Purpose:	Refinance	Location:	Los Angeles, CA
Borrower:	KOAR Airport Associates, LLC	Year Built / Renovated:	N/A / N/A
Loan Sponsor:	Paul Alanis, Cofinance, Inc.	Occupancy:	100.0%
Interest Rate:	3.50000%	Occupancy Date:	6/6/2020
Note Date:	8/28/2019	Number of Tenants:	N/A
Maturity Date:	9/6/2029	2017 NOI:	$3,636,860
Interest-only Period:	120 months	2018 NOI:	$3,972,571
Original Term:	120 months	2019 NOI:	N/A
Original Amortization:	None	TTM NOI (as of 6/2019)(2):	$4,160,964
Amortization Type:	Interest Only	UW Economic Occupancy(3):	100.0%
Call Protection:	L(33),Def(83),O(4)	UW Revenues:	$5,267,904
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$0
Additional Debt(1):	Yes	UW NOI(2)(3):	$5,267,904
Additional Debt Balance(1):	$61,000,000	UW NCF(3):	$5,267,904
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF(3):	$134,900,000 / $243
		Appraisal Date:	7/4/2019

Escrows and Reserves				Financial Information(1)(3)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$153
Taxes(4):	$0	Springing	N/A	Maturity Date Loan / SF:	$153
Insurance(5):	$0	Springing	N/A	Cut-off Date LTV:	63.0%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	63.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.75x
Other:	$0	$0	N/A	UW NOI Debt Yield:	6.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$85,000,000	100.0%	Payoff Existing Debt	$47,446,775	55.8%
			Closing Costs	1,121,154	1.3
			Return of Equity	36,432,070	42.9
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%

(1)	The Los Angeles Leased Fee Portfolio Loan (as defined below) is part of a whole loan evidenced by two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $85.0 million. The Financial Information presented in the chart above reflects the Cut-off Date Balance of the $85.0 million Los Angeles Leased Fee Portfolio Whole Loan (as defined below).

(2)	The increase from TTM NOI to UW NOI is attributable to approximately $950,940 of underwritten average ground rent over loan term.

(3)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the Los Angeles Leased Fee Portfolio Whole Loan was underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	On a monthly basis, during the continuance of a lease sweep period, the borrower is required to escrow 1/12 of the projected annual estimated tax payments.

(5)	On a monthly basis, during the continuance of a lease sweep period, the borrower is required to escrow 1/12 of the projected annual estimated insurance premiums.

The Loan. The Los Angeles Leased Fee Portfolio loan, with a principal balance of $24.0 million as of the Cut-off Date (the “Los Angeles Leased Fee Portfolio Loan”), is secured by a first priority fee simple mortgage encumbering the land beneath four hotel properties, three parking structures and one office property, all of which land is encumbered by eight separate, cross-collateralized and cross-defaulted, absolute triple net (“NNN”) ground leases totaling 556,202 square feet of land located adjacent to the Los Angeles International Airport (“LAX”) in Los Angeles, California (collectively, the “Los Angeles Leased Fee Portfolio Properties” or the “Los Angeles Leased Fee Portfolio”). The Los Angeles Leased Fee Portfolio Loan is part of a whole loan that has an aggregate outstanding principal balance as of the Cut-off Date of $85.0 million (the “Los Angeles Leased Fee Portfolio Whole Loan”) and is comprised of two pari passu notes, each as

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described in the “Whole Loan Summary” chart below. The non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $24.0 million, is being contributed to the JPMDB 2020-COR7 Trust. The controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $61.0 million, was contributed to the JPMDB 2019-COR6 Trust. The relationship between the holders of the Los Angeles Leased Fee Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Los Angeles Leased Fee Portfolio Loan has a 10-year term and will be interest only for the entire term. The most recent prior financing of the Los Angeles Leased Fee Portfolio Properties was not included in a securitization.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$61,000,000	$61,000,000	JPMDB 2019-COR6	Yes
A-2	24,000,000	24,000,000	JPMDB 2020-COR7	No
Total	$85,000,000	$85,000,000

The Borrower. The borrowing entity is KOAR Airport Associates, LLC, a Delaware limited liability company and special purpose entity structured to be bankruptcy remote with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Los Angeles Leased Fee Portfolio Whole Loan.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Paul Alanis and Cofinance, Inc., on a joint and several basis. Mr. Alanis is a principal of KOAR International, LLC (“KOAR”), a Los Angeles-based real estate development company. KOAR has advised investors who have acquired over $1 billion of assets in the Greater Los Angeles area. Cofinance, Inc. is a subsidiary of Cofinance Group SA (“Cofinance”), a Luxembourg-based real estate company. Through its subsidiaries, Cofinance owns, operates, develops and manages commercial real estate with approximately $750 million of asset under management across the United States (New York City, Los Angeles and the greater Northeast), France and Canada.

The Properties. The Los Angeles Leased Fee Portfolio consists of eight, ground leased land parcels totaling 556,202 square feet of land located adjacent to LAX in Los Angeles, California. Each of the eight land parcels is owned by the borrower and is improved with an asset subject to a 99-year, absolute NNN ground lease that commenced in 2016 and expires in December 2114 with no extension options. The eight ground leases are structured with contractual annual rent increases, fair market value resets, right of first negotiation in the event of a sale and no early termination options. The leasehold improvements, which are not collateral for the Los Angeles Leased Fee Portfolio Whole Loan, total approximately 2.2 million square feet of net rentable area and include four hotels (one of which is currently being converted from an office building to a hotel), three parking structures and an office building. The following table presents certain information relating to the Los Angeles Leased Fee Portfolio Properties.

Portfolio Summary
Property Name	Total Land SF	% of Total	Ground Lease Expiration	Leasehold Owner	Leased Fee UW NOI(1)	% of Total	Appraised Value	% of Total
5901 West Century Boulevard	71,003	12.8%	12/31/2114	ROX TRG Airport Blvd, LLC(2)	$812,081	15.4%	$21,700,000	16.1%
5959 West Century Boulevard	79,279	14.3	12/31/2114	5959 LLC	708,834	13.5	19,000,000	14.1
6151 West Century Boulevard	78,844	14.2	12/31/2114	SVI Airport LLC	680,761	12.9	18,000,000	13.3
5933 West Century Boulevard	73,181	13.2	12/31/2114	SVI LAX LLC	601,110	11.4	16,400,000	12.2
5940 West 98th Street	67,518	12.1	12/31/2114	LR Century Parking I LLC et al.	660,427	12.5	15,700,000	11.6
9801 Airport Boulevard	62,726	11.3	12/31/2114	BA LAX LLC	558,210	10.6	15,000,000	11.1
6144 West 98th Street	62,726	11.3	12/31/2114	LR Century Parking VI	644,875	12.2	14,900,000	11.0
5960 West 98th Street	60,925	11.0	12/31/2114	LR Century Parking I LLC	601,606	11.4	14,200,000	10.5
Total	556,202	100.0%			$5,267,904	100.0%	$134,900,000	100.0%

(1)	Based on the average ground rent over loan term.

(2)	Represents the prior leasehold owner at the time of origination. The prior owner sold the leasehold improvements in October 2019 for approximately $45.0 million to a third party.

COVID-19 Update. As of June 1, 2020, the leasehold improvements situated on the land parcels encumbered by the Los Angeles Leased Fee Portfolio Properties remain open with the exception of the 5959 West Century Boulevard improvements that are currently under construction. As of the June 6, 2020 underwritten rent rolls, the Los Angeles Leased Fee Portfolio Properties remain 100.0% occupied. For April and May of 2020, the loan sponsor has collected 100.0% of underwritten base rent. The Los Angeles Leased Fee Portfolio Whole Loan is current through the June 6, 2020 payment date. As of June 1, 2020, the Los Angeles Leased Fee Portfolio Loan is not subject to any modification or forbearance request.

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The following table presents certain information relating to the improvements which underlie the Los Angeles Leased Fee Portfolio Properties.

Look Through Portfolio Summary(1)
Property Name	Property Type	Leasehold Property Name / Operator	Year Built / Renovated	SF / Rooms / Spaces	Look Through NOI	Hypothetical Stabilized Fee Simple Appraised Value(2)
5901 West Century Boulevard	Office	Airport Center Building III	1968 / 2017	306,243	$4,106,826	$68,400,000
5959 West Century Boulevard	Hotel	Hyatt House / Hyatt Place(3)	1966 / 2020(3)	401	N/A(3)	135,300,000
6151 West Century Boulevard	Hotel	Homewood Suites / Curio Collection by Hilton	1963 / 2017	290	6,068,455	93,400,000
5933 West Century Boulevard	Hotel	Residence Inn	1982 / 2015	231	5,245,797	80,700,000
5940 West 98th Street	Parking	L&R Century Parking	1968 / N/A	1,300	1,670,488	25,700,000
9801 Airport Boulevard	Hotel	Embassy Suites	1989 / N/A	222	3,519,458	54,100,000
6144 West 98th Street	Parking	L&R Century Parking	1970 / N/A	1,400	1,718,505	26,400,000
5960 West 98th Street	Parking	L&R Century Parking	1982 / N/A	1,300	1,652,575	25,400,000
Total					$23,982,104	$509,400,000
(1)	Source: Appraisals.

(2)	The Hypothetical Stabilized Fee Simple Appraised Value assumes the properties are unencumbered by the ground leases.

(3)	The 5959 West Century Boulevard improvements are currently under construction. The improvements are being converted from an office building to a dual branded Hyatt Place/Hyatt House hotel. The Hyatt Place/Hyatt House hotel will be a 14-story tower with 401 rooms. The Hyatt Place will offer 272 guestrooms and the Hyatt House will offer 129 guestrooms. According to the appraisal, the total project cost is approximately $120.0 million.

Ground Rent Summary
Property Name	2020 Rent	2021 Rent	2022 Rent	2023 Rent	2024 Rent	2025 Rent	2026 Rent	2027 Rent	2028 Rent	2029 Rent
5901 West Century Boulevard	$713,951	$735,370	$757,431	$780,154	$803,558	$827,665	$852,495	$878,070	$904,412	$931,544
5959 West Century Boulevard	623,180	641,875	661,132	680,966	701,395	722,436	744,110	766,433	789,426	813,109
6151 West Century Boulevard	600,000	618,000	636,540	655,636	675,305	695,564	716,431	737,924	760,062	782,864
5933 West Century Boulevard	500,000	525,000	550,000	575,000	600,000	625,000	643,750	663,063	682,954	703,443
5940 West 98th Street(1)	587,662	603,544	619,903	636,753	654,108	671,983	690,395	709,360	728,893	749,012
9801 Airport Boulevard	491,000	505,730	520,902	536,529	552,625	569,204	586,280	603,868	621,984	640,644
6144 West 98th Street(2)	577,224	591,990	607,199	622,864	638,999	655,618	672,735	690,367	708,527	727,232
5960 West 98th Street(3)	535,948	550,279	565,040	580,243	595,903	612,033	628,646	645,758	663,383	681,537
Total	$4,628,964	$4,771,787	$4,918,146	$5,068,144	$5,221,892	$5,379,502	$5,534,841	$5,694,842	$5,859,640	$6,029,384
(1)	Ground rent includes approximately $58,251 of underwritten percentage rent paid by the leasehold improvements.

(2)	Ground rent includes approximately $85,030 of underwritten percentage rent paid by the leasehold improvements.

(3)	Ground rent includes approximately $58,251 of underwritten percentage rent paid by the leasehold improvements.

The 5901 West Century Boulevard property improvements consist of a 306,243 square foot, 15-story office building. The prior leasehold owner acquired the improvements in May 2017 for $12.5 million and performed an approximately $8.0 million renovation converting the spaces to a creative office design. In October 2019 the prior leasehold owner sold the leasehold improvements for approximately $45.0 million to a third party.

The 5959 West Century Boulevard property improvements are currently under construction as the improvements are being converted from an office building to a dual branded Hyatt Place/Hyatt House hotel. The Hyatt Place/Hyatt House hotel will be a 14-story tower with 401 rooms. The Hyatt Place will offer 272 guestrooms and the Hyatt House will offer 129 guestrooms. According to the appraisal, the total project cost is approximately $120.0 million.

The 6151 West Century Boulevard property improvements consists of a dual brand Homewood Suites and Curio Collection by Hilton hotel, in a 12-story tower with 290 rooms. The Homewood Suites hotel offers 122, all-suite rooms, and the Curio Collection by Hilton hotel offers 168 guestrooms. The improvements were constructed in 1963 and converted to a hotel in 2017. The hotel’s amenities include meeting rooms totaling 4,532 square feet, an outdoor swimming pool, fitness room, restaurant, free breakfast (Homewood Suites) and airport shuttle. Although the improvements offer only a limited number of parking spaces onsite, there is a seven-story parking garage immediately to the north adjacent to the hotel for guest parking.

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Los Angeles Leased Fee Portfolio

The 5933 West Century Boulevard property improvements consists of a Residence Inn LAX, an upscale, extended stay hotel with 231 guestrooms. The improvements were converted from an office building in an approximately $37.5 million conversion project which was completed in 2015. The hotel offers studio, one-bedroom, and two-bedroom guestrooms in a 12-story tower with three, ground floor retail spaces. The hotel amenities include four meeting rooms totaling 1,822 square feet, an outdoor swimming pool and deck area, fitness room, free breakfast and airport shuttle. The improvements do not offer any parking spaces; however, the hotel owner has the right to lease up to 300 spaces at market rates from the adjacent seven-story parking garage immediately to the north.

The 5940 West 98th Street property improvements consists of a one-building, 340,420 square foot concrete parking structure built in 1968. The improvements include seven levels of parking including six covered levels and one exposed rooftop level. The facility includes 1,300 parking spaces. Access to the parking garage is available via concrete curb cuts at 98th Street. Access is also available from Century Boulevard to the south via asphalt concrete driveways. The parking garage is operated by L&R Group of Companies, one of the largest parking property owners in the Los Angeles area.

The 6144 West 98th Street property improvements consists of a one-building, 350,598 square foot concrete parking structure built in 1970. The improvements include seven levels of parking including six covered levels and one exposed rooftop level. The facility includes 1,400 parking spaces. Access to the parking garage is available via concrete curb cuts at 98th Street, with secondary access available from Century Boulevard to the south via driveways. The parking garage is operated by L&R Group of Companies.

The 9801 Airport Boulevard property improvements consists of an Embassy Suites, an extended stay hotel with 222 guestrooms. The hotel was built in 1989 and was built as a hotel. The hotel offers one-bedroom suites in an eight-story tower. The hotel amenities include meeting rooms totaling 4,532 square feet, an indoor swimming pool, fitness room, free breakfast and airport shuttle. Although the improvements offer only a limited number of parking spaces onsite, there is a seven-story parking garage immediately to the west.

The 5960 West 98th Street property improvements consists of a one-building, 338,386 square foot concrete parking structure built in 1982. The improvements include seven levels of parking including six covered levels and one exposed rooftop level. The facility includes 1,300 parking spaces. Access to the parking garage is available via concrete curb cuts at 98th Street. Access is also available from Century Boulevard to the south via asphalt concrete driveways. The parking garage is operated by L&R Group of Companies.

The Los Angeles Leased Fee Portfolio Properties are located adjacent to LAX. According to the appraisal, LAX is the busiest airport on the West Coast and is a bustling domestic stop and an important international hub. The airport has a large impact on tourism and travel in the greater Los Angeles area as many international tourists use LAX as an entrance to the United States. Passenger travel at LAX has grown significantly and surpassed pre-recession passenger counts. According to the appraisal, total passenger counts recently reached a record level of nearly 84.5 million passengers.

Major developments have broken ground at LAX, including a $14 billion modernization program, including a $5.5 billion landside access modernization program to improve access to the airport, relieve congestion within the Central Terminal Area and surrounding streets, and connect with the future automated people mover station. A consolidated rent-a-car facility, roadway improvements, and an intermodal transportation facility – west will provide better transportation to the airport, remove shuttle trips to/from the terminal area, and provide more efficient access to rental cars. The people mover is under construction and scheduled for completion in 2023. There are also plans to extend the Green Line into the new Torrance transit center. The 4.6-mile extension of the light rail line, which currently ends at the northern border of Redondo Beach, would allow riders to connect to LAX via the future automated 96th Street Station.

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Los Angeles Leased Fee Portfolio

Operating History and Underwritten Net Cash Flow
	2017	2018	TTM(1)	Underwritten(2)	Per Square Foot	%(3)
Rents in Place	$3,491,433	$3,803,433	$3,959,433	$4,115,433	$7.40	78.1%
Straight Line Rent(4)	0	0	0	950,940	1.71	18.1
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$3,491,433	$3,803,433	$3,959,433	$5,066,373	$9.11	96.2%
Percentage Rent	145,427	169,138	201,531	201,531	0.36	3.8
Total Reimbursements	0	0	0	0	0.00	0.0
Total Other Income	0	0	0	0	0.00	0.0
Net Rental Income	$3,636,860	$3,972,571	$4,160,964	$5,267,904	$9.47	100.0%
(Vacancy/Credit Loss)	0	0	0	0	0.00	0.0
Effective Gross Income	$3,636,860	$3,972,571	$4,160,964	$5,267,904	$9.47	100.0%
Total Expenses	$0	$0	$0	$0	$0.00	0.0%
Net Operating Income(5)	$3,636,860	$3,972,571	$4,160,964	$5,267,904	$9.47	100.0%
Total TI/LC, CapEx/RR	0	0	0	0	0.00	0.0
Net Cash Flow	$3,636,860	$3,972,571	$4,160,964	$5,267,904	$9.47	100.0%

(1)	TTM column represents the trailing 12-month period ending June 30, 2019.

(2)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Based on the average ground rent over loan term.

(5)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is attributable to approximately $950,940 of underwritten average ground rent over loan term.

Property Management. The Los Angeles Leased Fee Portfolio Properties are self-managed.

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1340 Concord

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,000,000	Title:	Fee
Cut-off Date Principal Balance:	$22,000,000	Property Type – Subtype:	Office – Suburban
% of Pool by IPB:	3.0%	Net Rentable Area (SF):	100,710
Loan Purpose:	Acquisition	Location:	Sunrise, FL
Borrowers:	SDN 1340 Concord, LLC, 909 1340	Year Built / Renovated:	1998 / N/A
	Concord, LLC, 1340 Concord	Occupancy:	100.0%
	Associates, LP	Occupancy Date:	6/1/2020
Loan Sponsors(1):	Various	Number of Tenants:	1
Interest Rate:	4.15000%	2017 NOI(2):	N/A
Note Date:	7/25/2019	2018 NOI(2):	N/A
Maturity Date:	8/1/2029	2019 NOI(2):	N/A
Interest-only Period:	120 months	TTM NOI(2):	N/A
Original Term:	120 months	UW Economic Occupancy(4):	95.0%
Original Amortization:	None	UW Revenues:	$3,448,952
Amortization Type:	Interest Only	UW Expenses:	$1,421,792
Call Protection:	L(34),Def(82),O(4)	UW NOI(4):	$2,027,160
Lockbox / Cash Management:	Hard / Springing	UW NCF(4):	$1,852,277
Additional Debt:	N/A	Appraised Value / Per SF(4)(5):	$32,600,000 / $324
Additional Debt Balance:	N/A	Appraisal Date:	6/14/2019
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information(4)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$218
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$218
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	67.5%
Replacement Reserves:	$0	$1,427	N/A	Maturity Date LTV:	67.5%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.00x
Other(3):	$7,123,924	$0	N/A	UW NOI Debt Yield:	9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,000,000	54.5%	Purchase Price	$32,500,000	80.5%
Sponsor Equity	18,386,054	45.5	Closing Costs	762,130	1.9
			Upfront Reserves	7,123,924	17.6
Total Sources	$40,386,054	100.0%	Total Uses	$40,386,054	100.0%

(1)	The loan sponsors are HGGP Capital VIII, LLC, HGGP Capital IX, LLC, HGGP Capital X, LLC, HGGP Capital XI, LLC, HGGP Capital XII, LLC and HGGP Capital XIII, LLC.

(2)	Historical financial information was not provided as the borrower acquired the 1340 Concord Property (as defined below) subject to a triple net lease structure in July 2019.

(3)	The Initial Other Reserve consists of (i) $4,028,400 of outstanding TI reserve, (ii) approximately $1,530,457 of free rent reserve, (iii) $977,742 of gap rent reserve, (iv) approximately $308,263 of prepaid rent reserve and (v) $279,063 of engineering reserve.

(4)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the 1340 Concord Loan was underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(5)	In addition to the “As-Is” appraised value of $32.6 million, the appraisal provided a “Hypothetical Go Dark” value of $24.4 million, as of June 14, 2019, which assumes that Ultimate Software vacates the 1340 Concord Property and ceases rent payments under its lease. Based on the “Hypothetical Go Dark” value, the Cut-off Date LTV is equal to 90.2%.

The Loan. The 1340 Concord loan (the “1340 Concord Loan”) is secured by a first mortgage lien on the borrowers’ fee interest in a 100,710 square foot office building located in Sunrise, FL (the “1340 Concord Property”). The 1340 Concord Loan (as defined below) has a ten-year term and is interest only for the entire term.

The Borrowers. The borrowers are SDN 1340 Concord, LLC, 909 1340 Concord, LLC and 1340 Concord Associates, LP. SDN 1340 Concord, LLC and 909 1340 Concord, LLC are each a Delaware limited liability company and 1340 Concord Associates, LP is a Delaware

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1340 Concord

limited partnership. Each borrower is structured to be bankruptcy remote with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 1340 Concord Loan. The borrowers own the 1340 Concord Property as tenants-in-common.

The Loan Sponsors. The loan sponsors are HGGP Capital VIII, LLC, HGGP Capital IX, LLC, HGGP Capital X, LLC, HGGP Capital XI, LLC, HGGP Capital XII, LLC and HGGP Capital XIII, LLC (collectively “HGGP Capital”), which collectively constitute a partnership acting as the carveout guarantors for the 1340 Concord Loan. HGGP Capital entities are owned by Harbor Group International (“HGI”), a fully-integrated global real estate investment and management firm that owns and operates office, retail and multifamily assets in North America and Europe. HGI encompasses the limited partnerships under HGGP Capital. As of year-end 2019, HGI had a commercial real estate portfolio consisting of approximately 4.8 million square feet, including 45,000 multifamily units, valued in excess of $12.5 billion. HGI has over 1,150 employees who facilitate acquisitions, dispositions, asset management, construction, leasing and property management. The 1340 Concord Property was acquired by the loan sponsors in July of 2019 for a purchase price of $32.5 million (approximately $322.71 per square foot).

The Property. The 1340 Concord Property is a three-story, mid-rise, single tenant office building totaling 100,710 square feet, located in Sunrise, Florida, approximately 14.0 miles west of downtown Fort Lauderdale in Broward County.

The 1340 Concord Property was built in 1998 and was occupied by Aetna for 20 years. The 1340 Concord Property is currently 100.0% leased to Ultimate Software. Ultimate Software was delivered the premises on June 5, 2019 and its lease commenced on November 1, 2019. Ultimate Software had finalized plans to begin its buildout at the 1340 Concord Property prior to the COVID-19 pandemic. As a result of the pandemic, construction at the 1340 Concord Property was put on hold. Ultimate Software is now re-finalizing its buildout plans for the space while taking into consideration the guidelines related to COVID-19 and will commence its buildout as soon as it is feasible in light of the pandemic. As of June 2020, Ultimate Software is current on its rent and has not requested any rent relief. Furthermore, the 1340 Concord Loan is structured with an upfront reserve for tenant improvements (approximately $4.0 million or $40 per square foot). In addition, Ultimate Software plans to provide its own funds for another $60 per square foot to further customize and upgrade its space, according to the loan sponsors. Ultimate Software has a NNN lease with an initial rent of $22.75 per square foot and 3.0% annual contractual escalations thereafter. Ultimate Software already has 13 buildings in the Weston, Florida submarket, including its headquarters building, which is located approximately 6 miles southwest of the 1340 Concord Property. The buildout at the 1340 Concord Property will be modeled after 2250 North Commerce Parkway, which is Ultimate Software’s most recent building and located 5 miles away. According to the loan sponsors, it is anticipated that 1340 Concord Property will house approximately 500 employees, who will be primarily newly hired engineers and developers as Ultimate Software continues to rapidly expand and grow its workforce. The 1340 Concord Property features 587 surface parking spaces, resulting in a parking ratio of 5.83 spaces per 1,000 square feet of net rentable area.

As of June 1, 2020, the 1340 Concord Property was 100.0% occupied by Ultimate Software. The sole tenant at the property, Ultimate Software (100,710 square feet; 100.0% of net rentable area; 100.0% of underwritten base rent), leases the property pursuant to a NNN lease expiring in May 2030 with two five-year extension options. Founded in 1990, Ultimate Software is an American technology company that develops and sells UltiPro, a cloud-based software system for business. Ultimate Software has been building human capital management and employee experience solutions since its inception. Ultimate Software recorded $1.14 billion in total revenues as of the fourth quarter of 2018. Ultimate Software was acquired by a private equity group, Hellman & Friedman, in February 2019 for approximately $11.0 billion and now operates as a privately held company. The 1340 Concord Property is situated approximately 6 miles southwest of Ultimate Software’s headquarters in Weston, Florida.

COVID-19 Update. As of the June 2020 payment date, the 1340 Concord Property remains under construction with the sole tenant, Ultimate Software, finalizing its planned build-out. Ultimate Software has taken possession of its space and has commenced paying rent. As of June 1, 2020, Ultimate Software has paid all rent in full. The 1340 Concord Loan is current through the June 1, 2020 payment date. As of June 1, 2020, the 1340 Concord Loan is not subject to any modification or forbearance request.

The Market. The 1340 Concord Property is located in Broward County, Florida, within the Sawgrass International Corporate Park, South Florida’s largest office park, which is situated at Sawgrass Expressway, Interstate-75 and Interstate 595. The 1340 Concord Property is located approximately 22 minutes west of Fort Lauderdale on approximately 10.1 acres of land. The region is accessible via Interstate-95, Interstate-75 and the Florida Turnpike, the primary north/south freeways in South Florida. Another major thoroughfare is the Sawgrass Expressway, the major north/south thoroughfare throughout Broward County and Interstate-595, which is the major east/west thoroughfare. The Sawgrass International Corporate Park is the regional headquarters to a number of blue chip companies including Fidelity Information Systems, Ford, AT&T, American Express, Harris Corporation, New York Life, Xerox, Equity Residential and Ticketmaster. Additionally, the 1340 Concord Property is approximately 16.0 miles from Fort Lauderdale-Hollywood International Airport and approximately 30.0 miles from Miami International Airport. According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the 1340 Concord Property was approximately 897, 60,697 and 187,218, respectively. The estimated 2018 average household income within the same radii was approximately $103,133, $99,557, and $106,639, respectively.

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1340 Concord

According to a third party information provider, the 1340 Concord Property is located in the Fort Lauderdale office market. As of the first quarter of 2020, the Fort Lauderdale office market has approximately 71.3 million square feet of office space with a market vacancy of 9.1%. Average gross asking rents for the Fort Lauderdale office market are $29.78 per square foot. According to the appraisal, as of June 14, 2019, the South Florida region is home to five Fortune 500 corporations – World Fuel Services, AutoNation, Lennar, Office Depot, and Ryder System. The region’s largest employers are national and multinational corporations spanning a variety of industries including healthcare, retail, and technology. The 1340 Concord Property is located in the West Broward submarket. According to the appraisal, as of the first quarter of 2019, the West Broward submarket consisted of approximately 7.1 million square feet of office inventory with an overall vacancy rate of 6.3% and an overall asking rent of $28.66 per square foot.

The appraisal identified five comparable office leases ranging in size from 53,654 square feet to 215,749 square feet. The comparable properties were built between 1981 and 2001. The comparable tenants reported annual rental rates ranging from $18.00 to $27.00 per square foot with a weighted average rent of approximately $23.89 per square foot, inclusive of NNN comparable leases. Ultimate Software has a NNN rent of $22.75 per square foot, which is in-line with the appraiser’s concluded market rent for the 1340 Concord Property of $22.75 per square foot.

Historical Occupancy(1)
	2017	2018	2019	Current(2)
Occupancy	NAV	NAV	NAV	100.0%
(1)	Historical occupancy was not provided as the borrower acquired the 1340 Concord Property subject to a triple net lease structure in July 2019.

(2)	Current Occupancy is as of June 1, 2020.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Ultimate Software(2)	NR / NR / NR	100,710	100.0%	$22.75	100.0%	5/31/2030
Total Occupied		100,710	100.0%	$22.75	100.0%
Vacant		0	0.0%
Total		100,710	100.0%
(1)	Based on the underwritten rent roll as of June 1, 2020.

(2)	Ultimate Software has a one-time right to terminate its lease effective as of May 2027 with no less than 12 months’ prior notice and the payment of a termination fee.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2020 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	1	100,710	100.0	2,291,153	100.0	100,710	100.0%	$2,291,153	100.0%
2031 and Thereafter	0	0	0.0	0	0.0	100,710	100.0%	$2,291,153	100.0%
Total	1	100,710	100.0%	$2,291,153	100.0%

(1) Based on the underwritten rent roll as of June 1, 2020.

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1340 Concord

Underwritten Net Cash Flow
	Underwritten(1)	Per Square Foot	%(2)
Base Rent	$2,291,153	$22.75	63.1%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$2,291,153	$22.75	63.1%
Total Reimbursements	1,339,323	13.30	36.9
Net Rental Income	$3,630,476	$36.05	100.0%
(Vacancy/Credit Loss)	(181,524)	(1.80)	(5.0)
Total Other Income	0	0.00	0.0
Effective Gross Income	$3,448,952	$34.25	95.0%
Total Expenses	$1,421,792	$14.12	41.2%
Net Operating Income	$2,027,160	$20.13	58.8%
TI/LC	157,762	1.57	4.6
Replacement Reserves	17,121	0.17	0.5
Net Cash Flow	$1,852,277	$18.39	53.7%

(1) For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.

(2) % column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

Property Management. The 1340 Concord Property is managed by Harbor Group Management Co., LLC, a Virginia limited liability company, an affiliate of the borrowers.

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1333 Main Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCM	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,500,000	Title:	Fee
Cut-off Date Principal Balance:	$20,500,000	Property Type - Subtype:	Mixed Use – Office/Retail
% of Pool by IPB:	2.8%	Net Rentable Area (SF):	224,314
Loan Purpose:	Acquisition	Location:	Columbia, SC
Borrower:	Galium 1333 Main, LLC	Year Built / Renovated:	1983 / 1998-2015
Loan Sponsors:	Jacques Bessoudo, Iser Rabinovitz	Occupancy:	92.0%
Interest Rate:	3.68550%	Occupancy Date:	1/14/2020
Note Date:	2/27/2020	Number of Tenants:	19
Maturity Date:	3/6/2030	2017 NOI:	$2,184,303
Interest-only Period:	60 months	2018 NOI:	$2,192,836
Original Term:	120 months	2019 NOI:	$2,316,405
Original Amortization:	360 months	TTM NOI:	N/A
Amortization Type:	IO-Balloon	UW Economic Occupancy(1):	92.0%
Call Protection:	L(27),Def(90),O(3)	UW Revenues:	$4,729,409
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$2,462,836
Additional Debt:	N/A	UW NOI(1):	$2,266,573
Additional Debt Balance:	N/A	UW NCF(1):	$2,015,265
Additional Debt Type:	N/A	Appraised Value / Per SF(1):	$29,500,000 / $132
		Appraisal Date:	1/3/2020

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$91
Taxes:	$210,000	$69,400	N/A	Maturity Date Loan / SF:	$82
Insurance:	$15,000	$5,300	N/A	Cut-off Date LTV:	69.5%
Replacement Reserves:	$600,000	$4,673	N/A	Maturity Date LTV:	62.7%
TI/LC:	$1,075,000	$18,693	$1,500,000	UW NCF DSCR:	1.78x
Other(2):	$145,013	$0	N/A	UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,500,000	65.1%	Purchase Price	$29,350,000	93.3%
Sponsor Equity	10,973,568	34.9	Prorations and Adjustments	(625,121)	(2.0)
			Upfront Reserves	2,045,013	6.5
			Closing Costs	703,676	2.2
Total Sources	$31,473,568	100.0%	Total Uses	$31,473,568	100.0%
(1)	All NOI, NCF and occupancy information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus pandemic, and the economic disruption resulting from measures to combat the pandemic, and all DSCR, LTV and Debt Yield metrics were calculated, and the 1333 Main Street Loan (as defined below) was underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(2)	Initial Other Escrows and Reserves consist of an initial deposit of approximately $145,013 for outstanding tenant improvements and leasing commissions.

A-3-110

Annex A-3	JPMDB 2020-COR7

1333 Main Street

The Loan. The 1333 Main Street mortgage loan, with a principal balance of $20.5 million as of the Cut-off Date (the “1333 Main Street Loan”), is secured by a first mortgage lien on the borrower’s fee interest in a 224,314 square foot mixed-use building, an adjacent 110-space surface parking lot and a three-story, 775-space parking garage located in downtown Columbia, South Carolina (the “1333 Main Street Property”). The 1333 Main Street Loan has a 10-year term and following a five-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity is Galium 1333 Main, LLC, a Delaware limited liability company and special purpose entity structured to be bankruptcy remote with one independent director.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Jacques Bessoudo and Iser Rabinovitz on a joint and several basis. Mr. Bessoudo and Mr. Rabinovitz are the managing partners of Galium Capital, a commercial real estate investment and development company founded in 2017 and based in Miami, Florida.

The Property. The 1333 Main Street Property is a seven-story, mixed-use office and retail building totaling 224,314 square feet and includes an adjacent 110-space surface parking lot and a three-story, 775-space parking garage located in Columbia, South Carolina. Originally constructed in 1983 and renovated between 1998 and 2015, the 1333 Main Street Property consists of 17 office suites and 13 ground floor retail suites. The 1333 Main Street Property includes 885 total stalls (for a parking ratio of approximately 3.9 per 1,000 square feet) across a three-story, 775-space structured garage and a 110-space asphalt paved surface parking lot. As of the January 14, 2020 underwritten rent roll, the 1333 Main Street Property was 92.0% leased by a mix of 19 national, regional and local tenants with a weighted average underwritten base rent of approximately $18.35 per square foot.

The largest tenant at the 1333 Main Street Property is PricewaterhouseCoopers, LLP (“PwC”) (57,921 square feet, 25.8% of net rentable area; 28.1% of underwritten base rent). Founded in 1998, PwC is a global network of firms delivering assurance, tax and consulting services for businesses, whose network of firms operate in 157 countries, employ more than 276,000 people, and serve 86 percent of Fortune Global 500 companies and more than 100,000 entrepreneurial and private businesses. PwC has been a tenant since 2005 and has a lease expiration of May 2025 with two, five-year renewal options remaining and has a one-time termination option effective in May 2022, with nine months prior notice and payment of a termination fee in the amount equal to approximately $618,497. PwC currently pays underwritten base rent equal to $18.39 per square foot, which escalates approximately 2.5% per annum.

The second largest tenant at the 1333 Main Street Property is SC Education Lottery (34,012 square feet; 15.2% of net rentable area; 16.0% of underwritten base rent, rated Aaa/AAA/AA+ by Moody’s/Fitch/S&P). Headquartered at the 1333 Main Street Property and founded in 2002, SC Education Lottery manages a state lottery which provides funding to enhance education programs in South Carolina. SC Education Lottery has been a tenant since 2007 and has a lease expiration of July 2021 with one, three-year renewal option remaining and an ongoing termination option at any time with 30-days’ notice among other conditions, as is standard for state tenants. SC Education Lottery currently occupies 32,248 square feet of office space and 1,764 square feet of retail space at an underwritten base rent equal to $17.85 per square foot.

The third largest tenant at the 1333 Main Street Property is SC Workers’ Compensation (24,103 square feet; 10.7% of net rentable area; 10.7% of underwritten base rent, rated Aaa/AAA/AA+ by Moody’s/Fitch/S&P). Headquartered at the 1333 Main Street Property, SC Workers’ Compensation administers the workers’ compensation laws of the state of South Carolina with the ultimate goal of ensuring that workers injured on the job receive prompt payment of lost work time benefits and attendant medical expenses. SC Workers’ Compensation has been a tenant since 2009 and has a lease expiration of March 2022 with no renewal options remaining and an ongoing termination option at any time with 30-days’ notice among other conditions, as is standard for state tenants. SC Workers’ Compensation currently occupies 24,103 square feet of office and storage space, paying an underwritten base rent equal to $16.83 per square foot, which escalates $0.40 per square foot per annum.

COVID-19 Update. As of June 1, 2020, the 1333 Main Street Property is open; however, most, if not all, office tenants are working remotely. As of the January 14, 2020 underwritten rent roll, the 1333 Main Street Property remained 92.0% occupied. For April and May of 2020, tenants representing approximately 99.2% and 95.1% of net rentable area, respectively, have paid rent in-full or in part, with the loan sponsor having collected approximately 99.0% and 95.2% of the underwritten base rent, respectively. The 1333 Main Street Loan is current through the June 6, 2020 payment date. As of June 1, 2020, the 1333 Main Street Loan is not subject to any modification or forbearance request.

The Market. The 1333 Main Street Property is located in the Columbia, South Carolina metropolitan statistical area. According to the appraisal, the area has a population of 837,258 people, which has increased 1.0% per annum since 2010 and is expected to increase 1.1% per annum through 2024.

The 1333 Main Street Property is located in the central business district (“CBD”) office and retail submarket, within the overall Columbia office and retail market. According to a market report, as of the June 9, 2020, the overall Columbia office and retail market contained approximately 33.3 million square feet and approximately 55.3 million square feet, respectively, with overall market vacancies of 6.4% and 4.2%, respectively, and average asking rents of approximately $19.66 per square foot and $14.24 per square foot, respectively. As

A-3-111

Annex A-3	JPMDB 2020-COR7

1333 Main Street

of June 9, 2020, the CBD office and retail submarket contained approximately 9.3 million square feet and approximately 2.9 million square feet, respectively, with overall submarket vacancies of 5.9% and 6.0%, respectively, and average asking rents of approximately $21.16 per square foot and $18.34 per square foot, respectively.

The appraisal included six office rent comparables. Of the six comparables, one was net with the remaining five full service gross (“FSG”). The one net rent comparable was equal to $26.38 per square foot while the five FSG rent comparables ranged from $17.59 to $22.74 per square foot with a weighted average of approximately $20.89 per square foot. The appraisal included three retail rent comparables which ranged from $22.42 to $24.64 per square foot with a weighted average of approximately $23.73 per square foot.

Historical and Current Occupancy(1)
2016	2017	2018	2019	Current(2)
94.0%	92.0%	91.8%	93.0%	92.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of the rent roll dated January 14, 2020.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Lease Expiration Date
PwC(4)(5)	NR / NR / NR	57,921	25.8%	$18.39	28.1%	5/31/2025
SC Education Lottery(4)(5)	Aaa / AAA / AA+	34,012	15.2%	$17.85	16.0%	7/31/2021
SC Workers’ Compensation(5)	Aaa / AAA / AA+	24,103	10.7%	$16.83	10.7%	3/31/2022
Dovetail Insurance Corp.	Baa1 / A- / A-	18,312	8.2%	$21.89	10.6%	2/28/2022
Ameris Bank(4)	NR / NR / NR	15,501	6.9%	$19.30	7.9%	7/31/2023
CBRE, Inc.	Baa1 / NR / BBB+	8,748	3.9%	$19.57	4.5%	4/30/2021
Trumbull Services, LLC(4)	NR / NR / NR	6,610	2.9%	$18.57	3.2%	7/31/2020
The Michael Jeffcoat Firm(4)(5)	NR / NR / NR	6,244	2.8%	$21.47	3.5%	9/30/2028
MCI Communication Services Inc(4)	NR / NR / NR	5,487	2.4%	$19.00	2.8%	6/30/2032
Granger Owings(4)	NR / NR / NR	5,386	2.4%	$23.45	3.3%	12/31/2027
Top 10 Total / Wtd. Avg.		182,324	81.3%	$18.85	90.7%
Other Tenants		24,100	10.7%	$14.56	9.3%
Total Occupied Space		206,424	92.0%	$18.35	100.0%
Vacant		17,890	8.0%
Total		224,314	100.0%
(1)	Based on the underwritten rent roll dated as of January 14, 2020.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Base Rent PSF includes approximately $79,242 in contractual rent steps through January 2021 for certain tenants.
(4)	PwC has two, five-year renewal options remaining, SC Education Lottery has one, three-year renewal option remaining, Ameris Bank has two, five-year renewal options remaining, Trumbull Services, LLC has one, five-year renewal option remaining, The Michael Jeffcoat Firm has one, three-year renewal option remaining, MCI Communication Services Inc has two, five-year renewal options remaining, and Granger Owings has one, five-year renewal option remaining.
(5)	PwC has a one-time termination option effective in May 2022, with 9-months prior notice and payment of a termination fee in the amount equal to approximately $618,497, SC Education Lottery has an ongoing termination option with 30-days’ prior notice amongst other conditions, SC Workers’ Compensation has an ongoing termination option with 30-days’ prior notice amongst other conditions, and The Michael Jeffcoat Firm has a one-time termination option effective June 2025, with 6-months prior notice and payment of a termination fee in the amount equal to approximately $66,138.

A-3-112

Annex A-3	JPMDB 2020-COR7

1333 Main Street

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring(3)
Vacant	NAP	17,890	8.0%	NAP	NAP	17,890	8.0%	NAP	NAP
2020 & MTM	3	9,255	4.1	$145,596	3.8%	27,145	12.1%	$145,596	3.8%
2021	5	49,435	22.0	919,593	24.3	76,580	34.1%	$1,065,188	28.1%
2022	5	46,980	20.9	871,340	23.0	123,560	55.1%	$1,936,528	51.1%
2023	1	15,501	6.9	299,169	7.9	139,061	62.0%	$2,235,698	59.0%
2024	3	7,003	3.1	121,589	3.2	146,064	65.1%	$2,357,286	62.2%
2025	1	57,921	25.8	1,065,167	28.1	203,985	90.9%	$3,422,454	90.4%
2026	0	0	0.0	0	0.0	203,985	90.9%	$3,422,454	90.4%
2027	1	5,386	2.4	126,280	3.3	209,371	93.3%	$3,548,733	93.7%
2028	2	6,244	2.8	134,069	3.5	215,615	96.1%	$3,682,802	97.2%
2029	0	0	0.0	0	0.0	215,615	96.1%	$3,682,802	97.2%
2030	0	0	0.0	0	0.0	215,615	96.1%	$3,682,802	97.2%
2031 & Beyond	1	8,699	3.9	104,253	2.8	224,314	100.0%	$3,787,055	100.0%
Total	22	224,314	100.0%	$3,787,055	100.0%

(1)	Based on the underwritten rent roll dated January 14, 2020.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring include approximately $79,242 in contractual rent steps through January 2021 for certain tenants.

Operating History and Underwritten Net Cash Flow
	2017	2018	2019	Underwritten(1)	Per Square Foot	%(2)
Rents in Place	$3,430,898	$3,496,209	$3,577,378	$3,707,812	$16.53	72.8%
Contractual Rent Steps(3)	0	0	0	79,242	0.35	1.6
Vacant Income	0	0	0	335,673	1.50	6.6
Gross Potential Rent	$3,430,898	$3,496,209	$3,577,378	$4,122,728	$18.38	81.0%
Total Reimbursements	385,411	310,193	427,693	397,364	1.77	7.8
Total Other Income(4)	498,553	518,333	568,348	570,925	2.55	11.2
Net Rental Income	$4,314,861	$4,324,735	$4,573,419	$5,091,016	$22.70	100.0%
(Vacancy/Credit Loss)	0	0	0	(361,607)	(1.61)	(7.1)
Effective Gross Income	$4,314,861	$4,324,735	$4,573,419	$4,729,409	$21.08	92.9%
Total Expenses	$2,130,557	$2,131,899	$2,257,014	$2,462,836	$10.98	52.1%
Net Operating Income	$2,184,303	$2,192,836	$2,316,405	$2,266,573	$10.10	47.9%
Total TI/LC, CapEx/RR	0	0	0	251,308	1.12	5.3
Net Cash Flow	$2,184,303	$2,192,836	$2,316,405	$2,015,265	$8.98	42.6%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Based on the contractual rent steps through January 2021 for certain tenants.
(4)	Total Other Income includes parking income, storage income, antenna income, late fees, card key fees, and miscellaneous income.

Property Management. The 1333 Main Street Property is managed by CBRE, Inc.

A-3-113

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ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

B-1

[THIS PAGE LEFT INTENTIONALLY BLANK]

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMDB Commercial Mortgage Securities Trust 2020-COR7 Commercial Mortgage Pass-Through Certificates Series 2020-COR7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/15/20
		Record Date:	6/30/20
		Determination Date:	7/9/20

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Realized Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Special Servicer	Asset Representations Reviewer/Operating Advisor
J.P. Morgan Chase Commercial Mortgage Securities Corp. 383 Madison Avenue 8th Floor New York, NY 10179 Contact: General Information Number Phone Number: (212) 834-3813	Midland Loan Services, a Division of PNC Bank, National Association 10851 Mastin Street Building 82, Suite 300 Overland Park, KS 66210 Contact: askmidlandls.com Phone Number: (913) 253-9000	Midland Loan Services, a Division of PNC Bank, National Association 10851 Mastin Street Building 82, Suite 300 Overland Park, KS 66210 Contact: askmidlandls.com Phone Number: (913) 253-9000	Pentalpha Surveillance LLC 375 North French Road Suite 100 Amherst, NY 14228 Contact: Don Simon Phone Number: (203) 660-6100
This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMDB Commercial Mortgage Securities Trust 2020-COR7 Commercial Mortgage Pass-Through Certificates Series 2020-COR7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/15/20
		Record Date:	6/30/20
		Determination Date:	7/9/20

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMDB Commercial Mortgage Securities Trust 2020-COR7 Commercial Mortgage Pass-Through Certificates Series 2020-COR7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/15/20
		Record Date:	6/30/20
		Determination Date:	7/9/20

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMDB Commercial Mortgage Securities Trust 2020-COR7 Commercial Mortgage Pass-Through Certificates Series 2020-COR7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/15/20
		Record Date:	6/30/20
		Determination Date:	7/9/20

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMDB Commercial Mortgage Securities Trust 2020-COR7 Commercial Mortgage Pass-Through Certificates Series 2020-COR7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/15/20
		Record Date:	6/30/20
		Determination Date:	7/9/20

Other Required Information

Available Distribution Amount (1)	0.00

Controlling Class Information		Appraisal Reduction Amount
Controlling Class:		Loan Number	Appraisal	Cumulative	Most Recent
Effective as of: mm/dd/yyyy			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMDB Commercial Mortgage Securities Trust 2020-COR7 Commercial Mortgage Pass-Through Certificates Series 2020-COR7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/15/20
		Record Date:	6/30/20
		Determination Date:	7/9/20

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Midland Loan Services	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Pentalpha	0.00
Net Prepayment Interest Shortfall	0.00		Surveillance LLC
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Attorney Fees & Expenses	0.00
Unscheduled Principal	0.00		Bankruptcy Expense	0.00
Principal Prepayments	0.00		Taxes Imposed on Trust Fund	0.00
Collection of Principal after Maturity Date	0.00		Non-Recoverable Advances	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Workout-Delayed Reimbursement Amounts	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance Charges	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Excess Liquidation Proceeds	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Received	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMDB Commercial Mortgage Securities Trust 2020-COR7 Commercial Mortgage Pass-Through Certificates Series 2020-COR7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/15/20
		Record Date:	6/30/20
		Determination Date:	7/9/20

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Debt Yield Ratio (4)

Debt Yield Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMDB Commercial Mortgage Securities Trust 2020-COR7 Commercial Mortgage Pass-Through Certificates Series 2020-COR7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/15/20
		Record Date:	6/30/20
		Determination Date:	7/9/20

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMDB Commercial Mortgage Securities Trust 2020-COR7 Commercial Mortgage Pass-Through Certificates Series 2020-COR7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/15/20
		Record Date:	6/30/20
		Determination Date:	7/9/20

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMDB Commercial Mortgage Securities Trust 2020-COR7 Commercial Mortgage Pass-Through Certificates Series 2020-COR7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/15/20
		Record Date:	6/30/20
		Determination Date:	7/9/20

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMDB Commercial Mortgage Securities Trust 2020-COR7 Commercial Mortgage Pass-Through Certificates Series 2020-COR7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/15/20
		Record Date:	6/30/20
		Determination Date:	7/9/20

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMDB Commercial Mortgage Securities Trust 2020-COR7 Commercial Mortgage Pass-Through Certificates Series 2020-COR7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/15/20
		Record Date:	6/30/20
		Determination Date:	7/9/20

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMDB Commercial Mortgage Securities Trust 2020-COR7 Commercial Mortgage Pass-Through Certificates Series 2020-COR7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/15/20
		Record Date:	6/30/20
		Determination Date:	7/9/20

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMDB Commercial Mortgage Securities Trust 2020-COR7 Commercial Mortgage Pass-Through Certificates Series 2020-COR7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/15/20
		Record Date:	6/30/20
		Determination Date:	7/9/20

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P&I Advances	Outstanding P&I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
** Outstanding P&I Advances include the current period advance.								6	-	DPO			Foreclosure

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMDB Commercial Mortgage Securities Trust 2020-COR7 Commercial Mortgage Pass-Through Certificates Series 2020-COR7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/15/20
		Record Date:	6/30/20
		Determination Date:	7/9/20

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMDB Commercial Mortgage Securities Trust 2020-COR7 Commercial Mortgage Pass-Through Certificates Series 2020-COR7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/15/20
		Record Date:	6/30/20
		Determination Date:	7/9/20

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMDB Commercial Mortgage Securities Trust 2020-COR7 Commercial Mortgage Pass-Through Certificates Series 2020-COR7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/15/20
		Record Date:	6/30/20
		Determination Date:	7/9/20

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMDB Commercial Mortgage Securities Trust 2020-COR7 Commercial Mortgage Pass-Through Certificates Series 2020-COR7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/15/20
		Record Date:	6/30/20
		Determination Date:	7/9/20

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMDB Commercial Mortgage Securities Trust 2020-COR7 Commercial Mortgage Pass-Through Certificates Series 2020-COR7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/15/20
		Record Date:	6/30/20
		Determination Date:	7/9/20

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P&I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMDB Commercial Mortgage Securities Trust 2020-COR7 Commercial Mortgage Pass-Through Certificates Series 2020-COR7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/15/20
		Record Date:	6/30/20
		Determination Date:	7/9/20

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMDB Commercial Mortgage Securities Trust 2020-COR7 Commercial Mortgage Pass-Through Certificates Series 2020-COR7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/15/20
		Record Date:	6/30/20
		Determination Date:	7/9/20

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMDB Commercial Mortgage Securities Trust 2020-COR7 Commercial Mortgage Pass-Through Certificates Series 2020-COR7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/15/20
		Record Date:	6/30/20
		Determination Date:	7/9/20

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMDB Commercial Mortgage Securities Trust 2020-COR7 Commercial Mortgage Pass-Through Certificates Series 2020-COR7	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	7/15/20
		Record Date:	6/30/20
		Determination Date:	7/9/20

Supplemental Reporting

Disclosable Special Servicer Fees, Loan Event of Default, Servicer Termination Event or Special Servicer Termination Event information would be disclosed here.

[THIS PAGE INTENTIONALLY LEFT BLANK]

[THIS PAGE LEFT INTENTIONALLY BLANK]

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than 120 days after the end of the calendar year, pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of June 1, 2020 (the “Pooling and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Wells Fargo Bank, National Association, as certificate administrator and trustee, and Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer.
Transaction: JPMDB Commercial Mortgage Securities Trust 2020-COR7, Commercial Mortgage Pass-Through Certificates, Series 2020-COR7
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer as of December 31: Midland Loan Services, a Division of PNC Bank, National Association
Directing Certificateholder: [_________]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of a Final Asset Status Report.

b.	Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be fully implemented.

2.	The Special Servicer has notified the Operating Advisor that it has completed a Major Decision with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans], and provided the Major Decision Reporting Package or Final Asset Status Report with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans] to the operating advisor.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “trust-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

1       This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.       List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Packages received from the Special Servicer.

2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA and certain information it has reasonably requested from the special servicer [AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and each Asset Status Report (after the occurrence and continuance of an Operating Advisor Consultation Event)] and each Final Asset Status Report.

3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations, and non-discretionary portions of net present value calculations.

4.	[LIST OTHER REVIEWED INFORMATION]

5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement Asset Status Reports and Major Decision Reporting Packages or Asset Status Reports with respect to Major Decisions.

6.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV. Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Other than the receipt of any Major Decision Reporting Package, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

JPMCB will in its MLPA, with respect to each JPMCB Mortgage Loan, represent and warrant generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth below. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed therein, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)       Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each JPMCB Mortgage Loan by the deadlines set forth in the PSA and/or MLPA.

(2)       Whole Loan; Ownership of Mortgage Loans. Except with respect to each JPMCB Mortgage Loan that is part of a Whole Loan, each JPMCB Mortgage Loan is a whole loan and not an interest in a JPMCB Mortgage Loan. Each JPMCB Mortgage Loan that is part of a Whole Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced JPMCB Mortgage Loan, to the related Non-Serviced Trustee), participation (other than with respect to Serviced JPMCB Mortgage Loans) or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each JPMCB Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan) (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date, between the Master Servicer and the Mortgage Loan Seller), any other ownership interests and other interests on, in or to such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date, between the Master Servicer and the Mortgage Loan Seller). The Mortgage Loan Seller has full right and authority to sell, assign and transfer each JPMCB Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such JPMCB Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted

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thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date, between the Master Servicer and the Mortgage Loan Seller).

(3)       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such JPMCB Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law) (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the JPMCB Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(4)       Mortgage Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

(5)       Hospitality Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Issuing Entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each JPMCB Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

(6)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) (1) to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the JPMCB Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since June 10, 2020.

(7)       Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases (if a separate instrument from the Mortgage) to the Issuing Entity (or, with respect to any Non-Serviced JPMCB Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding endorsement or assignment to the Issuing

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Entity (or, with respect to any Non-Serviced JPMCB Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such JPMCB Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the JPMCB Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

The assignment of the JPMCB Mortgage Loans to the Depositor validly and effectively transfers and conveys all legal and beneficial ownership of the JPMCB Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the PSA, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date, between the Master Servicer and the Mortgage Loan Seller).

(8)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a JPMCB Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such JPMCB Mortgage Loan (or with respect to a JPMCB Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related JPMCB Mortgage Loan constitutes a cross-collateralized JPMCB Mortgage Loan, the lien of the Mortgage for another JPMCB Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related JPMCB Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the JPMCB Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy

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contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

(9)       Junior Liens. It being understood that B notes secured by the same Mortgage as a JPMCB Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

(10)       Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the JPMCB Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(11)       Financing Statements. Each JPMCB Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

(12)       Condition of Property. The Mortgage Loan Seller or the originator of the JPMCB Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the JPMCB Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each JPMCB Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

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(13)       Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a JPMCB Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges will not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

(14)       Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

(15)       Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related JPMCB Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such JPMCB Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

(16)       Escrow Deposits. All escrow deposits and payments required pursuant to each JPMCB Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer (or, with respect to any Non-Serviced JPMCB Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust) and identified as such with appropriate detail. Any and all requirements under the JPMCB Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

(17)       No Holdbacks. The principal amount of the JPMCB Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the JPMCB Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property).

(18)       Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a JPMCB Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a JPMCB Mortgage Loan with a principal balance of $35 million or more) from

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A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the JPMCB Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period beginning on the date of loss and continuing until the earlier to occur of restoration of the Mortgaged Property or the expiration of 12 months (or with respect to each JPMCB Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a JPMCB Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained (or in certain cases, an amount sufficient to cover the period set forth in (i) above) during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as-is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related JPMCB Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such JPMCB Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the JPMCB Mortgage Loan and

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its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Each related JPMCB Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(19)       Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the JPMCB Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(20)       No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each JPMCB Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such JPMCB Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

(21)       No Contingent Interest or Equity Participation. No JPMCB Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

(22)       REMIC. The JPMCB Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the JPMCB Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the JPMCB Mortgage Loan and (B) either: (a) such JPMCB Mortgage Loan or Whole Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the JPMCB Mortgage Loan or Whole Loan was originated at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the JPMCB Mortgage Loan; or (b) substantially all of the proceeds of such JPMCB Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such JPMCB Mortgage Loan (other than a recourse feature or other third-party credit

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enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the JPMCB Mortgage Loan or Whole Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such JPMCB Mortgage Loan or Whole Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the JPMCB Mortgage Loan or Whole Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a JPMCB Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such JPMCB Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26; and (b) JPMCB identifies such JPMCB Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the JPMCB Mortgage Loan or Whole Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

(23)       Compliance. The terms of the Mortgage Loan documents evidencing such JPMCB Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination of the JPMCB Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the JPMCB Mortgage Loan.

(24)       Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such JPMCB Mortgage Loan.

(25)       Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such JPMCB Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the Mortgagor.

(26)       Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a JPMCB Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty

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would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

(27)       Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the JPMCB Mortgage Loan or the rights of a holder of the related JPMCB Mortgage Loan. The JPMCB Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

(28)       Recourse Obligations. The Mortgage Loan documents for each JPMCB Mortgage Loan provide that such JPMCB Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste or acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

(29)       Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such JPMCB Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the JPMCB Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject JPMCB Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject JPMCB Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding

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clause (x). For purposes of the preceding clause (x), for any JPMCB Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the JPMCB Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the JPMCB Mortgage Loan or JPMCB Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the JPMCB Mortgage Loan or JPMCB Whole Loan in an amount not less than the amount required by the REMIC provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with, the lien of the JPMCB Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the JPMCB Mortgage Loan or JPMCB Whole Loan.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, no such JPMCB Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another JPMCB Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions.

(30)       Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each JPMCB Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each JPMCB Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

(31)       Acts of Terrorism Exclusion. With respect to each JPMCB Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other JPMCB Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the JPMCB Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each JPMCB Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

(32)       Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each JPMCB Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such JPMCB Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide

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for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Annex D-1, or (vii) by reason of any mezzanine debt that existed at the origination of the related JPMCB Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any JPMCB Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with another JPMCB Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

(33)       Single-Purpose Entity. Each JPMCB Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the JPMCB Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each JPMCB Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each JPMCB Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the JPMCB Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the JPMCB Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with the related JPMCB Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(34)       Defeasance. With respect to any JPMCB Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the JPMCB Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the JPMCB Mortgage Loan when due, including the entire remaining principal balance on (x) the maturity date or (y) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty, and if the JPMCB Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call,

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or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the JPMCB Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(35)       Fixed Interest Rates. Each JPMCB Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such JPMCB Mortgage Loan, except in the case of situations where default interest is imposed.

(36)       Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any JPMCB Mortgage Loan where the JPMCB Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns:

(a)       The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)       The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(c)       The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related JPMCB Mortgage Loan, or 10 years past the stated maturity if such JPMCB Mortgage Loan fully amortizes by the stated maturity (or with respect to a JPMCB Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)       The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(e)       The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor;

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(f)       The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(g)       The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(h)       A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(i)       The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)       Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest; and

(l)       Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

(37)       Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each JPMCB Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.

(38)        Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (each, a “Certified Rent Roll”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a JPMCB Mortgage Loan, Certified Operating Histories may not have been available.

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(39)       No Material Default; Payment Record. No JPMCB Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no JPMCB Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related JPMCB Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in Annex D-2. No person other than the holder of such JPMCB Mortgage Loan may declare any event of default under the JPMCB Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(40)        Bankruptcy. In respect of each JPMCB Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(41)        Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 25% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years (clauses (1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

(42)        Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the JPMCB Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain JPMCB Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such JPMCB Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related

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Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each JPMCB Mortgage Loan set forth on Schedule D-1 to this Annex D-1, (i) such JPMCB Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule D-1 to this Annex D-1 (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the JPMCB Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the JPMCB Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the JPMCB Mortgage Loan.

(43)       Lease Estoppels. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related JPMCB Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect, the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related JPMCB Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized

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properties that secure a JPMCB Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

(44)       Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the JPMCB Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the JPMCB Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(45)       Mortgage Loan Schedule. The information pertaining to each JPMCB Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as Exhibit A to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained therein.

(46)       Cross-Collateralization. No JPMCB Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool.

(47)       Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the JPMCB Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a JPMCB Mortgage Loan, other than contributions made on or prior to the Closing Date.

(48)       Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the JPMCB Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the JPMCB Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the PSA (to the extent such documents exist or existed), shall be deemed to be within the Mortgage Loan Seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

“Servicing File”: A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the JPMCB Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the JPMCB Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the JPMCB Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Mortgage Loan Seller, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

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SCHEDULE D-1 TO ANNEX D-1

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

MORTGAGED PROPERTY FOR WHICH ENVIRONMENTAL INSURANCE IS MAINTAINED

Loan No.	Mortgage Loan
2	1633 Broadway
10	Chase Center Tower I
11	Chase Center Tower II

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ANNEX D-2

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES
FOR JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

JPMorgan Chase Bank, National Association
Rep. No. in Annex D-1	Mortgage Loan and Number as Identified in Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Chase Center Tower I (Loan No. 10) Chase Center Tower II (Loan No. 11) 1633 Broadway (Loan No. 2) Apollo Education Group HQ Campus (Loan No. 21)	The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(8) Permitted Liens; Title Insurance	Apollo Education Group HQ Campus (Loan No. 21)	The lease for the sole tenant, Apollo Education Group, contains a right of first offer, which the tenant has acknowledged and agreed that such right of first offer is not exercisable in connection with any exercise of remedies pursuant to any mortgage, deed of trust or other security instrument encumbering the premises or any mezzanine loan secured by the membership interests in the fee owner of the premises, including: (a) a purchase of the premises (or any portion thereof) at a foreclosure sale, (b) a transfer of the premises (or any portion thereof) to any lender or its designee pursuant to a deed-in-lieu of foreclosure, (c) a transfer of the membership interests in the fee owner of the premises pursuant to a foreclosure of any such mezzanine loan, or (d) any subsequent sale of the premises (or any portion thereof) by any lender or its designee after a foreclosure or deed-in-lieu of foreclosure or by any mezzanine lender or its designee after a foreclosure of any mezzanine loan.
(9) Junior Liens	1633 Broadway (Loan No. 2)	The Mortgage Loan documents permit future mezzanine loan upon satisfaction of certain conditions, including, without limitation, (a) combined maximum LTV of 52.08%, (b) combined minimum DSCR of 3.08x, (c) combined minimum debt yield of 9.35%, and (c) the lenders entering into an intercreditor agreement.
(9) Junior Liens	Chase Center Tower I (Loan No. 10) Chase Center Tower II	As security for the guarantor’s obligations and liabilities under its guaranty under the Mortgage Loans, and to effectuate the cross-collateralization of the Mortgage Loans, the guarantor delivered second mortgages as

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JPMorgan Chase Bank, National Association
Rep. No. in Annex D-1	Mortgage Loan and Number as Identified in Annex A-1	Description of Exception
	(Loan No. 11)	trustor for the benefit of the lender.
(10) Assignment of Leases and Rents	Chase Center Tower I (Loan No. 10) Chase Center Tower II (Loan No. 11) 1633 Broadway (Loan No. 2) Apollo Education Group HQ Campus (Loan No. 21)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(18) Insurance	1633 Broadway (Loan No. 2)	The Mortgage Loan documents permit the Mortgage Loan to be insured by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings, and all remaining carriers are rated “BBB” by S&P, “BBB” by Fitch (to the extent Fitch rates the securitization of the Loan and the insurer) and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best).
(18) Insurance	Chase Center Tower I (Loan No. 10) Chase Center Tower II (Loan No. 11)

The master association maintains a master property insurance policy that covers the entire complex, including the Mortgaged Properties, which coverage for the Mortgaged Properties complies with the requirements set forth in the Mortgage Loan documents. Unless the casualty solely affects the Mortgaged Properties and does not involve any structural elements and repair is not being performed by the master association, all proceeds will be held and disbursed by the master association or if the proceeds are in excess of $1,000,000, an eligible institution experienced in the disbursement of construction loan funds as selected by the board of the master association in accordance with the master association documents.

For multi-layered policies, (A) if four (4) or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody’s, to the extent Moody’s rates the securities and rates the applicable insurance company, and “A” or

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JPMorgan Chase Bank, National Association
Rep. No. in Annex D-1	Mortgage Loan and Number as Identified in Annex A-1	Description of Exception
better by Fitch, to the extent Fitch rates the Securities and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P, “Baa2” or better by Moody’s, to the extent Moody’s rates the Securities and rates the applicable insurance company, and “BBB” or better by Fitch, to the extent Fitch rates the securities and rates the applicable insurance company, or (B) if five (5) or more insurance companies issue the policies, then at least 60% of the insurance coverage represented by the policies must be provided by insurance companies with a rating of “A” or better by S&P, “A2” or better by Moody’s, to the extent Moody’s rates the Securities and rates the applicable insurance company, and “A” or better by Fitch, to the extent Fitch rates the securities and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P, “Baa2” or better by Moody’s, to the extent Moody’s rates the Securities and rates the applicable insurance company, and “BBB” or better by Fitch, to the extent Fitch rates the Securities and rates the applicable insurance company.
(19) Access; Utilities; Separate Tax Lots	Chase Center Tower I (Loan No. 10) Chase Center Tower II (Loan No. 11)	Each of the Mortgaged Properties consists of condominium that is comprised of the office unit, which is collateral for the Mortgaged Property, and a retail unit, which is not part of the Mortgaged Property. The assessed value of each Mortgaged Property for taxes for the 2019-2020 fiscal year is permitted to include the retail unit so long as the applicable Borrower (i) timely files or causes to be filed for itself all federal income and other material tax returns and reports required to be filed by it under applicable law (or timely extensions thereof) and pays or causes to be paid all federal income and other material taxes and related liabilities required to be paid by it (including, without limitation, until such time as the applicable retail unit is no longer included in the assessed value of the applicable Mortgaged Property for taxes, all property taxes and related liabilities with respect to the applicable retail unit that are jointly assessed with the condominium unit if not paid prior to delinquency by the owner thereof and (ii) to the extent the applicable borrower is reserving for taxes under the Mortgage Loan documents, the amount of taxes reserved will be required to include taxes payable on the assessed value of the applicable retail unit until such time as the value of the such retail unit is no longer included in the assessed value of the Mortgaged Property for purposes of determining taxes. Once separate tax bills are issued for each Mortgaged Property by the City Assessor of San Francisco, the applicable Borrower will be required to deliver a

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JPMorgan Chase Bank, National Association
Rep. No. in Annex D-1	Mortgage Loan and Number as Identified in Annex A-1	Description of Exception
separate tax parcel endorsement to the title insurance policy in the form approved by the lender on the origination date of the Mortgage Loans.
(20) No Encroachments	Chase Center Tower I (Loan No. 10) Chase Center Tower II (Loan No. 11)	Certain portions of the Mortgaged Properties’ improvements encroach onto other lots. Pursuant to provisions of an encroachment area agreement, such improvements are permitted to encroach as constructed and are entitled to remain and continue to encroach as long as the building remains and exists or is reconstructed after any event of damage or destruction to the improvements. If any portion of the of the common areas of the condominium encroaches on any unit or any portion of a unit encroaches on a common area due to the actual physical location of any improvements that are built in accordance with the original design, plans and specifications or due to engineering errors, adjustments or errors in original construction, reconstruction, repair, settlement, shifting or movement of the building or similar causes, the owner of the encroachment will have the right to maintain, repair or replace such encroachment so long as it exists.
(26) Local Law Compliance	278 Court Street (Loan No. 33)	There are three Department of Building violations, including Class B violations and a violation related to the “Landmark” status of the building. Under the Mortgage Loan documents, the Mortgagor is required to provide, within 180 days following loan origination, evidence that all such violations have been cleared in the Department of Building records. Additionally, the Mortgage Loan documents provide for a loss carveout for the breach of the representation by the Mortgagor that all improvements at the Mortgaged Property are in material compliance with applicable laws.
(27) Licenses and Permits	1633 Broadway (Loan No. 2)	Special permit (Case 72-99 BZ) expires on January 11, 2020; however, such permit is related solely to the Equinox space. Equinox is required under its lease to renew such permit.
(28) Recourse Obligations	1633 Broadway (Loan No. 2)

There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan.

The loss recourse carveout with respect to the insurance proceeds or condemnation awards or of rents following an event of default is limited to the misappropriation of any funds in violation of the Mortgage Loan documents (including misappropriation of revenues, security deposits and/or loss proceeds),

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JPMorgan Chase Bank, National Association
Rep. No. in Annex D-1	Mortgage Loan and Number as Identified in Annex A-1	Description of Exception

but does not include misapplication or conversion thereof.

Any unauthorized voluntary transfer of the Mortgaged Property or any other material collateral (including unauthorized voluntary liens and encumbrances on any material collateral) or prohibited change of control or prohibited pledge, in each case, in violation of the Mortgage Loan documents constitute only loss recourse carveouts instead of full recourse carveouts.

(28) Recourse Obligations	Chase Center Tower I (Loan No. 10) Chase Center Tower II (Loan No. 11)

There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loans.

The loss carveout for any willful misconduct is limited to willful misconduct in connection with the Mortgagors’ obligations under the Mortgage Loan documents (it being understood that a breach of an action or omission of an action as required under the Mortgage Loan documents will not be deemed to be willful misconduct solely as a result of such action or omission resulting in a default or event of default under the Mortgage Loan documents).

The indemnity obligations of the Mortgagor (the “Indemnitor”) contained in the environmental indemnity will terminate upon the second (2nd) anniversary of the earlier to occur of (i) the date of the indefeasible payment or defeasance by Indemnitor of the Mortgage Loan in full (other than any contingent or indemnification obligations under the Mortgage Loan documents which survive payment of the Mortgage Loan in full and are not yet due and payable) in accordance with the Mortgage Loan documents (the “Repayment Date”) or (ii) the date that the indemnitee or its nominee (or a third-party purchaser at a foreclosure sale) acquired title to the Mortgaged Property, whether by foreclosure, exercise of power of sale or acceptance of a deed-in-lieu of foreclosure (the “Foreclosure Date”) (the second anniversary of the earlier to occur of such dates, the “Release Date”), provided that the following conditions are satisfied in full: (i) the Mortgagor delivers to the indemnitee a Phase I environmental site assessment for the Mortgaged Property dated no more than sixty (60) days prior to the Release Date, in form and substance, and prepared by a qualified environmental consultant, reasonably satisfactory to the indemnitee and indicating that the Mortgaged Property is in compliance in all material respects with all applicable

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JPMorgan Chase Bank, National Association
Rep. No. in Annex D-1	Mortgage Loan and Number as Identified in Annex A-1	Description of Exception
environmental laws and showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnitee is entitled to indemnification pursuant to environmental indemnity, (ii) on the Release Date, neither the indemnitee nor Indemnitor is aware of any Release or other violation of environmental laws at the Mortgaged Property which require remediation and there is no pending or asserted claim against Indemnitor with respect to the matters addressed by the environmental indemnity and Indemnitor has provided the indemnitee with a certification to that effect, (iii) there are no claims, actions, litigation or other proceedings with respect to the matters addressed by the environmental indemnity that are then pending or subject to further appeal as of such Release Date and (iv) as of the Release Date, the Indemnitor has paid to the indemnitee all sums then due under the environmental indemnity and the Indemnitor is not in default under the environmental indemnity (or Indemnitor cures such default).
(28) Recourse Obligations	Apollo Education Group HQ Campus (Loan No. 21)

The loss carveout for material physical waste of the Mortgaged Property is limited to intentional material physical waste of the Mortgaged Property.

The loss carveout with respect to insurance proceeds or condemnation awards or of rents following an event of default is limited to misappropriation or conversion thereof and does not include misapplication thereof.

In the event that (i) the Mortgage Loan is indefeasibly paid in full in accordance with the terms of the Mortgage Loan documents (exclusive of any indemnification or other obligations which are expressly stated in any of the Mortgage Loan documents to survive satisfaction of the Mortgage Loan that are not then due), (ii) the Mortgagor or the guarantor (individually and collectively, the “Indemnitor”) delivers to the lender, at Indemnitor’s sole cost and expense, a Phase I environmental report reasonably satisfactory to the lender in accordance with the Mortgage Loan documents (the “Acceptable Report”) with respect to the Mortgaged Property, and (iii) as of the date that the lender receives such Acceptable Report, there is no pending lawsuit or other legal proceeding related to the Mortgaged Property in connection with any matter addressed under the environmental indemnity, Indemnitor will be released from its obligations set forth herein on the second (2nd) anniversary of the date on which items (i)–(iii) above are each satisfied.

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JPMorgan Chase Bank, National Association
Rep. No. in Annex D-1	Mortgage Loan and Number as Identified in Annex A-1	Description of Exception
(28) Recourse Obligations	The Oliver (Loan No. 20)

Transfers made without the lender’s consent when the lender’s consent is required pursuant to the Mortgage Loan documents constitute only loss carveout, with the exception of the following transfers, which constitute full recourse carveouts: (a) any voluntary granting of a mortgage or other similar voluntary lien upon the Mortgaged Property (other than permitted encumbrances as set forth in the Mortgage Loan documents) or the membership interests in the Mortgagor owned directly or indirectly by the guarantor or any other controlling membership interests in the Mortgagor, or (b) any voluntary transfer (expressly excluding transfers to the estate of a guarantor following the death of said guarantor) which results in a failure of such guarantor to control the Mortgagor and own, directly or indirectly, together with (following an estate planning transfer) the guarantor’s family members and trusts created for the benefit of any guarantor and/or/such guarantor’s family members, at least a 3.6624% ownership interest in the Mortgagor, provided, however, the Mortgagor will have no liability pursuant to the Mortgage Loan documents as a result of (i) any lease of less than all or substantially all of the Mortgaged Property entered into in accordance with the terms of the Mortgage Loan documents and in the ordinary course of operating the Mortgaged Property, (ii) any condemnation or taking in respect of all or any part of the Mortgaged Property or (iii) any liens arising from the failure to pay taxes.

The obligations and liabilities of the Mortgagor and the guarantor (individually and collectively, the “Indemnitor”) under the related environmental indemnity agreement will terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied in full: (A) the Mortgage Loan will have been paid in full and the lender has not foreclosed or otherwise taken possession of any Property, (B) Indemnitee shall have received, at Indemnitor’s expense, an updated environmental report dated within 60 days of the requested release showing, to the reasonable satisfaction of the lender, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement, and (C) 24 months have passed since the date that the Mortgage Loan has been paid in full.

If TRIPRA or a similar or subsequent statute is not in

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JPMorgan Chase Bank, National Association
Rep. No. in Annex D-1	Mortgage Loan and Number as Identified in Annex A-1	Description of Exception
(31) Acts of Terrorism Exclusion	1633 Broadway (Loan No. 2)	effect, then provided that terrorism insurance is commercially available, the Mortgagor will be required to carry terrorism insurance throughout the term of the Mortgage Loan as required by the preceding sentence, but in such event the Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required hereunder on a stand alone-basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Mortgagor will purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(31) Acts of Terrorism Exclusion	Chase Center Tower I (Loan No. 10) Chase Center Tower II (Loan No. 11)	If the Terrorism Risk Insurance Program If the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar or subsequent statute (“TRIPRA”) is not in effect, the Mortgagor will be required to carry terrorism insurance throughout the term of the Mortgage Loan, but in such event the Mortgagor will not be required to pay any insurance premiums solely with respect to such terrorism coverage in excess of the Terrorism Premium Cap (as defined below) and, if the cost of such terrorism coverage exceeds the Terrorism Premium Cap, the Mortgagor will be required to purchase the maximum amount of terrorism coverage available with funds equal to the Terrorism Premium Cap; provided that, if the insurance premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, the lender may, at its option (1) purchase such stand-alone terrorism policy, with the Mortgagor paying such portion of the insurance premiums with respect thereto equal to the Terrorism Premium Cap and the lender paying such portion of the insurance premiums in excess of the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such stand-alone terrorism policy to the Terrorism Premium Cap. As used herein, “Terrorism Premium Cap” means an amount equal to two (2) times the amount of annual aggregate insurance premiums that are payable at such time for the insurance coverage required pursuant to the Mortgage Loan documents (without giving effect to the cost of terrorism coverage) at the time that such terrorism coverage is excluded from the applicable policy.

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JPMorgan Chase Bank, National Association
Rep. No. in Annex D-1	Mortgage Loan and Number as Identified in Annex A-1	Description of Exception
(40) No Material Default; Payment Record

All JPMCB Mortgage Loans

1633 Broadway
(Loan No. 2)

Frick Building
(Loan No. 8)

Chase Center Tower I
(Loan No. 10)

Chase Center Tower II
(Loan No. 11)

1340 Concord
(Loan No. 13)

The Oliver
(Loan No. 20)

Apollo Education Group HQ Campus
(Loan No. 21)

278 Court Street
(Loan No. 33)

With respect to any covenants under the related Mortgage Loan that require the borrower to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such borrower may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
(47) Cross-Collateralization	1633 Broadway (Loan No. 2) Chase Center Tower I (Loan No. 10) Chase Center Tower II (Loan No. 11) Apollo Education Group HQ Campus (Loan No. 21)	The Mortgage Loan is cross-collateralized and cross-defaulted with the related Companion Loans.

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ANNEX E-1

LOANCORE CAPITAL MARKETS LLC
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

LCM will in its MLPA make, with respect to each LCM Mortgage Loan, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth below. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA, provided that the use of the term “Mortgage Loan” in this Annex E-1 only will mean the LCM Mortgage Loans.

Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed therein, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or

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materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)       Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) (1) to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after June 10, 2020.

(5)       Hospitality Provisions. The Loan Documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Borrower and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the Non-Serviced Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the Non-Serviced Securitization Trust or its designee providing notice of the transfer of such note to the Non-Serviced Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(6)       Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and

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binding assignment to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (7) set forth in Annex E-2 or Annex A-3, as applicable (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in the MLPA to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(7)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer)(the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; I the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan or a Whole Loan or is part of a Whole Loan that is cross-collateralized and cross-defaulted with another Whole Loan (each, a “Crossed Mortgage Loan”), the lien of the Mortgage for such other Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan or with the Whole Loan of which such Crossed Mortgage Loan is a part, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

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(8)       Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing). Except as set forth in Schedule E-1 or Schedule E-4 to this Annex E-1, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(9)       Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(10)       UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(11)       Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

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(12)       Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(13)       Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(14)       Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, I the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(15)       Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

(16)       No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to the MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Mortgage Loan Seller to merit such holdback).

(17)       Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below) in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent)

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from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Borrower and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal

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balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(18)       Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(19)       No Encroachments. To Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(20)       No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

(21)       REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan, if applicable) was originated at least equal to 80% of

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the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan, if applicable) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a LCM Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such LCM Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26; and (b) LCM identifies such LCM Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.).Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(22)       Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(23)       Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(24)       Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(25)       Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for

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securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(26)       Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(27)       Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(28)       Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (33)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (33)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or I as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the

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Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(29)       Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(30)       Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex E-2; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31)       Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the

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related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (28) and (33) in this prospectus or the exceptions thereto set forth in Annex E-2, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule E-1 to this Annex E-1, or future permitted mezzanine debt as set forth on Schedule E-2 to this Annex E-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule E-3 to this Annex E-1 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(32)       Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(33)       Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency

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fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(34)       Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any situations where default interest is imposed.

(35)       Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

I	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

I	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

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(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(36)       Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(37)       Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

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(38)       No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(39)       Bankruptcy. As of the date of origination of the related Mortgage Loan and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no related Borrower, guarantor or tenant occupying a single tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(40)       Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (40) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(41)       Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such

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responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(42)       Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(43)       Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the MLPA to be contained therein.

(44)       Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except (i) with respect to any Mortgage Loan that is part of a Whole Loan, any other mortgage loan that is part of such Whole Loan and (ii) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part.

(45)       Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Borrower other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(46)       Compliance with Anti-Money Laundering Laws. Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth in LCM’s MLPA, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in LCM’s MLPA.

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SCHEDULE E-1 TO ANNEX E-1

LOANCORE CAPITAL MARKETS LLC

LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	Mortgage Loan	Cut-off Date Principal Amount of Existing Mezzanine Debt
4	Hampton Roads Office Portfolio	$19,715,300
9	Peace Coliseum	$12,220,159

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SCHEDULE E-2 TO ANNEX E-1

LOANCORE CAPITAL MARKETS LLC

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

None.

E-1-17

SCHEDULE E-3 TO ANNEX E-1

LOANCORE CAPITAL MARKETS LLC

CROSSED MORTGAGE LOANS

None.

E-1-18

ANNEX E-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
FOR LOANCORE CAPITAL MARKETS LLC

LoanCore Capital Markets LLC
Rep. No. in Annex E-1	Mortgage Loan and Number as Identified in Annex A-1	Description of Exception
(4) Mortgage Status; Waivers and Modification	Hampton Roads Office Portfolio (Loan No. 4)	The borrower requested an amendment to the Loan Documents and the borrower, the guarantor and Midland Loan Services, a Division of PNC Bank, National Association, as servicer for the JPMCC 2019-COR5 securitization agreed to enter into an amendment to temporarily defer the required monthly payments into the rollover and capital expense reserve accounts, which deferred amounts will be required to be repaid.
(4) Mortgage Status; Waivers and Modifications	Peace Coliseum (Loan No. 9)	The borrower, the lender and the guarantor amended certain of the Mortgage Loan documents to, among other things, correct the cash management waterfall provisions of the Mortgage Loan so that all available cash will be used to pay off the related mezzanine loan.
(7) Permitted Liens; Title Insurance	Hampton Roads Office Portfolio-5 Manhattan Square (Loan No. 4)	CPD Associates, the developer of the 5 Manhattan Square Mortgaged Property, has a right of first offer (pursuant to a recorded declaration) to purchase the Mortgaged Property in the event the Borrower elects to sell all or a portion of the Mortgaged Property. Pursuant to the terms of the declaration, the right of first offer does not apply in connection with (i) a transfer for purposes of securing a loan or any resulting foreclosure or sale in lieu of foreclosure, (ii) resale by any lender which so acquires title, or (iii) transfer at a duly advertised public sale, such as a judicial sale or tax sale.
(7) Permitted Liens; Title Insurance	NOV Headquarters (Loan No. 25)	Carlyle Acquisitions, LLC (“Carlyle”), the seller of the Mortgaged Property, has a right of first offer (pursuant to the purchase and sale agreement by and between Carlyle, as seller, and the Borrower, as purchaser) to purchase the Mortgaged Property in the event the Borrower elects to sell all or a portion of the Mortgaged Property. Such right of first offer is subordinate to the Mortgage Loan and is expressly inapplicable in the event of a foreclosure or a deed in lieu of foreclosure.
(7) Permitted Liens; Title Insurance	KB Fresenius & DaVita Southeast Portfolio – 4751 West Fuqua Street (Loan No. 28)	Tolland Dialysis, LLC, the sole tenant of the 4751 West Fuqua Street Mortgaged Property, has a right of first offer, pursuant to its lease, to purchase the Mortgaged Property in the event the Borrower elects to sell the Mortgaged Property. Such right of first offer is subordinate to the Mortgage Loan and is expressly inapplicable in the event of a foreclosure or a deed in lieu of foreclosure.
(7) Permitted Liens; Title Insurance	KB Fresenius & DaVita Southeast Portfolio – 5552 Platt Springs Road (Loan No. 28)	Genessee Dialysis, LLC, the sole tenant of the 5552 Platt Springs Road Mortgaged Property, has a right of first offer, pursuant to its lease, to purchase the Mortgaged Property in the event the Borrower elects to sell the Mortgaged Property. Such right of first offer is subordinate to the Mortgage Loan and is expressly inapplicable in the event of a foreclosure or a deed in lieu of foreclosure.
(11) Condition of Property	Hampton Roads Office Portfolio (Loan No. 4)	A property condition assessment with respect to each Mortgaged Property was obtained on January 14, 2019, which is more than 12 months prior to the Cut-off Date.
(11) Condition of Property	NOV Headquarters (Loan No. 25)	A property condition assessment with respect to the Mortgaged Property was obtained on February 12, 2019, which is more than 12 months prior to the Cut-off Date.

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LoanCore Capital Markets LLC
Rep. No. in Annex E-1	Mortgage Loan and Number as Identified in Annex A-1	Description of Exception
(14) Actions Concerning Mortgage Loan	LA County Office Portfolio (Loan No. 1)	In April 2019, Citibank, N.A. (“Citibank”) filed a lawsuit against Norman Kravetz (“Kravetz”), the guarantor, and Douglas Jacobsen (together, the “Defendants”) that alleges a breach of certain guarantees provided by the Defendants related to a $50 million loan from Citibank (the “Citibank Loan”) originally entered into in June 2017. Pursuant to the complaint, Citibank is seeking to enforce full recourse guaranty obligations under the Citibank Loan ($50,000,000) plus accrued interest and changes due and owing as of January 29, 2019 of $8,811,490.70.
(17) Insurance	Los Angeles Leased Fee Portfolio (Loan No. 12)

The Mortgage Loan documents provide that the tenants at the Mortgaged Properties may provide the business interruption/loss of rents coverage and property insurance as required by the Mortgage Loan documents, provided such coverages meet the requirements as set forth in the Mortgage Loan documents. If, at any time, a tenant fails to provide such coverage which satisfies the requirements as set forth in the Mortgage Loan documents, the Borrower will be required to obtain and maintain, at its sole cost and expense, such coverage as will be necessary to bring the insurance for such Mortgaged Property into full compliance with all of the terms and conditions of the Mortgage Loan documents.

With respect to the Mortgaged Property located at 5959 West Century Boulevard, the lender has agreed to accept the tenant’s insurance from Starr Surplus Lines Insurance Company which is not rated by S&P, Moody’s or Fitch and is rated “A XV” by AM Best to satisfy the builder’s risk property coverage required under the Mortgage Loan documents.

(17) Insurance	NOV Headquarters (Loan No. 25)

The Borrower is permitted to rely upon insurance provided by National Oilwell Varco, L.P. (the “NOV Tenant”), the sole tenant at the Mortgaged Property. Such insurance contains the following deficiencies: (i) the NOV Tenant does not maintain business interruption insurance, as required by the Loan Documents; (ii) the flood insurance maintained by the NOV Tenant has a $250,000 deductible, which is in excess of the deductible permitted under the Loan Documents; (iii) the commercial general liability and umbrella liability insurance maintained by the NOV Tenant has a $1,000,000 deductible, which is in excess of the deductible permitted under the Loan Documents; (iv) the NOV Tenant’s commercial general liability insurance does not include coverage for terrorism as required under the Loan Documents; and (v) although the NOV Tenant’s insurance states that wind coverage is “included” with a 2% deductible, $250,000 minimum, the evidence of coverage provided by the NOV Tenant does not confirm that wind, hail and named storm coverage is provided to the full policy amount.

The Mortgage Loan documents provide that so long as the lease to the NOV Tenant is in effect and provided that no event of default by the NOV Tenant has occurred under its lease, lender is required to make all condemnation awards and insurance proceeds with respect to the Mortgaged Property available to the NOV Tenant for restoration or

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LoanCore Capital Markets LLC
Rep. No. in Annex E-1	Mortgage Loan and Number as Identified in Annex A-1	Description of Exception
repair pursuant to the terms of its lease.
(32) Single Purpose Entity	1333 Main Street (Loan No. 14)	The Cut-off Date Stated Principal Balance of the Mortgage Loan is more than $20 million; however, a non-consolidation opinion was not obtained.
(40) Organization of Borrower	Lava Ridge Business Center (Loan No. 18) KB Fresenius & DaVita SE Portfolio (Loan No. 28)	The related Borrowers are affiliated entities and share a common guarantor.
(42) Appraisal	Hampton Roads Office Portfolio (Loan No. 4)	The appraisal date with respect to each Mortgaged Property is as of January 7, 2019, which is not within 12 months of the Closing Date.
(42) Appraisal	NOV Headquarters (Loan No. 25)	The appraisal date with respect to the Mortgaged Property is as of January 30, 2019, which is not within 12 months of the Closing Date.

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ANNEX F-1

GERMAN AMERICAN CAPITAL CORPORATION
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

GACC will in its MLPA make, with respect to each GACC mortgage loan, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth below. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex F-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed therein, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)       Whole Loan; Ownership of Mortgage Loans. Except with respect to a GACC Mortgage Loan that is part of a Whole Loan, each GACC Mortgage Loan is a whole loan and not a participation interest in a GACC Mortgage Loan. Each GACC Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each GACC Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such GACC Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each GACC Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such GACC Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such GACC Mortgage Loan.

(2)       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such GACC Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees

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or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the GACC Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)       Mortgage Provisions. The Loan Documents for each GACC Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) (1) to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the GACC Mortgage Loan. With respect to each GACC Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such GACC Mortgage Loan consented to by the Mortgage Loan Seller on or after June 10, 2020.

(5)       Hospitality Provisions. The Loan Documents for each GACC Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Borrower and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the Non-Serviced Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the Non-Serviced Securitization Trust or its designee providing notice of the transfer of such note to the Non-Serviced Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each GACC Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

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(6)       Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such GACC Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (7) set forth in Annex F-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in the MLPA to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(7)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a GACC Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer)(the “Title Policy”) in the original principal amount of such GACC Mortgage Loan (or with respect to a GACC Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related GACC Mortgage Loan is cross-collateralized and cross-defaulted with another GACC Mortgage Loan or a Whole Loan or is part of a Whole Loan that is cross-collateralized and cross-defaulted with another Whole Loan (each, a “Crossed Mortgage Loan”), the lien of the Mortgage for such other GACC Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan or with the Whole Loan of which such Crossed Mortgage Loan is a part, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the GACC

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Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(8)       Junior Liens. It being understood that B notes secured by the same Mortgage as a GACC Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing). Except as set forth in Schedule F-1 to this Annex F-1, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(9)       Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a GACC Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the GACC Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(10)       UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the GACC Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(11)       Condition of Property. The Mortgage Loan Seller or the originator of the GACC Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the GACC Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each GACC Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would

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affect materially and adversely the use or value of such Mortgaged Property as security for the GACC Mortgage Loan.

(12)       Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(13)       Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(14)       Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related GACC Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(15)       Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each GACC Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

(16)       No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the GACC Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to the MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the GACC Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Mortgage Loan Seller to merit such holdback).

(17)       Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below) in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the GACC Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event,

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not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each GACC Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Borrower and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer or insurers meeting the Insurance Ratings Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in clause (1) of the definition of Insurance Ratings Requirements will be deemed to be at least “A:VIII”, in an amount not less than 100% of the SEL or PML, as applicable.

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The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related GACC Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such GACC Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the GACC Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a GACC Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related GACC Mortgage Loan obligates the related Borrower to maintain, or cause to be maintained, all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(18)       Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the GACC Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(19)       No Encroachments. To Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each GACC Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such GACC Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(20)       No Contingent Interest or Equity Participation. No GACC Mortgage Loan has a shared appreciation feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date), any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

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(21)       REMIC. Each GACC Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the GACC Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the GACC Mortgage Loan and (B) either: (a) such GACC Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the GACC Mortgage Loan (or related Whole Loan, if applicable) was originated at least equal to 80% of the adjusted issue price of the GACC Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the GACC Mortgage Loan (or related Whole Loan, if applicable) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the GACC Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the GACC Mortgage Loan; or (b) substantially all of the proceeds of such GACC Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such GACC Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If a GACC Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such GACC Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the GACC Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a GACC Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such GACC Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26; and (b) GACC identifies such GACC Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.).Any prepayment premium and yield maintenance charges applicable to the GACC Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

(22)       Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such GACC Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(23)       Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such GACC Mortgage Loan by the Trust.

(24)       Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(25)       Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended

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for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a GACC Mortgage Loan as of the date of origination of such GACC Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the GACC Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(26)       Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the related Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The GACC Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(27)       Recourse Obligations. The Loan Documents for each GACC Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the related Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the GACC Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(28)       Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (33)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the GACC Mortgage Loan, (b) upon payment in full of such GACC Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (33)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the GACC Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject GACC Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject GACC Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding

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clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the GACC Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the GACC Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the GACC Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any GACC Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the GACC Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the GACC Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the GACC Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the GACC Mortgage Loan (or Whole Loan, as applicable).

No GACC Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(29)       Financial Reporting and Rent Rolls. Each GACC Mortgage Loan requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(30)       Acts of Terrorism Exclusion. With respect to each GACC Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other GACC Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the GACC Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each GACC Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex F-2; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each GACC Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

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(31)       Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each GACC Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such GACC Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Loan Documents, (iii) Transfers of less than, or other than, a controlling interest in the related Borrower, (iv) Transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (28) and (33) in this prospectus or the exceptions thereto set forth in Annex F-2, or (vii) by reason of any mezzanine debt that existed at the origination of the related GACC Mortgage Loan as set forth on Schedule F-1 to this Annex F-1, or future permitted mezzanine debt as set forth on Schedule F-2 to this Annex F-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule F-3 to this Annex F-1 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(32)       Single-Purpose Entity. Each GACC Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the GACC Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each GACC Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each GACC Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the GACC Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the GACC Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(33)       Defeasance. With respect to any GACC Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the GACC Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the GACC Mortgage Loan when

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due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), or if the GACC Mortgage Loan is an ARD Loan, the entire principal balance outstanding as of the Anticipated Repayment Date, and if the GACC Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the GACC Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the GACC Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(34)       Fixed Interest Rates. Each GACC Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such GACC Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

(35)       Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any GACC Mortgage Loan where the GACC Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the GACC Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable,

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by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related GACC Mortgage Loan, or 10 years past the stated maturity if such GACC Mortgage Loan fully amortizes by the stated maturity (or with respect to a GACC Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the GACC Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the GACC Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the GACC Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the GACC Mortgage Loan, together with any accrued interest; and

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(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(36)       Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the GACC Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(37)       Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each GACC Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such GACC Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such GACC Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex F-1.

(38)       No Material Default; Payment Record. No GACC Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no GACC Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related GACC Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the GACC Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex F-1. No person other than the holder of such GACC Mortgage Loan may declare any event of default under the GACC Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(39)       Bankruptcy. As of the date of origination of the related GACC Mortgage Loan and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no related Borrower, guarantor or tenant occupying a single tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(40)       Organization of Borrower. With respect to each GACC Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such GACC Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no GACC Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (40) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(41)       Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain GACC Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such GACC Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation

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was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

(42)       Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the GACC Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the GACC Mortgage Loan.

(43)       Mortgage Loan Schedule. The information pertaining to each GACC Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the MLPA to be contained therein.

(44)       Cross-Collateralization. No GACC Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except (i) with respect to any GACC Mortgage Loan that is part of a Whole Loan, any other mortgage loan that is part of such Whole Loan and (ii) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part.

(45)       Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Borrower other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the GACC Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a GACC Mortgage Loan, other than contributions made on or prior to the date hereof.

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(46)       Compliance with Anti-Money Laundering Laws. Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the GACC Mortgage Loan, the failure to comply with which would have a material adverse effect on the GACC Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth in GACC’s MLPA, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the GACC Mortgage Loans regarding the matters expressly set forth in GACC’s MLPA.

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SCHEDULE F-1 TO ANNEX F-1

GERMAN AMERICAN CAPITAL CORPORATION

LOANS WITH EXISTING MEZZANINE DEBT

None.

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SCHEDULE F-2 TO ANNEX F-1

GERMAN AMERICAN CAPITAL CORPORATION

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
2	1633 Broadway

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SCHEDULE F-3 TO ANNEX F-1

GERMAN AMERICAN CAPITAL CORPORATION

CROSSED MORTGAGE LOANS

None.

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[THIS PAGE LEFT INTENTIONALLY BLANK]

ANNEX F-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
FOR GERMAN AMERICAN CAPITAL CORPORATION

German American Capital Corporation
Rep. No. in Annex F-1	Mortgage Loan and Number as Identified in Annex A-1	Description of Exception
(6) Lien; Valid Assignment and (7) Permitted Liens; Title Insurance	GIP REIT Portfolio (Loan No. 23)	Starbucks, the sole tenant at the 1300 South Dale Mabry Highway Mortgaged Property, has a right of first offer for the Mortgaged Property if the landlord desires to sell, transfer or convey title to a third party who is not an affiliate of the landlord. The tenant executed a letter agreement in favor of the lender which provides that tenant agrees that the right of first offer will be subordinate to the mortgage granted to the lender and shall not apply (a) to any sale pursuant to a foreclosure of the mortgage or deed in lieu of foreclosure or (b) following any such foreclosure sale or deed in lieu of foreclosure.
(6) Lien; Valid Assignment and (7) Permitted Liens; Title Insurance	Staples Headquarters (Loan No. 24)	The sole tenant, Staples, has a right of first offer to purchase the related Mortgaged Property upon the landlord’s election to sell the Mortgaged Property. The right of first offer does not apply in the event of a foreclosure or deed in lieu of foreclosure, but would apply to subsequent transfers.
(11) Condition of Property	BX Industrial Portfolio (Loan No. 6)	Each related Mortgaged Property was inspected more than six months prior to the related origination date.
(11) Condition of Property	Staples Headquarters (Loan No. 24)	There are deferred maintenance items related to the Mortgaged Property in the amount of approximately $184,000. The tenant is responsible for such repairs. No reserve was funded at origination for such repairs. The Borrower is required to complete, or cause the sole tenant to complete, such repairs within 120 days after the origination date (subject to force majeure) (the “Required Completion Date”) and to fund a reserve for such repairs if the repairs have not been completed by the Required Completion Date. The date that is 120 days after origination has passed, however, the Borrower has informed the Mortgage Loan Seller that a portion of the repairs have not been completed due to the COVID-19 pandemic. The reserve has not been funded.
(17) Insurance	GIP REIT Portfolio (Loan No. 23)

With respect to the 3707 14th Street Northwest Mortgaged Property, insurance policies are generally maintained by the condominium association for the related condominium in which such Mortgaged Property constitutes a unit (the “Condominium Association”). The Borrower will not be required to maintain the insurance maintained by the Condominium Association, but will be required to maintain any insurance required by the related Mortgage Loan agreement and not maintained by the Condominium Association (which may be maintained as “excess and contingent” coverage to the extent the Condominium Association maintains a portion of such coverage).

The general liability insurance policy held by the Condominium Association on the common elements of the condominium does not name the lender under the Mortgage Loan and its successors and

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German American Capital Corporation
Rep. No. in Annex F-1	Mortgage Loan and Number as Identified in Annex A-1	Description of Exception
assigns as an additional insured. The building property insurance policy held by the Condominium Association does not provide that the lender will receive a notice of cancellation. In addition, any insurance proceeds following a casualty are payable to the condominium board as insurance trustee under the condominium documents, and will not be held and disbursed by the lender.
(17) Insurance	Staples Headquarters (Loan No. 24)

To the extent that, with respect to the Mortgaged Property, the sole tenant, Staples, Inc. (“Staples”) maintains, either through a program of self-insurance (but only to the extent Staples, or any guarantor under the Staples lease, maintains a rating of “A-” or better by S&P) or third-party insurance, all or a portion of the coverages required under the related Whole Loan agreement, and the Staples lease will remain in full force and effect following a casualty and requires Staples to restore the Mortgaged Property at its sole cost and expense without rent abatement, the Borrower will not be required to maintain the insurance maintained by Staples, but will be required to maintain any insurance required by the related Whole Loan agreement and not maintained by Staples (which may be maintained as “excess and contingent” coverage to the extent Staples maintains a portion of such coverage).

In addition, the related Whole Loan documents provide that the terms of any unaffiliated triple net lease (which includes the Staples lease if Staples has not been downgraded two or more notches, is not dark in more than 30% of its space, and no event of default is continuing) will override the provisions of the Whole Loan documents with respect to a casualty (other than REMIC related requirements), including provisions relating to application, holding and disbursement of insurance proceeds. The Staples lease provides for the lender to hold insurance proceeds in excess of $1,000,000; however, a successor lease, if any, may not so provide.

(18) Access; Utilities; Separate Tax Lots	BX Industrial Portfolio (Loan No. 6)

Fifteen of the 68 individual Mortgaged Properties securing the Mortgage Loan occupy combined tax lots, paired or grouped, as applicable, as follows: Romeoville Bldg 1 and Romeoville Bldg 2; 7453

Empire – Bldg A and 7453 Empire – Bldg C; Bridgewater Center 1 and Bridgewater Center 2; 300 Salem Church Rd, 350A Salem Church Rd

and 350B Salem Church Rd; Diamond Hill 1 and Diamond Hill 4; Cavalier I and Cavalier II; 1000 Lucas Way and 514 Butler Rd.

(25) Local Law Compliance	BX Industrial Portfolio (Loan No. 6)	Three of the 68 individual Mortgaged Properties comprising the Mortgage Loan are nonconforming with respect to parking. The Mortgaged Property located at 455 Gibraltar is deficient 13 spaces; the Mortgaged Property located at 401 E Laraway Rd is deficient 239 spaces, and the Mortgaged Property located at 2240-2250 Woodale Dr. is deficient 19 spaces.
(26) Licenses and Permits	1633 Broadway (Loan No. 2)	Special Permit (Case 72-99 BZ) expired on January 11, 2020; however, such permit (which permits the use as a physical culture establishment) is related solely to the Equinox space. Equinox is required under its lease to renew such permit.

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German American Capital Corporation
Rep. No. in Annex F-1	Mortgage Loan and Number as Identified in Annex A-1	Description of Exception
(27) Recourse Obligations	1633 Broadway (Loan No. 2)	There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan.
(27) Recourse Obligations	BX Industrial Portfolio (Loan No. 6)

The related loan documents provide that in the event of a bankruptcy action by or against the related Borrower, liability of the related non- recourse carveout guarantor, BREIT Industrial Holdings LLC, is limited to 10% of the then- outstanding principal balance of the Whole Loan, plus the enforcement cost relating to such bankruptcy action.

Only the Borrower is liable under the environmental indemnity, so long as such Borrower maintains the environmental insurance policy required under the loan documents. If such Borrower obtains the environmental policy for a period that is less than required under the loan documents and fails to renew the policy pursuant to the requirements of such loan documents, the related guarantor is liable for the indemnification obligations under the environmental indemnity, to the extent the same would have been covered by the environmental policy, and is capped at the required policy amount.

The recourse carveout for waste is for “willful misconduct” resulting in “physical damage or waste to any Individual Property”.

(27) Recourse Obligations

All GACC Mortgage Loans

1633 Broadway (Loan No. 2)

675 Creekside Way (Loan No. 3)

BX Industrial Portfolio (Loan No. 6)

Roscoe Office (Loan No. 17)

GIP REIT Portfolio (Loan No. 23)

Staples Headquarters (Loan No. 24)

Briarcliff Apartments (Loan No. 26)

In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
(28) Mortgage Releases	BX Industrial Portfolio (Loan No. 6)	The related loan documents provide for a release price in connection with permitted releases of individual Mortgaged Properties equal to 105% of the then-existing allocated loan amount (after any permitted prepayments or repayments, as applicable) until 30% of the original

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German American Capital Corporation
Rep. No. in Annex F-1	Mortgage Loan and Number as Identified in Annex A-1	Description of Exception
principal balance of the related Whole Loan has been prepaid (at which point the release price increases to 110% of the then-existing allocated loan amount). In addition, In the event that, at the time of the release, there is an undrawn revolving advance that is available for borrowing under the floating rate portion of the related Whole Loan, the Borrower may, in lieu of paying the release price for the Mortgaged Property being released, cause the available amount of such undrawn revolving advance to be reduced by the amount of the release price.
(30) Acts of Terrorism Exclusion

All GACC Mortgage Loans

1633 Broadway (Loan No. 2)

675 Creekside Way (Loan No. 3)

BX Industrial Portfolio (Loan No. 6)

Roscoe Office (Loan No. 17)

GIP REIT Portfolio (Loan No. 23)

Staples Headquarters (Loan No. 24)

Briarcliff Apartments (Loan No. 26)

All exceptions to Representation 17 are also exceptions to this Representation 30.
(31) Due on Sale or Encumbrance	BX Industrial Portfolio (Loan No. 6)

The related Whole Loan documents provide that no Restricted Pledge Party (as defined below) may be restricted from any sale or pledge of the direct ownership interests in the most upper-tier Restricted Pledge Party, provided such pledge directly or indirectly secures indebtedness that is also directly or indirectly secured by substantial assets other than the related individual Mortgaged Properties. “Restricted Pledge Party” means, collectively, the Borrowers or any other direct or indirect equity holder in such Borrowers up to, but not including, the first direct or indirect equity holder that has substantial assets other than its direct or indirect interest in the related individual Mortgaged Properties, provided that neither (i) the related borrower sponsor, (ii) any direct and indirect legal or beneficial owner of such borrower sponsor, (iii) any publicly traded entity (or shareholders, members, or nonmanaging members thereof) with a net worth or market capitalization in excess of $300,000,000 (exclusive of such entity’s interests in the related individual Mortgaged Properties) (those parties identified in clauses (i) through (iii), an “Excluded Entity”) or (iv) an entity that holds a direct or indirect interest

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German American Capital Corporation
Rep. No. in Annex F-1	Mortgage Loan and Number as Identified in Annex A-1	Description of Exception

in an Excluded Entity will be a Restricted Pledge Party.

Moreover, the related loan documents permit without limitation the sale, conveyance, assignment, mortgage, grant, bargain, encumbrance, pledge, hypothecation, disposition or transfer of any direct or indirect interest in any Excluded Entity or any direct or indirect legal or beneficial owner (including, without limitation, any shareholder, partner, member and/or member manager) of any Excluded Entity.

(32) Single Purpose Entity	BX Industrial Portfolio (Loan No. 6)	Certain of the Borrowers previously owned additional real properties in addition to the individual Mortgaged Properties; however, such properties were transferred prior to the origination of the related Whole Loan.
(33) Defeasance	Briarcliff Apartments (Loan No. 26)	The Mortgage Loan documents provide that defeasance processing fees may not exceed $10,000.
(34) Fixed Interest Rates	BX Industrial Portfolio (Loan No. 6)	The Mortgage Loan is subject to interest at a fixed rate, but certain of the related Companion Loans having an original principal balance of $99,427,615.36 are subject to interest at a floating rate.
(35) Ground Leases	BX Industrial Portfolio (Loan No. 6)

(i) With respect to 35(a), three (3) of the related individual Mortgaged Properties (BX Industrial Portfolio – DFW Logistics Center (Bldg 3), BX Industrial Portfolio – DFW Logistics Center (Bldg 4), and BX Industrial Portfolio – DFW Logistics Center (Bldg 5), located at 2650 Esters Blvd., 2701 Esters Blvd., and 750 Royal Lane, respectively) are ground leased to the related Borrower by the Dallas/Fort Worth International Airport Board. Each related ground lease provides that the lessee may use the premises for the limited purpose of office, distribution, warehouse, assembly, and operations reasonably related thereto and such other lawful purposes as may be incidental to such uses, and no person may use the premises for any other purpose without the related landlord’s consent. Certain landscaped portions of the premises may be used by the lessee on a non-exclusive basis only for the limited purposes of constructing and maintaining, at the related lessee’s expense, utilities connections, driveways, and landscaping with related irrigation. No one may install in any public area any vending machines or devices designed to dispense goods, drinks, tobacco or merchandise, nor may a cafeteria be operated (other than for employees with the approval of the related landlord). In addition, due to the related premises location in a non-terminal area of the related airport, such premises are designated as being situated in a “foreign trade zone”, and it is intended that the premises be used by foreign trade zone users. (ii) With respect to 35(e), the related landlord’s consent will not be required for a foreclosure of the leasehold mortgage or a voluntary assignment to acquire the leasehold estate. Such landlord’s consent will be required for the mortgagee to exercise the rights of the ground lessee after such foreclosure or assignment unless and until the mortgagee assumes all of the lessee’s obligations in writing. (iii) With respect to 35(i), the ground leases each provide that the lessee

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German American Capital Corporation
Rep. No. in Annex F-1	Mortgage Loan and Number as Identified in Annex A-1	Description of Exception

may not assign such ground lease, in whole or in part, to any entity other than those specified therein, without the consent of the related landlord, who may approve or disapprove of any subtenant in its reasonable discretion. The landlord’s consent is needed for both assignment and sublease. The landlord’s consent to the Mortgage Loan was obtained pursuant to a ground lease estoppel delivered by such landlord with respect to each ground lease. Any transfer of the ground leasehold interest by the mortgagee after a foreclosure or assignment in lieu of foreclosure will require landlord’s consent. (iv) With respect to 35(k), in the case of a total or substantially total taking or loss, insurance proceeds will be so applied only prior to the last fifteen years of the related ground lease term, which expires in 2056.

(38) No Material Default; Payment Record

All GACC Mortgage Loans

1633 Broadway (Loan No. 2)

675 Creekside Way (Loan No. 3)

BX Industrial Portfolio (Loan No. 6)

Roscoe Office (Loan No. 17)

GIP REIT Portfolio (Loan No. 23)

Staples Headquarters (Loan No. 24)

Briarcliff Apartments (Loan No. 26)

With respect to any covenants under the related Mortgage Loan that require the Borrower to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such Borrower may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Borrower forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.
(42) Appraisal	BX Industrial Portfolio (Loan No. 6)	The date of the appraisal for each related Mortgaged Property is more than six months prior to the related origination date.

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ANNEX G-1

GSMC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

GSMC will in its MLPA, with respect to each GSMC Mortgage Loan, represent and warrant generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth below. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex G-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed therein, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)       Whole Loan; Ownership of Mortgage Loans. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan, each GSMC Mortgage Loan is a whole loan and not a participation interest in a GSMC Mortgage Loan. Each GSMC Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each GSMC Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such GSMC Mortgage Loan other than any servicing rights appointment, or similar agreement, any Other PSA with respect to a Non-Serviced GSMC Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. The Sponsor has full right and authority to sell, assign and transfer each GSMC Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such GSMC Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such GSMC Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such GSMC Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and

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(ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the GSMC Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)       Mortgage Provisions. The Loan Documents for each GSMC Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) (1) to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, GSMC Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the GSMC Mortgage Loan.

(5)       Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the GSMC Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such GSMC Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex G-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a GSMC Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan

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title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such GSMC Mortgage Loan (or with respect to a GSMC Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related GSMC Mortgage Loan constitutes a Cross-Collateralized GSMC Mortgage Loan, the lien of the Mortgage for another GSMC Mortgage Loan contained in the same Crossed Group; and (g) if the related GSMC Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of any related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the GSMC Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)       Junior Liens. It being understood that B notes secured by the same Mortgage as a GSMC Mortgage Loan are not subordinate mortgages or junior liens, except for any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on an exhibit to the applicable GSMC Mortgage Loan Purchase Agreement, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)       Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the GSMC Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)       UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the GSMC Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security

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interest, a sale and leaseback financing arrangement as permitted under the terms of the related GSMC Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)       Condition of Property. The Sponsor or the originator of the GSMC Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the GSMC Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each GSMC Mortgage Loan no more than thirteen months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the GSMC Mortgage Loan.

(11)       Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)       Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)       Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related GSMC Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the GSMC Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)       Escrow Deposits. All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each GSMC Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Mortgage Loan Seller to Depositor or its servicer.

(15)       No Holdbacks. The principal amount of the GSMC Mortgage Loan stated on the GSMC Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for

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future advances thereunder (except in those cases where the full amount of the GSMC Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

(16)       Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the related mortgagor and included in such Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements“ means either (i) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Rating Requirements. “Syndicate Insurance Rating Requirements“ means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each GSMC Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program (irrespective of whether such coverage is provided pursuant to a National Flood Insurance Program policy or through a private policy), plus such additional flood coverage in an amount as is generally required by the Mortgage Loan Seller for comparable mortgage loans intended for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the GSMC Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury

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(including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the original or the then outstanding principal amount of the related GSMC Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such GSMC Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the GSMC Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related GSMC Mortgage Loan obligates the related Mortgagor to maintain (or caused to be maintained) all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(17)       Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the GSMC Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)       No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each GSMC Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such GSMC Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and

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adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)       No Contingent Interest or Equity Participation. No GSMC Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

(20)       REMIC. The GSMC Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the GSMC Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the GSMC Mortgage Loan and (B) either: (a) such GSMC Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the GSMC Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the GSMC Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the GSMC Mortgage Loan; or (b) substantially all of the proceeds of such GSMC Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such GSMC Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the GSMC Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such GSMC Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the GSMC Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a GSMC Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such GSMC Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26; and (b) GSMC identifies such GSMC Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.).Any prepayment premium and yield maintenance charges applicable to the GSMC Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)       Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such GSMC Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)       Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such GSMC Mortgage Loan by the Trust.

(23)       Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

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(24)       Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a GSMC Mortgage Loan as of the date of origination of such GSMC Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)       Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The GSMC Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)       Recourse Obligations. The Loan Documents for each GSMC Mortgage Loan provide that such GSMC Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the GSMC Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a GSMC Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)       Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the GSMC Mortgage Loan, (b) upon payment in full of such GSMC Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the GSMC Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject GSMC Mortgage Loan within the meaning of

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Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject GSMC Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all GSMC Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the GSMC Mortgage Loan (or related Whole Loan)outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

With respect to any partial release under the preceding clause (e), for all GSMC Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the GSMC Mortgage Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the GSMC Mortgage Loan (or related Whole Loan).

No GSMC Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another GSMC Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC provisions of the Code.

(28)       Financial Reporting and Rent Rolls. The GSMC Mortgage Loan documents for each GSMC Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each GSMC Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)       Acts of Terrorism Exclusion. With respect to each GSMC Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other GSMC Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the GSMC Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each GSMC Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Mortgagor under each GSMC Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related

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Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)       Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each GSMC Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such GSMC Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex G-1 or the exceptions thereto set forth on Annex G-2, or (vii) as set forth on an exhibit to the applicable GSMC Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related GSMC Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable GSMC Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any GSMC Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, as set forth on an exhibit to the applicable GSMC Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)       Single-Purpose Entity. Each GSMC Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the GSMC Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each GSMC Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each GSMC Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the GSMC Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the GSMC Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with the related GSMC Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)       Defeasance. With respect to any GSMC Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents;

G-1-10

(ii) the GSMC Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the GSMC Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the GSMC Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the GSMC Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the GSMC Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)       Fixed Interest Rates. Each GSMC Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such GSMC Mortgage Loan, except in situations where default interest is imposed.

(34)       Ground Leases. For purposes of this Annex G-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any GSMC Mortgage Loan where the GSMC Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)       The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the GSMC Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)       The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)       The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related GSMC Mortgage Loan, or 10 years past the stated maturity if such GSMC Mortgage Loan fully amortizes by the

G-1-11

stated maturity (or with respect to a GSMC Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)       The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)       The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)       The Sponsor has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)       The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)       The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)       The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)       Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest;

(k)       In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest; and

(l)       Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)       Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the GSMC Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

G-1-12

(36)       Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each GSMC Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such GSMC Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such GSMC Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex G-1.

(37)       No Material Default; Payment Record. No GSMC Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no GSMC Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related GSMC Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the GSMC Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex G-1 (including, but not limited to, the prior sentence). No person other than the holder of such GSMC Mortgage Loan may declare any event of default under the GSMC Mortgage Loan or accelerate any indebtedness under the GSMC Mortgage Loan documents.

(38)       Bankruptcy. As of the date of origination of the related GSMC Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)       Organization of Mortgagor. With respect to each GSMC Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such GSMC Mortgage Loan (or the related Whole Loan, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, no GSMC Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor under another GSMC Mortgage Loan.

(40)       Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain GSMC Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such GSMC Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects

G-1-13

prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)       Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the GSMC Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the GSMC Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such GSMC Mortgage Loan was originated.

(42)       Mortgage Loan Schedule. The information pertaining to each GSMC Mortgage Loan which is set forth in the GSMC Mortgage Loan Schedule attached as an exhibit to the related GSMC Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained in the GSMC Mortgage Loan Schedule.

(43)       Cross-Collateralization. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan no GSMC Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except as set forth on Annex G-2.

(44)       Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the GSMC Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a GSMC Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)       Compliance with Anti-Money Laundering Laws. The Sponsor has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the GSMC Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any GSMC Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge

G-1-14

or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the GSMC Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

G-1-15

SCHEDULE G-1 TO ANNEX G-1

GOLDMAN SACHS MORTGAGE COMPANY

LOANS WITH EXISTING MEZZANINE DEBT

None.

G-1-16

SCHEDULE G-2 TO ANNEX G-1

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
2	1633 Broadway

5	711 Fifth Avenue

15	City National Plaza

27	Stuart’s Crossing

29	Caton Crossings

G-1-17

SCHEDULE G-3 TO ANNEX G-1

GOLDMAN SACHS MORTGAGE COMPANY

CROSSED MORTGAGE LOANS

None.

G-1-18

ANNEX G-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

FOR GOLDMAN SACHS MORTGAGE COMPANY

Goldman Sachs Mortgage Company
Rep. No. in Annex G-1	Mortgage Loan and Number as Identified in Annex A-1	Description of Exception
(5) Lien; Valid Assignment	PCI Pharma Portfolio (Loan No. 19)	Each Mortgaged Property is subject to a right of first offer in favor of Packaging Coordinators, Inc., the master tenant, in the event the borrower intends to sell such Mortgaged Property. Such right of first offer does not apply to a foreclosure.
(5) Lien; Valid Assignment	Midland Atlantic Portfolio (Loan No. 30)	For the Valleydale Marketplace Mortgaged Property, the Walmart tenant has a ROFR to purchase some or all of such Mortgaged Property upon the Mortgagor’s election to sell a portion of the leased premises. The ROFR does not apply in the event of a foreclosure or deed in lieu of foreclosure.
(6) Permitted Liens; Title Insurance	PCI Pharma Portfolio (Loan No. 19) Midland Atlantic Portfolio (Loan No. 30)	See exception to Representation and Warranty #5 above.
(16) Insurance	City National Plaza (Loan No. 15)	The Mortgagor is permitted to maintain a portion of the coverage with insurance companies which do not meet the requirements of this Representation No. 16 (the “Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (1) the Mortgagor must replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor must replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements.
(16) Insurance	PCI Pharma Portfolio (Loan No. 19)	The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is the greater of (i) 5% of the original allocated loan amount of the affected Mortgaged Property and (ii) $500,000.
(25) Licenses and Permits	1633 Broadway (Loan No. 2)	Special Permit (Case 72-99 BZ) expires on January 11, 2020; however, such permit is related solely to the Equinox space. Equinox is required under its lease to renew such permit.
(26) Recourse Obligations	1633 Broadway (Loan No. 2)

There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan.

The Mortgagor’s liability with respect to voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the related Mortgage Loan documents (other than any voluntary

G-2-1

Goldman Sachs Mortgage Company
Rep. No. in Annex G-1	Mortgage Loan and Number as Identified in Annex A-1	Description of Exception
transfer of fee title to all or any portion of the Mortgaged Property or of direct or indirect equity interests resulting in a change of control in the Mortgagor) is limited to losses.
(26) Recourse Obligations	711 Fifth Avenue (Loan No. 5)	There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan or related Whole Loan.
(26) Recourse Obligations	City National Plaza (Loan No. 15)	There is no non-recourse carveout guarantor and no separate environmental indemnitor with respect to the Mortgage Loan.
(26) Recourse Obligations	Moffett Towers Buildings A, B & C (Loan No. 16)	The indemnification obligations of the Mortgagor and the guarantor (individually and collectively, the “Indemnitor”) under the environmental indemnity will terminate three years after the full and indefeasible payment by any Indemnitor of the Mortgage Loan, whether at maturity, provided that at the time of such payment Indemnitor furnishes to the lenders an updated environmental report in form and substance, and from an environmental consultant, reasonably acceptable to the lenders, which updated environmental consultant discloses, as of the date of such repayment, no actual or threatened (other than as disclosed in the environmental consultant delivered to indemnitee by Indemnitor in connection with the origination of the Mortgage Loan): (A) non-compliance with or violation of applicable environmental laws (or permits issued pursuant to environmental laws) in connection with the Mortgaged Property or operations thereon, which has not been cured in accordance with applicable environmental laws, (B) the environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings concerning any environmental matter addressed in the environmental indemnity, or (D) unlawful presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated as required by applicable environmental laws.
(31) Single-Purpose Entity	Midland Atlantic Portfolio (Loan No. 30)	The Mortgagor previously owned real property other than the Mortgaged Property.
(37) No Material Default; Payment Record	All GSMC Mortgage Loans 1633 Broadway (Loan No. 2) 711 Fifth Avenue (Loan No. 5) City National Plaza (Loan No. 15) Moffett Towers Buildings A, B & C	With respect to any covenants under the related Mortgage Loan that require the borrower to ensure a tenant or mortgaged property is operating or to enforce the terms of leases, such borrower may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.

G-2-2

Goldman Sachs Mortgage Company
Rep. No. in Annex G-1	Mortgage Loan and Number as Identified in Annex A-1	Description of Exception
(Loan No. 16) PCI Pharma Portfolio (Loan No. 19) Stuart’s Crossing (Loan No. 27) Caton Crossings (Loan No. 29) Midland Atlantic Portfolio (Loan No. 30)
(39) Organization of Mortgagor	Stuart’s Crossing (Loan No. 27) Caton Crossings (Loan No. 29)	The Mortgagors under each of the related Mortgage Loans are affiliated with each other.

G-2-3

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ANNEX H

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance($)
7/13/2020	26,960,000.00
8/13/2020	26,960,000.00
9/13/2020	26,960,000.00
10/13/2020	26,960,000.00
11/13/2020	26,960,000.00
12/13/2020	26,960,000.00
1/13/2021	26,960,000.00
2/13/2021	26,960,000.00
3/13/2021	26,960,000.00
4/13/2021	26,960,000.00
5/13/2021	26,960,000.00
6/13/2021	26,960,000.00
7/13/2021	26,960,000.00
8/13/2021	26,960,000.00
9/13/2021	26,960,000.00
10/13/2021	26,960,000.00
11/13/2021	26,960,000.00
12/13/2021	26,960,000.00
1/13/2022	26,960,000.00
2/13/2022	26,960,000.00
3/13/2022	26,960,000.00
4/13/2022	26,960,000.00
5/13/2022	26,960,000.00
6/13/2022	26,960,000.00
7/13/2022	26,960,000.00
8/13/2022	26,960,000.00
9/13/2022	26,960,000.00
10/13/2022	26,960,000.00
11/13/2022	26,960,000.00
12/13/2022	26,960,000.00
1/13/2023	26,960,000.00
2/13/2023	26,960,000.00
3/13/2023	26,960,000.00
4/13/2023	26,960,000.00
5/13/2023	26,960,000.00
6/13/2023	26,960,000.00
7/13/2023	26,960,000.00
8/13/2023	26,960,000.00
9/13/2023	26,960,000.00
10/13/2023	26,960,000.00
11/13/2023	26,960,000.00
12/13/2023	26,960,000.00
1/13/2024	26,960,000.00
2/13/2024	26,960,000.00
3/13/2024	26,960,000.00
4/13/2024	26,960,000.00
5/13/2024	26,960,000.00
6/13/2024	26,960,000.00
7/13/2024	26,960,000.00
8/13/2024	26,960,000.00
9/13/2024	26,960,000.00
10/13/2024	26,960,000.00
11/13/2024	26,960,000.00
12/13/2024	26,960,000.00
1/13/2025	26,960,000.00
2/13/2025	26,960,000.00
3/13/2025	26,957,612.70
4/13/2025	26,517,683.51
Distribution Date	Balance($)
5/13/2025	26,031,356.18
6/13/2025	25,576,393.63
7/13/2025	25,086,866.54
8/13/2025	24,628,586.05
9/13/2025	24,168,697.39
10/13/2025	23,674,385.93
11/13/2025	23,211,144.36
12/13/2025	22,713,576.46
1/13/2026	22,246,958.17
2/13/2026	21,778,701.66
3/13/2026	21,211,187.25
4/13/2026	20,739,282.00
5/13/2026	20,233,299.65
6/13/2026	19,757,956.07
7/13/2026	19,248,634.30
8/13/2026	18,769,827.96
9/13/2026	18,289,339.43
10/13/2026	17,775,020.73
11/13/2026	17,291,032.86
12/13/2026	16,773,315.49
1/13/2027	16,285,803.39
2/13/2027	15,796,577.72
3/13/2027	15,210,055.08
4/13/2027	14,717,036.42
5/13/2027	14,190,548.00
6/13/2027	13,693,940.81
7/13/2027	13,163,967.09
8/13/2027	12,663,745.84
9/13/2027	12,161,765.10
10/13/2027	11,626,572.39
11/13/2027	11,120,939.34
12/13/2027	10,582,199.37
1/13/2028	10,072,888.01
2/13/2028	9,561,784.33
3/13/2028	8,986,580.29
4/13/2028	8,471,646.13
5/13/2028	7,923,872.55
6/13/2028	7,405,193.80
7/13/2028	6,853,783.32
8/13/2028	6,331,333.29
9/13/2028	5,807,043.43
10/13/2028	5,250,183.22
11/13/2028	4,722,082.09
12/13/2028	4,161,520.21
1/13/2029	3,629,580.64
2/13/2029	3,095,766.93
3/13/2029	2,468,825.65
4/13/2029	1,930,911.69
5/13/2029	1,439,086.89
6/13/2029	970,248.20
7/13/2029	475,339.45
8/13/2029 and thereafter	0.00

H-1

[THIS PAGE LEFT INTENTIONALLY BLANK]

ANNEX I

HAMPTON ROADS OFFICE PORTFOLIO WHOLE LOAN PRINCIPAL AND INTEREST PAYMENT SCHEDULE

Monthly Payment Date	Whole Loan Principal Balance ($)	Whole Loan Interest Payment ($)	Whole Loan Principal Payment ($)
7/6/2020	$131,106,747.08	$579,054.80	$150,429.33
8/6/2020	$130,956,317.75	$597,670.08	$130,584.74
9/6/2020	$130,825,733.01	$597,074.11	$131,220.07
10/6/2020	$130,694,512.94	$577,234.10	$152,370.27
11/6/2020	$130,542,142.67	$595,779.83	$132,599.81
12/6/2020	$130,409,542.86	$575,975.48	$153,712.00
1/6/2021	$130,255,830.86	$594,473.14	$133,992.80
2/6/2021	$130,121,838.06	$593,861.61	$134,644.71
3/6/2021	$129,987,193.35	$535,836.10	$196,502.10
4/6/2021	$129,790,691.25	$592,350.29	$136,255.83
5/6/2021	$129,654,435.42	$572,640.42	$157,267.30
6/6/2021	$129,497,168.12	$591,010.69	$137,683.91
7/6/2021	$129,359,484.21	$571,337.72	$158,656.03
8/6/2021	$129,200,828.18	$589,658.22	$139,125.68
9/6/2021	$129,061,702.50	$589,023.27	$139,802.57
10/6/2021	$128,921,899.93	$569,405.06	$160,716.32
11/6/2021	$128,761,183.61	$587,651.74	$141,264.67
12/6/2021	$128,619,918.94	$568,071.31	$162,138.15
1/6/2022	$128,457,780.79	$586,267.04	$142,740.81
2/6/2022	$128,315,039.98	$585,615.59	$143,435.29
3/6/2022	$128,171,604.69	$528,351.84	$204,480.60
4/6/2022	$127,967,124.09	$584,027.74	$145,127.99
5/6/2022	$127,821,996.10	$564,547.15	$165,895.04
6/6/2022	$127,656,101.06	$582,608.26	$146,641.21
7/6/2022	$127,509,459.85	$563,166.78	$167,366.56
8/6/2022	$127,342,093.29	$581,175.16	$148,168.94
9/6/2022	$127,193,924.35	$580,498.94	$148,889.83
10/6/2022	$127,045,034.52	$561,115.57	$169,553.23
11/6/2022	$126,875,481.29	$579,045.60	$150,439.14
12/6/2022	$126,725,042.15	$559,702.27	$171,059.86
1/6/2023	$126,553,982.29	$577,578.31	$152,003.32
2/6/2023	$126,401,978.97	$576,884.59	$152,742.86
3/6/2023	$126,249,236.11	$520,427.41	$212,928.35
4/6/2023	$126,036,307.76	$575,215.70	$154,521.95
5/6/2023	$125,881,785.81	$555,977.89	$175,030.19
6/6/2023	$125,706,755.62	$573,711.67	$156,125.32
7/6/2023	$125,550,630.30	$554,515.28	$176,589.38
8/6/2023	$125,374,040.92	$572,193.19	$157,744.06
9/6/2023	$125,216,296.86	$571,473.27	$158,511.53
10/6/2023	$125,057,785.33	$552,338.55	$178,909.86
11/6/2023	$124,878,875.47	$569,933.31	$160,153.18
12/6/2023	$124,718,722.29	$550,841.02	$180,506.28
1/6/2024	$124,538,216.01	$568,378.58	$161,810.59
2/6/2024	$124,376,405.42	$567,640.09	$162,597.84
3/6/2024	$124,213,807.58	$530,323.95	$202,378.26
4/6/2024	$124,011,429.32	$565,974.38	$164,373.55
5/6/2024	$123,847,055.77	$546,991.16	$184,610.38
6/6/2024	$123,662,445.39	$564,381.66	$166,071.45
7/6/2024	$123,496,373.94	$545,442.32	$186,261.51
8/6/2024	$123,310,112.43	$562,773.65	$167,785.65
9/6/2024	$123,142,326.78	$562,007.90	$168,601.97
10/6/2024	$122,973,724.81	$543,133.95	$188,722.31
11/6/2024	$122,785,002.50	$560,377.11	$170,340.46
12/6/2024	$122,614,662.04	$541,548.09	$190,412.90
1/6/2025	$122,424,249.14	$558,730.67	$172,095.62
2/6/2025	$122,252,153.52	$557,945.25	$172,932.91
3/6/2025	$122,079,220.61	$503,237.68	$231,253.25
4/6/2025	$121,847,967.36	$556,100.58	$174,899.39
5/6/2025	$121,673,067.97	$537,389.38	$194,846.24

I-1

Monthly Payment Date	Whole Loan Principal Balance ($)	Whole Loan Interest Payment ($)	Whole Loan Principal Payment ($)
6/6/2025	$121,478,221.73	$554,413.11	$176,698.31
7/6/2025	$121,301,523.42	$535,748.40	$196,595.59
8/6/2025	$121,104,927.83	$552,709.43	$178,514.49
9/6/2025	$120,926,413.34	$551,894.71	$179,383.01
10/6/2025	$120,747,030.33	$533,299.38	$199,206.33
11/6/2025	$120,547,824.00	$550,166.87	$181,224.95
12/6/2025	$120,366,599.05	$531,619.15	$200,997.53
1/6/2026	$120,165,601.52	$548,422.45	$183,084.57
2/6/2026	$119,982,516.95	$547,586.88	$183,975.33
3/6/2026	$119,798,541.62	$493,836.21	$241,275.56
4/6/2026	$119,557,266.06	$545,646.08	$186,044.29
5/6/2026	$119,371,221.77	$527,222.90	$205,684.10
6/6/2026	$119,165,537.67	$543,858.27	$187,950.16
7/6/2026	$118,977,587.51	$525,484.34	$207,537.46
8/6/2026	$118,770,050.05	$542,053.31	$189,874.31
9/6/2026	$118,580,175.74	$541,186.75	$190,798.11
10/6/2026	$118,389,377.63	$522,886.42	$210,306.95
11/6/2026	$118,179,070.68	$539,356.15	$192,749.59
12/6/2026	$117,986,321.09	$521,106.25	$212,204.67
1/6/2027	$117,774,116.42	$537,507.98	$194,719.81
2/6/2027	$117,579,396.61	$536,619.30	$195,667.17
3/6/2027	$117,383,729.44	$483,881.82	$251,887.32
4/6/2027	$117,131,842.12	$534,576.71	$197,844.65
5/6/2027	$116,933,997.47	$516,458.49	$217,159.36
6/6/2027	$116,716,838.11	$532,682.68	$199,863.76
7/6/2027	$116,516,974.35	$514,616.64	$219,122.85
8/6/2027	$116,297,851.50	$530,770.47	$201,902.25
9/6/2027	$116,095,949.25	$529,849.01	$202,884.56
10/6/2027	$115,893,064.69	$511,861.04	$222,060.42
11/6/2027	$115,671,004.27	$527,909.61	$204,952.03
12/6/2027	$115,466,052.24	$509,975.06	$224,070.94
1/6/2028	$115,241,981.30	$525,951.60	$207,039.35
2/6/2028	$115,034,941.95	$525,006.69	$208,046.65
3/6/2028	$114,826,895.30	$490,247.05	$245,101.74
4/6/2028	$114,581,793.56	$522,938.57	$210,251.35
5/6/2028	$114,371,542.21	$505,140.98	$229,224.26
6/6/2028	$114,142,317.95	$520,932.86	$212,389.52
7/6/2028	$113,929,928.43	$503,190.52	$231,303.52
8/6/2028	$113,698,624.91	$518,907.89	$214,548.21
9/6/2028	$113,484,076.70	$517,928.72	$215,592.04
10/6/2028	$113,268,484.66	$500,269.14	$234,417.82
11/6/2028	$113,034,066.84	$515,874.92	$217,781.47
12/6/2028	$112,816,285.37	$498,271.93	$236,546.92
1/6/2029	$112,579,738.45	$513,801.42	$219,991.90
2/6/2029	$112,359,746.55	$512,797.40	$221,062.22
3/6/2029	$112,138,684.33	$462,260.58	$274,936.38
4/6/2029	$111,863,747.95	$510,533.72	$111,863,747.95

I-2

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	13
Important Notice About Information Presented in This Prospectus	14
Summary of Terms	21
Risk Factors	53
Description of the Mortgage Pool	136
Transaction Parties	239
Credit Risk Retention	280
Description of the Certificates	291
Description of the Mortgage Loan Purchase Agreements	326
Pooling and Servicing Agreement	337
Certain Legal Aspects of Mortgage Loans	435
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	451
Pending Legal Proceedings Involving Transaction Parties	453
Use of Proceeds	453
Yield and Maturity Considerations	453
Material Federal Income Tax Considerations	466
Certain State and Local Tax Considerations	478
Method of Distribution (Conflicts of interest)	478
Incorporation of Certain Information by Reference	480
Where You Can Find More Information	481
Financial Information	481
Certain ERISA Considerations	481
Legal Investment	485
Legal Matters	486
Ratings	486
Index of Defined Terms	489

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$628,296,000
(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.

Depositor

JPMDB Commercial Mortgage

Securities Trust 2020-COR7

Issuing Entity

Commercial Mortgage Pass-Through

Certificates, Series 2020-COR7

Class A-1	$13,360,000
Class A-2	$49,250,000
Class A-3	$80,800,000
Class A-4	$0 – $145,0	00,000
Class A-5	$193,813,000	– $338,813,000
Class A-SB	$26,960,000
Class X-A	$565,557,000
Class X-B	$25,460,000
Class A-S	$56,374,000
Class B	$25,460,000
Class C	$37,279,000

PROSPECTUS

J.P. Morgan

Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities

Co-Lead Manager and Joint Bookrunner

Goldman Sachs & Co. LLC

Co-Lead Manager and Joint Bookrunner

Jefferies
Co-Manager

Drexel Hamilton

Co-Manager

June       , 2020